                                                                EXHIBIT 10.34

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                                CREDIT AGREEMENT

                                      among

                            ONEX FOOD SERVICES, INC.,

                        SC INTERNATIONAL SERVICES, INC.,

                         CATERAIR HOLDINGS CORPORATION,

                       CATERAIR INTERNATIONAL CORPORATION,

                                 VARIOUS BANKS,

                              BANKERS TRUST COMPANY

                                       and

                          J.P. MORGAN SECURITIES INC.,

                                as CO-ARRANGERS,

                             BANKERS TRUST COMPANY,
                              as SYNDICATION AGENT,

                   MORGAN GUARANTY TRUST COMPANY OF NEW YORK,
                            as ADMINISTRATIVE AGENT,

                                       and

                              THE BANK OF NEW YORK,
                                   as CO-AGENT

                       ----------------------------------

                         Dated as of September 29, 1995
                            and Amended and Restated
                              as of August 28, 1997

                       ----------------------------------

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                                TABLE OF CONTENTS

                                                                   Page
                                                                   ----

SECTION 1.  Amount and Terms of Credit..............................  1
      1.01  The Commitments.........................................  1
      1.02  Minimum Amount of Each Borrowing........................  4
      1.03  Notice of Borrowing.....................................  4
      1.04  Disbursement of Funds...................................  5
      1.05  Notes...................................................  6
      1.06  Conversions.............................................  7
      1.07  Pro Rata Borrowings.....................................  8
      1.08  Interest................................................  8
      1.09  Interest Periods........................................  9
      1.10  Increased Costs, Illegality, etc........................ 10
      1.11  Compensation............................................ 12
      1.12  Change of Lending Office................................ 13
      1.13  Replacement of Banks.................................... 13

SECTION 2.  Letters of Credit....................................... 15
      2.01  Letters of Credit....................................... 15
      2.02  Minimum Stated Amount................................... 17
      2.03  Letter of Credit Requests............................... 17
      2.04  Letter of Credit Participation.......................... 17
      2.05  Agreement to Repay Letter of Credit Drawings............ 19
      2.06  Increased Costs......................................... 21
      2.07  Indemnification......................................... 22

SECTION 3.  Fees; Reductions of Commitment.......................... 22
      3.01  Fees.................................................... 22
      3.02  Voluntary Termination of Unutilized Commitments......... 23
      3.03  Mandatory Reduction of Commitments...................... 24

SECTION 4.  Prepayments; Payments; Taxes............................ 26
      4.01  Voluntary Prepayments................................... 26
      4.02  Mandatory Repayments.................................... 27
      4.03  Method and Place of Payment............................. 29
      4.04  Net Payments............................................ 29


                                       (i)

                                                                   Page
                                                                   ----

SECTION 5.  Conditions Precedent to the Restatement Effective Date.. 31
      5.01  Execution of Agreement; Notes........................... 31
      5.02  Fees, etc............................................... 31
      5.03  Officer's Certificate................................... 31
      5.04  Opinions of Counsel and Accountants..................... 32
      5.05  Corporate Documents; Proceedings; etc................... 32
      5.06  Caterair Credit Agreement; etc. ........................ 33
      5.07  Issuance of 9-1/4% Senior Subordinated Notes. .......... 33
      5.08  Pledge Agreements....................................... 33
      5.09  Security Agreement...................................... 34
      5.10  Mortgage Amendments; Title Insurance.................... 34
      5.11  Subsidiaries Guaranty; Designated Onex Sub Guaranty..... 35
      5.12  Adverse Change; Approvals; etc.......................... 35
      5.13  Litigation.............................................. 36
      5.14  Solvency Certificate; Insurance Certificates............ 36
      5.15  Pro Forma Balance Sheets................................ 36
      5.16  Original Credit Agreement............................... 36
      5.17  Caterair Holdings Subordination Agreement; etc.......... 37
      5.18 13% Senior Subordinated Note Tender Offer; 13% Senior Subordinated Note Consents; 13% Senior Subordinated
                Note Indenture Supplement........................... 37

SECTION 6.  Conditions Precedent to all Credit Events............... 38
      6.01  Restatement Effective Date.............................. 38
      6.02  No Default; Representations and Warranties.............. 38
      6.03  Notice of Borrowing; Letter of Credit Request........... 38

SECTION 7.  Representations, Warranties and Agreements.............. 39
      7.01  Corporate Status........................................ 39
      7.02  Corporate Power and Authority........................... 40
      7.03  No Violation............................................ 40
      7.04  Governmental Approvals.................................. 40
      7.05  Financial Statements; Financial Condition; Undisclosed
                Liabilities; Financial Projections.................. 41
      7.06  Litigation.............................................. 42
      7.07  True and Complete Disclosure............................ 42
      7.08  Use of Proceeds; Margin Regulations..................... 43
      7.09  Tax Returns and Payments................................ 43
      7.10  Compliance with ERISA................................... 44


                                      (ii)

                                                                   Page
                                                                   ----

      7.11  The Security Documents.................................. 45
      7.12  Representations and Warranties in Other Documents....... 46
      7.13  Properties.............................................. 46
      7.14  Capitalization.......................................... 46
      7.15  Subsidiaries............................................ 47
      7.16  Compliance with Statutes, etc........................... 47
      7.17  Investment Company Act.................................. 48
      7.18  Public Utility Holding Company Act...................... 48
      7.19  Environmental Matters................................... 48
      7.20  Labor Relations......................................... 49
      7.21  Patents, Licenses, Franchises and Formulas.............. 49
      7.22  Indebtedness; Subordination Provisions.................. 50
      7.23  Consummation of Transaction............................. 51

SECTION 8.  Affirmative Covenants................................... 51
      8.01  Information Covenants................................... 51
      8.02  Books, Records and Inspections.......................... 56
      8.03  Maintenance of Property; Insurance...................... 57
      8.04  Corporate Franchises.................................... 58
      8.05  Compliance with Statutes, etc........................... 59
      8.06  Compliance with Environmental Laws...................... 59
      8.07  ERISA................................................... 60
      8.08  End of Fiscal Years; Fiscal Quarters.................... 61
      8.09  Performance of Obligations.............................. 61
      8.10  Payment of Taxes........................................ 62
      8.11  Additional Security; Further Assurances................. 62
      8.12  Corporate Separateness.................................. 63
      8.13  Caterair Holdings Secured Note and Caterair Holdings
                Unsecured Debentures................................ 64
      8.14  Capital Contributions................................... 64
      8.15  13% Senior Subordinated Note Tender Offer; Escrows...... 64
      8.16  Termination of Existing Interest Rate Protection
                Agreements.......................................... 65

SECTION 9.  Negative Covenants...................................... 65
      9.01  Liens................................................... 65
      9.02  Consolidation, Merger, Purchase or Sale of Assets, etc.. 68
      9.03  Dividends, etc.......................................... 73
      9.04  Indebtedness............................................ 75
      9.05  Advances, Investments and Loans......................... 78


                                      (iii)

                                                                   Page
                                                                   ----

      9.06  Transactions with Affiliates............................ 82
      9.07  Capital Expenditures.................................... 83
      9.08  Combined Interest Coverage Ratio........................ 85
      9.09  Combined Leverage Ratio................................. 86
      9.10 Limitation on Payments of Certain Indebtedness; Modifications of Certain Indebtedness;
                Modifications of Certificates of Incorporation,
                By-Laws and Certain Other Agreements; etc........... 86
      9.11  Limitation on Certain Restrictions on Subsidiaries...... 87
      9.12  Limitation on Issuance of Capital Stock................. 88
      9.13  Business; etc........................................... 88
      9.14  Limitation on Creation of Subsidiaries.................. 90
      9.15  Senior Subordinated Notes; etc.......................... 91

SECTION 10.  Events of Default...................................... 91
      10.01  Payments............................................... 91
      10.02  Representations, etc................................... 91
      10.03  Covenants.............................................. 91
      10.04  Default Under Other Indebtedness....................... 91
      10.05  Bankruptcy, etc........................................ 92
      10.06  ERISA.................................................. 93
      10.07  Security Documents..................................... 94
      10.08  Guaranties; etc........................................ 94
      10.09  Judgments.............................................. 94
      10.10  Change of Control...................................... 94
      10.11  American Airlines Catering Agreements.................. 94
      10.12  Certain Caterair Agreements............................ 95
      10.13  Caterair Holdings Subordination Agreement and Escrow
                Agreement........................................... 95

SECTION 11.  Definitions and Accounting Terms....................... 96
      11.01  Defined Terms.......................................... 96

SECTION 12.  The Agents.............................................130
      12.01  Appointment............................................130
      12.02  Nature of Duties.......................................130
      12.03  Lack of Reliance on the Agents.........................130
      12.04  Certain Rights of the Agents...........................131
      12.05  Reliance...............................................131


                                      (iv)

                                                                   Page
                                                                   ----

      12.06  Indemnification........................................131
      12.07  Each Agent in its Individual Capacity..................132
      12.08  Holders................................................132
      12.09  Resignation by the Agents..............................132

SECTION 13.  Miscellaneous..........................................133
      13.01  Payment of Expenses, etc...............................133
      13.02  Right of Setoff........................................135
      13.03  Notices................................................135
      13.04  Benefit of Agreement...................................136
      13.05  No Waiver; Remedies Cumulative.........................138
      13.06  Payments Pro Rata......................................138
      13.07  Calculations; Computations.............................139
      13.08  GOVERNING LAW; SUBMISSION TO JURISDICTION;
                VENUE; WAIVER OF JURY TRIAL.........................139
      13.09  Counterparts...........................................141
      13.10  Effectiveness..........................................141
      13.11  Headings Descriptive...................................141
      13.12  Amendment or Waiver; etc...............................141
      13.13  Survival...............................................143
      13.14  Domicile of Loans......................................143
      13.15  Confidentiality........................................143
      13.16  Register...............................................145
      13.17  Certain Matters Relating to OFSI.......................146
      13.18  Certain Post-Closing Actions...........................147
      13.19  Non-Continuing Banks...................................147

SECTION 14.  OFSI Guaranty..........................................147
      14.01  The Guaranty...........................................147
      14.02  Bankruptcy.............................................148
      14.03  Nature of Liability....................................148
      14.04  Independent Obligation.................................148
      14.05  Authorization..........................................148
      14.06  Reliance...............................................149
      14.07  Subordination..........................................150
      14.08  Waiver.................................................150
      14.09  No Recourse Against Class B Assets.....................152


                                       (v)

SCHEDULE I        Commitments
SCHEDULE II       Bank Addresses
SCHEDULE III      Existing Letters of Credit
SCHEDULE IV       Real Property
SCHEDULE V        Capitalization
SCHEDULE VI       Subsidiaries
SCHEDULE VII      Existing Indebtedness
SCHEDULE VIII     Class B Assets
SCHEDULE IX       Insurance
SCHEDULE X        Existing Liens
SCHEDULE XI       Existing Investments


EXHIBIT A         Notice of Borrowing
EXHIBIT B-1       Revolving Note
EXHIBIT B-2       Swingline Note
EXHIBIT C         Letter of Credit Request
EXHIBIT D         Section 4.04(b)(ii) Certificate
EXHIBIT E-1       Opinion of Kaye, Scholer, Fierman, Hays &
                  Handler, LLP (Corporate)
EXHIBIT E-2       Opinion of Kaye, Scholer, Fierman, Hays & Handler, LLP
                  (Tax)
EXHIBIT E-3       Accountant's Letter from Price Waterhouse
EXHIBIT F         Officers' Certificate
EXHIBIT G-1       Amended and Restated General Pledge Agreement
EXHIBIT G-2       Amended and Restated OFSI Pledge Agreement
EXHIBIT G-3       Amended and Restated Designated Onex Sub Pledge
                  Agreement
EXHIBIT H         Amended and Restated Security Agreement
EXHIBIT I-1       Amended and Restated Subsidiaries Guaranty
EXHIBIT I-2       Amended and Restated Designated Onex Sub Guaranty
EXHIBIT J         Solvency Certificate
EXHIBIT K         Intercompany Note
EXHIBIT L         Amended and Restated Caterair Holdings Subordination
                  Agreement
EXHIBIT M         Subordination Provisions
EXHIBIT N         Letter Agreement
EXHIBIT O         Assignment and Assumption Agreement


                                      (vi)

            AMENDED AND RESTATED CREDIT AGREEMENT, dated as of September 29, 1995, and amended and restated as of August 28, 1997, among ONEX FOOD SERVICES, INC., a Delaware corporation ("OFSI"), SC INTERNATIONAL SERVICES, INC. a Delaware corporation (the "Borrower"), CATERAIR HOLDINGS CORPORATION, a Delaware corporation ("Caterair Holdings"), CATERAIR INTERNATIONAL CORPORATION, a Delaware corporation ("Caterair"), the Banks (as defined in Section 11) party hereto from time to time, BANKERS TRUST COMPANY and J.P. MORGAN SECURITIES INC., as Co-Arrangers (in such capacity, collectively, the "Co-Arrangers," and each a "Co-Arranger"), BANKERS TRUST COMPANY, as Syndication Agent (in such capacity, the "Syndication Agent"), THE BANK OF NEW YORK, as Co-Agent (in such capacity, the "Co-Agent"), and MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Administrative Agent (in such capacity, together with any successor thereto appointed pursuant to Section 12.09, the "Administrative Agent"). All capitalized terms used herein and defined in Section 11 are used herein as therein defined.

                              W I T N E S S E T H :

            WHEREAS, OFSI, the Borrower, Caterair Holdings, Caterair, the Original Banks, the Co-Arrangers, the Co-Agent, and the Administrative Agent are parties to a Credit Agreement, dated as of September 29, 1995 (as amended, modified or supplemented through, but not including, the date hereof, the "Original Credit Agreement"); and

            WHEREAS, subject to and upon the terms and conditions set forth herein, the parties hereto wish to amend and restate the Original Credit Agreement in its entirety in the form of this Agreement;

            NOW, THEREFORE, IT IS AGREED:

            SECTION 1. Amount and Terms of Credit.

            1.01 The Commitments. (a) Subject to and upon the terms and conditions set forth herein, each Bank severally agrees, at any time and from time to time after the Restatement Effective Date and prior to the Final Maturity Date, to make a revolving loan or loans (each a "Revolving Loan" and, collectively, the "Revolving Loans") to the Borrower, which Revolving Loans:

            (i) shall, at the option of the Borrower, be Base Rate Loans or Eurodollar Loans, provided that (x) except as otherwise specifically provided in Section 1.10(b), all Revolving Loans comprising the same Borrowing shall at all times be of the same Type and (y) no Revolving Loans maintained as Eurodollar Loans may be incurred prior to the earlier of (1) the 15th day after the Restatement Effective Date and (2) the Syndication Date;

            (ii) may be repaid and reborrowed in accordance with the provisions hereof;

            (iii) shall not exceed for any Bank at any time outstanding that aggregate principal amount which, when added to the product of (x) such Bank's Adjusted RL Percentage and (y) the sum of (I) the aggregate amount of all Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) at such time and (II) the aggregate principal amount of all Swingline Loans (exclusive of Swingline Loans which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) then outstanding, equals the Adjusted Available Revolving Loan Commitment of such Bank at such time; and

            (iv) shall not exceed for all Banks at any time outstanding that aggregate principal amount which, when added to the sum of (I) the amount of all Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) at such time and (II) the aggregate principal amount of all Swingline Loans (exclusive of Swingline Loans which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) then outstanding, equals the Total Available Revolving Loan Commitment at such time.

Notwithstanding anything to the contrary contained in this Section 1.01(a) or elsewhere in this Agreement, no Revolving Loans may be incurred on the Restatement Effective Date.

            (b) Subject to and upon the terms and conditions set forth herein, the Swingline Bank agrees to make at any time and from time to time after the Restatement Effective Date and prior to the Swingline Expiry Date, a revolving loan or loans (each a "Swingline Loan" and, collectively, the "Swingline Loans") to the Borrower, which Swingline Loans:

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            (i) shall be made and maintained as Base Rate Loans;

            (ii) may be repaid and reborrowed in accordance with the provisions hereof;

            (iii) shall not exceed in aggregate principal amount at any time outstanding, when combined with the aggregate principal amount of (x) all Revolving Loans made by Non-Defaulting Banks then outstanding and (y) the Letter of Credit Outstandings at such time, an amount equal to the Adjusted Total Available Revolving Loan Commitment at such time (after giving effect to any changes thereto on such date); and

            (iv) shall not exceed in aggregate principal amount at any time outstanding the Maximum Swingline Amount.

The Swingline Bank shall not make any Swingline Loan after receiving a written notice from the Borrower or the Required Banks stating that a Default or an Event of Default exists and is continuing until such time as the Swingline Bank shall have received written notice of (i) rescission of all such notices from the party or parties originally delivering such notice, (ii) the waiver of such Default or Event of Default by the Required Banks or (iii) the Administrative Agent's good faith determination that such Default or Event of Default has ceased to exist.

            (c) On any Business Day, the Swingline Bank may, in its sole discretion, give notice to the Banks that its outstanding Swingline Loans shall be refunded with a Borrowing of Revolving Loans (provided that (x) such notice shall be deemed to have been automatically given upon the occurrence of a Default or an Event of Default under Section 10.05 or upon the exercise of any of the remedies provided in the last paragraph of Section 10 and (y) to the extent such notice is otherwise required to be given, such notice shall be deemed to have been given on a certain day only if given before 3:00 P.M. (New York time) on such day), in which case a Borrowing of Revolving Loans constituting Base Rate Loans (each such Borrowing, a "Mandatory Borrowing") shall be made on the immediately succeeding Business Day by all Banks (notwithstanding any termination of the Revolving Loan Commitments pursuant to the last paragraph of Section 10) pro rata based on each Bank's Adjusted RL Percentage (determined before giving effect to any termination of the Revolving Loan Commitments pursuant to the last paragraph of Section 10) and the proceeds thereof shall be applied directly to the Swingline Bank to repay the Swingline Bank for such outstanding Swingline Loans. Each Bank hereby irrevocably agrees to make Revolving Loans upon one Business Day's notice pursuant to each Mandatory Borrowing in the amount and in the manner specified in the preceding sentence and on the date specified in writing by the Swingline Bank notwithstanding (i) the amount of the Mandatory Borrowing may not comply with the minimum amount for Borrowings otherwise required hereunder, (ii) whether any conditions specified in Section 6 are then satisfied, (iii) whether a Default or an Event of Default then exists, (iv) the date of such Mandatory Borrowing and (v) the amount of the Total Revolving Loan Commitment or the Adjusted Total Available Revolving Loan Commitment at such time. In the event that any Mandatory Borrowing cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code with respect to the Borrower), then each Bank hereby agrees that it shall forthwith purchase (as of the date the Mandatory Borrowing would otherwise have occurred, but adjusted for any payments received from the Borrower on or after such date and prior to such purchase) from the Swingline Bank such participation in the outstanding Swingline Loans as shall be necessary to cause the Banks to share in such Swingline Loans ratably based upon their respective Adjusted RL Percentages (determined before giving effect to any termination of the Revolving Loan Commitments pursuant to the last paragraph of Section 10), provided that (x) all interest payable on the Swingline Loans shall be for the account of the Swingline Bank until the date as of which the respective participation is required to be purchased and, to the extent attributable to the purchased participation, shall be payable to the participant from and after such date and
(y) at the time any purchase of participation pursuant to this sentence is actually made, the purchasing Bank shall be required to pay the Swingline Bank interest on the principal amount of the participation purchased for each day from and including the day upon which the Mandatory Borrowing would otherwise have occurred to but excluding the date of payment for such participation, at the overnight Federal Funds Rate for the first three days and at the rate otherwise applicable to Revolving Loans maintained as Base Rate Loans hereunder for each day thereafter.

            1.02 Minimum Amount of Each Borrowing. The aggregate principal amount of each Borrowing of Loans shall not be less than the Minimum Borrowing Amount applicable to such Loans. More than one Borrowing may occur on the same date, but at no time shall there be outstanding more than six Borrowings of Eurodollar Loans.

            1.03 Notice of Borrowing. (a) Whenever the Borrower desires to incur Revolving Loans hereunder (excluding Revolving Loans incurred pursuant to a Mandatory Borrowing), the Borrower shall give the Administrative Agent at the Notice Office at least one Business Day's prior written notice of each Base Rate Loan and at least three Business Days' prior written notice of each Eurodollar Loan to be made hereunder, provided that any such notice shall be deemed to have been given on a certain day only if given before 11:00 A.M. (New York time) on such day. Each such written notice (each a "Notice of Borrowing"), except as otherwise expressly provided in Section 1.10, shall be irrevocable and shall be given by the Borrower in the form of Exhibit A, appropriately completed to specify the aggregate principal amount of the Revolving Loans to be made pursuant to such Borrowing, the date of such Borrowing (which shall be a Business Day), whether the Revolving Loans being made pursuant to such Borrowing are to be initially maintained as Base Rate Loans or Eurodollar Loans and, if Eurodollar Loans, the initial Interest Period to be applicable thereto. The Administrative Agent shall promptly give each Bank notice of such proposed Borrowing, of such Bank's proportionate share thereof and of the other matters required by the immediately preceding sentence to be specified in the Notice of Borrowing.

            (b) (i) Whenever the Borrower desires to incur Swingline Loans hereunder, the Borrower shall give the Swingline Bank not later than 12:00 Noon (New York time) on the date that a Swingline Loan is to be incurred, written notice or verbal notice promptly confirmed in writing of each Swingline Loan to be incurred hereunder. Each such notice shall be irrevocable and specify in each case (A) the date of Borrowing (which shall be a Business Day) and (B) the aggregate principal amount of the Swingline Loans to be incurred pursuant to such Borrowing.

            (ii) Mandatory Borrowings shall be made upon the notice specified in
Section 1.01(c), with the Borrower irrevocably agreeing, by its incurrence of any Swingline Loan, to the making of the Mandatory Borrowings as set forth in
Section 1.01(c).

            (iii) Without in any way limiting the obligation of the Borrower to confirm in writing any verbal notice of any Borrowing of Swingline Loans, the Swingline Bank may act without liability upon the basis of verbal notice of such Borrowing, believed by the Swingline Bank in good faith to be from the President, a Vice President, the Chief Financial Officer, the Treasurer, any Assistant Treasurer or Controller of the Borrower prior to receipt of a written confirmation. In each such case, the Borrower hereby waives the right to dispute the Swingline Bank's record of the terms of such verbal notice of such Borrowing of Swingline Loans absent gross manifest error on the part of the Administrative Agent.

            1.04 Disbursement of Funds. Not later than 12:00 Noon (New York time) on the date specified in each Notice of Borrowing (or (x) in the case of Swingline Loans, not later than 3:00 P.M. (New York time) on the date specified pursuant to Section 1.03(b)(i) or (y) in the case of Mandatory Borrowings, not later than 12:00 Noon (New York time) on the date specified pursuant to Section 1.01(c)), each Bank will make available its pro rata portion (determined in accordance with Section 1.07) of each such Borrowing requested to be made on such date (or in the case of Swingline

Loans, the Swingline Bank will make available the full amount thereof). All such amounts will be made available in immediately available Dollar denominated funds at the Payment Office, and the Administrative Agent will make available to the Borrower at the Payment Office the aggregate of the amounts so made available by the Banks (prior to 1:00 P.M. (New York time) on such day, to the extent of funds actually received by the Administrative Agent on or prior to 12:00 Noon (New York time) on such day). Unless the Administrative Agent shall have been notified by any Bank prior to the date of Borrowing that such Bank does not intend to make available to the Administrative Agent such Bank's portion of any Borrowing to be made on such date, the Administrative Agent may assume that such Bank has made such amount available to the Administrative Agent on such date of Borrowing and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Bank, the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Bank. If such Bank does not pay such corresponding amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent shall promptly notify the Borrower and the Borrower agrees immediately to pay such corresponding amount to the Administrative Agent. The Administrative Agent shall also be entitled to recover on demand from such Bank or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the Borrower until the date such corresponding amount is recovered by the Administrative Agent, at a rate per annum equal to (i) if recovered from such Bank, the overnight Federal Funds Rate and (ii) if recovered from the Borrower, the rate of interest applicable to the respective Borrowing, as determined pursuant to Section 1.08. Nothing in this Section 1.04 shall be deemed to relieve any Bank from its obligation to make Loans hereunder or to prejudice any rights which the Borrower may have against any Bank as a result of any failure by such Bank to make Loans hereunder.

            1.05 Notes. (a) The Borrower's obligation to pay the principal of, and interest on, the Loans made by each Bank shall be evidenced (i) if Revolving Loans, by a promissory note duly executed and delivered by the Borrower substantially in the form of Exhibit B-1 with blanks appropriately completed in conformity herewith (each a "Revolving Note" and, collectively, the "Revolving Notes") and (ii) if Swingline Loans, by a promissory note duly executed and delivered by the Borrower substantially in the form of Exhibit B-2 with blanks appropriately completed in conformity herewith (the "Swingline Note").

            (b) The Revolving Note issued to each Bank shall (i) be executed by the Borrower, (ii) be payable to such Bank or its registered assigns and be dated the

Restatement Effective Date (or if issued thereafter, the date of issuance thereof), (iii) be in a stated principal amount equal to the Revolving Loan Commitment of such Bank (or if issued after the termination thereof, in a stated principal amount equal to the outstanding Revolving Loans of such Bank at such time) and be payable in the principal amount of the outstanding Revolving Loans evidenced thereby from time to time, (iv) mature on the Final Maturity Date, (v) bear interest as provided in the appropriate clause of Section 1.08 in respect of the Base Rate Loans and Eurodollar Loans, as the case may be, evidenced thereby, (vi) be subject to voluntary prepayment as provided in Section 4.01, and mandatory repayment as provided in Section 4.02 and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

            (c) The Swingline Note issued to the Swingline Bank shall (i) be executed by the Borrower, (ii) be payable to such Bank or its registered assigns and be dated the Restatement Effective Date, (iii) be in a stated principal amount equal to the Maximum Swingline Amount and be payable in the principal amount of the Swingline Loans evidenced thereby from time to time, (iv) mature on the Swingline Expiry Date, (v) bear interest as provided in the appropriate clause of Section 1.08 in respect of the Base Rate Loans evidenced thereby, (vi) be subject to voluntary prepayment as provided in Section 4.01, and mandatory repayment as provided in Section 4.02 and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

            (d) Each Bank will note on its internal records the amount of each Loan made by it and each payment in respect thereof and will prior to any transfer of any of its Notes endorse on the reverse side thereof the outstanding principal amount of Loans evidenced thereby. Failure to make any such notation or any error in any such notation or endorsement shall not affect the Borrower's obligations in respect of such Loans.

            1.06 Conversions. The Borrower shall have the option to convert, on any Business Day occurring on or after the earlier of (1) the 15th day after the Restatement Effective Date and (2) the Syndication Date, all or a portion equal to at least the applicable Minimum Borrowing Amount of the outstanding principal amount of Revolving Loans made to the Borrower pursuant to one or more Borrowings of one or more Types of Revolving Loans into a Borrowing of another Type of Revolving Loan, provided that (i) except as otherwise provided in
Section 1.10(b), Eurodollar Loans may be converted into Base Rate Loans only on the last day of an Interest Period applicable to the Revolving Loans being converted and no such partial conversion of Eurodollar Loans shall reduce the outstanding principal amount of such Eurodollar Loans made pursuant to a single Borrowing to less than the Minimum Borrowing Amount applicable thereto, (ii) unless the Required Banks otherwise agree, Base Rate Loans may only be converted into Eurodollar Loans if no Default or Event of Default is in existence on the date of the conversion, (iii) no conversion pursuant to this Section 1.06 shall result in a greater number of Borrowings of Eurodollar Loans than is permitted under Section 1.02 and (iv) Swingline Loans may not be converted pursuant to this Section 1.06. Each such conversion shall be effected by the Borrower giving the Administrative Agent at the Notice Office prior to 11:00 A.M. (New York time) at least three Business Days' prior written notice (each a "Notice of Conversion") specifying the Revolving Loans to be so converted, the Borrowing(s) pursuant to which such Revolving Loans were made and, if to be converted into Eurodollar Loans, the Interest Period to be initially applicable thereto. The Administrative Agent shall give each Bank prompt notice of any such proposed conversion affecting any of its Revolving Loans.

            1.07 Pro Rata Borrowings. All Borrowings of Revolving Loans under this Agreement shall be incurred from the Banks pro rata on the basis of their Revolving Loan Commitments; provided, that all Borrowings of Revolving Loans made pursuant to a Mandatory Borrowing shall be incurred from the Banks pro rata on the basis of their Adjusted RL Percentages. It is understood that no Bank shall be responsible for any default by any other Bank of its obligation to make Loans hereunder and that each Bank shall be obligated to make the Loans provided to be made by it hereunder, regardless of the failure of any other Bank to make its Loans hereunder.

            1.08 Interest. (a) The Borrower agrees to pay interest in respect of the unpaid principal amount of each Base Rate Loan from the date of Borrowing thereof until the earlier of (i) the maturity (whether by acceleration or otherwise) of such Base Rate Loan and (ii) the conversion of such Base Rate Loan to a Eurodollar Loan pursuant to Section 1.06, at a rate per annum which shall be equal to the sum of the Applicable Margin plus the Base Rate in effect from time to time.

            (b) The Borrower agrees to pay interest in respect of the unpaid principal amount of each Eurodollar Loan from the date of Borrowing thereof until the earlier of (i) the maturity (whether by acceleration or otherwise) of such Eurodollar Loan and (ii) the conversion of such Eurodollar Loan to a Base Rate Loan pursuant to Section 1.06, 1.09 or 1.10, as applicable, at a rate per annum which shall, during each Interest Period applicable thereto, be equal to the sum of the Applicable Margin plus the Eurodollar Rate for such Interest Period.

            (c) Overdue principal and, to the extent permitted by law, overdue interest in respect of each Loan and any other overdue amount payable hereunder shall, in each case, bear interest at a rate per annum equal to the greater of
(x) 2% per annum in excess of the rate otherwise applicable to Base Rate Loans from time to time and (y) the rate which is 2% in excess of the rate then borne by such Loans, in each case with such interest to be payable on demand.

            (d) Accrued (and theretofore unpaid) interest shall be payable (i) in respect of each Base Rate Loan, quarterly in arrears on each Quarterly Payment Date, (ii) in respect of each Eurodollar Loan, on the last day of each Interest Period applicable thereto and, in the case of an Interest Period in excess of three months, on each date occurring at three month intervals after the first day of such Interest Period and (iii) in respect of each Loan, on any repayment or prepayment (on the amount repaid or prepaid), at maturity (whether by acceleration or otherwise) and, after such maturity, on demand.

            (e) Upon each Interest Determination Date, the Administrative Agent shall determine the Eurodollar Rate for each Interest Period applicable to Eurodollar Loans and shall promptly notify the Borrower and the Banks thereof. Each such determination shall, absent manifest error, be final and conclusive and binding on all parties hereto.

            1.09 Interest Periods. At the time the Borrower gives any Notice of Borrowing or Notice of Conversion in respect of the making of, or conversion into, any Eurodollar Loan (in the case of the initial Interest Period applicable thereto) or on the third Business Day prior to the expiration of an Interest Period applicable to such Eurodollar Loan (in the case of any subsequent Interest Period), the Borrower shall have the right to elect, by giving the Administrative Agent notice thereof, the interest period (each an "Interest Period") applicable to such Eurodollar Loan, which Interest Period shall, at the option of the Borrower, be a one, two, three or six-month period, provided that:

            (i) all Eurodollar Loans comprising a Borrowing shall at all times have the same Interest Period;

            (ii) the initial Interest Period for any Eurodollar Loan shall commence on the date of Borrowing of such Eurodollar Loan (including the date of any conversion thereto from a Base Rate Loan) and each Interest Period occurring thereafter in respect of such Eurodollar Loan shall commence on the day on which the next preceding Interest Period applicable thereto expires;

            (iii) if any Interest Period relating to a Eurodollar Loan begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month;

            (iv) if any Interest Period would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding

      Business Day; provided, however, that if any Interest Period for a Eurodollar Loan would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

            (v) unless the Required Banks otherwise agree, no Interest Period may be selected at any time when a Default or an Event of Default is then in existence; and

            (vi) no Interest Period in respect of any Borrowing of Revolving Loans shall be selected which extends beyond the Final Maturity Date.

            If upon the expiration of any Interest Period applicable to a Borrowing of Eurodollar Loans, the Borrower has failed to elect, or is not permitted to elect, a new Interest Period to be applicable to such Eurodollar Loans as provided above, the Borrower shall be deemed to have elected to convert such Eurodollar Loans into Base Rate Loans effective as of the expiration date of such current Interest Period.

            1.10 Increased Costs, Illegality, etc. (a) In the event that any Bank shall have determined in good faith (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto but, with respect to clause (i) below, may be made only by the Administrative Agent):

            (i) on any Interest Determination Date that, by reason of any changes arising after the date of this Agreement affecting the interbank Eurodollar market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of Eurodollar Rate; or

            (ii) at any time, that such Bank shall incur increased costs or reductions in the amounts received or receivable hereunder with respect to any Eurodollar Loan because of (x) any change since the date of this Agreement in any applicable law or governmental (including any NAIC) rule, regulation, order, guideline or request (whether or not having the force of law) or in the interpretation or administration thereof and including the introduction of any new law or governmental rule, regulation, order, guideline or request, such as, for example, but not limited to: (A) a change in the basis of taxation of payment to any Bank of the principal of or interest on such Eurodollar Loan or any other amounts payable hereunder (except for changes in the rate of tax on, or determined by reference to, the net income or profits of such Bank pursuant to the laws of the jurisdiction in which it is organized or in which its principal office or applicable lending office is located or any subdivision thereof or therein) or

      (B) a change in official reserve requirements, but, in all events, excluding reserves required under Regulation D to the extent included in the computation of the Eurodollar Rate and/or (y) other circumstances since the date of this Agreement affecting such Bank or the interbank Eurodollar market or the position of such Bank in such market; or

            (iii) at any time, that the making or continuance of any Eurodollar Loan has been made (x) unlawful by any law or governmental (including any NAIC) rule, regulation or order, (y) impossible by compliance by any Bank in good faith with any governmental (including any NAIC) request (whether or not having force of law) or (z) impracticable as a result of a contingency occurring after the date of this Agreement which materially and adversely affects the interbank Eurodollar market;

then, and in any such event, such Bank (or the Administrative Agent, in the case of clause (i) above) shall promptly give notice (by telephone confirmed in writing) thereof to the Borrower, and except in the case of clause (i) above, to the Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to each of the other Banks). Thereafter (x) in the case of clause (i) above, Eurodollar Loans shall no longer be available until such time as the Administrative Agent notifies the Borrower and the Banks that the circumstances giving rise to such notice by the Administrative Agent no longer exist, and any Notice of Borrowing or Notice of Conversion given by the Borrower with respect to Eurodollar Loans which have not yet been incurred (including by way of conversion) shall be deemed rescinded by the Borrower, (y) in the case of clause (ii) above, the Borrower agrees to pay to such Bank, upon written demand therefor, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Bank in its sole discretion shall determine) as shall be required to compensate such Bank for such increased costs or reductions in amounts received or receivable hereunder (a written notice as to the additional amounts owed to such Bank, showing the basis for the calculation thereof, submitted to the Borrower by such Bank in good faith shall, absent manifest error, be final and conclusive and binding on all the parties hereto) and (z) in the case of clause (iii) above, the Borrower shall take one of the actions specified in Section 1.10(b) as promptly as possible and, in any event, within the time period required by law. Each of the Administrative Agent and each Bank agrees that if it gives notice to the Borrower of any of the events described in clause (i) or (iii) above, it shall promptly notify the Borrower and, in the case of any such Bank, the Administrative Agent, if such event ceases to exist. If any such event described in clause (iii) above ceases to exist as to a Bank, the obligations of such Bank to make Eurodollar Loans and to convert Base Rate Loans into Eurodollar Loans on the terms and conditions contained herein shall be reinstated.

            (b) At any time that any Eurodollar Loan is affected by the circumstances described in Section 1.10(a)(ii) or (iii), the Borrower may (and in the case of a Eurodollar Loan affected by the circumstances described in
Section 1.10(a)(iii) shall) either (x) if the affected Eurodollar Loan is then being made initially or pursuant to a conversion, cancel the respective Borrowing by giving the Administrative Agent telephonic notice (confirmed in writing) on the same date that the Borrower was notified by the affected Bank or the Administrative Agent pursuant to Section 1.10(a)(ii) or (iii) or (y) if the affected Eurodollar Loan is then outstanding, upon at least three Business Days' written notice to the Administrative Agent, require the affected Bank to convert such Eurodollar Loan into a Base Rate Loan, provided that, if more than one Bank is affected at any time, then all affected Banks must be treated the same pursuant to this Section 1.10(b).

            (c) If at any time any Bank determines that the introduction of or any change in any applicable law or governmental (including any NAIC) rule, regulation, order, guideline, directive or request (whether or not having the force of law and including, without limitation, those announced or published prior to the Restatement Effective Date) concerning capital adequacy, or any change in interpretation or administration thereof by any governmental authority (including the NAIC), central bank or comparable agency, will have the effect of increasing the amount of capital required or expected to be maintained by such Bank or any corporation controlling such Bank based on the existence of such Bank's Revolving Loan Commitment hereunder or its obligations hereunder, then the Borrower agrees to pay to such Bank, upon its written demand therefor, such additional amounts as shall be required to compensate such Bank or such other corporation for the increased cost to such Bank or such other corporation or the reduction in the rate of return to such Bank or such other corporation as a result of such increase of capital. In determining such additional amounts, each Bank will act reasonably and in good faith and will use averaging and attribution methods which are reasonable, provided that such Bank's reasonable good faith determination of compensation owing under this Section 1.10(c) shall, absent manifest error, be final and conclusive and binding on all the parties hereto. Each Bank, upon determining that any additional amounts will be payable pursuant to this Section 1.10(c), will give prompt written notice thereof to the Borrower, which notice shall show the basis for calculation of such additional amounts.

            1.11 Compensation. The Borrower agrees to compensate each Bank, upon its written request (which request shall set forth the basis for requesting such compensation), for all reasonable losses, expenses and liabilities (including, without limitation, any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Bank to fund its Eurodollar Loans but excluding any loss of anticipated profit) which such Bank may sustain: (i) if for any reason (other than a default by such Bank or the Administrative Agent) a Borrowing of, or conversion from or into, Eurodollar Loans does not occur on a date specified therefor by the Borrower in a Notice of Borrowing or Notice of Conversion (whether or not withdrawn by the Borrower or deemed withdrawn pursuant to Section 1.10(a)); (ii) if any repayment by the Borrower (including any repayment made pursuant to Section 4.01 or 4.02 or a result of an acceleration of the Loans pursuant to Section 10) or conversion of any of its Eurodollar Loans occurs on a date which is not the last day of an Interest Period with respect thereto; (iii) if any prepayment by the Borrower of any of such Bank's Eurodollar Loans is not made on any date specified in a notice of prepayment given by the Borrower; or (iv) as a consequence of (x) any other default by the Borrower to repay Loans when required by the terms of this Agreement or any Note held by such Bank or (y) any election made pursuant to
Section 1.10(b).

            1.12 Change of Lending Office. Each Bank agrees that on the occurrence of any event giving rise to the operation of Section 1.10(a)(ii) or
(iii), Section 1.10(c), Section 2.06 or Section 4.04 with respect to such Bank, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Bank) to designate another lending office for any Loans or Letters of Credit affected by such event, provided that such designation is made on such terms that such Bank and its lending office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of such Section. Nothing in this Section 1.12 shall affect or postpone any of the obligations of the Borrower or the right of any Bank provided in Sections 1.10, 2.06 and 4.04 (although each such Bank shall nevertheless have an obligation to change its applicable lending office subject to the terms set forth in the immediately preceding sentence).

            1.13 Replacement of Banks. If any Bank (x) becomes a Defaulting Bank or otherwise defaults in its obligations to make Loans or fund Unpaid Drawings,
(y) refuses to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Banks as provided in Section 13.12(b) or (z) is owed increased costs under Section 1.10 (a)(ii) or (iii), Section 1.10(c), Section 2.06 or Section
4.04 in a material amount in excess of those being generally charged by the other Banks, the Borrower shall have the right, in accordance with the requirements of Section 13.04(b), if no Default or Event of Default would exist after giving effect to such replacement, to either replace such Bank (the "Replaced Bank") with one or more Eligible Transferees, none of whom shall constitute a Defaulting Bank at the time of such replacement (collectively, the "Replacement Bank") and each of whom shall be required to be reasonably acceptable to the Administrative Agent and each Issuing Bank; provided, that:

            (i) at the time of any replacement pursuant to this Section 1.13, the Replaced Bank and the Replacement Bank shall enter into one or more Assignment and Assumption Agreements pursuant to Section 13.04(b) (and with all fees payable pursuant to said Section 13.04(b) to be paid by the Replacement Bank) pursuant to which the Replacement Bank shall acquire all of the Revolving Loan Commitment and outstanding Revolving Loans of and participation in Letters of Credit by, the Replaced Bank and, in connection therewith, shall pay to (x) the Replaced Bank in respect thereof an amount equal to the sum of (A) an amount equal to the principal of, and all accrued interest on, all outstanding Revolving Loans of the Replaced Bank, (B) an amount equal to all Unpaid Drawings that have been funded by (and not reimbursed to) such Replaced Bank, together with all then unpaid interest with respect thereto at such time and (C) an amount equal to all accrued, but theretofore unpaid, Fees owing to the Replaced Bank pursuant to Section 3.01, (y) the respective Issuing Bank an amount equal to such Replaced Bank's Adjusted RL Percentage (for this purpose, determined as if the adjustment described in clause (y) of the immediately succeeding sentence had been made with respect to such Replaced Bank) of any Unpaid Drawing (which at such time remains an Unpaid Drawing) with respect to a Letter of Credit issued by it to the extent such amount was not theretofore funded by such Replaced Bank and (z) the Swingline Bank an amount equal to such Replaced Bank's Adjusted RL Percentage (for this purpose, determined as if the adjustment described in clause (y) of the immediately succeeding sentence had been made with respect to such Replaced Bank) of any Mandatory Borrowing to the extent such amount was not theretofore funded by such Replaced Bank; and

            (ii) all obligations of the Borrower owing to the Replaced Bank (other than those specifically described in clause (i) above in respect of which the assignment purchase price has been, or is concurrently being, paid) shall be paid in full to such Replaced Bank concurrently with such replacement.

Upon the execution of the respective Assignment and Assumption Agreements, the payment of amounts referred to in clauses (i) and (ii) above, the recordation of the assignment on the Register by the Administrative Agent pursuant to Section
13.16 and, if so requested by the Replacement Bank, delivery to the Replacement Bank of the appropriate Revolving Note or Notes executed by the Borrower, (x) the Replacement Bank shall become a Bank hereunder and the Replaced Bank shall cease to constitute a Bank hereunder, except with respect to indemnification provisions under this Agreement (including, without limitation, Sections 1.10, 1.11, 2.06, 4.04, 13.01 and 13.06), which shall survive as to such Replaced Bank and (y) in the case of a replacement of a Defaulting Bank with a Non-Defaulting Bank, the Adjusted RL Percentages of the respective Banks shall be automatically adjusted at such time to give effect to such replacement (and to give effect to the replacement of a Defaulting Bank with one or more Non-Defaulting Banks).

            SECTION 2. Letters of Credit.

            2.01 Letters of Credit. (a) Subject to and upon the terms and conditions set forth herein, the Borrower may request that an Issuing Bank issue, at any time and from time to time on and after the Restatement Effective Date and prior to the third Business Day (or the 30th day in the case of Trade Letters of Credit issued in negotiable form to overseas beneficiaries) preceding the Final Maturity Date, (x) for the account of the Borrower and for the benefit of any holder (or any trustee, agent or other similar representative for any such holders) of L/C Supportable Indebtedness of the Borrower, any of its Subsidiaries or Caterair, an irrevocable standby letter of credit, in a form customarily used by such Issuing Bank or in such other form as has been approved by such Issuing Bank (each such standby letter of credit, a "Standby Letter of Credit") in support of such L/C Supportable Indebtedness and (y) for the account of the Borrower and for the benefit of sellers of goods to the Borrower, any of its Subsidiaries or Caterair, an irrevocable sight commercial letter of credit in a form customarily used by such Issuing Bank or in such other form as has been approved by such Issuing Bank (each such commercial letter of credit, a "Trade Letter of Credit", and each such Trade Letter of Credit and each Standby Letter of Credit, a "Letter of Credit") in support of commercial transactions of the Borrower, its Subsidiaries or Caterair. It is hereby acknowledged and agreed that all Letters of Credit issued pursuant to the Original Credit Agreement and which remain outstanding on the Restatement Effective Date (the "Existing Letters of Credit"), shall, in each case, constitute a "Letter of Credit" for all purposes of this Agreement and shall be deemed issued on the Restatement Effective Date. Schedule III contains a description of all Existing Letters of Credit which were issued pursuant to the Original Credit Agreement and which are to remain outstanding on the Restatement Effective Date.

            (b) Subject to and upon the terms and conditions set forth herein, each Issuing Bank hereby agrees that it will, at any time and from time to time on or after the Restatement Effective Date and prior to the third Business Day (or the 30th day in the case of Trade Letters of Credit issued in negotiable form to overseas beneficiaries) preceding the Final Maturity Date, following its receipt of the respective Letter of Credit Request (together with such other documents, if any, as such Issuing Bank shall identify to the Borrower as being customarily included in connection therewith), issue for the account of the Borrower one or more Letters of Credit, (x) in the case of Standby Letters of Credit, in support of such L/C Supportable Indebtedness of the Borrower, any of its Subsidiaries or Caterair as is permitted to remain outstanding without giving rise to a Default or an Event of Default and (y) in the case of Trade Letters of Credit, in support of sellers of goods as referenced in Section 2.01(a), provided that the respective Issuing Bank shall be under no obligation to issue any Letter of Credit of the types described above if at the time of such issuance:

            (i) any order, judgment or decree of any governmental authority or arbitrator shall purport by its terms to enjoin or restrain such Issuing Bank from issuing such Letter of Credit or any requirement of law applicable to such Issuing Bank or any request or directive (whether or not having the force of law) from any governmental authority with jurisdiction over such Issuing Bank shall prohibit, or request that such Issuing Bank refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Issuing Bank with respect to such Letter of Credit any restriction or reserve or capital requirement (for which such Issuing Bank is not otherwise compensated or entitled to be compensated under this Agreement) not in effect on the date hereof, or any unreimbursed loss, cost or expense which was not applicable, in effect or known to such Issuing Bank as of the date hereof and which such Issuing Bank in good faith deems material to it (for which such Issuing Bank is not otherwise compensated or entitled to be compensated under this Agreement); or

            (ii) such Issuing Bank shall have received written notice from the Required Banks prior to the issuance of such Letter of Credit of the type described in the second sentence of Section 2.03(b).

            (c) Notwithstanding the foregoing, (i) no Letter of Credit shall be issued the Stated Amount of which, when added to the Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid on the date of, and prior to the issuance of, the respective Letter of Credit) at such time would exceed either (x) $50,000,000 or (y) when added to the aggregate principal amount of all Revolving Loans made by Non-Defaulting Banks then outstanding and all Swingline Loans then outstanding, an amount equal to the Adjusted Total Available Revolving Loan Commitment at such time, (ii) each Standby Letter of Credit shall by its terms terminate on or before the earlier of (x) the date which occurs 12 months after the date of the issuance thereof (although any such Standby Letter of Credit may be extendable for successive periods of up to 12 months, but not beyond the third Business Day preceding the Final Maturity Date, on terms acceptable to the Issuing Bank thereof) and (y) the third Business Day preceding the Final Maturity Date and (iv) each Trade Letter of Credit shall by its terms terminate on or before the earlier of (x) the date which occurs 180 days after the day of issuance thereof and (y) the third Business Day (or the 30th day in the case of Trade Letters of Credit issued in negotiable form to overseas beneficiaries) preceding the Final Maturity Date.

            2.02 Minimum Stated Amount. The Stated Amount of each Letter of Credit shall be not less than $50,000 or such lesser amount as is acceptable to the respective Issuing Bank.

            2.03 Letter of Credit Requests; etc. (a) Whenever the Borrower desires that a Letter of Credit be issued for its account, the Borrower shall give the Administrative Agent and the respective Issuing Bank at least five Business Days' (or such shorter period as is acceptable to the respective Issuing Bank) written notice thereof. Each notice shall be in the form of Exhibit C (each a "Letter of Credit Request"). The Administrative Agent shall promptly transmit copies of each Letter of Credit Request to each Bank.

            (b) The making of each Letter of Credit Request shall be deemed to be a representation and warranty by the Borrower that such Letter of Credit may be issued in accordance with, and will not violate the requirements of, Section 2.01(c). Unless the respective Issuing Bank has received written notice from the Required Banks before it issues a Letter of Credit that one or more of the conditions specified in Section 6 are not then satisfied, or that the issuance of such Letter of Credit would violate Section 2.01(c), then such Issuing Bank may issue the requested Letter of Credit for the account of the Borrower in accordance with such Issuing Bank's usual and customary practices. Upon its issuance of any Letter of Credit or any amendment to a then existing Letter of Credit which changes the Stated Amount thereof, such Issuing Bank shall promptly notify each Bank of such issuance or amendment, as the case may be, which notice shall be accompanied by a copy of the Letter of Credit actually issued or amended, as the case may be. As promptly as practicable after the first day of each calendar month, each Issuing Bank shall notify the Administrative Agent and each Bank of the Stated Amount of all Trade Letters of Credit that were issued by such Issuing Bank and that remain outstanding as of the first day of such calendar month.

            2.04 Letter of Credit Participation. (a) Immediately upon the issuance by any Issuing Bank of any Letter of Credit, such Issuing Bank shall be deemed to have sold and transferred to each Bank, other than such Issuing Bank (each such Bank, in its capacity under this Section 2.04, a "Participant"), and each such Participant shall be deemed irrevocably and unconditionally to have purchased and received from such Issuing Bank, without recourse or warranty, an undivided interest and participation, to the extent of such Participant's Adjusted RL Percentage, in such Letter of Credit, each drawing made thereunder and the obligations of the Borrower under this Agreement with respect thereto, and any security therefor or guaranty pertaining thereto. Upon any change in the Revolving Loan Commitments or Adjusted RL Percentages of the Banks pursuant to Section 1.13 or 13.04 or as a result of a Bank Default, it is hereby agreed that, with respect to all outstanding Letters of Credit and Unpaid Drawings, there shall be an automatic adjustment to the participation pursuant to this Section 2.04 to reflect the new Adjusted RL Percentages of the assignor and assignee Bank or of all Banks with Revolving Loan Commitments, as the case may be.

            (b) In determining whether to pay under any Letter of Credit, such Issuing Bank shall have no obligation relative to the other Banks other than to confirm that any documents required to be delivered under such Letter of Credit appear to have been delivered and that they appear to substantially comply on their face with the requirements of such Letter of Credit. Any action taken or omitted to be taken by any Issuing Bank under or in connection with any Letter of Credit if taken or omitted in the absence of gross negligence or willful misconduct, shall not create for such Issuing Bank any resulting liability to the Borrower, any other Credit Party or any Bank.

            (c) In the event that any Issuing Bank makes any payment under any Letter of Credit and the Borrower shall not have reimbursed such amount in full to such Issuing Bank pursuant to Section 2.05(a), such Issuing Bank shall promptly notify the Administrative Agent, which shall promptly notify each Participant of such failure, and each Participant shall promptly and unconditionally pay to such Issuing Bank the amount of such Participant's Adjusted RL Percentage of such unreimbursed payment in Dollars and in same day funds. If the Administrative Agent so notifies, prior to 11:00 A.M. (New York time) on any Business Day, any Participant required to fund a payment under a Letter of Credit, such Participant shall make available to such Issuing Bank in Dollars such Participant's Adjusted RL Percentage of the amount of such payment on such Business Day in same day funds. If and to the extent such Participant shall not have so made its Adjusted RL Percentage of the amount of such payment available to such Issuing Bank, such Participant agrees to pay to such Issuing Bank, forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to such Issuing Bank at the overnight Federal Funds Rate. The failure of any Participant to make available to such Issuing Bank its Adjusted RL Percentage of any payment under any Letter of Credit shall not relieve any other Participant of its obligation hereunder to make available to such Issuing Bank its Adjusted RL Percentage of any Letter of Credit on the date required, as specified above, but no Participant shall be responsible for the failure of any other Participant to make available to such Issuing Bank such other Participant's Adjusted RL Percentage of any such payment.

            (d) Whenever any Issuing Bank receives a payment of a reim-bursement obligation as to which it has received any payments from the Participants pursuant to clause (c) above, such Issuing Bank shall pay to each Participant which has paid its Adjusted RL Percentage thereof, in Dollars and in same day funds, an amount equal to such Participant's share (based upon the proportionate aggregate amount originally funded by such Participant to the aggregate amount funded by all Participants) of the principal amount of such reimbursement obligation and interest thereon accruing after the purchase of the respective participation.

            (e) Upon the written request of any Participant, each Issuing Bank shall furnish to such Participant copies of any Letter of Credit issued by it and such other documentation as may reasonably be requested by such Participant.

            (f) The obligations of the Participants to make payments to each Issuing Bank with respect to Letters of Credit issued by it shall be irrevocable and not subject to any qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including, without limitation, any of the following circumstances:

            (i) any lack of validity or enforceability of this Agreement or any of the other Credit Documents;

            (ii) the existence of any claim, setoff, defense or other right which any Credit Party or any of its Subsidiaries may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), the Administrative Agent, any Issuing Bank, any Participant, or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transaction between any Credit Party or any of its Subsidiaries and the beneficiary named in any such Letter of Credit);

            (iii) any draft, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

            (iv) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Credit Documents; or

            (v) the occurrence of any Default or Event of Default.

            2.05 Agreement to Repay Letter of Credit Drawings. (a) The Borrower hereby agrees to reimburse the respective Issuing Bank, by making payment to the

Administrative Agent in immediately available funds at the Payment Office, for any payment or disbursement made by such Issuing Bank under any Letter of Credit issued by it (each such amount, so paid until reimbursed, an "Unpaid Drawing"), immediately after, and in any event on the date of, the date of such payment or disbursement, with interest on the amount so paid or disbursed by such Issuing Bank, to the extent not reimbursed prior to 12:00 Noon (New York time) on the date of such payment or disbursement, from and including the date paid or disbursed to but excluding the date such Issuing Bank was reimbursed by the Borrower therefor at a rate per annum which shall be the Base Rate in effect from time to time plus the Applicable Margin for Revolving Loans maintained as Base Rate Loans, provided, however, to the extent such amounts are not reimbursed prior to 12:00 Noon (New York time) on the third Business Day following notice to the Borrower by the Administrative Agent or the respective Issuing Bank of such payment or disbursement, interest shall thereafter accrue on the amounts so paid or disbursed by such Issuing Bank (and until reimbursed by the Borrower) at a rate per annum which shall be the Base Rate in effect from time to time plus the Applicable Margin for Revolving Loans maintained as Base Rate Loans plus 2%, in each such case, with interest to be payable by the Borrower on demand, it being understood and agreed, however, that (i) the notice referred to in the immediately preceding proviso shall not be required to be given if a Default or an Event of Default under Section 10.05 shall have occurred and be continuing and, in such case, interest shall accrue on and after the third Business Day after the respective Drawing at the rate provided in the immediately preceding proviso and (ii) the Borrower shall be entitled to incur a Borrowing of Revolving Loans and/or Swingline Loans to repay any such Unpaid Drawings so long as (v) there is sufficient availability under the Total Revolving Loan Commitment as determined in accordance with Sections 1.01(a) and/or (b), (w) no Default or Event of Default under Section 10.05 shall have occurred and be continuing, (x) the Loans have not theretofore been accelerated pursuant to Section 10, (y) such Borrowing occurs within five Business Days following notice to the Borrower by the Administrative Agent or the respective Issuing Bank of such Drawing and (z) the Final Maturity Date or the Swingline Expiry Date, as the case may be, has not occurred. The respective Issuing Bank shall give the Borrower prompt notice of each Drawing under any Letter of Credit, provided that the failure to give any such notice shall in no way affect, impair or diminish the Borrower' obligations hereunder.

            (b) The obligations of the Borrower under this Section 2.05 to reimburse the respective Issuing Bank with respect to payments under Letters of Credit (each a "Drawing") (including, in each case, interest thereon) shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrower or any other Credit Party may have or have had against any Bank (including in its capacity as issuer of the Letter of Credit or as Participant), or any nonapplication or misapplication by the beneficiary of the proceeds of such Drawing, the respective Issuing Bank's only obligation to the Borrower being to confirm that any documents required to be delivered under such Letter of Credit appear to have been delivered and that they appear to substantially comply on their face with the requirements of such Letter of Credit; provided, however, that the Borrower shall not be obligated to reimburse such Issuing Bank for any wrongful payment made by such Issuing Bank under a Letter of Credit as a result of acts or omissions constituting willful misconduct or gross negligence on the part of such Issuing Bank. Any action taken or omitted to be taken by any Issuing Bank under or in connection with any Letter of Credit if taken or omitted in the absence of gross negligence or willful misconduct, shall not create for such Issuing Bank any resulting liability to the Borrower.

            2.06 Increased Costs. If at any time the introduction of or any change in any applicable law, rule, regulation, order, guideline or request or in the interpretation or administration thereof by any governmental authority (including any NAIC) charged with the interpretation or administration thereof, or compliance by any Issuing Bank or any Participant with any request or directive by any such authority (whether or not having the force of law), or any change in generally acceptable accounting principles, shall either (i) impose, modify or make applicable any reserve, deposit, capital adequacy or similar requirement against Letters of Credit issued by any Issuing Bank or participated in by any Participant, or (ii) impose on any Issuing Bank or any Participant any other conditions relating, directly or indirectly, to this Agreement or any Letter of Credit, and the result of any of the foregoing is to increase the cost to any Issuing Bank or any Participant of issuing, maintaining or participating in any Letter of Credit, or reduce the amount of any sum received or receivable by any Issuing Bank or any Participant hereunder or reduce the rate of return on its capital with respect to Letters of Credit (except for changes in the rate of tax on, or determined by reference to, the net income or profits of such Issuing Bank or such Participant pursuant to the laws of the jurisdiction in which it is organized or in which its principal office or applicable lending office is located or any subdivision thereof or therein), then, upon demand to the Borrower by such Issuing Bank or any Participant (a copy of which demand shall be sent by such Issuing Bank or such Participant to the Administrative Agent), the Borrower agrees to pay (and shall pay) to such Issuing Bank or such Participant such additional amount or amounts as will compensate such Bank for such increased cost or reduction in the amount receivable or reduction on the rate of return on its capital. Any Issuing Bank or any Participant, upon determining that any additional amounts will be payable pursuant to this Section 2.06, will give prompt written notice thereof to the Borrower, which notice shall include a certificate submitted to the Borrower by such Issuing Bank or such Participant (a copy of which certificate shall be sent by such Issuing Bank or such Participant to the Administrative Agent), setting forth in reasonable detail the basis for the calculation of such additional amount or amounts necessary to compensate such Issuing Bank or such Participant. The certificate required to be delivered pursuant to this Section 2.06 shall, if delivered in good faith and absent manifest error, be final and conclusive and binding on the Borrower.

            2.07 Indemnification. To the extent that any Issuing Bank is not reimbursed and indemnified by the Credit Parties pursuant to Section 13.01(iii), each Participant will reimburse and indemnify such Issuing Bank in proportion to their respective Adjusted RL Percentages, for and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, costs, expenses or disbursements of whatsoever kind or nature which may be imposed on, asserted against or incurred by such Issuing Bank in connection with any Letter of Credit issued by it or in performing its respective duties hereunder or under any Letter of Credit issued by it, provided that (x) no Participant shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Issuing Bank's gross negligence or willful misconduct and (y) notwithstanding the foregoing provisions of this
Section 2.07, a Participant's obligation to reimburse an Issuing Bank for payments made under a Letter of Credit that are not reimbursed by the Borrower shall be governed by Section 2.04.

            SECTION 3. Fees; Reductions of Commitment.

            3.01 Fees. (a) The Borrower agrees to pay to the Administrative Agent for distribution to each Non-Defaulting Bank a commitment commission (the "Commitment Commission") for the period from the Restatement Effective Date to and including the Final Maturity Date (or such earlier date as the Total Revolving Loan Commitment shall have been terminated), computed at a rate for each day equal to the Applicable Commitment Commission Percentage on the daily average Unutilized Revolving Loan Commitment of such Non-Defaulting Bank. Accrued Commitment Commission shall be due and payable quarterly in arrears on each Quarterly Payment Date and on the Final Maturity Date or such earlier date upon which the Total Revolving Loan Commitment is terminated.

            (b) The Borrower agrees to pay to the Administrative Agent for distribution to each Non-Defaulting Bank (based on their respective Adjusted RL Percentages) a fee in respect of such Non-Defaulting Bank's participation in each Letter of Credit issued hereunder (the "Letter of Credit Fee"), for the period from and including the date of issuance of such Letter of Credit to and including the date of termination of such Letter of Credit, computed at a rate per annum equal to the Applicable Margin for Revolving Loans maintained as Eurodollar Loans, as in effect from time to time, on the daily Stated Amount of such Letter of Credit. Accrued Letter of Credit Fees shall be due and payable quarterly in arrears on each Quarterly Payment

Date and upon the first day on or after the termination of the Total Revolving Loan Commitment upon which no Letters of Credit remain outstanding.

            (c) The Borrower agrees to pay to the respective Issuing Bank, for its own account, a facing fee in respect of each Letter of Credit issued by such Issuing Bank hereunder (the "Facing Fee"), for the period from and including the date of issuance of such Letter of Credit to and including the date of termination of such Letter of Credit, computed at a rate per annum equal to 1/4 of 1% on the daily Stated Amount of such Letter of Credit. Accrued Facing Fees shall be due and payable quarterly in arrears on each Quarterly Payment Date and upon the first day on or after the termination of the Total Revolving Loan Commitment upon which no Letters of Credit issued by such Issuing Bank remain outstanding.

            (d) The Borrower agrees to pay to the respective Issuing Bank, for its own account, upon each drawing under, issuance of, or amendment to, any Letter of Credit issued by such Issuing Bank, such amount as shall at the time of such event be the administrative charge and expenses which the respective Issuing Bank is generally imposing in connection with such occurrence with respect to letters of credit.

            (e) The Borrower agrees to pay to each of the Agents (whether in their capacity as an Agent or a Co-Arranger), for their own account, such other fees as have been agreed to in writing by such Credit Parties and each of the Agents.

            3.02 Voluntary Termination of Unutilized Commitments. (a) Upon at least two Business Days' prior written notice from the Borrower to the Administrative Agent at the Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Banks), the Borrower shall have the right, at any time or from time to time, without premium or penalty, to terminate the Total Unutilized Revolving Loan Commitment, in whole or in part, in integral multiples of $1,000,000 in the case of partial reductions to the Total Unutilized Revolving Loan Commitment, provided that (i) each such reduction shall apply proportionately to permanently reduce the Revolving Loan Commitment of each Bank and (ii) the reduction to the Total Unutilized Revolving Loan Commitment shall in no case be in an amount which would cause the Revolving Loan Commitment of any Bank to be reduced (as required by preceding clause (i)) by an amount which exceeds the remainder of (x) the Unutilized Revolving Loan Commitment of such Bank as in effect immediately before giving effect to such reduction minus (y) such Bank's Adjusted RL Percentage of the aggregate principal amount of Swingline Loans then outstanding.

            (b) In addition to the terminations permitted pursuant to Section 3.02(a), in the event of certain refusals by a Bank to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Banks as provided in Section 13.12(b), the Borrower may, upon five Business Days' written notice to the Administrative Agent at the Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Banks) terminate the entire Revolving Loan Commitment of such Bank so long as all Revolving Loans of such Bank, together with accrued and unpaid interest, Fees and all other amounts owing to such Bank are repaid concurrently with the effectiveness of such termination, and at such time such Bank shall no longer constitute a "Bank" for purposes of this Agreement, except with respect to indemnifications under this Agreement (including, without limitation, Sections 1.10, 1.11, 2.06, 4.04, 13.01 and 13.06), which shall survive as to such repaid Bank.

            3.03 Mandatory Reduction of Commitments. (a) The Total Revolving Loan Commitment (and the Revolving Loan Commitment of each of the Banks) shall terminate in their entirety on September 30, 1997 and the Original Credit Agreement shall continue in effect unless the Restatement Effective Date has occurred on or before such date.

            (b) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, on each date on or after the Restatement Effective Date upon which OFSI, the Borrower, any Subsidiary of the Borrower, Caterair Holdings or any Subsidiary of Caterair Holdings receives proceeds from any Asset Sale, an amount equal to 100% of the Net Sale Proceeds therefrom shall result in a mandatory reduction of the Total Revolving Loan Commitment and/or be applied as a prepayment or repayment of principal of outstanding loans under the Caterair Credit Agreement, provided that (x) to the extent that any portion of the proceeds from any Asset Sale are to be applied to permanently reduce the Total Revolving Loan Commitment then at least a proportionate share of such proceeds shall be applied as a mandatory repayment of principal of outstanding loans under the Caterair Credit Agreement (with such proportionate share to be based on the relative outstanding principal amount of loans under the Caterair Credit Agreement and the outstanding principal amount of Loans, Letters of Credit and the Total Unutilized Revolving Loan Commitment under this Agreement), and (y) such Net Sale Proceeds therefrom shall not constitute such a reduction and/or be required to be so applied on such date so long as no Default or Event of Default then exists and the Borrower delivers a certificate to the Administrative Agent on or prior to such date stating that such Net Sale Proceeds are intended to be used to purchase assets (including the capital stock of any Person) used or to be used in the businesses permitted by Section 9.13 (and to the extent otherwise permitted by Sections 9.02(xiv), 9.05(xvii) and 9.07(d)) within 365 days following the date of such Asset Sale, and provided further, that if all or any portion of such Net Sale Proceeds are not so reinvested within such 365 day period, such remaining portion shall be applied on the last day of such period as provided above in this Section 3.03(b) without regard to the immediately preceding proviso.

            (c) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, on each date on or after the Restatement Effective Date upon which OFSI, the Borrower, any Subsidiary of the Borrower, Caterair Holdings or any Subsidiary of Caterair Holdings receives any proceeds from any incurrence by OFSI, the Borrower, any Subsidiary of the Borrower, Caterair Holdings or any Subsidiary of Caterair Holdings of Indebtedness for borrowed money (other than (i) Indebtedness for borrowed money permitted to be incurred pursuant to Section 9.04 as such Section is in effect on the Restatement Effective Date and (ii) additional Indebtedness for borrowed money permitted to be incurred by OFSI, the Borrower, any Subsidiary of the Borrower, Caterair Holdings or any Subsidiary of Caterair Holdings pursuant to Section
9.04 as such Section may be amended or modified by the Required Banks from time to time but only to the extent the Required Banks expressly waive the applicability of this Section 3.03(c) with respect to the incurrence of such additional Indebtedness or expressly permit the proceeds thereof to be used for purposes other than as a mandatory commitment reduction pursuant to this Section 3.03(c)), an amount equal to 100% of the cash proceeds of the respective incurrence of Indebtedness (net of underwriting or placement discounts and commissions and other reasonable costs associated therewith) shall result in a mandatory reduction of the Total Revolving Loan Commitment and/or be applied as a prepayment or repayment of principal of outstanding loans under the Caterair Credit Agreement.

            (d) In addition to any other commitment reductions pursuant to this
Section 3.03, within 10 days following each date on or after the Restatement Effective Date on which OFSI, the Borrower, any Subsidiary of the Borrower, Caterair Holdings or any Subsidiary of Caterair Holdings receives any proceeds from any Recovery Event, an amount equal to 100% of the proceeds of such Recovery Event (net of reasonable costs incurred in connection with such Recovery Event, including, without limitation, the estimated marginal increase in income taxes which will be payable by OFSI, the Borrower, any Subsidiary of the Borrower, Caterair Holdings or any Subsidiary of Caterair Holdings or the consolidated group in which any such Person is a member) shall result in a mandatory reduction of the Total Revolving Loan Commitment and/or be applied as a prepayment or repayment of outstanding loans under the Caterair Credit Agreement; provided that (x) to the extent that any portion of the proceeds from any Recovery Event are to be applied to permanently reduce the Total Revolving Loan Commitment then at least a proportionate share of such proceeds shall be applied as a mandatory repayment of principal of outstanding loans under the Caterair Credit Agreement (with such proportionate share to be based on the relative outstanding principal amount of Loans, Letters of Credit and the Total Unutilized

Revolving Loan Commitment under this Agreement), and (y) so long as no Default or Event of Default then exists and such proceeds do not exceed $25,000,000, such proceeds shall not constitute such a reduction and/or be required to be so applied to the extent that the Borrower has delivered a certificate to the Administrative Agent on or prior to such date stating that such proceeds are intended to be used to replace or restore any properties or assets in respect of which such proceeds were paid within 365 days following the date of the receipt of such proceeds (or, to the extent such replacement or restoration cannot reasonably be completed within such 365 day period, within 450 days following the date of the receipt of such proceeds) and (in either case) the respective Person has commenced work to replace or restore such properties or assets within 180 days following the date of the receipt of such proceeds, and provided further, that (i) if the amount of such proceeds exceeds $25,000,000, then the entire amount of such proceeds and not just the portion in excess of $25,000,000 shall result in a mandatory reduction and/or prepayment or repayment as provided above in this Section 3.03(d) without regard to the immediately preceding proviso and (ii) if all or any portion of such proceeds not required to result in a mandatory reduction and/or be applied as a prepayment or repayment pursuant to the immediately preceding proviso are not so used within 365 days (or 450 days, as the case may be) after the date of the receipt of such proceeds (or such work has not been commenced within such 180 day period), such remaining portion shall result in a mandatory reduction and/or be applied as a prepayment or repayment as provided above in this Section 3.03(d) without regard to the immediately preceding proviso.

            (e) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, the Total Revolving Loan Commitment (and the Revolving Loan Commitment of each Bank) shall terminate in its entirety on the earlier of (i) the date on which a Change of Control occurs and (ii) the Final Maturity Date.

            (f) Each reduction to the Total Revolving Loan Commitment pursuant to this Section 3.03 shall be applied proportionately to reduce the Revolving Loan Commitment of each Bank.

            SECTION 4. Prepayments; Payments; Taxes.

            4.01 Voluntary Prepayments. (a) The Borrower shall have the right to prepay the Loans, without premium or penalty, in whole or in part at any time and from time to time on the following terms and conditions:

            (i) the Borrower shall give the Administrative Agent prior to 12:00 Noon (New York time) at the Notice Office (x) at least one Business Day's prior written notice (or telephonic notice promptly confirmed in writing) of the

      Borrower's intent to prepay Base Rate Loans (or same day notice in the case of Swingline Loans, provided such notice is given prior to 11:00 A.M. (New York time)) and (y) at least three Business Days' prior written notice (or telephonic notice promptly confirmed in writing) of the Borrower's intent to prepay Eurodollar Loans, whether Revolving Loans or Swingline Loans shall be pre-paid, the amount of such prepayment and the Types of Loans to be prepaid and, in the case of Eurodollar Loans, the specific Borrowing or Borrowings pursuant to which made, which notice the Administrative Agent shall promptly transmit to each of the Banks;

            (ii) each prepayment shall be in an aggregate principal amount of at least $1,000,000 (or $250,000 in the case of Swingline Loans), provided that if any partial prepayment of Eurodollar Loans made pursuant to any Borrowing shall reduce the outstanding Eurodollar Loans made pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount applicable thereto, then such Borrowing shall be converted at the end of the then current Interest Period into a Borrowing of Base Rate Loans and any election of an Interest Period with respect thereto given by a Borrower shall have no force or effect; and

            (iii) each prepayment in respect of any Loans made pursuant to a Borrowing shall be applied pro rata among such Loans, provided that at the Borrower's election in connection with any prepayment of Revolving Loans pursuant to this Section 4.01(a), such prepayment shall not be applied to any Revolving Loan of a Defaulting Bank.

            (b) In the event of certain refusals by a Bank as provided in
Section 13.12(b) to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Banks, the Borrower may, upon five Business Days' prior written notice by the Borrower to the Administrative Agent at the Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Banks) repay all Loans of such Bank, together with accrued and unpaid interest, Fees and other amounts owing to such Bank by the Borrower in accordance with said Section 13.12(b) so long as (A) the Revolving Loan Commitment of such Bank is terminated concurrently with such repayment pursuant to Section 3.02(b) (at which time
Schedule I shall be deemed modified to reflect the changed Revolving Loan Commitments), and (B) the consents required by Section 13.12(b) in connection with the repayment pursuant to this clause (b) have been obtained.

            4.02 Mandatory Repayments. (a) (i) On any day on which the sum of the aggregate outstanding principal amount of the Revolving Loans made by Non-

Defaulting Banks, Swingline Loans and Letter of Credit Outstandings exceeds the Adjusted Total Available Revolving Loan Commitment as then in effect, the Borrower shall repay on such day principal of the Swingline Loans and, after all Swingline Loans have been repaid in full, Revolving Loans of Non-Defaulting Banks in an amount equal to such excess. If, after giving effect to the repayment of all outstanding Swingline Loans and all outstanding Revolving Loans of Non-Defaulting Banks, the aggregate amount of the Letter of Credit Outstandings exceeds the Adjusted Total Available Revolving Loan Commitment as then in effect, the Borrower shall pay to the Administrative Agent at the Payment Office on such date an amount of cash or Cash Equivalents equal to the amount of such excess (up to a maximum amount equal to the Letter of Credit Outstandings at such time), such cash or Cash Equivalents to be held as security for all obligations of the Borrower to Non-Defaulting Banks hereunder in a cash collateral account to be established by the Administrative Agent.

            (ii) On any day on which the aggregate outstanding principal amount of the Revolving Loans made by any Defaulting Bank exceeds the Revolving Loan Commitment of such Defaulting Bank, the Borrower shall repay on such day principal of Revolving Loans of such Defaulting Bank in an amount equal to such excess.

            (b) With respect to each repayment of Revolving Loans required by this Section 4.02, the Borrower may designate the Types of Revolving Loans which are to be repaid and, in the case of Eurodollar Loans, the specific Borrowing or Borrowings pursuant to which made, provided that: (i) repayments of Eurodollar Loans pursuant to this Section 4.02 may only be made on the last day of an Interest Period applicable thereto unless all Eurodollar Loans with Interest Periods ending on such date of required repayment and all Base Rate Loans have been paid in full; (ii) if any repayment of Eurodollar Loans made pursuant to a single Borrowing shall reduce the outstanding Eurodollar Loans made pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount applicable thereto, such Borrowing shall be converted at the end of the then current Interest Period into a Borrowing of Base Rate Loans; and (iii) except for the differing treatments of Defaulting Banks and Non-Defaulting Banks as expressly provided in Section 4.02(a), each repayment of Revolving Loans made pursuant to a Borrowing shall be applied pro rata among such Revolving Loans. In the absence of a designation by the Borrower as described in the preceding sentence, the Administrative Agent shall, subject to the above, make such designation in its sole discretion.

            (c) Notwithstanding anything to the contrary contained in this Agreement, (i) all then outstanding Revolving Loans shall be repaid in full on the Final Maturity Date, (ii) all the outstanding Swingline Loans shall be repaid in full on the

Swingline Expiry Date and (iii) all then outstanding Loans shall be repaid in full on the date on which a Change of Control occurs.

            4.03 Method and Place of Payment. Except as otherwise specifically provided herein, all payments under this Agreement or any Note shall be made to the Administrative Agent for the account of the Bank or Banks entitled thereto not later than 12:00 Noon (New York time) on the date when due and shall be made in Dollars in immediately available funds at the Payment Office. Whenever any payment to be made hereunder or under any Note shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable at the applicable rate during such extension.

            4.04 Net Payments. (a) All payments made by the Borrower hereunder or under any Note will be made without setoff, counterclaim or other defense. Except as provided in Section 4.04(b), all such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein with respect to such payments (but excluding, except as provided in the second succeeding sentence, any tax imposed on or measured by the net income or profits of a Bank pursuant to the laws of the jurisdiction in which it is organized or the jurisdiction in which the principal office or applicable lending office of such Bank is located or any subdivision thereof or therein) and all interest, penalties or similar liabilities with respect thereto (all such non-excluded taxes, levies, imports, duties, fees, assessments or other charges being referred to collectively as "Taxes"). If any Taxes are so levied or imposed, the Borrower agrees to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every payment of all amounts due under this Agreement or under any Note, after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein or in such Note. If any amounts are payable in respect of Taxes pursuant to the preceding sentence, the Borrower agrees to reimburse each Bank, upon the written request of such Bank, for taxes imposed on or measured by the net income or profits of such Bank pursuant to the laws of the jurisdiction in which the principal office or applicable lending office of such Bank is located or under the laws of any political subdivision or taxing authority of any such jurisdiction in which the principal office or applicable lending office of such Bank is located and for any withholding of income or similar taxes imposed by the United States of America as such Bank shall determine are payable by, or withheld from, such Bank in respect of such amounts so paid to or on behalf of such Bank pursuant to the preceding sentence and in respect of any amounts paid to or on behalf of such Bank pursuant to this sentence. The Borrower will furnish to the Agent within 45 days after the date the payment of any Taxes is due pursuant to applicable law certified copies of tax receipts evidencing such payment by the Borrower. The Borrower agrees to indemnify and hold harmless each Bank, and reimburse such Bank upon its written request, for the amount of any Taxes so levied or imposed and paid by such Bank.

            (b) Each Bank that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) agrees to deliver to the Borrower and the Administrative Agent on or prior to the Restatement Effective Date, or in the case of a Bank that is an assignee or transferee of an interest under this Agreement pursuant to Section 1.13 or 13.04 (unless the respective Bank was already a Bank hereunder immediately prior to such assignment or transfer), on the date of such assignment or transfer to such Bank, (i) two accurate and complete original signed copies of Internal Revenue Service Form 4224 or 1001 (or successor forms) certifying to such Bank's entitlement to a complete exemption from United States withholding tax with respect to payments to be made under this Agreement and under any Note, or (ii) if the Bank is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code and cannot deliver either Internal Revenue Service Form 1001 or 4224 (or successor forms) pursuant to clause (i) above, (x) a certificate substantially in the form of Exhibit D (any such certificate, a "Section 4.04(b)(ii) Certificate") and (y) two accurate and complete original signed copies of Internal Revenue Service Form W-8 (or successor form) certifying to such Bank's entitlement to a complete exemption from United States withholding tax with respect to payments of interest to be made under this Agreement and under any Note. In addition, each Bank agrees that from time to time after the Restatement Effective Date, when a lapse in time or change in circumstances renders the previous certification obsolete or inaccurate in any material respect, it will deliver to the Borrower and the Administrative Agent two new accurate and complete original signed copies of Internal Revenue Service Form 4224 or 1001 (or successor form) , or Form W-8 (or successor form) and a Section 4.04(b)(ii) Certificate, as the case may be, and such other forms as may be required in order to confirm or establish the entitlement of such Bank to a continued exemption from or reduction in United States withholding tax with respect to payments under this Agreement and any Note, or it shall immediately notify the Borrower and the Administrative Agent of its inability to deliver any such Form or Certificate. Notwithstanding anything to the contrary contained in Section 4.04(a), but subject to Section 13.04(b) and the immediately succeeding sentence, (x) the Borrower shall be entitled, to the extent it is required to do so by law, to deduct or withhold income or similar taxes imposed by the United States (or any political subdivision or taxing authority thereof or therein) from interest, fees or other amounts payable hereunder for the account of any Bank which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. Federal income tax purposes to the extent that such Bank has not provided to the Borrower U.S.

Internal Revenue Service Forms that establish a complete exemption from such deduction or withholding and (y) the Borrower shall not be obligated pursuant to
Section 4.04(a) to gross-up payments to be made to a Bank in respect of income or similar taxes imposed by the United States if (I) such Bank has not provided to the Borrower the Internal Revenue Service Forms required to be provided to the Borrower pursuant to this Section 4.04(b) or (II) in the case of a payment, other than interest, to a Bank described in clause (ii) above, to the extent that such Forms do not establish a complete exemption from withholding of such taxes. Notwithstanding anything to the contrary contained in the preceding sentence or elsewhere in this Section 4.04(b) and except as set forth in Section 13.04(b), the Borrower agrees to pay additional amounts and to indemnify each Bank in the manner set forth in Section 4.04(a) (without regard to the identity of the jurisdiction requiring the deduction or withholding) in respect of any amounts deducted or withheld by it as described in the immediately preceding sentence as a result of any changes after the Restatement Effective Date in any applicable law, treaty, governmental rule, regulation, guideline or order, or in the interpretation thereof, relating to the deducting or withholding of income or similar Taxes.

            SECTION 5. Conditions Precedent to the Restatement Effective Date. The occurrence of the Restatement Effective Date pursuant to Section 13.10 is subject to the satisfaction of the following conditions:

            5.01 Execution of Agreement; Notes. On or prior to the Restatement Effective Date, (i) this Agreement shall have been executed and delivered as provided in Section 13.10 and (ii) there shall have been delivered to the Administrative Agent for the account of each of the Banks, the appropriate Revolving Note executed by the Borrower and to the Swingline Bank, the Swingline Note executed by the Borrower, in each case in the amount, maturity and as otherwise provided herein.

            5.02 Fees, etc. On the Restatement Effective Date, the Borrower shall have paid to the Agents, the Co-Arrangers and the Banks all costs, fees and expenses (including, without limitation, legal fees and expenses) payable to the respective Agents, the Co-Arrangers and the Banks to the extent then due.

            5.03 Officer's Certificate. On the Restatement Effective Date, the Administrative Agent shall have received a certificate, dated the Restatement Effective Date and signed on behalf of the Borrower by any authorized officer of the Borrower and on behalf of Caterair by any authorized officer of Caterair, stating that all of the conditions in Sections 5.02, 5.06, 5.07, 5.12, 5.13,
5.18 and 6.02 have been satisfied on such date.

            5.04 Opinions of Counsel and Accountants. On the Restatement Effective Date, the Administrative Agent shall have received (i) from Kaye, Scholer, Fierman, Hays & Handler, LLP, counsel to the Credit Parties, an opinion addressed to each of the Agents and each of the Banks and dated the Restatement Effective Date covering the matters set forth in Exhibit E-1 and such other matters incident to the transactions contemplated herein as the Co-Arrangers may reasonably request, (ii) from Kaye, Scholer, Fierman, Hays & Handler, LLP, special tax counsel to the Borrower and Caterair, an opinion addressed to each of the Agents and each of the Banks and dated the Restatement Effective Date covering the matter set forth in Exhibit E-2 and such other matters incident to the transactions contemplated herein as the Co-Arrangers may reasonably request, which legal opinion shall be accompanied by an accountant's letter from Price Waterhouse addressed to each of the Agents and each of the Banks and dated the Restatement Effective Date covering the matter set forth in Exhibit E-3 and such other matters incident to the transactions contemplated herein as the Co-Arrangers may reasonably request and (iii) from Fraser & Beatty, counsel to the Designated Onex Sub, an opinion addressed to each of the Agents and each of the Banks and dated the Restatement Effective Date covering such of the matters incident to the Credit Documents executed by the Designated Onex Sub as the Co-Arrangers may reasonably request, which opinion shall be in form and substance reasonably satisfactory to the Co-Arrangers.

            5.05 Corporate Documents; Proceedings; etc. (a) On the Restatement Effective Date, the Administrative Agent shall have received a certificate from each Credit Party, each dated the Restatement Effective Date and signed by any authorized officer of such Credit Party, and attested to by the Secretary or any Assistant Secretary of such Credit Party, in the form of Exhibit F with appropriate insertions, together with copies of such Credit Party's certificate of incorporation and by-laws and the resolutions of such Credit Party referred to in such certificate, and the foregoing shall be in form and substance reasonably satisfactory to the Co-Arrangers.

            (b) All corporate and legal proceedings and all instruments and agreements in connection with the transactions contemplated by this Agreement and the other Documents shall be reasonably satisfactory in form and substance to the Co-Arrangers and the Required Banks, and the Administrative Agent shall have received all information and copies of all documents and papers, including records of corporate proceedings, governmental approvals, good standing certificates and bring-down telegrams or facsimiles, if any, which the Co-Arrangers reasonably may have requested in connection therewith, such documents and papers where appropriate to be certified by proper corporate or governmental authorities.

            5.06 Caterair Credit Agreement; etc. On the Restatement Effective Date, (i) Caterair shall have received $160,000,000 of gross cash proceeds from the incurrence of loans under the Caterair Credit Agreement, (ii) the Borrower shall have received $90,000,000 of gross cash proceeds from the incurrence of loans under the Caterair Credit Agreement, (iii) all outstanding term loans of Caterair under the Original Credit Agreement shall have been repaid in full with proceeds of the loans incurred by Caterair under the Caterair Credit Agreement, and (iv) the Caterair Credit Agreement shall be in full force and effect and no default or event of default shall exist thereunder. On the Restatement Effective Date, the Administrative Agent shall have received a true and complete copy of the Caterair Credit Agreement, which shall be in form and substance reasonably satisfactory to the Co-Arrangers and the Required Banks.

            5.07 Issuance of 9-1/4% Senior Subordinated Notes. (a) On the Restatement Effective Date, the Borrower shall have received gross cash proceeds in an aggregate principal amount of $299,604,000 from the issuance by the Borrower of the 9-1/4% Senior Subordinated Notes. On the Restatement Effective Date, and concurrently with the issuance of the 9-1/4% Senior Subordinated Notes on such date, the Borrower shall have utilized a portion of the net cash proceeds from the issuance of the 9-1/4% Senior Subordinated Notes to finance the repayment in full of all of its outstanding term loans under the Original Credit Agreement.

            (b) All terms of, and documentation for, the 9-1/4% Senior Subordinated Notes and the other 9-1/4% Senior Subordinated Note Documents (including, without limitation, amortization, maturities, interest rates, covenants, defaults, remedies, sinking fund provisions, subordination provisions and other terms) shall be required to be reasonably satisfactory in form and substance to the Co-Arrangers and the Required Banks, it being understood and agreed that in any event the 9-1/4% Senior Subordinated Notes shall be unsecured but may be guaranteed on a junior and fully subordinated basis by Caterair and the Subsidiary Guarantors. On the Restatement Effective Date, there shall have been delivered to the Administrative Agent true and complete copies of all 9-1/4% Senior Subordinated Note Documents.

            5.08 Pledge Agreements. On the Restatement Effective Date, (i) each Credit Party (other than OFSI and the Designated Onex Sub) shall have duly authorized, executed and delivered an amended and restated Pledge Agreement in the form of Exhibit G-1, with such changes thereto, or such additional pledge agreements (or amendments thereto) entered into in connection therewith, as foreign counsel may suggest in connection with the Pledged Securities issued by any Foreign Subsidiary of the Borrower designated by the Co-Arrangers (such Pledge Agreement, together with such additional pledge agreements, as modified, supplemented or amended from time to time, collectively, the "General Pledge Agreement"), (ii) OFSI shall have duly authorized, executed and delivered an amended and restated Pledge Agreement in the form of Exhibit G-2 (as modified, supplemented or amended from time to time, the "OFSI Pledge Agreement") and (iii) the Designated Onex Sub shall have duly authorized, executed and delivered an amended and restated Pledge Agreement in the form of Exhibit G-3 (as modified, supplemented or amended from time to time, the "Designated Onex Sub Pledge Agreement") and, in each case, each Credit Party shall have delivered to the Collateral Agent, as Pledgee, all the Pledged Securities, if any, referred to therein then owned by such Credit Party, (x) endorsed in blank in the case of promissory notes constituting Pledged Securities and (y) together with executed and undated stock powers (or the equivalent thereof in the relevant jurisdiction) in the case of capital stock constituting Pledged Securities.

            5.09 Security Agreement. On the Restatement Effective Date, each Credit Party (other than OFSI, Caterair Holdings and the Designated Onex Sub) shall have duly authorized, executed and delivered an amended and restated Security Agreement in the form of Exhibit H (as modified, supplemented or amended from time to time, the "Security Agreement") covering all of the present and future Security Agreement Collateral of such Credit Party, together with evidence of the completion of all recordings and filings of, or with respect to, the Security Agreement as may be necessary or, in the reasonable opinion of the Collateral Agent desirable, to perfect the security interests intended to be created by the Security Agreement.

            5.10 Mortgage Amendments; Title Insurance. On the Restatement Effective Date, the Collateral Agent shall have received:

            (a) fully executed counterparts of amendments (the "Mortgage Amendments"), in form and substance reasonably satisfactory to the Co-Arrangers, to each of the Existing Mortgages, together with evidence that counterparts of each of the Mortgage Amendments have been delivered to the title insurance company insuring the lien of the Existing Mortgages for recording in all places to the extent necessary or, in the reasonable opinion of the Collateral Agent desirable, to effectively maintain and/or create a valid and enforceable first priority mortgage lien on each Existing Mortgaged Property (subject to only Permitted Liens) in favor of the Collateral Agent for the benefit of the Secured Creditors; and

            (b) endorsements to the Mortgage Policies on each Existing Mortgaged Property issued by such title insurers reasonably satisfactory to the Co-Arrangers assuring the Collateral Agent that the Existing Mortgages on the Existing Mortgaged Properties are valid and enforceable first priority mortgage liens on the respective Existing Mortgaged Properties, free and clear of all defects, interests and encumbrances except Permitted Liens, and such endorsements shall otherwise be in form and substance reasonably satisfactory to the Co-Arrangers.

            5.11 Subsidiaries Guaranty; Designated Onex Sub Guaranty. (a) On the Restatement Effective Date, each Subsidiary Guarantor shall have duly authorized, executed and delivered an amended and restated Guaranty in the form of Exhibit I-1 (as modified, supplemented or amended from time to time, the "Subsidiaries Guaranty"), and the Subsidiaries Guaranty shall be in full force and effect.

            (b) On the Restatement Effective Date, the Designated Onex Sub shall have duly authorized, executed and delivered an amended and restated Guaranty in the form of Exhibit I-2 (as modified, supplemented or amended from time to time, the "Designated Onex Sub Guaranty"), and the Designated Onex Sub Guaranty shall be in full force and effect.

            5.12 Adverse Change; Approvals; etc. (a) (i) On the Restatement Effective Date, nothing shall have occurred (and the Co-Arrangers and the Banks shall have become aware of no facts, conditions or other information not previously known) which the Co-Arrangers or the Required Banks shall determine has had, or could reasonably be expected to have, a material adverse effect (x) on the rights or remedies of the Agents or the Banks, or on the ability of any Credit Party to perform their respective obligations to the Agents and the Banks or (y) on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of OFSI and its Subsidiaries taken as a whole, the Borrower and its Subsidiaries taken as a whole, Caterair, Caterair and its Subsidiaries taken as a whole or Caterair Holdings and its Subsidiaries taken as a whole from that set forth in the audited financial statements of such Persons for their fiscal year ended December 31, 1996.

            (b) On or prior to the Restatement Effective Date, all necessary governmental (domestic and foreign) and third party approvals and/or consents in connection with the consummation of the Transaction, the occurrence of any Credit Event and any transactions contemplated by the Documents and otherwise referred to or contemplated herein or therein shall have been (or will, within the time frame required, be) obtained and remain in full effect, and all applicable waiting periods shall have expired without any action being taken by any competent authority which restrains, prevents or imposes materially adverse conditions upon the consummation of the Transaction, the occurrence of any Credit Event or the consummation of the transactions contemplated by this Agreement and the other Documents or otherwise referred to herein or therein. Additionally, there shall not exist any judgment, order, injunction or other restraint issued or filed or a hearing seeking injunctive relief or other restraint pending or notified prohibiting or imposing materially adverse conditions upon the consummation of the Transaction, the occurrence of any Credit Event or the consummation of any other transactions contemplated by this Agreement and the other Documents.

            5.13 Litigation. On the Restatement Effective Date, no litigation by any entity (private or governmental) shall be pending or threatened (i) with respect to the Transaction or this Agreement or any documentation executed in connection herewith or therewith or the transactions contemplated hereby or thereby, (ii) with respect to any material Indebtedness of OFSI, Caterair Holdings or any of their respective Subsidiaries or (iii) which the Co-Arrangers or the Required Banks shall determine could reasonably be expected to have a materially adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of OFSI and its Subsidiaries taken as a whole, SCIS, SCIS and its Subsidiaries taken as a whole, Caterair, Caterair and its Subsidiaries taken as a whole or Caterair Holdings and its Subsidiaries taken as a whole.

            5.14 Solvency Certificate; Insurance Certificates. On the Restatement Effective Date, there shall have been delivered to the Administrative Agent (i) solvency certificates from an Authorized Financial Officer of the Borrower and Caterair, in the form of Exhibit J to this Agreement and Exhibit F to the Caterair Credit Agreement, respectively, and each dated the Restatement Effective Date and (ii) certificates of insurance complying with the requirements of Section 8.03, for the business and properties of the Borrower, Caterair and their respective Subsidiaries, and in scope, form and substance reasonably satisfactory to the Co-Arrangers and the Required Banks, including by naming the Collateral Agent as an additional insured and/or loss payee, and stating that such insurance shall not be cancelled or revised without at least 30 days prior written notice by the respective insurer to the Collateral Agent.

            5.15 Pro Forma Balance Sheets. On the Restatement Effective Date, there shall have been delivered to the Administrative Agent an unaudited pro forma consolidated balance sheet as of June 30, 1997 of each of (i) the Borrower and its Subsidiaries and (ii) Caterair, in each case after giving effect to the Transaction and the incurrence of all Indebtedness contemplated herein and prepared in accordance with generally accepted accounting principles, which pro forma consolidated balance sheets shall be in form and substance reasonably satisfactory to the Co-Arrangers and the Required Banks.

            5.16 Original Credit Agreement. On the Restatement Effective Date, all accrued and unpaid interest and fees under the Original Credit Agreement shall have been paid in full regardless of whether or not such amounts would otherwise be due and payable at such time pursuant to the terms of the Original Credit Agreement.

            5.17 Caterair Holdings Subordination Agreement; etc. On the Restatement Effective Date, (i) Caterair Holdings, Renex, Canex and the Administrative Agent shall have duly authorized, executed and delivered an amended and restated Subordination Agreement in the form of Exhibit L (as amended, modified or supplemented from time to time, the "Caterair Holdings, Subordination Agreement"), and (ii) OFSI, Canex, the Administrative Agent and Renex shall have entered into a letter agreement in the form of Exhibit N.

            5.18 13% Senior Subordinated Note Tender Offer; 13% Senior Subordinated Note Consents; 13% Senior Subordinated Note Indenture Supplement.
(a) On the Restatement Effective Date, the Borrower shall have accepted for payment at least a majority of the outstanding principal amount of the 13% Senior Subordinated Notes issued by it and tendered pursuant to the 13% Senior Subordinated Note Tender Offer and each of the conditions to such purchase set forth in the 13% Senior Subordinated Note Tender Offer Documents shall have been satisfied and not waived to the satisfaction of the Administrative Agent and the Required Banks (it being understood and agreed that the actual payment of any such 13% Senior Subordinated Notes so tendered shall not be required to be made until the end of the scheduled tender offer or within one Business Day thereafter, which is 5:00 p.m. on September 24, 1997 (the "13% Senior Subordinated Note Tender Offer Expiration Date")). The 13% Senior Subordinated Note Tender Offer shall be conducted in compliance with the 13% Senior Subordinated Note Tender Offer Documents and all applicable laws (including, without limitation, Federal and state securities laws).

            (b) On the Restatement Effective Date, the Borrower shall have received sufficient 13% Senior Subordinated Note Consents pursuant to the Consent Solicitation to authorize the execution and delivery of the 13% Senior Subordinated Note Indenture Supplement and the 13% Senior Subordinated Note Indenture Supplement shall have been duly executed and delivered by the Borrower and the 13% Senior Subordinated Note Indenture Trustee and all conditions to the effectiveness thereof shall have been satisfied. The Consent Solicitation and the amendments effected to the 13% Senior Subordinated Note Indenture pursuant to the 13% Senior Subordinated Note Indenture Supplement shall be conducted in compliance with the Consent Solicitation Documents and all applicable laws (including, without limitation, Federal and state securities laws).

            (c) On the Restatement Effective Date, there shall have been delivered to the Administrative Agent true and correct copies of all 13% Senior

Subordinated Note Tender Offer Documents and Consent Solicitation Documents (including executed versions of the 13% Senior Subordinated Note Indenture Supplement). The Administrative Agent shall have received evidence in form, scope and substance satisfactory to the Administrative Agent and the Required Banks that the matters set forth in this Section 5.18 have been satisfied at such time.

            SECTION 6. Conditions Precedent to all Credit Events. The obligation of each Bank to make Loans and the obligation of each Issuing Bank to issue any Letter of Credit is subject, at the time of each such Credit Event (except as hereinafter indicated), to the satisfaction of the following conditions:

            6.01 Restatement Effective Date. The Restatement Effective Date shall have occurred.

            6.02 No Default; Representations and Warranties. At the time of each Credit Event and also after giving effect thereto (i) there shall exist no Default or Event of Default and (ii) all representations and warranties contained herein and in the other Credit Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on the date of the making of such Credit Event (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such a specified date, and it being further understood and agreed that (x) so long as (A) there is sufficient availability under the Total Revolving Loan Commitment as determined in accordance with Sections 1.01(a) and/or (b), (B) no Default or Event of Default under Section
10.05 shall have occurred and be continuing and (C) the Loans shall not have been accelerated pursuant to Section 10, the Borrower shall be entitled to request a Borrowing of Revolving Loans and/or Swingline Loans the proceeds of which shall be used solely to repay any Unpaid Drawings then outstanding in accordance with Section 2.05(a) and (y) any Unpaid Drawing that remains unpaid for five Business Days or less from the date that the Borrower receives notice of the respective Drawing shall not prevent the Borrowing of any Revolving Loans and/or Swingline Loans for which a Notice of Borrowing has theretofore been given so long as no other Default or Event of Default is then in existence).

            6.03 Notice of Borrowing; Letter of Credit Request. (a) Prior to the making of each Revolving Loan (other than a Revolving Loan made pursuant to a Mandatory Borrowing), the Administrative Agent shall have received a Notice of Borrowing meeting the requirements of Section 1.03(a). Prior to the making of each Swingline Loan, the Swingline Bank shall receive the notice referred to in
Section 1.03(b)(i).

            (b) Prior to the issuance of any Letter of Credit (other than Existing Letters of Credit), the Administrative Agent and the respective Issuing Bank shall have received a Letter of Credit Request (together with such other documents, if any, as such Issuing Bank shall identify to the Borrower as being customarily included in connection therewith) meeting the requirements of
Section 2.03.

            The occurrence of the Restatement Effective Date and the acceptance of the benefits or proceeds of each Credit Event shall constitute a representation and warranty by OFSI, Caterair Holdings, Caterair and the Borrower to each of the Agents and each of the Banks that all of the conditions specified in Section 5 and in this Section 6 and applicable to the Restatement Effective Date and such Credit Event exist as of that time. All of the Notes, certificates, legal opinions and other documents and papers referred to in
Section 5 and in this Section 6, unless otherwise specified, shall be delivered to the Administrative Agent at the Notice Office for the account of each of the Banks and, except for the Notes, in sufficient counterparts for each of the Banks and shall be in form and substance satisfactory to the Required Banks.

            SECTION 7. Representations, Warranties and Agreements. In order to induce the Banks to enter into this Agreement and to make the Loans, and issue (or participate in) the Letters of Credit as provided herein, each of OFSI, Caterair Holdings, the Borrower and Caterair makes the following representations, warranties and agreements, in each case after giving effect to the Transaction, all of which shall survive the execution and delivery of this Agreement and the Notes and the making of the Loans and issuance of the Letters of Credit, with the occurrence of the Restatement Effective Date and each Credit Event on or after the Restatement Effective Date being deemed to constitute a representation and warranty that the matters specified in this Section 7 are true and correct on and as of the Restatement Effective Date and the date of each such Credit Event (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date).

            7.01 Corporate Status. Each of OFSI, Caterair Holdings, the Borrower and each Subsidiary of Caterair Holdings and the Borrower (i) is a duly organized and validly existing corporation in good standing under the laws of the jurisdiction of its organization, (ii) has the corporate power and authority to own its property and assets and to transact the business in which it is engaged and presently proposes to engage and (iii) is duly qualified and is authorized to do business and is in good standing in each jurisdiction where the ownership of its property or the operation or conduct of its business requires such qualifications except for failures to be so qualified which, individually or in the aggregate, could not reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities, condition (finan-cial or otherwise) or prospects of the Borrower, the Borrower and its Subsidiaries taken as a whole, Caterair, Caterair and its Subsidiaries taken as a whole or OFSI and its SCIS Subsidiaries taken as a whole.

            7.02 Corporate Power and Authority. Each Credit Party has the corporate power and authority to execute, deliver and perform the terms and provisions of each of the Documents to which it is party and has taken all necessary corporate action to authorize the execution, delivery and performance by it of each of such Documents. Each Credit Party has duly executed and delivered each of the Documents to which it is party, and each of such Documents constitutes the legal, valid and binding obligation of such Credit Party enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

            7.03 No Violation. Neither the execution, delivery or performance by any Credit Party of the Documents to which it is a party, nor compliance by it with the terms and provisions thereof, (i) will contravene any provision of any applicable law, statute, rule or regulation or any applicable order, writ, injunction or decree of any court or governmental instrumentality, (ii) will conflict with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (except pursuant to the Security Documents, the Caterair Holdings CD Pledge Agreement and the Subordinated Intercompany Security Agreement) upon any of the properties or assets of OFSI, Caterair Holdings, the Borrower or any Subsidiary of Caterair Holdings or the Borrower pursuant to the terms of any indenture, mortgage, deed of trust, credit agreement or loan agreement, or any other material agreement, contract or instrument to which OFSI, Caterair Holdings, the Borrower or any Subsidiary of Caterair Holdings or the Borrower is a party or by which it or any of its property or assets is bound or to which it may be subject or (iii) will violate any provision of the certificate of incorporation or by-laws (or equivalent organizational documents) of OFSI, Caterair Holdings, the Borrower or any Subsidiary of Caterair Holdings or the Borrower.

            7.04 Governmental Approvals. No order, consent, approval, license, authorization or validation of, or filing, recording or registration with (except as have been obtained or made on or prior to the Restatement Effective Date, or to the extent not required to be obtained or made on or prior to the Restatement Effective Date pursuant to the Transaction Documents, as will be obtained or made on or prior to the required date therefor), or exemption by, any governmental or public body or authority or any subdivision thereof, is required to authorize, or is required for, (i) the execution, delivery and performance of any Document, (ii) the legality, validity, binding effect or enforceability of any such Document or (iii) the consummation of the Transaction.

            7.05 Financial Statements; Financial Condition; Undisclosed Liabilities; Financial Projections. (a) The consolidated balance sheet of each of the Borrower and its Subsidiaries and Caterair Holdings and its Subsidiaries at December 31, 1996 and June 30, 1997, and the related consolidated statements of income, retained earnings and cash flow for the fiscal year and six-month period ended on such dates, and furnished to the Banks prior to the Restatement Effective Date present fairly the consolidated financial position of each of the Borrower and its Subsidiaries and Caterair Holdings and its Subsidiaries at the date of such balance sheets and the results of operations for the periods covered thereby. All such financial statements have been prepared in accordance with generally accepted accounting principles and practices consistently applied. Since December 31, 1996 (and after giving effect to the Transaction), there has been no material adverse change in the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower, the Borrower and its Subsidiaries taken as a whole, Caterair, Caterair and its Subsidiaries taken as a whole or OFSI and its SCIS Subsidiaries taken as a whole.

            (b) On and as of the Restatement Effective Date, after giving effect to the Transaction and to all Indebtedness (including the Loans) being incurred or assumed and Liens created by each Credit Party in connection therewith, (A) the sum of the assets, at a fair valuation of each of OFSI and its Subsidiaries taken as a whole and the Borrower, Caterair and their respective Subsidiaries taken as a whole will exceed their respective debts, (B) each of OFSI and its Subsidiaries taken as a whole and the Borrower, Caterair and their respective Subsidiaries taken as a whole have not incurred and do not intend to incur, and do not believe that they will incur, debts beyond their ability to pay such debts as such debts mature and (C) each of OFSI and its Subsidiaries taken as a whole and the Borrower, Caterair and their respective Subsidiaries taken as a whole will have sufficient capital with which to conduct their business. For purposes of this Section 7.05(b), "debt" means any liability on a claim, and "claim" means (i) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured or (ii) right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.

            (c) Except as fully disclosed in the financial statements delivered pursuant to Section 7.05(a), there were as of the Restatement Effective Date no liabil-ities or obligations with respect to OFSI, Caterair Holdings or any of their respective Subsidiaries of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether or not due) which, either individually or in aggregate, could reasonably be expected to be material to OFSI, Caterair Holdings or any of their respective Subsidiaries (other than any such liabilities or obligations which arise in the ordinary course of business in connection with contracts entered into by any such Person). As of the Restatement Effective Date, none of OFSI, Caterair Holdings, Caterair nor the Borrower knows of any basis for the assertion against it or any of its Subsidiaries of any liability or obligation of any nature whatsoever that is not fully disclosed in the financial statements delivered pursuant to Section 7.05(a) which, either individually or in the aggregate, could reasonably be expected to be material to OFSI, Caterair Holdings, the Borrower, Caterair or any of their respective Subsidiaries.

            (d) On and as of the Restatement Effective Date, (i) there are no statements or conclusions in any of the financial projections dated August 5, 1997 previously delivered to the Banks (the "Financial Projections") which are based upon or include information known to OFSI, Caterair Holdings, the Borrower or Caterair to be misleading in any material respect or which fail to take into account material information regarding the matters reported therein. On the Restatement Effective Date, each of OFSI, Caterair Holdings, the Borrower and Caterair believes that the Financial Projections are reasonable and attainable, it being understood that the Financial Projections include assumptions as to future events that are not to be viewed as facts and that actual results may differ materially from the projected results.

            7.06 Litigation. There are no actions, suits or proceedings pending or threatened (i) with respect to any Document or the transactions contemplated hereby or thereby, (ii) with respect to any material Indebtedness of OFSI, Caterair Holdings, the Borrower or any Subsidiary of Caterair Holdings or the Borrower, or (iii) that could reasonably be expected to materially and adversely affect the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower, the Borrower and its Subsidiaries taken as a whole, Caterair, Caterair and its Subsidiaries taken as a whole or OFSI and its SCIS Subsidiaries taken as a whole.

            7.07 True and Complete Disclosure. All factual information (taken as a whole) furnished by or on behalf of OFSI, Caterair Holdings or any of their respective Subsidiaries in writing to any Agent or any Bank (including, without limitation, all information contained in the Documents) for purposes of or in connection with this Agreement, the other Documents or any transaction contemplated herein or therein is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of OFSI, Caterair Holdings or any of their respective Subsidiaries in writing to any Agent or any Bank, will be, true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any fact necessary to make such information (taken as a whole) not misleading in any material respect at such time in light of the circumstances under which such information was provided.

            7.08 Use of Proceeds; Margin Regulations. (a) All proceeds of Revolving Loans and Swingline Loans shall be used to finance the working capital requirements and general corporate purposes of the Borrower, Caterair and their respective Subsidiaries.

            (b) No part of the proceeds of any Loan will be used to purchase or carry any Margin Stock or to extend credit for the purpose of purchasing or carrying any Margin Stock. Neither the making of any Loan nor the use of the proceeds thereof nor the occurrence of any other Credit Event will violate or be inconsistent with the provisions of Regulation G, T, U or X of the Board of Governors of the Federal Reserve System.

            7.09 Tax Returns and Payments. Each of OFSI, Caterair Holdings and each of their respective Subsidiaries has filed or caused to be filed, on a timely basis with the appropriate taxing authority, all material federal, state and other returns, statements, forms and reports for taxes (the "Returns") required to be filed by or with respect to the income, properties or operations of OFSI, Caterair Holdings and their respective Subsidiaries. The Returns accurately reflect in all material respects all liability for taxes of OFSI, Caterair Holdings and their respective Subsidiaries and for the periods covered thereby. Each of OFSI, Caterair Holdings and each of their respective Subsidiaries has paid all material taxes payable by it other than taxes which are not delinquent, and other than those contested in good faith and for which adequate reserves have been established in accordance with generally accepted accounting principles. There is no material action, suit, proceeding, investigation, audit or claim now pending or threatened by any taxing authority regarding any taxes relating to OFSI, Caterair Holdings or any of their respective Subsidiaries. As of the Restatement Effective Date, none of OFSI, Caterair Holdings nor any of their respective Subsidiaries has entered into an agreement or waiver or been requested to enter into an agreement or waiver extending any statute of limitations relating to the payment or collection of taxes of OFSI, Caterair Holdings or any of their respective Subsidiaries to a period ending after the Restatement Effective Date. None of OFSI, Caterair Holdings nor any of their respective Subsidiaries has provided, with respect to itself or property held by it, any consent under Section 341(f) of the Code. None of OFSI, Caterair Holdings nor any of their respective Subsidiaries has incurred, or will incur, any material tax liability for any tax year, or portion thereof, ending on or before the

Restatement Effective Date, in connection with the Transaction or the other transactions contemplated hereby and thereby.

            7.10 Compliance with ERISA. (i) Each Plan is in substantial compliance with ERISA and the Code; no Reportable Event has occurred with respect to a Plan; no Plan is insolvent or in reorganization; no Plan that is a single-employer plan (as defined in Section 4001 of ERISA) has an Unfunded Current Liability; no Plan has an accumulated or waived funding deficiency or has applied for an extension of any amortization period within the meaning of
Section 412 of the Code; all contributions required to be made with respect to a Plan and a Foreign Pension Plan have been timely made; none of OFSI, Caterair Holdings nor any Subsidiary or ERISA Affiliate of OFSI or Caterair Holdings has incurred any material liability to or on account of a Plan pursuant to Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or
Section 401(a)(29), 4971, 4975 or 4980 of the Code or expects to incur any material liability (including any indirect, contingent, or secondary liability) under any of the foregoing Sections with respect to any Plan; no proceedings have been instituted to terminate or appoint a trustee to administer any Plan; no condition exists which presents a material risk to OFSI, Caterair Holdings or any Subsidiary or ERISA Affiliate of OFSI or Caterair Holdings of incurring a material liability to or on account of a Plan pursuant to the foregoing provisions of ERISA and the Code; using actuarial assumptions and computation methods consistent with Part 1 of subtitle E of Title IV of ERISA, the aggregate liabilities of OFSI, Caterair Holdings and their respective Subsidiaries and ERISA Affiliates to all Plans which are multiemployer plans (as defined in Section 4001(a)(3) of ERISA) in the event of a complete withdrawal therefrom, as of the close of the most recent fiscal year of each such Plan ended prior to the date of the most recent Credit Event, would not exceed $5,000,000; no lien imposed under the Code or ERISA on the assets of OFSI, Caterair Holdings or any Subsidiary or ERISA Affiliate of OFSI or Caterair Holdings exists or is likely to arise on account of any Plan; and if OFSI, Caterair Holdings and their respective Subsidiaries were to cease contributions to or terminate any employee benefit plan maintained by any of them after securing appropriate governmental and union consents and approvals, the unfunded liability for benefits then due could not reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower, the Borrower and its Subsidiaries taken as a whole, Caterair, Caterair and its Subsidiaries taken as a whole or OFSI and its SCIS Subsidiaries taken as a whole.

            (ii) Each Foreign Pension Plan has been maintained in substantial compliance with its terms and with the requirements of any and all applicable laws, statutes, rules, regulations and orders and has been maintained, where required, in good standing with applicable regulatory authorities. None of OFSI, Caterair Holdings nor any of their respective Subsidiaries has incurred any obligation in connection with the termination of or withdrawal from any Foreign Pension Plan. The present value of the accrued benefit liabilities (whether or not vested) attributable to employees of OFSI, the Borrower, Caterair Holdings or any of their respective Subsidiaries under each Foreign Pension Plan, determined as of the end of OFSI's and Caterair Holdings' most recently ended fiscal year on the basis of actuarial assumptions, which are reasonable in the aggregate, did not exceed the current value of the assets of such Foreign Pension Plan allocable to such benefit liabilities by more than $4,000,000.

            7.11 The Security Documents. (a) The provisions of the Security Agreement are effective to create in favor of the Collateral Agent for the benefit of the Secured Creditors a legal, valid and enforceable security interest in all right, title and interest of each Credit Party party to the Security Agreement in the Security Agreement Collateral, and the Security Agreement, upon the filing of Form UCC-1 financing statements or the appropriate equivalent (which filings have been made), creates a fully perfected first lien on, and security interest in, all right, title and interest in all of the Security Agreement Collateral to the extent that such Security Agreement Collateral consists of the type of property in which a security interest may be perfected by filing a financing statement under the UCC as enacted in any relevant jurisdiction, subject to no other Liens other than Permitted Liens. The recordation of the Assignment of Security Interest in U.S. Patents and Trademarks in the form attached to the Security Agreement in the United States Patent and Trademark Office together with filings on Form UCC-1 made pursuant to the Security Agreement will be effective, under applicable law, to perfect the security interest granted to the Collateral Agent in the trademarks and patents covered by the amended and restated Security Agreement and the recordation of the Assignment of Security Interest in U.S. Copyrights in the form attached to the Security Agreement with the United States Copyright Office together with filings on Form UCC-1 made pursuant to the Security Agreement will be effective under federal law to perfect the security interest granted to the Collateral Agent in the copyrights covered by the Security Agreement. Each Credit Party to the Security Agreement has good and valid title to all Security Agreement Collateral owned by it, free and clear of all Liens except Permitted Liens.

            (b) The security interests created in favor of the Collateral Agent, as Pledgee, for the benefit of the Secured Creditors under the Pledge Agreements constitute first priority perfected security interests in the Pledged Securities, subject to no security interests of any other Person. No filings or recordings are required in order to perfect (or maintain the perfection or priority of) the security interests created in the Pledged Securities and the proceeds thereof under the Pledge Agreements (other than, in respect of such proceeds, the filing of Form UCC-1 financing statements or the appropriate equivalent (which filings have been made)).

            (c) The Mortgages create, upon recording thereof and of the Mortgage Amendments which recordings in the case of the Mortgages, have been made, and in the case of the Mortgage Amendments, will be made within 10 days after the Restatement Effective Date, as security for the obligations purported to be secured thereby, a valid and enforceable first priority perfected security interest in and mortgage lien on all of the Mortgaged Properties in favor of the Collateral Agent for the benefit of the Secured Creditors and subject to no other Liens (other than Permitted Liens). Each Credit Party has good and marketable title to all fee-owned Mortgaged Properties owned by such Credit Party and valid leasehold title to all leasehold Mortgaged Properties leased by such Credit Party, in each case free and clear of all leases, occupancy interests and all Liens except Permitted Liens.

            7.12 Representations and Warranties in Other Documents. (a) On the Restatement Effective Date, all representations and warranties made by any Credit Party in the Caterair Credit Agreement and in the 9-1/4% Senior Subordinated Note Documents were true and correct in all material respects as at the time as of which such representations and warranties were made (or deemed made).

            (b) On the date of each Credit Event, all representations and warranties contained in the other Credit Documents shall be true and correct in all material respects as if made on such date.

            7.13 Properties. Each of OFSI, Caterair Holdings, the Borrower and each Subsidiary of Caterair Holdings and the Borrower has good and valid title to all material properties owned by it, including, without limitation, all property reflected as owned by it in the consolidated balance sheets of the Borrower and Caterair Holdings referred to in Section 7.05(a) (except as sold or otherwise disposed of since the date of such balance sheets pursuant to transactions not prohibited under the Original Credit Agreement or this Agreement), free and clear of all Liens, other than (i) as referred to in the balance sheets or in the notes thereto or (ii) Permitted Liens. Schedule IV sets forth a true and complete description of all Real Property owned or leased by OFSI, Caterair Holdings, the Borrower and each Domestic Subsidiary of Caterair Holdings and the Borrower on the Restatement Effective Date, the type of interest therein held by such Person and sets forth the direct owner or lessee thereof and whether such Real Property is subject to any of the Lease Agreements.

            7.14 Capitalization. (a) On the Restatement Effective Date, the authorized capital stock of (i) OFSI consists of (x) 210,000 shares of Class A Common Stock, $.01 par value per share (the "OFSI Class A Common Stock"), of which 128,525.05, shares were issued and 123,184.81 shares were outstanding as of June 30, 1997, (y) 40,000 shares of Class AA Common Stock, $.01 par value per share, of which 38,326.36 shares were issued and outstanding as of June 30, 1997 and (z) 21,000 shares of Class B Common Stock, $.01 par value per share (the "OFSI Class B Common Stock"), of which 15,207.30 shares were issued and 12,975.20 shares were outstanding as of June 30, 1997, (ii) Caterair Holdings consists of (x) 1,000,000 shares of Caterair Holdings Class A Nonvoting Common Stock, all of which shares are issued and outstanding and (y) 100,000 shares of Caterair Holdings Class B Voting Common Stock, all of which shares are issued and outstanding, (iii) the Borrower consists of 3,000 shares of common stock, $.01 par value per share, of which 100 shares are issued and outstanding and owned of record and beneficially by OFSI and (iv) Caterair consists of 10,000 shares of common stock, $.01 par value per share, all of which shares are issued and outstanding and owned of record and beneficially by Caterair Holdings. All such outstanding shares of common stock have been duly and validly issued, are fully paid and nonassessable and are free of preemptive rights. Except as set forth on
Schedule V, none of OFSI, Caterair Holdings, the Borrower nor Caterair has outstanding any securities convertible into or exchangeable for its capital stock or outstanding any rights to subscribe for or to purchase, or any options or warrants for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its capital stock.

            7.15 Subsidiaries. Schedule VI lists each Subsidiary of OFSI and Caterair Holdings and the direct and indirect ownership interest of OFSI and Caterair Holdings therein, in each case as of the Restatement Effective Date. All outstanding shares of capital stock of each Subsidiary of OFSI and Caterair Holdings have been duly and validly issued, are fully paid and non-assessable and have been issued free of preemptive rights. Except as set forth on Schedule V, no Subsidiary of the Borrower or Caterair has outstanding any securities convertible into or exchangeable for its capital stock or outstanding any right to subscribe for or to purchase, or any options or warrants for the purchase of, or any agreement providing for the issuance (contingent or otherwise) of or any calls, commitments or claims of any character relating to, its capital stock or any stock appreciation or similar rights.

            7.16 Compliance with Statutes, etc. Each of OFSI, Caterair Holdings, the Borrower and each Subsidiary of Caterair Holdings and the Borrower is in compliance with all applicable statutes, laws, ordinances, codes, rules, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property (including applicable statutes, regulations, orders and restrictions relating to environmental standards and controls), except such instances of noncompliance as could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower, the Borrower and its Subsidiaries taken as a whole, Caterair, Caterair and its Subsidiaries taken as a whole or OFSI and its SCIS Subsidiaries taken as a whole.

            7.17 Investment Company Act. None of OFSI, Caterair Holdings, the Borrower nor any Subsidiary of Caterair Holdings or the Borrower is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

            7.18 Public Utility Holding Company Act. None of OFSI, Caterair Holdings, the Borrower nor any Subsidiary of Caterair Holdings or the Borrower is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

            7.19 Environmental Matters. (a) Each of OFSI, Caterair Holdings, the Borrower and each Subsidiary of Caterair Holdings and the Borrower is in compliance with all applicable Environmental Laws and the requirements of any permits issued under such Environmental Laws. There are no pending or threatened Environmental Claims against OFSI, Caterair Holdings, the Borrower or any Subsidiary of Caterair Holdings or the Borrower or any Real Property owned or operated by any such Person. There are no facts, circumstances, conditions or occurrences on any Real Property owned or operated by OFSI, Caterair Holdings, the Borrower or any Subsidiary of Caterair Holdings or the Borrower or on any property adjoining or in the vicinity of any such Real Property that could reasonably be expected (i) to form the basis of an Environmental Claim against OFSI, Caterair Holdings, the Borrower or any Subsidiary of Caterair Holdings or the Borrower or any such Real Property or (ii) to cause any such Real Property to be subject to any restrictions on the ownership, occupancy, use or transferability of such Real Property by OFSI, Caterair Holdings, the Borrower or any Subsidiary of Caterair Holdings or the Borrower under any applicable Environmental Law.

            (b) Hazardous Materials have not at any time been generated, used, treated or stored on, or transported to or from, any Real Property owned or operated by OFSI, Caterair Holdings, the Borrower or any Subsidiary of Caterair Holdings or the Borrower where such generation, use, treatment or storage has violated any Environmental Law. Hazardous Materials have not at any time been Released on or from any Real Property owned or operated by OFSI, Caterair Holdings, the Borrower or any Subsidiary of Caterair Holdings or the Borrower where such Release has violated any applicable Environmental Law. There are no underground storage tanks located on any Real Property owned or operated by OFSI, Caterair Holdings, the

Borrower or any Subsidiary of Caterair Holdings or the Borrower that are not in compliance with all Environmental Laws.

            (c) Notwithstanding anything to the contrary in this Section 7.19, the representations made in this Section 7.19 shall only be untrue if the effect of the failures and noncompliances of the types described above, either individually or in the aggregate, have had, or could reasonably be expected to have, a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower, the Borrower and its Subsidiaries taken as a whole, Caterair, Caterair and its Subsidiaries taken as a whole or OFSI and its SCIS Subsidiaries taken as a whole.

            7.20 Labor Relations. None of OFSI, Caterair Holdings, the Borrower nor any Subsidiary of Caterair Holdings or the Borrower is engaged in any unfair labor practice that could reasonably be expected to have a material adverse effect on the Borrower, the Borrower and its Subsidiaries taken as a whole, Caterair, Caterair and its Subsidiaries taken as a whole, or OFSI and its SCIS the Subsidiaries taken as a whole. There is (i) no unfair labor practice complaint pending against OFSI, Caterair Holdings, the Borrower or any Subsidiary of Caterair Holdings or the Borrower or threatened against any of them, before the National Labor Relations Board or pursuant to the Railway Labor Act, and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement is so pending against OFSI, Caterair Holdings, the Borrower or any Subsidiary of Caterair Holdings or the Borrower or threatened against any of them, (ii) no strike, labor dispute, slowdown or stoppage pending against OFSI, Caterair Holdings, the Borrower or any Subsidiary of Caterair Holdings or the Borrower or threatened against any of them and (iii) no union representation proceeding pending with respect to the employees of OFSI, Caterair Holdings, the Borrower or any Subsidiary of Caterair Holdings or the Borrower except (with respect to any matter specified in clause (i), (ii) or (iii) above, either individually or in the aggregate) such as could not reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower, the Borrower and its Subsidiaries taken as a whole, Caterair, Caterair and its Subsidiaries taken as a whole or OFSI and its SCIS Subsidiaries taken as a whole.

            7.21 Patents, Licenses, Franchises and Formulas. Each of OFSI, Caterair Holdings, the Borrower and each Subsidiary of Caterair Holdings and the Borrower owns all patents, trademarks, permits, service marks, trade names, copyrights, licenses, franchises and formulas, or has rights with respect to the foregoing, and has obtained assignments of all leases and other rights of whatever nature, reasonably necessary for the present conduct of its business, without any known conflict with the rights of others which, or the failure to obtain which, as the case may be, could reasonably be expected to result in a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower, the Borrower and its Subsidiaries taken as a whole, Caterair, Caterair and its Subsidiaries taken as a whole or OFSI and its SCIS Subsidiaries taken as a whole.

            7.22 Indebtedness; Subordination Provisions; etc. (a) Schedule VII sets forth a true and complete list of all Indebtedness of OFSI, Caterair Holdings and their respective Subsidiaries as of the Restatement Effective Date and which is to remain outstanding after giving effect thereto (excluding the Loans, the Letters of Credit, the loans under the Caterair Credit Agreement, the Senior Subordinated Notes, the Caterair Holdings Unsecured Debentures, the Caterair Holdings Secured Note, the Existing Caterair Senior Notes and the SCIS/Caterair Loan, the "Existing Indebtedness"), in each case showing the aggregate principal amount thereof and the name of the respective borrower and any Credit Party or any of its Subsidiaries which directly or indirectly guaranteed such debt.

            (b) The subordination provisions contained in the Senior Subordinated Notes and in the other Senior Subordinated Note Documents are enforceable against the Borrower, Caterair, the other Subsidiary Guarantors and the holders of the Senior Subordinated Notes, and all Obligations and Guaranteed Obligations (as defined herein and in the Subsidiaries Guaranty) are within the definition of "Senior Indebtedness" or "Guarantor Senior Indebtedness", as the case may be, included in such subordination provisions.

            (c) The subordination provisions contained in the Caterair Holdings Subordination Agreement are enforceable against Caterair Holdings and the holders of the Caterair Holdings Unsecured Debentures.

            (d) None of OFSI, Caterair Holdings, the Borrower nor any Subsidiary of Caterair Holdings or the Borrower is liable for any Indebtedness or other obligations (except, (i) in the case of such other obligations, those in the nature of ERISA, tax and similar obligations in which OFSI and its SCIS Subsidiaries are jointly and severally liable with OFSI and its Non-SCIS Subsidiaries as a matter of law and (ii) in the case of OFSI, to the extent that such recourse is expressly limited solely to the Class B Assets or the equity interests of any Non-SCIS Subsidiary or any Dividends or earnings from, or any proceeds in respect of, any thereof) of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether or not due) of any Non-SCIS Subsidiaries.

            7.23 Consummation of Transaction. At the time of consummation thereof, the Transaction shall have been consummated in accordance with the terms of the respective Documents and all applicable United States and other laws. At the time of consummation thereof, all consents, approvals of and permits for, and filings and registrations with, and all other actions in respect of, all governmental agencies, authorities or instrumentalities required in order to make or consummate the Transaction have been (or will, within the time frame required, be) obtained, given, filed or taken and are or will be in full force and effect (or effective judicial relief with respect thereto has been obtained). All applicable waiting periods with respect to the Transaction shall have expired without any action being taken by any competent authority which restrains, prevents or imposes material adverse conditions upon the Transaction. Additionally, there does not exist any judgment, order or injunction prohibiting or imposing material adverse conditions upon the Transaction or the occurrence of any Credit Event or the performance by OFSI, Caterair Holdings or any of their respective Subsidiaries of their obligations under the respective Documents. All actions taken by OFSI, Caterair Holdings or any of their respective Subsidiaries pursuant to or in furtherance of the consummation of the Transaction have been taken in compliance with the respective Documents therefor and all applicable United States and other laws.

            SECTION 8. Affirmative Covenants. Each of OFSI, Caterair Holdings, Caterair and the Borrower covenants and agrees that on and after the Restatement Effective Date and until the Total Revolving Loan Commitment and all Letters of Credit have terminated and the Loans, Notes and Unpaid Drawings, together with interest, Fees and all other Obligations incurred hereunder and thereunder are paid in full (other than indemnity and similar obligations that are not then due and payable):

            8.01 Information Covenants. OFSI, Caterair Holdings, the Borrower and Caterair will, as applicable, furnish to the Administrative Agent (with sufficient copies for each of the Banks) (and the Administrative Agent will promptly thereafter furnish to each Bank):

            (a) Monthly Reports. Within 30 days after the end of each fiscal month of the Borrower and Caterair (or 60 days after the end of each December), the consolidated balance sheet of each of the Borrower and its Subsidiaries and Caterair and its Subsidiaries as at the end of such fiscal month and the related consolidated statements of income and retained earnings and statement of cash flows for such fiscal month and for the elapsed portion of the fiscal year ended with the last day of such fiscal month, in each case setting forth comparative figures for the corresponding fiscal month in the prior fiscal year and, to the extent the respective budget has previously been delivered, comparative figures for such fiscal month as set forth in the respective budget delivered pursuant to Section 8.01(e), all of which shall be certified by an Authorized Financial Officer of the Borrower or Caterair, as applicable, subject to normal year-end audit adjustments and the absence of footnotes.

            (b) Quarterly Financial Statements. Within 45 days after the close of the first three quarterly accounting periods in each fiscal year of OFSI, Caterair Holdings, the Borrower and Caterair, (w) in the case of OFSI, the consolidated balance sheet of OFSI as at the end of such quarterly accounting period and the related consolidated statements of income and retained earnings and consolidated statement of cash flows, in each case for such quarterly accounting period and for the elapsed portion of the fiscal year ended with the last day of such quarterly accounting period, (x) in the case of the Borrower, the consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such quarterly accounting period and the related consolidated statements of income and retained earnings and the statement of cash flows, in each case for such quarterly accounting period and for the elapsed portion of the fiscal year ended with the last date of such quarterly accounting period, (y) in the case of Caterair, the consolidated balance sheet of Caterair and its Subsidiaries as at the end of such quarterly accounting period and the related consolidated statements of income and retained earnings and the statement of cash flows, in each case for such quarterly accounting period and for the elapsed portion of the fiscal year ended with the last day of such quarterly accounting period, and (z) also in the case of the Borrower, a statement of the combined debt of the Borrower, Caterair and their respective Subsidiaries as at the end at such quarterly accounting period and the combined statements of income and the combined statement of cash flows for the Borrower, Caterair and their respective Subsidiaries, in each case for such quarterly accounting period and for the elapsed portion of the fiscal year ended with the last day of such quarterly accounting period (with such combined statements to be prepared on a basis consistent with those combined statements delivered under the Original Credit Agreement), in each case (with respect to preceding clauses (w),
      (x), (y) and (z)) setting forth comparative figures for the corresponding periods in the prior fiscal year, all of which shall be certified by an Authorized Financial Officer of OFSI, Caterair Holdings, the Borrower or Caterair, as applicable, subject to normal year-end audit adjustments and the absence of footnotes.

            (c) Annual Financial Statements. Within 105 days after the close of each fiscal year of OFSI, Caterair Holdings, the Borrower and Caterair,
      (i) (v) in the case of OFSI, the consolidated balance sheet of OFSI as at the end of such fiscal year and the related consolidated statements of income and retained earnings and the consolidated statement of cash flows for such fiscal year setting forth comparative figures for the preceding fiscal year, (w) in the case of Caterair Holdings, the consolidated balance sheet of Caterair Holdings as at the end of such fiscal year and the related consolidated statements of income and retained earnings and the consolidated statement of cash flows for such fiscal year setting comparative figures for the preceding fiscal year, (x) in the case of the Borrower, the consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal year and the related consolidated statements of income and retained earnings and the statement of cash flows for such fiscal year setting forth comparatives for the preceding fiscal year, (y) in the case of Caterair, the consolidated balance sheet of Caterair and its Subsidiaries as at the end of such fiscal year and the related consolidated statements of income and retained earnings and the statement of cash flows for such fiscal year, setting forth comparatives for the preceding fiscal year, and
      (z) also in the case of the Borrower, a statement of the combined debt of the Borrower, Caterair and their respective Subsidiaries as at the end of such fiscal year and the combined statements of income and the combined statement of cash flows for the Borrower, Caterair and their respective Subsidiaries for such fiscal year setting forth comparative figures for the preceding fiscal year (with such combined statements to be prepared on a basis consistent with those combined statements delivered under the Original Credit Agreement), in each case (with respect to preceding clauses (v), (w), (x), (y) and (z)) certified (A) in the case of the consolidated financial statements of OFSI, Caterair Holdings, the Borrower and Caterair, by Coopers and Lybrand L.L.P. or such other independent certified public accounting firm of recognized national standing reasonably acceptable to the Agents, together with a report of such accounting firm stating that in the course of its regular audit of the consolidated financial statements of each of the Borrower and its Subsidiaries and Caterair and its Subsidiaries, which audit was conducted in accordance with generally accepted auditing standards, such accounting firm obtained no knowledge of any Default or Event of Default which has occurred and is continuing under any of Sections 9.07 through 9.09, inclusive, or, if in the opinion of such accounting firm such a Default or an Event of Default has occurred and is continuing, a statement as to the nature thereof and (B) in the case of the combined statements of the Borrower and Caterair, by an Authorized Financial Officer of the Borrower and (ii) management's discussions and analysis of the important operational and financial developments during such fiscal year.

            (d) Management Letters. Promptly after the receipt thereof by OFSI, Caterair Holdings, the Borrower or any Domestic Subsidiary of Caterair Holdings or the Borrower, a copy of any "management letter" received by

      OFSI, Caterair Holdings, the Borrower or such Subsidiary from its certified public accountants and the management's responses thereto.

            (e) Budgets. No later than 120 days following the commencement of the first day of each fiscal year of the Borrower and Caterair, consolidated budgets for each of the Borrower and Caterair in form satisfactory to the Agents (including budgeted statements of income and sources and uses of cash and balance sheets) prepared by the Borrower and Caterair respectively for each of the twelve months of such fiscal year prepared in detail, and accompanied by the statement of an Authorized Financial Officer of the Borrower or Caterair, as the case may be, that the respective budget is a reasonable estimate of the period covered thereby.

            (f) Officer's Certificates. At the time of the delivery of the financial statements provided for in Sections 8.01(a), (b) and (c), a certificate of an Authorized Financial Officer of OFSI, Caterair Holdings, the Borrower or Caterair, as applicable, to the effect that, to the best of such officer's knowledge, no Default or Event of Default has occurred and is continuing or, if any Default or Event of Default has occurred and is continuing, specifying the nature and extent thereof, which certificate, if delivered with the financial statements required by Sections 8.01(b) and (c), shall also set forth the calculations required to establish whether OFSI and its SCIS Subsidiaries or Caterair Holdings and its Subsidiaries, as applicable, were in compliance with the provisions of Sections 3.03(b), 9.03(ii), (iii), (v), (vi) and (vii) (y) and (z), 9.04(vi) and 9.07 through 9.09, inclusive, at the end of such fiscal quarter or year, as the case may be. In addition, at the time of the delivery of the financial statements of the Borrower provided for in Sections 8.01(a), (b) and (c), a certificate of an Authorized Financial Officer of the Borrower setting forth (x) the aggregate principal amount (or the Dollar Equivalent thereof) of all Third-Party Foreign Subsidiary Indebtedness outstanding as of the date of such financial statements and
      (y) the respective Foreign Subsidiary or Foreign Subsidiaries that have incurred such Indebtedness.

            (g) Notice of Default or Litigation. Promptly, and in any event within three Business Days after an executive officer of any Credit Party obtains knowledge thereof, notice of (i) the occurrence of any event which constitutes a Default or an Event of Default and (ii) any litigation or governmental investigation or proceeding pending (x) against OFSI, Caterair Holdings or any of their respective Subsidiaries which could reasonably be expected to materially and adversely affect the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower, the Borrower and its

      Subsidiaries taken as a whole, Caterair, Caterair and its Subsidiaries taken as a whole or OFSI and its SCIS Subsidiaries taken as a whole, or
      (y) with respect to any Document.

            (h) Other Reports and Filings. Promptly, copies of all financial information, proxy materials and other information and reports, if any, which OFSI, Caterair Holdings, the Borrower or any Subsidiary of Caterair Holdings or the Borrower shall file with the Securities and Exchange Commission or any successor thereto (the "SEC") or deliver to holders of the Senior Subordinated Notes or any other issue of its Indebtedness pursuant to the terms of the documentation governing any such Indebtedness (or any trustee, agent or other representative therefor).

            (i) Environmental Matters. Promptly, and in any event within ten Business Days, after an executive officer of any Credit Party obtains knowledge thereof, notice of one or more of the following environmental matters, unless such environmental matters could not, individually or when aggregated with all other such environmental matters, be reasonably expected to materially and adversely affect the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower, the Borrower and its Subsidiaries taken as a whole, Caterair, Caterair and its Subsidiaries taken as a whole or OFSI and its SCIS Subsidiaries taken as a whole:

                   (i) any pending or threatened Environmental Claim in writing against OFSI, Caterair Holdings, the Borrower or any Subsidiary of Caterair Holdings or the Borrower or any Real Property owned or operated by OFSI, Caterair Holdings, the Borrower or any Subsidiary of Caterair Holdings or the Borrower;

                  (ii) any condition or occurrence on or arising from any Real
            Property owned or operated by OFSI, Caterair Holdings, the Borrower or any Subsidiary of Caterair Holdings or the Borrower that (a) results in noncompliance by OFSI, Caterair Holdings, the Borrower or any Subsidiary of Caterair Holdings or the Borrower with any applicable Environmental Law or (b) could reasonably be expected to form the basis of an Environmental Claim against OFSI, Caterair Holdings, the Borrower or any Subsidiary of Caterair Holdings or the Borrower or any such Real Property;

                 (iii) any condition or occurrence on any Real Property owned or operated by OFSI, Caterair Holdings, the Borrower or any Subsidiary of Caterair Holdings or the Borrower that could reasonably be expected to cause such Real Property to be subject to any restrictions on the ownership, occupancy, use or transferability by OFSI, Caterair Holdings, the Borrower or any Subsidiary of Caterair Holdings or the Borrower of such Real Property under any Environmental Law; and

                  (iv) the taking of any removal or remedial action in response to the actual or alleged presence of any Hazardous Material on any Real Property owned or operated by OFSI, Caterair Holdings, the Borrower or any Subsidiary of Caterair Holdings or the Borrower as required by any Environmental Law or any governmental or other administrative agency.

      All such notices shall describe in reasonable detail the nature of the claim, investigation, condition, occurrence or removal or remedial action and OFSI's, Caterair Holdings', the Borrower' or such Subsidiary's response thereto. In addition, OFSI, Caterair Holdings, the Borrower or any Subsidiary of Caterair Holdings or the Borrower will provide the Banks with copies of all material communications with any government or governmental agency relating to Environmental Laws, all communications with any Person relating to any Environmental Claim of which notice is required to be given pursuant to this Section 8.01(i), and such detailed reports of any such Environmental Claim as may reasonably be requested by any Agent; provided that in any event such Persons shall deliver to each Bank all notices received by them from any government or governmental agency under, or pursuant to, CERCLA.

            (j) Annual Meetings with Banks. The Borrower shall within 135 days after the close of each fiscal year of the Borrower hold a meeting (at a mutually agreeable location and time) with all of the Banks at which meeting shall be reviewed the financial results of the previous fiscal year and the financial condition of the Borrower and its Subsidiaries and the annual plan and budgets presented for the current fiscal year of the Borrower and its Subsidiaries.

            (k) Other Information. From time to time, such other information or documents (financial or otherwise) with respect to OFSI, Caterair Holdings or any of their respective Subsidiaries as any Bank may reasonably request in writing.

            8.02 Books, Records and Inspections. Each of OFSI, Caterair Holdings and the Borrower will, and each of Caterair Holdings and the Borrower will cause each of their respective Subsidiaries to, keep proper books of record and account in which true and correct entries in conformity with generally accepted accounting principles and all requirements of law shall be made of all dealings and transactions in relation to its business and activities. Each of OFSI, Caterair Holdings and the Borrower will, and each of Caterair Holdings and the Borrower will cause each of their respective Subsidiaries to, permit officers and designated representatives of any Agent or any Bank to visit and inspect, during regular business hours and under guidance of officers of OFSI, Caterair Holdings, the Borrower or such Subsidiary, any of the properties of OFSI, Caterair Holdings, the Borrower or such Subsidiary, and to examine the books of account of OFSI, Caterair Holdings, the Borrower or such Subsidiary and discuss the affairs, finances and accounts of OFSI, Caterair Holdings, the Borrower or such Subsidiary with, and be advised as to the same by, its and their officers and independent accountants, all at such reasonable times and intervals and to such reasonable extent as any Agent or any Bank may reasonably request.

            8.03 Maintenance of Property; Insurance. (a) Schedule IX sets forth a true and complete listing of all insurance maintained by the Borrower, Caterair and their respective Subsidiaries on the Restatement Effective Date. Each of the Borrower and Caterair will, and will cause each of their respective Subsidiaries to, (i) keep all property necessary in its business in good working order and condition (ordinary wear and tear excepted), (ii) maintain property insurance with financially sound and reputable insurance companies on all its property for the lower of replacement cost or market value against such risks as applicable per property location, (iii) maintain public liability insurance with financially sound and reputable insurance companies in such amounts and coverage as determined in good faith by senior management of the Borrower or Caterair to be appropriate for the Borrower, Caterair and their respective Subsidiaries,
(iv) maintain workers' compensation insurance with financially sound and reputable insurance companies as statutorily required by each applicable locale, and (v) furnish to each Bank, upon written request, full information as to all insurance carried. In addition to the requirements of the immediately preceding sentence, the Borrower and Caterair will at all times cause insurance of the types described in Schedule IX to be maintained (with the same scope of coverage as that described in Schedule IX) at levels which are at least as great as the respective amount described opposite the respective type of insurance on
Schedule IX to the extent available at commercially reasonable rates.

            (b) Each of the Borrower and Caterair will, and will cause each of its respective Domestic Subsidiaries to, at all times keep their respective properties insured in favor of the Collateral Agent, and all policies (including Mortgage Policies) or certificates with respect to such insurance (and any other insurance maintained by the Borrower, Caterair or any such Domestic Subsidiary)
(i) shall be endorsed to the Collateral Agent's satisfaction for the benefit of the Collateral Agent (including, without limitation, by naming the Collateral Agent as loss payee or as an additional insured), (ii) shall state that such insurance policies shall not be cancelled without at least 30 days' prior written notice thereof by the respective insurer to the Collateral Agent, (iii) shall provide that the respective insurers irrevocably waive any and all rights of subrogation with respect to the Collateral Agent and the Secured Creditors, (iv) shall contain the standard non-contributory mortgagee clause endorsement in favor of the Collateral Agent with respect to hazard insurance coverage, (v) shall, except in the case of public liability insurance and workers' compensation insurance, provide that any losses shall be payable notwithstanding (A) any act or neglect of the Borrower, Caterair or any such Domestic Subsidiary, (B) the occupation or use of the properties for purposes more hazardous than those permitted by the terms of the respective policy, (C) any foreclosure or other proceeding relating to the insured properties or (D) any change in the title to or ownership or possession of the insured properties and (vi) shall be deposited with the Collateral Agent.

            (c) If the Borrower, Caterair or any of their respective Subsidiaries to which this Section 8.03 applies shall fail to maintain insurance in accordance herewith, or if the Borrower, Caterair or any such Subsidiary shall fail to so endorse and deposit all policies or certificates with respect thereto, the Administrative Agent and/or the Collateral Agent shall have the right (but shall be under no obligation) to procure such insurance and the Borrower agree to reimburse the Administrative Agent or the Collateral Agent, as the case may be, for all costs and expenses of procuring such insurance.

            8.04 Corporate Franchises. Each of OFSI, Caterair Holdings and the Borrower will, and each of Caterair Holdings and the Borrower will cause each of its respective Subsidiaries (other than Immaterial Subsidiaries) to, do or cause to be done, all things necessary to preserve and keep in full force and effect its existence and its material rights, franchises, licenses and patents; provided, however, that nothing in this Section 8.04 shall prevent (i) the sale or other disposal of assets by OFSI, Caterair Holdings, the Borrower or any Subsidiary of Caterair Holdings or the Borrower to the extent not prohibited under Section 9.02 or any other transaction permitted by Section 9.02 or (ii) the withdrawal by OFSI, Caterair Holdings, the Borrower or any Subsidiary of Caterair Holdings or the Borrower of its qualification as a foreign corporation in any jurisdiction where such withdrawal could not reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower, the Borrower and its Subsidiaries taken as a whole, Caterair, Caterair and its Subsidiaries taken as a whole or OFSI and its SCIS Subsidiaries taken as a whole.

            8.05 Compliance with Statutes, etc. Each of OFSI, Caterair Holdings and the Borrower will comply, and each of Caterair Holdings and the Borrower will cause each of its respective Subsidiaries to comply, with all applicable statutes, laws, ordinances, codes, rules, regulations and orders of, and all applicable restrictions imposed by all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership and operation of its property and business, except such instances of noncompliance as could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower, the Borrower and its Subsidiaries taken as a whole, Caterair, Caterair and its Subsidiaries taken as a whole or OFSI and its SCIS Subsidiaries taken as a whole.

            8.06 Compliance with Environmental Laws. (a) Each of OFSI, Caterair Holdings and the Borrower will comply, and each of Caterair Holdings and the Borrower will cause each of its respective Subsidiaries to comply, with all Environmental Laws applicable to the ownership or use of its Real Property now or hereafter owned or operated by OFSI, Caterair Holdings, the Borrower or any such Subsidiary, except such instances of noncompliance as could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower, the Borrower and its Subsidiaries taken as a whole, Caterair, Caterair and its Subsidiaries taken as a whole or OFSI and its SCIS Subsidiaries taken as a whole, and will promptly pay or cause to be paid all costs and expenses incurred in connection with such compliance, and will keep or cause to be kept all such Real Property free and clear of any Liens imposed pursuant to such Environmental Laws. None of OFSI, Caterair Holdings, the Borrower nor any Subsidiary of Caterair Holdings or the Borrower will generate, use, treat, store, release or dispose of, or permit the generation, use, treatment, storage, release or disposal of Hazardous Materials on any Real Property now or hereafter owned or operated by OFSI, Caterair Holdings, the Borrower or any such Subsidiary, or transport or permit the transportation of Hazardous Materials to or from any such Real Property except for Hazardous Materials used or stored at any such Real Properties in material compliance with all applicable Environmental Laws and used in connection with the operation, use and maintenance of any such Real Property.

            (b) At the written request of the Administrative Agent or the Required Banks, which request shall specify in reasonable detail the basis therefor, at any time and from time to time, OFSI, Caterair Holdings and the Borrower will provide, at their own expense an environmental site assessment report concerning any Real Property now or hereafter owned or operated by OFSI, Caterair Holdings, the Borrower or any Domestic Subsidiary of Caterair Holdings or the Borrower, prepared by an environmental consulting firm approved by the Administrative Agent, indicating the presence or absence of Hazardous Materials and the potential cost of any removal or remedial action in connection with any Hazardous Materials on such Real Property; provided that such request may be made only if (i) the Administrative Agent or the Required Banks reasonably believe that OFSI, Caterair Holdings, the Borrower or any Domestic Subsidiary of Caterair Holdings or the Borrower or any such Real Property is not in compliance with Section 8.06(a) or (ii) any notice is delivered to the Administrative Agent or any Bank pursuant to Section 8.01(i). If any such Credit Party fails to provide the same within 120 days after such request was made, the Administrative Agent may order the same, and each of OFSI, Caterair Holdings, the Borrower and each Domestic Subsidiary of Caterair Holdings and the Borrower shall grant and hereby grants, to the extent that it is legally and contractually able to do so, to the Administrative Agent and the Banks and their agents access to such Real Property and specifically, to the extent that it is legally and contractually able to do so, grants the Administrative Agent and the Banks an irrevocable non-exclusive license, subject to the rights of tenants, to undertake such an assessment, all at the Credit Party's expense.

            8.07 ERISA. As soon as possible and, in any event, within 10 days after OFSI, Caterair Holdings, the Borrower or any Subsidiary or ERISA Affiliate of the Borrower or Caterair Holdings knows or has reason to know of the occurrence of any of the following, OFSI, Caterair Holdings or the Borrower, as applicable, will deliver to each of the Banks a certificate of its Chief Financial Officer setting forth details as to such occurrence and the action, if any, that such Person is required or proposes to take, together with any notices required or proposed to be given to or filed with or by such Person, the PBGC, a Plan participant or the Plan administrator with respect thereto: that a Reportable Event has occurred; that an accumulated funding deficiency has been incurred or an application may be or has been made to the Secretary of the Treasury for a waiver or modification of the minimum funding standard (including any required installment payments) or an extension of any amortization period under Section 412 of the Code with respect to a Plan; that a contribution required to be made to a Plan or Foreign Pension Plan has not been timely made; that a Plan has been or may be terminated, reorganized, partitioned or declared insolvent under Title IV of ERISA; that a Plan has an Unfunded Current Liability giving rise to a lien under ERISA or the Code; that proceedings may be or have been instituted to terminate or appoint a trustee to administer a Plan; that a proceeding has been instituted pursuant to Section 515 of ERISA to collect a delinquent contribution to a Plan; that OFSI, Caterair Holdings, the Borrower or any Subsidiary or ERISA Affiliate of the Borrower or Caterair Holdings will or may incur any material liability (including any indirect, contingent, or secondary liability) to or on account of the termination of or withdrawal from a Plan under Section 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or with respect to a Plan under Section 401(a)(29), 4971, 4975 or 4980 of the Code or Section 409 or 502(i) or 502(l) of ERISA; or that the Borrower, Caterair Holdings or any Subsidiary or ERISA Affiliate of OFSI or Caterair Holdings may incur any material increase in liability over that existing on the Restatement Effective Date pursuant to any employee welfare benefit plan (as defined in Section 3(1) of ERISA) that provides benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or any employee pension benefit plan (as defined in Section 3(2) of ERISA). At the request of the Administrative Agent, OFSI, Caterair Holdings or the Borrower, as applicable, will deliver to the Administrative Agent a complete copy of the annual report (Form 5500) of each Plan (including, to the extent required, the related financial and actuarial statements and opinions and other supporting statements, certifications, schedules and information) required to be filed with the Internal Revenue Service. In addition to any certificates or notices delivered to the Banks pursuant to the first sentence hereof, copies of annual reports and any material notices received by OFSI, Caterair Holdings, the Borrower or any Subsidiary or ERISA Affiliate of the Borrower or Caterair Holdings with respect to any Plan or Foreign Pension Plan shall be delivered to the Banks no later than 10 days after the date such report has been filed with the Internal Revenue Service or such notice has been received by OFSI, Caterair Holdings, the Borrower, the Subsidiary or the ERISA Affiliate, as applicable.

            8.08 End of Fiscal Years; Fiscal Quarters. Each of the Borrower and Caterair will cause (i) each of its, and each of its respective Domestic Subsidiaries', fiscal years to end on December 31, and (ii) each of its, and each of its respective Domestic Subsidiaries', fiscal quarters to end on the last day of each March, June, September and December.

            8.09 Performance of Obligations. Each of OFSI, Caterair Holdings and the Borrower will, and each of Caterair Holdings and the Borrower will cause each of its respective Subsidiaries to, perform all of its obligations under the terms of each mortgage, indenture, security agreement, loan agreement, credit agreement or any other material agreement, contract or instrument by which it is bound, except such non-performances as could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower, the Borrower and its Subsidiaries taken as a whole, Caterair, Caterair and its Subsidiaries taken as a whole or OFSI and its SCIS Subsidiaries taken as a whole. In addition to the requirements of the immediately preceding sentence, each of OFSI, Caterair Holdings and the Borrower will, and each of Caterair Holdings and the Borrower will cause each of its respective Subsidiaries to, perform all of its obligations under the terms of each Lease Agreement, License Agreement and the Non-Compete Agreement.

            8.10 Payment of Taxes. Each of OFSI and Caterair Holdings will pay and discharge or cause to be paid and discharged, and will cause each of its respective Subsidiaries to pay and discharge, all material taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any material properties belonging to it, in each case on a timely basis (giving effect to applicable extensions for filings), and all material lawful claims which, if unpaid, might become a lien or charge upon any properties of OFSI, Caterair Holdings or any of their respective Subsidiaries; provided that neither OFSI, Caterair Holdings nor any of their respective Subsidiaries shall be required to pay any such tax, assessment, charge, levy or claim which is being contested in good faith and by proper proceedings if it has maintained adequate reserves with respect thereto in accordance with generally accepted accounting principles.

            8.11 Additional Security; Further Assurances. (a) Each of the Borrower and Caterair will, and will cause each of its respective Wholly-Owned Domestic Subsidiaries to, grant to the Collateral Agent security interests and mortgages in such Real Property of such Credit Party as are not covered by the Existing Mortgages, as may be requested from time to time by the Administrative Agent or the Required Banks or as may be required to be granted from time to time pursuant to the Caterair Credit Agreement. All such security interests and mortgages shall be granted pursuant to Mortgages reasonably satisfactory in form and substance to the Administrative Agent and shall constitute valid and enforceable perfected Liens superior to and prior to the rights of all third Persons and subject to no other Liens except for Permitted Liens. Such Mortgages or instruments related thereto shall have been duly recorded or filed in such manner and in such places as are required by law to establish, perfect, preserve and protect the Liens in favor of the Collateral Agent required to be granted pursuant to such Mortgages and all taxes, fees and other charges payable in connection therewith shall have been paid in full.

            (b) Each of OFSI, Caterair Holdings and the Borrower will, and each of Caterair Holdings and the Borrower will cause each of its respective Wholly-Owned Domestic Subsidiaries to, at their expense, make, execute, endorse, acknowledge, file and/or deliver to the Collateral Agent from time to time such vouchers, invoices, schedules, confirmatory assignments, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, reports and other assurances or instruments and take such further steps relating to the Collateral covered by any of the Security Documents as the Collateral Agent may reasonably require. Furthermore, each of OFSI, Caterair Holdings and the Borrower will cause to be delivered to the Collateral Agent such opinions of counsel, Mortgage Policies, surveys and other related documents as may be requested by the Collateral Agent to assure itself that this Section 8.11 has been complied with.

            (c) Each of OFSI, Caterair Holdings and the Borrower agrees that each action required above by this Section 8.11 shall be completed as soon as possible, but in no event later than 90 days after such action is requested to be taken by the Administrative Agent or the Required Banks or is required to be taken pursuant to the Caterair Credit Agreement.

            (d) To the extent the Borrower, Caterair Holdings or any of their respective Subsidiaries create, establish or acquire any Wholly-Owned Domestic Subsidiary after the Restatement Effective Date in accordance with the other provisions of this Agreement, each such Wholly-Owned Domestic Subsidiary shall be required to become a party to each of the Subsidiaries Guaranty, the Security Agreement and the General Pledge Agreement by executing a counterpart thereof or by entering into an amendment thereto satisfactory to the Administrative Agent and 100% of the capital stock of such new Wholly-Owned Domestic Subsidiary shall be pledged pursuant to the General Pledge Agreement. In connection with the foregoing, to the extent requested by the Administrative Agent or the Collateral Agent, such Wholly-Owned Domestic Subsidiary shall be required to deliver such relevant documentation (including opinions of counsel, UCC-1 Financing Statements and officer's certificates) of the type described in Section 5 as the respective Wholly-Owned Domestic Subsidiary would have had delivered if it were a Credit Party on the Restatement Effective Date. Each of the Borrower and Caterair Holdings agrees that each action required to be taken pursuant to this clause (d) shall be completed contemporaneously with the creation, establishment or acquisition of such Wholly-Owned Domestic Subsidiary. In addition to the foregoing, all other Pledged Securities acquired after the Restatement Effective Date by any Credit Party shall, to the extent required by the respective Pledge Agreement, be pledged and, in the case of Certificated Pledged Securities, delivered to the Collateral Agent for pledge pursuant to such Pledge Agreement.

            8.12 Corporate Separateness. OFSI covenants and agrees that it will take, and will cause each of its Subsidiaries to take, all such action as is necessary to keep the operations of OFSI and its SCIS Subsidiaries separate and apart from those of its Non-SCIS Subsidiaries including, without limitation, ensuring that all customary formalities regarding corporate existence, including holding regular board of directors' and shareholders' meetings and maintenance of corporate offices and records, are followed. Neither OFSI nor any of its SCIS Subsidiaries shall make any payment to a creditor of any Non-SCIS Subsidiary in respect of any liability of any Non-SCIS Subsidiary except to the extent that any such payment is made solely with the Class B Assets or the equity interests of any Non-SCIS Subsidiary or any Dividends or earnings from, or any proceeds in respect of, any thereof. All financial statements of OFSI and its SCIS Subsidiaries provided to creditors shall clearly evidence the corporate separateness of the Non-SCIS Subsidiaries from OFSI and its SCIS Subsidiaries and

OFSI and its SCIS Subsidiaries shall maintain their own respective payroll and separate books of account and bank accounts from the Non-SCIS Subsidiaries. Each of OFSI and its SCIS Subsidiaries pays, and shall continue to pay, its respective liabilities, including all administrative expenses, from its own separate assets, and assets of OFSI and its SCIS Subsidiaries are separately identified and segregated from the assets of the Non-SCIS Subsidiaries. Finally, neither OFSI nor any of its SCIS Subsidiaries shall take any action, or conduct its affairs in a manner which is likely to result in the corporate existence of the Non-SCIS Subsidiaries being ignored, or in the assets and liabilities of OFSI or any of its SCIS Subsidiaries being substantively consolidated with those of the Non-SCIS Subsidiaries in a bankruptcy, reorganization or other insolvency proceeding.

            8.13 Caterair Holdings Secured Note and Caterair Holdings Unsecured Debentures. (a) Caterair Holdings will pay all principal and interest owing in respect of the Caterair Holdings Secured Note solely through the interest income earned on the Caterair Holdings Certificate of Deposit and/or the proceeds from any sale or liquidation of the Caterair Holdings Certificate of Deposit.

            (b) Caterair Holdings will pay all interest on the Caterair Holdings Unsecured Debentures solely through the issuance of additional debentures substantially in the form of the Caterair Holdings Unsecured Debentures rather than in cash.

            8.14 Capital Contributions. OFSI and Caterair Holdings will immediately contribute any cash proceeds received by it as a result of any event described in Section 3.03(b), (c), or (d) to the capital of the Borrower or Caterair, as the case may be, and the Borrower or Caterair shall use such proceeds as (and to the extent) provided in such Sections.

            8.15 13% Senior Subordinated Note Tender Offer; Escrows. (a) On the 13% Senior Subordinated Note Tender Offer Expiration Date or within one Business Day thereafter, the Borrower will pay for all 13% Senior Subordinated Notes that have been tendered (and not withdrawn) pursuant to the 13% Senior Subordinated Note Tender Offer, and all such 13% Senior Subordinated Notes shall be duly cancelled.

            (b) If on September 30, 1997 more than $25,000,000 in aggregate principal amount of 13% Senior Subordinated Notes remain outstanding, the Borrower shall enter into an escrow agreement reasonably satisfactory to the Administrative Agent (the "Bank Escrow Agreement") pursuant to which the Borrower shall deposit cash with the Collateral Agent in an amount equal to the aggregate principal amount of the 13% Senior Subordinated Notes that remain outstanding, which cash shall be held in the escrow account referred to in the Bank Escrow Agreement as security for the

Obligations hereunder and for the obligations under the Caterair Credit Agreement, although (i) such cash shall upon request of the Borrower be released from such escrow account from time to time to repurchase or redeem outstanding 13% Senior Subordinated Notes so long as no Default or Event of Default then exists and (ii) such cash shall upon request of the Borrower be released from such escrow account at such time as the aggregate principal amount of outstanding 13% Senior Subordinated Notes is $25,000,000 or less so long as no Default or Event of Default then exists.

            (c) If on September 30, 1997, $25,000,000 or less of 13% Senior Subordinated Notes remain outstanding, the Borrower shall have the option, in its sole discretion, to enter into the Bank Escrow Agreement and deposit cash up to an amount equal to the aggregate principal amount of 13% Senior Subordinated Notes that remain outstanding, which cash shall be subject to the same security and release arrangements as set forth in clause (b) of this Section 8.15.

            8.16 Termination of Existing Interest Rate Protection Agreements. Within 14 days following the Restatement Effective Date, the Borrower shall unwind or terminate the existing Interest Rate Protection Agreements set forth on Schedule VII.

            SECTION 9. Negative Covenants. Each of OFSI, Caterair Holdings, the Borrower and Caterair covenants and agrees that on and after the Restatement Effective Date and until the Total Revolving Loan Commitment and all Letters of Credit have terminated and the Loans, Notes and Unpaid Drawings, together with interest, Fees and all other Obligations incurred hereunder and thereunder, are paid in full (other than indemnity and similar obligations that are not then due and payable):

            9.01 Liens. Each of OFSI, Caterair Holdings and the Borrower will not, and each of Caterair Holdings and the Borrower will not permit any of its respective Subsidiaries to, create, incur, assume or suffer to exist any Lien upon or with respect to any property or assets (real or personal, tangible or intangible) of OFSI, Caterair Holdings, the Borrower or any Subsidiary of Caterair Holdings or the Borrower, whether now owned or hereafter acquired, or sell any such property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets (including sales of accounts receivable with recourse to OFSI, Caterair Holdings, the Borrower or any Subsidiary of Caterair Holdings or the Borrower), or assign any right to receive income or permit the filing of any financing statement under the UCC or any other similar notice of Lien under any similar recording or notice statute; provided that the provisions of this Section 9.01 shall not prevent the creation, incurrence, assumption or existence of the following (Liens described below are herein referred to as "Permitted Liens"):

            (i) inchoate Liens for taxes, assessments or governmental charges or levies not yet due and payable or Liens for taxes, assessments or governmental charges or levies being contested in good faith and by appropriate proceedings for which adequate reserves have been established in accordance with generally accepted accounting principles;

           (ii) Liens in respect of property or assets of OFSI, Caterair Holdings, the Borrower or any Subsidiary of Caterair Holdings or the Borrower imposed by law, which were incurred in the ordinary course of business and do not secure Indebtedness for borrowed money, such as carriers', warehousemen's, materialmen's and mechanics' liens and other similar Liens arising in the ordinary course of business, and (x) which do not in the aggregate materially detract from the value of the property or assets of the Borrower and its Subsidiaries taken as a whole or Caterair and its Subsidiaries taken as a whole or materially impair the operation of the business of the Borrower and its Subsidiaries taken as a whole or Caterair and its Subsidiaries taken as a whole or (y) which are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to any such Lien;

          (iii) Liens in existence on the Restatement Effective Date which are of the type described in Schedule X (including, without limitation, the Liens created pursuant to Caterair Holdings CD Pledge Agreement and the Subordinated Intercompany Security Agreement);

           (iv) Permitted Encumbrances;

            (v) Liens created pursuant to the Credit Documents;

           (vi) leases or subleases granted by the Borrower, Caterair or any of their respective Subsidiaries to other Persons in the ordinary course of business not materially interfering with the conduct of the business of the Borrower and its Subsidiaries taken as a whole or Caterair and its Subsidiaries taken as a whole or materially detracting from the value of the relative assets of the Borrower and its Subsidiaries taken as a whole or Caterair and its Subsidiaries taken as a whole or Caterair and its Subsidiaries taken as a whole;

          (vii) Liens placed upon assets subject to Capitalized Lease Obligations, provided that (x) the aggregate principal amount of such Capitalized Lease Obligations outstanding at any one time, when added to the aggregate principal amount of all purchase money Indebtedness outstanding at such time and secured by Liens permitted by clause (viii) of this Section 9.01, shall not exceed the sum of (1) that aggregate amount permitted by Section 9.04(vi) plus
      (2) that aggregate amount of Capitalized Lease Obligations and purchase money Indebtedness outstanding on the Restatement Effective Date, (y) such Liens only serve to secure the payment of Indebtedness arising under such Capitalized Lease Obligation and (z) the Lien encumbering the asset giving rise to the Capitalized Lease Obligation does not encumber any other asset of OFSI, Caterair Holdings, the Borrower or any Subsidiary of Caterair Holdings or the Borrower;

         (viii) Liens placed upon equipment or machinery used in the ordinary course of business by the Borrower, Caterair or any of their respective Subsidiaries at the time of acquisition thereof by the Borrower, Caterair or any such Subsidiary or within 90 days thereafter to secure Indebtedness incurred to pay all or a portion of the purchase price thereof, provided that (x) the aggregate outstanding principal amount of all purchase money Indebtedness secured by Liens permitted by this clause (viii) outstanding at any one time, when added to the aggregate principal amount of all Capitalized Lease Obligations outstanding at such time and incurred pursuant to clause (vii) of this Section 9.01, does not exceed the sum of
      (1) that aggregate amount permitted by Section 9.04(vi) plus (2) that aggregate amount of purchase money Indebtedness and Capitalized Lease Obligations outstanding on the Restatement Effective Date and (y) in all events, the Lien encumbering the equipment or machinery so acquired does not encumber any other asset of OFSI, Caterair Holdings, the Borrower or any Subsidiary of Caterair Holdings or the Borrower;

           (ix) Liens (other than Liens imposed by ERISA) incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security or to secure the performance of tenders, statutory obligations, surety bonds, bids, government contracts, performance and returns of money bonds and other similar obligations (exclusive of obligations in respect of the payment for borrowed money);

            (x) easements, rights-of-way, restrictions, encroachments and other similar charges or encumbrances, and minor title deficiencies, in each case not securing Indebtedness and not materially interfering with the conduct of the business of OFSI, Caterair Holdings, the Borrower or any Subsidiary of Caterair Holdings or the Borrower;

            (xi) Liens arising from precautionary UCC financing statement filings regarding operating leases, consignments and similar arrangements entered into by OFSI, Caterair Holdings, the Borrower or any Subsidiary of Caterair Holdings or the Borrower in the ordinary course of business;

            (xii) judgment Liens not giving rise to an Event of Default under
      Section 10.09;

            (xiii) statutory and common law landlords' liens under leases to which OFSI, Caterair Holdings, the Borrower or any Subsidiary of Caterair Holdings or the Borrower is a party;

            (xiv) Liens placed upon the assets of any Foreign Subsidiary to secure the Third-Party Foreign Subsidiary Indebtedness incurred by such Foreign Subsidiary;

            (xv) Liens created by OFSI on the Class B Assets or on the equity interests of any Non-SCIS Subsidiary so long as there is no recourse to OFSI in respect of any Indebtedness or other obligations secured by such Liens other than solely against the Class B Assets or the equity interests of such Non-SCIS Subsidiary or any Dividends or earnings from, or any proceeds in respect of, any thereof; and

            (xvi) Liens that are deemed to exist in favor of each trustee under the Senior Subordinated Notes Indentures pursuant to Section 7.07 thereof so long as at no time shall there be any property or assets of OFSI, the Borrower, Caterair Holdings or any of their respective Subsidiaries on deposit with such trustees to secure any amounts owing to such trustees pursuant to such Section.

            9.02 Consolidation, Merger, Purchase or Sale of Assets, etc. Each of OFSI, Caterair Holdings and the Borrower will not, and each of Caterair Holdings and the Borrower will not permit any of its respective Subsidiaries to, wind up, liquidate or dissolve its affairs or enter into any transaction of merger or consolidation, or convey, sell, lease or otherwise dispose of (or agree to do any of the foregoing at any future time) all or any part of its property or assets, or enter into any sale-leaseback transactions, or purchase or otherwise acquire (in one or a series of related transactions) any part of the property or assets (other than purchases or other acquisitions of inventory, materials and equipment in the ordinary course of business) of any Person, except that:

            (i) Capital Expenditures shall be permitted to the extent not in violation of Section 9.07;

            (ii) Investments may be made to the extent permitted by Section
      9.05;

            (iii) sales of inventory in the ordinary course of business may be made;

            (iv) each of OFSI, Caterair Holdings, the Borrower and each Subsidiary of Caterair Holdings and the Borrower may lease (as lessee) real or personal property so long as any such lease does not create a Capitalized Lease Obligation (other than as permitted under Section 9.04), provided that, in any event, Sky Chefs, CII and Caterair may enter into the Lease Agreements;

            (v) sales and other dispositions in the ordinary course of business of equipment or materials which, in the reasonable judgment of such Person, are obsolete, worn out or otherwise no longer useful in the conduct of such Person's business shall be permitted;

            (vi) in addition to sales and dispositions permitted pursuant to clause (v) of this Section 9.02, sales and other dispositions in the ordinary course of business of equipment and materials shall be permitted so long as the Net Sale Proceeds from all such sales shall not exceed $5,000,000 in any fiscal year of the Borrower;

            (vii) sales and other dispositions of other assets shall be permitted so long as (x) all such sales and other dispositions are at fair market value (as determined in good faith by senior management of the Person selling or disposing of such assets) and the proceeds thereof shall consist of at least 75% in cash and are received at the closing of such sale or other disposition and (y) the proceeds from all such sales and other dispositions do not exceed $15,000,000 in any fiscal year of the Borrower or $50,000,000 in the aggregate, it being understood that in no event shall the capital stock of any Guarantor be sold or otherwise disposed of pursuant to this clause (vii) (other than any sale or disposition in full of the capital stock of a Guarantor that is an Immaterial Subsidiary);

            (viii) Sky Chefs, CII and Caterair may enter into the License Agreements;

            (ix) Sky Chefs and CII may exercise the Purchase Option in full or in part so long as (i) in the case of any partial exercise, the Borrower shall have demonstrated to the satisfaction of the Agents that the sum of
      (1) the present value of the lease payments under the remaining Lease Agreements (assuming an interest rate of 9% per annum) plus (2) the present value of the license payments under the remaining License Agreements (assuming an interest rate of 9% per annum) plus (3) the fair value (determined in accordance with the terms of the Lease Agreements and the License Agreements) of the remaining Leased Assets and Licensed Assets as at the end of the respective terms of the Lease Agreements and License Agreements plus (4) the present value of the remaining non-compete payments to be paid pursuant to the Non-Compete Agreement (assuming an interest rate of 9%) are sufficient to repay in full the then remaining outstanding loans under the Caterair Credit Agreement (after giving effect to any repayment thereof with the proceeds of such exercise), but excluding any such loans to the extent that same are assumed by the Borrower in accordance with the terms of the Caterair Credit Agreement, and (ii) in the case of a full exercise (whether through successive partial exercises or otherwise), all then outstanding loans under the Caterair Credit Agreement and all accrued and unpaid interest with respect to the foregoing obligations are repaid in full except to the extent that such outstanding loans (and accrued and unpaid interest thereon) have been assumed by the Borrower in accordance with the terms of the Caterair Credit Agreement;

            (x) sales and other dispositions of Flight Kitchens by the Borrower, Caterair or any of their respective Subsidiaries shall be permitted to the extent that the Board of Directors of the Borrower has determined that either (A) such Flight Kitchens are redundant by reason of the operations of the Borrower, Caterair and their respective Wholly-Owned Subsidiaries, it being understood that such redundant Flight Kitchens shall be limited to Flight Kitchens existing on the Restatement Effective Date and with respect to which the Borrower, Caterair and their respective Subsidiaries have more than one Flight Kitchen serving the same airport and that such Persons shall still be able to sufficiently cover the business at such airport from the non-redundant Flight Kitchen or Kitchens or (B) such Flight Kitchens have been non-operating for at least three months so long as, in the case of a sale or other disposition of a redundant Flight Kitchen, (x) all such sales and other dispositions are at fair market value (as determined in good faith by the Board of Directors of the Borrower) and the proceeds thereof shall consist of at least 75% in cash and are received at the time of the closing of such sale or other disposition and (y) the aggregate amount of proceeds from all such sales and other dispositions does not exceed $20,000,000;

            (xi) OFSI may sell or otherwise dispose of the Class B Assets or the equity interests of any Non-SCIS Subsidiary or any Dividends or earnings from, or any proceeds in respect of, any thereof;

            (xii) any Subsidiary of the Borrower or Caterair may be liquidated so long as the assets of such Subsidiary are distributed to the Borrower, Caterair or any of their respective Wholly-Owned Domestic Subsidiaries, as the case may be (provided, that in the case of a liquidation of a non-Wholly-Owned Subsidiary, the assets of such Subsidiary may be distributed to its shareholders generally so long as the Borrower, Caterair or its respective Subsidiary which owns the equity interest or interests in the Subsidiary being liquidated receives at least its proportionate share of the assets being distributed (based upon its relative holdings of the equity interests in the Subsidiary being liquidated and taking into account the relative preferences, if any, of the various classes of equity interest in such Subsidiary)), provided that in the case of a liquidation of a Foreign Subsidiary, the assets of such Foreign Subsidiary may also be distributed to a Wholly-Owned Foreign Subsidiary of the Borrower or Caterair;

            (xiii) the Borrower and its Subsidiaries may acquire all or substantially all of the business of, or an operating division or a business unit of, any Person so long as the aggregate amount expended pursuant to this clause (xiii) in any fiscal year of the Borrower, together with the aggregate amount of Designated Investments and Designated Guaranties made during such fiscal year, does not exceed the Permitted Amount for such fiscal year;

            (xiv) the Borrower, Caterair and their respective Wholly-Owned Subsidiaries may acquire all or substantially all of the business of, or an operating division or a business unit of, any Person with the Net Sale Proceeds received from any Asset Sale to the extent that such Net Sale Proceeds are not required to be applied as provided in Section 3.03(b) and to the extent such Net Sale Proceeds are not otherwise used to make Investments pursuant to Section 9.05(xvii) or Capital Expenditures pursuant to Section 9.07(d);

            (xv) at any time on or after September 1, 2000, Caterair Australia Pty Limited may sell its equity interest in Caterair Airport Services Pty Limited to Qantas Flight Caterair Holdings Limited pursuant to the exercise by Qantas Flight Caterair Holdings Limited of the call options respectively described in Clauses 19A, 19B and 19C of the Restated Shareholders Deed made on December 18, 1996, among Caterair Airport Services Pty Limited, Caterair Australia Pty Limited, Caterair, CII, OFSI, Qantas Airways Limited and Qantas Flight Catering Holdings Limited, so long as the proceeds of each such sale shall consist solely of cash and the purchase price shall be determined on the basis set forth in such Restated Shareholders Deed;

            (xvi) any Domestic Subsidiary of the Borrower may merge or consolidate with and into any Wholly-Owned Domestic Subsidiary of the Borrower so long as (i) in the case of any merger or consolidation involving a Subsidiary Guarantor, such Subsidiary Guarantor is the surviving corporation of such merger or consolidation, (ii) in addition to the requirements of preceding clause (i), a Wholly-Owned Subsidiary of the Borrower is the surviving corporation of such merger or consolidation and
      (iii) the security interests, if any, granted to the Collateral Agent for the benefit of the Secured Creditors pursuant to the Security Documents in the assets of such Domestic Subsidiary shall remain in full force and effect and perfected (to at least the same extent as in effect immediately prior to such merger or consolidation);

            (xvii) any Subsidiary Guarantor may transfer, lease or license assets to any other Subsidiary Guarantor that is a Subsidiary of SCIS, and Caterair may transfer, lease or license assets to any Subsidiary Guarantor that is a Subsidiary of SCIS, in each case so long as the security interests granted to the Collateral Agent for the benefit of the Secured Creditors pursuant to the Security Document in the assets so transferred, leased or licensed shall remain in full force and effect and perfected (to at least the same extent as in effect immediately prior to such transfer, lease or license);

            (xviii) any Foreign Subsidiary of the Borrower may merge or consolidate with and into any Wholly-Owned Foreign Subsidiary of the Borrower so long as such Wholly-Owned Foreign Subsidiary is the surviving corporation of such merger or consolidation;

            (xix) any Foreign Subsidiary of the Borrower may transfer, lease or license assets to any Wholly-Owned Domestic Subsidiary of the Borrower or to any Wholly-Owned Foreign Subsidiary of the Borrower;

            (xx) the Borrower, Caterair and their respective Subsidiaries may lease or sublease to other Persons any redundant Flight Kitchens (as determined in clause (x) above in this Section 9.02) or any non-operating Flight Kitchen so long as such lease or sublease does not materially interfere with the conduct of business of the Borrower, Caterair or any such Subsidiary; and

            (xxi) the Borrower and its Subsidiaries shall have the right to sell up to a 51% equity interest in the Foreign Subsidiary or Foreign Subsidiaries (or the foreign holding company of such Foreign Subsidiary or Foreign Subsidiaries) that own the European Flight Kitchens of Caterair that were purchased pursuant to the transactions contemplated by the Master Agreement and up to 51% of the equity interest in Caterair Portugal that is owned by the Credit Parties, in each case to the Lufthansa Companies so long as (i) such sale is at fair market value (as determined in good faith by the Board of Directors of the Borrower), (ii) all of the proceeds thereof shall consist of cash, (iii) the Borrower shall be in pro forma compliance with the financial covenants set forth in Sections 9.08 and
      9.09 for the Test Period then most recently ended, with such financial covenants to be calculated on a pro forma basis as if such sale (and the application of the Net Sale Proceeds therefrom) had occurred on the first day of such Test Period, and (iv) at least 15 Business Days prior to the consummation of such sale, the Borrower shall have delivered to each of the Banks a certificate of an Authorized Financial Officer of the Borrower setting forth in reasonable detail the pro forma calculations required to establish compliance with preceding clause (iii) (with such pro forma calculations to be made on a basis reasonably satisfactory to the Co-Arrangers and consistent with Regulation S-X under the Securities Act) (it being understood and agreed that the Borrower and the Lufthansa Companies may structure the sale described above in this Section 9.02(xxi) through the creation of a new foreign holding company in which the Borrower would own (directly and/or indirectly) at least 49% of the equity interest and the Lufthansa Companies would own the remaining equity interest, with the Lufthansa Companies' contribution thereto to be in the form of cash and the Borrower's contribution thereto to be in the form of the equity interest or interests in the Foreign Subsidiary or Foreign Subsidiaries (or the foreign holding company of such Foreign Subsidiary or Foreign Subsidiaries) that own such European Flight Kitchens).

To the extent the Required Banks waive the provisions of this Section 9.02 with respect to the sale of any Collateral, or any Collateral is sold or otherwise disposed of as permitted by this Section 9.02, such Collateral shall be sold or otherwise disposed of free and clear of the Liens created by the Security Documents, and the Administrative Agent and Collateral Agent shall be authorized to take any actions as they deem appropriate in order to effect the release of the respective Collateral from the Liens created by the respective Security Documents.

            9.03 Dividends, etc. (a) Each of OFSI, Caterair Holdings and the Borrower will not, and each of Caterair Holdings and the Borrower will not permit any of their respective Subsidiaries to, authorize, declare or pay any Dividends with respect to OFSI, Caterair Holdings, the Borrower or any Subsidiary of Caterair Holdings or the Borrower, except that:

             (i) any Subsidiary of the Borrower or Caterair (x) may pay Dividends to the Borrower, Caterair or any Wholly-Owned Subsidiary of the Borrower or Caterair, as the case may be, and (y) if such Subsidiary is not a Wholly-Owned Subsidiary, may pay cash Dividends (or dividends in kind to the extent permitted by Section 9.12(b)(ii)) to its shareholders generally so long as the Borrower, Caterair or their respective Subsidiary which owns the equity interest or interests in the Subsidiary paying such Dividends receives at least its proportionate share thereof (based upon its relative holdings of equity interests in the Subsidiary paying such Dividends and taking into account the relative preferences, if any, of the various classes of equity interests in such Subsidiary);

            (ii) so long as there shall exist no Default or Event of Default (both before and after giving effect to the payment thereof), the Borrower may pay cash Dividends to OFSI to enable OFSI to pay (and OFSI may pay) a cash Dividend to any of the Lufthansa Companies, in an aggregate amount not to exceed $2,500,000 in any fiscal year of the Borrower, provided, that any portion of such amount that is not paid as a Dividend in any fiscal year may be carried forward and paid to any of the Lufthansa Companies as a Dividend in any subsequent fiscal year of the Borrower;

           (iii) so long as there shall exist no Default or Event of Default (both before and after giving effect to the payment thereof), the Borrower may pay cash Dividends to OFSI to enable OFSI to pay (and OFSI may pay) cash Dividends to stockholders of OFSI other than any of the Lufthansa Companies, so long as the amount of such Dividends paid in any fiscal year of the Borrower shall not exceed $6,000,000, provided, that any portion of such amount that is not paid as a Dividend in any fiscal year may be carried forward and paid as a Dividend in any subsequent fiscal year of the Borrower;

            (iv) the Borrower may pay cash Dividends to OFSI in an amount sufficient to enable OFSI to (x) pay franchise taxes and other fees and expenses necessary to maintain its corporate existence, (y) pay reasonable fees to its directors and (z) perform accounting, legal, corporate reporting and administrative functions in the ordinary course of business, other than those functions which are related exclusively to OFSI's investments in Persons other than the Borrower and its Subsidiaries;

             (v) so long as there shall exist no Default under Section 10.01 or
      10.05 or Event of Default (both before and after giving effect to the payment thereof), the Borrower may pay cash Dividends to OFSI in an aggregate amount not to exceed $6,000,000 in any 12 month period the proceeds of which are used by OFSI to (and OFSI may, whether or not any such Default or Event of Default exists) repurchase outstanding shares of OFSI's common stock held by current or former employees or directors of the Borrower or any of its Subsidiaries (A) following the death, disability or termination of employment of such person or (B) pursuant to one or more written plans approved by the Board of Directors of OFSI;

            (vi) the Borrower may pay cash Dividends to OFSI the proceeds of which are used by OFSI to fund payments under a plan implemented to compensate management of the Borrower and its Subsidiaries based on the value of OFSI's common stock;

            (vii) Caterair may pay cash Dividends to Caterair Holdings in an amount sufficient to enable Caterair Holdings to (x) pay franchise taxes and other fees and expenses necessary to maintain its corporate existence,
      (y) pay reasonable fees to its directors and (z) perform accounting, legal, corporate reporting and administrative functions in the ordinary course of business, provided that the amount of Dividends paid pursuant to preceding clauses (y) and (z) shall not exceed $200,000 in the aggregate in any fiscal year of Caterair; and

            (viii) OFSI may pay Dividends consisting of, or with the proceeds received from the sale or other disposition of, or with the earnings or Dividends received from, the Class B Assets or the equity interests of any Non-SCIS Subsidiary.

            (b) Except to the extent expressly permitted by this Agreement, neither Caterair Holdings nor Caterair shall (i) make (or give any notice in respect thereof) any voluntary or mandatory payment, purchase, acquisition or redemption, whether by the making of any payments of the principal, interest or otherwise, with respect to any loan, advance or other extension of credit made to Caterair Holdings or Caterair, or in respect of any Indebtedness or other obligation of Caterair Holdings or Caterair or (ii) pay any management fees, consulting fees or any other fees or expenses pursuant to any management agreement, consulting agreement or any other agreement other than to the Borrower or any of its Wholly-Owned Subsidiaries. In addition, notwithstanding anything to the contrary contained in this Agreement, Caterair may not at any time pay any Dividends or make any advances to Caterair Holdings the proceeds of which are to be used to make payments (whether for principal, interest or otherwise) in respect of the Caterair Holdings Unsecured Debentures.

            9.04 Indebtedness. Each of OFSI, Caterair Holdings and the Borrower will not, and each of Caterair Holdings and the Borrower will not permit any of its respective Subsidiaries to, contract, create, incur, assume or suffer to exist any Indebtedness, except:

            (i) Indebtedness incurred pursuant to this Agreement and the other Credit Documents;

            (ii) Indebtedness of the Borrower, Caterair and the Subsidiary Guarantors pursuant to (x) the 13% Senior Subordinated Notes and the other 13% Senior Subordinated Note Documents in an aggregate principal amount equal to $125,000,000 (less the aggregate principal amount of all repayments of principal thereof effected after the Restatement Effective Date (including pursuant to the 13% Senior Subordinated Note Tender Offer)) and (y) the 9-1/4% Senior Subordinated Notes and the other 9-1/4% Senior Subordinated Note Documents in an aggregate principal amount equal to $300,000,000 (less the aggregate principal amount of all repayments of principal thereof effected after the Restatement Effective Date);

            (iii) Existing Indebtedness shall be permitted to the extent the same is listed on Schedule VII;

            (iv) accrued expenses incurred in the ordinary course of business;

            (v) Indebtedness under Interest Rate Protection Agreements entered into with respect to Indebtedness otherwise permitted under this Section 9.04;

            (vi) in addition to any purchase money Indebtedness and Capitalized Lease Obligations permitted under clauses (iii) and (xii) of this Section 9.04, purchase money Indebtedness of the Borrower, Caterair or any of their respective Subsidiaries subject to Liens permitted under Section 9.01(viii) or arising under Capitalized Lease Obligations permitted under
      Section 9.01(vii) so long as (x) the aggregate outstanding principal amount of such purchase money Indebtedness and Capitalized Lease Obligations does not at any time exceed $10,000,000 and (y) in the case of any Capitalized Lease Obligations incurred pursuant to this clause (vi), the incurrence thereof is permitted under Section 9.07;

            (vii) intercompany Indebtedness by and among the Borrower, Caterair and their respective Subsidiaries to the extent permitted by Sections 9.05(vii), (viii), (ix), (xvi) and (xvii);

            (viii) Indebtedness of the Borrower or any of its Subsidiaries under Other Hedging Agreements providing protection against fluctuations in currency prices in connection with the Borrower' or any of its Subsidiaries' ordinary business operations so long as management of the Borrower or such Subsidiary has determined that the entering into of such Other Hedging Agreements are bona fide hedging activities (and are not for speculative purposes) relating to the ordinary business operations of the Borrower or such Subsidiary;

            (ix) Indebtedness of Caterair Holdings under the Caterair Holdings Secured Note in an aggregate principal amount of $236,200,000 (less the aggregate principal amount of all repayments of principal thereof effected after the Restatement Effective Date) but only so long as the Caterair Holdings Secured Note (and all interest thereon) is fully collateralized by the Caterair Holdings Certificate of Deposit;

            (x) Indebtedness of Caterair Holdings under the Caterair Holdings Unsecured Debentures in an aggregate principal amount equal to the sum of
      (1) $43,800,000 plus (2) the aggregate principal amount of Caterair Holdings Unsecured Debentures of the type described in, and issued as permitted by, Section 8.14(b) of the Original Credit Agreement and 8.13(b) of this Agreement (less the aggregate principal amount of all repayments of principal thereof effected after the Restatement Effective Date);

            (xi) Indebtedness of Foreign Subsidiaries of the Borrower under lines of credit extended by third Persons to such Foreign Subsidiaries the proceeds of which are used by such Foreign Subsidiaries for their working capital and general corporate purposes, so long as immediately following the incurrence thereof the Dollar Equivalent of the aggregate outstanding principal amount of all such Indebtedness shall not exceed the sum of (1) $35,000,000 at any time thereafter plus, in either case, (2) that aggregate principal amount which, when added to the sum of (I) the aggregate principal amount of all Revolving Loans then outstanding, (II) the aggregate principal amount of all Swingline Loans then outstanding and
      (III) the aggregate amount of all Letter of Credit Outstandings at such time (other than Letter of Credit Outstandings in respect of Letters of Credit issued in support of any Third-Party Foreign Subsidiary Indebtedness), equals the Total Revolving Loan Commitment then in effect (any Indebtedness incurred pursuant to this clause (xi), together with any similar Indebtedness incurred by Foreign Subsidiaries of the Borrower pursuant to clause (iii) of this Section 9.04, is referred to as the "Third-Party Foreign Subsidiary Indebtedness");

            (xii) Indebtedness of the Borrower, Caterair or any of their respective Subsidiaries constituting Capitalized Lease Obligations and/or purchase money Indebtedness to the extent that such Indebtedness refinances, replaces, renews, restates, refunds, defers, extends, substitutes, supplements or reissues any existing or future Capitalized Lease Obligations or purchase money Indebtedness, provided that the aggregate amount of Capitalized Lease Obligations and purchase money Indebtedness incurred and outstanding at any time pursuant to clause (iii) of this Section 9.04 and this clause (xii) does not exceed the amount of Capitalized Lease Obligations and purchase money Indebtedness outstanding on the Restatement Effective Date as shown on Schedule VII;

            (xiii) guaranties by the Borrower and its Subsidiaries of Indebtedness and other obligations of the Borrower and its Subsidiaries to the extent that such Indebtedness and other obligations are otherwise permitted under this Agreement, provided that the aggregate amount of such guaranties given (and the amount of payments made thereunder) by the Borrower and its Wholly-Owned Domestic Subsidiaries at any time in support of Indebtedness and other obligations of non-Wholly-Owned Subsidiaries and Wholly-Owned Foreign Subsidiaries of the Borrower shall not exceed in any fiscal year of the Borrower, when added to the amount of Designated Acquisitions and Designated Investments made during such fiscal year, the Permitted Amount for such fiscal year;

            (xiv) Indebtedness of OFSI that is secured solely by the Class B Assets and so long as there is no recourse against OFSI in respect of such Indebtedness other than against the Class B Assets or its equity interests in the Non-SCIS Subsidiaries and (in each case) the proceeds thereof; and

            (xv) Indebtedness of the Credit Parties under the Caterair Credit Agreement and the other Caterair Credit Documents in an aggregate principal amount not to exceed $250,000,000 (less the aggregate principal amount of all repayments of principal thereof effected after the Restatement Effective Date.

      9.05 Advances, Investments and Loans. Each of OFSI, Caterair Holdings and the Borrower will not, and each of Caterair Holdings and the Borrower will not permit any of its respective Subsidiaries to, directly or indirectly, lend money or credit or make advances to any Person, or purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any other Person, or purchase or own a futures contract or otherwise become liable for the purchase or sale of currency or other commodities at a future date in the nature of a futures contract, or hold any cash or Cash Equivalents (each of the foregoing an "Investment" and, collectively, Investments"), except that the following shall be permitted:

            (i) the Borrower, Caterair and their respective Subsidiaries may acquire and hold cash and Cash Equivalents, and Caterair Holdings may hold the Caterair Holdings Certificate of Deposit and the interest income earned thereon so long as the same is subject to the pledge arrangements under the Caterair Holdings CD Pledge Agreement;

            (ii) the Borrower, Caterair and their respective Subsidiaries may acquire and hold accounts receivables owing to any of them, if created or acquired in the ordinary of business and payable or dischargeable in accordance with customary terms;

            (iii) in addition to the loans and advances permitted under clause
      (xii) of this Section 9.05, the Borrower and its Subsidiaries may make loans and advances in the ordinary course of business to employees of the Borrower and its Subsidiaries so long as the aggregate principal amount thereof at any time outstanding shall not exceed $3,000,000 (determined without regard to any write-downs or write-offs of such loans and advances);

            (iv) the Borrower may enter into Interest Rate Protection Agreements to the extent permitted by Section 9.04(v);

            (v) the Borrower and its Subsidiaries may enter into Other Hedging Agreements to the extent permitted by Section 9.04(viii);

            (vi) OFSI, Caterair Holdings and their respective Subsidiaries may permit to remain outstanding the Investments made on or prior to the Restatement Effective Date to the extent the same are listed on Schedule XI (the "Existing Investments") (provided that any additional Investments made with respect thereto shall be permitted only if independently justified under the other provisions of this Section 9.05);

            (vii) the Borrower and its Wholly-Owned Subsidiaries may make intercompany loans to one another, and any non-Wholly-Owned Subsidiary of the Borrower may make intercompany loans to the Borrower or any other Subsidiary of the Borrower, provided that (w) all such intercompany loans made by the Borrower or any of its Wholly-Owned Domestic Subsidiaries are evidenced by an intercompany promissory note in the form of Exhibit K (each an "Intercompany Note"), (x) each such Intercompany Note is pledged by the Borrower or such Wholly-Owned Domestic Subsidiary to the Collateral Agent pursuant to the General Pledge Agreement, (y) the aggregate amount of all such intercompany loans made by the Borrower or any of its Wholly-Owned Domestic Subsidiaries to Wholly-Owned Foreign Subsidiaries in any fiscal year of the Borrower shall not exceed, when added to the aggregate amount of Designated Acquisitions, Designated Guaranties and other Designated Investments made during such fiscal year, the Permitted Amount for such fiscal year and (z) any such intercompany loans made to the Borrower or any Wholly-Owned Domestic Subsidiary of the Borrower by a non-Wholly-Owned Subsidiary of the Borrower shall contain the subordination provisions set forth on Exhibit M;

            (viii) prior to the date on which all outstanding loans under the Caterair Credit Agreement (and all accrued interest thereon) have been repaid in full (or assumed by the Borrower) and the SCIS/Caterair Loan (and all accrued interest thereon) has been repaid in full, the Borrower and its Wholly-Owned Domestic Subsidiaries may make loans to Caterair provided that (x) all such loans are evidenced by an Intercompany Note,
      (y) each such Intercompany Note is pledged by the Borrower or such Wholly-Owned Domestic Subsidiary pursuant to the General Pledge Agreement and (z) Caterair promptly uses the proceeds of such loan to make payments in respect of obligations then due and owing and/or for working capital purposes;

            (ix) the Borrower may use the proceeds of Loans to make (either directly or through one or more of its Wholly-Owned Domestic Subsidiaries) cash equity contributions to IFSC so long as (x) IFSC promptly uses such proceeds to make intercompany loans to Wholly-Owned Foreign Subsidiaries of the Borrower and (y) the aggregate amount of all cash equity contributions made to IFSC after the Restatement Effective Date pursuant to this clause (ix) does not exceed $36,000,000;

            (x) Investments received by (x) the Borrower, Caterair or any of their respective Subsidiaries, as the case may be, as consideration for sales or other disposition of assets in accordance with Sections 9.02(v),
      (vii) and (x) or (y) OFSI as consideration for sales or other disposition of assets in accordance with Section 9.02(xi);

            (xi) loans and advances by the Borrower and its Subsidiaries to their respective employees the proceeds of which are immediately used to purchase common stock of OFSI and which proceeds are immediately thereafter contributed by OFSI to the Borrower as a capital contribution;

            (xii) Investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers;

            (xiii) OFSI may make Investments in Non-SCIS Subsidiaries and other third Persons with the proceeds of, or with Dividends or earnings received from, the Class B Assets or Non-SCIS Subsidiaries;

            (xiv) OFSI, Caterair Holdings and their respective Subsidiaries may hold the capital stock of or other equity interests in their Subsidiaries;

            (xv) the Borrower and its Wholly-Owned Subsidiaries may make cash equity contributions to their respective Wholly-Owned Subsidiaries, provided that the aggregate amount of all such cash equity contributions made by the Borrower or any of its Wholly-Owned Domestic Subsidiaries to Wholly-Owned Foreign Subsidiaries in any fiscal year of the Borrower shall not exceed, when added to the aggregate amount of Designated Acquisitions, Designated Guarantees and other Designated Investments made during such fiscal year, the Permitted Amount for such fiscal year;

            (xvi) in addition to the Investments permitted by the preceding clauses of this Section 9.05, the Borrower and its Subsidiaries may make Investments in any fiscal year of the Borrower in an aggregate amount not to exceed, when added to the amount of amount of Designated Acquisitions, Designated Guarantees and other Designated Investments made during such fiscal year, the Permitted Amount for such fiscal year;

            (xvii) in addition to the Investments permitted by the preceding clauses of this Section 9.05, the Borrower, Caterair and their respective Wholly-Owned Subsidiaries may acquire 100% of the capital stock of a third Person with the Net Sale Proceeds received from any Asset Sale to the extent that such Net Sale Proceeds are not required to be applied as provided in Section 3.03(b) and to the extent such Net Sale Proceeds are not otherwise used to make acquisitions pursuant to Section 9.02(xiv) or Capital Expenditures pursuant to Section 9.07(d);

            (xviii) Caterair New Zealand may contribute the assets acquired by it as part of the New Zealand acquisition consummated in August 1997 to a Wholly-Owned Foreign Subsidiary of the Borrower; and

            (xix) Caterair may make intercompany loans to the Borrower, provided that all such intercompany loans are evidenced by an Intercompany Note which is pledged by Caterair pursuant to the General Pledge Agreement.

            9.06 Transactions with Affiliates. Each of OFSI, Caterair Holdings and the Borrower will not, and each of Caterair Holdings and the Borrower will not permit any of its respective Subsidiaries to, enter into any transaction or series of related transactions, whether or not in the ordinary course of business, with any Affiliate of OFSI, Caterair Holdings, the Borrower or any Subsidiary of Caterair Holdings or the Borrower, other than in the ordinary course of business and on terms and conditions substantially as favorable to OFSI, Caterair Holdings, the Borrower or such Subsidiary as would reasonably be obtained by OFSI, Caterair Holdings, the Borrower or such Subsidiary at that time in a comparable arm's-length transaction with a Person other than an Affiliate, except that:

            (i) each such Person may pay reasonable fees and compensation to and indemnity provided on behalf of, their respective officers, directors and employees as determined in good faith by such Person's Board of Directors or senior management to the extent not otherwise prohibited by the terms of this Agreement;

            (ii) transactions between or among the Borrower and/or any Subsidiary of the Borrower, on the one hand, and any Subsidiary of the Borrower or other Person controlled (as such term is defined in the definition of "Affiliate") by the Borrower, on the other hand, shall be permitted so long as (x) no portion of the remaining interest in such Subsidiary or other Person is owned by a Person who controls (as such term is defined in the definition of "Affiliate") the Borrower and (y) such transactions are not otherwise prohibited by the provisions of this Agreement;

            (iii) each such Person may enter into transactions pursuant to the OFSI/SCIS Tax Sharing Agreement and the Caterair Holdings/Caterair Tax Sharing Agreement, and OFSI and its Non-SCIS Subsidiaries may enter into the Non-SCIS Tax Sharing Agreements;

            (iv) the Borrower or any Wholly-Owned Domestic Subsidiary of the Borrower, on the one hand, and Caterair or any Wholly-Owned Domestic

      Subsidiary of Caterair, on the other hand, may enter into transactions (including the transactions contemplated by the Operating Agreements and the Sky Chefs/Caterair Management Agreement) between or among themselves to the extent such transactions are not otherwise prohibited by the terms of this Agreement;

            (v) the Borrower and its Wholly-Owned Domestic Subsidiaries may enter into transactions between and among themselves to the extent such transactions are not otherwise prohibited by the terms of this Agreement;

            (vi) Caterair and its Wholly-Owned Domestic Subsidiaries may enter into transactions between and among themselves to the extent such transactions are not otherwise prohibited by the terms of this Agreement;

           (vii) each such Person may pay Dividends that it is permitted to pay under Section 9.03;

          (viii) so long as no Default under Section 10.01 or 10.05 and no Event of Default has occurred and is continuing or would result therefrom, the Borrower may pay management fees to Onex (or its designee) on a monthly basis pursuant to the Borrower Management Agreement in an aggregate amount not to exceed $2,000,000 in any fiscal year of the Borrower, provided, any such fees that are accrued and not paid by virtue of the existence of any Default under Section 10.01 or 10.05 or any Event of Default may be paid on the earliest date that no such Default or Event of Default is continuing or would result from such payment; and

            (ix) transactions between or among the Borrower and its Subsidiaries pursuant to Sections 9.02(xi), 9.02(xviii), 9.02(xix) and 9.04(xiii) shall be permitted.

Without limiting the foregoing provisions of this Section 9.06 or any other provision of this Agreement, in no event shall any management, consulting or similar fees be paid by OFSI, Caterair Holdings, the Borrower or any Subsidiary of Caterair Holdings or the Borrower to any Person that controls (as such term is defined in the definition of "Affiliate") the Borrower or Caterair Holdings except as otherwise permitted by clause (viii) of this Section 9.06.

            9.07 Capital Expenditures. (a) Each of OFSI, Caterair Holdings and the Borrower will not, and each of Caterair Holdings and the Borrower will not permit any of its respective Subsidiaries to, make any Capital Expenditures, except that (i) during the period from January 1, 1997 through and including December 31, 1997, the Borrower, Caterair and their respective Subsidiaries may make Capital Expenditures so long as the aggregate amount of all such Capital Expenditures made during such period does not exceed $42,000,000, (ii) during the Borrower's fiscal year ending December 31, 1998, the Borrower, Caterair and their respective Subsidiaries may make Capital Expenditures so long as the aggregate amount of all such Capital Expenditures made during such fiscal year does not exceed 4.5% of the combined gross revenues of the Borrower, Caterair and their respective Subsidiaries (but eliminating any intercompany revenues between or among the Borrower, Caterair and their respective Subsidiaries) for the Borrower's fiscal year ending December 31, 1997 and (iii) during each fiscal year of the Borrower thereafter, the Borrower, Caterair and their respective Subsidiaries may make Capital Expenditures so long as the aggregate amount of all such Capital Expenditures made during each such fiscal year does not exceed 3.5% of the combined gross revenues of the Borrower, Caterair and their respective Subsidiaries (but eliminating any intercompany revenues between or among the Borrower, Caterair and their respective Subsidiaries) for the immediately preceding fiscal year of the Borrower.

            In the event that the amount of Capital Expenditures permitted to be made by the Borrower, Caterair and their respective Subsidiaries pursuant to this clause (a) (x) in fiscal year 1997 is greater than the amount of Capital Expenditures actually made by the Borrower, Caterair and their respective Subsidiaries during such fiscal year, such excess may be carried forward and utilized to make Capital Expenditures in fiscal year 1998 and (y) in fiscal year 1998 (including any amounts carried forward from fiscal year 1997) is greater than the amount of Capital Expenditures actually made by the Borrower, Caterair and their respective Subsidiaries during such fiscal year, such excess may be carried forward and utilized to make Capital Expenditures in fiscal year 1999, provided that no amount once carried forward to fiscal year 1999 pursuant to this clause (y) may be carried forward to a fiscal year thereafter and such amount may only be utilized after the Borrower, Caterair and their respective Subsidiaries have utilized in full the permitted Capital Expenditure amount for fiscal year 1999 as set forth above in this clause (a).

            (b) In addition to the Capital Expenditures permitted to be made pursuant to clauses (a), (c) and (d) of this Section 9.07, the amount of insurance proceeds received by the Borrower, Caterair or any of their respective Subsidiaries from any Recovery Event may be used by the Borrower, Caterair or any of its Subsidiaries to make Capital Expenditures to replace or restore any properties or assets in respect of which such proceeds were paid to the extent such proceeds are not required to be applied pursuant to Section 3.03(d).

            (c) In addition to the Capital Expenditures permitted to be made pursuant to clauses (a), (b) and (d) of this Section 9.07, acquisitions pursuant to Section 9.02(xiii), to the extent constituting Capital Expenditures, shall be permitted.

            (d) In addition to the Capital Expenditures permitted to be made pursuant to clauses (a), (b) and (c) of this Section 9.07, the amount of Net Sale Proceeds received by the Borrower, Caterair or any of their respective Subsidiaries from any Asset Sale may be used by the Borrower, Caterair and their respective Wholly-Owned Subsidiaries to make Capital Expenditures and acquisitions pursuant to Section 9.02(xiv) to the extent constituting Capital Expenditures, but only to the extent that such Net Sale Proceeds are not otherwise required to be applied pursuant to Section 3.03(b) or are not applied to make Investments pursuant to Section 9.05(xvii).

            9.08 Combined Interest Coverage Ratio. The Borrower and Caterair will not permit the Combined Interest Coverage Ratio for any Test Period ended on the last day of a fiscal quarter set forth below to be less than the ratio set forth opposite such fiscal quarter below:

          Fiscal Quarter Ended                     Ratio
          --------------------                     -----

            September 30, 1997                  2.00:1.00
            December 31, 1997                   2.00:1.00
            March 31, 1998                      2.00:1.00
            June 30, 1998                       2.00:1.00
            September 30, 1998                  2.00:1.00
            December 31, 1998                   2.00:1.00
            March 31, 1999                      2.00:1.00
            June 30, 1999                       2.00:1.00
            September 30, 1999                  2.00:1.00
            December 31, 1999                   2.25:1.00
            March 31, 2000                      2.25:1.00
            June 30, 2000                       2.25:1.00
            September 30, 2000                  2.25:1.00
            December 31, 2000                   2.25:1.00
            March 31, 2001                      2.25:1.00
            June 30, 2001                       2.25:1.00
            September 30, 2001                  2.25:1.00
            December 31, 2001
              and the last day of each fiscal
              quarter thereafter                2.50:1.00

            9.09 Combined Leverage Ratio. The Borrower and Caterair will not permit the Combined Leverage Ratio at any time during a period set forth below to be greater than the ratio set forth opposite such period below:

      Period                                                             Ratio
      ------                                                             -----

Fiscal quarter ending September 30, 1997                               4.75:1.00
Fiscal quarter ending December 31, 1997                                4.75:1.00
Fiscal quarter ending March 31, 1998                                   4.75:1.00
Fiscal quarter ending June 30, 1998                                    4.75:1.00
Fiscal quarter ending September 30, 1998                               4.75:1.00
Fiscal quarter ending December 31, 1998                                4.75:1.00
Fiscal quarter ending March 31, 1999                                   4.75:1.00
Fiscal quarter ending June 30, 1999                                    4.75:1.00
Fiscal quarter ending September 30, 1999                               4.75:1.00
October 1, 1999 through and including December 30, 1999                4.75:1.00
December 31, 1999 through and including March 31, 2000                 4.50:1.00
Fiscal quarter ending June 30, 2000                                    4.50:1.00
Fiscal quarter ending September 30, 2000                               4.50:1.00
October 1, 2000 through and including December 30, 2000                4.50:1.00
December 31, 2000 through and including March 31, 2001                 4.00:1.00
Fiscal quarter ending June 30, 2001                                    4.00:1.00
Fiscal quarter ending September 30, 2001                               4.00:1.00
October 1, 2001 through and including December 30, 2001                4.00:1.00
December 31, 2001 and thereafter                                       3.50:1.00

            9.10 Limitation on Payments of Certain Indebtedness; Modifications of Certain Indebtedness; Modifications of Certificates of Incorporation, By-Laws and Certain Other Agreements; etc. Each of OFSI, Caterair Holdings and the Borrower will not, and each of Caterair Holdings and the Borrower will not permit any of its respective Subsidiaries to, (i) make (or give any notice in respect of) any voluntary or optional payment or prepayment on or redemption or acquisition for value of, or any prepayment or redemption as a result of any asset sale, change of control or similar event of (including in each case, without limitation, by way of depositing with the trustee with respect thereto or any other Person money or securities before due for the purpose of paying when due) the Senior Subordinated Notes, the Caterair Holdings Secured Note (other than the payment in full thereof with the proceeds from the sale or liquidation of the Caterair Holdings Certificate of Deposit), any Caterair Holdings Unsecured Debentures or the SCIS/Caterair Loan (except to the extent otherwise permitted by this Agreement in the case of the SCIS/Caterair Loan), provided that (x) the Borrower may redeem or repurchase outstanding 13% Senior Subordinated Notes pursuant to the 13% Senior Subordinated Note Tender Offer and (y) after the 13% Senior Subordinated Note Tender Offer Expiration Date, the Borrower may voluntarily redeem or repurchase outstanding 13% Senior Subordinated Notes so long as no Default or Event of Default then exists, (ii) amend or modify, or permit the amendment or modification of, any provision of the Senior Subordinated Note Documents (other than, in the case of the 13% Senior Subordinated Notes, as contemplated by the 13% Senior Subordinated Note Indenture Supplement), the Caterair Holdings Secured Note, the Caterair Holdings Unsecured Debentures, the Caterair Holdings CD Pledge Agreement, the SCIS/Caterair Note or the Subordinated Intercompany Security Agreement or of any other agreement related thereto (including, without limitation, any purchase agreement, indenture, loan agreement or security agreement), (iii) amend, modify or change its certificate of incorporation (including, without limitation, by the filing or modification of any certificate of designation), or by-laws, or any agreement entered into by it, with respect to its capital stock, or enter into any new agreement with respect to its capital stock, other than amendments, modifications or changes thereto which are not adverse in any respect to the interests of the Banks, (iv) amend, modify or change any provision of the Lease Agreements, the License Agreements or the Non-Compete Agreements, other than immaterial amendments, modifications or changes thereto which are not adverse in any respect to the interests of the Banks, or (v) amend, modify or change any provision of any Tax Sharing Agreement (including the OFSI/SCIS Tax Sharing Agreement, the Caterair Holdings/Caterair Tax Sharing Agreement or after the execution and delivery thereof, any Non-SCIS Tax Sharing Agreement) or the Borrower Management Agreement.

            9.11 Limitation on Certain Restrictions on Subsidiaries. Each of OFSI, Caterair Holdings and the Borrower will not, and each of Caterair Holdings and the Borrower will not permit any of its respective Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any such Person to (a) pay dividends or make any other distributions on its capital stock or any other interest or participation in its profits owned by OFSI, Caterair Holdings, the Borrower or any Subsidiary of Caterair Holdings or the Borrower, as the case may be, or pay any Indebtedness owed to OFSI, Caterair Holdings, the Borrower or any Subsidiary of Caterair Holdings or the Borrower, as the case may be, (b) make loans or advances to OFSI, Caterair Holdings, the Borrower or any Subsidiary of Caterair Holdings or the Borrower or (c) transfer any of its properties or assets to OFSI, Caterair Holdings, the Borrower or any Subsidiary of Caterair Holdings or the Borrower, except for such encumbrances or restrictions existing under or by reason of (i) applicable law, (ii) this Agreement and the other Credit Documents, (iii) the Senior Subordinated Note Documents, (iv) the Caterair Credit Agreement and the other Caterair Credit Documents, (v) customary provisions restricting subletting or assignment of any lease governing a leasehold inter-est of OFSI, Caterair Holdings, the Borrower or any Subsidiary of Caterair Holdings or the Borrower, (vi) customary provisions restricting assignment of any license or other contract entered into in the ordinary course of business,
(vii) restrictions on the transfer of any asset subject to a Lien permitted by this Agreement, (viii) restrictions imposed by any agreement to sell assets to any Person pending the closing of such sale, (ix) restrictions imposed by any joint venture or similar agreement entered into with respect to Investments permitted by the terms of this Agreement, (x) restrictions imposed by any Catering Agreement, lease or permit entered into in the ordinary course of business in connection with the operation of a Flight Kitchen on the sale of assets of the Person subject to such Catering Agreement, lease or permit and
(xi) any agreement or instrument governing any Indebtedness of a Foreign Subsidiary of the Borrower so long as all Foreign Subsidiaries of the Borrower whose Indebtedness agreements contain such restrictions, in the aggregate, did not account for more than 10% of Combined EBITDA (after giving pro forma effect to the inclusion of any additional Foreign Subsidiary proposing to enter into such an agreement) during the Test Period ending immediately prior to the date of determination thereof.

            9.12 Limitation on Issuance of Capital Stock. (a) Each of OFSI, Caterair Holdings and the Borrower will not, and each of Caterair Holdings and the Borrower will not permit any of its respective Subsidiaries to, issue (i) any class of preferred stock other than issuances by non-Wholly-Owned Foreign Subsidiaries of the Borrower of preferred stock so long as the percentage interest (direct or indirect) of the Borrower in such preferred stock is equal to or greater than the percentage interest (direct or indirect) of the Borrower in the common stock of such Subsidiary, or (ii) any class of redeemable (except at the sole option of OFSI, Caterair Holdings, the Borrower or such Subsidiary) common stock.

            (b) Each of OFSI and Caterair Holdings will not permit any of its respective Subsidiaries (other than a Non-SCIS Subsidiary) to issue any capital stock (including by way of sales of treasury stock) or any options or warrants to purchase, or securities convertible into, capital stock, except (i) for transfers and replacements of then outstanding shares of capital stock, (ii) for stock splits, stock dividends and additional issuances which do not decrease the percentage ownership of OFSI, Caterair Holdings or any of their respective Subsidiaries in any class of the capital stock or partnership interest of such Subsidiary and (iii) to qualify directors to the extent required by applicable law.

            9.13 Business; etc. (a) The Borrower will not, and will not permit any of its Subsidiaries to, engage in any business other than (i) the businesses in which the Borrower, Caterair and their respective Subsidiaries and joint ventures are engaged on the Restatement Effective Date; (ii) the businesses of
(w) producing, distributing,
selling or delivering, or providing management or other services with respect to, meals or other food products, (x) providing catering services, (y) providing goods or services to Persons engaged in providing transportation services, including, but not limited to, Persons engaged in the airline or other passenger transportation business, or (z) providing goods or services to or at, transportation terminals and other facilities, including, but not limited to, airports, train stations, bus stations or roadside service facilities (including, but not limited to, providing goods or services to any Person who conducts operations at any such facility); or (iii) any business which is determined in good faith by the Borrower' Board of Directors to be similar, ancillary, complimentary or related to, or an extension of, any business described in clause (i) or (ii) above.

            (b) So long as any Lease Agreement or License Agreement that is in effect on the Restatement Effective Date remains in effect, Caterair will not, and will not permit any of its Subsidiaries to, engage in any business other than the transactions contemplated under the Lease Agreements and the License Agreements, provided, however, (i) that Caterair may continue to operate certain of its Flight Kitchens if Caterair has not received as of the Restatement Effective Date the requisite consents to lease such Flight Kitchens to the Borrower or a Subsidiary of the Borrower, (ii) Caterair also may transfer, lease or license assets pursuant to Section 9.02(xvii), and (iii) from and after the termination of the Lease Agreements and the License Agreements that are in effect on the Restatement Effective Date, Caterair and its Subsidiaries will not engage in any business other than the businesses permitted to be engaged in by the Borrower and its Subsidiaries pursuant to Section 9.13(a), including entering into lease and license arrangements with respect to those Flight Kitchens then owned by Caterair and its Subsidiaries pursuant to arm's-length arrangements.

            (c) Notwithstanding anything to the contrary contained in this Agreement, (i) OFSI will not engage in any significant business activities, will have no significant assets other than its ownership interest in the Borrower, Caterair Holdings, the Class B Assets and the Non-SCIS Subsidiaries and will have no significant liabilities other than those in connection with stock plans approved by its Board of Directors and those in connection with this Agreement, the other Credit Documents, the Caterair Credit Documents and those in which recourse is expressly limited solely to the Class B Assets or any equity interests in any Non-SCIS Subsidiary or any Dividends or earnings from, or any proceeds in respect of, any thereof and (ii) OFSI will not permit any of its Non-SCIS Subsidiaries to engage in any business that competes with any business in which the Borrower, Caterair or any other of their respective Subsidiaries is actively engaged in or in which in any way involves the business of (1) producing, distributing, selling or delivering, or providing management or other services with respect to, meals or other food products or (2) providing catering services. OFSI will not permit any Person other than itself or an OFSI Designee to hold the Caterair Holdings Unsecured Debentures.

            (d) Notwithstanding anything to the contrary contained in this Agreement, Caterair Holdings will not engage in any significant business activities, will have no assets other than its ownership interest in Caterair and the Caterair Holdings Certificate of Deposit and will have no significant liabilities other than those under the Caterair Holdings Secured Note, the Caterair Holdings Unsecured Debentures, the Caterair Holdings CD Pledge Agreement, this Agreement, the other Credit Documents to which it is a party and the Caterair Credit Documents to which it is a party.

            (e) Notwithstanding anything to the contrary contained in Section 9.13(a) or elsewhere in this Agreement, IFSC will not engage in any significant business activities and will not have any significant assets or liabilities other than in connection with its operation as an Irish financial services center captive finance company for the Foreign Subsidiaries of the Borrower.

            9.14 Limitation on Creation of Subsidiaries. (a) Each of Caterair Holdings and the Borrower will not, and will not permit any of its Subsidiaries to, establish, create or acquire any Subsidiaries after the Restatement Effective Date; provided that (i) the Borrower and its Wholly-Owned Subsidiaries shall be permitted to establish and create Wholly-Owned Subsidiaries and, to the extent otherwise permitted by this Agreement, acquire and make Investments in Wholly-Owned Subsidiaries and non-Wholly-Owned Subsidiaries so long as (x) in the case of the establishment, creation or acquisition of a Wholly-Owned Domestic Subsidiary, such Wholly-Owned Domestic Subsidiary takes all of the actions required to be taken by it pursuant to Section 8.11 and 100% of the capital stock of such Wholly-Owned Domestic Subsidiary is pledged pursuant to the General Pledge Agreement and (y) in the case of the establishment, creation or acquisition of a non-Wholly-Owned Subsidiary by a Credit Party, the capital stock of such Subsidiary owned by such Credit Party is pledged pursuant to, and to the extent required by, the General Pledge Agreement and (ii) Subsidiaries of the Borrower which are not Wholly-Owned Subsidiaries shall be permitted to establish and create Subsidiaries and, to the extent otherwise permitted by this Agreement, make Investments in Subsidiaries.

            (b) OFSI will not establish, create or acquire any Subsidiaries after the Restatement Effective Date; provided that OFSI shall be permitted to create Non-SCIS Subsidiaries so long as in each case (i) the Agents are reasonably satisfied with any liabilities arising as a result thereof or acquired in connection therewith (including, but not limited to, all pension, tax and environmental liabilities), which could reasonably be expected to become liabilities of OFSI, the Borrower or any Subsidiary of the Borrower, it being understood and agreed that in any event there may be recourse to OFSI in respect of any such obligations or liabilities but only to the extent that such recourse is expressly limited solely to the Class B Assets or the equity interests of any Non-SCIS Subsidiary or any Dividends or earnings from, or proceeds in respect of, any thereof, and (ii) at the time that any such Non-SCIS Subsidiary is formed or acquired, OFSI and such Non-SCIS Subsidiary shall enter into a Non-SCIS Subsidiary Tax Sharing Agreement in form and substance satisfactory to the Agents.

            9.15 Senior Subordinated Notes; etc. Neither the Borrower nor any of its Subsidiaries shall designate any Indebtedness, other than the Obligations and the obligations under the Caterair Credit Documents, as "Designated Senior Debt" for purposes of the Senior Subordinated Notes and the other Senior Subordinated Note Documents. Notwithstanding anything to the contrary contained herein or in the SCIS/Caterair Note, upon the occurrence and during the continuance of a Default or an Event of Default, the Borrower will not take any enforcement action whatsoever in connection with any default or event of default under, or in respect of, the SCIS/Caterair Note.

            SECTION 10. Events of Default. Upon the occurrence of any of the following specified events (each an "Event of Default"):

            10.01 Payments. The Borrower shall (i) default in the payment when due of any principal of any Loan or any Note or (ii) default, and such default shall continue unremedied for three or more days, in the payment when due of any Unpaid Drawings or interest on any Loan or Note, or any Fees or any other amounts owing hereunder or thereunder; or

            10.02 Representations, etc. Any representation, warranty or statement made (or deemed made) by any Credit Party herein or in any other Credit Document or in any certificate delivered pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made; or

            10.03 Covenants. Any Credit Party shall (i) default in the due performance or observance by it of any term, covenant or agreement contained in
Section 8.01(g)(i), 8.08, 8.13 or 8.14 or Section 9 or (ii) default in the due performance or observance by it of any other term, covenant or agreement contained in this Agreement and such default shall continue unremedied for a period of 30 days after written notice to the Borrower by the Administrative Agent or any Bank; or

            10.04 Default Under Other Indebtedness. (i) OFSI, Caterair Holdings, the Borrower, the Designated Onex Sub or any Subsidiary of Caterair Holdings or the

Borrower (other than an Immaterial Subsidiary) shall (x) default in any payment of any Indebtedness (other than the Obligations and any Indebtedness arising under or in connection with the Caterair Holdings Secured Note but only to the extent that there is sufficient cash collateral to satisfy in full all obligations in respect of the Caterair Holdings Secured Note) beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created or (y) default in the observance or performance of any agreement or condition relating to any Indebtedness (other than the Obligations and any Indebtedness arising under or in connection with the Caterair Holdings Secured Note but only to the extent that there is sufficient cash collateral to satisfy in full all obligations in respect of the Caterair Holdings Secured
Note) or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or would permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause (determined without regard to whether any notice is required), any such Indebtedness to become due prior to its stated maturity, or
(ii) any Indebtedness (other than the Obligations and any Indebtedness arising under or in connection with the Caterair Holdings Secured Note but only to the extent that there is sufficient cash collateral to satisfy in full all obligations in respect of the Caterair Holdings Secured Note) of OFSI, Caterair Holdings, the Borrower, the Designated Onex Sub or any Subsidiary of Caterair Holdings or the Borrower (other than an Immaterial Subsidiary) shall be declared to be due and payable, or required to be prepaid other than by a regularly scheduled required prepayment, prior to the stated maturity thereof, provided that it shall not be a Default or an Event of Default under this Section 10.04 unless the aggregate principal amount of all Indebtedness as described in preceding clauses (i) and (ii) is at least $5,000,000; or

            10.05 Bankruptcy, etc. OFSI, Caterair Holdings, the Borrower, the Designated Onex Sub or any Subsidiary of Caterair Holdings or the Borrower (other than an Immaterial Subsidiary) shall commence a voluntary case concerning itself under Title 11 of the United States Code entitled "Bankruptcy," as now or hereafter in effect, or any successor thereto (the "Bankruptcy Code"); or an involuntary case is commenced against OFSI, Caterair Holdings, the Borrower, the Designated Onex Sub or any Subsidiary of Caterair Holdings or the Borrower (other than an Immaterial Subsidiary) and the petition is not controverted within 10 days, or is not dismissed within 60 days, after commencement of the case; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of OFSI, Caterair Holdings, the Designated Onex Sub, the Borrower or any Subsidiary of Caterair Holdings or the Borrower (other than an Immaterial Subsidiary), or OFSI, Caterair Holdings, the Borrower, the Designated Onex Sub or any Subsidiary of Caterair Holdings or the Borrower (other than an Immaterial Subsidiary) commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency, administration or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to OFSI, Caterair Holdings, the Borrower, the Designated Onex Sub or any Subsidiary of Caterair Holdings or the Borrower (other than an Immaterial Subsidiary), or there is commenced against OFSI, Caterair Holdings, the Designated Onex Sub, the Borrower or any Subsidiary of Caterair Holdings or the Borrower (other than an Immaterial Subsidiary) any such proceeding which remains undismissed for a period of 60 days, or OFSI, Caterair Holdings, the Borrower, the Designated Onex Sub or any Subsidiary of Caterair Holdings or the Borrower (other than an Immaterial Subsidiary) is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or OFSI, Caterair Holdings, the Borrower, the Designated Onex Sub or any Subsidiary of Caterair Holdings or the Borrower (other than an Immaterial Subsidiary) suffers any appointment of any custodian, liquidator, administrator, receiver or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 60 days; or OFSI, Caterair Holdings, the Borrower, the Designated Onex Sub or any Subsidiary of Caterair Holdings or the Borrower (other than an Immaterial Subsidiary) makes a general assignment for the benefit of creditors; or any corporate action is taken by OFSI, Caterair Holdings, the Borrower, the Designated Onex Sub or any Subsidiary of Caterair Holdings or the Borrower (other than an Immaterial Subsidiary) for the purpose of effecting any of the foregoing; or

            10.06 ERISA. (a) Any Plan shall fail to satisfy the minimum funding standard required for any plan year or part thereof or a waiver of such standard or extension of any amortization period is sought or granted under Section 412 of the Code, any Plan shall have had or is likely to have a trustee appointed to administer such Plan, any Plan is, shall have been or is likely to be terminated or to be the subject of termination proceedings under ERISA, any Plan shall have an Unfunded Current Liability, a contribution required to be made to a Plan or a Foreign Pension Plan has not been timely made, OFSI, Caterair Holdings or any Subsidiary or ERISA Affiliate of OFSI or Caterair Holdings has incurred or is likely to incur a liability to or on account of a Plan under Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or
Section 401(a)(29), 4971, 4975 or 4980 of the Code, or OFSI, Caterair Holdings or any Subsidiary of OFSI or Caterair Holdings has incurred or is likely to incur liabilities pursuant to one or more employee welfare benefit plans (as defined in Section 3(1) of ERISA) that provide benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or employee pension benefit plans (as defined in Section 3(2) of ERISA) or Foreign Pension Plans; and (b) there shall result from any such event or events the imposition of a lien, the granting of a security interest, or a liability or a material risk of incurring a liability; and (c) which lien, security interest or liability, individually, and/or in the aggregate, in the opinion of the Required Banks, could reasonably be expected to have a material adverse effect on the business, operations, properties, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower, the Borrower and its Subsidiaries taken as a whole, Caterair, Caterair and its Subsidiaries taken as a whole or OFSI and its SCIS Subsidiaries taken as a whole; or

            10.07 Security Documents. At any time after the execution and delivery thereof, any of the Security Documents shall cease to be in full force and effect, or shall cease to give the Collateral Agent for the benefit of the Secured Creditors the Liens, rights, powers and privileges purported to be created thereby (including, without limitation, a perfected security interest in, and Lien on, all of the Collateral (other than Collateral with an aggregate value of up to $1,000,000)), in favor of the Collateral Agent, superior to and prior to the rights of all third Persons (except as permitted by Section 9.01), and subject to no other Liens (except as permitted by Section 9.01), or any Credit Party shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to any of the Security Documents and such default shall continue unremedied for a period of 30 days (or such longer period of time as may be specifically applicable thereto pursuant to the terms of any Mortgage); or

            10.08 Guaranties; etc. Any Guaranty or any provision thereof shall cease to be in full force and effect, or any Guarantor or any Person acting for or on behalf of any Guarantor shall deny or disaffirm such Guarantor's obligations under the relevant Guaranty, or any Guarantor shall default in its due performance of any term, covenant or agreement on its part to be performed or observed pursuant to the relevant Guaranty; or

            10.09 Judgments. One or more judgments or decrees shall be entered against OFSI, Caterair Holdings, the Borrower, the Designated Onex Sub or any Subsidiary of Caterair Holdings or the Borrower (other than an Immaterial Subsidiary) involving in the aggregate for OFSI, Caterair Holdings, the Borrower, the Designated Onex Sub and such Subsidiaries a liability (not paid or fully covered by a reputable and solvent insurance company) and such judgments and decrees either shall be final and non-appealable or shall not be vacated, discharged or stayed or bonded pending appeal for any period of 30 consecutive days, and the aggregate amount of all such judgments exceeds $5,000,000; or

            10.10  Change of Control.  A Change of Control shall occur; or

            10.11 American Airlines Catering Agreements. Any American Airlines Catering Agreement or any material provision thereof shall cease to be in full force and effect or the Borrower, Caterair or any Subsidiary of the Borrower or Caterair, as the case may be, shall deny or disaffirm any of its material obligations thereunder or the Borrower, Caterair or any Subsidiary of the Borrower or Caterair, as the case may be, shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant thereto and as a result thereof one or more American Airlines Catering Agreements are terminated with respect to Flight Kitchens that accounted for more than 20% of the gross revenues derived by the Borrower, Caterair and any Subsidiary of the Borrower and Caterair on a combined basis from said agreements during the immediately preceding fiscal year; or

            10.12 Certain Caterair Agreements. Any Lease Agreement, any License Agreement or the Non-Compete Agreement or any material provision thereof shall cease to be in full force and effect (other than by virtue of the exercise of the Purchase Option in accordance with Section 9.02(ix) or the expiration of any such agreement at the end of the respective term thereof) or any party thereto shall deny or disaffirm any of its material obligations thereunder or shall default in the due performance or observance of any material term, covenant or agreement on its part to be performed or observed pursuant thereto; or

            10.13 Caterair Holdings Subordination Agreement and Escrow Agreement. The Caterair Holdings Subordination Agreement, the Caterair Holdings Escrow Agreement (after the execution and delivery thereof) or any provision of the foregoing agreements shall cease to be a legal, valid and binding obligation enforceable against any party thereto, or any party to the Caterair Holdings Subordination Agreement or the Caterair Holdings Escrow Agreement (after the execution and delivery thereof) (other than the Administrative Agent) or any Person acting by or on behalf of any such party shall deny or disaffirm such party's obligations under the Caterair Holdings Subordination Agreement or the Caterair Holdings Escrow Agreement (after the execution and delivery thereof), or any such party shall default in the due performance of any term, covenant or agreement on its part to be performed or observed pursuant to any such Agreement;

then, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, the Administrative Agent, upon the written request of the Required Banks, shall by written notice to the Borrower, take any or all of the following actions, without prejudice to the rights of any Agent, any Bank or the holder of any Note to enforce its claims against any Credit Party (provided that, if an Event of Default specified in Section 10.05 shall occur with respect to the Borrower, the result which would occur upon the giving of written notice by the Administrative Agent to the Borrower as specified in clauses (i) and (ii) below shall occur automatically without the giving of any such notice): (i) declare the Total Revolving Loan Commitment termin-ated, whereupon the Revolving Loan Commitment of each Bank shall forthwith terminate immediately and any accrued and unpaid Commitment Commission shall forthwith become due and payable without any other notice of any kind; (ii) declare the principal of and any accrued interest in respect of all Loans and the Notes and all Obligations owing hereunder and thereunder to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Credit Party; (iii) terminate any Letter of Credit which may be terminated in accordance with its terms; (iv) direct the Borrower to pay (and the Borrower agrees that upon receipt of such notice, or upon the occurrence of an Event of Default specified in Section 10.05 with respect to the Borrower, it will pay) to the Administrative Agent at the Payment Office such additional amount of cash, to be held as security by the Administrative Agent, as is equal to the aggregate Stated Amount of all Letters of Credit issued for the account of the Borrower and then outstanding; (v) enforce, as Collateral Agent, any or all of the Liens and security interests created pursuant to the Security Documents; and/or (vi) apply any cash collateral as provided in Section 4.02.

            SECTION 11.  Definitions and Accounting Terms.

            11.01 Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

            "Adjusted Available Revolving Loan Commitment" for each Bank shall mean, at any time, such Bank's Revolving Loan Commitment at such time less such Bank's Adjusted RL Percentage of the Blocked Commitment at such time.

            "Adjusted RL Percentage" shall mean (x) at a time when no Bank Default exists, for each Bank, such Bank's RL Percentage and (y) at a time when a Bank Default exists (i) for each Bank that is a Defaulting Bank, zero and (ii) for each Bank that is a Non-Defaulting Bank, the percentage determined by dividing such Bank's Revolving Loan Commitment at such time by the Adjusted Total Revolving Loan Commitment at such time, it being understood that all references herein to Revolving Loan Commitments and the Adjusted Total Revolving Loan Commitment at a time when the Total Revolving Loan Commitment or Adjusted Total Revolving Loan Commitment, as the case may be, has been terminated shall be references to the Revolving Loan Commitments or Adjusted Total Revolving Loan Commitment, as the case may be, in effect immediately prior to such termination, provided that (A) no Bank's Adjusted RL Percentage shall change upon the occurrence of a Bank Default from that in effect immediately prior to such Bank Default if after giving effect to such Bank Default, and any repayment of Revolving Loans and Swingline Loans at such time pursuant to Section 4.02(a) or otherwise, the sum of (i) the aggregate outstanding principal amount of Revolving Loans of all Non-Defaulting Banks, plus (ii) the aggregate outstanding principal amount of all Swingline Loans, plus (iii) the Letter of Credit Outstandings, exceeds the Adjusted Total Revolving Loan Commitment; (B) the changes to the Adjusted RL Percentage that would have become effective upon the occurrence of a Bank Default but that did not become effective as a result of the preceding clause (A) shall become effective on the first date after the occurrence of the relevant Bank Default on which the sum of (i) the aggregate outstanding principal amount of the Revolving Loans of all Non-Defaulting Banks, plus (ii) the aggregate outstanding principal amount of all Swingline Loans, plus (iii) the Letter of Credit Outstandings is equal to or less than the Adjusted Total Revolving Loan Commitment; and (C) if
(i) a Non-Defaulting Bank's Adjusted RL Percentage is changed pursuant to the preceding clause (B) and (ii) any repayment of such Bank's Revolving Loans, Swingline Loans or Unpaid Drawings that were made during the period commencing after the date of the relevant Bank Default and ending on the date of such change to its Adjusted RL Percentage must be returned to the Borrower as a preferential or similar payment in any bankruptcy or similar proceeding of the Borrower, then the change to such Non-Defaulting Bank's Adjusted RL Percentage effected pursuant to said clause (B) shall be reduced to that positive change, if any, as would have been made to its Adjusted RL Percentage if (x) such repayments had not been made and (y) the maximum change to its Adjusted RL Percentage would have resulted in the sum of the outstanding principal of Revolving Loans made by such Bank plus such Bank's new Adjusted RL Percentage of Swingline Loans and Letter of Credit Outstandings equalling such Bank's Revolving Loan Commitment at such time.

            "Adjusted Total Available Revolving Loan Commitment" shall mean, at any time, the Total Available Revolving Loan Commitment at such time less the aggregate Revolving Loan Commitments of all Defaulting Banks at such time.

            "Adjusted Total Revolving Loan Commitment" shall mean at any time the Total Revolving Loan Commitment less the aggregate Revolving Loan Commitments of all Defaulting Banks.

            "Administrative Agent" shall have the meaning provided in the first paragraph of this Agreement.

            "Affiliate" shall mean, with respect to any Person, any other Person
(i) directly or indirectly controlling, (including, but not limited to, all directors, officers and partners of such Person), controlled by, or under direct or indirect common control with, such Person or (ii) that directly or indirectly owns more than 10% of any class of the voting securities or capital stock of or equity interests in such Person. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise.

            "Agent" shall mean each of the Administrative Agent, the Syndication Agent and, for purposes of Sections 12, 13 and 14, each such Agent also in its capacity as a Co-Arranger.

            "Agreement" shall mean this Credit Agreement, as modified, supplemented, amended, restated (including any amendment and restatement thereof), extended, renewed, refinanced or replaced from time to time.

            "American Airlines" shall mean American Airlines, Inc., a Delaware corporation.

            "American Airlines Catering Agreement" shall mean each of (i) the Catering Services Agreement, dated as of April 27, 1992, as amended, between Sky Chefs and American Airlines, (ii) the Catering Services Agreement, dated as of February 11, 1992, as amended, between Caterair and American Airlines and (iii) any other Catering Services Agreement entered into by the Borrower, Caterair or any Subsidiary of the Borrower or Caterair with American Airlines.

            "Applicable Commitment Commission Percentage" shall mean (i) for the period from the Restatement Effective Date through but not including the first Start Date, 3/8 of 1% and (ii) from and after any Start Date to and including the corresponding End Date, the respective percentage per annum set forth in clause (A), (B) or (C) below if, but only if, as of the Test Date for such Start Date the applicable condition set forth in clause (A), (B) or (C) below, as the case may be, is met:

            (A) 3/8 of 1% if, but only if, as of the Test Date for such Start Date the Leverage Ratio for the Test Period ended on such Test Date shall be greater than 3.50:1.00;

            (B) 3/10 of 1% if, but only if, as of the Test Date for such Start Date the Leverage Ratio for the Test Period ended on such Test Date shall be less than or equal to 3.50:1.00 and greater than 3.00:1.00; and

            (C) 1/4 of 1% if, but only if, as of the Test Date for such Start Date the Leverage Ratio for the Test Period ended on such Test Date shall be less than or equal to 3.00:1.00.

Notwithstanding anything to the contrary contained above in this definition, the Applicable Commitment Commission Percentage shall be 3/8 of 1% at all times when
(i) a Default under Section 8.01(b), 8.01(c), 10.01 or 10.05 shall exist or (ii) any Event of Default shall exist.

            "Applicable Margin" shall mean a percentage per annum equal to (x) in the case of Revolving Loans which are maintained as (i) Base Rate Loans, 1/4 of 1% less the then applicable Interest Reduction Discount, if any, and (ii) Eurodollar Loans, 1-1/4 of 1% less the then applicable Interest Reduction Discount, if any, and (y) in the case of Swingline Loans, 1/4 of 1% less the then applicable Interest Reduction Discount, if any; provided, however, that notwithstanding anything to the contrary contained above in this definition or in the definition of Interest Reduction Discount, in no case will the Applicable Margin ever be less than zero.

            "Asset Sale" shall mean any sale, transfer or other disposition by OFSI, Caterair Holdings, the Borrower or any Subsidiary of the Borrower or Caterair Holdings to any Person (including by-way-of redemption by such Person) other than to the Borrower or any Wholly-Owned Subsidiary of the Borrower or Caterair Holdings of any asset (including, without limitation, any capital stock or other securities of, or equity interests in, another Person) other than sales of assets pursuant to Sections 9.02(iii), (v), (vi), (xi), (xii) and (xx).

            "Assignment and Assumption Agreement" shall mean the Assignment and Assumption Agreement substantially in the form of Exhibit O (appropriately completed).

            "Authorized Financial Officer" of the Borrower or Caterair, as the case may be, shall mean any of the Chief Financial Officer, Treasurer, Assistant Treasurer, Controller or any other senior financial officer of the Borrower or Caterair, as the case may be, reasonably acceptable to the Administrative Agent.

            "Bank" shall mean each financial institution listed on Schedule I, as well as any Person which becomes a "Bank" hereunder pursuant to Section 1.13 or 13.04(b).

            "Bank Default" shall mean (i) the refusal (which has not been retracted) of a Bank to make available its portion of any Borrowing (including any Mandatory Borrowing) or to fund its portion of any unreimbursed payment under Section 2.04(c) or (ii) a Bank having notified in writing the Borrower and/or the Administrative Agent that it does not intend to comply with its obligations under Section 1.01 or Section 2, in the case of either clause (i) or
(ii) above as a result of any takeover of such Bank by any regulatory authority or agency.

            "Bank Escrow Agreement" shall have the meaning provided in Section 8.15.



            "Bankruptcy Code" shall have the meaning provided in Section 10.05.

            "Base Rate" for any day shall mean a rate per annum equal to the higher of (i) the sum of 1/2 of 1% plus the Federal Funds Rate for such day and
(ii) the Prime Lending Rate for such day.

            "Base Rate Loan" shall mean each Swingline Loan and each Revolving Loan designated or deemed designated as such by the Borrower at the time of the incurrence thereof or conversion thereto.

            "Blocked Commitment" shall mean, at any time, an amount equal to the aggregate principal amount (or the Dollar Equivalent thereof) of all Third-Party Foreign Subsidiary Indebtedness outstanding at such time in excess of $35,000,000 at any time thereafter, except, in either case, to the extent that such excess Third-Party Foreign Subsidiary Indebtedness is supported by a Letter of Credit.

            "BNY" shall mean The Bank of New York, in its individual capacity.

            "Borrower" shall mean SCIS.

            "Borrower Management Agreement" shall mean the Management Agreement, dated as of September 28, 1995, between SCIS and Onex (or an Affiliate thereof).

            "Borrowing" shall mean the borrowing by the Borrower of (i) Swingline Revolving Loans from the Swingline Bank on a given date and (ii) one Type of Loan from all the Banks on a given date (or resulting from a conversion or conversions on such date) having in the case of Eurodollar Loans the same Interest Period, provided that Base Rate Loans incurred pursuant to Section 1.10(b) shall be considered part of the related Borrowing of Eurodollar Loans.

            "BTCo" shall mean Bankers Trust Company in its individual capacity.

            "Business Day" shall mean (i) for all purposes other than as covered by clause (ii) below, any day except Saturday, Sunday and any day which shall be in New York City a legal holiday or a day on which banking institutions are authorized or required by law or other government action to close and (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, any day which is a Business Day described in clause (i) above and which is also a day for trading by and between banks in the London interbank Eurodollar market.

            "Canex" shall mean Canex, Inc., a Cayman Islands corporation.

            "Capital Expenditures" shall mean, with respect to any Person, all expenditures by such Person which should be capitalized in accordance with generally accepted accounting principles, including all such expenditures with respect to fixed or capital assets (including, without limitation, expenditures for maintenance and repairs which should be capitalized in accordance with generally accepted accounting principles) and, without duplication, the amount of all Capitalized Lease Obligations incurred by such Person.

            "Capitalized Lease Obligations" of any Person shall mean all rental obligations which, under generally accepted accounting principles, are or will be required to be capitalized on the books of such Person, in each case taken at the amount thereof accounted for as indebtedness in accordance with such principles.

            "Cash Equivalents" shall mean (i) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States of America, in each case maturing within one year from the date of acquisition thereof; (ii) marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor's Ratings Service ("S&P") or Moody's Investors Service, Inc. ("Moody's"); (iii) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody's; (iv) time deposits, certificates of deposit or bankers' acceptances (or, with respect to foreign banks, similar instruments) maturing within one year from the date of acquisition thereof issued by any commercial bank (or any branch thereof) organized under the laws of the United States of America or any state thereof or the District of Columbia or any U.S. branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $200,000,000; (v) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (iv) above;
(vi) investments in money market funds substantially all of whose assets are comprised of securities of the types described in clauses (i) through (v) above, and (vii) overnight deposits and demand deposit accounts maintained in the ordinary course of business; provided that, any funds on deposit in a trust established by the Borrower or any Subsidiary of the Borrower in connection with a Voluntary Employees' Beneficiary Association (as referred to in Section 501(c)(9) of the Code) may also be invested in (A) the American Advantage Money Market Fund (or similar funds), (B) bonds and notes of corporations having, at the time of investment, a rating of at least A by both Moody's and S&P or if an unrated supranational, an equivalent credit quality, (C) asset-backed securities (including, but not limited to, mortgage obligations and automobile or credit card receivables), (D) floating rate notes, (E) master notes and both domestic and international private placements, (F) financial futures (including, but not limited to, treasury bills and notes, certificates of deposit and Eurodollar deposits), (G) repurchase obligations relating to any securities described in clauses (B) through (F) above, (H) securities of the type described in clause
(iv) above except that instead of a combined capital and surplus requirement, such bank, or its holding company, must have (x) a long-term debt rating of at least A by either Moody's or S&P, (y) a commercial paper rating of at least A-1 by S&P or P-1 by Moody's, or (z) an equivalent credit quality if unrated, (I) tax exempt and tax advantaged securities (including, but not limited to, tax exempt commercial paper, tax exempt notes, and auction rate preferred stock),
(J) hedged non-dollar money market investments, (K) securities of the types described in clauses (i) through (vi) and (B) through (J) above whose individual securities may have a maximum maturity of five years.

            "Caterair" shall have the meaning provided in the first paragraph of this Agreement.

            "Caterair Credit Agreement" shall mean the Term Loan Agreement, dated as of August 28, 1997, among SCIS, Caterair, the lenders from time to time party thereto, BTCo and J.P. Morgan Securities Inc., as Co-Arrangers, BTCo, as Syndication Agent, and Morgan, as Administrative Agent, as amended, modified or supplemented from time to time.

            "Caterair Credit Documents" shall mean the "Credit Documents" under, and as defined in, the Caterair Credit Agreement.

            "Caterair Holdings" shall have the meaning provided in the first paragraph of this Agreement.

            "Caterair Holdings/Caterair Tax Sharing Agreement" shall mean the Income Tax Sharing Agreement, dated December 15, 1989, among Host Marriott Corporation, Caterair Holdings and Caterair.

            "Caterair Holdings CD Pledge Agreement" shall mean the Pledge, Assignment and Security Agreement, dated as of December 18, 1989, as amended or otherwise modified in accordance with the terms hereof and thereof, made by Wilmington Trust Company, as Trustee for Deerfield Capital, for the benefit of The Sumitomo Bank of New York Trust Company, as Collateral Agent for The Sumitomo Bank, Limited and Citibank, N.A.

            "Caterair Holdings Certificate of Deposit" shall mean a certificate of deposit issued by The Sumitomo Bank, Limited, acting through its New York Branch in the principal amount of $236,200,000, with a maturity date of December 15, 1999 (subject to extension) (together with any certificate of deposit or other investment issued in extension or replacement thereof or in substitution for such certificate of deposit).

            "Caterair Holdings Class A Nonvoting Common Stock" shall mean the Class A nonvoting common stock, $.01 par value per share, of Caterair Holdings.

            "Caterair Holdings Class B Voting Common Stock" shall mean the Class B voting common stock, $.01 par value per share, of Caterair Holdings.

            "Caterair Holdings Escrow Agreement" shall mean the Escrow
Agreement in the form attached to the Caterair Holdings Subordination Agreement.

            "Caterair Holdings Secured Note" shall mean the New Senior Secured Note, dated September 29, 1995, issued by Caterair Holdings in the stated principal amount of $236,200,000, with a stated maturity of December 15, 2004.

            "Caterair Holdings Subordination Agreement" shall have the meaning provided in Section 5.17.

            "Caterair Holdings Unsecured Debentures" shall mean the Senior Debenture, dated September 29, 1995, issued by Caterair Holdings in the stated principal amount of $43,800,000, with a maturity date of December 15, 2001, together with each debenture permitted to be issued pursuant to Section 8.13(b).

            "Caterair New Zealand" shall mean Caterair New Zealand Limited, a Delaware corporation.

            "Caterair Portugal" shall mean Caterair Por-Catering de Portugal, S.A., a Portuguese corporation.

            "Catering Agreements" shall mean all catering agreements or arrangements with airline companies to which OFSI, Caterair Holdings, the Borrower or any Subsidiary of the Borrower or Caterair Holdings is a party.

            "CERCLA" shall mean the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as the same may be amended from time to time, 42 U.S.C. ss. 9601 et seq.

            "Change of Control" shall mean at any time (i) the Permitted Holders (individually or collectively) shall cease to own (directly or indirectly) in the aggregate at least 51% on a fully diluted basis of the voting interests of OFSI, (ii) the Permitted Holders (individually or collectively) shall cease to own (directly or indirectly) in the aggregate at least 35% on a fully diluted basis of the economic interests in OFSI, (iii) OFSI shall cease to own on a fully diluted basis 100% of the economic and voting interests of the Borrower,
(iv) the Permitted Holders (individually or collectively) shall cease to own (directly or indirectly) in the aggregate at least 51% on a fully diluted basis of the voting interests of Caterair Holdings, (v) Caterair Holdings shall cease to own on a fully diluted basis 100% of the economic and voting interests of Caterair or (vi) any "change of control" or similar event shall occur under the Senior Subordinated Notes Indentures.

            "CII" shall mean Caterair International, Inc. (II), a Delaware corporation and a Wholly-Owned Domestic Subsidiary of the Borrower.

            "Class B Assets" shall mean those assets owned by OFSI listed on
Schedule VIII.

            "Co-Agent" shall have the meaning provided in the first paragraph of this Agreement.

            "Co-Arranger" shall have the meaning provided in the first paragraph of this Agreement.

            "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time. Section references to the Code are to the Code, as in effect at the date of this Agreement, and to any subsequent provisions of the Code, amendatory thereof, supplemental thereto or substituted therefor.

            "Collateral" shall mean all property (whether real or personal) with respect to which any security interests have been granted (or purported to be granted) pursuant to any Security Document, including, without limitation, all Pledge Agreement

Collateral, all Security Agreement Collateral, all Mortgaged Properties and all cash and Cash Equivalents delivered as collateral pursuant to Section 4.02 or 10 or pursuant to any Security Document.

            "Collateral Agent" shall mean Morgan acting as collateral agent for the Secured Creditors pursuant to the Security Documents, and any successor thereto appointed pursuant to the terms of the respective Security Documents.

            "Combined EBIT" shall mean, for any period, the Combined Net Income of the Borrower before consolidated interest expense of the Borrower and its Subsidiaries and provision for taxes and without giving effect to (i) any extraordinary gains or losses or gains or losses from sales of assets other than from sales of inventory in the ordinary course of business, (ii) any nonrecurring cash charges incurred by the Borrower in connection with (x) the consummation of the transactions contemplated by the Master Agreement (including, without limitation, (A) severance payments and other employee costs and (B) external consulting services primarily associated with the implementation of labor savings programs) in an aggregate amount not to exceed $51,800,000 and (y) the integration costs related to the Flight Kitchen's operated (or previously operated) by CII and the New Zealand acquisition consummated in August 1997 in an aggregate amount not to exceed $16,200,000 and
(iii) any charges incurred in connection with one or more stock bonus or management plans approved by the Board of Directors of OFSI in an aggregate amount not to exceed $35,000,000.

            "Combined EBITDA" shall mean, for any period, Combined EBIT, adjusted by adding thereto the amount of all amortization of intangibles and depreciation that were deducted in arriving at Combined EBIT for such period, it being understood and agreed that for purposes of this Agreement, (i) the Combined EBITDA for the fiscal quarter ended on December 31, 1996 shall be $38,557,000, (ii) the Combined EBITDA for the fiscal quarter ended on March 31, 1997 shall be $28,066,000 and (iii) the Combined EBITDA for the fiscal quarter ended on June 30, 1997 shall be $38,653,000.

            "Combined Indebtedness" shall mean, at any time, the amount of all Indebtedness of each of the Borrower and its Subsidiaries determined on a consolidated basis and Caterair and its Subsidiaries determined on a consolidated basis as would be required to be reflected on the liability side of a balance sheet as prepared in accordance with generally accepted accounting principles at such time, but including, in any event, (x) all bankers acceptances and letters of credit (including Letters of Credit) and Loans and
(y) Contingent Obligations in respect of Indebtedness of the type described above in this description, provided, that there shall be excluded any outstanding Indebtedness in respect of any intercompany loan or Non-Compete

Agreement between the Borrower and its Subsidiaries, on the one hand, and Caterair and its Subsidiaries, on the other hand.

            "Combined Interest Coverage Ratio" for any period shall mean the ratio of (x) Combined EBITDA for such period to (y) Combined Interest Expense for such period.

            "Combined Interest Expense" shall mean, for any period, the total consolidated interest expense of the Borrower and its Subsidiaries for such period and Caterair and its Subsidiaries for such period (in each case calculated without regard to any limitations on the payment thereof) plus, without duplication, that portion of Capitalized Lease Obligations of the Borrower and its Subsidiaries and Caterair and its Subsidiaries representing the interest factor for such period, provided, that there shall be excluded (x) any interest expense associated with any intercompany loan between the Borrower and its Subsidiaries, on the one hand, and Caterair and its Subsidiaries, on the other hand and (y) any non-cash interest expense for such period related to deferred compensation, customer settlements, idle Flight Kitchens and finance fees.

            "Combined Leverage Ratio" shall mean, at any time, the ratio of Combined Indebtedness at such time to Combined EBITDA for the then most recently ended Test Period, provided, however, (i) for the period from the Restatement Effective Date through and including September 30, 1997, there shall be excluded from the calculation of the Combined Leverage Ratio that aggregate principal amount of outstanding 13% Senior Subordinated Notes to the extent that (and for so long as) the Borrower has cash and/or Cash Equivalents on hand in an amount equal to the aggregate principal amount of 13% Senior Subordinated Notes so excluded from this calculation and (ii) after September 30, 1997, there shall be excluded from the calculation of the Combined Leverage Ratio that aggregate principal amount of outstanding 13% Senior Subordinated Notes to the extent that (and for so long as) cash and/or Cash Equivalents are on deposit with the Collateral Agent pursuant to the Bank Escrow Agreement in an amount equal to the aggregate principal amount of 13% Senior Subordinated Notes so excluded from this calculation.

            "Combined Net Income" of any Person shall mean, for any period, the net income of such Person and its Subsidiaries for such period after deduction for minority interests but before, in the case of the Borrower, the rental and other expenses of the Borrower and its Subsidiaries associated with the Lease Agreements, the License Agreements and the Non-Compete Agreement to the extent that such amounts were paid to Caterair or a Wholly-Owned Subsidiary thereof (and not otherwise passed through to an unrelated third Person) and reduced net income of the Borrower for such period, provided that (i) the net income (or loss) of any Subsidiary of such Person which is accounted for by such Person by the equity method of accounting shall be included only to the extent of the amount of cash dividends or distributions actually paid to such Person or a Wholly-Owned Subsidiary thereof and net of any investments made by such Person or Wholly-Owned Subsidiary, (ii) the net income (or loss) of any Subsidiary acquired by such Person or a Subsidiary thereof in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded, (iii) the consolidated net income of the Borrower shall not include any amounts representing interest received or accrued on promissory notes (including the SCIS/Caterair Note) or other advances payable to the Borrower or any of its Subsidiaries by Caterair Holdings or any of its Subsidiaries or any amounts attributable to the Borrower or any of its Subsidiaries by reason of their ownership interest (direct or indirect), if any, in Caterair or any of its Subsidiaries, (iv) notwithstanding preceding clause
(iii), the consolidated net income of the Borrower for any period shall include, to the extent not already included therein, the interest income of Caterair from sources other than the Borrower and its Subsidiaries less the amount of selling, general and administrative expenses of Caterair for such period, (v) the net income of any Subsidiary of such Person shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of its income is not at the time permitted by operation of the terms of its charter or any agreement, instrument or law applicable to such Subsidiary, (vi) the consolidated net income of such Person for any period shall be reduced by the amount of Dividends paid by such Person pursuant to Sections 9.03(iv), (vi) and (vii), as the case may be, during such period, (vii) the consolidated net income of the Borrower shall be reduced by any cash payments related to customer concessions (other than up to $8,000,000 paid to customers other than American Airlines) but only to the extent that such payments have not already reduced such consolidated net income and (viii) the consolidated net income of the Borrower for any period shall be reduced by the amount of rental expense for such period related to the write-off of idle Flight Kitchens to the extent not otherwise reducing Combined Net Income for such period.

            "Commitment Commission" shall have the meaning provided in Section 3.01(a).

            "Consent Solicitation" shall mean the solicitation of 13% Senior Subordinated Note Consents to amend the 13% Senior Subordinated Note Indenture performed by or on behalf of the Borrower simultaneously with the 13% Senior Subordinated Note Tender Offer.

            "Consent Solicitation Documents" shall mean each of the documents distributed to holders of the 13% Senior Subordinated Notes or otherwise entered into by the Borrower or any of such holders in connection with the consummation of the

Consent Solicitation, including, without limitation, the 13% Senior Subordinated Note Consent and the 13% Senior Subordinated Note Indenture Supplement.

            "Contingent Obligation" shall mean, as to any Person, any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing (including, without limitation, as a result of such Person being a general partner of the other Person, unless the underlying obligation of such partnership relates to liabilities other than Indebtedness or is expressly made non-recourse as to such general partner or recourse is limited solely to the equity interest of such general partner in such partnership) any Indebtedness or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation or commitment, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation (whether arising by virtue of partnership arrangements, by agreement to keepwell, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect the obligee against loss in respect thereof (in whole or in part), provided that the term Contingent Obligations shall not include endorsements for collection or deposit in the ordinary course of business.

            "Credit Documents" shall mean this Agreement and, after the execution and delivery thereof pursuant to the terms of this Agreement, each Note, the Subsidiaries Guaranty, the Designated Onex Sub Guaranty, each Security Document, the Caterair Holdings Subordination Agreement and the Caterair Holdings Escrow Agreement.

            "Credit Event" shall mean the making of any Loan or the issuance of any Letter of Credit.

            "Credit Party" shall mean OFSI, the Borrower, Caterair Holdings, Caterair and each other Subsidiary Guarantor and, solely for purposes of Sections 10.07 and 10.08, the Designated Onex Sub.

            "Default" shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

            "Defaulting Bank" shall mean any Bank with respect to which a Bank Default is in effect.

            "Designated Acquisition" shall mean any acquisition made pursuant to
Section 9.02(xiii).

            "Designated Guaranty" shall mean any guaranty given (and any payments made thereunder) by the Borrower and its Wholly-Owned Domestic Subsidiaries in support of Indebtedness and other obligations of non-Wholly-Owned Subsidiaries and Wholly-Owned Foreign Subsidiaries of the Borrower.

            "Designated Investment" shall mean any Investment made by the Borrower or any of its Wholly-Owned Domestic Subsidiaries in, to or for the benefit of, any Wholly-Owned Foreign Subsidiary of the Borrower pursuant to clause (y) of the proviso in Section 9.05(vii), pursuant to the proviso in
Section 9.05(xv) or pursuant to Section 9.05(xvi).

            "Designated Onex Sub" shall mean Onex OFSI Holdings Inc., a corporation incorporated under the laws of the Province of Ontario and a Subsidiary of Onex.

            "Designated Onex Sub Guaranty" shall have the meaning provided in
Section 5.11.

            "Designated Onex Sub Pledge Agreement" shall have the meaning provided in Section 5.08.

            "Dividend" with respect to any Person shall mean that such Person has declared or paid a dividend or returned any equity capital to its stockholders or authorized or made any other distribution, payment or delivery of property (other than common stock of such Person) or cash to its stockholders as such, or redeemed, retired, purchased or otherwise acquired, directly or indirectly, for a consideration any shares of any class of its capital stock outstanding on or after the Restatement Effective Date (or any options or warrants issued by such Person with respect to its capital stock), or set aside any funds for any of the foregoing purposes, or shall have permitted any of its Subsidiaries to purchase or otherwise acquire for a consideration any shares of any class of the capital stock of such Person outstanding on or after the Restatement Effective Date (or any options or warrants issued by such Person with respect to its capital stock). Without limiting the foregoing, "Dividends" with respect to any Person shall also include all payments made or required to be made by such Person with respect to any stock appreciation rights, plans, equity incentive or achievement plans or any similar plans or setting aside of any funds for the foregoing purposes.

            "Documents" shall mean the Credit Documents, the Caterair Credit Documents, the Senior Subordinated Note Documents, the 13% Senior Subordinated Note Documents and the Consent Solicitation Documents.

            "Dollar Equivalent" shall mean, at any time of determination thereof, the amount of Dollars which could be purchased with the amount of currency involved in such computation at the spot exchange rate therefor as published in the Eastern edition of The Wall Street Journal on the date one Business Day subsequent to the date of any determination thereof, provided that if the Eastern edition of The Wall Street Journal is not published on such date, reference shall be made to such rate as set forth in the most recently published Eastern edition of The Wall Street Journal, and provided further, that if at any time the Eastern edition of The Wall Street Journal ceases to publish such exchange rates, the Dollar Equivalent shall be the amount of Dollars which could be purchased with the amount of currency involved in such computation at the spot rate therefor as quoted by the Administrative Agent at approximately 11:00 a.m. (London time) on the date two Business Days prior to the date of any determination thereof for purchase on such date, it being understood and agreed that for purposes of determining compliance with this Agreement (including Sections 1.01(a), 1.01(b), 2.01(c), 4.02(a) and 9.04(xi)) the Dollar Equivalent of any Third-Party Foreign Subsidiary Indebtedness incurred in a currency other than Dollars shall be the Dollar Equivalent thereof as in effect on the last Business Day of the then most recently ended fiscal month of the Borrower and such Dollar Equivalent shall remain in effect until same is recalculated as of the last Business Day of the immediately succeeding fiscal month.

            "Dollars" and the sign "$" shall each mean freely transferable legal tender of the United States.

            "Domestic Subsidiary" shall mean each Subsidiary of the Borrower or Caterair Holdings incorporated or organized in the United States or any state or territory thereof.

            "Drawing" shall have the meaning provided in Section 2.05(b).

            "Eligible Transferee" shall mean and include a commercial bank, a financial institution, a "qualified institutional buyer" (as defined in the Securities Act), or a fund which is regularly engaged in making, purchasing or investing in loans or securities.

            "End Date" shall mean, for any Margin Reduction Period, the last day of such Margin Reduction Period.

            "Environmental Claims" shall mean any and all administrative, regulatory or judicial actions, suits, demands, demand letters, directives, claims, liens, notices of noncompliance or violation, investigations or proceedings relating in any way to any Environmental Law or any permit issued, or any approval given, under any such Environmental Law (hereafter, "Claims"), including, without limitation, (a) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and (b) any and all Claims by any governmental agency seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief in connection with alleged injury or threat of injury to health, safety or the environment due to the presence of Hazardous Materials.

            "Environmental Law" shall mean any applicable Federal, state, foreign or local statute, law, rule, regulation, ordinance, code, guideline, written policy and rule of common law now or hereafter in effect and in each case as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to the environment, employee health and safety or Hazardous Materials, including, without limitation, CERCLA; RCRA; the Federal Water Pollution Control Act, 33 U.S.C. ss. 1251 et seq.; the Toxic Substances Control Act, 15 U.S.C. ss. 2601 et seq.; the Clean Air Act, 42 U.S.C. ss. 7401 et seq.; the Safe Drinking Water Act, 42 U.S.C. ss. 3803 et seq.; the Oil Pollution Act of 1990, 33 U.S.C. ss. 2701 et seq.; the Emergency Planning and the Community Right-to-Know Act of 1986, 42 U.S.C. ss. 11001 et seq., the Hazardous Material Transportation Act, 49 U.S.C. ss. 1801 et seq. and the Occupational Safety and Health Act, 29 U.S.C. ss. 651 et seq. (to the extent it regulates occupational exposure to Hazardous Materials); and any state and local or foreign counterparts or equivalents, in each case as amended from time to time.

            "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time. Section references to ERISA are to ERISA, as in effect at the date of this Agreement and any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

            "ERISA Affiliate" shall mean each person (as defined in Section 3(9) of ERISA) which together with OFSI, Caterair Holdings or a Subsidiary of OFSI or Caterair Holdings would be deemed to be a "single employer" (i) within the meaning of Section 414(b),(c), (m) or (o) of the Code or (ii) as a result of OFSI, Caterair Holdings or a Subsidiary of OFSI or Caterair Holdings being or having been a general partner of such person.

            "Eurodollar Loan" shall mean each Revolving Loan designated as such by the Borrower at the time of the incurrence thereof or conversion thereto.

            "Eurodollar Rate" shall mean (a) the arithmetic average (rounded upward to the nearest 1/100 of 1%) of the offered quotation to first-class banks in the London interbank Eurodollar market by each Reference Bank for Dollar deposits of amounts in immediately available funds comparable to the outstanding principal amount of the Eurodollar Loan of such Reference Bank with maturities comparable to the Interest Period applicable to such Eurodollar Loan commencing two Business Days thereafter as of 11:00 A.M. (London time) on the date which is two Business Days prior to the commencement of such Interest Period, divided (and rounded upward to the nearest 1/100 of 1%) by (b) a percentage equal to 100% minus the then stated maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves required by applicable law) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency funding or liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D); provided, that if one or more of the Reference Banks fail to provide the Administrative Agent with its aforesaid rate, then the Eurodollar Rate shall be determined based on the rate or rates provided to the Administrative Agent by the other Reference Bank or Banks.

            "Event of Default" shall have the meaning provided in Section 10.

            "Existing Indebtedness" shall have the meaning provided in Section 7.22(a).

            "Existing Investments" shall have the meaning provided in Section 9.05(vi).

            "Existing Letters of Credit" shall have the meaning provided in
Section 2.01(a).

            "Existing Mortgaged Properties" shall mean all Real Property of the Credit Parties listed on Schedule III and designated as "Existing Mortgaged Properties" therein.

            "Existing Mortgages" shall mean all Mortgages granted by the Credit Parties pursuant to the Original Credit Agreement and which have not been released by the lenders thereunder prior to the Restatement Effective Date.

            "Facing Fee" shall have the meaning provided in Section 3.01(c).

            "Federal Funds Rate" shall mean for any period, the rate per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent as determined by the Administrative Agent.

            "Fees" shall mean all amounts payable pursuant to or referred to in
Section 3.01.

            "Final Maturity Date" shall mean August 28, 2002.

            "Financial Projections" shall have the meaning provided in Section 7.05(d).

            "Flight Kitchens" shall mean the in-flight catering kitchens operated by the Borrower, Caterair or any of their respective Subsidiaries.

            "Foreign Pension Plan" shall mean any plan, fund (including, without limitation, any superannuation fund) or other similar program established or maintained outside the United States of America by OFSI, Caterair Holdings or any one or more of their respective Subsidiaries primarily for the benefit of employees of OFSI, Caterair Holdings or such Subsidiaries residing outside the United States of America, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and which plan is not subject to ERISA or the Code.

            "Foreign Subsidiary" shall mean each Subsidiary of the Borrower or Caterair Holdings that is incorporated under the laws of any jurisdiction other than the United States of America or any State thereof.

            "General Pledge Agreement" shall have the meaning provided in
Section 5.08.

            "Guaranteed Obligations" shall mean the irrevocable and unconditional guaranty made by OFSI under the OFSI Guaranty (i) to each Agent, the Collateral Agent and each Bank for the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of the principal and interest on each Note issued by the Borrower to such Bank, and Loans made, under this Agreement and all reimbursement obligations in respect of Drawings on Letters of Credit, together with all the other obligations and liabilities (including, without limitation, indemnities, fees and interest thereon) of the Borrower to each Agent, the Collateral Agent and each Bank now existing or hereafter incurred under, arising out of or in connection with this Agreement or any other Credit Document and the due performance and compliance with the terms of the Credit Documents by the Borrower and (ii) to each Other Creditor which has entered into, or in the future enters into, an Interest Rate Protection Agreement or Other Hedging Agreement with the Borrower or any of its Subsidiaries, the full and prompt payment when due (whether by acceleration or otherwise) of all obligations of the Borrower or any of its Subsidiaries owing under, or with respect to, any such Interest Rate Protection Agreement or Other Hedging Agreement, whether now in existence or hereafter arising, and the due performance and compliance with all terms, conditions and agreements contained therein.

            "Guaranties" shall mean the OFSI Guaranty, the Designated Onex Sub Guaranty and the Subsidiaries Guaranty.

            "Guarantor" shall mean OFSI, the Designated Onex Sub and each Subsidiary Guarantor (including Caterair).

            "Hazardous Materials" shall mean (a) any petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls, and radon gas; (b) any chemicals, materials or substances defined as or included in the definition of "hazardous substances," "hazardous waste," "hazardous materials," "extremely hazardous substances," "restricted hazardous waste," "toxic substances," "toxic pollutants," "contaminants," or "pollutants," or words of similar import, under any applicable Environmental Law; and (c) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority under Environmental Laws.

            "IFSC" shall mean SC International Services Ireland, an Irish corporation and a Wholly-Owned Foreign Subsidiary of the Borrower.

            "Immaterial Subsidiary" shall mean any Subsidiary of the Borrower (other than Sky Chefs and CII) or Caterair that does not have assets with a value in excess of $15,000,000 and has not had revenues in excess of $15,000,000 for the Test Period then most recently ended and whose obligations are non-recourse to OFSI, Caterair Holdings, the Borrower or any other Subsidiary of Caterair Holdings or the

Borrower; provided that at such time as Immaterial Subsidiaries with aggregate assets with a value in excess of $30,000,000 and aggregate revenues in excess of $30,000,000 for any Test Period and who were subject to any Default or Event of Default under Section 10.04, 10.05 and/or 10.09, then from and after such time, no additional Subsidiary of the Borrower will be considered an Immaterial Subsidiary under this Agreement even though such Subsidiary might otherwise satisfy the conditions set forth above in this definition.

            "Indebtedness" shall mean, as to any Person, without duplication,
(i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments,
(iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (iv) all obligations of such person as lessee which are capitalized in accordance with generally accepted accounting principles, (v) all obligations of such Person to reimburse or repay any bank or other Person in respect of amounts paid or available to be drawn under a letter of credit or banker's acceptance (each such obligation to be valued at the face amount of such instrument), (vi) all Indebtedness of others secured by a Lien on any asset of such Person, (vii) all Contingent Obligations of such Person and (viii) all obligations under any Interest Rate Protection Agreement or Other Hedging Agreement or under any similar type of agreement.

            "Intercompany Note" shall have the meaning provided in Section 9.05(vii).

            "Interest Determination Date" shall mean, with respect to any Eurodollar Loan, the second Business Day prior to the commencement of any Interest Period relating to such Eurodollar Loan.

            "Interest Period" shall have the meaning provided in Section 1.09.

            "Interest Rate Protection Agreement" shall mean any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedging agreement, interest rate floor agreement or other similar agreement or arrangement.

            "Interest Reduction Discount" shall mean (i) for the period from the Restatement Effective Date through but not including the first Start Date, 1/4 of 1% and (ii) from and after any Start Date to and including the corresponding End Date, the percentage set forth in clause (A), (B) or (C) below if, but only if, as of the Test Date for such Start Date the applicable condition set forth in clause (A), (B) or (C) below, as the case may be, is met:

            (A) 1/4 of 1% if, but only if, as of the Test Date for such Start Date, the Leverage Ratio for the Test Period ended on such Test Date is less than or equal to 4.25:1.00 and greater than 3.50:1.00;

            (B) 3/8 of 1% if, but only if, as of the Test Date for such Start Date, the Leverage Ratio for the Test Period ended on such Test Date is less than or equal to 3.50:1.00 and greater than 3.00:1.00; or

            (C) 5/8 of 1% if, but only if, as of the Test Date for such Start Date, the Leverage Ratio for the Test Period ended on such Test Date is less than or equal to 3.00:1.00.

Notwithstanding anything to the contrary above in this definition, the Interest Reduction Discount shall be zero at all times when (i) a Default under Section 8.01(b), 8.01(c), 10.01 or 10.05 shall exist or (ii) any Event of Default shall exist.

            "Investments" shall have the meaning provided in Section 9.05.

            "Issuing Bank" shall mean BNY, provided that, in the event BNY is unable to issue any Letter of Credit by reason of any circumstance described in clause (i) of the proviso to Section 2.01(b), the term Issuing Bank shall also include Morgan, BTCo and any other Bank which at the request of the Borrower and with the consent of the Administrative Agent agrees, in such Bank's sole discretion, to become an Issuing Bank for the purpose of issuing Letters of Credit pursuant to Section 2.

            "L/C Supportable Indebtedness" shall mean all obligations of the Borrower, Caterair or their respective Subsidiaries incurred for their working capital and general corporate purposes.

            "Lease Agreements" shall mean each of the leases entered into by Sky Chefs, CII and Caterair pursuant to the Master Agreement and substantially in the form of Exhibit 2.2(k) to the Master Agreement with respect to the Leased Assets.

            "Leased Assets" shall mean the premises and property set forth on
Schedule 2.2(k) to the Master Agreement, including all or substantially all of the Leasehold interests and tangible assets of Caterair related thereto.

            "Leaseholds" of any Person means all the right, title and interest of such Person as lessee or licensee in, to and under any lease.

            "Letter of Credit" shall have the meaning provided in Section
2.01(a).

            "Letter of Credit Fee" shall have the meaning provided in Section 3.01(b).

            "Letter of Credit Outstandings" shall mean, at any time, the sum of
(i) the aggregate Stated Amount of all outstanding Letters of Credit and (ii) the amount of all Unpaid Drawings.

            "Letter of Credit Request" shall have the meaning provided in
Section 2.03(a).

            "License Agreements" shall mean each of the license agreements entered into by Sky Chefs, CII and Caterair pursuant to the Master Agreement and substantially in the form of Exhibit 2.2(o) to the Master Agreement, which license agreements relate to the Licensed Assets.

            "Licensed Assets" shall mean the properties set forth on Schedule 2.2(o) to the Master Agreement.

            "Lien" shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), preference, priority or other security agreement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the UCC or any other similar recording or notice statute, and any lease having substantially the same effect as any of the foregoing).

            "Loan" shall mean each Revolving Loan and each Swingline Loan.

            "LSG/Lufthansa" shall mean LSG/Lufthansa Service GmbH, a company organized under the laws of the Federal Republic of Germany.

            "Lufthansa" shall mean Deutsch Lufthansa AG, an Aktiengesellschaft organized under the laws of the Federal Republic of Germany.

            "Lufthansa Companies" shall mean LSG/Lufthansa and one or more of its Subsidiaries.

            "Mandatory Borrowing" shall have the meaning provided in Section 1.01(c).

            "Margin Reduction Period" shall mean each period which shall commence on a date on which the financial statements are delivered pursuant to
Section 8.01(b) or Section 8.01(c), as the case may be, and which shall end on the earlier of (i) the date of actual delivery of the next financial statements pursuant to Section 8.01(b) or Section 8.01(c), as the case may be, and (ii) the latest date on which the next financial statements are required to be delivered pursuant to Section 8.01(b) or Section 8.01(c), as the case may be; provided that the first Margin Reduction Period shall commence on the date of delivery of the financial statements in respect of the fiscal quarter of the Borrower ending on December 31, 1997.

            "Margin Stock" shall have the meaning provided in Regulation U.

            "Master Agreement" shall mean the Master Agreement, dated as of April 26, 1995, as amended in accordance with the terms hereof and thereof, among OFSI, Caterair Holdings and Caterair.

            "Maximum Swingline Amount" shall mean $15,000,000.

            "Minimum Borrowing Amount" shall mean (i) in the case of Revolving Loans, $3,000,000, and (ii) in the case of Swingline Loans, $500,000.

            "Moody's" shall have the meaning provided in the definition of Cash Equivalents.

            "Morgan" shall mean Morgan Guaranty Trust Company of New York, in its individual capacity.

            "Mortgage" shall mean each mortgage, deed to secure debt or deed of trust pursuant to which any Credit Party shall have granted to the Collateral Agent a mortgage lien on such Credit Party's Mortgaged Property.

            "Mortgage Amendments" shall have the meaning provided in Section
5.10.

            "Mortgage Policy" shall mean each mortgage title insurance policy in form and substance reasonably satisfactory to the Administrative Agent insuring the mortgage lien on each Mortgage Property.

            "Mortgaged Property" shall mean each Real Property owned or leased by any Credit Party designated as a Mortgaged Property on Schedule IV or pursuant to Section 8.11(a).

            "NAIC" shall mean the National Association of Insurance
Commissioners.

            "Net Sale Proceeds" shall mean for any sale of assets, the gross cash proceeds (including any cash received by way of deferred payment pursuant to a promissory note, receivable or otherwise (but only as and when received)) received from any sale of assets, net of reasonable transaction costs, the amount of such gross cash proceeds required to be used to repay any Indebtedness (other than Indebtedness of the Banks pursuant to this Agreement and Indebtedness under the Caterair Credit Agreement) which is secured by the respective assets which were sold, the amount of such gross cash proceeds that are in good faith reserved for post-closing adjustments (it being understood and agreed that on the day that all such post-closing adjustments have been determined definitively, the amount (if any) by which the reserved amount in respect of such asset sale exceeds the actual post-closing adjustments payable, shall constitute Net Sale Proceeds on such date), and the estimated marginal increase in income taxes which will be payable by OFSI's or Caterair Holdings' respective consolidated group with respect to the fiscal year in which the sale occurs as a result of such sale.

            "9-1/4% Senior Subordinated Note Documents" shall mean the 9-1/4% Senior Subordinated Notes, the 9-1/4% Senior Subordinated Note Indenture and all other documents and agreements executed and delivered in connection therewith.

            "9-1/4% Senior Subordinated Note Indenture" shall mean the Indenture, dated as of August 15, 1997, between the Borrower and The Bank of New York, as Trustee, as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.

            "9-1/4% Senior Subordinated Notes" shall mean the Borrower's 9-1/4% Senior Subordinated Notes due 2007 in aggregate principal amount of $300,000,000 issued pursuant to the 9-1/4% Senior Subordinated Note Indenture.

            "Non-Compete Agreement" shall mean the Non-Compete Agreement, dated as of September 29, 1995, between Sky Chefs and Caterair.

            "Non-Defaulting Bank" shall mean and include each Bank other than a Defaulting Bank.

            "Non-SCIS Subsidiary" shall mean each Subsidiary of OFSI other than the Borrower and its Subsidiaries and Caterair Holdings and its Subsidiaries.

            "Non-SCIS Tax Sharing Agreement" shall mean each tax sharing agreement entered into by and among OFSI and any of its Non-SCIS Subsidiaries.

            "Note" shall mean each Revolving Note and the Swingline Note.

            "Notice of Borrowing" shall have the meaning provided in Section 1.03(a).

            "Notice of Conversion" shall have the meaning provided in Section 1.06.

            "Notice Office" shall mean the office of the Administrative Agent, c/o J.P. Morgan Services Inc., located at 500 Stanton Christiana Road, Newark, Delaware 19713 Attention: Andrew Lipsett, or such other office as the Administrative Agent may hereafter designate in writing as such to the other parties hereto.

            "Obligations" shall mean all amounts owing to any of the Agents, the Co-Arrangers, the Collateral Agent, any Issuing Bank or any Bank pursuant to the terms of this Agreement or any other Credit Document.

            "OFSI" shall have the meaning provided in the first paragraph of this Agreement.

            "OFSI Class A Common Stock" shall have the meaning provided in
Section 7.14(a).

            "OFSI Class B Common Stock" shall have the meaning provided in
Section 7.14(a).

            "OFSI Pledge Agreement" shall have the meaning provided in Section 5.08.

            "OFSI Guaranty" shall mean the guaranty made by OFSI pursuant to
Section 14.

            "OFSI/SCIS Tax Sharing Agreement" shall mean the Tax Sharing Agreement, dated September 29, 1995, among OFSI, the Borrower, Sky Chefs and CII.

            "OnCap" shall mean OnCap Holding Corp., a corporation incorporated under the laws of Ontario.

            "Onex" shall mean Onex Corporation, a corporation incorporated under the laws of Ontario.

            "Onex Capital" shall mean Onex Capital Corporation, a corporation incorporated under the laws of Ontario.

            "Operating Agreements" shall mean those Operating Agreements, each dated as of September 29, 1995, between Sky Chefs and Caterair.

            "Original Banks" shall mean the lenders party to the Original Credit Agreement in their capacity as such.

            "Original Credit Agreement" shall have the meaning provided in the first WHEREAS clause of this Agreement.

            "Other Creditor" shall have the meaning provided in the Security Documents.

            "Other Hedging Agreement" shall mean any foreign exchange contracts, currency swap agreements, commodity agreements or other similar agreements or arrangements designed to protect against the fluctuations in currency values.

            "Participant" shall have the meaning provided in Section 2.04(a).

            "Payment Office" shall mean the office of the Administrative Agent located at 60 Wall Street, New York, New York 10260-0060, or such other office as the Administrative Agent may hereafter designate in writing as such to the other parties hereto.

            "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.

            "Permitted Amount" for any fiscal year of the Borrower shall mean
(i) for fiscal year 1997, $20,000,000, (ii) for fiscal year 1998, $40,000,000 and (iii) for each fiscal year thereafter, $45,000,000.

            "Permitted Encumbrance" shall mean, with respect to any Mortgaged Property, such exceptions to title as are set forth in the Mortgage Policy delivered with respect thereto, all of which exceptions must be reasonably acceptable to the Agents.

            "Permitted Holders" shall mean (i) Gerald W. Schwartz, (ii) Onex,
(iii) OnCap, (iv) Lufthansa and/or (v) LSG/Lufthansa.

            "Permitted Liens" shall have the meaning provided in Section 9.01.

            "Person" shall mean any individual, partnership, joint venture, firm, corporation, limited liability company, association, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

            "Plan" shall mean any multiemployer or single-employer plan, as defined in Section 4001 of ERISA (other than a Foreign Pension Plan), which is maintained or contributed to by (or to which there is an obligation to contribute of), OFSI, Caterair Holdings or a Subsidiary or an ERISA Affiliate of OFSI or Caterair Holdings, and each such plan for the five year period immediately following the latest date on which OFSI, Caterair Holdings or a Subsidiary or an ERISA Affiliate of OFSI or Caterair Holdings maintained, contributed to or had an obligation to contribute to such plan.

            "Pledge Agreement Collateral" shall mean all "Collateral" as defined in the Pledge Agreements.

            "Pledge Agreements" shall mean the OFSI Pledge Agreement, the Designated Onex Sub Pledge Agreement and the General Pledge Agreement.

            "Pledged Securities" shall mean all "Pledged Securities" as defined in the Pledge Agreements.

            "Prime Lending Rate" shall mean the rate which Morgan announces from time to time as its prime lending rate, the Prime Lending Rate to change when and as such prime lending rate changes. The Prime Lending Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. Morgan may make commercial loans or other loans at rates of interest at, above or below the Prime Lending Rate.

            "Purchase Option" shall collectively refer to the option given to Sky Chefs and CII pursuant to the Lease Agreements and the License Agreements to purchase the Leased Assets and the Licensed Assets.

            "Quarterly Payment Date" shall mean the 15th day of each March, June, September and December occurring after the Restatement Effective Date.

            "RCRA" shall mean the Resource Conservation and Recovery Act, as the same may be amended from time to time, 42 U.S.C. ss. 6901 et seq.

            "Real Property" of any Person shall mean all the right, title and interest of such Person in and to land, improvements and fixtures, including Leaseholds.

            "Recovery Event" shall mean the receipt by OFSI, Caterair Holdings, the Borrower or any Subsidiary of Caterair Holdings or the Borrower of any cash insurance proceeds or condemnation award payable by reason of theft, loss, physical destruction or damage or any other similar event with respect to any property or assets of OFSI, Caterair Holdings, the Borrower or any Subsidiary of Caterair Holdings or the Borrower other than proceeds received by OFSI in respect of the Class B Assets or its equity interests in Non-SCIS Subsidiaries.

            "Reference Banks" shall mean Morgan, BTCo and BNY.

            "Register" shall have the meaning provided in Section 13.16.

            "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

            "Regulation G" shall mean Regulation G of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

            "Regulation T" shall mean Regulation T of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

            "Regulation U" shall mean Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

            "Regulation X" shall mean Regulation X of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

            "Release" shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing or migration into the environment.

            "Renex" shall mean Renex Corporation, a Cayman Islands corporation.

            "Replaced Bank" shall have the meaning provided in Section 1.13.

            "Replacement Bank" shall have the meaning provided in Section 1.13.

            "Reportable Event" shall mean an event described in Section 4043(c) of ERISA with respect to a Plan described in PBGC Regulation Section 2615.1(b) other than those events as to which the 30-day notice period is waived under subsection .13, .14, .16, .18, .19 or .20 of PBGC Regulation Section 2615.

            "Required Banks" shall mean collectively (and not individually) Non-Defaulting Banks the sum of whose Revolving Loan Commitments (or, if after the Total Revolving Loan Commitment has been terminated, outstanding Revolving Loans and Adjusted RL Percentage of outstanding Swingline Loans and Letter of Credit Outstandings) represent an amount greater than fifty percent of the sum of the Adjusted Total Revolving Loan Commitment (or, if after the Total Revolving Loan Commitment has been terminated, the sum of the then total outstanding Revolving Loans of Non-Defaulting Banks and the aggregate Adjusted RL Percentages of all Non-Defaulting Banks of the total outstanding Swingline Loans and Letter of Credit Outstandings at such time).

            "Restatement Effective Date" shall have the meaning provided in
Section 13.10.

            "Returns" shall have the meaning provided in Section 7.09.

            "Revolving Loan" shall have the meaning provided in Section 1.01(a).

            "Revolving Loan Commitment" shall mean, for each Bank, the amount set forth opposite such Bank's name in Schedule I directly below the column entitled "Revolving Loan Commitment," as same may be (x) reduced from time to time pursuant to Sections 3.02, 3.03 and/or 10 or (y) adjusted from time to time as a result of assignments to or from such Bank pursuant to Section 1.13 or 13.04(b).

            "Revolving Note" shall have the meaning provided in Section 1.05(a).

            "RL Percentage" of any Bank at any time shall mean a fraction (expressed as a percentage) the numerator of which is the Revolving Loan Commitment of such Bank at such time and the denominator of which is the Total Revolving Loan Commitment at such time, provided that, if the RL Percentage of any Bank is to be determined after the Total Revolving Loan Commitment has been terminated, then the RL Percentages of the Banks shall be determined immediately prior (and without giving effect) to such termination.

            "S&P" shall have the meaning provided in the definition of Cash Equivalents.

            "SCIS/Caterair Loan shall mean the $37,788,000 subordinated loan previously made by the Borrower to Caterair and evidenced by the SCIS/Caterair Note.

            "SCIS/Caterair Note" shall mean the 8% Pay-in-kind Promissory Note due 2001 issued by the Borrower to Caterair.

            "SCIS Subsidiaries" shall mean the Subsidiaries of the Borrower.

            "SEC" shall have the meaning provided in Section 8.01(h).

            "Section 4.04(b)(ii) Certificate" shall have the meaning provided in
Section 4.04(b).

            "Secured Creditors" shall have the meaning provided in the respective Security Documents.

            "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

            "Securities Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

            "Security Agreement" shall have the meaning provided in Section
5.09.

            "Security Agreement Collateral" shall mean all "Collateral" as defined in the Security Agreement.

            "Security Documents" shall mean the Pledge Agreements, the Security Agreement, each Mortgage and, after the execution and delivery thereof, the Bank Escrow Agreement.

            "Senior Subordinated Note Documents" shall mean the 13% Senior Subordinated Note Documents and the 9-1/4% Senior Subordinated Note Documents.

            "Senior Subordinated Notes" shall mean the 13% Senior Subordinated Notes and the 9-1/4% Senior Subordinated Notes.

            "Senior Subordinated Notes Indenture" shall mean the 13% Senior Subordinated Note Indenture and the 9-1/4% Senior Subordinated Note Indenture.

            "Sky Chefs" shall mean Sky Chefs, Inc., a Delaware corporation.

            "Sky Chefs/Caterair Management Agreement" shall mean the Advisory and Administrative Services Agreement, dated as of September 29, 1995, between Sky Chefs and Caterair or a Wholly-Owned Domestic Subsidiary thereof.

            "Standby Letter of Credit" shall have the meaning provided in
Section 2.01(a).

            "Start Date" shall mean, with respect to any Margin Reduction Period, the first day of such Margin Reduction Period.

            "Stated Amount" of each Letter of Credit shall, at any time, mean the maximum amount available to be drawn thereunder (in each case determined without regard to whether any conditions to drawing could then be met).

            "Subordinated Intercompany Security Agreement" shall mean the Subordinated Security Agreement, dated as of September 29, 1995, between Caterair and the Borrower.

            "Subsidiaries Guaranty" shall have the meaning provided in Section 5.11.

            "Subsidiary" shall mean, as to any Person, (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person and/or one or more Subsidiaries of such Person and (ii) any partnership, association, joint venture or other entity in which such Person and/or one or more Subsidiaries of such Person has more than a 50% equity interest at the time.

            "Subsidiary Guarantor" shall mean each Wholly-Owned Domestic Subsidiary of the Borrower and Caterair Holdings (including Caterair).

            "Swingline Bank" shall mean Morgan.

            "Swingline Expiry Date" shall mean the date occurring two Business Days prior to the Final Maturity Date.

            "Swingline Loan" shall have the meaning provided in Section 1.01(b).

            "Swingline Note" shall have the meaning provided in Section 1.05(a).

            "Syndication Agent" shall have the meaning provided in the first paragraph of this Agreement.

            "Syndication Date" shall mean the date upon which the Co-Arrangers determine in their sole discretion that the primary syndication (and resultant addition of institutions as Banks pursuant to Section 13.04) has been completed.

            "Taxes" shall have the meaning provided in Section 4.04(a).

            "Test Period" shall mean the four consecutive fiscal quarters of the Borrower then last ended (taken as one accounting period).

            "Third-Party Foreign Subsidiary Indebtedness" shall have the meaning provided in Section 9.04(xi).

            "13% Senior Subordinated Note Consent" shall mean each written consent permitting the Borrower to enter into the 13% Senior Subordinated Note Indenture Supplement from a holder of one or more 13% Senior Subordinated Notes outstanding on the record date for determining those holders entitled to consent to such 13% Senior Subordinated Note Indenture Supplement.

            "13% Senior Subordinated Note Indenture" shall mean the Indenture, dated as of September 15, 1995, between the Borrower and The Bank of New York, as Trustee, as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.

            "13% Senior Subordinated Note Indenture Supplement" shall mean the Supplemental Indenture to the 13% Senior Subordinated Note Indenture entered into by the Borrower and the 13% Senior Subordinated Note Indenture Trustee in connection with the Consent Solicitation.

            "13% Senior Subordinated Note Indenture Trustee" shall mean The Bank of New York.

            "13% Senior Subordinated Notes" shall mean the Borrower's 13% Senior Subordinated Notes due 2005 in aggregate principal amount of $125,000,000 issued pursuant to the 13% Senior Subordinated Note Indenture.

            "13% Senior Subordinated Note Tender Offer" shall mean the offer by the Borrower to purchase for cash any and all of the 13% Senior Subordinated Notes, the foregoing to be effected pursuant to the 13% Senior Subordinated Note Tender Offer Documents.

            "13% Senior Subordinated Note Tender Offer Documents" shall mean the offer to purchase distributed by the Borrower in connection with the 13% Senior Subordinated Note Tender Offer, and all amendments and exhibits thereto, and all documents related to any of the foregoing filed with the SEC or distributed to the holders (or representatives) of the 13% Senior Subordinated Notes in connection with the 13% Senior Subordinated Note Tender Offer.

            "13% Senior Subordinated Note Tender Offer Expiration Date" shall have the meaning provided in Section 5.18.

            "Total Available Revolving Loan Commitment" shall mean, at any time, the Total Revolving Loan Commitment at such time less the Blocked Commitment at such time.

            "Total Revolving Loan Commitment" shall mean, at any time, the sum of the Revolving Loan Commitments of each of the Banks.

            "Total Unutilized Revolving Loan Commitment" shall mean, at any time, an amount equal to the remainder of (x) the Total Revolving Loan Commitment then in effect less (y) the sum of the aggregate principal amount of Revolving Loans and Swingline Loans then outstanding plus the then aggregate amount of the Letter of Credit Outstandings.

            "Trade Letter of Credit" shall have the meaning provided in Section 2.01(a).

            "Transaction" shall mean (i) the amendment and restatement of the Original Credit Agreement in the form of this Agreement, (ii) the issuance of the 9-1/4% Senior Subordinated Notes, (iii) the consummation of the 13% Senior Subordinated Note Tender Offer and the Consent Solicitation and (iv) the entering into of the Caterair Credit Agreement and the incurrence of the loans thereunder on the Restatement Effective Date.

            "Type" shall mean the type of Loan determined with regard to the interest option applicable thereto, i.e., whether a Base Rate Loan or a Eurodollar Loan.

            "UCC" shall mean the Uniform Commercial Code as from time to time in effect in the relevant jurisdiction.

            "Unfunded Current Liability" of any Plan shall mean the amount, if any, by which the actuarial present value of the accumulated plan benefits under the Plan as of the close of its most recent plan year exceeds the fair market value of the assets allocable thereto, each determined in accordance with Statement of Financial Accounting Standards No. 35, based upon the actuarial assumptions used by the Plan's actuary in the most recent annual valuation of the Plan.

            "United States" and "U.S." shall each mean the United States of America.

            "Unpaid Drawing" shall have the meaning provided for in Section 2.05(a).

            "Unutilized Revolving Loan Commitment" with respect to any Bank, at any time, shall mean such Bank's Revolving Loan Commitment at such time less the sum of (i) the aggregate outstanding principal amount of Revolving Loans made by such Bank and (ii) such Bank's Adjusted RL Percentage of the Letter of Credit Outstandings.

            "Wholly-Owned Domestic Subsidiary" shall mean, as to any Person, any Wholly-Owned Subsidiary of such Person which is a Domestic Subsidiary.

            "Wholly-Owned Foreign Subsidiary" shall mean, as to any Person, any Wholly-Owned Subsidiary of such Person which is a Foreign Subsidiary.

            "Wholly-Owned Subsidiary" shall mean, as to any Person, (i) any corporation 100% of whose capital stock is at the time owned by such Person and/or one or more Wholly-Owned Subsidiaries of such Person (other than directors' qualifying shares) and (ii) any partnership, association, joint venture or other entity in which such Person and/ or one or more Wholly-Owned Subsidiaries of such Person has a 100% equity interest at such time (other than directors' qualifying shares).

            SECTION 12.  The Agents.

            12.01 Appointment. The Banks hereby designate Morgan as Administrative Agent (for purposes of this Section 12, the term "Administrative Agent" shall include Morgan (and/or any of its affiliates) in its capacity as Collateral Agent pursuant to any of the Security Documents where it at any time acts as such) to act as specified herein and in the other Credit Documents. The Banks hereby designate BTCo as Syndication Agent to act as specified herein and in the other Credit Documents. Each Bank hereby irrevocably authorizes, and each holder of any Note by the acceptance of such Note shall be deemed irrevocably to authorize, any Agent to take such action on its behalf under the provisions of this Agreement, the other Credit Documents and any other instruments and agreements referred to herein or therein and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of such Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. Each Agent may perform any of its duties hereunder or under any of the other Credit Documents by or through its respective officers, directors, agents, employees or affiliates.

            12.02 Nature of Duties. No Agent shall have any duties or responsibilities except those expressly set forth in this Agreement and the other Credit Documents. Neither any Agent nor any of its affiliates nor any of their respective officers, directors, agents or employees shall be liable for any action taken or omitted by it or them hereunder or under any other Credit Document or in connection herewith or therewith, (i) with the consent or at the request of the Required Banks or (ii) in the absence of its or their gross negligence or willful misconduct. The duties of each Agent shall be mechanical and administrative in nature; no Agent shall have by reason of this Agreement or any other Credit Document a fiduciary relationship in respect of any Bank or the holder of any Note; and nothing in this Agreement or any other Credit Document, expressed or implied, is intended to or shall be so construed as to impose upon any Agent any obligations in respect of this Agreement or any other Credit Document except as expressly set forth herein or therein.

            12.03 Lack of Reliance on the Agents. Independently and without reliance upon any Agent, each Bank and the holder of each Note, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of the Credit Parties and each of their Subsidiaries in connection with the making and the continuance of the Loans and the taking or not taking of any action in connection herewith and
(ii) its own appraisal of the credit-
worthiness of the Credit Parties and each of their Subsidiaries and, except as expressly provided in this Agreement, no Agent shall have any duty or responsibility, either initially or on a continuing basis, to provide any Bank or the holder of any Note with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter. No Agent nor any of its affiliates nor any of their respective officers, directors, agents or employees shall be responsible to any Bank or the holder of any Note or any other Person for, or be required or have any duty to ascertain, inquire or verify the accuracy of, (i) any recitals, statements, information, representations or warranties herein, in any other Credit Document or in any document, certificate or other writing delivered in connection herewith or therewith, (ii) the execution, effectiveness, genuineness, validity, enforceability, perfection, collectibility, priority or sufficiency of this Agreement or any other Credit Document, (iii) the financial condition of the Credit Parties or any of their Subsidiaries, (iv) the performance or observance by any Credit Party or any of its Subsidiaries of any of the terms, provisions or conditions of this Agreement or any other Credit Document, (v) the satisfaction of any of the conditions precedent set forth in
Section 5 or 6 or (vi) the existence or possible existence of any Default or Event of Default.

            12.04 Certain Rights of the Agents. If any Agent shall request instructions from the Required Banks with respect to any act or action (including failure to act) in connection with this Agreement or any other Credit Document, such Agent shall be entitled to refrain from such act or taking such action unless and until such Agent shall have received instructions from the Required Banks; and such Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, no Bank or holder of any Note shall have any right of action whatsoever against any Agent as a result of such Agent acting or refraining from acting hereunder or under any other Credit Document in accordance with the instructions of the Required Banks.

            12.05 Reliance. Each Agent shall be entitled to rely, and shall be fully protected (and shall have no liability to any Person) in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, radiogram, order or other document or telephone message signed, sent or made by any Person that such Agent believed to be the proper Person, and each Agent may consult with legal counsel (who may be counsel for the Credit Parties), independent public accountants and other experts selected by it and shall not be liable to any Person for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

            12.06 Indemnification. To the extent any Agent is not reimbursed and indemnified by the Credit Parties, each Bank will reimburse and indemnify such Agent, its affiliates and their respective officers, directors, agents and employees, in proportion to their respective "percentages" as used in determining the Required Banks (determined as if there are no Defaulting Banks), for and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, costs, expenses or disbursements of whatsoever kind or nature which may be imposed on, asserted against or incurred by such Agent in performing its respective duties hereunder or under any other Credit Document, in any way relating to or arising out of this Agreement or any other Credit Document; provided that no Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent's gross negligence or willful misconduct.

            12.07 Each Agent in its Individual Capacity. With respect to its obligation to make Loans or issue or participate in Letters of Credit under this Agreement, each Agent shall have the rights and powers specified herein for a "Bank" and may exercise the same rights and powers as though it were not performing the duties specified herein; and the term "Banks," "Required Banks," "holders of Notes" or any similar terms shall, unless the context clearly otherwise indicates, include each Agent in its individual capacity. Each Agent may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with any Credit Party or any Affiliate or Subsidiary of any Credit Party as if they were not performing the duties specified herein, and may accept fees and other consideration from any other Credit Party for services in connection with this Agreement and otherwise without having to account for the same to the Banks.

            12.08 Holders. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment, transfer or endorsement thereof, as the case may be, shall have been filed with the Administrative Agent. Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee, assignee or indorsee, as the case may be, of such Note or of any Note or Notes issued in exchange therefor.

            12.09 Resignation by the Agents. (a) The Administrative Agent may resign from the performance of all its functions and duties hereunder and/or under the other Credit Documents at any time by giving 20 Business Days' prior written notice to the Borrower and the Banks. Such resignation shall take effect upon the appointment of a successor Administrative Agent pursuant to clauses (b) and (c) below or as otherwise provided below. Each other Agent may resign from the performance of all of its functions and duties hereunder and/or under the other Credit Documents at any


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

time by giving notice to the Borrower, the Administrative Agent and the Banks. Such resignation shall take effect upon delivery of such notice.

            (b) Upon any such notice of resignation by the Administrative Agent, the Required Banks shall appoint a successor Administrative Agent hereunder who shall be a commercial bank or trust company reasonably acceptable to the Borrower.

            (c) If a successor Administrative Agent shall not have been so appointed within such 20 Business Day period, the Administrative Agent, with the consent of the Borrower, which consent shall not be unreasonably withheld, shall then appoint a successor Administrative Agent who shall serve as Administrative Agent hereunder until such time, if any, as the Required Banks appoint a successor Administrative Agent as provided above.

            (d) If no successor Administrative Agent has been appointed pursuant to clause (b) or (c) above by the 25th Business Day after the date such notice of resignation was given by the Administrative Agent, the Administrative Agent's resignation shall become effective and the Co-Arrangers (if one or more so agrees), or if there are no Co-Arrangers or no Co-Arranger so agrees, then the Required Banks, shall thereafter perform all the duties of the Administrative Agent hereunder and/or under any other Credit Document until such time, if any, as the Required Banks appoint a successor Administrative Agent as provided above.

            SECTION 13.  Miscellaneous.

            13.01 Payment of Expenses, etc. The Borrower shall: (i) whether or not the transactions contemplated herein are consummated, pay all reasonable out-of-pocket costs and expenses of the Agents (including, without limitation, the reasonable fees and disbursements of White & Case and local and foreign counsel and all appraisal fees, trustee's fees, documentary and recording taxes, title insurance and recording, filing and other expenses) in connection with the preparation, execution and delivery of this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein and any amendment, waiver or consent relating hereto or thereto, of the Agents in connection with their syndication efforts with respect to this Agreement and of each Agent, each Issuing Bank and each of the Banks in connection with the protection or preservation of their respective rights under the Credit Documents during the continuance of an Event of Default and the enforcement of this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein (including in each case, without limitation, the reasonable fees and disbursements of counsel (including allocated costs of in-house counsel) for each Agent, for each of the Issuing Banks and for each of the Banks); (ii) pay and hold each of the

Agents, each of the Issuing Banks and each of the Banks harmless from and against any and all present and future stamp, excise and other similar taxes with respect to the foregoing matters and save each of the Agents, each of the Issuing Banks and each of the Banks harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to such Agent, Issuing Bank or Bank, as the case may
be) to pay such taxes; and (iii) indemnify each Agent, each Issuing Bank and each Bank, and each of their respective officers, directors, employees, representatives, trustees and agents from and hold each of them harmless against any and all liabilities, obligations (including removal or remedial actions), losses, damages, penalties, claims, actions, judgments, suits, costs, expenses and disbursements (including reasonable attorneys' (including allocated costs of in-house counsel) and consultants' fees and disbursements, whether any such attorney's and consultant's fees and disbursements are incurred in connection with any investigation, litigation or other proceeding between any Credit Party and any Agent, any Issuing Bank or any Bank or between any Agent, any Issuing Bank or any Bank and any third Person or otherwise) incurred by, imposed on or assessed against any of them as a result of, or arising out of, or in any way related to, or by reason of, (a) any investigation, litigation or other proceeding (whether or not any Agent, any Issuing Bank or any Bank is a party thereto) related to the entering into and/or performance of this Agreement or any other Credit Document or the use of any Letter of Credit or the proceeds of any Loans or the consummation of any transactions contemplated herein (including, without limitation, the Transaction) or in any other Credit Document or the exercise of any of their rights or remedies provided herein or in the other Credit Documents, or (b) the actual or alleged presence of Hazardous Materials in the air, surface water or groundwater or on the surface or subsurface of any Real Property owned, leased or at any time operated by any Credit Party or any of its Subsidiaries, the Release, generation, storage, transportation, handling or disposal of Hazardous Materials at any location, whether or not owned or operated by any Credit Party or any of its Subsidiaries, the non-compliance of any Real Property with foreign, federal, state and local laws, regulations, and ordinances (including applicable permits thereunder) applicable to any Real Property, or any Environmental Claim asserted against any Credit Party or any of its Subsidiaries, its operations, or any Real Property owned, leased or at any time operated by any Credit Party or any of its Subsidiaries, including, in each case, without limitation, the reasonable fees and disbursements of counsel and other consultants incurred in connection with any such investigation, litigation or other proceeding (but excluding any losses, liabilities, claims, damages or expenses to the extent incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified). To the extent that the undertaking to indemnify, pay or hold harmless any Agent, any Issuing Bank or any Bank set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Borrower


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shall make the maximum contribution to the payment and satisfaction of each of the indemnified liabilities which is permissible under applicable law.

            13.02 Right of Setoff. In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence and during the continuance of an Event of Default, each Bank is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to any Credit Party or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other Indebtedness at any time held or owing by such Bank (including, without limitation, by branches and agencies of such Bank wherever located) to or for the credit or the account of any Credit Party or any of its Subsidiaries against and on account of the Obligations and liabilities of such Credit Party or such Subsidiary to such Bank under this Agreement or under any of the other Credit Documents, including, without limitation, all interests in Obligations purchased by such Bank pursuant to Section 13.06(b), and all other claims of any nature or description arising out of or connected with this Agreement or any other Credit Document, irrespective of whether or not such Bank shall have made any demand hereunder and although said Obligations, liabilities or claims, or any of them, shall be contingent or unmatured. Notwithstanding anything to the contrary contained in this Section 13.02, no Bank shall exercise any such right of set-off without the prior consent of the Administrative Agent or the Required Banks so long as the Obligations shall be secured by any Real Property located in the State of California, it being understood and agreed, however, that this sentence is for the sole benefit of the Banks and may be amended, modified or waived in any respect by the Required Banks without the requirement of prior notice to or consent by any Credit Party and does not constitute a waiver of any rights against any Credit Party or against any Collateral.

            13.03 Notices. Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including telegraphic, telex, telecopier or cable communication) and mailed, telegraphed, telexed, telecopied, cabled or delivered: if to OFSI, Caterair Holdings, Caterair or the Borrower, at such Credit Party's address specified opposite its signature below; if to any Bank, at its address specified opposite its name on Schedule II, and if to the Administrative Agent, at the Notice Office; or, as to any Credit Party or any Agent, at such other address as shall be designated by such party in a written notice to the other parties hereto and, as to each Bank, at such other address as shall be designated by such Bank in a written notice to the Borrower and the Administrative Agent. All such notices and communications shall, when mailed, telegraphed, telexed, telecopied, or cabled or sent by overnight courier, be effective when deposited in the mails, delivered to the telegraph company, cable company or overnight courier, as the case may be, or sent by telex or telecopier, except that notices and communications to the Agents shall not be effective until received by the Agents.

            13.04 Benefit of Agreement. (a) This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided, however, the Borrower may not assign or transfer any of its rights, obligations or interest hereunder or under any other Credit Document without the prior written consent of the Banks and, provided further, that, although any Bank may transfer, assign or grant participations in its rights hereunder to an Eligible Transferee, such Bank shall remain a "Bank" for all purposes hereunder (and may not transfer or assign all or any portion of its Commitments hereunder except as provided in Section 13.04(b)) and the transferee, assignee or participant, as the case may be, shall not constitute a "Bank" hereunder and, provided further, that no Bank shall transfer or grant any participation under which the participant shall have rights to approve any amendment to or waiver of this Agreement or any other Credit Document except to the extent such amendment or waiver would (i) extend the final scheduled maturity of any Loan, Note or Letter of Credit (unless such Letter of Credit is not extended beyond the Final Maturity Date) in which such participant is participating, or reduce the rate or extend the time of payment of interest or Fees thereon (except in connection with a waiver of applicability of any post-default increase in interest rates) or reduce the principal amount thereof, or increase the amount of the participant's participation over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of a mandatory reduction in the Total Revolving Loan Commitment shall not constitute a change in the terms of such participation, and that an increase in any Revolving Loan Commitment shall be permitted without the consent of any participant if the participant's participation therein is not increased as a result thereof), (ii) consent to the assignment or transfer by the Borrower of any its rights and obligations under this Agreement or (iii) release all or substantially all of the Collateral under all of the Security Documents (except as expressly provided in the Credit Documents) supporting the Obligations hereunder in which such participant is participating. In the case of any such participation, the participant shall not have any rights under this Agreement or any of the other Credit Documents (the participant's rights against such Bank in respect of such participation to be those set forth in the agreement executed by such Bank in favor of the participant relating thereto) and all amounts payable by the Borrower hereunder shall be determined as if such Bank had not sold such participation.

            (b) Notwithstanding the foregoing, any Bank (or any Bank together with one or more other Banks) may (x) assign all or a portion of its Revolving Loan Commitment and related outstanding Obligations hereunder to (i) its parent company and/or any affiliate of such Bank which is at least 50% owned by such Bank or its


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

parent company or to one or more Banks or (ii) in the case of any Bank that is a fund that invests in bank loans, any other fund that invests in bank loans and is managed or advised by the same investment advisor of such Bank or by an Affiliate of such investment advisor, or (y) assign all, or if less than all, a portion equal to at least $5,000,000 in the aggregate for the assigning Bank or assigning Banks, of such Revolving Loan Commitment and related outstanding Obligations hereunder to one or more Eligible Transferees (treating any fund that invests in bank loans and any other fund that invests in bank loans and is managed or advised by the same investment advisor of such fund or by an Affiliate of such investment advisor as a single Eligible Transferee), each of which assignees shall become a party to this Agreement as a Bank by execution of an Assignment and Assumption Agreement, provided that (i) at the time of each assignment pursuant to this Section 13.04(b) Schedule I shall be deemed modified to reflect the Revolving Loan Commitments of such new Bank and of the existing Banks, (ii) upon surrender of the old Revolving Notes, new Revolving Notes will be issued, at the Borrower's expense, to such new Bank and to the assigning Bank, such new Revolving Notes to be in conformity with the requirements of
Section 1.05 (with appropriate modifications) to the extent needed to reflect the revised Revolving Loan Commitments, (iii) the consent of the Administrative Agent and each Issuing Bank shall be required in connection with any such assignment pursuant to clause (y) above (each of which consents shall not be unreasonably withheld or delayed) and (vi) the Administrative Agent shall receive at the time of each such assignment, from the assigning or assignee Bank, the payment of a non-refundable assignment fee of $3,500 and, provided further, that such transfer or assignment will not be effective until recorded by the Administrative Agent on the Register pursuant to Section 13.16. To the extent of any assignment pursuant to this Section 13.04(b), the assigning Bank shall be relieved of its obligations hereunder with respect to its assigned Revolving Loan Commitment. At the time of each assignment pursuant to this
Section 13.04(b) to a Person which is not already a Bank hereunder and which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for Federal income tax purposes, the respective assignee Bank shall provide to the Borrower and the Administrative Agent the appropriate Internal Revenue Service Forms (and, if applicable a Section 4.04(b)(ii) Certificate). To the extent that an assignment of all or any portion of a Bank's Revolving Loan Commitment and related outstanding Obligations pursuant to Section 1.13 or this
Section 13.04(b) would, at the time of such assignment, result in increased costs under Section 1.10, 1.11, 2.06 or 4.04 from those being charged by the respective assigning Bank prior to such assignment, then the Borrower shall not be obligated to pay such increased costs (although the Borrower shall be obligated to pay any other increased costs of the type described above resulting from changes after the date of the respective assignment).

            (c) Nothing in this Agreement shall prevent or prohibit any Bank from pledging its Loans and Notes hereunder to a Federal Reserve Bank in support of borrowings made by such Bank from such Federal Reserve Bank and, with the consent of the Administrative Agent, any Bank which is a fund may pledge all or any portion of its Loans and Notes to its trustee in support of its obligations to its trustee. No pledge pursuant to this clause (c) shall release the transferor Bank from any of its obligations hereunder.

            13.05 No Waiver; Remedies Cumulative. No failure or delay on the part of any Agent, any Issuing Bank or any Bank or any holder of any Note in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between any Credit Party and any Agent, any Issuing Bank or any Bank or the holder of any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights, powers and remedies herein or in any other Credit Document expressly provided are cumulative and not exclusive of any rights, powers or remedies which any Agent, any Issuing Bank or any Bank or the holder of any Note would otherwise have. No notice to or demand on any Credit Party in any case shall entitle such Credit Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of any Agent, any Issuing Bank or any Bank or the holder of any Note to any other or further action in any circumstances without notice or demand.

            13.06 Payments Pro Rata. (a) Except as otherwise provided in this Agreement, the Administrative Agent agrees that promptly after its receipt of each payment from or on behalf of the Borrower in respect of any Obligations hereunder, it shall distribute such payment to the Banks (other than any Bank that has consented in writing to waive its pro rata share of any such payment) pro rata based upon their respective shares, if any, of the Obligations with respect to which such payment was received.

            (b) Each of the Banks agrees that, if it should receive any amount hereunder or under any other Credit Document (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker's lien, by counterclaim or cross action, by the enforcement of any right under the Credit Documents, or otherwise), which is applicable to the payment of the principal of, or interest on, the Loans, Unpaid Drawings, Commitment Commission or Letter of Credit Fees, of a sum which with respect to the related sum or sums received by other Banks is in a greater proportion than the total of such Obligation then owed and due to such Bank bears to the total of such Obligation then owed and due to all of the Banks immediately prior to such receipt, then such Bank receiving such excess payment shall purchase for cash without recourse or warranty from the other Banks an interest in the Obligations of the Borrower to such Banks in such amount as shall result in a proportional participation by all the Banks in such amount; provided that, if all or any portion of such excess amount is thereafter recovered from such Bank, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

            (c) Notwithstanding anything to the contrary contained herein, the provisions of the preceding Sections 13.06(a) and (b) shall be subject to the express provisions of this Agreement which require, or permit, differing payments to be made to Non-Defaulting Banks as opposed to Defaulting Banks.

            13.07 Calculations; Computations. (a) The financial statements to be furnished to the Banks pursuant hereto shall be made and prepared in accordance with generally accepted accounting principles in the United States consistently applied throughout the periods involved (except as set forth in the notes thereto or as otherwise disclosed in writing by the Borrower to the Banks); provided that, except as otherwise specifically provided herein, all computations determining compliance with Sections 9.07 through 9.09, inclusive, shall utilize accounting principles and policies in conformity with those used to prepare the audited financial statements delivered to the Banks pursuant to
Section 7.05(a).

            (b) All computations of interest, Commitment Commission and other Fees hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest, Commitment Commission or other Fees are payable.

            13.08 GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF JURY TRIAL. (a) THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL, EXCEPT AS OTHERWISE PROVIDED IN CERTAIN OF THE MORTGAGES AND PLEDGE AGREEMENTS, BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY TO THIS AGREEMENT HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROP-

ERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. EACH SUCH PARTY HEREBY FURTHER IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH COURTS LACK PERSONAL JURISDICTION OVER SUCH PARTY, AND AGREES NOT TO PLEAD OR CLAIM, IN ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT BROUGHT IN ANY OF THE AFORESAID COURTS, THAT SUCH COURT LACKS PERSONAL JURISDICTION OVER SUCH PARTY. EACH SUCH PARTY FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO SUCH PARTY AT ITS ADDRESS SET FORTH OPPOSITE ITS SIGNATURE BELOW OR ON SCHEDULE II, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. EACH SUCH PARTY HEREBY IRREVOCABLY WAIVES ANY OBJECTION TO SUCH SERVICE OF PROCESS AND FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY ACTION OR PROCEEDING COMMENCED HEREUNDER OR UNDER ANY CREDIT DOCUMENT THAT SERVICE OF PROCESS WAS IN ANY WAY INVALID OR INEFFECTIVE. NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY AGENT, ANY BANK OR THE HOLDER OF ANY NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY PARTY IN ANY OTHER JURISDICTION.

            (b) EACH PARTY TO THIS AGREEMENT HERETO HEREBY IRREVOCABLY WAIVES TO THE FULLEST EXTENT PERMITTED UNDER APPLICABLE LAW ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (a) ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

            (c) EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR


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

RELATING TO THIS AGREEMENT, THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

            13.09 Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Borrower and the Administrative Agent.

            13.10 Effectiveness. This Agreement shall become effective on the date (the "Restatement Effective Date") on which each of (i) OFSI, Caterair Holdings, Caterair, the Borrower, each Agent and each of the Banks shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered the same to the Administrative Agent and (ii) the conditions contained in Section 5 are met to the satisfaction of the Co-Arrangers and the Required Banks. Unless the Co-Arrangers have received actual notice from any Bank that the conditions contained in Section 5 have not been met to its satisfaction, upon the satisfaction of the condition described in clause (i) of the immediately preceding sentence and upon the Co-Arrangers good faith determination that the conditions described in clause (ii) of the immediately preceding sentence have been met, then the Restatement Effective Date shall have been deemed to have occurred, regardless of any subsequent determination that one or more of the conditions thereto had not been met (although the occurrence of the Restatement Effective Date shall not release the Borrower from any liability for failure to satisfy one or more of the applicable conditions contained in Section 5). The Administrative Agent will give OFSI, Caterair Holdings, Caterair, the Borrower and each Bank prompt written notice of the occurrence of the Restatement Effective Date.

            13.11 Headings Descriptive. The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

            13.12 Amendment or Waiver; etc. (a) Neither this Agreement nor any other Credit Document nor any terms hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the respective Credit Parties party thereto and the Required Banks, provided that no such change, waiver, discharge or termination shall, without the consent of each Bank (other than a Defaulting Bank) (with Obligations being directly affected thereby in the case of following clause
(i)), (i) extend the final scheduled maturity of any Loan or any Note, or extend the stated maturity of any Letter of Credit beyond the Final Maturity Date, or reduce the rate or extend the time of payment of interest or Fees thereon, or reduce the principal amount thereof (except to the extent repaid in cash) (it being understood that any amendment or modification to the financial definitions in this Agreement or to Section 13.07(a) shall not constitute a reduction in the rate of interest or Fees for the purposes of this clause (i), notwithstanding the fact that such amendment or modification actually results in such a reduction, provided that such amendment or modification was not consummated for the purpose of lowering the interest rate or Fees hereunder), (ii) release all or substantially all of the Collateral (except as expressly provided in the Credit Documents) under all the Security Documents, (iii) amend, modify or waive any provision of this Section 13.12,
(iv) reduce the percentage specified in the definition of Required Banks (it being understood that, with the consent of the Required Banks, additional extensions of credit pursuant to this Agreement may be included in the determination of the Required Banks on substantially the same basis as the Revolving Loan Commitments (and related extensions of credit) are included on the Restatement Effective Date) or (v) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement; provided further, that no such change, waiver, discharge or termination shall (t) increase the Revolving Loan Commitment of any Bank over the amount thereof then in effect without the consent of such Bank (it being understood that waivers or modifications of conditions precedent, covenants, Defaults or Events of Default or of a mandatory reduction in the Total Revolving Loan Commitment shall not constitute an increase of the Revolving Loan Commitment of any Bank, and that an increase in the available portion of the Revolving Loan Commitment of any Bank shall not constitute an increase in the Revolving Loan Commitment of such Bank),
(u) without the consent of each Issuing Bank, amend, modify or waive any provision of Section 2 or alter its rights or obligations with respect to Letters of Credit issued by it, (v) without the consent of the Swingline Bank, alter its rights or obligations with respect to Swingline Loans, (w) without the consent of each Agent affected thereby, amend, modify or waive any provision of
Section 12 as same applies to such Agent or any other provision as same relates to the rights or obligations of such Agent, or (x) without the consent of the Collateral Agent, amend, modify or waive any provision relating to the rights or obligations of the Collateral Agent.

            (b) If, in connection with any proposed change, waiver, discharge or termination with respect to any of the provisions of this Agreement as contemplated by clauses (i) through (v), inclusive, of the first proviso to
Section 13.12(a), the consent of the Required Banks is obtained but the consent of one or more of such other Banks whose consent is required is not obtained, then the Borrower shall have the right, so long as all non-consenting Banks whose individual consent is required are treated as described in either clause
(A) or (B) below, to either (A) replace each such non-consenting Bank or Banks with one or more Replacement Banks pursuant to Section 1.13 so long as at the time of such replacement, each such Replacement Bank consents to the proposed change, waiver, discharge or termination or (B) terminate such non-consenting Bank's Revolving Loan Commitment and repay in full its outstanding Revolving Loans, in accordance with Sections 3.02(b) and/or 4.01(b), provided that, unless the Commitment terminated and Revolving Loans repaid pursuant to preceding clause (B) are immediately replaced in full at such time through the addition of new Banks or the increase of the Revolving Loan Commitments and/or outstanding Revolving Loans of existing Banks (who in each case must specifically consent thereto), then in the case of any action pursuant to preceding clause (B) the Required Banks (determined before giving effect to the proposed action) shall specifically consent thereto, provided further, that in any event the Borrower shall not have the right to replace a Bank, terminate its Revolving Loan Commitment or repay its Revolving Loans solely as a result of the exercise of such Bank's rights (and the withholding of any required consent by such Bank) pursuant to the second proviso to Section 13.12(a).

            13.13 Survival. All indemnities set forth herein including, without limitation, in Sections 1.10, 1.11, 2.06, 2.07, 4.04, 13.01 and 13.06, shall survive the execution, delivery and termination of this Agreement, the Notes and any Letters of Credit, and the making and repayment of the Loans (it being understood and agreed that all such indemnities shall also survive as to any Bank that has assigned all of its obligations hereunder pursuant to Section 13.04(b) with respect to the period of time in which such Bank was a "Bank" hereunder).

            13.14 Domicile of Loans. Each Bank may transfer and carry its Loans at, to or for the account of any office, Subsidiary or Affiliate of such Bank. Notwithstanding anything to the contrary contained herein, to the extent that a transfer of Loans pursuant to this Section 13.14 would, at the time of such transfer, result in increased costs under Section 1.10, 1.11, 2.06 or 4.04 from those being charged by the respective Bank prior to such transfer, then the Borrower shall not be obligated to pay such increased costs (although the Borrower shall be obligated to pay any other increased costs of the type described above resulting from changes after the date of the respective transfer).

            13.15 Confidentiality. (a) Each Agent and each Bank agrees that any information concerning the Credit Parties or any of their Subsidiaries or Affiliates furnished to the Agents or the Banks by or on behalf of the Credit Parties or their respective representatives (at any time on, before or after the date of this Agreement) (including, but not limited to, copies of, or information concerning, Sky Chefs' and Caterair's respective catering agreements with American Airlines, together with analyses, compilations, studies or other documents prepared by each Agent's and each Bank's agents, representatives (including attorneys, accountants, financial advisors or to any other Person who evaluates, approves, structures or administers the Loans on behalf of a Bank and who is subject to this confidentiality provision) or employees

(collectively, "Representatives") that in each case contain or otherwise reflect such information is collectively referred to as the "Information") shall be kept confidential and shall not, without the prior written consent of the Borrower, be disclosed (other than to Representatives of the Agents and the Banks) in any manner whatsoever, in whole or in part, or used other than in connection with the Credit Documents, in evaluating the Transaction and in evaluating and monitoring the creditworthiness of the Credit Parties, provided that disclosure may be made of any Information (i) as has become generally available to the public through no fault or action by such Agent, Bank or Representative in violation of this Section 13.15, (ii) as may be required in any report, statement or testimony submitted to any municipal, state or Federal regulatory body having or claiming to have jurisdiction over such disclosing Agent or Bank, or to the Federal Reserve Board, the Federal Deposit Insurance Corporation, the NAIC or similar organizations (whether in the United States or elsewhere) or their successors, (iii) as may be required by any law, order, regulation or ruling applicable to such disclosing Agent or Bank, and (iv) to the Collateral Agent who shall agree to be bound hereunder; and provided further that the Information may be disclosed to any Bank or an Eligible Transferee that is a participant of such Bank so long as any such participant shall have entered into confidentiality agreements (containing provisions substantially the same as those contained herein) with the Credit Parties as well as to any Person that qualifies as an Eligible Transferee and is a prospective assignee or participant in connection with such transaction provided that such prospective assignee or participant also executes an agreement containing provisions substantially the same as those contained herein. Each Agent and each Bank shall be responsible for any breach of this Section 13.15 by its respective Representatives (including former Representatives).

            (b) Notwithstanding anything contained herein to the contrary, the obligation to keep confidential the Information as set forth herein shall automatically terminate two years after satisfaction in full of the obligations of the Credit Parties hereunder (except in the case of the respective American Airlines Catering Agreements, and Information with respect thereto, for which the confidentiality obligation shall in any event continue until June 30, 2007 or such later date as may be agreed to from time to time by the Borrower and the Required Banks, it being understood and agreed that to the extent such date is not so extended and the Borrower is no longer permitted to share confidential information with the Banks as it relates to the American Airlines Catering Agreements by reason of the contractual terms of such Catering Agreements or other written arrangements with America Airlines, the Borrower shall not be required to share such confidential information with the Banks pursuant to this Agreement).

            (c) In the event that an Agent, a Bank or a Representative or anyone to whom information was transmitted pursuant to this Section 13.15 is requested or becomes legally compelled (by oral questions, interrogatories, requests for information or documents, summons, subpoena, civil investigative demand or similar process) to disclose any of the Information, such Person shall provide the Borrower (to the extent such Person is legally permitted to do so) with prompt notice so that the Borrower or any other Credit Party may seek a protective order or other appropriate remedy or waive compliance with the provisions of this Section 13.15. In the event that such protective order or other remedy is not obtained on or prior to the date on which such Information is required to be disclosed, or that the Credit Parties waive compliance with the provisions of this Section 13.15, such Agent or Bank shall furnish that portion of the Information that as advised by counsel is legally required or advisable.

            (d) This Section 13.15 shall be inoperative as to such portions of the Information that become available to the Agents, the Banks or their Representatives from a source, other than the Credit Parties or their respective representatives, that such Agent, Bank or Representative does not have actual knowledge (without any obligation of inquiry) is prohibited from disclosing such portions by a contractual, legal or fiduciary obligation to the Credit Parties.

            (e) Each of the Credit Parties hereby acknowledges and agrees that each Agent and each Bank may share with any of its respective affiliates the Information (including, without limitation, any nonpublic customer information regarding creditworthiness of the Credit Parties and their Subsidiaries), provided such affiliates shall be subject to the provisions herein to the same extent as if it were an Agent or a Bank hereunder, it being understood that for purposes of this Section 13.15 the term "affiliate" shall mean direct or indirect holding company(ies), if any, as well as direct or indirect subsidiary(ies), if any.

            (f) Each Agent and each Bank agrees that in the event of any actual or threatened breach of this Section 13.15 the Credit Parties shall be entitled, without the requirement of posting a bond or other security, to equitable relief, including temporary, preliminary and permanent injunctive relief and specific performance. Such remedy shall not be the exclusive remedy for any breach of this Section 13.15 but shall be in addition to all other remedies available at law or equity to the Credit Parties.

            13.16 Register. The Borrower hereby designates the Administrative Agent to serve as the Borrower's agent, solely for purposes of this Section 13.16, to maintain a register (the "Register") on which it will record the Revolving Loan Commitments from time to time of each of the Banks, the Loans made by each of the Banks and each repayment in respect of the principal amount of the Loans of each Bank. Failure to make any such recordation, or any error in such recordation shall not affect the Borrower's obligations in respect of such Loans. With respect to any Bank, the transfer of the Revolving Loan Commitment of such Bank and the rights to the principal of, and interest on, any Loan made pursuant to such Revolving Loan Commitment shall not be effective until such transfer is recorded on the Register maintained by the Administrative Agent with respect to ownership of such Revolving Loan Commitment and Loans and prior to such recordation all amounts owing to the transferor with respect to such Revolving Loan Commitment and Revolving Loans shall remain owing to the transferor. The registration of assignment or transfer of all or part of any Revolving Loan Commitment and Revolving Loans shall be recorded by the Administrative Agent on the Register only upon the acceptance by the Administrative Agent of a properly executed and delivered Assignment and Assumption Agreement pursuant to Section 13.04(b). Coincident with the delivery of such an Assignment and Assumption Agreement to the Administrative Agent for acceptance and registration of assignment or transfer of all or part of a Revolving Loan, or as soon thereafter as practicable, the assigning or transferor Bank shall surrender the Note evidencing such Revolving Loan, and thereupon one or more new Revolving Notes in the same aggregate principal amount shall be issued to the assigning or transferor Bank and/or the new Bank. Each Borrower agrees to indemnify the Administrative Agent from and against any and all losses, claims, damages and liabilities of whatsoever nature which may be imposed on, asserted against or incurred by the Administrative Agent in performing its duties under this Section 13.16.

            13.17 Certain Matters Relating to OFSI. Notwithstanding anything to the contrary contained in this Agreement or in any other Credit Document, the Banks hereby agree that OFSI shall have the right, so long as no Default or Event of Default then exists and a similar request is made under the Caterair Credit Agreement, to establish a direct Wholly-Owned Domestic Subsidiary of OFSI ("Parent") the sole purpose of which is to own 100% of the issued and outstanding shares of capital stock of the Borrower. In connection with such request, OFSI shall have the right to transfer all of the outstanding shares of capital stock of the Borrower to Parent so long as at the time of such transfer,
(i) no Default or Event of Default then exists, (ii) Parent shall enter into a guaranty in form and substance satisfactory to the Administrative Agent pursuant to which Parent shall unconditionally guaranty all of the Obligations, (iii) Parent shall enter into a pledge agreement in form and substance satisfactory to the Administrative Agent pursuant to which Parent shall pledge all of the issued and outstanding shares of capital stock of the Borrower to secure the guaranty referred to in preceding clause (ii), (iv) OFSI shall pledge all of the issued and outstanding shares of the capital stock of Parent pursuant to the OFSI Pledge Agreement, (v) OFSI, the Borrower, Caterair, the other Credit Parties and the Banks shall enter into technical amendments and modifications to this Agreement and the other Credit Documents which have been agreed to by the Co-Arrangers to give effect to the foregoing and to release OFSI from its obligations under Sections 8 and 9 of this Agreement, except for its obligations under Sections 8.01(b), 8.01(c), 8.01(g), 8.04 (as it relates to the preservation of OFSI's existence), and 9.01 (as it relates to the creation of any Liens on the capital stock of Parent), and the Required Banks agree that they will not unreasonably withhold their consent to any such proposed amendments and modifications, and (v) corresponding amendments and modifications are made to the Caterair Credit Documents.

            13.18 Certain Post-Closing Actions. Notwithstanding anything to the contrary contained in Section 5.08, the Borrower and the Banks hereby acknowledge and agree that any amendments or modifications to any of the localized foreign Pledge Agreements that may be required in connection with the transactions contemplated hereby shall not be required to be delivered by the respective Credit Parties on the Restatement Effective Date but shall instead be required to be delivered within 90 days following the Restatement Effective Date.

            13.19 Non-Continuing Banks. The parties hereto acknowledge that each Original Bank that is not a party hereto on the Restatement Effective Date (and after giving effect thereto) shall no longer constitute a "Bank" under this Agreement and the other Credit Documents, provided that all indemnities of the Credit Parties under the Original Credit Agreement and the other Credit Documents (as in effect prior to the Restatement Effective Date) which survive the termination of the Original Credit Agreement by their terms shall continue to survive in accordance with their terms after the Restatement Effective Date.

            SECTION 14.  OFSI Guaranty.

            14.01 The Guaranty. In order to induce the Agents and the Banks to enter into this Agreement and to extend credit hereunder, to induce the Other Creditors to enter into the Interest Rate Protection Agreements or Other Hedging Agreements and in recognition of the direct benefits to be received by OFSI from the proceeds of the Loans, the issuance of the Letters of Credit and the entering into of the Interest Rate Protection Agreements or Other Hedging Agreements, OFSI hereby agrees with the Secured Creditors as follows: OFSI hereby unconditionally and irrevocably guarantees, as primary obligor and not merely as surety the full and prompt payment when due, whether upon maturity, acceleration or otherwise, of any and all of the Guaranteed Obligations of the Borrower to the Secured Creditors. If any or all of the Guaranteed Obligations of the Borrower to the Secured Creditors becomes due and payable hereunder, OFSI unconditionally promises to pay such indebtedness to the Secured Creditors, or order, on demand, together with any and all expenses which may be incurred by the Secured Creditors in collecting any of the Guaranteed Obligations.

            14.02 Bankruptcy. Additionally, OFSI unconditionally and irrevocably guarantees the payment of any and all of the Guaranteed Obligations of the Borrower to the Secured Creditors whether or not due or payable by the Borrower upon the occurrence of any of the events specified in Section 10.05, and unconditionally, jointly and severally, promises to pay such indebtedness to the Secured Creditors, or order, on demand, in lawful money of the United States.

            14.03 Nature of Liability. The liability of OFSI hereunder is exclusive and independent of any security for or other guaranty of the Guaranteed Obligations of the Borrower whether executed by OFSI, any other guarantor or by any other party, and the liability of OFSI hereunder is not affected or impaired by (a) any direction as to application of payment by the Borrower or by any other party, or (b) any other continuing or other guaranty, undertaking or maximum liability of a guarantor or of any other party as to the Guaranteed Obligations of the Borrower, or (c) any payment on or in reduction of any such other guaranty or undertaking, or (d) any dissolution, termination or increase, decrease or change in personnel by the Borrower, or (e) any payment made to the Secured Creditors on the Guaranteed Obligations which any such Secured Creditor repays to the Borrower pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, and OFSI waives any right to the deferral or modification of its obligations hereunder by reason of any such proceeding.

            14.04 Independent Obligation. The obligations of OFSI hereunder are independent of the obligations of any other guarantor, any other party or the Borrower, and a separate action or actions may be brought and prosecuted against OFSI whether or not action is brought against any other guarantor, any other party or the Borrower and whether or not any other guarantor, any other party or the Borrower be joined in any such action or actions. OFSI waives, to the full extent permitted by law, the benefit of any statute of limitations affecting its liability hereunder or the enforcement thereof. Any payment by the Borrower or other circumstance which operates to toll any statute of limitations as to the Borrower shall operate to toll the statute of limitations as to OFSI.

            14.05 Authorization. OFSI authorizes the Secured Creditors without notice or demand (except as shall be required by applicable law and cannot be waived), and without affecting or impairing its liability hereunder, from time to time to:

            (a) change the manner, place or terms of payment of, and/or change or extend the time of payment of, renew, increase, accelerate or alter, any of the Guaranteed Obligations (including any increase or decrease in the rate of interest thereon), any security therefor, or any liability incurred directly or indirectly in respect thereof, and the Guaranty herein made shall apply to the Guaranteed Obligations as so changed, extended, renewed or altered;

            (b) take and hold security for the payment of the Guaranteed Obligations and sell, exchange, release, surrender, realize upon or otherwise deal with in any manner and in any order any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, the Guaranteed Obligations or any liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and/or any offset thereagainst;

            (c) exercise or refrain from exercising any rights against the Borrower, any other Credit Party or others or otherwise act or refrain from acting;

            (d) release or substitute any one or more endorsers, guarantors, the Borrower or other obligors;

            (e) settle or compromise any of the Guaranteed Obligations, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of the Borrower to its creditors other than the Secured Creditors;

            (f) apply any sums by whomsoever paid or howsoever realized to any liability or liabilities of the Borrower to the Secured Creditors regardless of what liability or liabilities of the Borrower remain unpaid;

            (g) consent to or waive any breach of, or any act, omission or default under, this Agreement or any of the instruments or agreements referred to herein, or otherwise amend, modify or supplement this Agreement or any of such other instruments or agreements; and/or

            (h) take any other action which would, under otherwise applicable principles of common law, give rise to a legal or equitable discharge of OFSI from its liabilities under this Guaranty.

            14.06 Reliance. It is not necessary for the Secured Creditors to inquire into the capacity or powers of the Borrower or the officers, directors, partners or agents acting or purporting to act on their behalf, and any Guaranteed Obligations made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

            14.07 Subordination. Any of the indebtedness of the Borrower now or hereafter owing to OFSI is hereby subordinated to the Guaranteed Obligations of the Borrower owing to the Secured Creditors; and if the Administrative Agent so requests at a time when an Event of Default exists, all such indebtedness of the Borrower to OFSI shall be collected, enforced and received by such OFSI for the benefit of the Secured Creditors and be paid over to the Administrative Agent on behalf of the Secured Creditors on account of the Guaranteed Obligations of the Borrower to the Secured Creditors, but without affecting or impairing in any manner the liability of OFSI under the other provisions of this Guaranty. Prior to the transfer by OFSI of any note or negotiable instrument evidencing any of the indebtedness of the Borrower to OFSI, OFSI shall mark such note or negotiable instrument with a legend that the same is subject to this subordination. Without limiting the generality of the foregoing, OFSI agrees with the Secured Creditors that it will not exercise any right of subrogation which it may otherwise have as a result of this Guaranty (whether contractual, under Section 509 of the Bankruptcy Code, or otherwise) until all Guaranteed Obligations have been paid in full in cash.

            14.08 Waiver. (a) OFSI waives any right (except as shall be required by applicable law and cannot be waived) to require the Secured Creditors to (i) proceed against the Borrower, any other guarantor or any other party, (ii) proceed against or exhaust any security held from the Borrower, any other guarantor or any other party or (iii) pursue any other remedy in the Secured Creditors' power whatsoever. OFSI waives any defense based on or arising out of any defense of the Borrower, any other guarantor or any other party, other than payment in full of the Guaranteed Obligations, based on or arising out of the disability of the Borrower, any other guarantor or any other party, or the unenforceability of the Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Borrower other than payment in full of the Guaranteed Obligations. The Secured Creditors may, at their election, foreclose on any security held by any Agent, the Collateral Agent or the other Secured Creditors by one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable, or exercise any other right or remedy the Secured Creditors may have against the Borrower or any other party, or any security, without affecting or impairing in any way the liability of OFSI hereunder except to the extent the Guaranteed Obligations have been paid. OFSI waives any defense arising out of any such election by the Secured Creditors, even though such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of OFSI against the Borrower or any other party or any security.

            (b) OFSI waives all presentments, demands for performance, protests and notices, including, without limitation, notices of nonperformance, notices of protest, notices of dishonor, notices of acceptance of this Guaranty, and notices of the existence, creation or incurring of new or additional Guaranteed Obligations. OFSI assumes all responsibility for being and keeping itself informed of the Borrower's financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks which OFSI assumes and incurs hereunder, and agrees that neither any Agent nor any Bank shall have any duty to advise OFSI of information known to them regarding such circumstances or risks.

            (c) OFSI hereby acknowledges and affirms that it understands that to the extent the Guaranteed Obligations are secured by Real Property located in California, OFSI shall be liable for the full amount of the liability hereunder notwithstanding the foreclosure on such Real Property by trustee sale or any other reason impairing OFSI's or any Secured Creditor's right to proceed against the Borrower or any other guarantor of the Guaranteed Obligations. In accordance with Section 2856 of the California Civil Code, OFSI hereby waives:

               (i) all rights of subrogation, reimbursement, indemnification, and contribution and any other rights and defenses that are or may become available to OFSI by reason of Sections 2787 to 2855, inclusive, 2899 and 3433 of the California Civil Code;

              (ii) all rights and defenses that OFSI may have because the Guaranteed Obligations are secured by Real Property located in California. This means, among other things: (A) the Secured Creditors may collect from OFSI without first foreclosing on any real or personal property collateral pledged by the Borrower; and (B) if the Secured Creditors foreclose on any Real Property collateral pledged by the Borrower, (1) the amount of the Guaranteed Obligations may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price, and (2) the Secured Creditors may collect from OFSI even if the Secured Creditors, by foreclosing on the Real Property collateral, have destroyed any right OFSI may have to collect from the Borrower. This is an unconditional and irrevocable waiver of any rights and defenses OFSI may have because the Guaranteed Obligations are secured by Real Property. These rights and defenses include, but are not limited to, any rights or defenses based upon Section 580a, 580b, 580d or 726 of the California Code of Civil Procedure; and

             (iii) all rights and defenses arising out of an election of remedies by the Secured Creditors, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for the Guaranteed Obligations, has destroyed OFSI's rights of subrogation and reimbursement against the

      Borrower by the operation of Section 580d of the Code of Civil Procedure or otherwise.

OFSI warrants and agrees that each of the waivers set forth above is made with full knowledge of its significance and consequences and that if any of such waivers are determined to be contrary to any applicable law or public policy, such waivers shall be effective only to the maximum extent permitted by law.

             14.09 No Recourse Against Class B Assets. Notwithstanding anything to the contrary contained in this Guaranty, the Secured Creditors acknowledge and agree that they shall have no recourse against OFSI under this Guaranty in respect of the Class B Assets (but, in the case of any Class B Assets that constitute cash, only to the extent that such cash has been segregated from the other assets (including other cash)) of OFSI.


                                    *  *  *

             IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Agreement as of the date first above written.


c/o Sky Chefs, Inc.                     ONEX FOOD SERVICES, INC.
524 East Lamar Boulevard
Arlington, Texas  76011-3999
Telephone No.:   (817) 792-2146         By: /s/ Terry W. Roueche
Telecopier No.:  (817) 792-2222             ------------------------------------
Attention:  Patrick W. Tolbert,             Name: Terry W. Roueche
            Executive Vice President        Title: Ass't Secretary

524 East Lamar Boulevard                SC INTERNATIONAL SERVICES, INC.
Arlington, Texas  76011-3999
Telephone No.:   (817) 792-2146
Telecopier No.:  (817) 792-2222         By: /s/ Thomas J. Lee
Attention:  President                       ------------------------------------
                                            Name: Thomas J. Lee
                                            Title: Authorized Signatory


6550 Rock Spring Drive                  CATERAIR HOLDINGS CORPORATION
Bethesda, Maryland  20817
Telephone No.:   (301) 897-7860
Telecopier No.:  (301) 897-7797         By: /s/ Terry W. Roueche
Attention:  President                       ------------------------------------
                                            Name: Terry W. Roueche
                                            Title: Ass't Secretary
with a copy to:

c/o Sky Chefs, Inc.
524 East Lamar Boulevard
Arlington, Texas  76011-3999
Telephone No.:   (817) 792-2146
Telecopier No.:  (817) 792-2222
Attention:  Patrick W. Tolbert,
            Executive Vice President

6550 Rock Spring Drive                  CATERAIR INTERNATIONAL
Bethesda, Maryland  20817               CORPORATION
Telephone No.:   (301) 897-7860
Telecopier No.:  (301) 897-7797
Attention:  President                   By: /s/ James Rafftesaeth
                                            ------------------------------------
                                            Name: James Rafftesaeth
                                            Title: Authorized Signatory
with a copy to:

c/o Sky Chefs, Inc.
524 East Lamar Boulevard
Arlington, Texas  76011-3999
Telephone No.:   (817) 792-2146
Telecopier No.:  (817) 792-2222
Attention:  Patrick W. Tolbert,
            Executive Vice President

                                        MORGAN GUARANTY TRUST COMPANY
                                        OF NEW YORK, Individually and as
                                        Administrative Agent


                                        By: /s/ Laura E. Loffredo
                                            ------------------------------------
                                            Name: Laura E. Loffredo
                                            Title: Vice President

                                        J.P. MORGAN SECURITIES INC.,
                                          as a Co-Arranger


                                        By: /s/ Martin R. Pryor
                                            ------------------------------------
                                            Name: Martin R. Pryor
                                            Title: Vice President

                                        BANKERS TRUST COMPANY,
                                        Individually and as Syndication
                                        Agent and a Co-Arranger


                                        By: /s/ Timothy Morris
                                            ------------------------------------
                                            Name: Timothy Morris
                                            Title: Vice President

                                                             SCHEDULE I

                              COMMITMENTS


                                                            Revolving Loan
                           Bank                               Commitment
                           ----                             --------------

Morgan Guaranty Trust Company of New York                     $32,500,000

Bankers Trust Company                                         $32,500,000

The Bank of New York                                          $25,000,000

                                                              -----------

                                                              $90,000,000

                                                            SCHEDULE II



                            BANK ADDRESSES


Morgan Guaranty Trust
  Company of New York
60 Wall Street
New York, New York  10260-0060
Telephone No.:   (212) 648-6793
Telecopier No.:  (212) 648-5336
Attention:  Laura Loffredo

Bankers Trust Company
130 Liberty Street
New York, New York  10006
Telephone No.:   (212) 250-9545
Telecopier No.:  (212) 250-7218
Attention:  Jim Reilly

The Bank of New York
One Wall Street
New York, New York  10005
Telephone No.:   (212) 635-6724
Telecopier No.:  (212) 635-6434
Attention:  Steven M. Ross

                                  SCHEDULE III

                           EXISTING LETTERS OF CREDIT

            As required by Section 2.01(a) of the SCIS Credit Agreement, this schedule details all Existing Letters of Credit which were issued by The Bank of New York for the account of SCIS pursuant to the Original Credit Agreement and which are to remain outstanding on the Restatement Effective Date:

L/C #       Beneficiary                     Issue Date    Expiry       Face Amount
-----       -----------                     ----------    ------       -----------
33244       Continental Casualty Co.          9/28/95     9/29/97    $ 2,475,000.00

33277       Banco Credibanco SA              10/10/95     9/10/97    $ 1,500,000.00

33457       TriNet Essential VIII N          11/10/95     5/17/98    $   343,112.85

33458       TriNet Essential VIII R          11/10/95     5/17/98    $   355,017.09

33465       Travelers Indemnity Company      12/11/95      2/5/98    $   431,801.00

33588       St Paul Fire & Marine            12/11/95     2/28/98    $ 6,651,344.00

33589       Travelers Insurance              12/11/95      2/4/98    $   100,000.00

33590       St Paul Fire & Marine            12/11/95     9/24/97    $ 5,000,000.00

33591       San Diego Unified Port           12/11/95     3/24/98    $   241,000.00

33592       Barclays Bank GTS                12/11/95    12/31/97    $ 1,812,024.46

33593       Port Authority NY & NJ           12/11/95    12/31/97    $   500,000.00

33594       Port Authority NY & NJ           12/11/95    12/31/97    $ 1,000,000.00

33597       Port Authority NY & NJ           12/11/95     1/31/98    $    18,000.00

33598       Port Authority NY & NJ           12/11/95     1/31/98    $   282,000.00

33690       Barclays Bank Plc                12/29/95    12/27/97    $   490,000.00

33692       CIBC Bank & Trust Company         1/26/96     1/26/98    $   441,000.00

33918       Port Authority NY & NJ            2/22/96     4/25/98    $ 1,500,000.00

34336       CIBC Bank & Trust Company         5/23/96     5/24/98    $ 1,372,000.00

34339       TriNet Corporate Realty Trust     5/23/96    11/28/97    $   100,000.00

36378       Direccion de Aeronautica Civil     8/8/97     6/13/98    $    75,000.00

36417       American Airlines                 7/15/97     1/15/98    $   184,102.00
                                                                     ==============
                                                            Total    $24,871,401.40

                                   SCHEDULE IV
                                  REAL PROPERTY

            This schedule details the owned or leased properties of the following entities:

                COMPANY                          LOCATION OF PROPERTY
                -------                          --------------------

ONEX FOOD SERVICES, INC.                         NONE

SC INTERNATIONAL SERVICES, INC.                  NONE

CATERAIR INTERNATIONAL CORPORATION               SEE LIST BELOW FOR ENTRIES
                                                 ENTITLED "CATERAIR"

SKY CHEFS, INC.                                  SEE LISTS BELOW FOR ENTRIES
                                                 ENTITLED "SKY CHEFS"

CATERAIR INTERNATIONAL, INC. (II)                NONE

SKY CHEFS INTERNATIONAL CORP.                    NONE

ARLINGTON SERVICES, INC.                         Office space leased from PNC
                                                 Bank at 300 Delaware Avenue
                                                 Wilmington, DE 19801

ARLINGTON SERVICES HOLDING CORPORATION           Office space leased from PNC
                                                 Bank at 300 Delaware Avenue
                                                 Wilmington, DE 19801

CATERAIR CONSULTING SERVICES CORPORATION         NONE

JFK CATERERS, INC.                               NONE

CATERAIR ST. THOMAS HOLDINGS CORPORATION         NONE

WESTERN AIRE CHEF, INC.                          NONE

CATERAIR AIRPORT PROPERTIES, INC.                NONE

SKY CHEFS ARGENTINE, INC.                        NONE IN THE U.S.
                                                 ADDRESS IN ARGENTINA:
                                                 TENIENTE GENERAL MORILLAS
                                                 S N Y
                                                 AUTOPISTA AV. GVAL.
                                                 RICCHIERI
                                                 AEROPUERTO EZEIZA P. 1804
                                                 PROVINCIA DE BUENOS AIRES,
                                                 ARGENTINA

CATERAIR INTERNATIONAL TRANSITION CORPORATION    NONE

                COMPANY                          LOCATION OF PROPERTY
                -------                          --------------------

BETHESDA SERVICES, INC.                          Office space leased from PNC
                                                 Bank at
                                                 300 Delaware Avenue
                                                 Wilmington, DE 19801

CATERAIR NEW ZEALAND LIMITED                     Office space leased from PNC
                                                 Bank at
                                                 300 Delaware Avenue
                                                 Wilmington, DE 19801

ONEX OHIO ACCEPTANCE CORPORATION                 NONE
ONEX OHIO CREDIT CORP.                           NONE
ONEX OHIO EQUITY CORP.                           NONE
ONEX OHIO FINANCE CORP.                          NONE
ONEX OHIO FINANCE CORP. II                       NONE
ONEX OHIO CAPITAL CORP.                          NONE
ONEX OHIO FISCAL CORP.                           NONE
ONEX OHIO FUNDS CORP.                            NONE
ONEX OHIO CREDIT CORP. II                        NONE
ONEX OHIO FUNDS CORP. II                         NONE
ONEX OHIO FISCAL CORP. II                        NONE
ONEX OHIO EQUITY CORP. II                        NONE
ONEX OHIO CAPITAL CORP. II                       NONE

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                              Owned/
Shop #                        Address                                    City            State   Country     Zip     Airport  Leased
====================================================================================================================================
 Sky Chefs  3830 W. International Airport Road (Closed-warehouse)      Anchorage          AK        US      99502      ANC      L
------------------------------------------------------------------------------------------------------------------------------------
 Sky Chefs  4370 W. International Airport Road                         Anchorage          AK        US      99502      ANC      L
------------------------------------------------------------------------------------------------------------------------------------
 Sky Chefs  1449 S. 23rd Street                                        Phoenix            AZ        US      85034      PHX      O
------------------------------------------------------------------------------------------------------------------------------------
 Sky Chefs  1235 S. 23rd (Closed - Warehouse)                          Phoenix            AZ        US      85034      PHX      L
------------------------------------------------------------------------------------------------------------------------------------
 Sky Chefs  1451 S. 23rd Street                                        Phoenix            AZ        US      85034      PHX      O
------------------------------------------------------------------------------------------------------------------------------------
 Sky Chefs  2771 E. Airport Drive                                      Tuscon             AZ        US      85706      TUS      L
------------------------------------------------------------------------------------------------------------------------------------
 Sky Chefs  810 Malcolm Rd.                                            Burlingame         CA        US      94010      SFO      O
------------------------------------------------------------------------------------------------------------------------------------
 Sky Chefs  370 Adrian Rd.                                             Millbrae           CA        US      94010      SFO      L
------------------------------------------------------------------------------------------------------------------------------------
 Sky Chefs  1634 Rollins Road (1/2 of building leased to tenant)       Burlingame         CA        US      94010      SFO      L
------------------------------------------------------------------------------------------------------------------------------------
 Sky Chefs  50 Adrian Court                                            Burlingame         CA        US      94010      SFO      L
------------------------------------------------------------------------------------------------------------------------------------
 Sky Chefs  868 Cowan Road                                             Burlingame         CA        US      94010      SFO      L
------------------------------------------------------------------------------------------------------------------------------------
 Sky Chefs  10741 Sherman Way, Unit 8 (Remote Facility - SNA 381)      Sun Valley         CA        US      91352      BUR      L
------------------------------------------------------------------------------------------------------------------------------------
 Sky Chefs  2990-B Airway Ave.                                         Costa Mesa         CA        US      92626      SNA      L
------------------------------------------------------------------------------------------------------------------------------------
       380  3250 East 29th Street                                      Long Beach         CA        US      90806      LGB      L
------------------------------------------------------------------------------------------------------------------------------------
 Sky Chefs  7000 World Way West                                        Los Angeles        CA        US      90045      LAX      L
------------------------------------------------------------------------------------------------------------------------------------
 Sky Chefs  6901 W. Imperial Highway                                   Los Angeles        CA        US      90045      LAX      L
------------------------------------------------------------------------------------------------------------------------------------
 Sky Chefs  Building M-111, Neil Armstrong Way                         Oakland            CA        US      94603      OAK      L
------------------------------------------------------------------------------------------------------------------------------------
 Sky Chefs  1902 East Avion Street                                     Ontario            CA        US      91761      ONT      L
------------------------------------------------------------------------------------------------------------------------------------
 Sky Chefs  1251 Montalvo Way, Ste. B                                  Palm Springs       CA        US      92262      PSP      L
------------------------------------------------------------------------------------------------------------------------------------
 Sky Chefs  6671 Lindbergh Drive                                       Sacramento         CA        US      95837      SMF      L
------------------------------------------------------------------------------------------------------------------------------------
 Sky Chefs  2415 Winship Lane                                          San Diego          CA        US      92101      SAN      L
------------------------------------------------------------------------------------------------------------------------------------
 Sky Chefs  1355 Airport Blvd.                                         San Jose           CA        US      95112      SJC      L
------------------------------------------------------------------------------------------------------------------------------------
 Sky Chefs  26210 E. 100th Ave.                                        Denver             CO        US      80249      DEN      L
------------------------------------------------------------------------------------------------------------------------------------
 Sky Chefs  3 Shoephoester Road                                        Windsor Locks      CT        US      O6096      BDL      L
------------------------------------------------------------------------------------------------------------------------------------
 Sky Chefs  Washington National Airport, South Area                    Washington         DC        US      20001      DCA      L
------------------------------------------------------------------------------------------------------------------------------------
 Sky Chefs  12420 Fuel Farm Rd.                                        Fort Meyers        FL        US      33913      FTM      L
------------------------------------------------------------------------------------------------------------------------------------
 Sky Chefs  210 S.W. 41st Court (Closed - Warehouse)                   Ft. Lauderdale     FL        US      33145      FLL      L
------------------------------------------------------------------------------------------------------------------------------------
 Sky Chefs  3260 S.W. 11th Street (Closed - Warehouse)                 Ft. Lauderdale     FL        US      33145      FLL      L
------------------------------------------------------------------------------------------------------------------------------------
 Sky Chefs  220 S.W. 34 Street                                         Ft. Lauderdale     FL        US      33315      FLL      L
------------------------------------------------------------------------------------------------------------------------------------
 Sky Chefs  3500 N.W. 24th Street                                      Miami              FL        US      33142      MIA      O
------------------------------------------------------------------------------------------------------------------------------------
 Sky Chefs  3755 N.W. 21st                                             Miami              FL        US      33142      MIA      L
------------------------------------------------------------------------------------------------------------------------------------
 Sky Chefs  4104 N.W. 25 Street                                        Miami              FL        US      33142      MIA      L
------------------------------------------------------------------------------------------------------------------------------------
 Sky Chefs  3630 N.W. 25th Street                                      Miami              FL        US      33142      MIA      O
------------------------------------------------------------------------------------------------------------------------------------
 Sky Chefs  Bldg. No. 3088, Miami Int'l Airport (sub Let to United)    Miami              FL        US      33142      MIA      L
------------------------------------------------------------------------------------------------------------------------------------
 Sky Chefs  2800 Collingswood Dr. (Leased to A & C Bakery) (Southland) Orlando            FL        US      32827      MCO      O
------------------------------------------------------------------------------------------------------------------------------------
 Sky Chefs  8680 Bear Rd.                                              Orlando            FL        US      32827      MCO      L
------------------------------------------------------------------------------------------------------------------------------------
 Sky Chefs  5401 West Spruce St.                                       Tampa              FL        US      33607      TPA      L
------------------------------------------------------------------------------------------------------------------------------------
 Sky Chefs  Bldg. S1169, Duncan Ave.                                   West Palm Beach    FL        US      33406      PBI      L
------------------------------------------------------------------------------------------------------------------------------------
 Sky Chefs  1102 S. Central Ave.                                       East Point         GA        US      30344      ATL      L
------------------------------------------------------------------------------------------------------------------------------------
 Sky Chefs  110 Pohekulana Place                                       Honolulu           HI        US      96819      HNL      L
------------------------------------------------------------------------------------------------------------------------------------
 Sky Chefs  3129 Lualena (Closed - Warehouse)                          Honolulu           HI        US      96819      HNL      L
------------------------------------------------------------------------------------------------------------------------------------
 Sky Chefs  2635 Wai Wai Loop (Closed - Warehouse - Leased)            Honolulu           HI        US      96819      HNL      L
------------------------------------------------------------------------------------------------------------------------------------
 Sky Chefs  3239 Koapaka Street(Closed - warehouse) (leased to
              4 tenants)                                               Honolulu           HI        US      96819      HNL      L
------------------------------------------------------------------------------------------------------------------------------------
 Sky Chefs  O'Hare International Airport                               Chicago            IL        US      60666      ORD      L
------------------------------------------------------------------------------------------------------------------------------------
 Sky Chefs  200 Crofton Road                                           Kenner             LA        US      70062      MSY      L
------------------------------------------------------------------------------------------------------------------------------------
 Sky Chefs  30 Wellington Road                                         Boston             MA        US      O2128      BOS      L
------------------------------------------------------------------------------------------------------------------------------------
 Sky Chefs  357 Griffin Way Warehouse, Chelsea                         Boston             Ma        US      O2150      BOS      L
------------------------------------------------------------------------------------------------------------------------------------
 Sky Chefs  #1 Wood Island Park, Logan Int Airport (Closed -
              Warehouse)                                               Boston             MA        US      O2150      BOS      L
------------------------------------------------------------------------------------------------------------------------------------
 Sky Chefs  5 Wood Island Park                                         Boston             MA        US      O2128      BOS      L
------------------------------------------------------------------------------------------------------------------------------------
 Sky Chefs  776 Elkridge Landing Road                                  Baltimore          MD        US      21240      BWI      L
------------------------------------------------------------------------------------------------------------------------------------
        60  Bldg.113, Elk Road (Warehouse)                             Baltimore          MD        US      21240      BWI      L
------------------------------------------------------------------------------------------------------------------------------------
  Caterair  6550 Rock Spring Drive                                     Bethesda           MD        US      20854               L
------------------------------------------------------------------------------------------------------------------------------------
 Sky Chefs  Bldg. No. 534, Detroit Metro Airport                       Detroit            MI        US      48242      DTW      L
------------------------------------------------------------------------------------------------------------------------------------
 Sky Chefs  Bldg. No. 505, Detroit Metro Airport                       Detroit            MI        US      48242      DTW      L
------------------------------------------------------------------------------------------------------------------------------------
       397  221 West 79th Street (storage)                             Bloomington        MN        US      55420      MSP      L
------------------------------------------------------------------------------------------------------------------------------------
 Sky Chefs  3100 East 73rd Street                                      Minneapolis        MN        US      55450      MSP      L
------------------------------------------------------------------------------------------------------------------------------------
 Sky Chefs  566 Brasilia Avenue                                        Kansas City        MO        US      64153      MCI      L
------------------------------------------------------------------------------------------------------------------------------------
 Sky Chefs  Terminal C RDU Airport                                     Raleigh            NC        US      80307      RDU      L
------------------------------------------------------------------------------------------------------------------------------------
 Sky Chefs  2700-W Terminal  Blvd                                      Raleigh            NC        US      80307      RDU      L
------------------------------------------------------------------------------------------------------------------------------------
 Sky Chefs  5303 Lockheed Court                                        Omaha              NE        US      68110      OMA      L
------------------------------------------------------------------------------------------------------------------------------------
 Sky Chefs  2101 George Road, SE                                       Alburquerque       NM        US      87110      ALB      L
------------------------------------------------------------------------------------------------------------------------------------
 Sky Chefs  Building 95, Brewster Rd South                             Newark             NJ        US      7114       EWR      L
------------------------------------------------------------------------------------------------------------------------------------
 Sky Chefs  625 Kitty Hawk Way                                         Las Vegas          NV        US      89119      LAS      L
------------------------------------------------------------------------------------------------------------------------------------
 Sky Chefs  1085 Bible Way                                             Reno               NV        US      89502      RNO      O
------------------------------------------------------------------------------------------------------------------------------------
 Sky Chefs  Hanger #5, LaGuardia Airport                               Flushing           NY        US      11371      LGA
------------------------------------------------------------------------------------------------------------------------------------
 Sky Chefs  24-20 49th Street (Vacant - Warehouse)                     Astoria            NY        US      11103      LGA      O
------------------------------------------------------------------------------------------------------------------------------------
 Sky Chefs  45-10 19th Avenue                                          Astoria            NY        US      11105      LGA      O
------------------------------------------------------------------------------------------------------------------------------------
 Sky Chefs  Building 122, JFK International Airport                    Jamaica            NY        US      11430      JFK      L
------------------------------------------------------------------------------------------------------------------------------------
 Sky Chefs  Building 143, JFK International Airport (LSG Kitchen)      Jamaica            NY        US      11430      JFK      L
------------------------------------------------------------------------------------------------------------------------------------
 Sky Chefs  AA Terminal Concessions, JFK International Airport         Jamaica            NY        US      11430      JFK      L
------------------------------------------------------------------------------------------------------------------------------------
 Sky Chefs  15606 Rockaway Blvd. (Warehouse for Surplus Equipment)     Jamaica            NY        US      11430      JFK      L
------------------------------------------------------------------------------------------------------------------------------------
 Sky Chefs  182-20 50th Road - (Warehouse)                             Jamaica            NY        US      11430      JFK      L
------------------------------------------------------------------------------------------------------------------------------------
 Sky Chefs  Building 139, West Hangar R                                Jamaica            NY        US      11430      JFK      L
------------------------------------------------------------------------------------------------------------------------------------
 Sky Chefs  147-35 Farmers Blvd                                        Jamaica            NY        US      11434      JFK      L
------------------------------------------------------------------------------------------------------------------------------------
 Sky Chefs  1200 Brooks Ave.                                           Rochester          NY        US      14624      ROC      L
------------------------------------------------------------------------------------------------------------------------------------
 Sky Chefs  18 Govenor Drive, Stewart Int'l Airport                    Newburgh           NY        US      12550      SWF      L
------------------------------------------------------------------------------------------------------------------------------------
 Sky Chefs  300 Gateway Rd                                             North Syracuse     NY        USA     13212      SYR      L
------------------------------------------------------------------------------------------------------------------------------------
 Sky Chefs  South Jackson Road                                         Cleveland          OH        US      44135      CLE      L
------------------------------------------------------------------------------------------------------------------------------------
 Sky Chefs  4400 SW 36th Street                                        Oklahoma City      OK        US      73119      OKC      L
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                              Owned/
Shop #                        Address                                    City            State   Country     Zip     Airport  Leased
====================================================================================================================================
 Sky Chefs  Cargo Building/Cargo Road                                  Tulsa              OK        US      74115      TUL      L
------------------------------------------------------------------------------------------------------------------------------------
 Sky Chefs  7201 N E Alderwood                                         Portland           OR        US      97218      PDX      L
------------------------------------------------------------------------------------------------------------------------------------
       628  9009 N.E. Airport Way                                      Portland           OR        US      90045      PDX      L
------------------------------------------------------------------------------------------------------------------------------------
            300 Cherrington Corp. Ctr. (office space only)             Coraopolis         PA        US      15108      CST      L
------------------------------------------------------------------------------------------------------------------------------------
 Sky Chefs  8401 Escort Street                                         Philadelphia       PA        US      19153      PHL      O
------------------------------------------------------------------------------------------------------------------------------------
 Sky Chefs  2720 Midland Park Road                                     Charleston         SC        US      29418      CHS      O
------------------------------------------------------------------------------------------------------------------------------------
 Sky Chefs  524 E Lamar Blvd.                                          Arlington          TX        US      76011               L
------------------------------------------------------------------------------------------------------------------------------------
 Sky Chefs  3851 Airport Blvd, Suites 108-109                          Austin             TX        US      78722      AUS      L
------------------------------------------------------------------------------------------------------------------------------------
       317  9101 Wall Street, Bldg. C, Ste 420                         Austin             TX        US      78754      AUS      L
------------------------------------------------------------------------------------------------------------------------------------
 Sky Chefs  2120 W 33rd                                                Dallas/ Ft Worth   TX        US      75261      DFW      L
------------------------------------------------------------------------------------------------------------------------------------
 Sky Chefs  1535 W 20th St (Closed - Warehouse)                        Dallas/ Ft Worth   TX        US      75261      DFW      L
------------------------------------------------------------------------------------------------------------------------------------
 Sky Chefs  3000 South 22nd Street                                     Dallas/ Ft Worth   TX        US      75261      DFW      L
------------------------------------------------------------------------------------------------------------------------------------
 Sky Chefs  2200 West 33rd St. (Closed - Warehouse)                    Dallas/ Ft Worth   TX        US      75261      DFW      L
------------------------------------------------------------------------------------------------------------------------------------
 Sky Chefs  6501 Convair Rd.                                           El Paso            TX        US      79925      ELP      L
------------------------------------------------------------------------------------------------------------------------------------
 Sky Chefs  18950 Colonel Fischer Drive                                Houston            TX        US      77205      HOU      L
------------------------------------------------------------------------------------------------------------------------------------
       CST  4825 W. Royal Lane (office)                                Irving             TX        US
------------------------------------------------------------------------------------------------------------------------------------
 Sky Chefs  815 Hanger Lane                                            Nashville          TN        US      37217      BNA      L
------------------------------------------------------------------------------------------------------------------------------------
 Sky Chefs  550 North Cargo Rd.                                        Salt Lake City     UT        US      34122      SLC      L
------------------------------------------------------------------------------------------------------------------------------------
 Sky Chefs  East Service Rd., Dulles International Airport             Chantilly          VA        US      22021      IAD      L
------------------------------------------------------------------------------------------------------------------------------------
       624  P.O. Box 86 Kingshill (idle)                               St. Croix          VI        US       851       STX      L
------------------------------------------------------------------------------------------------------------------------------------
 Sky Chefs  18850 28th Ave. South                                      Seattle            WA        US      98188      SEA      O
------------------------------------------------------------------------------------------------------------------------------------
 Sky Chefs  2358 South 154 St.                                         Seattle            WA        US      98199      SEA      L
------------------------------------------------------------------------------------------------------------------------------------
 Sky Chefs  5220 S 3rd Street                                          Milwaukee          WI        US      53207      MKE      L
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                              Owned/
Shop #                        Address                                    City            State   Country     Zip     Airport  Leased
====================================================================================================================================
------------------------------------------------------------------------------------------------------------------------------------
 Sky Chefs  Marriott Argentina Airline Catering, Teniente General
              Morillas S/N Y Autopista Av. Gval. Ricchieri,
              Aeropuerto Ezeiza P. 1804                                Buenos Aires       Bue   Argentina              BUE
------------------------------------------------------------------------------------------------------------------------------------
  Caterair  Caterair Airport Services, GPO Box 1036 (Quantas
              Drive), Eagle Farm                                       Brisbane           QLD   Australia    4009      BNE
------------------------------------------------------------------------------------------------------------------------------------
  Caterair  Caterair Airport Services, GPO Box 576                     Cairnes            QLD   Australia    4870      CNS
------------------------------------------------------------------------------------------------------------------------------------
  Caterair  Caterair Airport Services, Hanger 1, Vickers Avenue,
              Sydney Int'l Airport                                     Sydney             NSW   Australia    2020      SYD
------------------------------------------------------------------------------------------------------------------------------------
 Sky Chefs  Caterair Services de Bordo e Hotelaria, S.A., Aeroporto
            Internatacional do Galeao, Caixa postal 32858, CEP 2193    Rio De Janeiro           Brazil                 RIO
------------------------------------------------------------------------------------------------------------------------------------
 Sky Chefs  Caterair Brasil, S.A., Orlando, Bergamo No. 100, Guarulhos Sao Paulo                Brazil                 GRU
------------------------------------------------------------------------------------------------------------------------------------
 Sky Chefs  Caterair Chile, S.A., Casilla 14469, Aeropuerto
              Internacional, Arturo Merino Benitez                     Santiago                 Chile                  SCL
------------------------------------------------------------------------------------------------------------------------------------
 Sky Chefs  Aeromar Ltd., Sherometeyvo Airport No. 1, K-340            Moscow                   CIS
------------------------------------------------------------------------------------------------------------------------------------
 Sky Chefs  Caterair France, 14-16, Rue de la Pomme Bleue, B.P.
              20316, 95713 Roissy-Aeroport Charles de Gaulle           Paris                    France                 CDG
------------------------------------------------------------------------------------------------------------------------------------
 Sky Chefs  Caterair In-Flite Services de Mexico, S.A. de C.V.,
              KM. 19 Caretera, Boulevard De Las Naciones KM195         Acapulco                 Mexico      39490      ACA      O
------------------------------------------------------------------------------------------------------------------------------------
   Marraca  Caterair In-Flite Services de Mexico, S.A. de C.V.,
              KM. 19 Caretera, Boulevard De Las Naciones KM195         Acapulco                 Mexico      39490      ACA      O
------------------------------------------------------------------------------------------------------------------------------------
 Sky Chefs  Calidad en Alimentos S.A. de C.V., Aeropuerto
              Internacional Midguel Hidalgo, Zona de Hangares,
              Puerto No. 3                                             Guadalajara              Mexico      45659      GDL      L
------------------------------------------------------------------------------------------------------------------------------------
    339.04  Comisariato Mazatlan, Aeropuerto Internacional Miguel
              Midalgo                                                  Guadalajara              Mexico      45659      GDL
------------------------------------------------------------------------------------------------------------------------------------
 Sky Chefs  Comisariato Mazatlan, S.A. de C.V., Aeropuerto
              Internacional Rafael Buelna                              Mazatlan                 Mexico      82080      MZT      L
------------------------------------------------------------------------------------------------------------------------------------
    338.01  Caterair In-Flite Services de Mexico, Aviacion Militar
              30, Colonia Federal                                      Mexico City              Mexico      15700               O
------------------------------------------------------------------------------------------------------------------------------------
 Sky Chefs  Casa ponce de Leon, S.A. de C.V., Posicion No. 67,
              Aeropuerto Internacional                                 Mexico City              Mexico      15620               L
------------------------------------------------------------------------------------------------------------------------------------
    339.01  Cocina del Aire, S.A. de C.V., Aeropuerto Internacional
              Interior                                                 Mexico City              Mexico      15620               L
------------------------------------------------------------------------------------------------------------------------------------
    338.91  Hidalgo #132, Col. Penon De Los Banos C.P. 15520           Mexico City              Mexico      15520
------------------------------------------------------------------------------------------------------------------------------------
       341  Hidalgo #132, Col. Penon De Los Banos C.P. 15520           Mexico City              Mexico      15520
------------------------------------------------------------------------------------------------------------------------------------
va Galicia  Hidalgo #132, Col. Penon De Los Banos C.P. 15520           Mexico City              Mexico      15520               O
------------------------------------------------------------------------------------------------------------------------------------
 Sky Chefs  Comisariato Monterrey, S.A. de C.V., Aeropuerto
              Internacional Gral. Mariano Escobedo, Apodaco,
              N.L. 66600                                               Monterrey                Mexico      66600      MTY      L
------------------------------------------------------------------------------------------------------------------------------------
 Sky Chefs  Comisariato Mazatlan, S.A. de C.V., Aeropuerto Civil
              Gustavo Diaz Ordaz, Apartade Postal 16-A                 Puerto Vallarta          Mexico      48300      PVR      L
------------------------------------------------------------------------------------------------------------------------------------
 Sky Chefs  Comisariato de Baja California S.A. de C.V., Calle
              Uno Norte No.114                                         Tijuana                  Mexico      22500      TIJ      O
------------------------------------------------------------------------------------------------------------------------------------
                                                                       Auckland                 New Zealand                     L
------------------------------------------------------------------------------------------------------------------------------------
                                                                       Wellington               New Zealand                     L
------------------------------------------------------------------------------------------------------------------------------------
                                                                       Christchurch             New Zealand                     L
------------------------------------------------------------------------------------------------------------------------------------
                                                                       Rarotonga                New Zealand                     L
------------------------------------------------------------------------------------------------------------------------------------
 Sky Chefs  Caterair Internacional de Panama, P.O. Box 7026, Zona 5    Tocumen                  Panama                 PTY      L
------------------------------------------------------------------------------------------------------------------------------------
 Sky Chefs  Caterair Portugal, Assistencia A Bordo, Rua de Guine,
              Nr. 9, Prior Velho, 2685 Sacavem                         Lisbon                   Portugal               LIS
------------------------------------------------------------------------------------------------------------------------------------
 Sky Chefs  Caterair Barcelona, Aeropuerto de Barcelona, Post Office
              Box 10.510, Prat de Liobregat                            Barcelona                Spain                  BCN
------------------------------------------------------------------------------------------------------------------------------------
 Sky Chefs  Caterair Barcelona, Aeropuerto Vilova D'Onar, Costa Brava  Gerona                   Spain       17185      GRO
------------------------------------------------------------------------------------------------------------------------------------
 Sky Chefs  Caterair Madrid, c/o Tresparderne, No. 25, Barrio
              Aeropureto Barajas                                       Madrid                   Spain       28042      MAD
------------------------------------------------------------------------------------------------------------------------------------
 Sky Chefs  Caterair Madrid, Frente Aeropuerto de Malaga               Malaga                   Spain       29004      AGP
------------------------------------------------------------------------------------------------------------------------------------
 Sky Chefs  Caterair Barcelona, Apartodo 390, Aeropuerto de Mahon      Mahon                    Spain                  MAH
------------------------------------------------------------------------------------------------------------------------------------
 Sky Chefs  Caterair Barcelona, Aeropuerto Son San Juan                Palma de Mallorca        Spain                  PMI
------------------------------------------------------------------------------------------------------------------------------------
 Sky Chefs  Caterair U.K., Manor Royal Trading Estates, Faraday,
              Road, Crawley, Sussex                                    Gatwick                  U.K.        10-2PX     LGW
------------------------------------------------------------------------------------------------------------------------------------
       323  Gatwick Bond                                               Gatwick                  U.K.                   LGW
------------------------------------------------------------------------------------------------------------------------------------
    324.01  Administrative Office                                      Horley                   U.K.                Admin.
------------------------------------------------------------------------------------------------------------------------------------
 Sky Chefs  Caterair/GCC In-Flite Services, Faggs Road, Feltham,
              Middlesex                                                London                   U.K.        130NQ      LHR
------------------------------------------------------------------------------------------------------------------------------------
 Sky Chefs  Caterair U.K., Pinfold Lane Ringway, Altrincham Cheshire   Manchester               U.K.        158XA      MAN
------------------------------------------------------------------------------------------------------------------------------------
 Sky Chefs  Caterair Internacional Venezuela, Aparado postal N. 165,
              Distrito Federal                                         Caracas                  Venezuela              CCS
------------------------------------------------------------------------------------------------------------------------------------
    304.01                                                             Maricabo                 Venezuela
------------------------------------------------------------------------------------------------------------------------------------

                                   SCHEDULE V
                                 CAPITALIZATION

            All outstanding (i) securities convertible into or exchangeable for capital stock and (ii) subscription rights, options, warrants, contingent issuance agreements, calls, stock appreciation rights, commitments or claims of any character relating to the capital stock of OFSI, Caterair Holdings, SCIS, Caterair, and any Subsidiary are as described in the Final Offering Memorandum dated August 22, 1997 for the issuance by SCIS of $300,000,000 in 9.25% Senior Subordinated Notes due 2007.

                                   SCHEDULE VI
                                  SUBSIDIARIES

      As required by Section 7.15 of the Credit Agreement, this schedule details each subsidiary of which OFSI or Caterair Holdings owns or holds, directly or indirectly, more than 50% of the ordinary voting power or more than a 50% equity interest as of the Restatement Effective Date.

Subsidiaries of Onex Food Services, Inc. ("OFSI"):

                                                Class of       % of       Direct
                 Name                             Stock      Ownership     Owner
                 ----                             -----      ---------     -----
SC International Services, Inc. ("SCIS")         Common         100%       OFSI

Caterair International, Inc. (II)                Common         100%       SCIS

Sky Chefs, Inc.                                  Common         100%       SCIS

Sky Chefs International Corp.                    Common         100%       Sky Chefs, Inc.

LSG-Sky Chefs do Brasil Catering--Refeicoes      Quotas         100%       Sky Chefs Int'l
Ltda.

ServCater Internacional Ltda.                    Quotas          80%       Sky Chefs do
                                                                           Brasil

Arlington Services, Inc.                         Common         100%       Sky Chefs, Inc.

Arlington Services Holding Corporation           Common         100%       Sky Chefs, Inc.
("ASH")

Bethesda Services, Inc.                          Common         100%       Caterair
                                                                           International,
                                                                           Inc. (II)

Caterair New Zealand Ltd. ("CNZ")                Common         100%       Bethesda
                                                                           Services, Inc.

Onex Ohio Acceptance Corporation                 Common         100%       SCIS

Onex Ohio Credit Corp.                           Common         100%       SCIS

Onex Ohio Equity Corp.                           Common         100%       SCIS

Onex Ohio Finance Corp.                          Common         100%       SCIS

Onex Ohio Finance Corp. II                       Common         100%       SCIS

Onex Ohio Capital Corp.                          Common         100%       SCIS

                                                Class of       % of       Direct
                 Name                             Stock      Ownership     Owner
                 ----                             -----      ---------     -----
Onex Ohio Fiscal Corp.                           Common         100%       SCIS

Onex Ohio Funds Corp.                            Common         100%       SCIS

Onex Ohio Credit Corp. II                        Common         100%       SCIS

Onex Ohio Funds Corp. II                         Common         100%       SCIS

Onex Ohio Fiscal Corp. II                        Common         100%       SCIS

Onex Ohio Equity Corp. II                        Common         100%       SCIS

Onex Ohio Capital Corp. II                       Common         100%       SCIS

Caterair International Transition Corporation    Common         100%       SCIS

SC International Services of Barbados Ltd.       Common         100%       SCIS

Caterair Consulting Services Corporation         Common         100%       ASH

JFK Caterers, Inc.                               Common         100%       ASH

Sky Chefs Argentine, Inc.                        Common         100%       ASH

Caterair St. Thomas Holdings Corporation         Common         100%       ASH

Cater Suprimento de Refeicoes, Ltd.
("CSRL")                                         Quotas         100%       ASH

Caterair Servicos de Bordo e Hotelaria S/A       Ordinary       100%       CSRL

Sky Chefs Canada, Limited                        Ordinary       100%       ASH

SC International Services Ireland                Ordinary       100%       ASH
                                                 Shares

Caterair Airport Properties, Inc. ("CAP")        Common         100%       CNZ

Caterair Australia Pty. Ltd. ("Aust")            Ordinary;      100%       CAP
                                                 Preferred

Caterair Airport Services Pty. Ltd. ("Pty")      Classes         51%JV     Aust
                                                 A&B

Caterair Airport Services (Sydney) Pty. Ltd.     Ordinary        51%       Pty

Waruda Holdings Pty., Ltd. ("Waruda")            Common          51%       Pty

Cairns Wholesale Bakery Pty., Ltd.               Common          51%       Waruda

                                                Class of       % of       Direct
                 Name                             Stock      Ownership     Owner
                 ----                             -----      ---------     -----
Western Aire Chef, Inc.                          Common         100%       ASH

Sky Chefs Chile, S.A. ("Chile")                    ----         100%       Western Aire

Caterair Servicos Industriales, Ltda.              ----          94%       Chile

Comercializadora de Servicios, Ltda.                             91%       Chile

LSG Lufthansa Service Sky Chefs France,            ----         100%       ASH
S.A.

Marriott In-Flite Services of Korea, Ltd.          ----         100%       ASH

Arlington Services de Panama S.A. ("ASP")                       100%       ASH

Inversiones Turisticas Aeropuerto Panama,        Nominal        100%       ASP
S.A. ("ITAP")                                    Common

Sky Chefs de Panama S.A.                           ----         100%       ITAP

Caterair Portugal - Assistencia a Bordo            ----          26%       CAP (26%)
Limitada

Caterair Barcelona, S.A.                         Registered     100%       ASH (80%)
                                                 Shares                    Caterair Madrid
                                                                           (20%)

Caterair Madrid, S.A.                            Registered     100%       ASH
                                                 Shares

Caterair Taiwan Inflight Services, Inc.            ----         100%       Caterair New
                                                                           Zealand, Ltd.

Sky Chefs-UK, Ltd.                               Ordinary       100%       ASH
                                                 Shares

LSG Sky Chefs Venezuela C.A.                       ----         100%       ASH

Arlington Services Mexico, S.A. de C.V.          Class A&B      100%       ASH
("Mexico")                                       Registered
                                                 Shares

Caterair de Mexico, S.A. de C.V.                 Series B       100%       Mexico

Casa Ponce de Leon, S.A. de C.V.                 Fixed;         100%       Mexico
                                                 Variable

Comisariato Gotre, S.A.                          2 Series       100%       Mexico
                                                 Bearer
                                                 Shares

Cocina del Aire Provincia, S.A. de C.V.          Registered     100%       Mexico
                                                 Shares

Immobiliaria Marracas, S.A. de C.V.              Nominal        100%       Mexico
                                                 Shares,
                                                 2 classes

Sky Chefs de Mexico, S.A. de C.V.                  ----         100%       Mexico


Subsidiaries of Caterair Holdings Corporation ("Holdings"):

                                                Class of     % Holdings'   Direct
                 Name                             Stock      Ownership     Owner
                 ----                             -----      ---------     ------
Caterair International Corporation ("CIC")       Common         100%       Holdings

Caterair Portugal - Assistencia A Bordo            ----          74%       CIC
Limitada

                                  SCHEDULE VII
                              EXISTING INDEBTEDNESS
                                  OF SCIS, CIC
                                    AND THEIR
                             RESPECTIVE SUBSIDIARIES

      As required by Section 7.22(a) of the Credit Agreement, this schedule details, by entity, all the obligations for borrowed money, all obligations evidenced by bonds, debentures, notes, etc., all deferred purchase price obligations other than trade accounts payable, all capitalized leases, all letters of credit and banker's acceptances, all third party debt secured by a lien, all guarantees and all interest rate protection agreements or other hedging agreements, exclusive of the loans under the Credit Agreement and the Term Loan Agreement, the letters of credit listed on Schedule III, the Senior Subordinated Notes, the Caterair Holdings Unsecured Debentures, the Caterair Holdings Secured Note, and the SCIS/Caterair Loan, as of the Restatement Effective Date:

     Borrowing                                                              Principal
     Entity                                Lender/Lessor                    Amount            Guarantor
     ------                                -------------                    ------            ---------
Onex Food Services, Inc.                ---None---

Caterair Holdings Corporation           ---None---

Sky Chefs, Inc.                         SC International Services, Inc.     $99,326,452       None

Sky Chefs, Inc. (ORD)                   American Airlines                   $ 4,432,245       None

Sky Chefs, Inc. (DFW)                   American Airlines                   $13,500,000       None

Sky Chefs, Inc. (BNA)                   American Airlines                   $ 5,053,341       None

Sky Chefs, Inc. (RDU)                   American Airlines                   $ 3,404,690       None

Sky Chefs, Inc. (TUL)                   American Airlines                   $   479,938       None

Sky Chefs, Inc. (TUS)                   Tucson Airport Authority            $   279,015       None

Caterair International, Inc. (II)       SC International Services, Inc.     $27,612,618       None

Bethesda Services, Inc.                 ---None--

Caterair New Zealand Limited            SC Int'l Services Ireland           $ 2,651,600       None

     Borrowing                                                              Principal
     Entity                                Lender/Lessor                    Amount            Guarantor
     ------                                -------------                    ------            ---------
Cateringpor                             Sky Chefs, Inc.                     $ 2,669,490       None

Arlington Services, Inc.                Sky Chefs, Inc.                     $32,439,960       None

Arlington Services Holding              Arlington Services, Inc.            $25,116,726       None
Corporation

LSG-Sky Chefs do Brasil                 Sky Chefs, Inc.                     $ 7,726,151       None

Catering-Refeicoes Ltda.                Arlington Services Holding Corp.    $ 2,000,000       None
                                        Boavista Bank                       $ 1,000,000       None
                                        Garantida Bank                      $ 3,731,366       None

ServCater Internacional Ltda.           Sky Chefs, Inc.                     $ 3,731,366       None

Onex Ohio Acceptance                    SC International Services, Inc.     $   303,338       None

Corporation

Onex Ohio Credit Corp.                  SC International Services, Inc.     $ 4,034,553       None

Onex Ohio Equity Corp.                  SC International Services, Inc.     $   213,812       None

Onex Ohio Finance Corp.                 SC International Services, Inc.     $   106,149       None

Onex Ohio Finance Corp. II              SC International Services, Inc.     $    43,256       None

Onex Ohio Capital Corp.                 SC International Services, Inc.     $    94,613       None

Onex Ohio Fiscal Corp.                  SC International Services, Inc.     $   102,425       None

Onex Ohio Funds Corp.                   SC International Services, Inc.     $   108,656       None

Onex Ohio Credit Corp. II               SC International Services, Inc.     $    47,521       None

Onex Ohio Funds Corp. II                SC International Services, Inc.     $    33,876       None

Onex Ohio Fiscal Corp. II               SC International Services, Inc.     $    45,938       None

Onex Ohio Equity Corp. II               SC International Services, Inc.     $    46,448       None

Onex Ohio Capital Corp. II              SC International Services, Inc.     $    34,474       None

     Borrowing                                                              Principal
     Entity                                Lender/Lessor                    Amount            Guarantor
     ------                                -------------                    ------            ---------
Caterair International                  City of Houston                     $ 2,025,000       None
Corporation

Caterair International                  SC International Services, Inc.     $40,811,040       None
Corporation

Caterair Consulting Services            ---None---
  Corporation

JFK Caterers, Inc.                      ---None--

Caterair St. Thomas Holdings            ---None---
  Corporation

Western Aire Chef, Inc.                 ---None--

Caterair Airport Properties, Inc.       ---None--

Sky Chefs Argentine, Inc.               SC Int'l Services Ireland           $14,088,729       None
                                        Arlington Services Holding          $   800,000       None

Caterair International Transition
Corporation                             ---None---

Cater Suprimento de Refeicoes,          LSG Sky Chefs doBrasil              $   149,286       None
Ltda.                                   LSG/Sky Chefs Chile                 $ 2,000,000       None
                                        Cocina del Aire                     $   300,000       None
                                        SC Int'l Services Ireland           $ 2,152,967       None
                                        Servcater                           $    39,766       None

LSG/Sky Chefs Chile, S.A.               Banco Credito Inversiones           $ 1,318,684       None
                                        Banco Boston                        $     4,878       None

Caterair Madrid, S.A.                   La Caixa                            $    57,964       None
                                        Caterair Barcelona, S.A.            $   945,918       None
                                        LSG Sky Chefs France                $    10,869       None

Caterair Taiwan                         Dah An Comm                         $ 1,742,160       None
In-Flite Services, Inc.                 Caterair International, Inc. (II)   $ 1,209,056       None

     Borrowing                                                              Principal
     Entity                                Lender/Lessor                    Amount            Guarantor
     ------                                -------------                    ------            ---------
LSG/Sky Chefs                           SC Int'l Services Ireland           $   650,000       None
Venezuela C.A.

Caterair Airport                        Westpac                             $ 3,109,564       None
Services (Sydney)

LSG/Sky Chefs France, S.A.              Selectbank                          $ 1,360,429       None
                                        B.N.P.                              $   850,268       None
                                        Banque De Picardie                  $   154,281       None
                                        Cocina del Aire                     $   350,000       None
                                        Sky Chefs-UK, Ltd.                  $     9,238       None

Caterair Australia Pty. Ltd.            Caterair Airport                    $ 1,099,785       None
                                        Properties, Inc.

Caterair Airport Services               Caterair Airport Services           $ 5,534,625       None
Pty. Ltd.                               Westpac                             $ 1,489,197       None
                                        Westpac                             $ 1,325,895       None

Sky Chefs-U.K., Ltd.                    Midland Bank                        $ 2,204,591       None
                                        Forward Trust Co.                   $    32,599
                                        SC Int'l Services Ireland           $10,058,822       None
                                        LSG/Sky Chefs Chile                 $ 1,500,000       None

Caterair Barcelona, S.A.                SC Int'l Services Ireland           $ 1,012,193       None

Caterair Portugal -                     Caterair Madrid                     $     4,332       None
 Assistancia A Bordo, Ltda.             Caterair Barcelona                  $    19,442       None
                                        Sky Chefs-U.K., Ltd.                $   405,434       None
                                        LSG-Sky Chefs do Brasil             $     2,742       None
                                        Sky Chefs Canada, Limited           $    25,083       None
                                        SC Int'l Services                   $ 1,886,525       None
Sky Chefs de Panama                     Riande Continental Airport          $    60,000       None

Arlington Services Panama,              SC Int'l Services Ireland           $ 3,000,000       None
 S.A.

Sky Chefs Canada Ltd.                   SC Int'l Services, Inc.             $13,558,780       None

     Borrowing                                                              Principal
     Entity                                Lender/Lessor                    Amount            Guarantor
     ------                                -------------                    ------            ---------
Sky Chefs de Mexico                     Immobilaria Marracas                $    48,288       None
                                        Arlington Services Mexico           $    45,080       None

Casa Ponce de Leon                      Sky Chefs de Mexico                 $   262,344       None

Comisariatos Gotre                      Sky Chefs de Mexico                 $     6,058       None

Arlington Services Mexico               Casa Ponce de Leon                  $    35,890       None

all existing Interest Swap Obligations in connection with an Interest Rate Protection Agreement between SCIS and Morgan Guaranty Trust Company of New York or an affiliate of Morgan Guaranty Trust Company of New York;

and all Capitalized Lease Obligations and purchase money Indebtedness in existence on the Restatement Effective Date. The aggregate amount of such purchase money Indebtedness and Capitalized Lease Obligations outstanding at June 30, 1997 approximated $31,800,000.

                                  SCHEDULE VIII
                             CLASS B ASSETS OF OFSI

      This schedule details the Class B Assets of OFSI as of August 25, 1997:

            (a)   Cash and short term investments in the amount U.S $6,266,000;
                  and

            (b)   3,890,700 shares of subordinate voting stock of Onex
                  Corporation.

                           S C International Services

                           Risk Management Department

                                   SCHEDULE IX
                                    INSURANCE

Line of Coverage                         Coverage                  Policy Expiry             Company
----------------------------------------------------------------------------------------------------------------
Aviation Liability                200 MM with a 500,000 per           5/29/98       Various Insurers through
                                  case deductible and a                             Alexander Howdan Aviation
                                  1,000,000 agg limit deductible
----------------------------------------------------------------------------------------------------------------
Foreign Auto, General
Liability                         3,000,000                           5/29/98       American International
& Workers' Compensation                                                                  Underwriters
----------------------------------------------------------------------------------------------------------------
All Risk Property Insurance       Total Insured values of 1.3 BN       3/1/98           Allianz / IRI
Various deductibles & limits
----------------------------------------------------------------------------------------------------------------
Automobile liability
(off Airport)                     3,000,000 Aggregate Limits          5/29/98       St. Paul Fire & Marine
                                  250,000 Deductible
                                  1,000,000 Aggregate Deductible
----------------------------------------------------------------------------------------------------------------
General Liability
(Off Airport)                     3,000,000 Aggregate Limits          5/29/98       St. Paul Fire & Marine
                                  250,000 Deductible
                                  1,000,000 Aggregate Deductible
----------------------------------------------------------------------------------------------------------------
Surety Bonds                      4,405,000                           Various              Various
----------------------------------------------------------------------------------------------------------------
Umbrella Liability                200 MM CDN                         1O/l5/97       Various (layered policy)
Onex Placement
----------------------------------------------------------------------------------------------------------------
Directors and Officers Liability  100 MM CDN                         11/15/97       Various (layered policy)
Onex Placement                    250,000 CDN Deductible
----------------------------------------------------------------------------------------------------------------
Fiduciary Coverage                25 MM CDN Limit of Liability                      Chubb Insurance Company
Onex Placement                    5,000 CDN Deductible               11/15/97     Reliance Insurance Co. of CD
----------------------------------------------------------------------------------------------------------------
Crime                             10 MM CDN                          11/15/96       Chubb Insurance Company
Onex Placement                    25,000 CDN Deductible
----------------------------------------------------------------------------------------------------------------
Special Crime (K & R)             15 MM CDN                          11/15/96       Chubb Insurance Company
Onex Placement                    0 Deductible
----------------------------------------------------------------------------------------------------------------
                                     WORKERS' COMPENSATION - LSG/SKY Chefs only
----------------------------------------------------------------------------------------------------------------
All Other States                  Statutory                           5/29/98     St. Paul Insurance Company
                                  250,000 "Deductible"

----------------------------------------------------------------------------------------------------------------
California only                   Statutory                           5/29/98     California Workers Comp Fun
                                  Guaranteed Cost
----------------------------------------------------------------------------------------------------------------
Texas only                        Non Subscriber                      5/29/98           Lindsey Morden
                                  ERISA Plan                                            (Administrator)
----------------------------------------------------------------------------------------------------------------
Nevada                            Statutory                           5/29/98           State Industrial
                                                                                        Insurance System
----------------------------------------------------------------------------------------------------------------
Ohio                              Statutory                           5/29/98       Bureau of Workers' Comp.
                                                                                    Acordia - Administrator
----------------------------------------------------------------------------------------------------------------
Washington                        Statutory                           5/29/98     Dept. of Labor & Industries
----------------------------------------------------------------------------------------------------------------
                                     WORKERS' COMPENSATION - Caterair International, Inc.
----------------------------------------------------------------------------------------------------------------
California only                   Statutory                           5/29/98     California Workers Comp Fun
                                  Guaranteed Cost
----------------------------------------------------------------------------------------------------------------
Maryland                          Statutory                           10/3/96         Maryland State Fund
----------------------------------------------------------------------------------------------------------------
All Other States                  Statutory                           5/29/98      St. Paul Insurance Company

----------------------------------------------------------------------------------------------------------------

Line of Coverage                                 Policy Number            Premium
-------------------------------------------------------------------------------------------
Aviation Liability                                  AM9731471          2,690,000


-------------------------------------------------------------------------------------------
Foreign Auto, General
Liability                                           80-263823            47,288
& Workers' Compensation                                            plus local Premium
-------------------------------------------------------------------------------------------
All Risk Property Insurance                        CLP1025618           721,000
Various deductibles & limits
-------------------------------------------------------------------------------------------
Automobile liability
(off Airport)                                     002JA3912-1           154,512
                                                    002JA3912   (plus PD loss, Retro, etc.)

-------------------------------------------------------------------------------------------
General Liability
(Off Airport)                                       502JA2028            65,000
                                                                (plus PD loss, Retro, etc.)

-------------------------------------------------------------------------------------------
Surety-Bonds                                                             75,000
-------------------------------------------------------------------------------------------
Umbrella Liability                                    Various         127,446 CDN
Onex Placement
-------------------------------------------------------------------------------------------
Directors and Officers Liability                  8108-17-42F          218,000 CDN
Onex Placement                                      970-47-41
-------------------------------------------------------------------------------------------
Fiduciary Coverage                                8108-14-94G          24,200 CDN
Onex Placement                                    TBA
-------------------------------------------------------------------------------------------
Crime                                             8108-17-43G         162,OOO CDN
Onex Placement
-------------------------------------------------------------------------------------------
Special Crime (K & R)                             8133-95-41C          4,400 CDN
Onex Placement
-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------
All Other States                                   WVA0201983           842,000
                                                   WVA0201984   (plus PD loss, Retro, etc.)
                                       Anticipated costs               6,844,050
-------------------------------------------------------------------------------------------
California only                                       1484367          1,011,000

-------------------------------------------------------------------------------------------
Texas only                                   0100-S-00000-530             55,000
                                                                (plus PD loss, Retro, etc.)
-------------------------------------------------------------------------------------------
Nevada                                               219665.1           180,000

-------------------------------------------------------------------------------------------
Ohio                                                0154122-1            90,000

-------------------------------------------------------------------------------------------
Washington                                        897,868-006           108,000
-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------
California only                                       1484366          1,100,000

-------------------------------------------------------------------------------------------
Maryland                                           10255546-1           150,000
-------------------------------------------------------------------------------------------
All Other States                                  WVA 0201985           1,520,400
                                                                (plus PD loss, Retro, etc.)
-------------------------------------------------------------------------------------------

                            CERTIFICATE OF INSURANCE
                            ------------------------
                            CERTIFICATE NUMBER: 0214

This is to certify to        Morgan Guaranty Trust Company of New York
                             as Collateral Agent

whose address is that        SC International Services, Inc., Sky Chefs, Inc.
                             and Caterair International Services, Inc.
                             Attn: Jeff Emmons

whose address is             524 E. Lamar, Suite 150
                             Arlington, TX 76011

      Kind of Insurance   Inception Date    Expiration Date   Limits of Coverage
                             05/29/97          05/29/98

--------------------------------------------------------------------------------
AIRPORT LIABILITY
Single Liability Coverage for                                  Each Occurrence
Bodily Injury and Property Damage                                $200,000,000
(Comprehensive General Liability, Contractual, Personal
Injury and On-Premises Auto)
*REFER TO THE POLICY. AN ANNUAL AGGREGATE LIMIT APPLIES TO SOME COVERAGES.

--------------------------------------------------------------------------------
OTHER COVERAGES/CONDITIONS/REMARKS

The Certificate Holder is included as Additional Insured, but only as respects operations of the Named Insured.

If this insurance is canceled for any reason whatever which affects the interest of the certificate holder insurers agree to provide thirty (30) days prior written notice of such cancellation.

--------------------------------------------------------------------------------

            SECURITY                   Percentage of Subscription  Policy Number
VARIOUS INSURERS THROUGH ALEXANDER
HOWDEN AVIATION                                   100%               AM9731471

Subscribing Lloyds Underwriters for
percentages as on file with Alexander
Howden Aviation.

Subscribing Insurance Companies for
percentages as on file with Alexander
Howden Aviation.

Each of the above Insurers has authorized Alexander & Alexander of Texas Inc. to issue this certificate on its behalf. Alexander & Alexander is not an insurer and has no liability of any sort under the above policies nor as a result of the issuance of this certificate.

The subscribing insurer's obligations under contracts of insurance to which they subscribe are several and not joint and are limited solely to the extent of their individual subscriptions. The subscribing insurers are not responsible for the subscription of any co-subscribing insurer who for any reason does not satisfy all or part of its obligation.

This certificate of verification of insurance is not an insurance policy and does not amend, extend or alter the coverage afforded by the policies listed herein. Notwithstanding any requirement, term, or condition of any contract or other document with respect to which this certificate or verification of insurance may be issued or may pertain, the insurance afforded by the policies described herein is subject to all terms, exclusions and conditions of such policies.

ALEXANDER & ALEXANDER OF TEXAS
2711 North Haskell Avenue
Dallas, TX 75204


/s/ [ILLEGIBLE]                                         August 6, 1997
----------------------------                    ----------------------------
Authorized Representative                                    Date

================================================================================
CERTIFICATE OF INSURANCE                     ISSUE DATE (MM/DD/YY): 6-Aug-97
================================================================================
                                          THIS CERTIFICATE IS ISSUED AS A MATTER
PRODUCER OF INFORMATION ONLY AND CONFERS NO RIGHTS UPON THE CERTIFICATE HOLDER. THIS CERTIFICATE DOES NOT AMEND, EXTEND OR ALTER THE COVERAGE AFFORDED BY THE POLICIES BELOW.

AON Risk Services, Inc. of New York       --------------------------------------
Two World Trade Center                              COMPANIES AFFORDING COVERAGE
New York, NY 10048-1096                   --------------------------------------
                                          COMPANY   The Insurance Company of the
                                          A             State of Pennsylvania
--------------------------------------------------------------------------------
INSURED                                   COMPANY
S C International Services, Inc.          B
24 East Lamar Blvd.                       --------------------------------------
Arlington, Texas 76011-3999               COMPANY
                                          C
                                          --------------------------------------
                                          COMPANY
                                          D
                                          --------------------------------------
                                          COMPANY
                                          E
                                          --------------------------------------
================================================================================

COVERAGE

THIS IS TO CERTIFY THAT THE POLICIES OF INSURANCE LISTED BELOW HAVE BEEN ISSUED TO THE INSURED NAMED ABOVE FOR THE POLICY PERIOD INDICATED. NOTWITHSTANDING ANY REQUIREMENT, TERM OR CONDITION OF ANY CONTRACT OR OTHER DOCUMENT WITH RESPECT
TO WHICH THIS CERTIFICATE MAY BE ISSUED OR OTHER DOCUMENT WITH RESPECT TO WHICH THIS CERTIFICATE MAY BE ISSUED OR MAY PERTAIN. THE INSURANCE AFFORDED BY THE POLICIES DESCRIBED HEREIN IS SUBJECT TO ALL THE TERMS, EXCLUSIONS AND CONDITIONS OF SUCH POLICIES. LIMITS SHOWN MAY HAVE BEEN REDUCED BY PAID CLAIMS.

----------------------------------------------------------------------------------------------
CO                                                     POLICY EFFECTIVE  POLICY EXPIRATION
LTD     TYPE OF INSURANCE               POLICY NUMBER  DATE (MM/DD/YY)   DATE (MM/DD/YY)
----------------------------------------------------------------------------------------------
 A   GENERAL LIABILITY                  80-0263823     29-May-97         29-May-98
     |X| COMMERCIAL GENERAL LIABILITY
     |_||_| CLAIMS MADE |X| OCCUR
     |_| OWNER'S & CONT PROT
     |_|____________________


--------------------------------------
 A   AUTOMOBILE LIABILITY Excess
      DIC                               80-0263823     29-May-97         29-May-98
     |_| ANY AUTO
     |_| ALL OWNED AUTOS
     |_| SCHEDULED AUTOS
     |_| HIRED AUTOS
     |_| NON-OWNED AUTOS
--------------------------------------
     GARAGE LIABILITY
     |_| ANY AUTO


----------------------------------------------------------------------------------------------
     EXCESS LIABILITY
     |_| UMBRELLA FORM
     |_| OTHER THAN UMBRELLA FORM
--------------------------------------
 A   WORKER'S COMPENSATION              83-46763       29-May-97         29-May-98
     AND EMPLOYERS' LIABILITY
     THE PROPRIETOR/PARTNERS/ INCL.
     EXECUTIVE OFFICERS ARE:  EXCL.
----------------------------------------------------------------------------------------------
     OTHER - Property Damage, Business
     Interruption and Boiler &
     Machinery Program
----------------------------------------------------------------------------------------------
DESCRIPTION OF OPERATIONS/LOCATIONS/VEHICLES/SPECIAL ITEMS

--------------------------------------------------------------------------------
CO
LTD     TYPE OF INSURANCE                                   LIMITS
--------------------------------------------------------------------------------
 A   GENERAL LIABILITY                  GENERAL AGGREGATE       $      3,000,000
     |X| COMMERCIAL GENERAL LIABILITY   PRODUCTS/COMP/OP AGG            Included
     |_||_| CLAIMS MADE |X| OCCUR       PERSONAL & ADV. INUURY          Included
     |_| OWNER'S & CONT PROT            EACH OCCURRENCE         $      3,000,000
     |_|____________________            FIRE DAMAGE (Any
                                          one fire)             $         50,000
                                        MED. EXP. (Any one
--------------------------------------    person)               $          5,000
 A   AUTOMOBILE LIABILITY Excess
      DIC                               COMBINED SINGLE LIMIT   $      3,000,000
     |_| ANY AUTO                       BODILY INJURY
     |_| ALL OWNED AUTOS                (Per person)
     |_| SCHEDULED AUTOS                BODILY INJURY
     |_| HIRED AUTOS                    (Per accident)
     |_| NON-OWNED AUTOS                PROPERTY DAMAGE
--------------------------------------
     GARAGE LIABILITY                   AUTO ONLY-EA. ACCIDENT
     |_| ANY AUTO                       OTHER THAN AUTO ONLY:
                                          EACH ACCIDENT
                                          AGGREGATE
--------------------------------------------------------------------------------
     EXCESS LIABLITY                    EACH OCCURRENCE
     |_| UMBRELLA FORM                  AGGREGATE
     |_| OTHER THAN UMBRELLA FORM
--------------------------------------
 A   WORKER'S COMPENSATION              |X| STATUTORY LIMITS
     AND EMPLOYERS' LIABILITY           EACH ACCIDENT
     THE PROPRIETOR/PARTNERS/ INCL.     DISEASE-POLICY LIMIT
     EXECUTIVE OFFICERS ARE:  EXCL.     DISEASE-EACH EMPLOYEE
--------------------------------------------------------------------------------
     OTHER - Property Damage, Business
     Interruption and Boiler &
     Machinery Program
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
CERTIFICATE HOLDER                             CANCELLATION
--------------------------------------------------------------------------------
Morgan Guarantee Trust Company of New York     SHOULD ANY OF THE ABOVE DESCRIBED
As additional Named Insured and Loss Payee     POLICIES BE CANCELED BEFORE THE
                                               EXPIRATION DATE THEREOF. THE
                                               ISSUING COMPANY WILL ENDEAVOR TO
                                               MAIL 30 DAYS WRITTEN NOTICE TO
                                               THE CERTIFICATE HOLDER NAMED TO
                                               THE LEFT, BUT FAILURE TO MAIL
                                               SUCH NOTICE SHALL IMPOSE NO
                                               OBLIGATION OR LIABILITY OF ANY
                                               KIND UPON THE COMPANY, ITS AGENTS
                                               OR REPRESENTATIVES.
                                               ---------------------------------
                                               AUTHORIZED REPRESENTATIVE


                                               /s/ [ILLEGIBLE]
                                               ---------------------------------

================================================================================
CERTIFICATE OF INSURANCE                     ISSUE DATE (MM/DD/YY)
                                                     08/07/97
================================================================================
                                          THIS CERTIFICATE IS ISSUED AS A MATTER
PRODUCER OF INFORMATION ONLY AND CONFERS NO RIGHTS UPON THE CERTIFICATE HOLDER. THIS CERTIFICATE DOES NOT AMEND, EXTEND OR ALTER THE COVERAGE AFFORDED BY THE POLICIES BELOW.

AON Risk Services, Inc. of New York       --------------------------------------
Two World Trade Center                              COMPANIES AFFORDING COVERAGE
New York, NY 10048                        --------------------------------------
                                          COMPANY   ST. PAUL FIRE & MARINE
                                          A         INSURANCE COMPANY
--------------------------------------------------------------------------------
INSURED                                   COMPANY
SC INTERNATIONAL SERVICES, INC.           B         STATE COMPENSATION INS. FUND
& CATERAIR INTERNATIONAL, INC.            --------------------------------------
& SKY CHEFS, INC.                         COMPANY
524 EAST LAMAR BLVD.                      C         ALLIANZ INSURANCE COMPANY
ARLINGTON, TEXAS 76011                    --------------------------------------
                                          COMPANY
                                          D
                                          --------------------------------------
                                          COMPANY
                                          E
                                          --------------------------------------
================================================================================

COVERAGES

THIS IS TO CERTIFY THAT THE POLICIES OF INSURANCE LISTED BELOW HAVE BEEN ISSUED TO THE INSURED NAMED ABOVE FOR THE POLICY PERIOD INDICATED. NOTWITHSTANDING ANY REQUIREMENT, TERM OR CONDITION OF ANY CONTRACT OR OTHER DOCUMENT WITH RESPECT
TO WHICH THIS CERTIFICATE MAY BE ISSUED OR OTHER DOCUMENT WITH RESPECT TO WHICH THIS CERTIFICATE MAY BE ISSUED OR MAY PERTAIN. THE INSURANCE AFFORDED BY THE POLICIES DESCRIBED HEREIN IS SUBJECT TO ALL THE TERMS, EXCLUSIONS AND CONDITIONS OF SUCH POLICIES. LIMITS SHOWN MAY HAVE BEEN REDUCED BY PAID CLAIMS.

----------------------------------------------------------------------------------------------------
CO                                                           POLICY EFFECTIVE  POLICY EXPIRATION
LTD     TYPE OF INSURANCE               POLICY NUMBER        DATE (MM/DD/YY)   DATE (MM/DD/YY)
----------------------------------------------------------------------------------------------------
 A   GENERAL LIABILITY                  502JA2087             05/29/97         05/29/98
     |X| COMMERCIAL GENERAL LIABILITY
     |_||_| CLAIMS MADE |X| OCCUR.

     |_| OWNER'S & CONTRACTOR'S PROT.
     |_| ___________________________


----------------------------------------------------------------------------------------------------
     AUTOMOBILE LIABILITY
 A   |X| ANY AUTO                       002 JA 4017 (TX)      05/29/97         05/29/98
 A   |_| ALL OWNED AUTOS                002 JA 4016 (A/O/S)   05/29/97         05/29/98
 A   |_| SCHEDULED AUTOS                060 MA 3625 (MA)      05/29/97         05/29/98
     |_| HIRED AUTOS                    OFF AIRPORT
     |_| NON-OWNED AUTOS
     |_| GARAGE LIABILITY
     |_|


----------------------------------------------------------------------------------------------------
     EXCESS LIABILITY
     |_| UMBRELLA FORM
     |_| OTHER THAN UMBRELLA FORM
----------------------------------------------------------------------------------------------------
 A   WORKER'S COMPENSATION              WVA0201983 DED        05/29/97         05/29/98
 A   AND EMPLOYERS' LIABILITY           WVA0201984 WI         05/29/97         05/29/98
 B                                      1484367 (CA)          05/29/97         05/29/98
 A                                      WVA021985             05/29/97         05/29/98
----------------------------------------------------------------------------------------------------
 B   OTHER  WORKERS COMP. &             1484366 (CA)          05/29/97         05/29/98
     EMP. LIAB.
 C   ALL RISK PROPERTY                  CLP 1025618           03/01/97         03/01/98

----------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
CO
LTD     TYPE OF INSURANCE                                LIMITS
--------------------------------------------------------------------------------
 A   GENERAL LIABILITY                 GENERAL AGGREGATE         $     3,000,000
     |X| COMMERCIAL GENERAL LIABILITY  PROD.-COMP/OP AGG.        $     3,000,000
     |_||_| CLAIMS MADE |X| OCCUR.     PERSONAL & ADV.
                                         INJURY                  $     3,000,000
     |_| OWNER'S & CONTRACTOR'S PROT.  EACH OCCURRENCE           $     3,000,000
     |_|                               FIRE DAMAGE (Any
                                         one fire)               $     3,000,000
                                       MED. EXP. (Any one
                                         person)                 $        10,000
--------------------------------------------------------------------------------
     AUTOMOBILE LIABILITY
      DIC                              COMBINED SINGLE LIMIT     $     3,000,000
 A   |X| ANY AUTO                      BODILY INJURY
 A   |_| ALL OWNED AUTOS               (Per person)
 A   |_| SCHEDULED AUTOS               BODILY INJURY
     |_| HIRED AUTOS                   (Per accident)
     |_| NON-OWNED AUTOS               PROPERTY DAMAGE
     |_| GARAGE LIABILITY
     |_|
--------------------------------------------------------------------------------
     EXCESS LIABLITY                   EACH OCCURRENCE
     |_| UMBRELLA FORM                 AGGREGATE
     |_| OTHER THAN UMBRELLA FORM
--------------------------------------------------------------------------------
 A   WORKER'S COMPENSATION             |X| STATUTORY LIMITS
 A   AND EMPLOYERS' LIABILITY          EACH ACCIDENT             $     1,000,000
 B                                     DISEASE-POLICY LIMIT      $     1,000,000
 A                                     DISEASE-EACH EMPLOYEE     $     1,000,000
--------------------------------------------------------------------------------
 B   OTHER  WORKERS COMP. &            SEE ABOVE
     EMP. LIAB.
 C   ALL RISK PROPERTY                 $10,000,000 REAL & PERS.
                                       PROP. INCL. IMPROVEMENTS
--------------------------------------------------------------------------------

DESCRIPTION OF OPERATIONS/LOCATIONS/VEHICLES/SPECIAL ITEMS

MORGAN GUARANTY TRUST COMPANY OF NEW YORK AS COLLATERAL AGENT IS INCLUDED AS ADDITIONAL INSURED AND LOSS PAYEE EXCEPT FOR WORKERS COMPENSATION BUT ONLY WITH RESPECTS TO THE OPERATIONS AND/OR CONTRACTUAL AGREEMENT WITH THE NAMED INSURED.

--------------------------------------------------------------------------------
CERTIFICATE HOLDER                                               CANCELLATION
--------------------------------------------------------------------------------
Morgan Guaranty Trust Company of New York   SHOULD ANY OF THE ABOVE DESCRIBED
                                             POLICIES BE CANCELLED BEFORE THE
                                             EXPIRATION DATE THEREOF, THE
                                             ISSUING COMPANY WILL MAIL 30 DAYS
                                             WRITTEN NOTICE TO THE CERTIFICATE
                                             HOLDER NAMED TO THE LEFT
                                             -----------------------------------
                                             AUTHORIZED REPRESENTATIVE


                                             /s/ [ILLEGIBLE]
                                             -----------------------------------

                     [LETTERHEAD OF AON REED STENHOUSE INC.]

Memorandum of Insurance

No. L197 / 96-97 AMENDED

To: Morgan Guaranty Trust Company of New York, as
    Collateral Agent
    Attn: Andrew Lipsett
    c/o J.P. Morgan Services Inc.
    500 Stanton Christiana Road
    Newark, Delaware 19713

Memorandum of Insurance

Re: Evidence of Insurance for SC
    International Services, Inc.

Insurance as described herein has been arranged on behalf of the insured named herein under the following policy(ies) and as more fully described by the terms, conditions, exclusions and provisions contained in the said policy(ies) and any endorsements attached thereto.

Insured: Onex Corporation et al including, SC International Services, Inc. et al
         161 Bay Street
         BCE Place, Suite 4900
         Toronto, ON M5J 2T3

                    ---------------------------------------------------------------------------------------------------------
                                                                 Policy       Policy
Coverage:           Insurer                     Policy No.       Eff. Date    Exp. Date   Limit(s) of Liability
                                                                                             not less than
                    ---------------------------------------------------------------------------------------------------------
                    ---------------------------------------------------------------------------------------------------------
Umbrella Liability  Chubb Insurance Company     79747695         April 17/97  Oct. 15/97  $20,000,000 INCLUSIVE Bodily
                                                                                          Injury and Property Damage subject
                                                                                          to aggregate where applicable
                    ---------------------------------------------------------------------------------------------------------
                    ---------------------------------------------------------------------------------------------------------
1st Excess          Reliance Insurance Company  TXL0001221       Oct. 15/96   Oct. 15/97  $10,000 IN EXCESS of
                                                                                          underlying
                    ---------------------------------------------------------------------------------------------------------
                    ---------------------------------------------------------------------------------------------------------
2nd Excess          Liberty / Reliance / Royal  LQ1-B71-030057-  Oct. 15/96   Oct. 15/97  Limit of not less than $20,000,000
                                                036 /                                     Annual Aggregate excess of
                                                TXL0001222 /                              scheduled underlying policies
                                                6088945
                    ---------------------------------------------------------------------------------------------------------
                    ---------------------------------------------------------------------------------------------------------
3rd Excess          Chubb Insurance Company     7974753          Oct. 15/96   Oct. 15/97  Limit of not less than $10,000,000
                                                                                          Annual Aggregate excess of
                                                                                          scheduled underlying policies
                    ---------------------------------------------------------------------------------------------------------
                    ---------------------------------------------------------------------------------------------------------
4th Excess          Cigna Insurance Company     XCP373280        Oct. 15/96   Oct. 15/97  Limit of not less than $30,000,000
                                                                                          Annual Aggregate excess of
                                                                                          scheduled underlying policies
                    ---------------------------------------------------------------------------------------------------------
                    ---------------------------------------------------------------------------------------------------------
5th Excess          Royal Insurance Company     60284559         Oct. 15/96   Oct. 15/97  Limit of not less than $5,000,000
                                                                                          Annual Aggregate excess of
                                                                                          scheduled underlying policies
                    ---------------------------------------------------------------------------------------------------------
                    ---------------------------------------------------------------------------------------------------------
6th Excess          Zurich Canada               8815305          Oct. 15/96   Oct. 15/97  Limit of not less than $10,000,000
                                                                                          Annual Aggregate excess of
                                                                                          scheduled underlying policies
                    ---------------------------------------------------------------------------------------------------------
                    ---------------------------------------------------------------------------------------------------------
7th Excess          Royal Insurance Company     60284560         Oct. 15/96   Oct. 15/97  Limit of not less than $10,000,000
                                                                                          Annual Aggregate excess of
                                                                                          scheduled underlying policies
                    ---------------------------------------------------------------------------------------------------------
                    ---------------------------------------------------------------------------------------------------------
8th Excess          Scottish & York Insurance   IE50077          Oct. 15/96   Oct. 15/97  Limit of not less than $10,000,000
                                                                                          Annual Aggregate excess of
                                                                                          scheduled underlying policies
                    ---------------------------------------------------------------------------------------------------------

         THE POLICY CONTAINS A CLAUSE THAT MAY LIMIT THE AMOUNT PAYABLE
                    OR, IN THE CASE OF AUTOMOBILE INSURANCE,

                     [LETTERHEAD OF AON REED STENHOUSE INC.]

Memorandum of Insurance

No. L197 / 96-97 AMENDED

---------------------------------------------------------------------------------------------------------------------
9th Excess   Royal Insurance Company   60284561         Oct. 15/96  Oct. 15/97  Limit of not less than $5,000,000
                                                                                Annual Aggregate excess of
                                                                                scheduled underlying policies
---------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------
10th Excess  Lombard Canada /          3597946 /        Oct. 15/96  Oct. 15/97  Limit of not less than $20,000,000
             Guardian                  4301019                                  Annual Aggregate excess of
                                                                                scheduled underlying policies
---------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------
11th Excess  Scottish & York/          IE50078 /        Oct. 15/96  Oct. 15/97  Limit of not less than $20,000,000
             Cigna                     XCP373281                                Annual Aggregate excess of
                                                                                scheduled underlying policies
---------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------
12th Excess  Chubb Atlantic Indemnity  (97) 3310-01-67  Oct. 15/96  Oct. 15/97  Limit of not less than $30,000,000
                                                                                Annual Aggregate excess of
                                                                                scheduled underlying policies
---------------------------------------------------------------------------------------------------------------------

Additional       Only with respect to the above and arising out of the Named
Insured:         Insured's operations is the following name added to the policy as an Additional Insured. The policy limits are not increased by the addition of such Additional Insured and remain as stated in this Memorandum.

         Morgan Guaranty Trust Company of New York, as Collateral Agent

Cancellation/    The Insurer will endeavour to provide THIRTY (30) days written
Termination:     notice of cancellation/termination or adverse material change to the Addressee.

                 This memorandum constitutes a statement of the facts as of the date of issuance and are so represented and warranted only to Morgan Guaranty Trust Company of New York, as Collateral Agent; other persons relying on this memorandum do so at their own risk.

                                              Aon Reed Stenhouse Inc.


                                                      /s/ Glenn Sheppard
                                              ----------------------------------
                                              Glenn Sheppard, Technical Services
                                                  Direct Line: (416) 868-5890

Dated August 25, 1997, at Toronto, Ontario


         THE POLICY CONTAINS A CLAUSE THAT MAY LIMIT THE AMOUNT PAYABLE
                    OR, IN THE CASE OF AUTOMOBILE INSURANCE,

                     [LETTERHEAD OF AON REED STENHOUSE INC.]

Memorandum of Insurance

No. E8 / 96-97 AMENDED

To: Morgan Guaranty Trust Company of New York, as
    Collateral Agent
    Attn:  Andrew Lipsett
    c/o J.P. Morgan Services Inc.
    500 Stanton Christiana Road
    Newark, Delaware 19713

Re: Evidence of Insurance for SC International Services, Inc.

Insurance as described herein has been arranged on behalf of the insured named herein under the following policy(ies) and as more fully described by the terms, conditions, exclusions and provisions contained in the said policy(ies) and any endorsements attached thereto.

Insured: Onex Corporation et al including SC International Services, Inc. et al
         161 Bay Street, BCE Place, Suite 4900
         Toronto, ON M5J 2T3

                          -----------------------------------------------------------------------------------------------------
                                                                        Policy      Policy
Coverage:                 Insurer                       Policy No.      Eff. Date   Exp. Date   Limit(s) of Liability not less
                                                                                                than
                          -----------------------------------------------------------------------------------------------------
                          -----------------------------------------------------------------------------------------------------
Directors' and Officers'  Chubb Insurance Company       8108-17-42G     Nov. 15/96  Nov. 15/97  $25,000,000 each loss and each
Liability                                                                                       policy period
                          -----------------------------------------------------------------------------------------------------
                          -----------------------------------------------------------------------------------------------------
1st Excess D&O            Liberty International Canada  LN1-B71-030057  Nov. 15/96  Nov. 15/97  $25,000,000 in excess of
                                                        046                                        primary D&O Policy shown above.
                          -----------------------------------------------------------------------------------------------------
                          -----------------------------------------------------------------------------------------------------
2nd Excess D&O            Cigna Insurance Company       DOX 007326      Nov. 15/96  Nov. 15/97  $35,000,000 in excess of First
                                                                                                excess and primary D&O Policy
                                                                                                shown above.
                          -----------------------------------------------------------------------------------------------------
                          -----------------------------------------------------------------------------------------------------
3rd Excess D&O            Reliance Insurance Company    TDO 0001305     Nov. 15/96  Nov. 15/97  $15,000,000 in excess of
                                                                                                Second excess, First excess
                                                                                                and primary D&O Policy shown
                                                                                                above.
                          -----------------------------------------------------------------------------------------------------
                          -----------------------------------------------------------------------------------------------------
Comprehensive Crime       Chubb Insurance Company       8109-17-43H     Nov. 15/96  Nov. 15/97  $10,000,000
                          -----------------------------------------------------------------------------------------------------
                          -----------------------------------------------------------------------------------------------------
Fiduciary Liability       Chubb Insurance Company       8108-14-94G     Nov. 15/96  Nov. 15/97  $15,000,000
                          -----------------------------------------------------------------------------------------------------
                          -----------------------------------------------------------------------------------------------------
1st Excess Fiduciary      Reliance Insurance            TDO 0001304     Nov. 15/96  Nov. 15/97  $10,000,000 in excess of
                                                                                                primary Fiduciary Policy shown
                                                                                                above
                          -----------------------------------------------------------------------------------------------------

Cancellation/             The Insurer will endeavour to provide THIRTY (30) days
Termination:              written notice of cancellation or adverse material
                          change to the Addressee.

         THE POLICY CONTAINS A CLAUSE THAT MAY LIMIT THE AMOUNT PAYABLE
                    OR, IN THE CASE OF AUTOMOBILE INSURANCE.

[LETTERHEAD OF AON REED STENHOUSE INC.]

MEMORANDUM OF INSURANCE

No. E8/96-97 AMENDED

This memorandum constitutes a statement of the facts as of the date of issuance and are so represented and warranted only to Morgan Guaranty Trust Company of New York, as Collateral Agent; other persons relying on this memorandum do so at their own risk.

                                             AON REED STENHOUSE INC.

                                             /s/ Glenn Sheppard
                                             -------------------------------
                                             Glenn Sheppard, Technical Services
                                                 Direct Line: (416) 868-5890

Dated August 25, 1997, at Toronto, Ontario

         THE POLICY CONTAINS A CLAUSE THAT MAY LIMIT THE AMOUNT PAYABLE
                    OR, IN THE CASE OF AUTOMOBILE INSURANCE.

                                   SCHEDULE X
                                 EXISTING LIENS

        This schedule sets forth the liens in existence on the Restatement Effective Date to be included in the definition of Permitted Liens:

                All liens placed on assets subject to Capitalized Lease Obligations and to secure purchase money Indebtedness which are in existence on the Restatement Effective Date. The aggregate amount of such purchase money Indebtedness and Capitalized Lease Obligations outstanding at June 30, 1997 approximated $31,800,000.

                                  SCHEDULE XI
                              EXISTING INVESTMENTS


        Pursuant to Section 9.05(vi) of the SCIS Credit Agreement, this schedule details (direct or indirect) loans, credit extensions, advances, stock or security purchases/acquisitions, interests, capital contributions, futures contracts, currency or commodity options of OFSI, Caterair Holdings and their respective Subsidiaries on the Restatement Effective Date:

        In addition to the investments in the Subsidiaries listed on Schedule
VI,

             Aerococina S.A. de C.V. - 49% interest
             Airport Restaurants (1992) Limited - 49% interest
             Antigua Catering Services Limited - 49% interest
             Anchorage Caterers, Inc. - 49% interest
             Barbados Flight Kitchen Limited - 49% interest
             Inflight Holdings (Cayman) Ltd. - 49% interest
             Industrial Catering Services (Cayman) Ltd. - 49% interest
             Godca S.A. - 49% interest
             Cayman Catering Services Ltd. - 49% interest
             Belixe Inflight Services (Cayman) - 49% interest
             Belixe Inflight Services Limited - 49% interest
             Cocina del Aire (Cayman) Ltd. - 49% interest
             Cocina del Aire S.A. de C.V. - 49% interest
             Ecuador Inflight Services (Cayman) Ltd. (LLC) - 49% interest Cateraire del Ecuador - 30% interest
             Grenada Inflight (Cayman) Ltd. - 49% interest
             Inflight Caterers (Grenada) Ltd. - 25% interest
             St. Maarten In-flight (Cayman) N.V. - 49% interest
             St. Maarten In-flight Services N.V. - 49% interest
             Cocina de Vuelos, S.A. de C.V. (LLC) - 49% interest
             Gulf International Caterers, W.L.L. - 49% interest
             St. Thomas Catering Corporation - 37% interest
             Abidjan Catering Ltd. - 10% interest
             Versair In-Flight Services Ltd. - 24% interest
             Comisariato de Baja California, S.A. de C.V. (LLC) - 50% interest St. Lucia Catering Services Ltd. - 49% interest
             Paradise Springs Ltd. - 49% interest
             Caterair Barcelona, S.A. - 20% interest
             Aeromar, Ltd. - 49% interest
             Caterair/GCC Inflight Services Ltd. - 50% interest
             Franquicias Alcomesa S.A. de C.V. - 50% interest

             Marriott Export Services, C.A. - 80% interest (inactive) Marriott International Trade Services, C.A. - 80% interest
                (inactive)
             Caterair Lebanon SAL - 20% interest
             Delta Dailyfood Texas, Inc. - 33% interest
             CateringPor - 49% interest

             Class B Assets of OFSI are listed on Schedule VIII.

             Intercompany Notes are listed on Schedule VII - Existing
                Indebtedness.

             The Onex Ohio entities listed on Schedule VII have made employee loans totalling $5,215,063 as of July 31, 1997.

             Employee advances from Sky Chefs, Inc. totalling approximately
                $287,000 as of July 31, 1997.

             Employee advances from CII totalling $29,000 as of July 31, 1997.

                                                                       EXHIBIT A

                               NOTICE OF BORROWING

                                                                          [Date]

Morgan Guaranty Trust Company of New York,
  as Administrative Agent for the Banks party
  to the Credit Agreement
  referred to below
c/o J.P. Morgan Services Inc.
500 Stanton Christiana Road
Newark, Delaware  19713
Attention:  Andrew Lipsett

Gentlemen:

                  The undersigned, SC International Services, Inc. (the "Borrower"), refers to the Credit Agreement, dated as of September 29, 1995 and amended and restated as of August 28, 1997 (as amended from time to time, the "Credit Agreement," the terms defined therein being used herein as therein defined), among Onex Food Services, Inc., the Borrower, Caterair Holdings Corporation, Caterair International Corporation, various Banks from time to time party thereto, Bankers Trust Company and J.P. Morgan Securities Inc., as Co-Arrangers, Bankers Trust Company, as Syndication Agent, you, as Administrative Agent for such Banks, and The Bank of New York, as Co-Agent, and hereby gives you notice, irrevocably, pursuant to Section 1.03(a) of the Credit Agreement, that the undersigned hereby requests a Borrowing of Revolving Loans under the Credit Agreement, and in that connection sets forth below the information relating to such Borrowing (the "Proposed Borrowing") as required by
Section 1.03(a) of the Credit Agreement:

                           (i) The Business Day of the Proposed Borrowing is _________, 19__.(1)

                           (ii) The aggregate principal amount of the Proposed Borrowing is $___________.

                           (iii) The Revolving Loans to be made pursuant to the Proposed Borrowing shall be initially maintained as [Base Rate Loans] [Eurodollar Loans].

--------------
(1) Shall be a Business Day at least three Business Days in the case of Eurodollar Loans and at least one Business Day in the case of Base Rate Loans, in each case after the date hereof.

                                                                       EXHIBIT A
                                                                          Page 2




                  (iv) The initial Interest Period for the Proposed Borrowing is ___ month(s).(2)

                  The Borrower hereby certifies that the following statements are true and correct on the date hereof, and will be true and correct on the date of the Proposed Borrowing:

                  (A) the representations and warranties contained in the Credit Documents are and will be true and correct in all material respects, both before and after giving effect to the Proposed Borrowing and to the application of the proceeds thereof, as though made on such date (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date); and

                  (B) no Default or Event of Default has occurred and is continuing, or would result from such Proposed Borrowing or from the application of the proceeds thereof; and

                  (C) the aggregate outstanding principal amount (or the Dollar Equivalent thereof) of all Third-Party Foreign Subsidiary Indebtedness as reported in the officer's certificate of the Borrower delivered with the most recent set of financial statements furnished to the Administrative Agent under Section 8.01(a) of the Credit Agreement is $_________.

                                            Very truly yours,

                                            SC INTERNATIONAL SERVICES, INC.



                                            By________________________________
                                              Name:
                                              Title:

------------
(2) To be included for a Proposed Borrowing of Eurodollar Loans.

                                                                     EXHIBIT B-1



                                 REVOLVING NOTE



$_______________                                              New York, New York
                                                                 ______ __, ____



                  FOR VALUE RECEIVED, SC INTERNATIONAL SERVICES, INC., a Delaware corporation (the "Borrower"), hereby promises to pay to _______________ or its registered assigns (the "Bank"), in lawful money of the United States of America in immediately available funds, at the office of Morgan Guaranty Trust Company of New York (the "Administrative Agent") located at 60 Wall Street, New York, New York 10260-0060 on the Final Maturity Date (as defined in the Agreement referred to below) the principal sum of _______________ DOLLARS ($______________) or, if less, the then unpaid principal amount of all Revolving Loans (as defined in the Agreement) made by the Bank pursuant to the Agreement.

                  The Borrower promises also to pay interest on the unpaid principal amount hereof in like money at said office from the date hereof until paid at the rates and at the times provided in Section 1.08 of the Agreement.

                  This Note is one of the Revolving Notes referred to in the Credit Agreement, dated as of September 29, 1995 and amended and restated as of August 28, 1997, among Onex Food Services, Inc., the Borrower, Caterair Holdings Corporation, Caterair International Corporation, the lenders from time to time party thereto (including the Bank), Bankers Trust Company and J.P. Morgan Securities Inc., as Co-Arrangers, Bankers Trust Company, as Syndication Agent, Morgan Guaranty Trust Company of New York, as Administrative Agent, and The Bank of New York, as Co-Agent (as from time to time in effect, the "Agreement"), and is entitled to the benefits thereof and of the other Credit Documents (as defined in the Agreement). This Note is secured by the Security Documents (as defined in the Agreement) and is entitled to the benefits of the Guaranties (as defined in the Agreement). As provided in the Agreement, this Note is subject to voluntary prepayment and mandatory repayment prior to the Final Maturity Date, in whole or in part.

                  In case an Event of Default (as defined in the Agreement) shall occur and be continuing, the principal of and accrued interest on this Note may be declared to be due and payable in the manner and with the effect provided in the Agreement.

                                                                     EXHIBIT B-1
                                                                          Page 2





                  The Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Note.


                  THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK.


                                            SC INTERNATIONAL SERVICES, INC.



                                            By________________________________
                                              Title:

                                                                     EXHIBIT B-2




                                 SWINGLINE NOTE



$________________                                             New York, New York
                                                              _________ __, 1997



                  FOR VALUE RECEIVED, SC INTERNATIONAL SERVICES, INC., a Delaware corporation (the "Borrower"), hereby promises to pay to MORGAN GUARANTY TRUST COMPANY OF NEW YORK or its registered assigns (the "Bank"), in lawful money of the United States of America in immediately available funds, at the office of Morgan Guaranty Trust Company of New York (the "Administrative Agent") located at 60 Wall Street, New York, New York 10260-0060 on the Swingline Expiry Date (as defined in the Agreement referred to below) the principal sum of _______________ DOLLARS ($_____________) or, if less, the then unpaid principal amount of all Swingline Loans (as defined in the Agreement) made by the Bank pursuant to the Agreement.

                  The Borrower promises also to pay interest on the unpaid principal amount hereof in like money at said office from the date hereof until paid at the rates and at the times provided in Section 1.08 of the Agreement.

                  This Note is the Swingline Note referred to in the Credit Agreement, dated as of September 29, 1995 and amended and restated as of August 28, 1997, among Onex Food Services, Inc., the Borrower, Caterair Holdings Corporation, Caterair International Corporation, the lenders from time to time party thereto (including the Bank), Bankers Trust Company and J.P. Morgan Securities Inc., as Co-Arrangers, Bankers Trust Company, as Syndication Agent, Morgan Guaranty Trust Company of New York, as Administrative Agent, and The Bank of New York, as Co-Agent (as from time to time in effect, the "Agreement"), and is entitled to the benefits thereof and of the other Credit Documents (as defined in the Agreement). This Note is secured by the Security Documents (as defined in the Agreement) and is entitled to the benefits of the Guaranties (as defined in the Agreement). As provided in the Agreement, this Note is subject to voluntary prepayment and mandatory repayment prior to the Swingline Expiry Date, in whole or in part.

                  In case an Event of Default (as defined in the Agreement) shall occur and be continuing, the principal of and accrued interest on this Note may be declared to be due and payable in the manner and with the effect provided in the Agreement.

                                                                     EXHIBIT B-2
                                                                          Page 2





                  The Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Note.

                  THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

                                            SC INTERNATIONAL SERVICES, INC.



                                            By________________________________
                                              Title:

                                                                       EXHIBIT C



                            LETTER OF CREDIT REQUEST



No. _____(1)       Dated _____(2)

Morgan Guaranty Trust Company of New York, as Administrative Agent under the
       Credit Agreement (as amended, modified or supplemented from time to time, the "Credit Agreement"), dated as of September 29, 1995 and amended and restated as of August 28, 1997, among Onex Food Services, Inc., SC International Services, Inc., Caterair Holdings Corporation, Caterair International Corporation, the lenders from time to time party thereto, Bankers Trust Company and J.P. Morgan Securities Inc., as Co-Arrangers, Bankers Trust Company, as Syndication Agent, Morgan Guaranty Trust Company of New York, as Administrative Agent, and The Bank of New York, as Co-Agent
c/o J.P. Morgan Services Inc.
500 Stanton Christiana Road
Newark, Delaware  19713
Attention:  ______________________

[Name and Address of applicable Issuing Bank]

Attention:  ______________________

Dear Sirs:

                  We hereby request that ________________________, in its
individual capacity, issue a [Standby] [Trade] Letter of Credit for the account of the undersigned on ____________(3) (the "Date of Issuance") in the aggregate stated amount of ________________(4).

-----------

(1)      Letter of Credit Request Number.

(2)      Date of Letter of Credit Request.

(3) Date of Issuance which shall be at least five Business Days after the date of this Letter of Credit Request (or such shorter period as is acceptable to the respective Issuing Bank).

(4)      Aggregate initial stated amount of Letter of Credit.

                                                                       EXHIBIT C
                                                                          Page 2




                  For purposes of this Letter of Credit Request, unless otherwise defined herein, all capitalized terms used herein which are defined in the Credit Agreement shall have the respective meaning provided therein.

                  The beneficiary of the requested Letter of Credit will be ____________(5), and such Letter of Credit will be in support of ____________(6) and will have a stated expiration date of ______________(7).

                  We hereby certify that:

                  (1) the representations and warranties contained in the Credit Documents will be true and correct in all material respects on the Date of Issuance, both before and after giving effect to the issuance of the Letter of Credit requested hereby (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date); and

                  (2) no Default or Event of Default has occurred and is continuing nor, after giving effect to the issuance of the Letter of Credit requested hereby, would such a Default or an Event of Default occur; and

                  (3) the aggregate outstanding principal amount (or the Dollar Equivalent thereof) of all Third-Party Foreign Subsidiary Indebtedness as reported in the officer's


------------

(5)      Insert name and address of beneficiary.

(6) Insert description of L/C Supportable Indebtedness which generally describes obligation (i.e., workers' compensation, insurance, Third-Party Foreign Subsidiary Indebtedness, etc.) to which it relates in the case of Standby Letters of Credit and a description of the commercial transaction (i.e., purchase of goods, etc.) which is being supported in the case of Trade Letters of Credit.

(7) Insert last date upon which drafts may be presented which may not be later than (i) in the case of Standby Letters of Credit, 12 months after the Date of Issuance or, if earlier, the third Business Day preceding the Final Maturity Date or (ii) in the case of Trade Letters of Credit, 180 days after the Date of Issuance or, if earlier, the third Business Day (or in the case of Trade Letters of Credit issued in negotiable form to overseas beneficiaries, 30 days) preceding the Final Maturity Date.

                                                                       EXHIBIT C
                                                                          Page 3




         certificate of the Borrower delivered with the most recent set of financial statements furnished to the Administrative Agent under
         Section 8.01(a) of the Credit Agreement is $__________.

                  Copies of all documentation with respect to the supported transaction are attached hereto.


                                            SC INTERNATIONAL SERVICES, INC.



                                            By__________________________________
                                              Title:

                                                                       EXHIBIT D



                         SECTION 4.04(b)(ii) CERTIFICATE



                  Reference is hereby made to the Credit Agreement, dated as of September 29, 1995 and amended and restated as of August 28, 1997, among Onex Food Services, Inc., SC International Services, Inc., Caterair Holdings Corporation, Caterair International Corporation, various Banks, Bankers Trust Company and J.P. Morgan Securities Inc., as Co-Arrangers, Bankers Trust Company, as Syndication Agent, Morgan Guaranty Trust Company of New York, as Administrative Agent, and The Bank of New York, as Co-Agent (the "Credit Agreement"). Pursuant to the provisions of Section 4.04(b)(ii) of the Credit Agreement, the undersigned hereby certifies that it is not a "bank" as such term is used in Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended.


                                           [NAME OF BANK]



                                           By________________________________
                                             Title:

                                                                       EXHIBIT F



                             [NAME OF CREDIT PARTY]
                              Officers' Certificate


                  I, the undersigned, an authorized officer of [NAME OF CREDIT PARTY], a corporation organized and existing under the laws of _________________ (the "Company"), do hereby certify that:

                  1. This Certificate is furnished pursuant to Sections 5.03 and
5.05 of the Credit Agreement, dated as of September 29, 1995 and amended and restated as of August 28, 1997, among Onex Food Services, Inc., SC International Services, Inc., Caterair Holdings Corporation, Caterair International Corporation, the lenders from time to time party thereto, Bankers Trust Company and J.P. Morgan Securities Inc., as Co-Arrangers, Bankers Trust Company, as Syndication Agent, Morgan Guaranty Trust Company of New York, as Administrative Agent, and The Bank of New York, as Co-Agent (such Credit Agreement, as in effect on the date of this Certificate, being herein called the "Credit Agreement"). Unless otherwise defined herein, capitalized terms used in this Certificate shall have the meanings set forth in the Credit Agreement.

                  2. The following named individuals are elected officers of the Company, each holds the offices of the Company set forth opposite each one's name and each has held such office since __________, 19__.(1) The signature adjacent to the name and title of each such officer is such officer's correct signature.

        Name(2)                     Title                  Signature

-------------------------     -----------------     ------------------------

-------------------------     -----------------     ------------------------

-------------------------     -----------------     ------------------------


------------
(1) Insert a date prior to the time of any corporate action relating to the Credit Agreement or any other Credit Document.

(2) Include name, office and signature of each officer who will sign any Credit Document, including the officer who will sign the certification at the end of this Certificate.

                                                                       EXHIBIT F
                                                                          Page 2




                  3. Attached hereto as Exhibit A is a certified copy of the [Certificate of Incorporation or equivalent organizational document] of the Company as filed in the Office of ___________________ on ___________, 19__,
together with all amendments thereto adopted through the date hereof.

                  4. Attached hereto as Exhibit B is a true and correct copy of the [By-Laws or equivalent organizational document] of the Company which were duly adopted, are in full force and effect on the date hereof, and have been in effect since _____________, 19__.

                  5. Attached hereto as Exhibit C is a true and correct copy of resolutions which were duly adopted on __________, 1997 by unanimous written consent of the Board of Directors of the Company, and said resolutions have not been rescinded, amended or modified. Except as attached hereto as Exhibit C, no resolutions have been adopted by the Board of Directors of the Company which deal with the execution, delivery or performance of any of the Documents to which the Company is party.

                  [6. Attached hereto as Exhibits D and E are true and correct copies of all 9-1/4% Senior Subordinated Note Documents and all Consent Solicitation Documents.(3)

                  [7.][6.] On the date hereof, all of the conditions set forth in Sections 5.02, 5.06, 5.07, 5.12, 5.13, 5.18 and 6.02 of the Credit Agreement have been satisfied.](4)

    [6.][8.][7.] On the date hereof, the representations and warranties made by the Company in the Credit Documents to which the Company is a party are true and correct in all material respects, both before and after giving effect to each Credit Event to occur on the date hereof and the application of the proceeds thereof (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date).

    [7.][9.][8.] On the date hereof, no Default or Event of Default has occurred and is continuing or would result from the Credit Events (if any) to occur on the date hereof or from the application of the proceeds thereof.


------------
(3) Insert in Certificate for SCIS only.

(4) Insert in Certificate for SCIS and Caterair only.

                                                                       EXHIBIT F
                                                                          Page 3




    [8.][10.][9.] There is no proceeding for the dissolution or liquidation of the Company or threatening its existence.


                  IN WITNESS WHEREOF, I have hereunto set my hand this ___ day of __________, 1997.


                                            ______________________________
                                            Name:
                                            Title:

                                                                       EXHIBIT F
                                                                          Page 4






                             [NAME OF CREDIT PARTY]


I, the undersigned, [Secretary/Assistant Secretary/other Authorized Officer] of the Company, do hereby certify that:

                  1. [Name of Person making above certifications] is the duly elected and qualified [President/Vice President] of the Company and the signature above is his genuine signature.

                  2. The certifications made by [name of Person making above certifications] in Items 2, 3, 4, 5 and [8] [10] [9] above are true and correct.


                  IN WITNESS WHEREOF, I have hereunto set my hand this _____ day of _________, 1997.


                                            ____________________________
                                            Name:
                                            Title:

                                                                     EXHIBIT G-1


                  AMENDED AND RESTATED GENERAL PLEDGE AGREEMENT



         AMENDED AND RESTATED PLEDGE AGREEMENT (as amended, modified or supplemented from time to time, this "Agreement"), dated as of September 29, 1995 and amended and restated as of August 28, 1997, made by each of the undersigned pledgors (each a "Pledgor" and, together with any other entity that becomes a party hereto pursuant to Section 23 hereof, the "Pledgors"), in favor of MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Collateral Agent (together with any successor pledgee, the "Pledgee"), for the benefit of the Secured Creditors (as defined below). Except as otherwise defined herein, capitalized terms used herein and defined in the SCIS Credit Agreement (as defined below) or in the Caterair Credit Agreement (as defined below), as the case may be, shall be used herein as therein defined.


                              W I T N E S S E T H :


         WHEREAS, Onex Food Services, Inc. ("OFSI"), SC International Services, Inc. ("SCIS"), Caterair Holdings Corporation ("Caterair Holdings"), Caterair International Corporation ("Caterair"), various lenders from time to time party thereto (the "SCIS Banks"), Bankers Trust Company and J.P. Morgan Securities Inc., as Co-Arrangers (the "SCIS Co-Arrangers"), Bankers Trust Company, as Syndication Agent, The Bank of New York, as Co-Agent, and Morgan Guaranty Trust Company of New York, as Administrative Agent (together with any successor administrative agent, the "SCIS Administrative Agent"), have entered into a Credit Agreement, dated as of September 29, 1995 and amended and restated as of August 28, 1997, providing for the making of loans to SCIS and the issuance of, and participation in, letters of credit for the account of SCIS as contemplated therein (as used herein, the term "SCIS Credit Agreement" means the Credit Agreement described above in this paragraph, as the same may be amended, modified, extended, renewed, replaced, restated or supplemented from time to time, and including any agreement extending the maturity of, or restructuring all or any portion of the Indebtedness under such agreement or any successor agreements) (the SCIS Banks, the SCIS Co-Arrangers and the SCIS Administrative Agent are herein called the "SCIS Bank Creditors");

         WHEREAS, SCIS, Caterair, various lenders from time to time party thereto (the "Caterair Banks", and together with the SCIS Banks, the "Banks"), Bankers Trust Company and J.P. Morgan Securities Inc., as Co-Arrangers (the "Caterair Co-Arrangers", and together with the SCIS Co-Arrangers, the "Co-Arrangers"), Bankers Trust Company, as Syndication Agent, and Morgan Guaranty Trust Company of New York, as Administra-

                                                                     EXHIBIT G-1
                                                                          Page 2

tive Agent (together with any successor administrative agent, the "Caterair Administrative Agent", and together with the SCIS Administrative Agent, the "Administrative Agents"), have entered into a Term Loan Agreement, dated as of August 28, 1997, providing for the making of loans to SCIS and Caterair as contemplated therein (as used herein, the term "Caterair Credit Agreement" means the Term Loan Agreement described above in this paragraph, as the same may be amended, modified, extended, renewed, replaced, restated or supplemented from time to time, and including any agreement extending the maturity of, or restructuring all or any portion of the Indebtedness under such agreement or any successor agreements, and the Caterair Credit Agreement, together with the SCIS Credit Agreement, are herein called the "Credit Agreements") (the Caterair Banks, the Caterair Co-Arrangers and the Caterair Administrative Agent are herein called the "Caterair Bank Creditors", and together with the SCIS Bank Creditors, are herein called the "Bank Creditors");

         WHEREAS, SCIS, Caterair and/or one or more of their respective Subsidiaries may at any time and from time to time enter into one or more Interest Rate Protection Agreements or Other Hedging Agreements with one or more Banks or any affiliate thereof (each such Bank or affiliate, even if the respective Bank subsequently ceases to be a Bank under the applicable Credit Agreement for any reason, together with such Bank's or affiliate's successors and assigns, if any, collectively, the "Other Creditors," and together with the Bank Creditors and the Pledgee, the "Secured Creditors");

         WHEREAS, pursuant to the Subsidiaries Guaranty, each Subsidiary Guarantor (including Caterair) has jointly and severally guaranteed to the Secured Creditors the payment when due of all Guaranteed Obligations as described therein;

         WHEREAS, the Pledgors entered into a General Pledge Agreement, dated as of September 29, 1995 (as amended, modified or supplemented to the date hereof, the "Original General Pledge Agreement");

         WHEREAS, it is a condition precedent to the making of loans and the issuance of letters of credit under the Credit Agreements that each Pledgor shall have executed and delivered a counterpart to this Agreement; and

         WHEREAS, each Pledgor will obtain benefits from the incurrence of loans and the issuance of letters of credit under the Credit Agreements and the entering into of Interest Rate Protection Agreements or Other Hedging Agreements with the Other Creditors and, accordingly, each Pledgor desires to enter into this Agreement in order to satisfy the conditions described in the preceding paragraph and to amend and restate the Original General Pledge Agreement in its entirety in the form of this Agreement;

                                                                     EXHIBIT G-1
                                                                          Page 3

         NOW, THEREFORE, in consideration of the foregoing and other benefits accruing to each Pledgor, the receipt and sufficiency of which are hereby acknowledged, each Pledgor hereby makes the following representations and warranties to the Pledgee for the benefit of the Secured Creditors and hereby covenants and agrees with the Pledgee for the benefit of the Secured Creditors as follows:

         1. SECURITY FOR OBLIGATIONS. This Agreement is made by each Pledgor for the benefit of the Secured Creditors to secure:

         (i) the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations, liabilities and indebtedness (including, without limitation, the principal of and interest on the notes issued by, and loans made to, SCIS under the SCIS Credit Agreement, all reimbursement obligations and unpaid drawings in respect of letters of credit issued under the SCIS Credit Agreement, and all indemnities, fees and interest thereon or owed there-under) of such Pledgor to the SCIS Bank Creditors, whether now existing or hereafter incurred under, arising out of, or in connection with the SCIS Credit Agreement and the other SCIS Credit Documents (such term to mean the "Credit Documents" as defined in the SCIS Credit Agreement) (including, without limitation, in the case of each Subsidiary Guarantor (including Caterair), all of its obligations, liabilities and indebtedness under the Subsidiaries Guaranty) to which such Pledgor is a party and the due performance and compliance by such Pledgor with all of the terms, conditions and agreements contained in the SCIS Credit Agreement and such other SCIS Credit Documents, provided that in the case of Caterair Holdings, the security interests created under this Agreement in the Collateral (as defined below) owned by Caterair Holdings shall also secure all such obligations, liabilities and indebtedness of SCIS under the SCIS Credit Documents to which it is a party (all such obligations, liabilities and indebtedness under this clause (i), except to the extent consisting of obligations, liabilities or indebtedness with respect to Interest Rate Protection Agreements or Other Hedging Agreements, being herein collectively called the "SCIS Credit Document Obligations");

         (ii) the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations, liabilities and indebtedness (including, without limitation, the principal of and interest on the notes issued by, and loans made to, SCIS and Caterair under the Caterair Credit Agreement, and all indemnities, fees and interest thereon or owed thereunder) of such Pledgor to the Caterair Bank Creditors, whether now existing or hereafter incurred under, arising out of, or in connection with the Caterair Credit Agreement and the other Caterair

                                                                     EXHIBIT G-1
                                                                          Page 4

     Credit Documents (such term to mean the "Credit Documents" as defined in the Caterair Credit Agreement, and the Caterair Credit Documents, together with the SCIS Credit Documents, are referred to herein as the "Credit Documents") (including, without limitation, in the case of SCIS, all of its obligations, liabilities and indebtedness under the SCIS Guaranty and, in the case of each Subsidiary Guarantor (including Caterair), all of its obligations, liabilities and indebtedness under the Subsidiaries Guaranty) to which such Pledgor is a party and the due performance and compliance by such Pledgor with all of the terms, conditions and agreements contained in the Caterair Credit Agreement and such other Caterair Credit Documents, provided that in the case of Caterair Holdings, the security interests created under this Agreement in the Collateral owned by Caterair Holdings shall also secure all such obligations, liabilities and indebtedness of SCIS and Caterair under the Caterair Credit Documents to which they are a party (all such obligations, liabilities and indebtedness under this clause
     (ii), except to the extent consisting of obligations, liabilities or indebtedness with respect to Interest Rate Protection Agreements or Other Hedging Agreements, being herein collectively called the "Caterair Credit Document Obligations");

         (iii) the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations, liabilities and indebtedness owing by such Pledgor to the Other Creditors under, arising out of or with respect to, any Interest Rate Protection Agreement or Other Hedging Agreement (including, without limitation, in the case of each Pledgor, all of its obligations, liabilities and indebtedness under the Guaranties to which it is a party in respect of such Interest Rate Protection Agreements or Other Hedging Agreements, whether such Interest Rate Protection Agreement or Other Hedging Agreement is now in existence or hereafter arising, and the due performance and compliance by such Pledgor with all of the terms, conditions and agreements contained therein, provided that in the case of Caterair Holdings, the security interests created under this Agreement in the Collateral owned by Caterair Holdings shall also secure all such obligations, liabilities and indebtedness of SCIS and Caterair under, or in respect of, such Interest Rate Protection Agreement or Other Hedging Agreements (all such obligations, liabilities and indebtedness described in this clause (iii) being herein collectively called the "Other Obligations");

         (iv) any and all sums advanced by the Pledgee in order to preserve the Collateral or preserve its security interest in the Collateral;

         (v) in the event of any proceeding for the collection or enforcement of any indebtedness, obligations or liabilities of such Pledgor referred to in clauses (i),

                                                                     EXHIBIT G-1
                                                                          Page 5

     (ii) and (iii) above, upon the occurrence and during the continuance of an Event of Default (such term, as used in this Agreement, shall mean any Event of Default under, and as defined in, either Credit Agreement, or any payment default under any Interest Rate Protection Agreement or Other Hedging Agreement, and shall, in any event, include without limitation, any payment default (after the expiration of any applicable grace period) on any of the Obligations (as hereinafter defined)) shall have occurred and be continuing, the reasonable expenses of retaking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Collateral, or of any exercise by the Pledgee of its rights hereunder, together with reasonable attorneys' fees and court costs; and

         (vi) all amounts paid by any Secured Creditor as to which such Secured Creditor has the right to reimbursement under Section 11 of this Agreement.

All such obligations, liabilities, indebtedness, sums and expenses set forth in clauses (i) through (vi) of this Section 1 being herein collectively called the "Obligations," it being acknowledged and agreed that the "Obligations" shall include extensions of credit of the types described above, whether outstanding on the date of this Agreement or extended from time to time after the date of this Agreement.

         2. DEFINITION OF STOCK, NOTES, SECURITIES, ETC. As used herein, (i) the term "Stock" shall mean all of the issued and outstanding shares of capital stock (including, but not limited to, warrants, options or other rights to acquire shares thereof) at any time owned by any Pledgor of any corporation, provided that the term "Stock" shall not include, except as otherwise provided below, more than 65% of the total combined voting power of all classes of capital stock of any Foreign Subsidiary owned by such Pledgor (other than in respect of the capital stock of IFSC, 100% of whose shares of capital stock shall be pledged hereunder); (ii) the term "Notes" shall mean all promissory notes from time to time issued to, or held by, any Pledgor (including, but not limited to, the SCIS/Caterair Note and all Intercompany Notes held by any Pledgor, but excluding the Caterair Holdings Certificate of Deposit and all promissory notes issued by employees or directors of any Pledgor); and (iii) the term "Securities" shall mean all of the Stock and Notes. Each Pledgor represents and warrants that, on the date hereof, (a) the Stock held by such Pledgor consists of the number and type of shares of the stock of the corporations as described in Annex A hereto, (b) such Stock constitutes that percentage of the issued and outstanding shares of capital stock of the issuing corporation as is set forth in Annex A hereto, (c) the Notes held by such Pledgor consist of the promissory notes described in Annex B hereto, (d) such Pledgor is the holder of record and sole beneficial owner of the Stock and the Notes and there exist no options or preemption rights in respect of any of the Stock and (e) such Pledgor owns no other Securities. Following a change in the relevant

                                                                     EXHIBIT G-1
                                                                          Page 6

provisions of the Code or the regulations, published rules, published rulings, notices or other official pronouncements issued or promulgated thereunder, if the Pledgee requests a pledge of additional stock of any Foreign Subsidiary of a Pledgor, all of the stock of which Foreign Subsidiary has not already been pledged pursuant to this Agreement, then within 90 days after such request the relevant Pledgor shall either (i) pledge such additional stock of such Foreign Subsidiary or (ii) deliver to the Pledgee an opinion of the counsel of the respective Pledgor, which counsel shall be reasonably acceptable to the Pledgee, that the requested pledge of such additional stock is more likely than not to cause the undistributed earnings of such Foreign Subsidiary to be treated as a deemed dividend to such Foreign Subsidiary's United States parent for Federal income tax purposes.

         3. PLEDGE OF SECURITIES, ETC.

         3.1. Pledge. To secure the Obligations of such Pledgor (and, in the case of Caterair Holdings, to secure the Obligations of SCIS and Caterair), each Pledgor hereby (i) grants to the Pledgee a security interest in all of the Collateral owned by such Pledgor, (ii) pledges and deposits as security with the Pledgee, the Securities owned by such Pledgor on the date hereof, and delivers to the Pledgee certificates or instruments, if any, therefor, (x) duly endorsed in blank by such Pledgor in the case of Notes, and (y) accompanied by undated stock powers duly executed in blank by such Pledgor (and accompanied by any transfer tax stamps required in connection with the pledge of such Securities) in the case of Stock, or such other instruments of transfer as are reasonably acceptable to the Pledgee and (iii) assigns, transfers, hypothecates mortgages, charges and sets over to the Pledgee all of such Pledgor's right, title and interest in and to such Securities (and in and to the certificates or instruments evidencing such Securities), to be held by the Pledgee upon the terms and conditions set forth in this Agreement.

         3.2. Subsequently Acquired Securities. If any Pledgor shall acquire (by purchase, stock dividend or otherwise) any additional Securities at any time or from time to time after the date hereof, such Pledgor will promptly thereafter pledge and deposit such Securities (or certificates or instruments representing such Securities) as security with the Pledgee and deliver to the Pledgee certificates therefor or instruments thereof, duly endorsed in blank in the case of such Notes, accompanied by undated stock powers duly executed in blank by such Pledgor (and accompanied by any transfer tax stamps required in connection with the pledge of such Securities) in the case of such Stock, or such other instruments of transfer as are reasonably acceptable to the Pledgee, and accompanied by a certificate executed by a principal executive officer of such Pledgor in the form attached as Annex C hereto describing such Securities and certifying that the same has been duly pledged with the Pledgee hereunder. Except as otherwise provided in the last sentence of Section 2 hereof, no Pledgor shall be required at any time to pledge hereunder any Stock

                                                                     EXHIBIT G-1
                                                                          Page 7

which is more than 65% of the total combined voting power of all classes of capital stock of any Foreign Subsidiary owned by such Pledgor.

         3.3. Uncertificated Securities. Notwithstanding anything to the contrary contained in Sections 3.1 and 3.2 hereof, if any Securities (whether now owned or hereafter acquired) are uncertificated securities, the relevant Pledgor shall promptly notify the Pledgee thereof, and shall promptly take all actions required to perfect the security interest of the Pledgee under applicable law (including, in any event, under Sections 8-313 and 8- 321 of the New York Uniform Commercial Code, if applicable). Each Pledgor further agrees to take such actions as the Pledgee deems reasonably necessary or desirable to effect the foregoing and to permit the Pledgee to exercise any of its rights and remedies hereunder, and agrees to provide an opinion of counsel reasonably satisfactory to the Pledgee with respect to any such pledge of uncertificated Securities promptly upon the reasonable request of the Pledgee.

         3.4. Definitions of Pledged Stock; Pledged Notes; Pledged Securities and Collateral. All Stock at any time pledged or required to be pledged hereunder is hereinafter called the "Pledged Stock"; all Notes at any time pledged or required to be pledged hereunder are hereinafter called the "Pledged Notes"; all Pledged Stock and Pledged Notes together are called the "Pledged Securities"; and the Pledged Securities, together with all proceeds thereof, including any securities and moneys received and at the time held by the Pledgee hereunder, are herein called the "Collateral."

         4. APPOINTMENT OF SUB-AGENTS; ENDORSEMENTS, ETC. The Pledgee shall have the right to appoint one or more sub-agents for the purpose of retaining physical possession of the Pledged Securities, which may be held (in the discretion of the Pledgee) in the name of the relevant Pledgor, endorsed or assigned in blank or in favor of the Pledgee or any nominee or nominees of the Pledgee or a sub-agent appointed by the Pledgee.

         5. VOTING, ETC., WHILE NO EVENT OF DEFAULT. Unless and until there shall have occurred and be continuing an Event of Default and the Pledgee has exercised any of its remedies under Section 7(d) hereof (or has given notice to such Pledgor that it intends to exercise such remedies, although no such notice shall be required and the Pledgee shall be entitled to exercise such remedies immediately upon the occurrence of a bankruptcy or insolvency Event of Default of the type described in either Credit Agreement in respect of such Pledgor), each Pledgor shall be entitled to exercise any and all voting and other consensual rights and powers pertaining to the Pledged Securities owned by it, and to give consents, waivers or ratifications in respect thereof, provided, that no vote shall be cast or any consent, waiver or ratification given or any action taken which would violate

                                                                     EXHIBIT G-1
                                                                          Page 8

or be inconsistent with any of the terms of this Agreement, the Credit Agreements, any other Credit Document or any Interest Rate Protection Agreement or Other Hedging Agreement (collectively, the "Secured Debt Agreements"), or which would have the effect of impairing the value of the Collateral or any part thereof or the position or interests of the Pledgee in the Collateral. All such rights of each Pledgor to vote and to give consents, waivers and ratifications shall cease in case an Event of Default has occurred and is continuing, and the Pledgee has exercised any of its remedies under Section 7(d) hereof (or has given notice to such Pledgor that it intends to exercise such remedies, although no such notice shall be required and the Pledgee shall be entitled to exercise such remedies immediately upon the occurrence of a bankruptcy or insolvency Event of Default of the type described in either Credit Agreement in respect of such Pledgor).

         6. DIVIDENDS AND OTHER DISTRIBUTIONS. (a) Unless and until there shall have occurred and be continuing an Event of Default and the Pledgee has exercised any of its remedies under Section 7(a) hereof (or has given notice to such Pledgor that it intends to exercise such remedies, although no such notice shall be required and the Pledgee shall be entitled to exercise such remedies immediately upon the occurrence of a bankruptcy or insolvency Event of Default of the type described in either Credit Agreement in respect of such Pledgor),
(i) all dividends and other distributions payable in respect of the Pledged Stock shall be paid to the respective Pledgor in accordance with (and to the extent permitted by) the Credit Agreements, and (ii) all payments in respect of the Pledged Notes shall be paid to the respective Pledgor.

         (b) Nothing contained in this Section 6 shall limit or restrict in any way the Pledgee's right to receive proceeds of the Collateral in any form in accordance with Section 3 of this Agreement. All dividends, distributions or other payments in respect of the Collateral which are received by any Pledgor contrary to the provisions of this Section 6 or Section 7 hereof shall be held in trust for the benefit of the Pledgee, shall be segregated from other property or funds of such Pledgor and shall be forthwith delivered to the Pledgee as Collateral in the same form as so received (with any necessary endorsement).

         7. REMEDIES UPON EVENTS OF DEFAULT. If there shall have occurred and be continuing an Event of Default, then and in every such case, the Pledgee shall be entitled to exercise all of the rights, powers and remedies (whether vested in it by this Agreement, any other Secured Debt Agreement or by law) for the protection and enforcement of its rights in respect of the Collateral, and the Pledgee shall be entitled to exercise all the rights and remedies of a secured party under the Uniform Commercial Code and also shall be entitled, without limitation, to exercise the following rights, which each Pledgor hereby agrees to be commercially reasonable:

                                                                     EXHIBIT G-1
                                                                          Page 9

         (a) to receive all amounts payable in respect of the Collateral otherwise payable under Section 6 hereof to the respective Pledgor;

         (b) to transfer all or any part of the Collateral into the Pledgee's name or the name of its nominee or nominees;

         (c) to accelerate any Pledged Note which may be accelerated in accordance with its terms, and take any other lawful action to collect upon any Pledged Note (including, without limitation, to make any demand for payment thereon);

         (d) to vote all or any part of the Pledged Stock (whether or not transferred into the name of the Pledgee) and give all consents, waivers and ratifications in respect of the Collateral and otherwise act with respect thereto as though it were the outright owner thereof (each Pledgor hereby irrevocably constituting and appointing the Pledgee the proxy and attorney-in-fact of such Pledgor, with full power of substitution to do
     so); and

         (e) at any time and from time to time to sell, assign and deliver, or grant options to purchase, all or any part of the Collateral, or any interest therein, at any public or private sale, without demand of performance, advertisement or notice of intention to sell or of the time or place of sale or adjournment thereof or to redeem or otherwise (all of which are hereby waived by each Pledgor), for cash, on credit or for other property, for immediate or future delivery without any assumption of credit risk, and for such price or prices and on such terms as the Pledgee in its absolute discretion may determine; provided that at least 10 days' written notice of the time and place of any such sale shall be given to such Pledgor. The Pledgee shall not be obligated to make any such sale of Collateral regardless of whether any such notice of sale has theretofore been given. Each Pledgor hereby waives and releases to the fullest extent permitted by law any right or equity of redemption with respect to the Collateral, whether before or after sale hereunder, and all rights, if any, of marshalling the Collateral and any other security for the Obligations or otherwise. At any such sale, unless prohibited by applicable law, the Pledgee on behalf of the Secured Creditors may bid for and purchase all or any part of the Collateral so sold free from any such right or equity of redemption. Neither the Pledgee nor any other Secured Creditor shall be liable for failure to collect or realize upon any or all of the Collateral or for any delay in so doing nor shall any of them be under any obligation to take any action whatsoever with regard thereto.

                                                                     EXHIBIT G-1
                                                                         Page 10

         8. REMEDIES, ETC. Each and every right, power and remedy of the Pledgee provided for in this Agreement or any other Secured Debt Agreement, or now or hereafter existing at law or in equity or by statute shall be cumulative and concurrent and shall be in addition to every other such right, power or remedy. The exercise or beginning of the exercise by the Pledgee or any other Secured Creditor of any one or more of the rights, powers or remedies provided for in this Agreement or any other Secured Debt Agreement or now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise by the Pledgee or any other Secured Creditor of all such other rights, powers or remedies, and no failure or delay on the part of the Pledgee or any other Secured Creditor to exercise any such right, power or remedy shall operate as a waiver thereof. No notice to or demand on any Pledgor in any case shall entitle it to any other or further notice or demand in similar or other circumstances or constitute a waiver of any of the rights of the Pledgee or any other Secured Creditor to any other or further action in any circumstances without notice or demand. The Secured Creditors agree that this Agreement may be enforced only by the action of the Pledgee, in each case acting upon the instructions of the Required Secured Creditors (as defined in the Security Agreement) and that no other Secured Creditor shall have any right individually to seek to enforce or to enforce this Agreement or to realize upon the security to be granted hereby, it being understood and agreed that such rights and remedies may be exercised by the Pledgee for the benefit of the Secured Creditors upon the terms of this Agreement.

         9. APPLICATION OF PROCEEDS. (a) All moneys collected by the Pledgee upon any sale or other disposition of the Collateral, together with all other moneys received by the Pledgee hereunder, shall be applied to the payment of the Obligations in the manner provided in Section 7.4 of the Security Agreement.

         (b) It is understood and agreed that the Pledgors shall remain jointly and severally liable to the extent of any deficiency between the amount of the proceeds of the Collateral hereunder and the aggregate amount of the Obligations.

         10. PURCHASERS OF COLLATERAL. Upon any sale of the Collateral by the Pledgee hereunder (whether by virtue of the power of sale herein granted, pursuant to judicial process or otherwise), the receipt of the Pledgee or the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold, and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Pledgee or such officer or be answerable in any way for the misapplication or nonapplication thereof.

         11. INDEMNITY. (a) Each Pledgor jointly and severally agrees to indemnify and hold harmless the Pledgee in such capacity and each other Secured Creditor

                                                                     EXHIBIT G-1
                                                                         Page 11

and their respective successors, assigns, employees, agents and servants (individually an "Indemnitee," and collectively the "Indemnitees") harmless from any and all liabilities, obligations, damages, injuries, penalties, claims, demands, actions, suits, judgments and any and all reasonable costs, expenses or disbursements (including reasonable attorneys' fees and expenses) (for the purposes of this Section 11 the foregoing are collectively called "expenses") of whatever kind and nature imposed on, asserted against or incurred by any of the Indemnitees in any way relating to or arising out of this Agreement or the enforcement of any of the terms of, or the preservation of any rights hereunder, or in any way relating to or arising out of the ownership, control, acceptance, possession, condition, sale or other disposition, or use of the Collateral, provided that no Indemnitee shall be indemnified pursuant to this Section 11(a) for losses, damages or liabilities to the extent caused by the gross negligence or wilful misconduct of such Indemnitee. Each Pledgor agrees that upon written notice by any Indemnitee of the assertion of such a liability, obligation, damage, injury, penalty, claim, demand, action, suit or judgment, the relevant Pledgor shall to the extent requested to do so assume full responsibility for the defense thereof.

         (b) Without limiting the application of Section 11(a) hereof, each Pledgor agrees jointly and severally to pay or reimburse the Pledgee for any and all fees, costs and expenses, including reasonable attorneys' fees, of whatever kind or nature incurred in connection with the creation, preservation or protection of the Pledgee's Liens on, and security interest in, the Collateral, including, without limitation, all fees and taxes in connection with the recording or filing of instruments and documents in public offices, payment or discharge of any taxes or Liens upon or in respect of the Collateral, and all other reasonable fees, costs and expenses in connection with protecting, maintaining or preserving the Collateral and the Pledgee's interest therein, whether through judicial proceedings or otherwise, or in defending or prosecuting any actions, suits or proceedings arising out of or relating to the Collateral.

         (c) If and to the extent that the obligations of any Pledgor under this
Section 11 are unenforceable for any reason, such Pledgor hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable law.

         12. FURTHER ASSURANCES; POWER-OF-ATTORNEY. (a) Each Pledgor agrees that it will join with the Pledgee in executing and, at such Pledgor's own expense, file and refile under the Uniform Commercial Code of any jurisdiction or other applicable law such financing statements, continuation statements and other documents in such offices as the Pledgee may deem reasonably necessary and wherever required by law in order to perfect and preserve the Pledgee's security interest in the Collateral and hereby authorizes the Pledgee to file financing statements and amendments thereto relative to all

                                                                     EXHIBIT G-1
                                                                         Page 12

or any part of the Collateral without the signature of such Pledgor where permitted by law, and agrees to do such further acts and things and to execute and deliver to the Pledgee such additional conveyances, assignments, agreements and instruments as the Pledgee may reasonably require or deem necessary to carry into effect the purposes of this Agreement or to further assure and confirm unto the Pledgee its rights, powers and remedies hereunder.

         (b) Each Pledgor hereby appoints the Pledgee such Pledgor's attorney-in-fact, with full authority in the place and stead of such Pledgor and in the name of such Pledgor or otherwise, from time to time after the occurrence and during the continuance of an Event of Default, in the Pledgee's reasonable discretion to take any action and to execute any instrument which the Pledgee may deem reasonably necessary or advisable to accomplish the purposes of this Agreement.

         13. THE PLEDGEE AS AGENT. The Pledgee will hold in accordance with this Agreement all items of the Collateral at any time received under this Agreement. It is expressly understood and agreed by each Secured Creditor that by accepting the benefits of this Agreement each such Secured Creditor acknowledges and agrees that the obligations of the Pledgee as holder of the Collateral and interests therein and with respect to the disposition thereof, and otherwise under this Agreement, are only those expressly set forth in this Agreement. The Pledgee shall act hereunder on the terms and conditions set forth herein and in
Article X of the Security Agreement.

         14. TRANSFER BY THE PLEDGORS. No Pledgor will sell or otherwise dispose of, grant any option with respect to, or mortgage, pledge or otherwise encumber any of the Collateral or any interest therein (except as may be permitted in accordance with the terms of the Credit Agreement).

         15. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PLEDGORS. Each Pledgor represents, warrants and covenants that (i) it is the legal, record and beneficial owner of, and has good and marketable title to, all Pledged Securities pledged by it hereunder, subject to no Lien (except the Lien created by this Agreement and Liens of the type described in Sections 9.01(i), (v) and
(xii) of the SCIS Credit Agreement); (ii) it has the corporate power and authority to pledge all the Pledged Securities pledged by it pursuant to this Agreement; (iii) this Agreement has been duly authorized, executed and delivered by such Pledgor and constitutes a legal, valid and binding obligation of such Pledgor enforceable in accordance with its terms, except to the extent that the enforceability hereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law); (iv) no consent of any

                                                                     EXHIBIT G-1
                                                                         Page 13

other party (including, without limitation, any stockholder or creditor of such Pledgor or any of its Subsidiaries) and no consent, license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority is required to be obtained by such Pledgor for the execution, delivery or performance of this Agreement by such Pledgor, the validity or enforceability of this Agreement and the perfection or enforceability of the Pledgee's security interest in the Collateral (other than, in respect of the proceeds of the Pledged Securities, the filing of Form UCC-1 financing statements or the appropriate equivalent (which filings have been made)) or except for compliance with or as may be required by applicable securities laws, the exercise by the Pledgee of any of its rights or remedies provided herein; (v) the execution, delivery and performance of this Agreement by such Pledgor, and compliance by it with the terms and provisions hereof, will not violate any provision of any applicable law, statute, rule or regulation or of any applicable order, judgment, writ, injunction or decree of any court or governmental authority, domestic or foreign, applicable to such Pledgor, or of the certificate of incorporation or by-laws (or equivalent organizational documents) of such Pledgor or of any securities issued by such Pledgor or any of its Subsidiaries, or of any mortgage, indenture, lease, deed of trust, loan agreement, credit agreement or any other material contract, agreement or instrument to which such Pledgor or any of its Subsidiaries is a party or which purports to be binding upon such Pledgor or any of its Subsidiaries or upon any of their respective assets and will not result in the creation or imposition of (or the obligation to create or impose) any lien or encumbrance on any of the Collateral of such Pledgor or any of its Subsidiaries except as contemplated by this Agreement; (vi) all the shares of Stock have been duly and validly issued, are fully paid and non-assessable and are subject to no options to purchase or similar rights; (vii) each of the Pledged Notes issued by any Credit Party or by any of its Subsidiaries constitutes, or when executed by the respective obligor thereof will constitute, the legal, valid and binding obligation of such obligor, enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law); and (viii) the pledge, assignment and delivery to the Pledgee of the Securities (other than uncertificated securities) pursuant to this Agreement creates a valid and perfected first priority Lien in the Securities, and the proceeds thereof, subject to no other Lien or to any agreement purporting to grant to any third party a Lien on the property or assets of the Pledgor which would include the Securities. Each Pledgor covenants and agrees that it will defend the Pledgee's right, title and security interest in and to the Securities and the proceeds thereof against the claims and demands of all persons whomsoever; and such Pledgor covenants and agrees that it will have like title to and right to pledge any other property at any time hereafter pledged to the Pledgee as Collateral hereunder and will like-

                                                                     EXHIBIT G-1
                                                                         Page 14

wise defend the right thereto and security interest therein of the Pledgee and the Secured Creditors.

         16. PLEDGORS' OBLIGATIONS ABSOLUTE, ETC. The obligations of each Pledgor under this Agreement shall be absolute and unconditional and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by, any circumstance or occurrence whatsoever, including, without limitation: (i) any renewal, extension, amendment or modification of or addition or supplement to or deletion from any Secured Debt Agreement or any other instrument or agreement referred to therein, or any assignment or transfer of any thereof; (ii) any waiver, consent, extension, indulgence or other action or inaction under or in respect of any such Secured Debt Agreement or other agreement or instrument including, without limitation, this Agreement; (iii) any furnishing of any additional security to the Pledgee or its assignee or any acceptance thereof or any release of any security by the Pledgee or its assignee; (iv) any limitation on any party's liability or obligations under any such instrument or agreement or any invalidity or unenforceability, in whole or in part, of any such instrument or agreement or any term thereof; or (v) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to any Pledgor or any Subsidiary of any Pledgor, or any action taken with respect to this Agreement by any trustee or receiver, or by any court, in any such proceeding, whether or not such Pledgor shall have notice or knowledge of any of the foregoing (it being understood that the enforcement hereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law)).

         17. REGISTRATION, ETC. (a) If there shall have occurred and be con-tinuing an Event of Default then, and in every such case, upon receipt by any Pledgor from the Pledgee of a written request or requests that such Pledgor cause any registration, qualification or compliance under any Federal, state or other applicable securities law or laws to be effected with respect to all or any part of the Pledged Stock, such Pledgor as soon as practicable and at its expense will cause such registration to be effected (and be kept effective) and will cause such qualification and compliance to be declared effected (and be kept effective) as may be so requested and as would permit or facilitate the sale and distribution of such Pledged Stock, including, without limitation, registration under the Securities Act of 1933, as then in effect (or any similar statute then in effect), appropriate qualifications under applicable blue sky, state or other applicable securities laws and appropriate compliance with any other government requirements, provided, that the Pledgee shall furnish to such Pledgor such information regarding the Pledgee as such Pledgor may reasonably request in writing and as shall be required in connection with any such registration, qualification or compliance. Such Pledgor will cause the Pledgee to be kept advised

                                                                     EXHIBIT G-1
                                                                         Page 15

in writing as to the progress of each such registration, qualification or compliance and as to the completion thereof, will furnish to the Pledgee such number of prospectuses, offering circulars or other documents incident thereto as the Pledgee from time to time may reasonably request, and will indemnify the Pledgee, each other Secured Creditor and all others participating in the distribution of such Pledged Stock against all claims, losses, damages and liabilities caused by any untrue statement (or alleged untrue statement) of a material fact contained therein (or in any related registration statement, notification or the like) or by any omission (or alleged omission) to state therein (or in any related registration statement, notification or the like) a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same may have been caused by an untrue statement or omission based upon information furnished in writing to such Pledgor by the Pledgee or such other Secured Creditor expressly for use therein.

         (b) If at any time when the Pledgee shall determine to exercise its right to sell all or any part of the Pledged Securities pursuant to Section 7 hereof, and such Pledged Securities or the part thereof to be sold shall not, for any reason whatsoever, be effectively registered under the Securities Act of 1933, as then in effect, the Pledgee may, in its sole and absolute discretion, sell such Pledged Securities or part thereof by private sale in such manner and under such circumstances as the Pledgee may deem necessary or advisable in order that such sale may legally be effected without such registration. Without limiting the generality of the foregoing, in any such event the Pledgee, in its sole and absolute discretion (i) may proceed to make such private sale notwithstanding that a registration statement for the purpose of registering such Pledged Securities or part thereof shall have been filed under such Securities Act, (ii) may approach and negotiate with a single possible purchaser to effect such sale, and (iii) may restrict such sale to a purchaser who will represent and agree that such purchaser is purchasing for its own account, for investment, and not with a view to the distribution or sale of such Pledged Securities or part thereof. In the event of any such sale, the Pledgee shall incur no responsibility or liability for selling all or any part of the Pledged Securities at a price which the Pledgee, in its sole and absolute discretion, in good faith deems reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might be realized if the sale were deferred until after registration as aforesaid.

         18. TERMINATION; RELEASE. (a) On the Termination Date (as defined in the Security Agreement), but only after giving effect to the repayments to be made on such date, this Agreement and the security interest created hereby shall terminate (provided that all indemnities set forth herein including, without limitation, in Section 11 hereof shall survive any such termination), and the Pledgee, at the request and expense of any Pledgor, will execute and deliver to each Pledgor such proper instrument or instruments acknowledging the satisfaction and termination of this Agreement, and will duly assign,

                                                                     EXHIBIT G-1
                                                                         Page 16

release, transfer and deliver to each Pledgor (without recourse and without any representation or warranty) all of the Collateral as has not theretofore been sold or otherwise applied or released pursuant to this Agreement, together with any moneys at the time held by the Pledgee or any of its sub-agents hereunder.

         (b) In the event that all or any part of the Collateral is sold, conveyed or disposed of in connection with any form of asset disposition permitted by the Credit Agreements or otherwise released, in whole or in part, at the direction of the Required Secured Creditors and the proceeds of such asset disposition are applied in accordance with, and to the extent required by, the provisions of the Credit Agreements, the Pledgee, at the request and expense of any Pledgor, will duly assign, release, transfer and deliver to the appropriate Pledgor (without recourse and without any representation or warranty) such of the Collateral (and releases therefor) as is then being (or has been) so sold or released and has not theretofore been released pursuant to this Agreement.

         (c) At any time that a Pledgor desires that the Pledgee assign, release, transfer and deliver Collateral as provided in Section 18(a) or (b) hereof, it shall deliver to the Pledgee a certificate signed by a principal executive officer of such Pledgor stating that the release of the respective Collateral is in accordance with Section 18(a) or (b).

         (d) The Pledgee shall have no liability whatsoever to any Secured Creditor as the result of any release of Collateral by it in accordance with this Section 18.

         19. NOTICES ETC. All such notices and communications hereunder shall be sent or delivered by mail, telegraph, telex, telecopy, cable or overnight courier service and all such notices and communications shall, when mailed, telegraphed, telexed, telecopied, or cabled or sent by overnight courier, be effective when delivered to the telegraph company, cable company or overnight courier, as the case may be, or sent by telex or telecopier and when mailed shall be effective three Business Days following deposit in the mail with proper postage, except that notices and communications to the Pledgee shall not be effective until received by the Pledgee. All notices and other communications shall be in writing and addressed as follows:

                                                                     EXHIBIT G-1
                                                                         Page 17

         (a) if to any Pledgor, to the address and communications information set forth opposite its signature below;

         (b) if to the Pledgee, at the following address of, and the communications information for, the Pledgee:

             Morgan Guaranty Trust Company of New York
             60 Wall Street
             New York, New York  10260-0060
             Attention:  Laura Loffredo
             Telephone No.:  (212) 648-6793
             Facsimile No.:  (212) 648-5336

         (c) if to any Bank Creditor, either (x) to the respective Administrative Agent, at the address of such Administrative Agent specified in the respective Credit Agreement or (y) at such address and communications information as such Bank Creditor shall have specified in the respective Credit Agreement;

         (d) if to any Other Creditor at such address and communications information as such Other Creditor shall have specified in writing to the Pledgors and the Pledgee;

or at such other address as shall have been furnished in writing by any Person described above to the party required to give notice hereunder.

         20. WAIVER; AMENDMENT. None of the terms and conditions of this Agreement may be changed, waived, modified or varied in any manner whatsoever unless in writing and duly signed by each Pledgor directly affected thereby and the Pledgee (with the written consent of the Required Secured Creditors); provided, that any change, waiver, modification or variance affecting the rights and benefits of a single Class (as defined below) of Secured Creditors (and not all Secured Creditors in a like or similar manner) shall also require the written consent of the Requisite Creditors (as defined below) of such affected Class. For the purpose of this Agreement, the term "Class" shall mean each class of Secured Creditors, i.e., whether (i) the SCIS Bank Creditors as holders of the SCIS Credit Document Obligations, (ii) the Caterair Bank Creditors as holders of the Caterair Credit Document Obligations or (iii) the Other Creditors as the holders of the Other Obligations. For the purpose of this Agreement, the term "Requisite Creditors" of any Class shall mean each of (i) with respect to the SCIS Credit Document Obligations, the Required Banks under, and as defined in, the SCIS Credit Agreement, (ii) with respect to the Caterair Credit Document Obligations, the Required Banks under, and as defined in,

                                                                     EXHIBIT G-1
                                                                         Page 18

the Caterair Credit Agreement and (iii) with respect to the Other Obligations, the holders of a majority of all obligations outstanding from time to time under the Interest Rate Protection Agreements or Other Hedging Agreements.

         21. MISCELLANEOUS. This Agreement shall be binding upon the successors and assigns of each Pledgor (although no Pledgor may assign its rights and obligations hereunder except in accordance with the provisions of the Secured Debt Agreements) and shall inure to the benefit of and be enforceable by each of the parties hereto and its successors and assigns. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS EXCEPT FOR THE CHOICE OF LAW PROVISIONS OF THE NEW YORK UNIFORM COMMERCIAL CODE. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. The headings in this Agreement are for purposes of reference only and shall not limit or define the meaning hereof. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one instrument. In the event that any provision of this Agreement shall prove to be invalid or unenforceable, such provision shall be deemed to be severable from the other provisions of this Agreement which shall remain binding on all parties hereto.

         22. RECOURSE. This Agreement is made with full recourse to each Pledgor (including, without, limitation, with full recourse to all assets of such Pledgor) and pursuant to and upon all the representations, warranties, covenants and agreements on the part of such Pledgor contained herein, in the other Secured Debt Agreements and otherwise in writing in connection herewith or therewith, provided that, notwithstanding anything to the contrary contained herein, any recourse under this Agreement against Caterair Holdings is limited solely to the Collateral of Caterair Holdings pledged pursuant to this Agreement and any proceeds or earnings thereon.

         23. ADDITIONAL PLEDGORS. It is understood and agreed that any Wholly-Owned Domestic Subsidiary of any Pledgor that is required to execute a counterpart of this Agreement after the date hereof pursuant to either Credit Agreement shall automatically become a Pledgor hereunder by executing a counterpart hereof and delivering the same to the Pledgee.

                                      * * *

                                                                     EXHIBIT G-1
                                                                         Page 19

         IN WITNESS WHEREOF, each Pledgor and the Pledgee have caused this Agreement to be executed by their duly elected officers duly authorized as of the date first above written


Addresses:
---------
524 East Lamar Boulevard                SC INTERNATIONAL SERVICES, INC.,
Arlington, Texas  76011                 as a Pledgor

                                        By: ___________________________________
                                            Name:
                                            Title:


6550 Rock Spring Drive                  CATERAIR HOLDINGS  CORPORATION,
Bethesda, Maryland  20817               as a Pledgor

                                        By: ___________________________________
                                            Name:
                                            Title:



6550 Rock Spring Drive                  CATERAIR INTERNATIONAL CORPORATION,
Bethesda, Maryland  20817               as a Pledgor

                                        By: ___________________________________
                                            Name:
                                            Title:



524 East Lamar Boulevard                SKY CHEFS, INC.,
Arlington, Texas  76011                 as a Pledgor

                                        By: ___________________________________
                                            Name:
                                            Title:

                                                                     EXHIBIT G-1
                                                                         Page 20

6550 Spring Rock Drive                  CATERAIR INTERNATIONAL, INC. (II),
Bethesda, Maryland  20817               as a Pledgor

                                        By: ___________________________________
                                            Name:
                                            Title:


524 East Lamar Boulevard                SKY CHEFS INTERNATIONAL CORP.,
Arlington, Texas 76011                  as a Pledgor

                                        By: ___________________________________
                                            Name:
                                            Title:


300 Delaware Avenue, Suite 315          ARLINGTON SERVICES, INC.,
Wilmington, Delaware  19801-1622        as a Pledgor

                                        By: ___________________________________
                                            Name:
                                            Title:


300 Delaware Avenue, Suite 315          ARLINGTON SERVICES HOLDING
Wilmington, Delaware  19801-1622        CORPORATION, as a Pledgor

                                        By: ___________________________________
                                            Name:
                                            Title:


300 Delaware Avenue                     BETHESDA SERVICES, INC.,
Wilmington, Delaware  19801-1622        as a Pledgor

                                        By: ___________________________________
                                            Name:
                                            Title:

                                                                     EXHIBIT G-1
                                                                         Page 21

300 Delaware Avenue                     CATERAIR NEW ZEALAND LIMITED,
Wilmington, Delaware  19801-1622        as a Pledgor

                                        By: ___________________________________
                                            Name:
                                            Title:


524 East Lamar Boulevard                CATERAIR CONSULTING SERVICES
Arlington, Texas  76011                 CORPORATION,
                                        as a Pledgor

                                        By: ___________________________________
                                            Name:
                                            Title:


524 East Lamar Boulevard                JFK CATERERS, INC.,
Arlington, Texas  76011                 as a Pledgor

                                        By: ___________________________________
                                            Name:
                                            Title:


524 East Lamar Boulevard                CATERAIR ST. THOMAS HOLDINGS
Arlington, Texas  76011                 CORPORATION, as a Pledgor

                                        By: ___________________________________
                                            Name:
                                            Title:



524 East Lamar Boulevard                WESTERN AIRE CHEF, INC.
Arlington, Texas  76011                 as a Pledgor

                                        By: ___________________________________
                                            Name:
                                            Title:

                                                                     EXHIBIT G-1
                                                                         Page 22

6550 Rock Spring Drive                  CATERAIR AIRPORT PROPERTIES, INC.,
Bethesda, Maryland  20817               as a Pledgor

                                        By: ___________________________________
                                            Name:
                                            Title:


6550 Rock Spring Drive                  SKY CHEFS ARGENTINE, INC.,
Bethesda, Maryland  20817               as a Pledgor

                                        By: ___________________________________
                                            Name:
                                            Title:


524 East Lamar Boulevard                CATERAIR INTERNATIONAL TRANSITION
Arlington, Texas  76011                 CORPORATION,
                                        as a Pledgor

                                        By: ___________________________________
                                            Name:
                                            Title:


524 East Lamar Boulevard                ONEX OHIO ACCEPTANCE CORP.,
Arlington, Texas  76011                 as a Pledgor

                                        By: ___________________________________
                                            Name:
                                            Title:


524 East Lamar Boulevard                ONEX OHIO CREDIT CORP.,
Arlington, Texas  76011                 as a Pledgor

                                        By: ___________________________________
                                            Name:
                                            Title:

                                                                     EXHIBIT G-1
                                                                         Page 23

524 East Lamar Boulevard                ONEX OHIO EQUITY CORP.,
Arlington, Texas  76011                 as a Pledgor

                                        By: ___________________________________
                                            Name:
                                            Title:


524 East Lamar Boulevard                ONEX OHIO FINANCE CORP.,
Arlington, Texas  76011                 as a Pledgor

                                        By: ___________________________________
                                            Name:
                                            Title:


524 East Lamar Boulevar                 ONEX OHIO FINANCE CORP. II,
Arlington, Texas  76011                 as a Pledgor

                                        By: ___________________________________
                                            Name:
                                            Title:


524 East Lamar Boulevard                ONEX OHIO CAPITAL CORP.,
Arlington, Texas  76011                 as a Pledgor

                                        By: ___________________________________
                                            Name:
                                            Title:


524 East Lamar Boulevar                 ONEX OHIO FISCAL CORP.,
Arlington, Texas  76011                 as a Pledgor

                                        By: ___________________________________
                                            Name:
                                            Title:

                                                                     EXHIBIT G-1
                                                                         Page 24

524 East Lamar Boulevard                ONEX OHIO FUNDS CORP.,
Arlington, Texas  76011                 as a Pledgor

                                        By: ___________________________________
                                            Name:
                                            Title:


524 East Lamar Boulevard                ONEX OHIO CREDIT CORP. II,
Arlington, Texas  76011                 as a Pledgor

                                        By: ___________________________________
                                            Name:
                                            Title:


524 East Lamar Boulevard                ONEX OHIO FUNDS CORP. II,
Arlington, Texas  76011                 as a Pledgor

                                        By: ___________________________________
                                            Name:
                                            Title:


524 East Lamar Boulevard                ONEX OHIO FISCAL CORP. II,
Arlington, Texas  76011                 as a Pledgor

                                        By: ___________________________________
                                            Name:
                                            Title:


524 East Lamar Boulevard                ONEX OHIO EQUITY CORP. II,
Arlington, Texas  76011                 as a Pledgor

                                        By: ___________________________________
                                            Name:
                                            Title:

                                                                     EXHIBIT G-1
                                                                         Page 25

524 East Lamar Boulevard             ONEX OHIO CAPITAL CORP. II,
Arlington, Texas  76011              as a Pledgor

                                     By: ___________________________________
                                         Name:
                                         Title:

in each case, with a copy to:

SC International Services, Inc.
524 East Lamar Boulevard
Arlington, Texas  76011
Attention:  Patrick Tolbert

                                     MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Pledgee,
                                     Collateral Agent

                                     By: ___________________________________
                                         Name:
                                         Title:

                                                                                                                            ANNEX A
                                                                                                                                 to
                                                                                                               AMENDED AND RESTATED
                                                                                                                            GENERAL
                                  LIST OF STOCK                                                                    PLEDGE AGREEMENT
====================================================================================================================================
                                                                                                                             # OF
                                                                                                     PERCENTAGE            SHARES
ISSUER/JURISDICTION OF                                               AUTH.     ISSUED    PERCENTAGE    TO BE    STOCK CERT.  TO BE
    INCORPORATION                OWNER          CLASS OF STOCK      SHARES     SHARES      HELD       PLEDGED      NUMBER   PLEDGED
------------------------------------------------------------------------------------------------------------------------------------
Sky Chefs, Inc.
 (Delaware)                        SCIS             Common -       5,000,000     100        100%        100%        3          100
                                                    $100 Par
------------------------------------------------------------------------------------------------------------------------------------
Caterair International, Inc.
 (II) (Delaware)                   SCIS             Common -         3,000       100        100%        100%        2          100
                                                    $.01 Par
------------------------------------------------------------------------------------------------------------------------------------
Sky Chefs International
  Corp.
 (Delaware)                    Sky Chefs, Inc.      Common -         1,000      1,000       100%        100%        2        1,000
                                                    $.01 Par
------------------------------------------------------------------------------------------------------------------------------------
Arlington Services, Inc.
 (Delaware)                    Sky Chefs, Inc.      Common -         1,000       100        100%        100%        2          100
                                                    $.01 Par
------------------------------------------------------------------------------------------------------------------------------------
Arlington Services
 Holding Corporation           Sky Chefs, Inc.      Common -         3,000      1,000       100%        100%        1        1,000
 (Delaware) ("ASH")                                 $.01 Par
------------------------------------------------------------------------------------------------------------------------------------
Bethesda Services, Inc.
 (Delaware)                        Caterair         Common -         3,000      1,000       100%        100%        1        1,000
                                International,      $.01 Par
                                   Inc. (II)
------------------------------------------------------------------------------------------------------------------------------------
Caterair New Zealand Limited
 (Delaware)                        Bethesda         Common -         3,000      1,000       100%        100%        1        1,000
                                Services, Inc.      $.01 Par
------------------------------------------------------------------------------------------------------------------------------------
Delta Dailyfood Texas, Inc.
 (Texas)                       Sky Chefs, Inc.      Common -         1,000       100        33%          33%        3           33
                                                    No Par
------------------------------------------------------------------------------------------------------------------------------------


                                                                                                                            ANNEX A
                                                                                                                             Page 2
===================================================================================================================================
                                                                                                                             # OF
                                                                                                      PERCENTAGE            SHARES
ISSUER/JURISDICTION OF                                               AUTH.     ISSUED    PERCENTAGE    TO BE    STOCK CERT.  TO BE
    INCORPORATION                OWNER          CLASS OF STOCK      SHARES     SHARES      HELD       PLEDGED      NUMBER   PLEDGED
-----------------------------------------------------------------------------------------------------------------------------------
LSG-Sky Chefs do Brasil
 Catering Refeicoes             Sky Chefs              Quotas       166,201      166,201     100%      65%          --      --
 Ltda. (Brazil)1               International
                                  Corp.
-----------------------------------------------------------------------------------------------------------------------------------
CateringPor - Catering
 de Portugal, S.A.2             Sky Chefs          1,000 PTE per      700          700        49%      --           --      --
                               International          share par      million      million
                                  Corp.
-----------------------------------------------------------------------------------------------------------------------------------
Onex Ohio Acceptance
 Corporation                      SCIS               Common -        100          100       100%       100%          3      100
 (Delaware)                                            $.01 Par
-----------------------------------------------------------------------------------------------------------------------------------
Onex Ohio Credit Corp.
 (Delaware)                       SCIS               Common -       1,000         100       100%       100%          3      100
                                                       $.01 Par
-----------------------------------------------------------------------------------------------------------------------------------
Onex Ohio Equity Corp.
 (Delaware)                       SCIS               Common -       1,000         100       100%       100%          2      100
                                                       $.01 Par
-----------------------------------------------------------------------------------------------------------------------------------
Onex Ohio Finance Corp.
 (Delaware)                       SCIS               Common -       1,000        1,000      100%       100%          2    1,000
                                                       $.01 Par
-----------------------------------------------------------------------------------------------------------------------------------
Onex Ohio Finance Corp. II
 (Delaware)                       SCIS               Common -       1,000         100       100%       100$          2      100
                                                       $.01 Par
-----------------------------------------------------------------------------------------------------------------------------------
Onex Ohio Capital Corp.
 (Delaware)                       SCIS               Common -       1,000        1,000      100%       100%          2    1,000
                                                       $.01 Par
-----------------------------------------------------------------------------------------------------------------------------------
Onex Ohio Fiscal Corp.
 (Delaware)                       SCIS               Common -       1,000        1,000      100%       100%          2    1,000
                                                       $.01 Par
-----------------------------------------------------------------------------------------------------------------------------------
Onex Ohio Funds Corp.
 (Delaware)                       SCIS               Common -       1,000        1,000      100%       100%          2    1,000
                                                       $.01 Par
-----------------------------------------------------------------------------------------------------------------------------------
Onex Ohio Credit Corp. II
 (Delaware)                       SCIS               Common -       1,000         100       100%       100%          2      100
                                                       $.01 Par
-----------------------------------------------------------------------------------------------------------------------------------
Onex Ohio Funds Corp. II
 (Delaware)                       SCIS               Common -       1,000         100       100%       100%          2      100
                                                       $.01 Par
-----------------------------------------------------------------------------------------------------------------------------------
Onex Ohio Fiscal Corp. II
 (Delaware)                       SCIS               Common -       1,000         100       100%       100%          2      100
                                                       $.01 Par

--------

     1 The quotas of LSG Sky Chefs do Brasil cannot be delivered, however, physical possession is not necessary to perfect a pledge. A contract of pledge is valid upon registration in the company books.

     2 The shares of CateringPor cannot be delivered and cannot be pledged as there will have to be an exorbitant stamp tax paid to the Portuguese authorities.

                                                                                                                            ANNEX A
                                                                                                                             Page 3
===================================================================================================================================
                                                                                                                          # OF
                                              CLASS                                             PERCENTAGE   STOCK      SHARES
ISSUER/JURISDICTION                             OF            AUTH.    ISSUED     PERCENTAGE      TO BE      CERT.      TO BE
 OF INCORPORATION               OWNER         STOCK          SHARES    SHARES       HELD          PLEDGED    NUMBER    PLEDGED
-----------------------------------------------------------------------------------------------------------------------------------
Onex Ohio Equity Corp. II
 (Delaware)                     SCIS            Common -       1,000      100        100%        100%          2            100
                                                $.01 Par
-----------------------------------------------------------------------------------------------------------------------------------
Onex Ohio Capital Corp. II
 (Delaware)                     SCIS            Common -       1,000      100        100%        100%          2            100
                                                $.01 Par

-----------------------------------------------------------------------------------------------------------------------------------
Caterair International
 Corporation                    Caterair        Common -      10,000   10,000        100%        100%          1         10,000
 ("Caterair") (Delaware         Holdings        $.01 par
                                Corporation
------------------------------------------------------------------------------------------------------------------------------------
Caterair Consulting Services
 Corporation                    ASH             Common -         100      100        100%        100%          4            100
 (Delaware - formerly KCI                       No Par
 Caterers, Inc.)
------------------------------------------------------------------------------------------------------------------------------------
JFK Caterers, Inc.
 (Delaware)                     ASH             Common -         100      100        100%        100%          4            100
                                                No Par
------------------------------------------------------------------------------------------------------------------------------------
Caterair Airport Properties,    Caterair New    Common -         100      100        100%        100%          5            100
 Inc. (Delaware - formerly      Zealand         No Par
 Marriott Airport Properties,   Limited
 Inc.
------------------------------------------------------------------------------------------------------------------------------------
Caterair Taiwan Inflight
 Services, Inc.                 Caterair New    Common     1,200,000  100,000        100%                      Held in
(Taiwan)                        Zealand                                                                          Trust
                                Limited
------------------------------------------------------------------------------------------------------------------------------------
Western Aire Chef, Inc.
 (Delaware)                     ASH             Common -         100      100        100%        100%          5            100
                                                No Par
------------------------------------------------------------------------------------------------------------------------------------
Caterair International
 Transition                                     Common -       3,000      100        100%        100%          1            100
 Corporation                                    $.01 Par
------------------------------------------------------------------------------------------------------------------------------------
Sky Chefs Canada, Limited
 (Canada)                       ASH             Common             1        1        100%        100%          CS-5           1
====================================================================================================================================

                                                                                                                          ANNEX A
                                                                                                                           Page 4
=================================================================================================================================
                                                                                             PERCENTAGE     STOCK     # Of SHARES
ISSUER/JURISDICTION                                        AUTH.     ISSUED     PERCENTAGE       TO BE       CERT.        TO BE
OF INCORPORATION             OWNER    CLASS OF STOCK      SHARES     SHARES        HELD         PLEDGED      NUMBER       PLEDGED
---------------------------------------------------------------------------------------------------------------------------------
SC International            ASH        pound sterling1       100,000
Services Ireland                           Ordinary
(Ireland)                                   Shares

                                            US$1 A        30,000,000      1,000       100%
                                           Ordinary
                                            Shares
---------------------------------------------------------------------------------------------------------------------------------
Sky Chefs - U.K., Ltd.      ASH        pound sterling1    10,000,000  3,741,582       100%          65%                       65
(England)                                  Ordinary
                                            Shares
---------------------------------------------------------------------------------------------------------------------------------
LSG Sky Chefs Venezuela,    ASH           Class B:
C.A.                                      100,000
(Venezuela)                               Bolivars
                                         per share

                                          Class C:               100        100        80%          65%                       52
                                          43,000
                                          Bolivars
                                          per share
---------------------------------------------------------------------------------------------------------------------------------
Arlington Services          ASH          Series B 1           50,000     50,000       100%          65%                   32,500
Mexico, S.A. de C.V.                      peso per
                                          share par
---------------------------------------------------------------------------------------------------------------------------------
Nova Galicia S.A.           ASH            Class A                25         25       100%         65% of
de C.V. (Mexico)                                                                                  Class B
                                                                                                   Common
                                                                                                    Stock

                                           Class B        14,473,000 14,473,000
---------------------------------------------------------------------------------------------------------------------------------
Cater Suprimento            ASH            Quotas          2,169,162  2,169,162       100%          69%
de Refeicoes, Ltda.                                            4,347      4,347
(Brazil)
---------------------------------------------------------------------------------------------------------------------------------
Sky Chefs Chile, S.A.    Western Aire       Common                                     99%          65%                      990
(Chile)                    Chef, Inc.
                                                               1,000      1,000
                         Caterair Airport   Common                                      1%
                           Properties
                            ("CAP")
---------------------------------------------------------------------------------------------------------------------------------


                                                                                                                            ANNEX A
                                                                                                                             Page 5
===================================================================================================================================
                                                                                                 PERCENTAGE             # OF SHARES
ISSUER/JURISDICTION                                            AUTH.       ISSUED   PERCENTAGE     TO BE     STOCK CERT.     TO BE
OF INCORPORATION                 OWNER       CLASS OF STOCK    SHARES      SHARES         HELD    PLEDGED      NUMBER       PLEDGED
-----------------------------------------------------------------------------------------------------------------------------------
Cocina de Vuelos, S.A.           ASH           Common -          2,700      2,700      49%          49%          --            --
de C.V. (El Salvador)                        10,000 Colones
                                               per share
-----------------------------------------------------------------------------------------------------------------------------------
Caterair Madrid, S.A.            ASH            Common         64,800      64,800     100%          65%                     42,120
(Spain)
-----------------------------------------------------------------------------------------------------------------------------------
Caterair Barcelona,              ASH (80%)      Class A         14,000      14,000     100%      [52.8%]
S.A. (Spain)                  Caterair Madrid
                                 (20%)

                                                Class B          3,500      3,500
-----------------------------------------------------------------------------------------------------------------------------------
Caterair Portugal               74% CIC            -          40,600,000  40,600,000   74%          --           --            --
Servicios Profissionaise        26% CAP                           ESC        ESC       26%
Aero de Assistencia a
Bordo, Limitada (Portugal)
-----------------------------------------------------------------------------------------------------------------------------------
LSG Lufthansa Service              ASH              -            160,000    160,000     100%        65%          --            --
Sky Chefs
France, S.A. (France)
-----------------------------------------------------------------------------------------------------------------------------------
Caterair Australia Pty.            CAP           Ordinary      5,000,000      102       100%        65%        17,18           67
Ltd. (Australia)                                                                                 Common &
(formerly Marriott Hotel                                                                           100%
Corporation Pty. Ltd.)                                                                           Preferred
                                                 Preferred       475,900    475,900                             11         475,900
-----------------------------------------------------------------------------------------------------------------------------------
Sky Chefs Argentine, Inc.          ASH           Common -          100        100       100%       100%          3             100
(Delaware)                                        No Par
-----------------------------------------------------------------------------------------------------------------------------------
Caterair St. Thomas                ASH           Common -          100        100       100%       100%          2             100
Holdings Corporation                              No Par
(Delaware)
-----------------------------------------------------------------------------------------------------------------------------------
Arlington Services                 ASH           Common -          500         2        100%                     1
de Panama S.A.                                    No Par
-----------------------------------------------------------------------------------------------------------------------------------
Inflite Holdings                   ASH             US$1          50,000       100       49%          --          --            --
(Cayman) Ltd.                                    Ordinary
(Cayman Islands)                                   Shares
-----------------------------------------------------------------------------------------------------------------------------------
Versair In-Flite                   ASH           Class A        7,001,000  7,001,000                          7, yrs.    1,683,640
Services Limited                                                                        24%         24%       1994/1
(Jamaica)
                                                 Class B        7,016,000  7,016,000                          8, VIPS    1,680,240
                                                                                                              1994/2
-----------------------------------------------------------------------------------------------------------------------------------


                                                                                                                           ANNEX A
                                                                                                                            Page 6
==================================================================================================================================
                                                                                              PERCENTAGE               # OF SHARES
ISSUER/JURISDICTION                                           AUTH.    ISSUED   PERCENTAGE     TO BE     STOCK CERT.      TO BE
OF INCORPORATION                 OWNER    CLASS OF STOCK     SHARES    SHARES          HELD    PLEDGED      NUMBER     PLEDGED
----------------------------------------------------------------------------------------------------------------------------------
Antigua Catering                   ASH       Eastern       1,040,000  540,000      49%            --          --             --
Services Limited                            Caribbean
(Antigua)                                      US$1
                                             Ordinary
                                              Shares
----------------------------------------------------------------------------------------------------------------------------------
St. Lucia Catering                ASH        US$1 Par        SLCS     300,000      49%            --          --             --
Services Ltd.                                              300,000
(St.Lucia)
----------------------------------------------------------------------------------------------------------------------------------
Caterair Lebanon                  ASH       LL 100,000       1,000      1,000      20%            --          --             --
SAL                                            Par
----------------------------------------------------------------------------------------------------------------------------------
Gulf International                CAP        Bahraini     30,000,000   10,000      49%            --          --             --
Caterers, W.L.L.                              Dinars
(Bahrain)
----------------------------------------------------------------------------------------------------------------------------------
Marriott In-Flite                 ASH         Common        110,000    50,000     100%            --       Held in           --
Services of Korea                                                                                           Trust
(Korea)
----------------------------------------------------------------------------------------------------------------------------------
Barbados Flight                   ASH         Common       No Limit    80,000      49%            --       Held in           --
Kitchen Limited                                                                                             Trust
(Barbados)
----------------------------------------------------------------------------------------------------------------------------------
Airport Restaurants               ASH         Common       No Limit    10,000      49%            --       Held in           --
(1992) Limited                                                                                              Trust
(Barbados)
==================================================================================================================================

                                                                     ANNEX B
                                                                   to AMENDED
                                                                  AND RESTATED
                                                                     GENERAL
                                                                PLEDGE AGREEMENT

                                  LIST OF NOTES


================================================================================
               BORROWER                                PLEDGOR/LENDER
--------------------------------------------------------------------------------
Sky Chefs, Inc.                               SC International Services, Inc.
--------------------------------------------------------------------------------
Arlington Services, Inc.                      SC International Services, Inc.
--------------------------------------------------------------------------------
Arlington Services Holding Corporation        SC International Services, Inc.
--------------------------------------------------------------------------------
Caterair International, Inc. (II)             SC International Services, Inc.
--------------------------------------------------------------------------------
Bethesda Services, Inc.                       SC International Services, Inc.
--------------------------------------------------------------------------------
Caterair New Zealand Limited                  SC International Services, Inc.
--------------------------------------------------------------------------------
Onex Ohio Acceptance Corporation              SC International Services, Inc.
--------------------------------------------------------------------------------
Onex Ohio Credit Corp.                        SC International Services, Inc.
--------------------------------------------------------------------------------
Onex Ohio Equity Corp.                        SC International Services, Inc.
--------------------------------------------------------------------------------
Onex Ohio Finance Corp.                       SC International Services, Inc.
--------------------------------------------------------------------------------
Onex Ohio Capital Corp.                       SC International Services, Inc.
--------------------------------------------------------------------------------
Onex Ohio Fiscal Corp.                        SC International Services, Inc.
--------------------------------------------------------------------------------
Onex Ohio Funds Corp.                         SC International Services, Inc.
--------------------------------------------------------------------------------
Onex Ohio Credit Corp. II                     SC International Services, Inc.
--------------------------------------------------------------------------------
Onex Ohio Equity corp. II                     SC International Services, Inc.
--------------------------------------------------------------------------------
Onex Ohio Finance Corp. II                    SC International Services, Inc.
--------------------------------------------------------------------------------
Onex Ohio Capital Corp. II                    SC International Services, Inc.
--------------------------------------------------------------------------------
Onex Ohio Fiscal Corp. II                     SC International Services, Inc.
--------------------------------------------------------------------------------
Onex Ohio Funds Corp. II                      SC International Services, Inc.
--------------------------------------------------------------------------------
Caterair International Corporation            SC International Services, Inc.
--------------------------------------------------------------------------------
JFK Caterers, Inc.                            SC International Services, Inc.
--------------------------------------------------------------------------------
Caterair St. Thomas Holdings Corporation      SC International Services, Inc.
--------------------------------------------------------------------------------
Western Aire Chef, Inc.                       SC International Services, Inc.
--------------------------------------------------------------------------------
Caterair Airport Properties, Inc.             SC International Services, Inc.
--------------------------------------------------------------------------------
Sky Chefs Argentine, Inc.                     SC International Services, Inc.
--------------------------------------------------------------------------------
Caterair Consulting Services Corporation      SC International Services, Inc.
--------------------------------------------------------------------------------
SC International Services, Inc.               Caterair International Corporation
--------------------------------------------------------------------------------

                                                                         ANNEX B
                                                                          Page 2


==========================================================================================
               BORROWER                                     PLEDGOR/LENDER
------------------------------------------------------------------------------------------
SC International Servics, Inc.                        Sky Chefs, Inc.
------------------------------------------------------------------------------------------
Sky Chefs International Corp.                         Sky Chefs, Inc.
------------------------------------------------------------------------------------------
Arlington Services, Inc.                              Sky Chefs, Inc.
------------------------------------------------------------------------------------------
Sky Chefs, Inc.                                       Arlington Services, Inc.
------------------------------------------------------------------------------------------
Arlington Services Holding Corporation                Arlington Services, Inc.
------------------------------------------------------------------------------------------
Bethesda Services, Inc.                               Caterair International, Inc. (II)
------------------------------------------------------------------------------------------
Caterair New Zealand Limited                          Bethesda Services, Inc.
------------------------------------------------------------------------------------------
Caterair Airport Properties, Inc.                     Caterair International, Inc. (II)
------------------------------------------------------------------------------------------
Caterair Airport Properties, Inc.                     Caterair New Zealand Limited
------------------------------------------------------------------------------------------
Arlington Services de Panama, S.A.                    SC International Services, Inc.
------------------------------------------------------------------------------------------
Sky Chefs de Panama S.A.                              SC International Services, Inc.
------------------------------------------------------------------------------------------
Inversiones Turisticas Aeropuerto Panama, S.A.        SC International Services, Inc.
------------------------------------------------------------------------------------------
LSG Lufthansa Service Sky Chefs France, S.A           SC International Services, Inc.
------------------------------------------------------------------------------------------
Sky Chefs Chile, S.A.                                 SC International Services, Inc.
------------------------------------------------------------------------------------------
Caterair Servicos Industriales, Ltda.                 SC International Services, Inc.
------------------------------------------------------------------------------------------
Cater Suprimento De Refeicoes, Ltda.                  SC International Services, Inc.
------------------------------------------------------------------------------------------
LSG-Sky Chefs do Brasil Catering --Refeicoes Ltda.    SC International Services, Inc.
------------------------------------------------------------------------------------------
ServCater Internacional Ltda.                         SC International Services, Inc.
------------------------------------------------------------------------------------------
ServCater Internacional Ltda.                         Sky Chefs, Inc.
------------------------------------------------------------------------------------------
ServCater Internacional Ltda.                         Sky Chefs International Corp.
------------------------------------------------------------------------------------------
Caterair Servicos de Bordo e Hotelaria, S.A.          SC International Services, Inc.
------------------------------------------------------------------------------------------
Sky Chefs - U.K., Ltd.                                SC International Services, Inc.
------------------------------------------------------------------------------------------
Arlington Services Mexico, S.A. de C.V.               SC International Services, Inc.
------------------------------------------------------------------------------------------
Nova Galicia, S.A. de C.V.                            SC International Services, Inc.
------------------------------------------------------------------------------------------
Caterair de Mexico, S.A. de C.V.                      SC International Services, Inc.
------------------------------------------------------------------------------------------
Immobiliaria Marracas, S.A. de C.V.                   SC International Services, Inc.
------------------------------------------------------------------------------------------
Casa Ponce de Leon, S.A. de C.V.                      SC International Services, Inc.
------------------------------------------------------------------------------------------
Comisariato Gotre, S.A. de C.V.                       SC International Services, Inc.
------------------------------------------------------------------------------------------

                                                                                 ANNEX B
                                                                                  Page 3

========================================================================================
               BORROWER                                PLEDGOR/LENDER
----------------------------------------------------------------------------------------
Cocina del Aire Provincia, S.A. de C.V.           SC International Services, Inc.
----------------------------------------------------------------------------------------
Sky Chefs de Mexico, S.A. de C.V.                 SC International Services, Inc.
----------------------------------------------------------------------------------------
Caterair Taiwan Inflight Services, Inc.           SC International Services, Inc.
----------------------------------------------------------------------------------------
Caterair Madrid, S.A.                             SC International Services, Inc.
----------------------------------------------------------------------------------------
Caterair Barcelona, S.A.                          SC International Services, Inc.
----------------------------------------------------------------------------------------
Caterair Australia Pty. Ltd.                      SC International Services, Inc.
----------------------------------------------------------------------------------------
Caterair Portugal-Assistencia A Bordo Limitada    SC International Services, Inc.
----------------------------------------------------------------------------------------
Sky Chefs Canada, Limited                         SC International Services, Inc.
----------------------------------------------------------------------------------------
LSG Sky Chefs Venezuela C.A.                      SC International Services, Inc.
----------------------------------------------------------------------------------------
Sky Chefs Ireland                                 SC International Services, Inc.
----------------------------------------------------------------------------------------
SC International Services Ireland                 Arlington Services Holding Corporation
----------------------------------------------------------------------------------------
Arlington Services Panama, S.A.                   Arlington Services Holding Corporation
----------------------------------------------------------------------------------------
Caterair Taiwan Inflight Services, Inc.           Bethesda Services Holding Corporation
----------------------------------------------------------------------------------------
Caterair Australia Pty. Ltd.                      Caterair Airport Properties,Inc.
========================================================================================

                                                                     ANNEX C
                                                                        to
                                                                   AMENDED AND
                                                                RESTATED GENERAL
                                                                PLEDGE AGREEMENT

                               FORM OF CERTIFICATE


                             [Letterhead of Pledgor]


                                                                          [Date]


Morgan Guaranty Trust Company
  of New York, as Collateral Agent
60 Wall Street
New York, New York  10260-0060

Attention:  ___________________

Ladies and Gentlemen:

     Reference is hereby made to the Pledge Agreement, dated as of September 29, 1995 and amended and restated as of August 28, 1997, among the undersigned, the other pledgors party thereto, and you, as Collateral Agent (the "Pledge Agreement"). Pursuant to Section 3.2 of the Pledge Agreement, the undersigned hereby pledges and delivers to you under the Pledge Agreement [stock certificate number ____, representing ____ shares of the capital stock of ____, together with a duly executed and undated stock power for such shares] [a promissory note issued by __________ in favor of the undersigned, duly endorsed in blank].

                                         Very truly yours,

                                         [NAME OF PLEDGOR]


                                         By_______________________
                                           Title:


Accepted this ____ day
of ________, _____:

MORGAN GUARANTY TRUST COMPANY
  OF NEW YORK, as Collateral Agent


By________________________
  Title:

                                                                     EXHIBIT G-2


                   AMENDED AND RESTATED OFSI PLEDGE AGREEMENT



                  AMENDED AND RESTATED PLEDGE AGREEMENT (as amended, modified or supplemented from time to time, this "Agreement"), dated as of September 29, 1995 and amended and restated as of August 28, 1997, made by Onex Food Services, Inc. (the "Pledgor"), in favor of MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Collateral Agent (together with any successor pledgee, the "Pledgee"), for the benefit of the Secured Creditors (as defined below). Except as otherwise defined herein, capitalized terms used herein and defined in the SCIS Credit Agreement (as defined below) or in the Caterair Credit Agreement (as defined below), as the case may be, shall be used herein as therein defined.


                              W I T N E S S E T H :


                  WHEREAS, the Pledgor, SC International Services, Inc. ("SCIS"), Caterair Holdings Corporation ("Caterair Holdings"), Caterair International Corporation ("Caterair"), various lenders from time to time party thereto (the "SCIS Banks"), Bankers Trust Company and J.P. Morgan Securities Inc., as Co-Arrangers (the "SCIS Co-Arrangers"), Bankers Trust Company, as Syndication Agent, The Bank of New York, as Co-Agent, and Morgan Guaranty Trust Company of New York, as Administrative Agent, (together with any successor administrative agent, the "SCIS Administrative Agent"), have entered into a Credit Agreement, dated as of September 29, 1995 and amended and restated as of August 28, 1997, providing for the making of loans to SCIS and the issuance of, and participation in, letters of credit for the account of SCIS as contemplated therein (as used herein, the term "SCIS Credit Agreement" means the Credit Agreement described above in this paragraph, as the same may be amended, modified, extended, renewed, replaced, restated or supplemented from time to time, and including any agreement extending the maturity of, or restructuring all or any portion of the Indebtedness under such agreement or any successor agreements) (the SCIS Banks, the SCIS Co-Arrangers and the SCIS Administrative Agent are herein called the "SCIS Bank Creditors");

                  WHEREAS, SCIS, Caterair, various lenders from time to time party thereto (the "Caterair Banks", and together with the SCIS Banks, the "Banks"), Bankers Trust Company and J.P. Morgan Securities Inc., as Co-Arrangers (the "Caterair Co-Arrangers", and together with the SCIS Co-Arrangers, the "Co-Arrangers"), Bankers Trust Company, as Syndication Agent, and Morgan Guaranty Trust Company of New York, as Administrative Agent (together with any successor administration agent, the "Caterair Administrative Agent", and together with the SCIS Administrative Agent, the "Administrative Agents"), have entered into a Term Loan Agreement, dated as of August 28, 1997, providing for the

                                                                     EXHIBIT G-2
                                                                          Page 2



making of loans to SCIS and Caterair as contemplated therein (as used herein, the term "Caterair Credit Agreement" means the Term Loan Agreement described above in this paragraph, as the same may be amended, modified, extended, renewed, replaced, restated or supplemented from time to time, and including any agreement extending the maturity of, or restructuring all or any portion of the Indebtedness under such agreement or any successor agreements, and the SCIS Credit Agreement, together with the Caterair Credit Agreement, are herein called the "Credit Agreements") (the Caterair Banks, the Caterair Co-Arrangers and the Caterair Administrative Agent are herein called the "Caterair Bank Creditors", and together with the SCIS Bank Creditors, are herein called "Bank Creditors");

                  WHEREAS, SCIS, Caterair and/or one or more of their respective Subsidiaries may at any time and from time to time enter into one or more Interest Rate Protection Agreements or Other Hedging Agreements with one or more Banks or any affiliate thereof (each such Bank or affiliate, even if the respective Bank subsequently ceases to be a Bank under the applicable Credit Agreement for any reason, together with such Bank's or affiliate's successors and assigns, if any, collectively, the "Other Creditors," and together with the Bank Creditors and the Pledgee, the "Secured Creditors");

                  WHEREAS, pursuant to each OFSI Guaranty, the Pledgor has guaranteed to the Secured Creditors the payment when due of all Guaranteed Obligations as described therein;

                  WHEREAS, the Pledgor entered into the OFSI Pledge Agreement, dated as of September 29, 1995 (as amended, modified or supplemented to the date hereof, the "Original OFSI Pledge Agreement");

                  WHEREAS, it is a condition precedent to the making of loans and the issuance of letters of credit under the Credit Agreements that the Pledgor shall have executed and delivered a counterpart to this Agreement; and

                  WHEREAS, the Pledgor will obtain benefits from the incurrence of loans and the issuance of letters of credit under the Credit Agreements and the entering into of Interest Rate Protection Agreements or Other Hedging Agreements with the Other Creditors and, accordingly, the Pledgor desires to enter into this Agreement in order to satisfy the conditions described in the preceding paragraph and to amend and restate the Original OFSI Pledge Agreement in its entirety in the form of this Agreement;


                  NOW, THEREFORE, in consideration of the foregoing and other benefits accruing to the Pledgor, the receipt and sufficiency of which are hereby acknowledged, the Pledgor hereby makes the following representations and warranties to the Pledgee for the

                                                                     EXHIBIT G-2
                                                                          Page 3



benefit of the Secured Creditors and hereby covenants and agrees with the Pledgee for the benefit of the Secured Creditors as follows:

                  1. SECURITY FOR OBLIGATIONS. This Agreement is made by the Pledgor for the benefit of the Secured Creditors to secure:

                    (i) the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations, liabilities and indebtedness of the Pledgor to the SCIS Bank Creditors, whether now existing or hereafter incurred under, arising out of, or in connection with the SCIS Credit Agreement and the other SCIS Credit Documents (such term to mean the "Credit Documents" as defined in the SCIS Credit Agreement") (including, without limitation, all of its obligations, liabilities and indebtedness under the OFSI Guaranty (as defined in the SCIS Credit Agreement)) to which the Pledgor is a party and the due performance and compliance by the Pledgor with all of the terms, conditions and agreements contained in the SCIS Credit Agreement and such other SCIS Credit Documents (all such obligations, liabilities and indebtedness under this clause (i), except to the extent consisting of obligations, liabilities or indebtedness with respect to Interest Rate Protection Agreements or Other Hedging Agreements, being herein collectively called the "SCIS Credit Document Obligations");

                   (ii) the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations, liabilities and indebtedness of the Pledgor to the Caterair Bank Creditors, whether now existing or hereafter incurred under, arising out of, or in connection with the Caterair Credit Agreement and the other Caterair Credit Documents (such term to mean the "Credit Documents" as defined in the Caterair Credit Agreement", and the Caterair Credit Documents, together with the SCIS Credit Documents, are referred to herein as the "Credit Documents") (including, without limitation, all of its obligations, liabilities and indebtedness under the OFSI Guaranty (as defined in the Caterair Credit Agreement)) to which the Pledgor is a party and the due performance and compliance by the Pledgor with all of the terms, conditions and agreements contained in the Caterair Credit Agreement and such other Caterair Credit Documents (all such obligations, liabilities and indebtedness under this clause (i), except to the extent consisting of obligations, liabilities or indebtedness with respect to Interest Rate Protection Agreements or Other Hedging Agreements, being herein collectively called the "Caterair Credit Document Obligations");

                  (iii) the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations, liabilities and indebtedness owing by the Pledgor to the Other Creditors under, arising out of or with respect to, any Interest Rate Protection Agreement or Other Hedging Agreement (including,

                                                                     EXHIBIT G-2
                                                                          Page 4



         without limitation, all of its obligations, liabilities and indebtedness under each OFSI Guaranty in respect of such Interest Rate Protection Agreements or Other Hedging Agreements), whether such Interest Rate Protection Agreement or Other Hedging Agreement is now in existence or hereafter arising, and the due performance and compliance by the Pledgor with all of the terms, conditions and agreements contained therein (all such obligations, liabilities and indebtedness described in this clause (iii) being herein collectively called the "Other Obligations");

                  (iv) any and all sums advanced by the Pledgee in order to preserve the Collateral (as hereinafter defined) or preserve its security interest in the Collateral;

                  (v) in the event of any proceeding for the collection or enforcement of any indebtedness, obligations or liabilities of the Pledgor referred to in clauses (i), (ii) and (iii) above, upon the occurrence and during the continuance of an Event of Default (such term, as used in this Agreement, shall mean any Event of Default under, and as defined in, either the Credit Agreement, or any payment default under any Interest Rate Protection Agreement or Other Hedging Agreement, and shall, in any event, include without limitation, any payment default (after the expiration of any applicable grace period) on any of the Obligations (as hereinafter defined)) shall have occurred and be continuing, the reasonable expenses of retaking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Collateral, or of any exercise by the Pledgee of its rights hereunder, together with reasonable attorneys' fees and court costs; and

                  (vi) all amounts paid by any Secured Creditor as to which such Secured Creditor has the right to reimbursement under Section 11 of this Agreement.


All such obligations, liabilities, indebtedness, sums and expenses set forth in clauses (i) through (vi) of this Section 1 being herein collectively called the "Obligations," it being acknowledged and agreed that the "Obligations" shall include extensions of credit of the types described above, whether outstanding on the date of this Agreement or extended from time to time after the date of this Agreement.

                  2. DEFINITION OF STOCK, NOTES, SECURITIES, ETC. As used herein, (i) the term "Stock" shall mean all of the issued and outstanding shares of capital stock (including, but not limited to, warrants, options or other rights to acquire shares thereof) at any time owned by the Pledgor of SCIS or any of its Subsidiaries or Caterair Holdings or any of its Subsidiaries, provided that the term "Stock" shall not include, except as otherwise provided below, more than 65% of the total combined voting power of all classes of capital stock of any Foreign Subsidiary owned by the Pledgor or any stock held

                                                                     EXHIBIT G-2
                                                                          Page 5



as part of the Class B Assets; (ii) the term "Notes" shall mean all of the promissory notes from time to time issued to, or held by, the Pledgor representing obligations of SCIS or any of its Subsidiaries, Caterair Holdings or any of its Subsidiaries (including the Caterair Holdings Unsecured Debenture to the extent held by the Pledgor) or any of the Lufthansa Companies (to the extent the obligations of the Lufthansa Companies are evidenced by a Note); and
(iii) the term "Securities" shall mean all of the Stock and Notes. The Pledgor represents and warrants that, on the date hereof, (a) the Stock held by the Pledgor consists of the number and type of shares of the stock of the corporations as described in Annex A hereto, (b) such Stock constitutes that percentage of the issued and outstanding shares of capital stock of the issuing corporation as is set forth in Annex A hereto, (c) the Notes held by the Pledgor consist of the promissory notes described in Annex B hereto, (d) the Pledgor is the holder of record and sole beneficial owner of the Stock and the Notes and there exist no options or preemption rights in respect of any of the Stock and
(e) the Pledgor owns no other Securities. Following a change in the relevant provisions of the Code or the regulations, published rules, published rulings, notices or other official pronouncements issued or promulgated thereunder, if the Pledgee requests a pledge of additional stock of any Foreign Subsidiary of the Pledgor, all of the stock of which Foreign Subsidiary has not already been pledged pursuant this Agreement, then within 90 days after such request the Pledgor shall either (i) pledge such additional stock of such Foreign Subsidiary or (ii) deliver to the relevant Pledgee an opinion of the counsel of the Pledgor, which counsel shall be reasonably acceptable to the Pledgee, that the requested pledge of such additional stock is more likely than not to cause the undistributed earnings of such Foreign Subsidiary to be treated as a deemed dividend to such Foreign Subsidiary's United States parent for Federal income tax purposes.

                  3.  PLEDGE OF SECURITIES, ETC.

                  3.1. Pledge. To secure the Obligations of the Pledgor, the Pledgor hereby (i) grants to the Pledgee a security interest in all of the Collateral owned by the Pledgor, (ii) pledges and deposits as security with the Pledgee, the Securities owned by the Pledgor on the date hereof, and delivers to the Pledgee certificates or instruments, if any, therefor, (x) duly endorsed in blank by the Pledgor in the case of Notes, and (y) accompanied by undated stock powers duly executed in blank by the Pledgor (and accompanied by any transfer tax stamps required in connection with the pledge of such Securities) in the case of Stock, or such other instruments of transfer as are reasonably acceptable to the Pledgee and (iii) assigns, transfers, hypothecates mortgages, charges and sets over to the Pledgee all of the Pledgor's right, title and interest in and to such Securities (and in and to the certificates or instruments evidencing such Securities), to be held by the Pledgee upon the terms and conditions set forth in this Agreement.

                  3.2. Subsequently Acquired Securities. If the Pledgor shall acquire (by purchase, stock dividend or otherwise) any additional Securities at any time or from time

                                                                     EXHIBIT G-2
                                                                          Page 6



to time after the date hereof, the Pledgor will promptly thereafter pledge and deposit such Securities (or certificates or instruments representing such Securities) as security with the Pledgee and deliver to the Pledgee certificates therefor or instruments thereof, duly endorsed in blank in the case of such Notes, accompanied by undated stock powers duly executed in blank by the Pledgor (and accompanied by any transfer tax stamps required in connection with the pledge of such Securities) in the case of such Stock, or such other instruments of transfer as are reasonably acceptable to the Pledgee, and accompanied by a certificate executed by a principal executive officer of the Pledgor in the form attached as Annex C hereto describing such Securities and certifying that the same has been duly pledged with the Pledgee hereunder. Except as otherwise provided in the last sentence of Section 2 hereof, the Pledgor shall not be required at any time to pledge hereunder any Stock which is more than 65% of the total combined voting power of all classes of capital stock of any Foreign Subsidiary owned by the Pledgor.

                  3.3. Uncertificated Securities. Notwithstanding anything to the contrary contained in Sections 3.1 and 3.2 hereof, if any Securities (whether now owned or hereafter acquired) are uncertificated securities, the Pledgor shall promptly notify the Pledgee thereof, and shall promptly take all actions required to perfect the security interest of the Pledgee under applicable law (including, in any event, under Sections 8-313 and 8-321 of the New York Uniform Commercial Code, if applicable). The Pledgor further agrees to take such actions as the Pledgee deems reasonably necessary or desirable to effect the foregoing and to permit the Pledgee to exercise any of its rights and remedies hereunder, and agrees to provide an opinion of counsel reasonably satisfactory to the Pledgee with respect to any such pledge of uncertificated Securities promptly upon the reasonable request of the Pledgee.

                  3.4. Definitions of Pledged Stock; Pledged Notes; Pledged Securities and Collateral. All Stock at any time pledged or required to be pledged hereunder is hereinafter called the "Pledged Stock;" all Notes at any time pledged or required to be pledged hereunder are hereinafter called the "Pledged Notes;" all Pledged Stock and Pledged Notes together are called the "Pledged Securities;" and the Pledged Securities, together with all proceeds thereof, including any securities and moneys received and at the time held by the Pledgee hereunder, are herein called the "Collateral."

                  4. APPOINTMENT OF SUB-AGENTS; ENDORSEMENTS, ETC. The Pledgee shall have the right to appoint one or more sub-agents for the purpose of retaining physical possession of the Pledged Securities, which may be held (in the discretion of the Pledgee) in the name of the Pledgor, endorsed or assigned in blank or in favor of the Pledgee or any nominee or nominees of the Pledgee or a sub-agent appointed by the Pledgee.

                                                                     EXHIBIT G-2
                                                                          Page 7



                  5. VOTING, ETC., WHILE NO EVENT OF DEFAULT. Unless and until there shall have occurred and be continuing an Event of Default and the Pledgee has exercised any of its remedies under Section 7(d) hereof (or has given notice to the Pledgor that it intends to exercise such remedies, although no such notice shall be required and the Pledgee shall be entitled to exercise such remedies immediately upon the occurrence of a bankruptcy or insolvency Event of Default of the type described in either Credit Agreement in respect of the Pledgor), the Pledgor shall be entitled to exercise any and all voting and other consensual rights and powers pertaining to the Pledged Securities owned by it, and to give consents, waivers or ratifications in respect thereof; provided that no vote shall be cast or any consent, waiver or ratification given or any action taken which would violate or be inconsistent with any of the terms of this Agreement, the Credit Agreements, any other Credit Document or any Interest Rate Protection Agreement or Other Hedging Agreement (collectively, the "Secured Debt Agreements"), or which would have the effect of impairing the value of the Collateral or any part thereof or the position or interests of the Pledgee in the Collateral. All such rights of the Pledgor to vote and to give consents, waivers and ratifications shall cease in case an Event of Default has occurred and is continuing, and the Pledgee has exercised any of its remedies under
Section 7(d) hereof (or has given notice to the Pledgor that it intends to exercise such remedies, although no such notice shall be required and the Pledgee shall be entitled to exercise such remedies immediately upon the occurrence of a bankruptcy or insolvency Event of Default of the type described in either Credit Agreement in respect of the Pledgor).

                  6. DIVIDENDS AND OTHER DISTRIBUTIONS. (a) Unless and until there shall have occurred and be continuing an Event of Default and the Pledgee has exercised any of its remedies under Section 7(a) hereof (or has given notice to the Pledgor that it intends to exercise such remedies, although no such notice shall be required and the Pledgee shall be entitled to exercise such remedies immediately upon the occurrence of an Event of Default of the type described in either Credit Agreement in respect of the Pledgor), (i) all dividends and other distributions payable in respect of the Pledged Stock shall be paid to the Pledgor in accordance with (and to the extent permitted by) the Credit Agreements, and (ii) all payments in respect of the Pledged Notes shall be paid to the Pledgor.

                  (b) Nothing contained in this Section 6 shall limit or restrict in any way the Pledgee's right to receive proceeds of the Collateral in any form in accordance with Section 3 of this Agreement. All dividends, distributions or other payments in respect of the Collateral which are received by the Pledgor contrary to the provisions of this Section 6 or Section 7 hereof shall be held in trust for the benefit of the Pledgee, shall be segregated from other property or funds of the Pledgor and shall be forthwith delivered to the Pledgee as Collateral in the same form as so received (with any necessary endorsement).

                                                                     EXHIBIT G-2
                                                                          Page 8



                  7. REMEDIES UPON EVENTS OF DEFAULT. If there shall have occurred and be continuing an Event of Default, then and in every such case, the Pledgee shall be entitled to exercise all of the rights, powers and remedies (whether vested in it by this Agreement, any other Secured Debt Agreement or by law) for the protection and enforcement of its rights in respect of the Collateral, and the Pledgee shall be entitled to exercise all the rights and remedies of a secured party under the Uniform Commercial Code and also shall be entitled, without limitation, to exercise the following rights, which the Pledgor hereby agrees to be commercially reasonable:

                  (a) to receive all amounts payable in respect of the Collateral otherwise payable under Section 6 hereof to the Pledgor;

                  (b) to transfer all or any part of the Collateral into the Pledgee's name or the name of its nominee or nominees;

                  (c) to accelerate any Pledged Note which may be accelerated in accordance with its terms, and take any other lawful action to collect upon any Pledged Note (including, without limitation, to make any demand for payment thereon);

                  (d) to vote all or any part of the Pledged Stock (whether or not transferred into the name of the Pledgee) and give all consents, waivers and ratifications in respect of the Collateral and otherwise act with respect thereto as though it were the outright owner thereof (the Pledgor hereby irrevocably constituting and appointing the Pledgee the proxy and attorney-in-fact of the Pledgor, with full power of substitution to do so); and

                  (e) at any time and from time to time to sell, assign and deliver, or grant options to purchase, all or any part of the Collateral, or any interest therein, at any public or private sale, without demand of performance, advertisement or notice of intention to sell or of the time or place of sale or adjournment thereof or to redeem or otherwise (all of which are hereby waived by the Pledgor), for cash, on credit or for other property, for immediate or future delivery without any assumption of credit risk, and for such price or prices and on such terms as the Pledgee in its absolute discretion may determine; provided that at least 10 days' written notice of the time and place of any such sale shall be given to the Pledgor. The Pledgee shall not be obligated to make any such sale of Collateral regardless of whether any such notice of sale has theretofore been given. The Pledgor hereby waives and releases to the fullest extent permitted by law any right or equity of redemption with respect to the Collateral, whether before or after sale hereunder, and all rights, if any, of marshalling the Collateral and any other security for the Obligations or otherwise. At any such sale, unless prohibited by applicable law,

                                                                     EXHIBIT G-2
                                                                          Page 9



         the Pledgee on behalf of the Secured Creditors may bid for and purchase all or any part of the Collateral so sold free from any such right or equity of redemption. Neither the Pledgee nor any other Secured Creditor shall be liable for failure to collect or realize upon any or all of the Collateral or for any delay in so doing nor shall any of them be under any obligation to take any action whatsoever with regard thereto.

                  8. REMEDIES, ETC. Each and every right, power and remedy of the Pledgee provided for in this Agreement or any other Secured Debt Agreement, or now or hereafter existing at law or in equity or by statute shall be cumulative and concurrent and shall be in addition to every other such right, power or remedy. The exercise or beginning of the exercise by the Pledgee or any other Secured Creditor of any one or more of the rights, powers or remedies provided for in this Agreement or any other Secured Debt Agreement or now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise by the Pledgee or any other Secured Creditor of all such other rights, powers or remedies, and no failure or delay on the part of the Pledgee or any other Secured Creditor to exercise any such right, power or remedy shall operate as a waiver thereof. No notice to or demand on the Pledgor in any case shall entitle it to any other or further notice or demand in similar or other circumstances or constitute a waiver of any of the rights of the Pledgee or any other Secured Creditor to any other or further action in any circumstances without notice or demand. The Secured Creditors agree that this Agreement may be enforced only by the action of the Pledgee, in each case acting upon the instructions of the Required Secured Creditors (as defined in the Security Agreement) and that no other Secured Creditor shall have any right individually to seek to enforce or to enforce this Agreement or to realize upon the security to be granted hereby, it being understood and agreed that such rights and remedies may be exercised by the Pledgee for the benefit of the Secured Creditors upon the terms of this Agreement.

                  9. APPLICATION OF PROCEEDS. (a) All moneys collected by the Pledgee upon any sale or other disposition of the Collateral, together with all other moneys received by the Pledgee hereunder, shall be applied to the payment of the Obligations in the manner provided in Section 7.4 of the Security Agreement.

                  (b) It is understood and agreed that the Pledgor shall remain liable to the extent of any deficiency between the amount of the proceeds of the Collateral hereunder and the aggregate amount of the Obligations.

                  10. PURCHASERS OF COLLATERAL. Upon any sale of the Collateral by the Pledgee hereunder (whether by virtue of the power of sale herein granted, pursuant to judicial process or otherwise), the receipt of the Pledgee or the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold, and such purchaser or purchasers shall not be obligated to see to the application of any part of

                                                                     EXHIBIT G-2
                                                                         Page 10



the purchase money paid over to the Pledgee or such officer or be answerable in any way for the misapplication or nonapplication thereof.

                   11. INDEMNITY. (a) The Pledgor agrees to indemnify and hold harmless the Pledgee in such capacity and each other Secured Creditor and their respective successors, assigns, employees, agents and servants (individually an "Indemnitee," and collectively the "Indemnitees") harmless from any and all liabilities, obligations, damages, injuries, penalties, claims, demands, actions, suits, judgments and any and all reasonable costs, expenses or disbursements (including reasonable attorneys' fees and expenses) (for the purposes of this Section 11 the foregoing are collectively called "expenses") of whatever kind and nature imposed on, asserted against or incurred by any of the Indemnitees in any way relating to or arising out of this Agreement or the enforcement of any of the terms of, or the preservation of any rights hereunder, or in any way relating to or arising out of the ownership, control, acceptance, possession, condition, sale or other disposition, or use of the Collateral, provided that no Indemnitee shall be indemnified pursuant to this Section 11(a) for losses, damages or liabilities to the extent caused by the gross negligence or wilful misconduct of such Indemnitee. The Pledgor agrees that upon written notice by any Indemnitee of the assertion of such a liability, obligation, damage, injury, penalty, claim, demand, action, suit or judgment, the Pledgor shall to the extent requested to do so assume full responsibility for the defense thereof.

                  (b) Without limiting the application of Section 11(a) hereof, the Pledgor agrees to pay or reimburse the Pledgee for any and all fees, costs and expenses, including reasonable attorneys' fees, of whatever kind or nature incurred in connection with the creation, preservation or protection of the Pledgee's Liens on, and security interest in, the Collateral, including, without limitation, all fees and taxes in connection with the recording or filing of instruments and documents in public offices, payment or discharge of any taxes or Liens upon or in respect of the Collateral, and all other reasonable fees, costs and expenses in connection with protecting, maintaining or preserving the Collateral and the Pledgee's interest therein, whether through judicial proceedings or otherwise, or in defending or prosecuting any actions, suits or proceedings arising out of or relating to the Collateral.

                  (c) If and to the extent that the obligations of the Pledgor under this Section 11 are unenforceable for any reason, the Pledgor hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable law.

                  12. FURTHER ASSURANCES; POWER-OF-ATTORNEY. (a) The Pledgor agrees that it will join with the Pledgee in executing and, at the Pledgor's own expense, file and refile under the Uniform Commercial Code of any jurisdiction or other applicable law such financing statements, continuation statements and other documents in such offices as the Pledgee may deem reasonably necessary and wherever required by law

                                                                     EXHIBIT G-2
                                                                         Page 11



in order to perfect and preserve the Pledgee's security interest in the Collateral and hereby authorizes the Pledgee to file financing statements and amendments thereto relative to all or any part of the Collateral without the signature of the Pledgor where permitted by law, and agrees to do such further acts and things and to execute and deliver to the Pledgee such additional conveyances, assignments, agreements and instruments as the Pledgee may reasonably require or deem necessary to carry into effect the purposes of this Agreement or to further assure and confirm unto the Pledgee its rights, powers and remedies hereunder.

                  (b) The Pledgor hereby appoints the Pledgee the Pledgor's attorney-in-fact, with full authority in the place and stead of the Pledgor and in the name of the Pledgor or otherwise, from time to time after the occurrence and during the continuance of an Event of Default, in the Pledgee's reasonable discretion to take any action and to execute any instrument which the Pledgee may deem reasonably necessary or advisable to accomplish the purposes of this Agreement.

                  13. THE PLEDGEE AS AGENT. The Pledgee will hold in accordance with this Agreement all items of the Collateral at any time received under this Agreement. It is expressly understood and agreed by each Secured Creditor that by accepting the benefits of this Agreement each such Secured Creditor acknowledges and agrees that the obligations of the Pledgee as holder of the Collateral and interests therein and with respect to the disposition thereof, and otherwise under this Agreement, are only those expressly set forth in this Agreement. The Pledgee shall act hereunder on the terms and conditions set forth herein and in Article X of the Security Agreement.

                  14. TRANSFER BY THE PLEDGOR. The Pledgor will not sell or otherwise dispose of, grant any option with respect to, or mortgage, pledge or otherwise encumber any of the Collateral or any interest therein (except as may be permitted in accordance with the terms of the Credit Agreement).

                  15. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PLEDGOR. The Pledgor represents, warrants and covenants that (i) it is the legal, record and beneficial owner of, and has good and marketable title to, all Pledged Securities pledged by it hereunder, subject to no Lien (except the Lien created by this Agreement and Liens of the type described in Sections 9.01(i), (v) and
(xii) of the SCIS Credit Agreement); (ii) it has the corporate power and authority to pledge all the Pledged Securities pledged by it pursuant to this Agreement; (iii) this Agreement has been duly authorized, executed and delivered by the Pledgor and constitutes a legal, valid and binding obligation of the Pledgor enforceable in accordance with its terms, except to the extent that the enforceability hereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law); (iv) no consent of any other party (including, without limitation, any stockholder or creditor of the Pledgor or any of its

                                                                     EXHIBIT G-2
                                                                         Page 12



Subsidiaries) and no consent, license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority is required to be obtained by the Pledgor for the execution, delivery or performance of this Agreement by the Pledgor, the validity or enforceability of this Agreement and the perfection or enforceability of the Pledgee's security interest in the Collateral (other than, in respect of the proceeds of the Pledged Securities, the filing of Form UCC-1 financing statements or the appropriate equivalent (which filings, have been made)) or except for compliance with or as may be required by applicable securities laws, the exercise by the Pledgee of any of its rights or remedies provided herein; (v) the execution, delivery and performance of this Agreement by the Pledgor, and the compliance by it with the terms and provisions hereof, will not violate any provision of any applicable law or regulation or of any applicable order, judgment, writ, injunction or decree of any court, arbitrator or governmental authority, domestic or foreign, applicable to the Pledgor, or of the certificate of incorporation or by-laws (or equivalent organizational documents) of the Pledgor or of any securities issued by the Pledgor or any of its Subsidiaries, or of any mortgage, indenture, lease, deed of trust, loan agreement, credit agreement or any other material contract, agreement or instrument or undertaking to which the Pledgor or any of its Subsidiaries is a party or which purports to be binding upon the Pledgor or any of its Subsidiaries or upon any of their respective assets and will not result in the creation or imposition of (or the obligation to create or impose) any lien or encumbrance on any of the Collateral of the Pledgor or any of its Subsidiaries except as contemplated by this Agreement; (vi) all the shares of Stock have been duly and validly issued, are fully paid and non-assessable and are subject to no options to purchase or similar rights; (vii) each of the Pledged Notes issued by any Credit Party or by any of its Subsidiaries constitutes, or when executed by the respective obligor thereof will constitute, the legal, valid and binding obligation of such obligor, enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law); and (viii) the pledge, assignment and delivery to the Pledgee of the Securities (other than uncertificated securities) pursuant to this Agreement creates a valid and perfected first priority Lien in the Securities, and the proceeds thereof, subject to no other Lien or to any agreement purporting to grant to any third party a Lien on the property or assets of the Pledgor which would include the Securities. The Pledgor covenants and agrees that it will defend the Pledgee's right, title and security interest in and to the Securities and the proceeds thereof against the claims and demands of all persons whomsoever; and the Pledgor covenants and agrees that it will have like title to and right to pledge any other property at any time hereafter pledged to the Pledgee as Collateral hereunder and will likewise defend the right thereto and security interest therein of the Pledgee and the Secured Creditors.

                  16. PLEDGORS' OBLIGATIONS ABSOLUTE, ETC. The obligations of the Pledgor under this Agreement shall be absolute and unconditional and shall remain in

                                                                     EXHIBIT G-2
                                                                         Page 13



full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by, any circumstance or occurrence whatsoever, including, without limitation: (i) any renewal, extension, amendment or modification of or addition or supplement to or deletion from any Secured Debt Agreement or any other instrument or agreement referred to therein, or any assignment or transfer of any thereof; (ii) any waiver, consent, extension, indulgence or other action or inaction under or in respect of any such Secured Debt Agreement or other agreement or instrument including, without limitation, this Agreement; (iii) any furnishing of any additional security to the Pledgee or its assignee or any acceptance thereof or any release of any security by the Pledgee or its assignee; (iv) any limitation on any party's liability or obligations under any such instrument or agreement or any invalidity or unenforceability, in whole or in part, of any such instrument or agreement or any term thereof; or (v) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to the Pledgor or any Subsidiary of the Pledgor, or any action taken with respect to this Agreement by any trustee or receiver, or by any court, in any such proceeding, whether or not the Pledgor shall have notice or knowledge of any of the foregoing (it being understood that the enforcement hereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar rights generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law)).

                  17. REGISTRATION, ETC. (a) If there shall have occurred and be continuing an Event of Default then, and in every such case, upon receipt by the Pledgor from the Pledgee of a written request or requests that the Pledgor cause any registration, qualification or compliance under any Federal, state or other applicable securities law or laws to be effected with respect to all or any part of the Pledged Stock, the Pledgor as soon as practicable and at its expense will cause such registration to be effected (and be kept effective) and will cause such qualification and compliance to be declared effected (and be kept effective) as may be so requested and as would permit or facilitate the sale and distribution of such Pledged Stock, including, without limitation, registration under the Securities Act of 1933, as then in effect (or any similar statute then in effect), appropriate qualifications under applicable blue sky, state or other applicable securities laws and appropriate compliance with any other government requirements; provided that the Pledgee shall furnish to the Pledgor such information regarding the Pledgee as the Pledgor may reasonably request in writing and as shall be required in connection with any such registration, qualification or compliance. The Pledgor will cause the Pledgee to be kept advised in writing as to the progress of each such registration, qualification or compliance and as to the completion thereof, will furnish to the Pledgee such number of prospectuses, offering circulars or other documents incident thereto as the Pledgee from time to time may reasonably request, and will indemnify the Pledgee, each other Secured Creditor and all others participating in the distribution of such Pledged Stock against all claims, losses, damages and liabilities caused by any untrue statement (or alleged untrue statement) of a material fact contained therein (or in any related registration statement, notification or the like) or by any

                                                                     EXHIBIT G-2
                                                                         Page 14



omission (or alleged omission) to state therein (or in any related registration statement, notification or the like) a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same may have been caused by an untrue statement or omission based upon information furnished in writing to the Pledgor by the Pledgee or such other Secured Creditor expressly for use therein.

                  (b) If at any time when the Pledgee shall determine to exercise its right to sell all or any part of the Pledged Securities pursuant to
Section 7 hereof, and such Pledged Securities or the part thereof to be sold shall not, for any reason whatsoever, be effectively registered under the Securities Act of 1933, as then in effect, the Pledgee may, in its sole and absolute discretion, sell such Pledged Securities or part thereof by private sale in such manner and under such circumstances as the Pledgee may deem necessary or advisable in order that such sale may legally be effected without such registration. Without limiting the generality of the foregoing, in any such event the Pledgee, in its sole and absolute discretion (i) may proceed to make such private sale notwithstanding that a registration statement for the purpose of registering such Pledged Securities or part thereof shall have been filed under such Securities Act, (ii) may approach and negotiate with a single possible purchaser to effect such sale, and (iii) may restrict such sale to a purchaser who will represent and agree that such purchaser is purchasing for its own account, for investment, and not with a view to the distribution or sale of such Pledged Securities or part thereof. In the event of any such sale, the Pledgee shall incur no responsibility or liability for selling all or any part of the Pledged Securities at a price which the Pledgee, in its sole and absolute discretion, in good faith deems reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might be realized if the sale were deferred until after registration as aforesaid.

                  18. TERMINATION; RELEASE. (a) On the Termination Date (as defined in the Security Agreement), but only after giving effect to the repayments to be made on such date, this Agreement and the security interest created hereby shall terminate (provided that all indemnities set forth herein including, without limitation, in Section 11 hereof shall survive any such termination), and the Pledgee, at the request and expense of the Pledgor, will execute and deliver to the Pledgor such proper instrument or instruments acknowledging the satisfaction and termination of this Agreement, and will duly assign, release, transfer and deliver to the Pledgor (without recourse and without any representation or warranty) all of the Collateral as has not theretofore been sold or otherwise applied or released pursuant to this Agreement, together with any moneys at the time held by the Pledgee or any of its sub-agents hereunder.

                  (b) In the event that all or any part of the Collateral is sold, conveyed or disposed of in connection with any form of asset disposition permitted by the Credit Agreements or otherwise released, in whole or in part, at the direction of the Required Secured Creditors and the proceeds of such asset disposition are applied in accordance with,

                                                                     EXHIBIT G-2
                                                                         Page 15



and to the extent required by, the provisions of the Credit Agreements, the Pledgee, at the request and expense of the Pledgor, will duly assign, release, transfer and deliver to the Pledgor (without recourse and without any representation or warranty) such of the Collateral (and releases therefor) as is then being (or has been) so sold or released and has not theretofore been released pursuant to this Agreement.

                  (c) At any time that the Pledgor desires that the Pledgee assign, release, transfer and deliver Collateral as provided in Section 18(a) or
(b) hereof, it shall deliver to the Pledgee a certificate signed by a principal executive officer of the Pledgor stating that the release of the respective Collateral is in accordance with Section 18(a) or (b).

                  (d) The Pledgee shall have no liability whatsoever to any Secured Creditor as the result of any release of Collateral by it in accordance with this Section 18.

                  19. NOTICES ETC. All such notices and communications hereunder shall be sent or delivered by mail, telegraph, telex, telecopy, cable or overnight courier service and all such notices and communications shall, when mailed, telegraphed, telexed, telecopied, or cabled or sent by overnight courier, be effective when delivered to the telegraph company, cable company or overnight courier, as the case may be, or sent by telex or telecopier and when mailed shall be effective three Business Days following deposit in the mail with proper postage, except that notices and communications to the Pledgee shall not be effective until received by the Pledgee. All notices and other communications shall be in writing and addressed as follows:

                  (a) if to the Pledgor, to the address and communications information set forth opposite its signature below;

                  (b) if to the Pledgee, at the following address of, and the communications information for, the Pledgee:

                           Morgan Guaranty Trust Company of New York
                           60 Wall Street
                           New York, New York  10260-0060
                           Attention:  Laura Loffredo
                           Telephone No.:  (212) 648-6793
                           Facsimile No.:  (212) 648-5336

                  (c) if to any Bank Creditor, either (x) to the respective Administrative Agent, at the address of such Administrative Agent specified in the respective Credit Agreement or (y) at such address and communications information as such Bank Creditor shall have specified in the Credit Agreement;

                                                                     EXHIBIT G-2
                                                                         Page 16



                  (d) if to any Other Creditor at such address and communications information as such Other Creditor shall have specified in writing to the Pledgor and the Pledgee;

or at such other address as shall have been furnished in writing by any Person described above to the party required to give notice hereunder.

                  20. WAIVER; AMENDMENT. None of the terms and conditions of this Agreement may be changed, waived, modified or varied in any manner whatsoever unless in writing and duly signed by the Pledgor and the Pledgee (with the written consent of the Required Secured Creditors); provided, that any change, waiver, modification or variance affecting the rights and benefits of a single Class (as defined below) of Secured Creditors (and not all Secured Creditors in a like or similar manner) shall also require the written consent of the Requisite Creditors (as defined below) of such affected Class. For the purpose of this Agreement, the term "Class" shall mean each class of Secured Creditors, i.e., whether (i) the SCIS Bank Creditors as holders of the SCIS Credit Document Obligations, (ii) the Caterair Bank Creditors as holders of the Caterair Credit Document Obligations or (iii) the Other Creditors as the holders of the Other Obligations. For the purpose of this Agreement, the term "Requisite Creditors" of any Class shall mean each of (i) with respect to the SCIS Credit Document Obligations, the Required Banks under, and as defined in, the SCIS Credit Agreement, (ii) with respect to the Caterair Credit Document Obligations, the Required Banks under, and as defined in, the Caterair Credit Agreement and
(iii) with respect to the Other Obligations, the holders of a majority of all obligations outstanding from time to time under the Interest Rate Protection Agreements or Other Hedging Agreements.

                  21. MISCELLANEOUS. This Agreement shall be binding upon the successors and assigns of the Pledgor (although the Pledgor may not assign its rights and obligations hereunder except in accordance with the provisions of the Secured Debt Agreements) and shall inure to the benefit of and be enforceable by each of the parties hereto and its successors and assigns. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS EXCEPT FOR THE CHOICE OF LAW PROVISIONS OF THE NEW YORK UNIFORM COMMERCIAL CODE. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS DOCUMENT, THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. The headings in this Agreement are for purposes of reference only and shall not limit or define the meaning hereof. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one instrument. In the event that any

                                                                     EXHIBIT G-2
                                                                         Page 17



provision of this Agreement shall prove to be invalid or unenforceable, such provision shall be deemed to be severable from the other provisions of this Agreement which shall remain binding on all parties hereto.

                  22. RECOURSE. This Agreement is made with full recourse to the Pledgor (including, without limitation, with full recourse to all assets of the Pledgor) and pursuant to and upon all the representations, warranties, covenants and agreements on the part of the Pledgor contained herein, in the other Secured Debt Agreements and otherwise in writing in connection herewith or therewith. Notwithstanding anything to the contrary contained in this Agreement, the Secured Creditors acknowledge and agree that they shall have no recourse against the Pledgor under this Agreement in respect of the Class B Assets (but, in the case of any Class B Assets constituting cash, only to the extent that such cash has been segregated from the other assets (including other cash) of the Pledgor).


                                      * * *

                                                                     EXHIBIT G-2
                                                                         Page 18




                  IN WITNESS WHEREOF, the Pledgor and the Pledgee have caused this Agreement to be executed by their duly elected officers duly authorized as of the date first above written.

Address:

c/o Sky Chefs,Inc.                            ONEX FOOD SERVICES, INC.,
524 East Lamar Boulevard                      as Pledgor
Arlington, Texas  76011

                                              By__________________________
                                                Title:



60 Wall Street                                MORGAN GUARANTY TRUST
New York, New York  10260-0060                COMPANY OF NEW YORK,
                                              as Pledgee, Collateral Agent


                                              By__________________________
                                                Title:

                                                                  ANNEX A
                                                                    to
                                                            AMENDED AND RESTATED
                                                           OFSI PLEDGE AGREEMENT


                                  LIST OF STOCK


===========================================================================================================
ISSUER/JURISDICTION OF      PLEDGOR   CLASS OF       AUTHORIZED   SHARES     PERCENT-     STOCK     # OF
INCORPORATION                         STOCK          SHARES       ISSUED     AGE TO BE    CERT.     SHARES
                                                                             PLEDGED      NUMBER    PLEDGED
-----------------------------------------------------------------------------------------------------------
SC International            OFSI      Common-$.01    3,000          100        100%          1        100
Services, Inc. (Delaware)             par
-----------------------------------------------------------------------------------------------------------

===========================================================================================================

                                                                  ANNEX B
                                                                    to
                                                            AMENDED AND RESTATED
                                                           OFSI PLEDGE AGREEMENT

                                  LIST OF NOTES

==========================================================================================
           DEBTOR                              DATE ISSUED                PRINCIPAL AMOUNT
------------------------------------------------------------------------------------------
Caterair Holdings Corporation                 June 15, 1995                $4,245,103.00
------------------------------------------------------------------------------------------
Caterair Holdings Corporation                 March 15, 1995               $3,990,696.12
------------------------------------------------------------------------------------------
Caterair Holdings Corporation                 Dec. 15, 1994                $3,875,832.01
------------------------------------------------------------------------------------------
Caterair Holdings Corporation                 Sept. 15, 1994               $3,762,188.25
------------------------------------------------------------------------------------------
Caterair Holdings Corporation                 June 15, 1994                $3,612,182.34
------------------------------------------------------------------------------------------
Caterair Holdings Corporation                 March 15, 1994               $3,395,706.08
------------------------------------------------------------------------------------------
Caterair Holdings Corporation                 Dec. 15, 1993                $3,297,967.55
------------------------------------------------------------------------------------------
Caterair Holdings Corporation                 Sept. 15, 1993               $3,201,267.43
------------------------------------------------------------------------------------------
Caterair Holdings Corporation                 June 15, 1993                $3,073,626.55
------------------------------------------------------------------------------------------
Caterair Holdings Corporation                 March 15, 1993               $2,889,425.66
------------------------------------------------------------------------------------------
Caterair Holdings Corporation                 Dec. 15, 1992                $2,806,259.39
------------------------------------------------------------------------------------------
Caterair Holdings Corporation                 Sept. 15, 1992               $2,723,976.71
------------------------------------------------------------------------------------------
Caterair Holdings Corporation                 June 15, 1992                $2,615,366.35
------------------------------------------------------------------------------------------
Caterair Holdings Corporation                 March 15, 1992               $2,484,869.01
------------------------------------------------------------------------------------------
Caterair Holdings Corporation                 Dec. 15, 1991                $2,386,826.79
------------------------------------------------------------------------------------------
Caterair Holdings Corporation                 Sept. 15, 1991               $2,316,842.34
------------------------------------------------------------------------------------------
Caterair Holdings Corporation                 June 15, 1991                $2,224,465.24
------------------------------------------------------------------------------------------
Caterair Holdings Corporation                 March 15, 1991               $2,091,154.16
------------------------------------------------------------------------------------------
Caterair Holdings Corporation                 Dec. 15, 1990                $2,030,964.52
------------------------------------------------------------------------------------------
Caterair Holdings Corporation                 Sept. 15, 1990               $1,971,414.36
------------------------------------------------------------------------------------------
Caterair Holdings Corporation                 June 15, 1990                $1,892,810.16
------------------------------------------------------------------------------------------
Caterair Holdings Corporation                 March 15, 1990               $1,779,375.00
==========================================================================================

                                                                     ANNEX C
                                                                       to
                                                                      OFSI
                                                                PLEDGE AGREEMENT

                               FORM OF CERTIFICATE


                                                                          [Date]



Morgan Guaranty Trust Company
  of New York, as Collateral Agent
60 Wall Street
New York, New York  10260-0060

Attention:  ___________________

Ladies and Gentlemen:

                  Reference is hereby made to the Pledge Agreement, dated as of September 29, 1995 and amended and restated as of August 28, 1997, between the undersigned and you, as Collateral Agent (the "Pledge Agreement"). Pursuant to
Section 3.2 of the Pledge Agreement, the undersigned hereby pledges and delivers to you under the Pledge Agreement [stock certificate number ____, representing ____ shares of the capital stock of ____, together with a duly executed and undated stock power for such shares] [a promissory note issued by __________ in favor of the undersigned, duly endorsed in blank].

                                                     Very truly yours,

                                                     [NAME OF PLEDGOR]


                                                     By_______________________
                                                       Title:


Accepted this ____ day
of ________, _____:

MORGAN GUARANTY TRUST COMPANY
  OF NEW YORK, as Collateral Agent


By________________________
  Title:

                                                                     EXHIBIT G-3





            AMENDED AND RESTATED DESIGNATED ONEX SUB PLEDGE AGREEMENT


         AMENDED AND RESTATED PLEDGE AGREEMENT (as amended, modified or supplemented from time to time, this "Agreement"), dated as of January 1, 1997 and amended and restated as of August 28, 1997, made by ONEX OFSI HOLDINGS INC., an Ontario corporation (the "Pledgor"), in favor of MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Collateral Agent (together with any successor pledgee, the "Pledgee"), for the benefit of the Secured Creditors (as defined below). Except as otherwise defined herein, capitalized terms used herein and defined in the SCIS Credit Agreement (as defined below) or in the Caterair Credit Agreement (as defined below), as the case may be, shall be used herein as therein defined.


                                   WITNESSETH:


         WHEREAS, Onex Food Services, Inc. ("OFSI"), SC International Services, Inc. ("SCIS"), Caterair Holdings Corporation ("Caterair Holdings"), Caterair International Corporation ("Caterair"), various lenders from time to time party thereto (the "SCIS Banks"), Bankers Trust Company and J.P. Morgan Securities Inc., as Co-Arrangers (the "SCIS Co-Arrangers"), Bankers Trust Company, as Syndication Agent, The Bank of New York, as Co-Agent, and Morgan Guaranty Trust Company of New York, as Administrative Agent, (together with any successor administrative agent, the "SCIS Administrative Agent"), have entered into a Credit Agreement, dated as of September 29, 1995 and amended and restated as of August 28, 1997, providing for the making of loans to SCIS and the issuance of, and participation in, letters of credit for the account of SCIS as contemplated therein (as used herein, the term "SCIS Credit Agreement" means the Credit Agreement described above in this paragraph, as the same may be amended, modified, extended, renewed, replaced, restated or supplemented from time to time, and including any agreement extending the maturity of, or restructuring all or any portion of the Indebtedness under such agreement or any successor agreements) (the SCIS Banks, the SCIS Co-Arrangers and the SCIS Administrative Agent are herein called the "SCIS Bank Creditors");

         WHEREAS, SCIS, Caterair, various lenders from time to time party thereto (the "Caterair Banks", and together with the SCIS Banks, the "Banks"), Bankers Trust Company and J.P. Morgan Securities Inc., as Co-Arrangers (the "Caterair Co-Arrangers", and together with the SCIS Co-Arrangers, the "Co-Arrangers"), Bankers Trust Company,

                                                                     EXHIBIT G-3
                                                                          Page 2



as Syndication Agent, and Morgan Guaranty Trust Company of New York, as Administrative Agent (together with any successor administrative agent, the "Caterair Administrative Agent", and together with the SCIS Administrative Agent, the "Administrative Agents"), have entered into a Term Loan Agreement, dated as of August 28, 1997, providing for the making of loans to SCIS and Caterair as contemplated therein (as used herein, the term "Caterair Credit Agreement" means the Term Loan Agreement described above in this paragraph, as the same may be amended, modified, extended, renewed, replaced, restated or supplemented from time to time, and including any agreement extending the maturity of, or restructuring all or any portion of the Indebtedness under such agreement or any successor agreements, and the Caterair Credit Agreement, together with the SCIS Credit Agreement, are herein called the "Credit Agreements") (the Caterair Banks, the Caterair Co-Arrangers and the Caterair Administrative Agent are herein called the "Caterair Bank Creditors", and together with the SCIS Bank Creditors, are herein called the "Bank Creditors");

         WHEREAS, SCIS, Caterair and/or one or more of their respective Subsidiaries may at any time and from time to time enter into one or more Interest Rate Protection Agreements or Other Hedging Agreements with one or more Banks or any affiliate thereof (each such Bank or affiliate, even if the respective Bank subsequently ceases to be a Bank under the applicable Credit Agreement for any reason, together with such Bank's or affiliate's successors and assigns, if any, collectively, the "Other Creditors," and together with the Bank Creditors and the Pledgee, the "Secured Creditors");

         WHEREAS, the Pledgor is an Affiliate of OFSI, SCIS and Caterair;

         WHEREAS, pursuant to the Designated Onex Sub Guaranty, the Pledgor has guaranteed to the Secured Creditors the payment when due of all Guaranteed Obligations as described therein;

         WHEREAS, the Pledgor entered into a Designated Onex Sub Pledge Agreement, dated as of January 1, 1997 (as amended, modified or supplemented to the date hereof, the "Original Designated Onex Sub Pledge Agreement");

         WHEREAS, it is a condition precedent to the making of loans and the issuance of letters of credit under the Credit Agreements that the Pledgor shall have executed and delivered a counterpart to this Agreement; and

         WHEREAS, the Pledgor will obtain benefits from the incurrence of loans and the issuance of letters of credit under the Credit Agreements and the entering into of

                                                                     EXHIBIT G-3
                                                                          Page 3



Interest Rate Protection Agreements or Other Hedging Agreements with the Other Creditors and, accordingly, the Pledgor desires to enter into this Agreement in order to satisfy the conditions described in the preceding paragraph and to amend and restate the Original Designated Onex Sub Pledge Agreement in its entirety in the form of this Agreement;


         NOW, THEREFORE, in consideration of the foregoing and other benefits accruing to the Pledgor, the receipt and sufficiency of which are hereby acknowledged, the Pledgor hereby makes the following representations and warranties to the Pledgee for the benefit of the Secured Creditors and hereby covenants and agrees with the Pledgee for the benefit of the Secured Creditors as follows:

         1. SECURITY FOR OBLIGATIONS. This Agreement is made by the Pledgor for the benefit of the Secured Creditors to secure:

            (i) the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations, liabilities and indebtedness of the Pledgor to the SCIS Bank Creditors, whether now existing or hereafter incurred under, arising out of, or in connection with the Designated Onex Sub Guaranty and the due performance and compliance by the Pledgor with all of the terms, conditions and agreements contained in the Designated Onex Sub Guaranty and herein (all such obligations, liabilities and indebtedness under this clause (i), except to the extent consisting of obligations, liabilities or indebtedness with respect to Interest Rate Protection Agreements or Other Hedging Agreements, being herein collectively called the "SCIS Credit Document Obligations");

            (ii) the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations, liabilities and indebtedness of the Pledgor to the Caterair Bank Creditors, whether now existing or hereafter incurred under, arising out of, or in connection with the Designated Onex Sub Guaranty and the due performance and compliance by the Pledgor with all of the terms, conditions and agreements contained in the Designated Onex Sub Guaranty and herein (all such obligations, liabilities and indebtedness under this clause (i), except to the extent consisting of obligations, liabilities or indebtedness with respect to Interest Rate Protection Agreements or Other Hedging Agreements, being herein collectively called the "Caterair Credit Document Obligations");

            (iii) the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations, liabilities and indebtedness

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     owing by the Pledgor to the Other Creditors under, arising out of or with respect to, the Designated Onex Sub Guaranty in respect of any Interest Rate Protection Agreements or Other Hedging Agreements, whether such Interest Rate Protection Agreement or Other Hedging Agreement is now in existence or hereafter arising, and the due performance and compliance by the Pledgor with all of the terms, conditions and agreements contained in the Designated Onex Sub Guaranty and herein (all such obligations, liabilities and indebtedness described in this clause (iii) being herein collectively called the "Other Obligations");

            (iv) any and all sums advanced by the Pledgee in order to preserve the Collateral (as hereinafter defined) or preserve its security interest in the Collateral;

            (v) in the event of any proceeding for the collection or enforcement of any indebtedness, obligations or liabilities of the Pledgor referred to in clauses (i) and (ii) above, upon the occurrence and during the continuance of an Event of Default (such term, as used in this Agreement, shall mean any Event of Default under, and as defined in, either Credit Agreement, or any payment default under any Interest Rate Protection Agreement or Other Hedging Agreement, and shall, in any event, include without limitation, any payment default (after the expiration of any applicable grace period) on any of the Obligations (as hereinafter defined)) shall have occurred and be continuing, the reasonable expenses of retaking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Collateral, or of any exercise by the Pledgee of its rights hereunder, together with reasonable attorneys' fees and court costs; and

            (vi) all amounts paid by any Secured Creditor as to which such Secured Creditor has the right to reimbursement under Section 11 of this Agreement.

All such obligations, liabilities, indebtedness, sums and expenses set forth in clauses (i) through (vi) of this Section 1 being herein collectively called the "Obligations," it being acknowledged and agreed that the "Obligations" shall include extensions of credit of the types described above, whether outstanding on the date of this Agreement or extended from time to time after the date of this Agreement.

         2. DEFINITION OF SECURITIES, ETC. As used herein, the term "Securities" shall mean all of the issued and outstanding shares of capital stock (including, but not limited to, warrants, options or other rights to acquire shares thereof) at any time owned by the Pledgor of Caterair Holdings. The Pledgor represents and warrants that, on the date hereof, (a) the Securities held by the Pledgor consists of the number and type of

                                                                     EXHIBIT G-3
                                                                          Page 5



shares of the capital stock of Caterair Holdings as described in Annex A hereto,
(b) such Securities constitutes that percentage of the issued and outstanding shares of capital stock of Caterair Holdings as is set forth in Annex A hereto and (c) the Pledgor is the holder of record and sole beneficial owner of the Securities and there exist no options or preemption rights in respect of any of the Securities.

         3.  PLEDGE OF SECURITIES, ETC.

         3.1. Pledge. To secure the Obligations of the Pledgor, the Pledgor hereby (i) grants to the Pledgee a security interest in all of the Collateral owned by the Pledgor, (ii) pledges and deposits as security with the Pledgee, the Securities owned by the Pledgor on the date hereof, and delivers to the Pledgee certificates or instruments, if any, therefor, accompanied by undated stock powers duly executed in blank by the Pledgor (and accompanied by any transfer tax stamps required in connection with the pledge of such Securities) or such other instruments of transfer as are reasonably acceptable to the Pledgee and (iii) assigns, transfers, hypothecates mortgages, charges and sets over to the Pledgee all of the Pledgor's right, title and interest in and to such Securities (and in and to the certificates or instruments evidencing such Securities), to be held by the Pledgee upon the terms and conditions set forth in this Agreement.

         3.2. Subsequently Acquired Securities. If the Pledgor shall acquire (by purchase, stock dividend or otherwise) any additional Securities at any time or from time to time after the date hereof, the Pledgor will promptly thereafter pledge and deposit such Securities (or certificates or instruments representing such Securities) as security with the Pledgee and deliver to the Pledgee certificates therefor or instruments thereof, accompanied by undated stock powers duly executed in blank by the Pledgor (and accompanied by any transfer tax stamps required in connection with the pledge of such Securities) or such other instruments of transfer as are reasonably acceptable to the Pledgee, and accompanied by a certificate executed by a principal executive officer of the Pledgor in the form attached as Annex B hereto describing such Securities and certifying that the same has been duly pledged with the Pledgee hereunder.

         3.3. Uncertificated Securities. Notwithstanding anything to the contrary contained in Sections 3.1 and 3.2 hereof, if any Securities (whether now owned or hereafter acquired) are uncertificated securities, the Pledgor shall promptly notify the Pledgee thereof, and shall promptly take all actions required to perfect the security interest of the Pledgee under applicable law (including, in any event, under Sections 8-313 and 8-321 of the New York Uniform Commercial Code, if applicable). The Pledgor further agrees to take such actions as the Pledgee deems reasonably necessary or desirable to effect the foregoing and

                                                                     EXHIBIT G-3
                                                                          Page 6



to permit the Pledgee to exercise any of its rights and remedies hereunder, and agrees to provide an opinion of counsel reasonably satisfactory to the Pledgee with respect to any such pledge of uncertificated Securities promptly upon the reasonable request of the Pledgee.

         3.4. Definitions of Pledged Securities and Collateral. All Securities at any time pledged or required to be pledged hereunder is hereinafter called the "Pledged Securities;" and the Pledged Securities, together with all proceeds thereof, including any securities and moneys received and at the time held by the Pledgee hereunder, are herein called the "Collateral."

         4. APPOINTMENT OF SUB-AGENTS; ENDORSEMENTS, ETC. The Pledgee shall have the right to appoint one or more sub-agents for the purpose of retaining physical possession of the Pledged Securities, which may be held (in the discretion of the Pledgee) in the name of the Pledgor, endorsed or assigned in blank or in favor of the Pledgee or any nominee or nominees of the Pledgee or a sub-agent appointed by the Pledgee.

         5. VOTING, ETC., WHILE NO EVENT OF DEFAULT. Unless and until there shall have occurred and be continuing an Event of Default and the Pledgee has exercised any of its remedies under Section 7(d) hereof (or has given notice to the Pledgor that it intends to exercise such remedies, although no such notice shall be required and the Pledgee shall be entitled to exercise such remedies immediately upon the occurrence of a bankruptcy or insolvency Event of Default of the type described in either Credit Agreement in respect of the Pledgor), the Pledgor shall be entitled to exercise any and all voting and other consensual rights and powers pertaining to the Pledged Securities owned by it, and to give consents, waivers or ratifications in respect thereof; provided that no vote shall be cast or any consent, waiver or ratification given or any action taken which would violate or be inconsistent with any of the terms of this Agreement, the Credit Agreements, any other Credit Document or any Interest Rate Protection Agreement or Other Hedging Agreement (collectively, the "Secured Debt Agreements"), or which would have the effect of impairing the value of the Collateral or any part thereof or the position or interests of the Pledgee in the Collateral. All such rights of the Pledgor to vote and to give consents, waivers and ratifications shall cease in case an Event of Default has occurred and is continuing, and the Pledgee has exercised any of its remedies under
Section 7(d) hereof (or has given notice to the Pledgor that it intends to exercise such remedies, although no such notice shall be required and the Pledgee shall be entitled to exercise such remedies immediately upon the occurrence of a bankruptcy or insolvency Event of Default of the type described in either Credit Agreement in respect of the Pledgor).

                                                                     EXHIBIT G-3
                                                                          Page 7



         6. DIVIDENDS AND OTHER DISTRIBUTIONS. (a) Unless and until there shall have occurred and be continuing an Event of Default and the Pledgee has exercised any of its remedies under Section 7(a) hereof (or has given notice to the Pledgor that it intends to exercise such remedies, although no such notice shall be required and the Pledgee shall be entitled to exercise such remedies immediately upon the occurrence of a bankruptcy or insolvency Event of Default of the type described in either Credit Agreement in respect of the Pledgor), all dividends and other distributions (if any) payable in respect of the Pledged Securities shall be paid to the Pledgor in accordance with (and to the extent permitted by) the Credit Agreements.

         (b) Nothing contained in this Section 6 shall limit or restrict in any way the Pledgee's right to receive proceeds of the Collateral in any form in accordance with Section 3 of this Agreement. All dividends, distributions or other payments in respect of the Collateral which are received by the Pledgor contrary to the provisions of this Section 6 or Section 7 hereof shall be held in trust for the benefit of the Pledgee, shall be segregated from other property or funds of the Pledgor and shall be forthwith delivered to the Pledgee as Collateral in the same form as so received (with any necessary endorsement).

         7. REMEDIES UPON EVENTS OF DEFAULT. If there shall have occurred and be continuing an Event of Default, then and in every such case, the Pledgee shall be entitled to exercise all of the rights, powers and remedies (whether vested in it by this Agreement, any other Secured Debt Agreement or by law) for the protection and enforcement of its rights in respect of the Collateral, and the Pledgee shall be entitled to exercise all the rights and remedies of a secured party under the Uniform Commercial Code and also shall be entitled, without limitation, to exercise the following rights, which the Pledgor hereby agrees to be commercially reasonable:

            (a) to receive all amounts payable in respect of the Collateral otherwise payable under Section 6 hereof to the Pledgor;

            (b) to transfer all or any part of the Collateral into the Pledgee's name or the name of its nominee or nominees;

            (c) to vote all or any part of the Pledged Securities (whether or not transferred into the name of the Pledgee) and give all consents, waivers and ratifications in respect of the Collateral and otherwise act with respect thereto as though it were the outright owner thereof (the Pledgor hereby irrevocably constituting and appointing the Pledgee the proxy and attorney-in-fact of the Pledgor, with full power of substitution to do so); and

                                                                     EXHIBIT G-3
                                                                          Page 8



            (d) at any time and from time to time to sell, assign and deliver, or grant options to purchase, all or any part of the Collateral, or any interest therein, at any public or private sale, without demand of performance, advertisement or notice of intention to sell or of the time or place of sale or adjournment thereof or to redeem or otherwise (all of which are hereby waived by the Pledgor), for cash, on credit or for other property, for immediate or future delivery without any assumption of credit risk, and for such price or prices and on such terms as the Pledgee in its absolute discretion may determine; provided that at least 10 days' written notice of the time and place of any such sale shall be given to the Pledgor. The Pledgee shall not be obligated to make any such sale of Collateral regardless of whether any such notice of sale has theretofore been given. The Pledgor hereby waives and releases to the fullest extent permitted by law any right or equity of redemption with respect to the Collateral, whether before or after sale hereunder, and all rights, if any, of marshalling the Collateral and any other security for the Obligations or otherwise. At any such sale, unless prohibited by applicable law, the Pledgee on behalf of the Secured Creditors may bid for and purchase all or any part of the Collateral so sold free from any such right or equity of redemption. Neither the Pledgee nor any other Secured Creditor shall be liable for failure to collect or realize upon any or all of the Collateral or for any delay in so doing nor shall any of them be under any obligation to take any action whatsoever with regard thereto.

         8. REMEDIES, ETC. Each and every right, power and remedy of the Pledgee provided for in this Agreement or any other Secured Debt Agreement, or now or hereafter existing at law or in equity or by statute shall be cumulative and concurrent and shall be in addition to every other such right, power or remedy. The exercise or beginning of the exercise by the Pledgee or any other Secured Creditor of any one or more of the rights, powers or remedies provided for in this Agreement or any other Secured Debt Agreement or now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise by the Pledgee or any other Secured Creditor of all such other rights, powers or remedies, and no failure or delay on the part of the Pledgee or any other Secured Creditor to exercise any such right, power or remedy shall operate as a waiver thereof. No notice to or demand on the Pledgor in any case shall entitle it to any other or further notice or demand in similar or other circumstances or constitute a waiver of any of the rights of the Pledgee or any other Secured Creditor to any other or further action in any circumstances without notice or demand. The Secured Creditors agree that this Agreement may be enforced only by the action of the Pledgee, in each case acting upon the instructions of the Required Secured Creditors (as defined in the Security Agreement) and that no other Secured Creditor shall have any right individually

                                                                     EXHIBIT G-3
                                                                          Page 9



to seek to enforce or to enforce this Agreement or to realize upon the security to be granted hereby, it being understood and agreed that such rights and remedies may be exercised by the Pledgee for the benefit of the Secured Creditors upon the terms of this Agreement.

         9. APPLICATION OF PROCEEDS. All monies collected by the Pledgee upon any sale or other disposition of the Collateral, together with all other moneys received by the Pledgee hereunder, shall be applied to the payment of the Obligations in the manner provided in Section 7.4 of the Security Agreement.

         10. PURCHASERS OF COLLATERAL. Upon any sale of the Collateral by the Pledgee hereunder (whether by virtue of the power of sale herein granted, pursuant to judicial process or otherwise), the receipt of the Pledgee or the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold, and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Pledgee or such officer or be answerable in any way for the misapplication or nonapplication thereof.

         11. INDEMNITY. (a) The Pledgor agrees to indemnify and hold harmless the Pledgee in such capacity and each other Secured Creditor and their respective successors, assigns, employees, agents and servants (individually an "Indemnitee," and collectively, the "Indemnitees") harmless from any and all liabilities, obligations, damages, injuries, penalties, claims, demands, actions, suits, judgments and any and all reasonable costs, expenses or disbursements (including reasonable attorneys' fees and expenses) (for the purposes of this Section 11 the foregoing are collectively called "expenses") of whatever kind and nature imposed on, asserted against or incurred by any of the Indemnitees in any way relating to or arising out of this Agreement or the enforcement of any of the terms of, or the preservation of any rights hereunder, or in any way relating to or arising out of the ownership, control, acceptance, possession, condition, sale or other disposition, or use of the Collateral, provided that no Indemnitee shall be indemnified pursuant to this Section 11(a) for losses, damages or liabilities to the extent caused by the gross negligence or wilful misconduct of such Indemnitee. The Pledgor agrees that upon written notice by any Indemnitee of the assertion of such a liability, obligation, damage, injury, penalty, claim, demand, action, suit or judgment, the Pledgor shall to the extent requested to do so assume full responsibility for the defense thereof.

         (b) Without limiting the application of Section 11(a) hereof, the Pledgor agrees to pay or reimburse the Pledgee for any and all fees, costs and expenses, including reasonable attorneys' fees, of whatever kind or nature incurred in connection with the creation, preservation or protection of the Pledgee's Liens on, and security interest in, the

                                                                     EXHIBIT G-3
                                                                         Page 10



Collateral, including, without limitation, all fees and taxes in connection with the recording or filing of instruments and documents in public offices, payment or discharge of any taxes or Liens upon or in respect of the Collateral, and all other reasonable fees, costs and expenses in connection with protecting, maintaining or preserving the Collateral and the Pledgee's interest therein, whether through judicial proceedings or otherwise, or in defending or prosecuting any actions, suits or proceedings arising out of or relating to the Collateral.

         (c) If and to the extent that the obligations of the Pledgor under this Section 11 are unenforceable for any reason, the Pledgor hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable law.

         12. FURTHER ASSURANCES; POWER-OF-ATTORNEY. (a) The Pledgor agrees that it will join with the Pledgee in executing and, at the Pledgor's own expense, file and refile under the Uniform Commercial Code of any jurisdiction or other applicable law such financing statements, continuation statements and other documents in such offices as the Pledgee may deem reasonably necessary and wherever required by law in order to perfect and preserve the Pledgee's security interest in the Collateral and hereby authorizes the Pledgee to file financing statements and amendments thereto relative to all or any part of the Collateral without the signature of the Pledgor where permitted by law, and agrees to do such further acts and things and to execute and deliver to the Pledgee such additional conveyances, assignments, agreements and instruments as the Pledgee may reasonably require or deem necessary to carry into effect the purposes of this Agreement or to further assure and confirm unto the Pledgee its rights, powers and remedies hereunder.

         (b) The Pledgor hereby appoints the Pledgee the Pledgor's attorney-in-fact, with full authority in the place and stead of the Pledgor and in the name of the Pledgor or otherwise, from time to time after the occurrence and during the continuance of an Event of Default, in the Pledgee's reasonable discretion to take any action and to execute any instrument which the Pledgee may deem reasonably necessary or advisable to accomplish the purposes of this Agreement.

         13. THE PLEDGEE AS AGENT. The Pledgee will hold in accordance with this Agreement all items of the Collateral at any time received under this Agreement. It is expressly understood and agreed by each Secured Creditor that by accepting the benefits of this Agreement each such Secured Creditor acknowledges and agrees that the obligations of the Pledgee as holder of the Collateral and interests therein and with respect to the disposition thereof, and otherwise under this Agreement, are only those expressly set forth

                                                                     EXHIBIT G-3
                                                                         Page 11



in this Agreement. The Pledgee shall act hereunder on the terms and conditions set forth herein and in Article X of the Security Agreement.

         14. TRANSFER BY THE PLEDGOR. The Pledgor will not sell or otherwise dispose of, grant any option with respect to, or mortgage, pledge or otherwise encumber any of the Collateral or any interest therein (except pursuant to the terms of this Agreement).

         15. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PLEDGOR. The Pledgor represents, warrants and covenants that (i) it is the legal, record and beneficial owner of, and has good and marketable title to, all Pledged Securities pledged by it hereunder, subject to no Lien (except the Lien created by this Agreement and Liens of the type described in Sections 9.01(i), (v) and
(xii) of the SCIS Credit Agreement); (ii) it has the corporate power and authority to pledge all the Pledged Securities pledged by it pursuant to this Agreement; (iii) this Agreement has been duly authorized, executed and delivered by the Pledgor and constitutes a legal, valid and binding obligation of the Pledgor enforceable in accordance with its terms, except to the extent that the enforceability hereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law); (iv) no consent of any other party (including, without limitation, any stockholder or creditor of the Pledgor or any of its Subsidiaries) and no consent, license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority is required to be obtained by the Pledgor for the execution, delivery or performance of this Agreement by the Pledgor, the validity or enforceability of this Agreement and the perfection or enforceability of the Pledgee's security interest in the Collateral (other than, in respect of the proceeds of the Pledged Securities, the filing of Form UCC-1 financing statements or the appropriate equivalent (which filings have been made)) or except for compliance with or as may be required by applicable securities laws, the exercise by the Pledgee of any of its rights or remedies provided herein; (v) the execution, delivery and performance of this Agreement by the Pledgor, and the compliance by it with the terms and provisions hereof, will not violate any provision of any applicable law or regulation or of any applicable order, judgment, writ, injunction or decree of any court, arbitrator or governmental authority, domestic or foreign, applicable to the Pledgor, or of the certificate of incorporation or by-laws (or equivalent organizational documents) of the Pledgor or of any securities issued by the Pledgor or any of its Subsidiaries, or of any mortgage, indenture, lease, deed of trust, loan agreement, credit agreement or any other material contract, agreement or instrument or undertaking to which the Pledgor or any of its Subsidiaries is a party or which purports to be binding upon the Pledgor or any of its Subsi-

                                                                     EXHIBIT G-3
                                                                         Page 12



diaries or upon any of their respective assets and will not result in the creation or imposition of (or the obligation to create or impose) any lien or encumbrance on any of the Collateral of the Pledgor or any of its Subsidiaries except as contemplated by this Agreement; (vi) all the shares of Securities have been duly and validly issued, are fully paid and non-assessable and are subject to no options to purchase or similar rights; and (vii) the pledge, assignment and delivery to the Pledgee of the Securities (other than uncertificated securities) pursuant to this Agreement creates a valid and perfected first priority Lien in the Securities, and the proceeds thereof, subject to no other Lien or to any agreement purporting to grant to any third party a Lien on the property or assets of the Pledgor which would include the Securities. The Pledgor covenants and agrees that it will defend the Pledgee's right, title and security interest in and to the Securities and the proceeds thereof against the claims and demands of all persons whomsoever; and the Pledgor covenants and agrees that it will have like title to and right to pledge any other property at any time hereafter pledged to the Pledgee as Collateral hereunder and will likewise defend the right thereto and security interest therein of the Pledgee and the Secured Creditors.

         16. PLEDGORS' OBLIGATIONS ABSOLUTE, ETC. The obligations of the Pledgor under this Agreement shall be absolute and unconditional and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by, any circumstance or occurrence whatsoever, including, without limitation: (i) any renewal, extension, amendment or modification of or addition or supplement to or deletion from any Secured Debt Agreement or any other instrument or agreement referred to therein, or any assignment or transfer of any thereof; (ii) any waiver, consent, extension, indulgence or other action or inaction under or in respect of any such Secured Debt Agreement or other agreement or instrument including, without limitation, this Agreement; (iii) any furnishing of any additional security to the Pledgee or its assignee or any acceptance thereof or any release of any security by the Pledgee or its assignee; (iv) any limitation on any party's liability or obligations under any such instrument or agreement or any invalidity or unenforceability, in whole or in part, of any such instrument or agreement or any term thereof; or (v) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to the Pledgor or any Subsidiary of the Pledgor, or any action taken with respect to this Agreement by any trustee or receiver, or by any court, in any such proceeding, whether or not the Pledgor shall have notice or knowledge of any of the foregoing (it being understood that the enforcement hereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar rights generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law)).

                                                                     EXHIBIT G-3
                                                                         Page 13



         17. REGISTRATION, ETC. (a) If there shall have occurred and be continuing an Event of Default then, and in every such case, upon receipt by the Pledgor from the Pledgee of a written request or requests that the Pledgor cause any registration, qualification or compliance under any Federal, state or other applicable securities law or laws to be effected with respect to all or any part of the Pledged Securities, the Pledgor as soon as practicable and at its expense will cause such registration to be effected (and be kept effective) and will cause such qualification and compliance to be declared effected (and be kept effective) as may be so requested and as would permit or facilitate the sale and distribution of such Pledged Securities, including, without limitation, registration under the Securities Act of 1933, as then in effect (or any similar statute then in effect), appropriate qualifications under applicable blue sky, state or other applicable securities laws and appropriate compliance with any other government requirements; provided that the Pledgee shall furnish to the Pledgor such information regarding the Pledgee as the Pledgor may reasonably request in writing and as shall be required in connection with any such registration, qualification or compliance. The Pledgor will cause the Pledgee to be kept advised in writing as to the progress of each such registration, qualification or compliance and as to the completion thereof, will furnish to the Pledgee such number of prospectuses, offering circulars or other documents incident thereto as the Pledgee from time to time may reasonably request, and will indemnify the Pledgee, each other Secured Creditor and all others participating in the distribution of such Pledged Securities against all claims, losses, damages and liabilities caused by any untrue statement (or alleged untrue statement) of a material fact contained therein (or in any related registration statement, notification or the like) or by any omission (or alleged omission) to state therein (or in any related registration statement, notification or the like) a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same may have been caused by an untrue statement or omission based upon information furnished in writing to the Pledgor by the Pledgee or such other Secured Creditor expressly for use therein.

         (b) If at any time when the Pledgee shall determine to exercise its right to sell all or any part of the Pledged Securities pursuant to Section 7 hereof, and such Pledged Securities or the part thereof to be sold shall not, for any reason whatsoever, be effectively registered under the Securities Act of 1933, as then in effect, the Pledgee may, in its sole and absolute discretion, sell such Pledged Securities or part thereof by private sale in such manner and under such circumstances as the Pledgee may deem necessary or advisable in order that such sale may legally be effected without such registration. Without limiting the generality of the foregoing, in any such event the Pledgee, in its sole and absolute discretion (i) may proceed to make such private sale notwithstanding that a registration statement for the purpose of registering such Pledged Securities or part thereof shall have been filed under such Securities Act, (ii) may approach and negotiate with a single

                                                                     EXHIBIT G-3
                                                                         Page 14



possible purchaser to effect such sale, and (iii) may restrict such sale to a purchaser who will represent and agree that such purchaser is purchasing for its own account, for investment, and not with a view to the distribution or sale of such Pledged Securities or part thereof. In the event of any such sale, the Pledgee shall incur no responsibility or liability for selling all or any part of the Pledged Securities at a price which the Pledgee, in its sole and absolute discretion, in good faith deems reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might be realized if the sale were deferred until after registration as aforesaid.

         18. TERMINATION; RELEASE. (a) On the Termination Date (as defined in the Security Agreement), but only after giving effect to the repayments to be made on such date, this Agreement and the security interest created hereby shall terminate (provided that all indemnities set forth herein including, without limitation, in Section 11 hereof shall survive any such termination), and the Pledgee, at the request and expense of the Pledgor, will execute and deliver to the Pledgor such proper instrument or instruments acknowledging the satisfaction and termination of this Agreement, and will duly assign, release, transfer and deliver to the Pledgor (without recourse and without any representation or warranty) all of the Collateral as has not theretofore been sold or otherwise applied or released pursuant to this Agreement, together with any moneys at the time held by the Pledgee or any of its sub-agents hereunder.

         (b) In the event that all or any part of the Collateral is sold, conveyed or disposed of in connection with any form of asset disposition permitted by the Credit Agreements or otherwise released, in whole or in part, at the direction of the Required Secured Creditors and the proceeds of such asset disposition are applied in accordance with, and to the extent required by, the provisions of the Credit Agreements, the Pledgee, at the request and expense of the Pledgor, will duly assign, release, transfer and deliver to the Pledgor (without recourse and without any representation or warranty) such of the Collateral (and releases therefor) as is then being (or has been) so sold or released and has not theretofore been released pursuant to this Agreement.

         (c) At any time that the Pledgor desires that the Pledgee assign, release, transfer and deliver Collateral as provided in Section 18(a) or (b) hereof, it shall deliver to the Pledgee a certificate signed by a principal executive officer of the Pledgor stating that the release of the respective Collateral is in accordance with Section 18(a) or (b).

         (d) The Pledgee shall have no liability whatsoever to any Secured Creditor as the result of any release of Collateral by it in accordance with this Section 18.

                                                                     EXHIBIT G-3
                                                                         Page 15



         19. NOTICES ETC. All such notices and communications hereunder shall be sent or delivered by mail, telegraph, telex, telecopy, cable or overnight courier service and all such notices and communications shall, when mailed, telegraphed, telexed, telecopied, or cabled or sent by overnight courier, be effective when delivered to the telegraph company, cable company or overnight courier, as the case may be, or sent by telex or telecopier and when mailed shall be effective three Business Days following deposit in the mail with proper postage, except that notices and communications to the Pledgee shall not be effective until received by the Pledgee. All notices and other communications shall be in writing and addressed as follows:

            (a) if to the Pledgor, to the address and communications information set forth opposite its signature below;

            (b) if to the Pledgee, at the following address of, and the communications information for, the Pledgee:

                Morgan Guaranty Trust Company of New York
                60 Wall Street
                New York, New York  10260-0060
                Attention:  Laura Loffredo
                Telephone No.:  (212) 648-6793
                Facsimile No.:  (212) 648-5336

            (c) if to any Bank Creditor, either (x) to the respective Administrative Agent, at the address of such Administrative Agent specified in the respective Credit Agreement or (y) at such address and communications information as such Bank Creditor shall have specified in the respective Credit Agreement;

            (d) if to any Other Creditor at such address and communications information as such Other Creditor shall have specified in writing to the Pledgor and the Pledgee;

or at such other address as shall have been furnished in writing by any Person described above to the party required to give notice hereunder.

         20. WAIVER; AMENDMENT. None of the terms and conditions of this Agreement may be changed, waived, modified or varied in any manner whatsoever unless in writing and duly signed by the Pledgor and the Pledgee (with the written consent of the Required Secured Creditors); provided, that any change, waiver, modification or variance

                                                                     EXHIBIT G-3
                                                                         Page 16



affecting the rights and benefits of a single Class (as defined below) of Secured Creditors (and not all Secured Creditors in a like or similar manner) shall also require the written consent of the Requisite Creditors (as defined below) of such affected Class. For the purpose of this Agreement, the term "Class" shall mean each class of Secured Creditors, i.e., whether (i) the SCIS Bank Creditors as holders of the SCIS Credit Document Obligations, (ii) the Caterair Bank Creditors as holders of the Caterair Credit Document Obligations or (iii) the Other Creditors as the holders of the Other Obligations. For the purpose of this Agreement, the term "Requisite Creditors" of any Class shall mean each of (i) with respect to the Credit Document Obligations, the Required Banks under, and as defined in, the SCIS Credit Agreement, (ii) with respect to the Caterair Credit Document Obligations, the Required Banks under, and as defined in, the Caterair Credit Agreement and (iii) with respect to the Other Obligations, the holders of a majority of all obligations outstanding from time to time under the Interest Rate Protection Agreements or Other Hedging Agreements.

         21. MISCELLANEOUS. This Agreement shall be binding upon the successors and assigns of the Pledgor (although the Pledgor may not assign its rights and obligations hereunder except in accordance with the provisions of the Secured Debt Agreements) and shall inure to the benefit of and be enforceable by each of the parties hereto and its successors and assigns. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS EXCEPT FOR THE CHOICE OF LAW PROVISIONS OF THE NEW YORK UNIFORM COMMERCIAL CODE. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS DOCUMENT, THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. The headings in this Agreement are for purposes of reference only and shall not limit or define the meaning hereof. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one instrument. In the event that any provision of this Agreement shall prove to be invalid or unenforceable, such provision shall be deemed to be severable from the other provisions of this Agreement which shall remain binding on all parties hereto.

         22. RECOURSE. Notwithstanding the foregoing or anything else contained in this Agreement, the Secured Creditors, by their acceptance of the benefits of this Agreement, expressly acknowledge and agree that recourse against the Pledgor in respect

                                                                     EXHIBIT G-3
                                                                         Page 17



of the Obligations shall be limited to the Collateral and the Pledgor's right, title and interest therein.




                                   *    *    *

                                                                     EXHIBIT G-3
                                                                         Page 18



         IN WITNESS WHEREOF, the Pledgor and the Pledgee have caused this Agreement to be executed by their duly elected officers duly authorized as of the date first above written.

Address:

c/o Onex Corporation                   ONEX OFSI HOLDINGS INC.,
161 Bay Street                         as Pledgor
Toronto, Ontario M5J2S1
Canada
Attention:                             By________________________
Telecopier No.:                           Name:
                                          Title:


                                       MORGAN GUARANTY TRUST
                                       COMPANY OF NEW YORK,
                                       as Pledgee, Collateral Agent


                                       By________________________
                                          Name:
                                          Title:

                                                                         ANNEX A
                                                                              to
                                                             DESIGNATED ONEX SUB
                                                                PLEDGE AGREEMENT


                                  LIST OF STOCK


==================================================================================================
ISSUER/JURISDICTION OF    CLASS OF     AUTHORIZED     SHARES      PERCENT-    STOCK       # OF
INCORPORATION             STOCK        SHARES         ISSUED      AGE TO BE   CERT.       SHARES
                                                                  PLEDGED     NUMBER      PLEDGED
--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------
Caterair Holdings         Class A      1,000,000      1,000,000   100%        A-1/A       250,000
Corporation               Common
(Delaware)                $.01 par
==================================================================================================

                                                                  ANNEX B
                                                                     to
                                                            AMENDED AND RESTATED
                                                             DESIGNATED ONEX SUB
                                                               PLEDGE AGREEMENT


                               FORM OF CERTIFICATE


                                                                          [Date]



Morgan Guaranty Trust Company
  of New York, as Collateral Agent
60 Wall Street
New York, New York  10260-0060

Attention:  ___________________

Ladies and Gentlemen:

         Reference is hereby made to the Amended and Restated Designated Onex Sub Pledge Agreement, dated as of January 1, 1997 and amended and restated as of August 28, 1997 between the undersigned and you, as Collateral Agent (the "Pledge Agreement"). Pursuant to Section 3.2 of the Pledge Agreement, the undersigned hereby pledges and delivers to you under the Pledge Agreement stock certificate number ____, representing ____ shares of the capital stock of Caterair Holdings, together with a duly executed and undated stock power for such shares.

                                       Very truly yours,

                                       ONEX OFSI HOLDINGS INC.,
                                       as Pledgor


                                       By_______________________
                                         Title:

Accepted this ____ day
of ________, _____:

MORGAN GUARANTY TRUST COMPANY
  OF NEW YORK, as Collateral Agent


By________________________
  Title:

                                                                       EXHIBIT H
                                                         [Conformed as Executed]

================================================================================

                              AMENDED AND RESTATED

                               SECURITY AGREEMENT

                                      among

                        SC INTERNATIONAL SERVICES, INC.,

                       CATERAIR INTERNATIONAL CORPORATION,

                             VARIOUS SUBSIDIARIES OF
                         SC INTERNATIONAL SERVICES, INC.

                                       and

                       CATERAIR INTERNATIONAL CORPORATION,

                                       and

                   MORGAN GUARANTY TRUST COMPANY OF NEW YORK,
                               as Collateral Agent

================================================================================

                         Dated as of September 29, 1995
                         and Amended and Restated as of
                                 August 28, 1997

================================================================================

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

ARTICLE I          SECURITY INTERESTS........................................  3
        1.1.  Grant of Security Interests....................................  3
        1.2.  Power of Attorney..............................................  3

ARTICLE II         GENERAL REPRESENTATIONS, WARRANTIES AND
                   COVENANTS.................................................  4
        2.1.  Necessary Filings..............................................  4
        2.2.  No Liens.......................................................  4
        2.3.  Other Financing Statements.....................................  4
        2.4.  Chief Executive Office; Records................................  5
        2.5.  Location of Inventory and Equipment............................  5
        2.6.  Recourse.......................................................  6
        2.7.  Trade Names; Change of Name....................................  6

ARTICLE III        SPECIAL PROVISIONS CONCERNING
                   RECEIVABLES; CONTRACT RIGHTS; INSTRUMENTS.................  7
        3.1.  Maintenance of Records.........................................  7
        3.2.  Direction to Account Debtors; Contracting Parties; etc.........  7
        3.3.  Rights in the Receivables and Contracts........................  8
        3.4.  Delivery of Instruments........................................  8
        3.5.  Assignors Remain Liable Under Receivables......................  8
        3.6.  Assignors Remain Liable Under Contracts........................  8
        3.7.  Further Actions................................................  9

ARTICLE IV         SPECIAL PROVISIONS CONCERNING TRADEMARKS..................  9
        4.1.  Additional Representations and Warranties......................  9
        4.2.  Licenses and Assignments....................................... 10
        4.3.  Infringements.................................................. 10
        4.4.  Preservation of Marks.......................................... 10
        4.5.  Maintenance of Registration.................................... 10
        4.6.  Future Registered Marks........................................ 10
        4.7.  Remedies....................................................... 10


                                       (i)

                                                                            Page
                                                                            ----

ARTICLE V          SPECIAL PROVISIONS CONCERNING
                   PATENTS, COPYRIGHTS AND TRADE SECRETS..................... 11
        5.1.  Additional Representations and Warranties...................... 11
        5.2.  Licenses and Assignments....................................... 11
        5.3.  Infringements.................................................. 12
        5.4.  Maintenance of Patents or Copyrights........................... 12
        5.5.  Prosecution of Patent or Copyright Application................. 12
        5.6.  Other Patents or Copyrights.................................... 12
        5.7.  Remedies....................................................... 12

ARTICLE VI         PROVISIONS CONCERNING ALL COLLATERAL...................... 13
        6.1.  Protection of Collateral Agent's Security...................... 13
        6.2.  Warehouse Receipts Non-negotiable.............................. 13
        6.3.  Further Actions; Louisiana Matters............................. 13
        6.4.  Financing Statements........................................... 14

ARTICLE VII        REMEDIES UPON OCCURRENCE OF EVENT OF
                   DEFAULT................................................... 14
        7.1.  Remedies; Obtaining the Collateral Upon Default................ 14
        7.2.  Remedies; Disposition of the Collateral........................ 16
        7.3.  Waiver of Claims............................................... 17
        7.4.  Application of Proceeds........................................ 17
        7.5.  Remedies Cumulative............................................ 20
        7.6.  Discontinuance of Proceedings.................................. 20

ARTICLE VIII       INDEMNITY................................................. 21
        8.1.  Indemnity...................................................... 21
        8.2.  Indemnity Obligations Secured by Collateral; Survival.......... 22

ARTICLE IX         DEFINITIONS............................................... 22

ARTICLE X          THE COLLATERAL AGENT...................................... 29
        10.1.  Appointment................................................... 29
        10.2.  Nature of Duties.............................................. 30
        10.3.  Lack of Reliance on the Collateral Agent...................... 31
        10.4.  Certain Rights of the Collateral Agent........................ 31
        10.5.  Reliance...................................................... 32
        10.6.  Indemnification............................................... 32
        10.7.  The Collateral Agent in its Individual Capacity............... 33
        10.8.  Holders....................................................... 33


                                      (ii)

                                                                            Page
                                                                            ----

        10.9.  Resignation by the Collateral Agent........................... 33
        10.10.  Fees of Collateral Agent..................................... 34

ARTICLE XI         MISCELLANEOUS............................................. 34
        11.1.  Notices....................................................... 34
        11.2.  Waiver; Amendment............................................. 35
        11.3.  Obligations Absolute.......................................... 35
        11.4.  Successors and Assigns........................................ 36
        11.5.  Headings Descriptive.......................................... 36
        11.6.  Governing Law................................................. 36
        11.7.  Assignor's Duties............................................. 37
        11.8.  Termination; Release.......................................... 37
        11.9.  Counterparts.................................................. 38
        11.10.  Severability................................................. 38
        11.11.  Additional Assignors......................................... 38

ANNEX A      SCHEDULE OF CHIEF EXECUTIVE OFFICES AND
               OTHER RECORD LOCATIONS
ANNEX B      SCHEDULE OF INVENTORY AND EQUIPMENT LOCATIONS
ANNEX C      LIST OF TRADE AND FICTITIOUS NAMES
ANNEX D      LIST OF MARKS
ANNEX E      LIST OF PATENTS AND APPLICATIONS
ANNEX F      LIST OF COPYRIGHTS AND APPLICATIONS
ANNEX G      ASSIGNMENT OF SECURITY INTEREST IN
               UNITED STATES TRADEMARKS AND PATENTS
               SCHEDULE A
               SCHEDULE B
ANNEX H      ASSIGNMENT OF SECURITY INTEREST IN
               UNITED STATES COPYRIGHTS
               SCHEDULE A
ANNEX I      LOUISIANA ADDENDUM TO SECURITY AGREEMENT


                                      (iii)

                                                                       EXHIBIT H
                                                         [Conformed as Executed]

                     AMENDED AND RESTATED SECURITY AGREEMENT

            AMENDED AND RESTATED SECURITY AGREEMENT, dated as of September 29, 1995 and amended and restated as of August 28, 1997, among each of the undersigned assignors (each an "Assignor" and, together with any other entity that becomes a party hereto pursuant to Section 11.11 hereof, the "Assignors") and MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Collateral Agent (together with any successor collateral agent, the "Collateral Agent"), for the benefit of the Secured Creditors (as defined below). Except as otherwise defined herein, capitalized terms used herein and defined in the SCIS Credit Agreement (as defined below) or in the Caterair Credit Agreement (as defined below), as the case may be, shall be used herein as therein defined.

                              W I T N E S S E T H :

            WHEREAS, Onex Food Services, Inc. ("OFSI"), SC International Services, Inc. ("SCIS"), Caterair Holdings Corporation ("Caterair Holdings"), Caterair International Corporation ("Caterair"), various lenders from time to time party thereto (the "SCIS Banks"), Bankers Trust Company and J.P. Morgan Securities Inc., as Co-Arrangers (the "SCIS Co-Arrangers"), Bankers Trust Company, as Syndication Agent, The Bank of New York, as Co-Agent and Morgan Guaranty Trust Company of New York, as Administrative Agent (together with any successor administrative agent, the "SCIS Administrative Agent"), have entered into a Credit Agreement, dated as of September 29, 1995 and amended and restated as of August 28, 1997, providing for the making of loans to SCIS and the issuance of, and participation in, letters of credit for the account of SCIS as contemplated therein (as used herein, the term "SCIS Credit Agreement" means the Credit Agreement described above in this paragraph as the same may be amended, modified, extended, renewed, replaced, restated or supplemented from time to time, and including any agreement extending the maturity of, or restructuring all or any portion of the Indebtedness under such agreement or any successor agreement) (the SCIS Banks, the SCIS Co-Arrangers and the SCIS Administrative Agent are herein called the "SCIS Bank Creditors");

            WHEREAS, SCIS, Caterair, various lenders from time to time party thereto (the "Caterair Banks", and together with the SCIS Banks, the "Banks"), Bankers Trust Company and J. P. Morgan Securities Inc., as Co-Arrangers (the "Caterair Co-Arrangers", and together with the SCIS Co-Arrangers, the "Co-Arrangers"), Bankers Trust Company,

                                                                       EXHIBIT H
                                                                          Page 2


as Syndication Agent, and Morgan Guaranty Trust Company of New York, as Administrative Agent (together with any successor administrative agent, the "Caterair Administrative Agent, and together with the SCIS Administrative Agent, the "Administrative Agents"), have entered into a Term Loan Agreement, dated as of August 28, 1997, providing for the making of loans to SCIS and Caterair as contemplated therein (as used herein, the term "Caterair Credit Agreement" means the Term Loan Agreement described above in this paragraph, as the same may be amended, modified, extended, renewed, replaced, restated or supplemented from time to time, and including any agreement extending the maturity of, or restructuring all or any portion of the Indebtedness under such agreement or any successor agreements, and the Caterair Credit Agreement, together with the SCIS Credit Agreement, are herein called the "Credit Agreements") (the Caterair Banks, the Caterair Co-Arrangers and the Caterair Administrative Agent are herein called the "Caterair Bank Creditors", and together with the SCIS Bank Creditors, are herein called the "Bank Creditors");

            WHEREAS, SCIS, Caterair and/or one or more of their respective subsidiaries may at any time and from time to time enter into one or more Interest Rate Protection Agreements or Other Hedging Agreements with one or more Banks or any affiliate thereof (each such Bank or affiliate, even if the respective Bank subsequently ceases to be a Bank under the applicable Credit Agreement for any reason, together with such Bank's or affiliate's successors and assigns, if any, collectively, the "Other Creditors," and together with the Bank Creditors and the Collateral Agent, the "Secured Creditors");

            WHEREAS, pursuant to the Subsidiaries Guaranty, each Subsidiary Guarantor (including Caterair) has jointly and severally guaranteed to the Secured Creditors the payment when due of all Guaranteed Obligations as described therein;

            WHEREAS, the Assignors entered into a Security Agreement, dated as of September 29, 1995 (as amended, modified or supplemented to the date hereof, the "Original Security Agreement");

            WHEREAS, it is a condition precedent to the making of loans and the issuance of letters of credit under the Credit Agreements that each Assignor shall have executed and delivered this Agreement; and

            WHEREAS, each Assignor will obtain benefits from the incurrence of loans and the issuance of letters of credit under the Credit Agreements and the entering into of Interest Rate Protection Agreements or Other Hedging Agreements with the Other Creditors and, accordingly, each Assignor desires to execute this Agreement to satisfy the conditions

                                                                       EXHIBIT H
                                                                          Page 3


described in the preceding paragraph and to amend and restate the Original Security Agreement in its entirety in the form of this Agreement;

            NOW, THEREFORE, in consideration of the foregoing and other benefits accruing to each Assignor, the receipt and sufficiency of which are hereby acknowledged, each Assignor hereby makes the following representations and warranties to the Collateral Agent for the benefit of the Secured Creditors and hereby covenants and agrees with the Collateral Agent for the benefit of the Secured Creditors as follows:

                                    ARTICLE I

                               SECURITY INTERESTS

            1.1. Grant of Security Interests. (a) As security for the prompt and complete payment and performance when due of all of the Obligations of such Assignor, each Assignor does hereby assign and transfer unto the Collateral Agent, and does hereby pledge and grant to the Collateral Agent for the benefit of the Secured Creditors, a continuing security interest in, all of the right, title and interest of such Assignor in, to and under all of the following, whether now existing or hereafter from time to time acquired: (i) each and every Receivable, (ii) all Contracts, together with all Contract Rights arising thereunder, (iii) all Inventory, (iv) all Equipment, (v) all Marks, together with the registrations and right to all renewals thereof, and the goodwill of the business of such Assignor symbolized by the Marks, (vi) all Patents and Copyrights, and all reissues, renewals or extensions thereof, (vii) all computer programs of such Assignor and all intellectual property rights therein and all other proprietary information of such Assignor, including, but not limited to, trade secrets, (viii) all other Goods, General Intangibles, Chattel Paper, Documents, Instruments and other assets of such Assignor, (ix) the Cash Collateral Account and all monies, securities and Instruments deposited or required to be deposited in such Cash Collateral Account and (x) all Proceeds and products of any and all of the foregoing (all of the above, collectively, the "Collateral"). Notwithstanding anything to the contrary contained in this Agreement, the term Collateral shall not include any American Supplies as defined in the American Airlines Catering Agreements with Sky Chefs and Caterair (as in effect on the date hereof).

            (b) The security interest of the Collateral Agent under this Agreement extends to all Collateral of the kind which is the subject of this Agreement which any Assignor may acquire at any time during the continuation of this Agreement.

                                                                       EXHIBIT H
                                                                          Page 4


            1.2. Power of Attorney. Each Assignor hereby constitutes and appoints the Collateral Agent its true and lawful attorney, irrevocably, with full power after the occurrence of and during the continuance of an Event of Default (in the name of such Assignor or otherwise) to act, require, demand, receive, compound and give acquittance for any and all monies and claims for monies due or to become due to such Assignor under or arising out of the Collateral, to endorse any checks or other instruments or orders in connection therewith and to file any claims or take any action or institute any proceedings which the Collateral Agent may deem to be necessary or advisable to protect the interests of the Secured Creditors, which appointment as attorney is coupled with an interest.

                                   ARTICLE II

                GENERAL REPRESENTATIONS, WARRANTIES AND COVENANTS

            Each Assignor represents, warrants and covenants, which representations, warranties and covenants shall survive execution and delivery of this Agreement, as follows:

            2.1. Necessary Filings. All filings, registrations and recordings necessary or appropriate to create, preserve and perfect the security interest granted by such Assignor to the Collateral Agent hereby in respect of the Collateral have been accomplished and the security interest granted to the Collateral Agent pursuant to this Agreement in and to the Collateral creates a perfected security interest therein prior to the rights of all other Persons therein and subject to no other Liens (other than Permitted Liens) and is entitled to all the rights, priorities and benefits afforded by the Uniform Commercial Code or other relevant law as enacted in any relevant jurisdiction to perfected security interests, in each case to the extent that the Collateral consists of the type of property in which a security interest may be perfected by filing a financing statement under the Uniform Commercial Code as enacted in any relevant jurisdiction or in the United States Patent and Trademark Office or the United States Copyright Office.

            2.2. No Liens. Such Assignor is, and as to Collateral acquired by it from time to time after the date hereof such Assignor will be, the owner of all Collateral free from any Lien, security interest, encumbrance or other right, title or interest of any other Person (other than Permitted Liens), and such Assignor shall defend the Collateral to the extent of its rights therein against all claims and demands of all Persons at any time claiming the same or any interest therein adverse to the Collateral Agent.

                                                                       EXHIBIT H
                                                                          Page 5


            2.3. Other Financing Statements. As of the date hereof, there is no financing statement (or similar statement or instrument of registration under the law of any jurisdiction) on file or of record in any relevant jurisdiction covering or purporting to cover any interest of any kind in the Collateral (other than filings in respect of Permitted Liens), and so long as the Termination Date has not occurred, such Assignor will not execute or authorize to be filed in any public office any financing statement (or similar statement or instrument of registration under the law of any jurisdiction) or statements relating to the Collateral, except financing statements filed or to be filed in respect of and covering the security interests granted hereby by such Assignor or in respect of Permitted Liens.

            2.4. Chief Executive Office; Records. The chief executive office of such Assignor is located, as of the date hereof, at the address indicated on Annex A hereto for such Assignor. Such Assignor will not move its chief executive office except to such new location as such Assignor may establish in accordance with the last sentence of this Section 2.4. The originals of all documents evidencing all Receivables and Contract Rights and Trade Secret Rights of such Assignor and the only original books of account and records of such Assignor relating thereto are, and will continue to be, kept at such chief executive office, at one or more of the other record locations set forth on Annex A hereto or at such new locations as such Assignor may establish in accordance with the last sentence of this Section 2.4. All Receivables and Contract Rights of such Assignor are, and will continue to be, maintained at, and controlled and directed (including, without limitation, for general accounting purposes) from, the office locations described above or such new location established in accordance with the last sentence of this Section 2.4. No Assignor shall establish new locations for such offices until (i) such Assignor shall have given to the Collateral Agent not less than 30 days' prior written notice of its intention to do so, clearly describing such new location and providing such other information in connection therewith as the Collateral Agent may reasonably request, (ii) with respect to such new location, such Assignor shall have taken all action, reasonably satisfactory to the Collateral Agent, to maintain the security interest of the Collateral Agent in the Collateral intended to be granted hereby at all times fully perfected and in full force and effect, (iii) at the reasonable request of the Collateral Agent, such Assignor shall have furnished an opinion of counsel reasonably acceptable to the Collateral Agent to the effect that all financing or continuation statements and amendments or supplements thereto have been filed in the appropriate filing office or offices, and all other actions (including, without limitation, the payment of all filing fees and taxes, if any, payable in connection with such filings) have been taken in order to perfect (and maintain the perfection and priority of) the security interest granted hereby and (iv) the Collateral Agent shall have received evidence that all other actions (including, without limitation, the payment of all filing fees and taxes, if any, payable in connection

                                                                       EXHIBIT H
                                                                          Page 6


with such filings) have been taken, in order to perfect (and maintain the perfection and priority of) the security interest granted hereby.

            2.5. Location of Inventory and Equipment. All Inventory and Equipment held on the date hereof by each Assignor is located at one of the locations shown on Annex B hereto for such Assignor. Each Assignor agrees that all Inventory and Equipment now held or subsequently acquired by it shall be kept at (or shall be in transport to) any one of the locations shown on Annex B hereto for such Assignor, or at such new location as such Assignor may establish in accordance with the last sentence of this Section 2.5. Any Assignor may establish a new location for its Inventory and Equipment if (i) such Assignor shall have given to the Collateral Agent not less than 30 days' prior written notice of its intention so to do, clearly describing such new location and providing such other information in connection therewith as the Collateral Agent may request, (ii) with respect to such new location, such Assignor shall have taken all action reasonably satisfactory to the Collateral Agent to maintain the security interest of the Collateral Agent in the Collateral intended to be granted hereby at all times fully perfected and in full force and effect, (iii) at the reasonable request of the Collateral Agent, such Assignor shall have furnished an opinion of counsel reasonably acceptable to the Collateral Agent to the effect that all financing or continuation statements and amendments or supplements thereto have been filed in the appropriate filing office or offices, and all other actions (including, without limitation, the payment of all filing fees and taxes, if any, payable in connection with such filings) have been taken in order to perfect (and maintain the perfection and priority of) the security interest granted hereby and (iv) the Collateral Agent shall have received evidence that all other actions (including, without limitation, the payment of all filing fees and taxes, if any, payable in connection with such filings) have been taken, in order to perfect (and maintain the perfection and priority of) the security interest granted hereby.

            2.6. Recourse. This Agreement is made with full recourse to each Assignor and pursuant to and upon all the warranties, representations, covenants and agreements on the part of such Assignor contained herein, in the other Credit Documents, in the Interest Rate Protection Agreements or Other Hedging Agreements and otherwise in writing in connection herewith or therewith.

            2.7. Trade Names; Change of Name. No Assignor operates in any jurisdiction under, or in the preceding 12 months has had or has operated in any jurisdiction under, any trade names, fictitious names or other names except its legal name and such other trade or fictitious names as are listed on Annex C hereto for such Assignor. No Assignor shall change its legal name or assume or operate in any jurisdiction under any trade, fictitious or other name except those names listed on Annex C hereto for such Assignor and new

                                                                       EXHIBIT H
                                                                          Page 7


names established in accordance with the last sentence of this Section 2.8. No Assignor shall assume or operate in any jurisdiction under any new trade, fictitious or other name until (i) such Assignor shall have given to the Collateral Agent not less than 30 days' prior written notice of its intention so to do, clearly describing such new name and the jurisdictions in which such new name shall be used and providing such other information in connection therewith as the Collateral Agent may reasonably request, (ii) with respect to such new name, such Assignor shall have taken all action to maintain the security interest of the Collateral Agent in the Collateral intended to be granted hereby at all times fully perfected and in full force and effect, (iii) at the reasonable request of the Collateral Agent, such Assignor shall have furnished an opinion of counsel reasonably acceptable to the Collateral Agent to the effect that all financing or continuation statements and amendments or supplements thereto have been filed in the appropriate filing office or offices, and all other actions (including, without limitation, the payment of all filing fees and taxes, if any, payable in connection with such filings) have been taken in order to perfect (and maintain the perfection and priority of) the security interest granted hereby and (iv) the Collateral Agent shall have received evidence that all other actions (including, without limitation, the payment of all filing fees and taxes, if any, payable in connection with such filings) have been taken, in order to perfect (and maintain the perfection and priority of) the security interest granted hereby.

                                   ARTICLE III

                          SPECIAL PROVISIONS CONCERNING
                    RECEIVABLES; CONTRACT RIGHTS; INSTRUMENTS

            3.1. Maintenance of Records. Each Assignor will keep and maintain at its own cost and expense true and correct records of its Receivables and Contracts, including, but not limited to, the originals of all documentation (including each Contract) with respect thereto, records of all payments received, all credits granted thereon, all merchandise returned and all other dealings therewith, and such Assignor will make the same available on such Assignor's premises to the Collateral Agent for inspection, at such Assignor's own cost and expense, at any and all reasonable times and intervals and to such extent as the Collateral Agent may reasonably request. Upon the

                                                                       EXHIBIT H
                                                                          Page 8


occurrence and during the continuance of an Event of Default, such Assignor shall, at its own cost and expense, upon the request of the Collateral Agent, deliver all tangible evidence of its Receivables and Contract Rights (including, without limitation, all documents evidencing the Receivables and all Contracts) and such books and records to the Collateral Agent or to its representatives (copies of which evidence and books and records may be retained by such Assignor). Upon the occurrence and during the continuance of an Event of Default, if the Collateral Agent so directs, such Assignor shall legend, in form and manner satisfactory to the Collateral Agent, its Receivables and the Contracts, as well as books, records and documents (if any) of such Assignor evidencing or pertaining to such Receivables and Contracts with an appropriate reference to the fact that such Receivables and Contracts have been assigned to the Collateral Agent and that the Collateral Agent has a security interest therein.

            3.2. Direction to Account Debtors; Contracting Parties; etc. Upon the occurrence and during the continuance of an Event of Default and if the Collateral Agent so directs any Assignor, such Assignor agrees (x) to cause all payments on account of the Receivables and Contracts to be made directly to the Cash Collateral Account, (y) that the Collateral Agent may, at its option, directly notify the obligors with respect to any Receivables and/or under any Contracts to make payments with respect thereto as provided in the preceding clause (x) and (z) that the Collateral Agent may enforce collection of any such Receivables and Contracts and may adjust, settle or compromise the amount of payment thereof, in the same manner and to the same extent as such Assignor. Without notice to or assent by any Assignor, the Collateral Agent may apply any or all amounts then in, or thereafter deposited in, the Cash Collateral Account in the manner provided in Section 7.4 of this Agreement. The reasonable costs and expenses (including reasonable attorneys' fees) of collection, whether incurred by an Assignor or the Collateral Agent, shall be borne by the relevant Assignor.

            3.3. Rights in the Receivables and Contracts. Each Assignor will do nothing to impair the rights of the Collateral Agent in the Receivables or Contracts.

            3.4. Delivery of Instruments. If any Assignor owns or acquires any Instruments constituting Collateral in excess of $100,000 and such Collateral is not otherwise required to be pledged pursuant to the General Pledge Agreement, such Assignor will within 10 days thereafter notify the Collateral Agent thereof, and upon request by the Collateral Agent will promptly deliver such Instrument to the Collateral Agent, appropriately endorsed in a manner reasonably satisfactory to the Collateral Agent, to be held as Collateral pursuant to this Agreement. Until such Collateral is delivered to the Collateral Agent, such Assignor shall hold such property in trust for the Secured Creditors, segregated from other property of such Assignor, as additional collateral security for the Obligations.

            3.5. Assignors Remain Liable Under Receivables. Anything herein to the contrary notwithstanding, the Assignors shall remain liable under each of the Receivables to observe and perform all of the conditions and obligations to be observed and performed by them thereunder, all in accordance with the terms of any agreement giving rise to such

                                                                       EXHIBIT H
                                                                          Page 9


Receivables. Neither the Collateral Agent nor any other Secured Creditor shall have any obligation or liability under any Receivable (or any agreement giving rise thereto) by reason of or arising out of this Agreement or the receipt by the Collateral Agent or any other Secured Creditor of any payment relating to such Receivable pursuant hereto, nor shall the Collateral Agent or any other Secured Creditor be obligated in any manner to perform any of the obligations of any Assignor under or pursuant to any Receivable (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by them or as to the sufficiency of any performance by any party under any Receivable (or any agreement giving rise thereto), to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to them or to which they may be entitled at any time or times.

            3.6. Assignors Remain Liable Under Contracts. Anything herein to the contrary notwithstanding, the Assignors shall remain liable under each of the Contracts to observe and perform all of the conditions and obligations to be observed and performed by them thereunder, all in accordance with and pursuant to the terms and provisions of each Contract. Neither the Collateral Agent nor any other Secured Creditor shall have any obligation or liability under any Contract by reason of or arising out of this Agreement or the receipt by the Collateral Agent or any other Secured Creditor of any payment relating to such Contract pursuant hereto, nor shall the Collateral Agent or any other Secured Creditor be obligated in any manner to perform any of the obligations of any Assignor under or pursuant to any Contract, to make any payment, to make any inquiry as to the nature or the sufficiency of any performance by any party under any Contract, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to them or to which they may be entitled at any time or times.

            3.7. Further Actions. Each Assignor will, at its own expense, make, execute, endorse, acknowledge, file and/or deliver to the Collateral Agent from time to time such vouchers, invoices, schedules, confirmatory assignments, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, reports and other assurances or instruments and take such further steps relating to its Receivables, Contracts, Instruments and other property or rights covered by the security interest hereby granted, as the Collateral Agent may require.

                                                                       EXHIBIT H
                                                                         Page 10


                                   ARTICLE IV

                    SPECIAL PROVISIONS CONCERNING TRADEMARKS

            4.1. Additional Representations and Warranties. Each Assignor represents and warrants that it is the true and lawful exclusive owner of the United States Marks listed in Annex D hereto for such Assignor and that said listed Marks include all United States marks and applications for registrations of United States marks in the United States Patent and Trademark Office that such Assignor owns or uses in connection with its business as of the date hereof. Each Assignor represents and warrants that it owns, is licensed to use or otherwise has the right to use and is not prohibited from using all Marks that is uses. Each Assignor further warrants that it is aware of no third party claim that any aspect of such Assignor's present or contemplated business operations infringes or will infringe any trademark, service mark or trade name. Each Assignor represents and warrants that it is the true and lawful owner of or otherwise has the right to use all United States trademark registrations and applications listed in Annex D hereto and that said registrations are valid, subsisting, have not been cancelled and that such Assignor is not aware of any third-party claim that any of said registrations is invalid or unenforceable, or is not aware that there is any reason that any of said registrations is invalid or unenforceable, or is not aware that there is any reason that any of said material applications will not pass to registration. Each Assignor hereby grants to the Collateral Agent an absolute power of attorney to sign, upon the occurrence and during the continuance of an Event of Default, any document which may be required by the United States Patent and Trademark Office (or the equivalent foreign office) in order to effect an absolute assignment of all right, title and interest in each Mark, and record the same.

            4.2. Licenses and Assignments. Except as otherwise permitted by the Credit Agreements, each Assignor hereby agrees not to divest itself of any right under any Mark absent prior written approval of the Collateral Agent.

            4.3. Infringements. Each Assignor agrees, promptly upon learning thereof, to notify the Collateral Agent in writing of any potential infringement claim and, upon and during the continuance of an Event of Default, to furnish such pertinent information that may be available with respect to, any party who such Assignor believes is infringing or diluting or otherwise violating any of such Assignor's rights in and to any material Mark, or with respect to any party claiming that such Assignor's use of any material Mark violates any property right of that party. Each Assignor further agrees, unless otherwise agreed by the Collateral Agent, to prosecute in accordance with reasonable business practices any Person infringing any material Mark.

                                                                       EXHIBIT H
                                                                         Page 11


            4.4. Preservation of Marks. Except as otherwise permitted by the Credit Agreements, each Assignor agrees to take such actions to preserve its United States Marks as trademarks or service marks under the laws of the United States.

            4.5. Maintenance of Registration. Each Assignor shall, at its own expense, diligently process all documents required to maintain those trademark registrations deemed by such Assignor's senior management or Board of Directors to be in the best interests of such Assignor, including but not limited to affidavits of use and applications for renewals of registration in the United States Patent and Trademark Office for all of its material registered Marks, and shall pay all fees and disbursements in connection therewith.

            4.6. Future Registered Marks. If any United States Mark registration issues hereafter to any Assignor as a result of any application now or hereafter pending before the United States Patent and Trademark Office, within 30 days of receipt of such certificate, such Assignor shall deliver to the Collateral Agent a copy of such certificate, and an assignment for security in such Mark, to the Collateral Agent and at the expense of such Assignor, confirming the assignment for security in such Mark to the Collateral Agent hereunder, the form of such security to be substantially the same as the form hereof.

            4.7. Remedies. If an Event of Default shall occur and be continuing, the Collateral Agent may, by written notice to the relevant Assignor, take any or all of the following actions: (i) declare the entire right, title and interest of such Assignor in and to each of the Marks and the goodwill of the business associated therewith, together with all trademark rights and rights of protection to the same, vested in the Collateral Agent for the benefit of the Secured Creditors, in which event such rights, title and interest shall immediately vest in the Collateral Agent for the benefit of the Secured Creditors, and the Collateral Agent shall be entitled to exercise the power of attorney referred to in Section 4.1 hereof to execute, cause to be acknowledged and notarized and record said absolute assignment with the applicable agency;
(ii) take and use or sell the Marks and the goodwill of such Assignor's business symbolized by the Marks and the right to carry on the business and use the assets of such Assignor in connection with which the Marks have been used; (iii) direct such Assignor to refrain, in which event such Assignor shall as promptly as practicable refrain, from using the Marks in any manner whatsoever, directly or indirectly, and, if requested by the Collateral Agent, change such Assignor's corporate name to eliminate therefrom any use of any Mark; and (iv) direct such Assignor to execute such other and further documents that the Collateral Agent may request to further confirm the foregoing and to transfer ownership of the Marks and registrations and any pending trademark application in the United States Patent and Trademark Office to the Collateral Agent.

                                                                       EXHIBIT H
                                                                         Page 12


                                    ARTICLE V

                          SPECIAL PROVISIONS CONCERNING
                      PATENTS, COPYRIGHTS AND TRADE SECRETS

            5.1. Additional Representations and Warranties. Each Assignor represents and warrants that it is the true and lawful owner of all rights in
(i) all United States trade secrets and proprietary information necessary to operate the business of such Assignor (the "Trade Secret Rights"), (ii) the United States Patents listed in Annex E hereto for such Assignor and that said Patents include all United States patents and applications for United States patents that such Assignor owns as of the date hereof and (iii) the United States Copyrights listed in Annex F hereto for such Assignor and that said Copyrights constitute all the United States copyrights registered with the United States Copyright Office and applications to United States copyrights that such Assignor now owns. Each Assignor represents and warrants that it owns or is licensed to practice under all Patents and Copyrights that it now uses or practices under. Each Assignor further warrants that it has no knowledge of any third party claim that any aspect of such Assignor's present or contemplated business operations infringes or will infringe any patent or any copyright or such Assignor has misappropriated any trade secret or proprietary information. Each Assignor hereby grants to the Collateral Agent an absolute power of attorney to sign, upon the occurrence and during the continuance of any Event of Default, any document which may be required by the United States Patent and Trademark Office (or the equivalent foreign office) or United States Copyright Office (or the equivalent foreign office), as the case may be, in order to effect an absolute assignment of all right, title and interest in each Patent and Copyright, and to record the same.

            5.2. Licenses and Assignments. Except as otherwise permitted by the Credit Agreements, each Assignor hereby agrees not to divest itself of any right under any Patent or Copyright absent prior written approval of the Collateral Agent.

            5.3. Infringements. Each Assignor agrees, promptly upon learning thereof, to notify the Collateral Agent in writing of any potential infringement claim and, upon and during the continuance of an Event of Default, to furnish all pertinent information available to such Assignor with respect to any infringement in any material Patent or Copyright or to any claim that the practice of any Patent or Copyright violates any property right of a third party, or with respect to any misappropriation of any Trade Secret Right or any claim that practice of any Trade Secret Right violates any property right of a third party. Each Assignor further agrees, absent direction of the Collateral Agent to the contrary, diligently

                                                                       EXHIBIT H
                                                                         Page 13


to prosecute in accordance with reasonable business practices any Person infringing any Patent or Copyright or any Person misappropriating any Trade Secret Right.

            5.4. Maintenance of Patents or Copyrights. At its own expense, each Assignor shall make timely payment of all post-issuance fees required to maintain in force rights under each material Patent or Copyright.

            5.5. Prosecution of Patent or Copyright Application. At its own expense, each Assignor shall diligently prosecute those applications for (i) United States Patents listed in Annex E hereto and (ii) United States Copyrights listed in Annex F hereto, in each case for such Assignor as deemed by such Assignor's senior management or Board of Directors to be in the best interests of such Assignor.

            5.6. Other Patents or Copyrights. Within 30 days of the acquisition or issuance of a United States Patent or United States Copyright or of filing of an application for a United States Patent or United States Copyright, the relevant Assignor shall deliver to the Collateral Agent a copy of said certificate or registration of, or application for, said Patent or Copyright, as the case may be, with an assignment for security as to such Patent or Copyright, as the case may be, to the Collateral Agent and at the expense of such Assignor, confirming the assignment for security, the form of such assignment for security to be substantially the same as the form hereof.

            5.7. Remedies. If an Event of Default shall occur and be continuing, the Collateral Agent may by written notice to the relevant Assignor, take any or all of the following actions: (i) declare the entire right, title, and interest of such Assignor in each of the Patents and Copyrights vested in the Collateral Agent for the benefit of the Secured Creditors, in which event such right, title, and interest shall immediately vest in the Collateral Agent for the benefit of the Secured Creditors, in which case the Collateral Agent shall be entitled to exercise the power of attorney referred to in Section 5.1 hereof to execute, cause to be acknowledged and notarized and to record said absolute assignment with the applicable agency; (ii) take and practice or sell the Patents and Copyrights; (iii) direct such Assignor to refrain, in which event such Assignor shall as promptly as practicable refrain, from practicing the Patents and Copyrights directly or indirectly; and (iv) such Assignor shall execute such other and further documents as the Collateral Agent may request further to confirm the foregoing and to transfer ownership of the Patents and Copyrights to the Collateral Agent for the benefit of the Secured Creditors.

                                                                       EXHIBIT H
                                                                         Page 14


                                   ARTICLE VI

                      PROVISIONS CONCERNING ALL COLLATERAL

            6.1. Protection of Collateral Agent's Security. Each Assignor will do nothing to impair the rights of the Collateral Agent in the Collateral. Each Assignor will at all times keep its Inventory and Equipment insured in favor of the Collateral Agent, at such Assignor's own expense to the extent and in the manner provided in the Credit Agreement. If any Assignor shall fail to insure its Inventory and Equipment in accordance with the preceding sentence, or if such Assignor shall fail to so endorse and deposit all policies with respect thereto to the extent required by the Credit Agreements, the Collateral Agent shall have the right (but shall be under no obligation) to procure such insurance and such Assignor agrees to promptly reimburse the Collateral Agent for all costs and expenses of procuring such insurance. The Collateral Agent shall, at the time such proceeds of such insurance are distributed to the Secured Creditors, apply such proceeds in accordance with Section 7.4 hereof. Each Assignor assumes all liability and responsibility in connection with the Collateral acquired by it and the liability of such Assignor to pay the Obligations shall in no way be affected or diminished by reason of the fact that such Collateral may be lost, destroyed, stolen, damaged or for any reason whatsoever unavailable to such Assignor.

            6.2. Warehouse Receipts Non-negotiable. Each Assignor agrees that if any warehouse receipt or receipt in the nature of a warehouse receipt is issued with respect to any of its Inventory, such Assignor shall request that such warehouse receipt or receipt in the nature thereof shall not be "negotiable" (as such term is used in Section 7-104 of the Uniform Commercial Code as in effect in any relevant jurisdiction or under other relevant law).

            6.3. Further Actions; Louisiana Matters. (a) Each Assignor will, at its own expense, make, execute, endorse, acknowledge, file and/or deliver to the Collateral Agent from time to time such lists, descriptions and designations of its Collateral, warehouse receipts, receipts in the nature of warehouse receipts, bills of lading, documents of title, vouchers, invoices, schedules, confirmatory assignments, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, reports and other assurances or instruments and take such further steps relating to the Collateral and other property or rights covered by the security interest hereby granted, which the Collateral Agent reasonably deems appropriate or advisable to perfect, preserve or protect its security interest in the Collateral.

                                                                       EXHIBIT H
                                                                         Page 15


            (b) Notwithstanding anything contained in this Agreement to the contrary, each Assignor agrees that at all times during which any portion of the Collateral, or any proceeds thereof, are located in Louisiana or are otherwise subject to the application of Louisiana law in any respect, the security interest granted by each Assignor to the Collateral Agent in such portions of such Collateral shall be subject to the provisions of Louisiana law and to the terms of the Louisiana Addendum annexed hereto and each Assignor hereby agrees to execute and deliver to the Collateral Agent the Louisiana Addendum substantially in the form of Annex I hereto.

            6.4. Financing Statements. Each Assignor agrees to execute and deliver to the Collateral Agent such financing statements, in form reasonably acceptable to the Collateral Agent, as the Collateral Agent may reasonably deem necessary or desirable to establish and maintain a valid, enforceable, first priority perfected security interest in the Collateral as provided herein and in the other rights and security contemplated hereby all in accordance with the Uniform Commercial Code as enacted in any and all relevant jurisdictions or any other relevant law. Each Assignor will pay any applicable filing fees, recordation taxes and related expenses relating to its Collateral. Each Assignor hereby authorizes the Collateral Agent to file any such financing statements without the signature of such Assignor where permitted by law.

                                   ARTICLE VII

                  REMEDIES UPON OCCURRENCE OF EVENT OF DEFAULT

            7.1. Remedies; Obtaining the Collateral Upon Default. Each Assignor agrees that, if any Event of Default shall have occurred and be continuing, then and in every such case, the Collateral Agent, in addition to any rights now or hereafter existing under applicable law, shall have all rights as a secured creditor under the Uniform Commercial Code in all relevant jurisdictions and may take each of the following actions, each of which such Assignor agrees to be commercially reasonable:

            (i) personally, or by agents or attorneys, immediately take possession of the Collateral or any part thereof, from such Assignor or any other Person who then has possession of any part thereof with or without notice or process of law, and for that purpose may enter upon such Assignor's premises where any of the Collateral is located and remove the same and use in connection with such removal any and all services, supplies, aids and other facilities of such Assignor;

                                                                       EXHIBIT H
                                                                         Page 16


            (ii) instruct the obligor or obligors on any agreement, instrument or other obligation (including, without limitation, the Receivables and the Contracts) constituting the Collateral to make any payment required by the terms of such agreement, instrument or other obligation directly to the Collateral Agent and may exercise any and all remedies and rights of such Assignor in respect of such Collateral;

            (iii) withdraw all monies, securities and instruments in the Cash Collateral Account for application to the Obligations in accordance with
      Section 7.4 hereof;

            (iv) sell, assign or otherwise liquidate any or all of the Collateral or any part thereof in accordance with Section 7.2 hereof, or direct the relevant Assignor to sell, assign or otherwise liquidate any or all of the Collateral or any part thereof, and, in each case, take possession of the proceeds of any such sale or liquidation;

            (v) take possession of the Collateral or any part thereof, by directing the relevant Assignor in writing to deliver the same to the Collateral Agent at any place or places designated by the Collateral Agent, in which event such Assignor shall at its own expense:

                  (x) forthwith cause the same to be moved to the place or
            places so designated by the Collateral Agent;

                  (y) store and keep any Collateral so delivered to the
            Collateral Agent at such place or places pending further action by the Collateral Agent as provided in Section 7.2 hereof;

                  (z) while the Collateral shall be so stored and kept, provide such guards and maintenance services as shall be necessary to protect the same and to preserve and maintain them in good condition;

            (vi) license or sublicense, whether on an exclusive or nonexclusive basis, any Marks, Patents and Copyrights included in the Collateral for such term and on such conditions and in such manner as the Collateral Agent shall in its sole judgment determine;

it being understood that each Assignor's obligation so to deliver the Collateral is of the essence of this Agreement and that, accordingly, upon application to a court of equity hav-

                                                                       EXHIBIT H
                                                                         Page 17


ing jurisdiction, the Collateral Agent shall be entitled to a decree requiring specific performance by such Assignor of said obligation. The Secured Creditors agree that this Agreement may be enforced only by the action of the Collateral Agent, in each case acting upon the instructions of the Required Secured Creditors and that no other Secured Creditor shall have any right individually to seek to enforce or to enforce this Agreement or to realize upon the security to be granted hereby, it being understood and agreed that such rights and remedies may be exercised by the Collateral Agent or the holders of at least a majority of the outstanding Other Obligations, as the case maybe, for the benefit of the Secured Creditors upon the terms of this Agreement and the Credit Agreements.

            7.2. Remedies; Disposition of the Collateral. Any Collateral repossessed by the Collateral Agent under or pursuant to Section 7.1 hereof and any other Collateral whether or not so repossessed by the Collateral Agent, may be sold, assigned, leased or otherwise disposed of under one or more contracts or as an entirety, and without the necessity of gathering at the place of sale the property to be sold, and in general in such manner, at such time or times, at such place or places and on such terms as the Collateral Agent may, in compliance with any mandatory requirements of applicable law, determine to be commercially reasonable. Any of the Collateral may be sold, leased or otherwise disposed of, in the condition in which the same existed when taken by the Collateral Agent or after any overhaul or repair at the expense of the relevant Assignor which the Collateral Agent shall determine to be commercially reasonable. Any such disposition which shall be a private sale or other private proceedings permitted by such requirements shall be made upon not less than 10 days' written notice to the relevant Assignor specifying the time at which such disposition is to be made and the intended sale price or other consideration therefor, and shall be subject, for the 10 days after the giving of such notice, to the right of the relevant Assignor or any nominee of such Assignor to acquire the Collateral involved at a price or for such other consideration at least equal to the intended sale price or other consideration so specified. Any such disposition which shall be a public sale permitted by such requirements shall be made upon not less than 10 days' written notice to the relevant Assignor specifying the time and place of such sale and, in the absence of applicable requirements of law, shall be by public auction (which may, at the Collateral Agent's option, be subject to reserve), after publication of notice of such auction not less than 10 days prior thereto in two newspapers in general circulation in the City of New York. To the extent permitted by any such requirement of law, the Collateral Agent and the other Secured Creditors may bid for and become the purchaser of the Collateral or any item thereof, offered for sale in accordance with this Section without accountability to the relevant Assignor. If, under mandatory requirements of applicable law, the Collateral Agent shall be required to make disposition of the Collateral within a period of time which does not permit the giving of notice to the relevant Assignor as hereinabove specified, the Collateral

                                                                       EXHIBIT H
                                                                         Page 18


Agent need give such Assignor only such notice of disposition as shall be reasonably practicable in view of such mandatory requirements of applicable law. Each Assignor agrees to do or cause to be done all such other acts and things as may be reasonably necessary to make such sale or sales of all or any portion of the Collateral valid and binding and in compliance with any and all applicable laws, regulations, orders, writs, injunctions, decrees or awards of any and all courts, arbitrators or governmental instrumentalities, domestic or foreign, having jurisdiction over any such sale or sales, all at such Assignor's expense.

            7.3. Waiver of Claims. Except as otherwise provided in this Agreement, EACH ASSIGNOR HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, NOTICE AND JUDICIAL HEARING IN CONNECTION WITH THE COLLATERAL AGENT'S TAKING POSSESSION OR THE COLLATERAL AGENT'S DISPOSITION OF ANY OF THE COLLATERAL, INCLUDING, WITHOUT LIMITATION, ANY OR ALL PRIOR NOTICE AND HEARING FOR ANY PREJUDGMENT REMEDY OR REMEDIES AND ANY SUCH RIGHT WHICH SUCH ASSIGNOR WOULD OTHERWISE HAVE UNDER THE CONSTITUTION OR ANY STATUTE OF THE UNITED STATES OR OF ANY STATE, and each Assignor hereby further waives, to the extent permitted by law:

            (i) all damages occasioned by such taking of possession except any damages which are the direct result of the Collateral Agent's gross negligence or willful misconduct;

            (ii) all other requirements as to the time, place and terms of sale or other requirements with respect to the enforcement of the Collateral Agent's rights hereunder; and

            (iii) all rights of redemption, appraisement, valuation, stay, extension or moratorium now or hereafter in force under any applicable law in order to prevent or delay the enforcement of this Agreement or the absolute sale of the Collateral or any portion thereof, and each Assignor, for itself and all who may claim under it, insofar as it or they now or hereafter lawfully may, hereby waives the benefit of all such laws.

Any sale of, or the grant of options to purchase, or any other realization upon, any Collateral shall operate to divest all right, title, interest, claim and demand, either at law or in equity, of the relevant Assignor therein and thereto, and shall be a perpetual bar both at law and in equity against such Assignor and against any and all Persons claiming or at-

                                                                       EXHIBIT H
                                                                         Page 19


tempting to claim the Collateral so sold, optioned or realized upon, or any part thereof, from, through and under such Assignor.

            7.4. Application of Proceeds. (a) All moneys collected by the Collateral Agent (or, to the extent any Pledge Agreement or any Mortgage requires proceeds of collateral under such Security Documents to be applied in accordance with the provisions of this Agreement, the Pledgee or Mortgagee under such other Security Document) upon any sale or other disposition of the Collateral, together with all other moneys received by the Collateral Agent hereunder, shall be applied as follows:

            (i) first, to the payment of all Obligations owing the Collateral Agent of the type provided in clauses (iv) and (v) of the definition of Obligations;

            (ii) second, to the extent proceeds remain after the application pursuant to the preceding clause (i), an amount equal to the outstanding Primary Obligations shall be paid to the Secured Creditors as provided in
      Section 7.4(e) hereof, with each Secured Creditor receiving an amount equal to its outstanding Primary Obligations or, if the proceeds are insufficient to pay in full all such Primary Obligations, its Pro Rata Share of the amount remaining to be distributed;

            (iii) third, to the extent proceeds remain after the application pursuant to the preceding clauses (i) and (ii), an amount equal to the outstanding Secondary Obligations shall be paid to the Secured Creditors as provided in Section 7.4(e) hereof, with each Secured Creditor receiving an amount equal to its outstanding Secondary Obligations or, if the proceeds are insufficient to pay in full all such Secondary Obligations, its Pro Rata Share of the amount remaining to be distributed; and

            (iv) fourth, to the extent proceeds remain after the application pursuant to the preceding clauses (i) through (iii) inclusive and following the termination of this Agreement pursuant to Section 11.8 hereof, to the relevant Assignor or, to the extent directed by such Assignor or a court of competent jurisdiction, to whomever may be lawfully entitled to receive such surplus.

            (b) For purposes of this Agreement, (x) "Pro Rata Share" shall mean, when calculating a Secured Creditor's portion of any distribution or amount, that amount (expressed as a percentage) equal to a fraction the numerator of which is the then unpaid amount of such Secured Creditor's Primary Obligations or Secondary Obligations, as the case may be, and the denominator of which is the then outstanding amount of all Primary

                                                                       EXHIBIT H
                                                                         Page 20


Obligations or Secondary Obligations, as the case may be, (y) "Primary Obligations" shall mean (i) in the case of the SCIS Credit Document Obligations and the Caterair Credit Document Obligations, all principal of, and interest on, all loans, all unpaid drawings in respect of letters of credit (together with all interest accrued thereon), the aggregate stated amounts of all letters of credit issued under the SCIS Credit Agreement, and all fees and (ii) in the case of the Other Obligations, all amounts due under the Interest Rate Protection Agreements or Other Hedging Agreements (other than indemnities, fees (including, without limitation, attorneys' fees) and similar obligations and liabilities) and (z) "Secondary Obligations" shall mean all Obligations other than Primary Obligations.

            (c) When payments to the Secured Creditors are based upon their respective Pro Rata Shares, the amounts received by such Secured Creditors hereunder shall be applied (for purposes of making determinations under this Section 7.4 only) (i) first, to their Primary Obligations and (ii) second, to their Secondary Obligations. If any payment to any Secured Creditor of its Pro Rata Share of any distribution would result in overpayment to such Secured Creditor, such excess amount shall instead be distributed in respect of the unpaid Primary Obligations or Secondary Obligations, as the case may be, of the other Secured Creditors, with each Secured Creditor whose Primary Obligations or Secondary Obligations, as the case may be, have not been paid in full to receive an amount equal to such excess amount multiplied by a fraction the numerator of which is the unpaid Primary Obligations or Secondary Obligations, as the case may be, of such Secured Creditor and the denominator of which is the unpaid Primary Obligations or Secondary Obligations, as the case may be, of all Secured Creditors entitled to such distribution.

            (d) Each of the Secured Creditors agrees and acknowledges that if the SCIS Bank Creditors are to receive a distribution on account of undrawn amounts with respect to letters of credit issued under the SCIS Credit Agreement (which shall only occur after all outstanding loans under the SCIS Credit Agreement and unpaid drawings with respect to such letters of credit have been paid in full), such amounts shall be paid to the SCIS Administrative Agent under the SCIS Credit Agreement and held by it, for the equal and ratable benefit of the SCIS Bank Creditors, as cash security for the repayment of Obligations owing to the SCIS Bank Creditors as such. If any amounts are held as cash security pursuant to the immediately preceding sentence, then upon the termination of all outstanding letters of credit under the SCIS Credit Agreement, and after the application of all such cash security to the repayment of all Obligations owing to the SCIS Bank Creditors after giving effect to the termination of all such letters of credit, if there remains any excess cash, such excess cash shall be returned by the SCIS Administrative Agent to the Collateral Agent for distribution in accordance with Section 7.4(a) hereof.

                                                                       EXHIBIT H
                                                                         Page 21


            (e) Except as set forth in Section 7.4(c) hereof, all payments required to be made to the SCIS Bank Creditors hereunder shall be made to the SCIS Administrative Agent under the SCIS Credit Agreement for the account of the SCIS Bank Creditors, all payments required to be made to the Caterair Bank Creditors hereunder shall be made to the Caterair Administrative Agent under the Caterair Credit Agreement for the account of the Caterair Bank Creditors and all payments required to be made to the Other Creditors hereunder shall be made directly to the respective Other Creditor.

            (f) For purposes of applying payments received in accordance with this Section 7.4, the Collateral Agent shall be entitled to rely upon (i) the respective Administrative Agent under the respective Credit Agreement and (ii) the Other Creditors for a determination (which each Administrative Agent, each Other Creditor and the Secured Creditors agree (or shall agree) to provide upon request of the Collateral Agent) of the outstanding Obligations owed to the SCIS Bank Creditors, the Caterair Bank Creditors or the Other Creditors, as the case may be. Unless it has actual knowledge (including by way of written notice from an SCIS Bank Creditor, a Caterair Bank Creditor or an Other Creditor) to the contrary, each Administrative Agent under the applicable Credit Agreement, in furnishing information pursuant to the preceding sentence, and the Collateral Agent, in acting hereunder, shall be entitled to assume that (x) no Secondary Obligations are owing to any SCIS Bank Creditor, Caterair Bank Creditor or Other Creditor and (y) no Interest Rate Protection Agreement or Other Hedging Agreement, or Other Obligations in respect thereof, are in existence.

            (g) It is understood that the Assignors shall remain jointly and severally liable to the extent of any deficiency between the amount of the proceeds of the Collateral and the aggregate amount of the sums referred to in clause (a) of this Section 7.4 with respect to the relevant Assignor.

            7.5. Remedies Cumulative. Each and every right, power and remedy hereby specifically given to the Collateral Agent shall be in addition to every other right, power and remedy specifically given under this Agreement, the Interest Rate Protection Agreements or Other Hedging Agreements, the other Credit Documents or now or hereafter existing at law, in equity or by statute and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time or simultaneously and as often and in such order as may be deemed expedient by the Collateral Agent. All such rights, powers and remedies shall be cumulative and the exercise or the beginning of the exercise of one shall not be deemed a waiver of the right to exercise any other or others. No delay or omission of the Collateral Agent in the exercise of any such right, power or remedy and no renewal or extension of any of the Obligations shall impair

                                                                       EXHIBIT H
                                                                         Page 22


any such right, power or remedy or shall be construed to be a waiver of any Default or Event of Default or an acquiescence therein. No notice to or demand on any Assignor in any case shall entitle it to any other or further notice or demand in similar or other circumstances or constitute a waiver of any of the rights of the Collateral Agent to any other or further action in any circumstances without notice or demand. In the event that the Collateral Agent shall bring any suit to enforce any of its rights hereunder and shall be entitled to judgment, then in such suit the Collateral Agent may recover expenses, including attorneys' fees, and the amounts thereof shall be included in such judgment.

            7.6. Discontinuance of Proceedings. In case the Collateral Agent shall have instituted any proceeding to enforce any right, power or remedy under this Agreement by foreclosure, sale, entry or otherwise, and such proceeding shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Collateral Agent, then and in every such case the relevant Assignor, the Collateral Agent and each holder of any of the Obligations shall be restored to their former positions and rights hereunder with respect to the Collateral subject to the security interest created under this Agreement, and all rights, remedies and powers of the Collateral Agent shall continue as if no such proceeding had been instituted.

                                  ARTICLE VIII

                                    INDEMNITY

            8.1. Indemnity. (a) Each Assignor jointly and severally agrees to indemnify, reimburse and hold the Collateral Agent, each other Secured Creditor and their respective successors, permitted assigns, employees, agents and servants (hereinafter referred to individually as "Indemnitee," and collectively as "Indemnitees") harmless from any and all liabilities, obligations, damages, injuries, penalties, claims, demands, actions, suits, judgments and any and all costs, expenses or disbursements (including reasonable attorneys' fees and expenses) (for the purposes of this Section 8.1 the foregoing are collectively called "expenses") of whatsoever kind and nature imposed on, asserted against or incurred by any of the Indemnitees in any way relating to or arising out of this Agreement, or in any other way connected with the administration of the transactions contemplated hereby or the enforcement of any of the terms hereof, or the preservation of any rights hereunder, or in any way relating to or arising out of the manufacture, ownership, ordering, purchase, delivery, control, acceptance, lease, financing, possession, operation, condition, sale, return or other disposition, or use of the Collateral (including, without limitation, latent or other defects, whether or not discoverable), the violation of the laws

                                                                       EXHIBIT H
                                                                         Page 23


of any country, state or other governmental body or unit, any tort (including, without limitation, claims arising or imposed under the doctrine of strict liability, or for or on account of injury to or the death of any Person (including any Indemnitee), or property damage), or contract claim; provided that no Indemnitee shall be indemnified pursuant to this Section 8.1(a) for losses, damages or liabilities to the extent caused by the gross negligence or willful misconduct of such Indemnitee. Each Assignor agrees that upon written notice by any Indemnitee of the assertion of such a liability, obligation, damage, injury, penalty, claim, demand, action, suit or judgment, the relevant Assignor shall assume full responsibility for the defense thereof. Each Indemnitee agrees to use its best efforts to promptly notify the relevant Assignor of any such assertion of which such Indemnitee has knowledge.

            (b) Without limiting the application of Section 8.1(a) hereof, each Assignor agrees, jointly and severally, to pay, or reimburse the Collateral Agent for any and all reasonable fees, costs and expenses of whatever kind or nature incurred in connection with the creation, preservation or protection of the Collateral Agent's Liens on, and security interest in, the Collateral, including, without limitation, all fees and taxes in connection with the recording or filing of instruments and documents in public offices, payment or discharge of any taxes or Liens upon or in respect of the Collateral, premiums for insurance with respect to the Collateral and all other reasonable fees, costs and expenses in connection with protecting, maintaining or preserving the Collateral and the Collateral Agent's interest therein, whether through judicial proceedings or otherwise, or in defending or prosecuting any actions, suits or proceedings arising out of or relating to the Collateral.

            (c) If and to the extent that the obligations of any Assignor under this Section 8.1 are unenforceable for any reason, such Assignor hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable law.

            8.2. Indemnity Obligations Secured by Collateral; Survival. Any amounts paid by any Indemnitee as to which such Indemnitee has the right to reimbursement shall constitute Obligations secured by the Collateral. The indemnity obligations of each Assignor contained in Section 8.1 hereof shall continue in full force and effect notwithstanding the full payment of all the Notes issued under the Credit Agreement, the termination of all Interest Rate Protection Agreements or Other Hedging Agreements and the payment of all other Obligations and notwithstanding the discharge thereof.

                                                                       EXHIBIT H
                                                                         Page 24


                                   ARTICLE IX

                                   DEFINITIONS

            The following terms shall have the meanings herein specified. Such definitions shall be equally applicable to the singular and plural forms of the terms defined.

            "Administrative Agent" shall have the meaning provided in the recitals to this Agreement.

            "Agreement" shall mean this Amended and Restated Security Agreement, as the same may be modified, supplemented or amended from time to time in accordance with its terms.

            "American Airports" shall mean the Dallas/Fort Worth, Chicago O'Hare, Nashville and Raleigh-Durham airports.

            "Assignor" shall have the meaning provided in the first paragraph of this Agreement.

            "Bank Creditors" shall have the meaning provided in the recitals to this Agreement.

            "Banks" shall have the meaning provided in the recitals to this Agreement.

            "Cash Collateral Account" shall mean a non-interest bearing cash collateral account maintained with the Collateral Agent for the benefit of the Secured Creditors.

            "Caterair" shall have the meaning provided in the recitals to this Agreement.

            "Caterair Administrative Agent" shall have the meaning provided in the recitals to this Agreement.

            "Caterair Bank Creditors" shall have the meaning provided in the recitals to this Agreement.

            "Caterair Banks" shall have the meaning provided in the recitals to this Agreement.

                                                                       EXHIBIT H
                                                                         Page 25


            "Caterair Co-Arrangers" shall have the meaning provided in the recitals to this Agreement.

            "Caterair Credit Agreement" shall have the meaning provided in the recitals to this Agreement.

            "Caterair Credit Document Obligations" shall have the meaning provided in the definition of "Obligations" in this Article IX.

            "Caterair Holdings" shall have the meaning provided in the recitals to this Agreement.

            "Chattel Paper" shall have the meaning provided in the Uniform Commercial Code as in effect on the date hereof in the State of New York.

            "Class" shall have the meaning provided in Section 11.2 of this Agreement.

            "Collateral" shall have the meaning provided in Section 1.1(a) of this Agreement.

            "Collateral Agent" shall have the meaning provided in the first paragraph of this Agreement.

            "Contract Rights" shall mean all rights of any Assignor (including, without limitation, all rights to payment) under each Contract.

            "Contracts" shall mean all contracts between any Assignor and one or more additional parties (including, without limitation, each Catering Agreement, any Interest Rate Protection Agreement or Other Hedging Agreement, each partnership agreement and joint venture agreement to which any Assignor is a party and the Subordinated Intercompany Security Agreement), but excluding any contract (other than the right to the payment of money that is due or is to become due thereunder which shall in any event be subject to the security interests under this Agreement) to the extent that the terms thereof prohibit the assignment of, or granting a security interest in, such contract.

            "Copyrights" shall mean any copyright owned by any Assignor, including any registrations of any Copyrights, in the United States Copyright Office (or the equivalent foreign office), as well as any application for a copyright registration now or hereafter

                                                                       EXHIBIT H
                                                                         Page 26


made with the United States Copyright Office (or the equivalent foreign office) by any Assignor.

            "Credit Agreements" shall have the meaning provided in the recitals to this Agreement.

            "Credit Documents" shall have the meaning provided in the definition of "Obligations" in this Article IX.

            "Default" shall mean any event which, with notice or lapse of time, or both, would constitute an Event of Default.

            "Documents" shall have the meaning provided in the Uniform Commercial Code as in effect on the date hereof in the State of New York.

            "Equipment" shall mean any "equipment," as such term is defined in the Uniform Commercial Code as in effect on the date hereof in the State of New York, now or hereafter owned by any Assignor and, in any event, shall include, but shall not be limited to, all machinery, equipment, furnishings, movable trade fixtures and vehicles now or hereafter owned by any Assignor and any and all additions, substitutions and replacements of any of the foregoing, wherever located, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto.

            "Event of Default" shall mean any Event of Default under, and as defined in, either Credit Agreement and shall in any event, without limitation, include any payment default on any of the Obligations after the expiration of any applicable grace period.

            "General Intangibles" shall have the meaning provided in the Uniform Commercial Code as in effect on the date hereof in the State of New York.

            "Goods" shall have the meaning provided in the Uniform Commercial Code as in effect on the date hereof in the State of New York.

            "Indemnitee" shall have the meaning provided in Section 8.1 of this Agreement.

            "Instrument" shall have the meaning provided in the Uniform Commercial Code as in effect on the date hereof in the State of New York.

                                                                       EXHIBIT H
                                                                         Page 27


            "Inventory" shall mean merchandise, inventory and goods, and all additions, substitutions and replacements thereof, wherever located, together with all goods, supplies, incidentals, packaging materials, labels, materials and any other items used or usable in manufacturing, processing, packaging or shipping same; in all stages of production -- from raw materials through work-in-process to finished goods -- and all products and proceeds of whatever sort and wherever located and any portion thereof which may be returned, rejected, reclaimed or repossessed by the Collateral Agent from any Assignor's customers, and shall specifically include all "inventory" as such term is defined in the Uniform Commercial Code as in effect on the date hereof in the State of New York, now or hereafter owned by any Assignor.

            "Liens" shall mean any security interest, mortgage, pledge, lien, claim, charge, encumbrance, title retention agreement, lessor's interest in a financing lease or analogous instrument, in, of, or on any Assignor's property.

            "Marks" shall mean all right, title and interest in and to any trademarks, service marks and trade names now held or hereafter acquired by any Assignor, including any registration of any trademarks and service marks, or the equivalent thereof in any foreign country or in the United States Patent and Trademark Office and any trade dress including logos and/or designs used by any Assignor in the United States or any foreign country.

            "Obligations" shall mean:

            (i) the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations, liabilities and indebtedness (including, without limitation, the principal of and interest on the notes issued by, and loans made to, SCIS under the SCIS Credit Agreement, all reimbursement obligations and unpaid drawings in respect of letters of credit issued under the SCIS Credit Agreement, and all indemnities, fees and interest thereon or owed thereunder) of each Assignor to the SCIS Bank Creditors, whether now existing or hereafter incurred under, arising out of, or in connection with the SCIS Credit Agreement and the other SCIS Credit Documents (such term to mean the "Credit Documents" as defined in the SCIS Credit Agreement) (including, without limitation, in the case of each Subsidiary Guarantor (including Caterair), all of its obligations, liabilities and indebtedness under the Subsidiaries Guaranty) to which such Assignor is a party and the due performance and compliance by such Assignor with all of the terms, conditions and agreements contained in the SCIS Credit Agreement and such other SCIS Credit Documents (all such obligations, liabilities and

                                                                       EXHIBIT H
                                                                         Page 28


      indebtedness under this clause (i), except to the extent consisting of obligations, liabilities or indebtedness with respect to Interest Rate Protection Agreements or Other Hedging Agreements, being herein collectively called the "SCIS Credit Document Obligations");

            (ii) the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations, liabilities and indebtedness (including, without limitation, the principal of and interest on the notes issued by, and loans made to, SCIS and Caterair under the Caterair Credit Agreement, and all indemnities, fees and interest thereon or owed thereunder) of each Assignor to the Caterair Bank Creditors, whether now existing or hereafter incurred under, arising out of, or in connection with the Caterair Credit Agreement and the other Caterair Credit Documents (such term to mean the "Credit Documents" as defined in the Caterair Credit Agreement, and the Caterair Credit Documents, together with the SCIS Credit Documents, are referred to herein as the "Credit Documents") (including, without limitation, in the case of SCIS, all of its obligations, liabilities and indebtedness under the SCIS Guaranty and, in the case of each Subsidiary Guarantor (including Caterair), all of its obligations, liabilities and indebtedness under the Subsidiaries Guaranty) to which such Assignor is a party and the due performance and compliance by such Assignor with all of the terms, conditions and agreements contained in the Caterair Credit Agreement and such other Caterair Credit Documents (all such obligations, liabilities and indebtedness under this clause (ii), except to the extent consisting of obligations, liabilities or indebtedness with respect to Interest Rate Protection Agreements or Other Hedging Agreements, being herein collectively called the "Caterair Credit Document Obligations");

            (iii) the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations, liabilities and indebtedness owing by each Assignor to the Other Creditors under, arising out of or with respect to, any Interest Rate Protection Agreement or Other Hedging Agreement (including, without limitation, in the case of each Assignor, all of its obligations, liabilities and indebtedness under the Guaranties to which it is a party in respect of such Interest Rate Protection Agreements or Other Hedging Agreements), whether such Interest Rate Protection Agreement or Other Hedging Agreement is now in existence or hereafter arising, and the due performance and compliance by such Assignor with all of the terms, conditions and agreements contained therein (all such obligations, liabilities and indebtedness described in this clause (iii) being herein collectively called the "Other Obligations");

                                                                       EXHIBIT H
                                                                         Page 29


            (iv) any and all sums advanced by the Collateral Agent in order to preserve the Collateral or preserve its security interest in the Collateral;

            (v) in the event of any proceeding for the collection or enforcement of any indebtedness, obligations or liabilities of each Assignor referred to in clauses (i), (ii) and (iii) above, upon the occurrence and during the continuance of an Event of Default shall have occurred and be continuing, the reasonable expenses of retaking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Collateral, or of any exercise by the Collateral Agent of its rights hereunder, together with reasonable attorneys' fees and court costs; and

            (vi) all amounts paid by any Secured Creditor as to which such Secured Creditor has the right to reimbursement under Section 11 of this Agreement.

            "OFSI" shall have the meaning provided in the recitals to this Agreement.

            "Original Security Agreement" shall have the meaning provided in the recitals to this Agreement.

            "Other Creditors" shall have the meaning provided in the recitals to this Agreement.

            "Other Obligations" shall have the meaning provided in the definition of "Obligations" in this Article IX.

            "Patents" shall mean any United States or foreign patent to which any Assignor now or hereafter has title and any divisions or continuations thereof, as well as any application for a United States or foreign patent now or hereafter made by any Assignor.

            "Primary Obligations" shall have the meaning provided in Section 7.4(b) of this Agreement.

            "Pro Rata Share" shall have the meaning provided in Section 7.4(b) of this Agreement.

            "Proceeds" shall have the meaning provided in the Uniform Commercial Code as in effect in the State of New York on the date hereof or under other relevant law and, in any event, shall include, but not be limited to, (i) any and all proceeds of any insur-

                                                                       EXHIBIT H
                                                                         Page 30


ance, indemnity, warranty or guaranty payable to the Collateral Agent or any Assignor from time to time with respect to any of the Collateral, (ii) any and all payments (in any form whatsoever) made or due and payable to any Assignor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental authority (or any person acting under color of governmental authority) and (iii) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

            "Receivables" shall mean any "account" as such term is defined in the Uniform Commercial Code as in effect on the date hereof in the State of New York, now or hereafter owned by any Assignor and, in any event, shall include, but shall not be limited to, all of such Assignor's rights to payment for goods sold or leased or services performed by such Assignor, whether now in existence or arising from time to time hereafter, including, without limitation, rights evidenced by an account, note, contract, security agreement, chattel paper, or other evidence of indebtedness or security, together with (a) all security pledged, assigned, hypothecated or granted to or held by such Assignor to secure the foregoing, (b) all of any Assignor's right, title and interest in and to any goods, the sale of which gave rise thereto, (c) all guarantees, endorsements and indemnifications on, or of, any of the foregoing, (d) all powers of attorney for the execution of any evidence of indebtedness or security or other writing in connection therewith, (e) all books, records, ledger cards, and invoices relating thereto, (f) all evidences of the filing of financing statements and other statements and the registration of other instruments in connection therewith and amendments thereto, notices to other creditors or secured parties, and certificates from filing or other registration officers, (g) all credit information, reports and memoranda relating thereto and (h) all other writings related in any way to the foregoing.

            "Required Secured Creditors" shall mean (i) prior to the occurrence of an Event of Default, those Banks the sum of whose outstanding loans, percentage participation in outstanding letters of credit and unutilized commitments under the Credit Agreements represent an amount greater than 50% of the sum of all outstanding loans, percentage participations in all outstanding letters of credit and unutilized commitments under the Credit Agreements (or, to the extent required by each Credit Agreement, each of the Banks under each of the Credit Agreements), (ii) on and after the occurrence and during the continuance of an Event of Default, those Banks the sum of whose outstanding loans and percentage participation in outstanding letters of credit represent an amount greater than 50% of the sum of all outstanding loans and percentage participations in all outstanding letters of credit under the Credit Agreements (or, to the extent required by each Credit Agreement, each of the Banks under each of the Credit Agreements) or (iii) after all SCIS Credit Document

                                                                       EXHIBIT H
                                                                         Page 31


Obligations and all Caterair Credit Document Obligations have been paid in full, the holders of a majority of the outstanding principal amount of the Other Obligations.

            "Requisite Creditors" shall have the meaning provided in Section
11.2 of this Agreement.

            "SCIS" shall have the meaning provided in the recitals to this Agreement.

            "SCIS Administrative Agent" shall have the meaning provided in the recitals to this Agreement.

            "SCIS Bank Creditors" shall have the meaning provided in the recitals to this Agreement.

            "SCIS Banks" shall have the meaning provided in the recitals to this Agreement.

            "SCIS Co-Arrangers" shall have the meaning provided in the recitals to this Agreement.

            "SCIS Credit Agreement" shall have the meaning provided in the recitals to this Agreement.

            "SCIS Credit Document Obligations" shall have the meaning provided in the definition of "Obligations" in this Article IX.

            "Secondary Obligations" shall have the meaning provided in Section 7.4(b) of this Agreement.

            "Secured Creditors" shall have the meaning provided in the recitals to this Agreement.

            "Secured Debt Agreements" shall mean and include this Agreement, the other Credit Documents and the Interest Rate Protection Agreements and the Other Hedging Agreements.

            "Termination Date" shall have the meaning provided in Section 11.8 of this Agreement.

                                                                       EXHIBIT H
                                                                         Page 32


            "Trade Secret Rights" shall have the meaning provided in Section 5.1 of this Agreement.

                                    ARTICLE X

                              THE COLLATERAL AGENT

            10.1. Appointment. The Secured Creditors, by their acceptance of the benefits of this Agreement and the other Security Documents, hereby irrevocably designate Morgan Guaranty Trust Company of New York, as Collateral Agent, to act as specified herein and in the other Credit Documents. Each Secured Creditor hereby irrevocably authorizes, and each holder of any Note by the acceptance of such Note and by the acceptance of the benefits of this Agreement and the other Credit Documents shall be deemed irrevocably to authorize, the Collateral Agent to take such action on its behalf under the provisions of this Agreement and the other Credit Documents and any other instruments and agreements referred to herein or therein and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Collateral Agent by the terms hereof or thereof and such other powers as are reasonably incidental thereto. The Collateral Agent may perform any of its duties hereunder and under the other Credit Documents by or through its authorized agents or employees.

            10.2. Nature of Duties. (a) The Collateral Agent shall have no duties or responsibilities except those expressly set forth in this Agreement and in the other Credit Documents. The duties of the Collateral Agent shall be mechanical and administrative in nature; the Collateral Agent shall not have by reason of this Agreement, any other Credit Document or any other Secured Debt Agreement a fiduciary relationship in respect of any Secured Creditor; and nothing in this Agreement, any other Credit Document or any other Secured Debt Agreement, expressed or implied, is intended to or shall be so construed as to impose upon the Collateral Agent any obligations in respect of this Agreement or any other Credit Document except as expressly set forth herein or therein.

            (b) The Collateral Agent shall not be responsible for insuring the Collateral hereunder or any collateral under the other Security Documents or for the payment of taxes, charges or assessments or discharging of Liens upon the Collateral hereunder or any collateral under the Security Documents or otherwise as to the maintenance of the Collateral hereunder or any collateral under the Security Documents.

                                                                       EXHIBIT H
                                                                         Page 33


            (c) The Collateral Agent shall not be required to ascertain or inquire as to the performance by any Assignor of any of the covenants or agreements contained in this Agreement, any other Credit Document or any other Secured Debt Agreement.

            (d) The Collateral Agent shall be under no obligation or duty to take any action under this Agreement or any other Credit Document if taking such action (i) would subject the Collateral Agent to a tax in any jurisdiction where it is not then subject to a tax or (ii) would require the Collateral Agent to qualify to do business in any jurisdiction where it is not then so qualified, unless the Collateral Agent receives security or indemnity satisfactory to it against such tax (or equivalent liability), or any liability resulting from such qualification, in each case as results from the taking of such action under this Agreement or any other Credit Document or (iii) would subject the Collateral Agent to in personam jurisdiction in any locations where it is not then so subject.

            (e) Notwithstanding any other provision of this Agreement or any other Credit Document, neither the Collateral Agent nor any of its officers, directors, employees, affiliates or agents shall, in its individual capacity, be personally liable for any action taken or omitted to be taken by it in accordance with this Agreement or any other Credit Document except for its own gross negligence or willful misconduct.

            10.3. Lack of Reliance on the Collateral Agent. Independently and without reliance upon the Collateral Agent, each Secured Creditor, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of each Assignor in connection with the making and the continuance of the Obligations and the taking or not taking of any action in connection therewith, and (ii) its own appraisal of the creditworthiness of each Assignor, and the Collateral Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Secured Creditor with any credit or other information with respect thereto, whether coming into its possession before the extension of any Obligations or the purchase of any Notes or at any time or times thereafter. The Collateral Agent shall not be responsible in any manner whatsoever to any Secured Creditor for the correctness of any recitals, statements, information, representations or warranties in any Credit Document or in any document, certificate or other writing delivered in connection therewith or for the execution, effectiveness, genuineness, validity, enforceability, perfection, collectibility, priority or sufficiency of this Agreement or the other Credit Documents or the security interests granted hereunder or thereunder or the financial condition of any Assignor or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any other Credit Document, or the financial condition of any Assignor, or the existence or possible existence of any Default or Event

                                                                       EXHIBIT H
                                                                         Page 34


of Default. The Collateral Agent makes no representations as to the value or condition of the Collateral hereunder or the collateral under any other Security Document or any part thereof, or as to the title of any Assignor thereto or as to the security afforded by this Agreement or the other Security Documents.

            10.4. Certain Rights of the Collateral Agent. (a) No Secured Creditor shall have the right to cause the Collateral Agent to take any action with respect to the Collateral hereunder or the collateral under any other Security Document, with only the Required Secured Creditors having the right to direct the Collateral Agent to take any such action. If the Collateral Agent shall request instructions from the Required Secured Creditors, with respect to any act or action (including failure to act) in connection with this Agreement or any other Security Document, the Collateral Agent shall be entitled to refrain from such act or taking such action unless and until it shall have received instructions from the Required Secured Creditors and to the extent requested, appropriate indemnification in respect of actions to be taken, and the Collateral Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, no Secured Creditor shall have any right of action whatsoever against the Collateral Agent as a result of the Collateral Agent acting or refraining from acting hereunder in accordance with the instructions of the Required Secured Creditors.

            (b) The Collateral Agent shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement or any other Credit Document at the request or direction of any of the Secured Creditors, unless such Secured Creditors shall have offered to the Collateral Agent reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

            10.5. Reliance. The Collateral Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, radiogram, order or other document or telephone message signed, sent or made by the proper Person or entity, and, with respect to all legal matters pertaining to this Agreement or any other Credit Document and its duties hereunder or thereunder, upon advice of counsel selected by it.

            10.6. Indemnification. To the extent the Collateral Agent is not reimbursed and indemnified by any Assignor under this Agreement or any other Credit Document, the Secured Creditors will reimburse and indemnify the Collateral Agent, in proportion to their respective outstanding principal amounts (including, for this purpose, any unpaid Primary Obligations in respect of Interest Rate Protection Agreements or Other Hedging Agreements, as outstanding principal) of Obligations, for and against any and all liabilities,

                                                                       EXHIBIT H
                                                                         Page 35


obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Collateral Agent in performing its duties hereunder or under any other Credit Document, or in any way relating to or arising out of its actions as Collateral Agent in respect of this Agreement or under any other Credit Document (including any amounts required to be returned by the Collateral Agent in respect of Collateral hereunder or collateral under any other Security Document) except for those resulting solely from the Collateral Agent's own gross negligence or willful misconduct. The indemnities set forth in this Article X shall survive the repayment of all Obligations, with the respective indemnification at such time to be based upon the outstanding principal amounts (determined as described above) of Obligations at the time of the respective occurrence upon which the claim against the Collateral Agent is based or, if same is not reasonably determinable, based upon the outstanding principal amounts (determined as described above) of Obligations as in effect immediately prior to the termination of this Agreement. The indemnities set forth in this Article X are in addition to any indemnities provided by the Banks to the Collateral Agent pursuant to the Credit Agreements, with the effect being that the Banks shall be responsible for indemnifying the Collateral Agent to the extent the Collateral Agent does not receive payments pursuant to this Section 10.6 from the Secured Creditors (although in such event, and upon the payment in full of all such amounts owing to the Collateral Agent, the respective Banks who paid same shall be subrogated to the rights of the Collateral Agent to receive payment from the Secured Creditors).

            10.7. The Collateral Agent in its Individual Capacity. With respect to its obligations as a lender under either Credit Agreement and any other Credit Documents to which the Collateral Agent is a party, and to act as agent under one or more of such Credit Documents, the Collateral Agent shall have the rights and powers specified therein and herein for a "Bank", or an "Agent", as the case may be, and may exercise the same rights and powers as though it were not performing the duties specified herein; and the terms "Banks," "Required Banks," "Required Secured Creditors, "holders of Notes," or any similar terms shall, unless the context clearly otherwise indicates, include the Collateral Agent in its individual capacity. The Collateral Agent may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with any Assignor or any Affiliate or Subsidiary of any Assignor as if it were not performing the duties specified herein or in the other Credit Documents, and may accept fees and other consideration from any Assignor for services in connection with the Credit Agreement, the other Credit Documents and otherwise without having to account for the same to the Secured Creditors.

                                                                       EXHIBIT H
                                                                         Page 36


            10.8. Holders. The Collateral Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until written notice of the assignment, transfer or endorsement thereof, as the case may be, shall have been filed with the Collateral Agent. Any request, authority or consent of any person or entity who, at the time of making such request or giving such authority or consent, is the holder of any Note, shall be final and conclusive and binding on any subsequent holder, transferee, assignee or endorsee, as the case may be, of such Note or of any Note or Notes issued in exchange therefor.

            10.9. Resignation by the Collateral Agent. (a) The Collateral Agent may resign from the performance of all of its functions and duties under this Agreement and the other Credit Documents at any time by giving 20 Business Days' prior written notice to each Assignor and the Secured Creditors. Such resignation shall take effect upon the appointment of a successor Collateral Agent pursuant to clause (b) or (c) below.

            (b) If a successor Collateral Agent shall not have been appointed within said 20 Business Day period by the Required Secured Creditors, the Collateral Agent, with the consent of each Assignor, which consent shall not be unreasonably withheld, shall then appoint a successor Collateral Agent who shall serve as Collateral Agent hereunder and under the other Credit Documents until such time, if any, as the Required Secured Creditors appoint a successor Collateral Agent as provided above. Notwithstanding the foregoing, the initial Collateral Agent (in its capacity as such) may, without the consent of any Assignor or any Secured Creditor (but upon at least 10 Business Days' prior written notice to SCIS and the Secured Creditors), assign any or all of its rights and obligations, as Collateral Agent under this Agreement or any other Credit Document to J.P. Morgan Delaware.

            (c) If no successor Collateral Agent has been appointed pursuant to clause (b) above by the 25th Business Day after the date of such notice of resignation was given by the Collateral Agent, the Required Secured Creditors shall then appoint a successor Collateral Agent who shall serve as Collateral Agent hereunder and under the other Credit Documents until such time, if any, as the Required Secured Creditors appoint a successor Collateral Agent as provided above.

            10.10. Fees of Collateral Agent. Each Assignor (by its execution and delivery hereof) hereby agrees that it shall pay to Morgan Guaranty Trust Company of New York as the initial Collateral Agent, such fees as have been separately agreed to in writing with Morgan Guaranty Trust Company of New York for acting as Collateral Agent hereunder and under the other Security Documents. In the event a successor Collateral

                                                                       EXHIBIT H
                                                                         Page 37


Agent is at any time appointed pursuant to the preceding Section 10.9, each Assignor hereby agrees to pay such successor Collateral Agent such fees for acting as such as would customarily be charged by such Collateral Agent for acting in such capacity in similar situations.

                                   ARTICLE XI

                                  MISCELLANEOUS

            11.1. Notices. Except as otherwise specified herein, all notices and communications hereunder shall be sent or delivered by mail, telegraph, telex, telecopy, cable or overnight courier service and all such notices and communications shall, when mailed, telegraphed, telexed, telecopied, or cabled or sent by overnight courier, be effective when delivered to the telegraph company, cable company or overnight courier, as the case may be, or sent by telex or telecopier and when mailed shall be effective three Business Days following deposit in the mail with proper postage, except that notices and communications to the Collateral Agent shall not be effective until received by the Collateral Agent. All notices and other communications shall be in writing and addressed as follows:

            (a) if to any Assignor, to the address and communications information set forth opposite its signature below;

            (b) if to the Collateral Agent, at the following address of, and the communications information for, the Collateral Agent:

                  Morgan Guaranty Trust Company of New York
                  60 Wall Street
                  New York, New York 10260-0060
                  Attention:  Laura Loffredo
                  Telephone No.: (212) 648-6793
                  Facsimile No.: (212) 648-5336

            (c) if to any Bank Creditor (other than the Collateral Agent), at such address and communications information as such Bank Creditor shall have specified in the applicable Credit Agreement;

                                                                       EXHIBIT H
                                                                         Page 38


            (d) if to any Other Creditor, at such address and communications information as such Other Creditor shall have specified in writing to each Assignor and the Collateral Agent;

or at such other address as shall have been furnished in writing by any Person described above to the party required to give notice hereunder.

            11.2. Waiver; Amendment. None of the terms and conditions of this Agreement may be changed, waived, modified or varied in any manner whatsoever unless in writing duly signed by each Assignor directly affected thereby and the Collateral Agent (with the consent of the Required Secured Creditors); provided, that any change, waiver, modification or variance affecting the rights and benefits of a single Class of Secured Creditors (and not all Secured Creditors in a like or similar manner) shall also require the written consent of the Requisite Creditors of such Class of Secured Creditors. For the purpose of this Agreement, the term "Class" shall mean each class of Secured Creditors, i.e., whether (x) the SCIS Bank Creditors as holders of the SCIS Credit Document Obligations, (y) the Caterair Bank Creditors as holders of the Caterair Credit Document Obligations or (z) the Other Creditors as the holders of the Other Obligations. For the purpose of this Agreement, the term "Requisite Creditors" of any Class shall mean each of (x) with respect to the SCIS Credit Document Obligations, the Required Banks under, and as defined in, the SCIS Credit Agreement, (y) with respect to the Caterair Credit Document Obligations, the Required Banks under, and as defined in, the Caterair Credit Agreement and (z) with respect to the Other Obligations, the holders of at least a majority of all obligations outstanding from time to time under the Interest Rate Protection Agreements or Other Hedging Agreements.

            11.3. Obligations Absolute. The obligations of each Assignor hereunder shall remain in full force and effect without regard to, and shall not be impaired by, (a) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of such Assignor (it being understood that the enforcement hereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar rights generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law)); (b) any exercise or non-exercise, or any waiver of, any right, remedy, power or privilege under or in respect of this Agreement, any other Credit Document or any Interest Rate Protection Agreement or Other Hedging Agreement; (c) any renewal, extension, amendment or modification of or addition or supplement to or deletion from any Credit Document or any Interest Rate Protection Agreement or Other Hedging Agreement or any security for any of the Obligations; (d) any waiver, consent, extension, indulgence or other action or inaction under or in respect of any such agreement

                                                                       EXHIBIT H
                                                                         Page 39


or instrument including, without limitation, this Agreement; (e) any furnishing of any additional security to the Collateral Agent or its assignee or any acceptance thereof or any release of any security by the Collateral Agent or its assignee; or (f) any limitation on any party's liability or obligations under any such instrument or agreement or any invalidity or unenforceability, in whole or in part, of any such instrument or agreement or any term thereof; whether or not any Assignor shall have notice or knowledge of any of the foregoing.

            11.4. Successors and Assigns. This Agreement shall be binding upon each Assignor and its successors and assigns and shall inure to the benefit of the Collateral Agent and each other Secured Creditor and their respective successors and assigns; provided, that no Assignor may transfer or assign any or all of its rights or obligations hereunder except in accordance with the provisions of the Secured Debt Agreements. All agreements, statements, representations and warranties made by each Assignor herein or in any certificate or other instrument delivered by such Assignor or on its behalf under this Agreement shall be considered to have been relied upon by the Secured Creditors and shall survive the execution and delivery of this Agreement, the other Credit Documents and the Interest Rate Protection Agreements or Other Hedging Agreements regardless of any investigation made by the Secured Creditors or on their behalf.

            11.5. Headings Descriptive. The headings of the several sections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

            11.6. Governing Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

            11.7. Assignor's Duties. It is expressly agreed, anything herein contained to the contrary notwithstanding, that each Assignor shall remain liable to perform all of the obligations, if any, assumed by it with respect to the Collateral and the Collateral Agent shall not have any obligations or liabilities with respect to any Collateral by reason of or arising out of this Agreement, nor shall the Collateral Agent be required or obligated in any

                                                                       EXHIBIT H
                                                                         Page 40


manner to perform or fulfill any of the obligations of each Assignor under or with respect to any Collateral.

            11.8. Termination; Release. (a) On the Termination Date, but only after giving effect to the payments to be made on such date, this Agreement shall terminate (provided that all indemnities set forth herein including, without limitation, in Section 8.1 hereof shall survive such termination) and the Collateral Agent, at the request and expense of the respective Assignor, will promptly execute and deliver to such Assignor proper instruments (including Uniform Commercial Code termination statements on form UCC-3 (or the equivalent form thereof)) acknowledging the satisfaction and termination of this Agreement, and will duly assign, release, transfer and deliver to such Assignor (without recourse and without any representation or warranty) all of the Collateral as may be in the possession of the Collateral Agent and as has not theretofore been sold or otherwise applied or released pursuant to this Agreement. As used in this Agreement, "Termination Date" shall mean the date upon which the total commitments under the Credit Agreements and all Interest Rate Protection Agreements or Other Hedging Agreements have been terminated, no note under the Credit Agreements is outstanding (and all loans thereunder have been repaid in full), and all letters of credit issued under the SCIS Credit Agreement have been terminated and all Obligations then owing have been paid in full.

            (b) In the event that all or any part of the Collateral is sold, conveyed or disposed of in connection with any form of asset disposition permitted by the Credit Agreements or otherwise released, in whole or in part, at the direction of the Required Secured Creditors and the proceeds of such asset disposition or from such release are applied in accordance with, and to the extent required by, the provisions of the Credit Agreements, such Collateral will be sold or otherwise disposed of free and clear of the Liens created by this Agreement and the Collateral Agent, at the request and expense of the respective Assignor, will duly assign, release, transfer and deliver to such Assignor (without recourse and without any representation or warranty) such of the Collateral as is then being (or has been) so sold or released and has not theretofore been released pursuant to this Agreement, it being understood and agreed, however, that the Required Banks under, and as defined in, the SCIS Credit Agreement may agree to release Collateral from the Liens created by the Security Documents with an aggregate value of up to $1,000,000 in any fiscal year of SCIS without the consent of the Caterair Bank Creditors.

            (c) Notwithstanding anything contained in this Agreement to the contrary, the Collateral Agent agrees (i) to fully release any or all of the Collateral constituting Catering Assets (as defined in the American Airlines Catering Agreement with Sky Chefs)

                                                                       EXHIBIT H
                                                                         Page 41


to the extent (but only to the extent) subject to the option granted in Section 9 of the American Airlines Catering Agreement upon receipt by the Collateral Agent from American Airlines of the purchase price in cash as specified in
Section 9 of such American Airlines Catering Agreement with respect to such Catering Assets and (ii) to deliver to American Airlines at least 10 days prior written notice prior to any foreclosure action or other exercise of remedies in respect of the Catering Assets referred to in preceding clause (i) and deliver to American Airlines the letter required by clause (i)(y) of the first sentence of Section 11(f) of such American Airlines Catering Agreement.

            (d) At any time that an Assignor desires that the Collateral Agent take any action to acknowledge or give effect to any release of Collateral pursuant to the foregoing Section 11.8(a), (b) or (c), as the case may be, such Assignor shall deliver to the Collateral Agent a certificate signed by a principal executive officer of such Assignor stating that the release of the respective Collateral is permitted pursuant to such Section 11.8(a), (b) or (c), as the case may be.

            (e) The Collateral Agent shall have no liability whatsoever to any other Secured Creditor as a result of any release of Collateral by it in accordance with this Section 11.8.

            11.9. Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

            11.10. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

            11.11. Additional Assignors. It is understood and agreed that any Wholly-Owned Domestic Subsidiary of SCIS or Caterair Holdings that is required to execute a counterpart of this Agreement after the date hereof pursuant to the Credit Agreements shall automatically become an Assignor hereunder by executing a counterpart hereof and delivering the same to the Collateral Agent.

                                      * * *

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.

Addresses:

524 East Lamar Boulevard                         SC INTERNATIONAL
Arlington, Texas 76011                           SERVICES, INC., as an
                                                    Assignor


                                                 By: /s/ Thomas J. Lee
                                                     -----------------------
                                                     Title: Authorized Signatory
                                                     Taxpayer
                                                     I.D. No.: 75-2607219


6550 Rock Spring Drive                           CATERAIR INTERNATIONAL
Bethesda, Maryland 20817                         CORPORATION, as an Assignor


                                                 By: /s/ Thomas J. Lee
                                                     -----------------------
                                                     Title: Authorized Signatory
                                                     Taxpayer
                                                     I.D. No.: 52-1640561


524 East Lamar Boulevard                         SKY CHEFS, INC., as an
Arlington, Texas 76011                              Assignor


                                                 By: /s/ Thomas J. Lee
                                                     -----------------------
                                                     Title: Authorized Signatory
                                                     Taxpayer
                                                     I.D. No: 13-1318367

6550 Rock Spring Drive                           CATERAIR INTERNATIONAL,
Bethesda, Maryland 20817                         INC. (II), as an Assignor


                                                 By: /s/ Thomas J. Lee
                                                     -----------------------
                                                     Title: Authorized Signatory
                                                     Taxpayer
                                                     I.D. No. 75-2607218

524 East Lamar Boulevard                         SKY CHEFS INTERNATIONAL
Arlington, Texas 76011                           CORP., as an Assignor


                                                 By: /s/ Thomas J. Lee
                                                     -----------------------
                                                     Title: President
                                                     Taxpayer
                                                     I.D. No: 13-3800220


300 Delaware Avenue, Suite 315                   ARLINGTON SERVICES, INC.,
Wilmington, Delaware 19801-1622                  as an Assignor


                                                 By: /s/ Thomas J. Lee
                                                     -----------------------
                                                     Title: President
                                                     Taxpayer
                                                     I.D. No: 51-0344713


300 Delaware Avenue, Suite 315                   ARLINGTON SERVICES
Wilmington, Delaware 19801-1622                  HOLDING CORPORATION,
                                                 as an Assignor


                                                 By: /s/ Thomas J. Lee
                                                     -----------------------
                                                     Title: President
                                                     Taxpayer
                                                     I.D. No: 58-1524154

300 Delaware Avenue, Suite 315                   BETHESDA SERVICES, INC.,
Wilmington, Delaware 19801-1622                  as an Assignor


                                                 By: /s/ Thomas J. Lee
                                                     -----------------------
                                                     Title: Authorized Signatory
                                                     Taxpayer
                                                     I.D. No: 13-2740073

300 Delaware Avenue, Suite 315                   CATERAIR NEW ZEALAND
Wilmington, Delaware 19801-1622                  LIMITED,
                                                 as an Assignor


                                                 By: /s/ Thomas J. Lee
                                                     -----------------------
                                                     Title: Authorized Signatory
                                                     Taxpayer
                                                     I.D. No: 13-2740073


524 East Lamar Boulevard                         CATERAIR CONSULTING
Arlington, Texas 76011                           SERVICES CORPORATION,
                                                 as an Assignor


                                                 By: /s/ Thomas J. Lee
                                                     -----------------------
                                                     Title: President
                                                     Taxpayer
                                                     I.D. No: 52-0936585


524 East Lamar Boulevard                         JFK CATERERS, INC.,
Arlington, Texas 76011                           as an Assignor


                                                 By: /s/ Thomas J. Lee
                                                     -----------------------
                                                     Title: President
                                                     Taxpayer
                                                     I.D. No: 52-1312557

524 East Lamar Boulevard                         CATERAIR ST. THOMAS
Arlington, Texas 76011                           HOLDINGS CORPORATION,
                                                 as an Assignor


                                                 By: /s/ Thomas J. Lee
                                                     -----------------------
                                                     Title: President
                                                     Taxpayer
                                                     I.D. No: 52-1805211

524 East Lamar Boulevard                         WESTERN AIRE CHEF, INC.,
Arlington, Texas 76011                           as an Assignor


                                                 By: /s/ Thomas J. Lee
                                                     -----------------------
                                                     Title: President
                                                     Taxpayer
                                                     I.D. No: 52-0974724

6550 Rock Spring Drive                           CATERAIR AIRPORT
Bethesda, Maryland 20817                         PROPERTIES, INC.,
                                                 as an Assignor


                                                 By: /s/ Thomas J. Lee
                                                     -----------------------
                                                     Title: President
                                                     Taxpayer
                                                     I.D. No: 52-1047952


524 East Lamar Boulevard                         SKY CHEFS ARGENTINE,
Arlington, Texas 76011                           INC.,
                                                 as an Assignor


                                                 By: /s/ Thomas J. Lee
                                                     -----------------------
                                                     Title: President
                                                     Treasurer
                                                     Taxpayer
                                                     I.D. No:  52-1689276

524 East Lamar Boulevard                         CATERAIR INTERNATIONAL
Arlington, Texas 76011                           TRANSITION CORPORATION,
                                                 as an Assignor


                                                 By: /s/ Thomas J. Lee
                                                     -----------------------
                                                     Title: President
                                                     Taxpayer
                                                     I.D. No: 52-1947041


524 East Lamar Boulevard                         ONEX OHIO ACCEPTANCE
Arlington, Texas 76011                           CORP., as an Assignor


                                                 By: /s/ Thomas J. Lee
                                                     -----------------------
                                                     Title: President

                                                     Taxpayer
                                                     I.D. No:  75-2137075

524 East Lamar Boulevard                         ONEX OHIO CREDIT CORP.,
Arlington, Texas 76011                           as an Assignor


                                                 By: /s/ Thomas J. Lee
                                                     -----------------------
                                                     Title: President
                                                     Taxpayer
                                                     I.D. No:  75-2137074


524 East Lamar Boulevard                         ONEX OHIO EQUITY CORP.,
Arlington, Texas 76011                           as an Assignor


                                                 By: /s/ Thomas J. Lee
                                                     -----------------------
                                                     Title: President
                                                     Taxpayer
                                                     I.D. No:  75-2184952

524 East Lamar Boulevard                         ONEX OHIO FINANCE CORP.,
Arlington, Texas 76011                           as an Assignor


                                                 By: /s/ Thomas J. Lee
                                                     -----------------------
                                                     Title: President
                                                     Taxpayer
                                                     I.D. No: 75-2228384


524 East Lamar Boulevard                         ONEX OHIO FINANCE CORP.
Arlington, Texas 76011                           II, as an Assignor


                                                 By: /s/ Thomas J. Lee
                                                     -----------------------
                                                     Title: President
                                                     Taxpayer
                                                     I.D. No:  75-2344670

524 East Lamar Boulevard                         ONEX OHIO CAPITAL CORP.,
Arlington, Texas 76011                           as an Assignor


                                                 By: /s/ Thomas J. Lee
                                                     -----------------------
                                                     Title: President
                                                     Taxpayer
                                                     I.D. No:  75-2272627


524 East Lamar Boulevard                         ONEX OHIO FISCAL CORP.,
Arlington, Texas 76011                           as an Assignor


                                                 By: /s/ Thomas J. Lee
                                                     -----------------------
                                                     Title: President
                                                     Taxpayer
                                                     I.D. No:  75-2273325

524 East Lamar Boulevard                         ONEX OHIO FUNDS CORP.,
Arlington, Texas 76011                           as an Assignor


                                                 By: /s/ Thomas J. Lee
                                                     -----------------------
                                                     Title: President
                                                     Taxpayer
                                                     I.D. No:  75-2272625


524 East Lamar Boulevard                         ONEX OHIO CREDIT CORP.
Arlington, Texas 76011                           II, as an Assignor


                                                 By: /s/ Thomas J. Lee
                                                     -----------------------
                                                     Title: President
                                                     Taxpayer
                                                     I.D. No:  31-1024320


524 East Lamar Boulevard                         ONEX OHIO FUNDS CORP. II,
Arlington, Texas 76011                           as an Assignor


                                                 By: /s/ Thomas J. Lee
                                                     -----------------------
                                                     Title: President
                                                     Taxpayer
                                                     I.D. No: 31-1024320

524 East Lamar Boulevard                         ONEX OHIO FISCAL CORP.
Arlington, Texas 76011                           II, as an Assignor


                                                 By: /s/ Thomas J. Lee
                                                     -----------------------
                                                     Title: President
                                                     Taxpayer
                                                     I.D. No: 31-1024320


524 East Lamar Boulevard                         ONEX OHIO EQUITY CORP.
Arlington, Texas 76011                           II, as an Assignor


                                                 By: /s/ Thomas J. Lee
                                                     -----------------------
                                                     Title: President
                                                     Taxpayer
                                                     I.D. No: 31-1024320


524 East Lamar Boulevard                         ONEX OHIO CAPITAL CORP.
Arlington, Texas 76011                           II, as an Assignor


                                                 By: /s/ Thomas J. Lee
                                                     -----------------------
                                                     Title: President
                                                     Taxpayer
                                                     I.D. No: 31-1024320


                                                 MORGAN GUARANTY TRUST
                                                 COMPANY OF NEW YORK,
                                                 as Collateral Agent


                                                 By: /s/ Laura Loffredo
                                                     -----------------------
                                                     Title: Vice President
                                                     Taxpayer
                                                     I.D. No:  13-5123346

                                                                         ANNEX A
                                                                              to
                                                                     AMENDED AND
                                                                        RESTATED
                                                                        SECURITY
                                                                       AGREEMENT

                       SCHEDULE OF CHIEF EXECUTIVE OFFICES
                           AND OTHER RECORD LOCATIONS

SC INTERNATIONAL SERVICES, INC.
524 East Lamar Blvd.
Arlington, Texas  76011

CATERAIR INTERNATIONAL CORPORATION
6550 Rock Spring Drive
Bethesda, Maryland  20817

SKY CHEFS, INC.
524 East Lamar Boulevard
Arlington, Texas  76011

CATERAIR INTERNATIONAL, INC. (II)
6550 Rock Spring Drive
Bethesda, Maryland  20817

SKY CHEFS INTERNATIONAL CORP.
524 East Lamar Blvd.
Arlington, Texas  76011

ARLINGTON SERVICES, INC.
300 Delaware Avenue, Suite 315
Wilmington, Delaware  19801-1622

ARLINGTON SERVICES HOLDING CORPORATION
300 Delaware Avenue, Suite 315
Wilmington, Delaware 19801-1622

BETHESDA SERVICES, INC.
300 Delaware Avenue, Suite 315
Wilmington, Delaware  19801-1622

                                                                         ANNEX A
                                                                     to Security
                                                                       Agreement
                                                                          Page 2


CATERAIR NEW ZEALAND LIMITED
300 Delaware Avenue, Suite 315
Wilmington, Delaware 19801-1622

CATERAIR CONSULTING SERVICES CORPORATION
524 East Lamar Blvd.
Arlington, Texas  76011

JFK CATERERS, INC.
524 East Lamar Blvd.
Arlington, Texas  76011

CATERAIR ST. THOMAS HOLDINGS CORPORATION
524 East Lamar Blvd.
Arlington, Texas  76011

WESTERN AIRE CHEF, INC.
524 East Lamar Blvd.
Arlington, Texas  76011

CATERAIR AIRPORT PROPERTIES, INC.
6550 Rock Spring Drive
Bethesda, Maryland  20817

SKY CHEFS ARGENTINE, INC.
524 East Lamar Blvd.
Arlington, Texas  76011

CATERAIR INTERNATIONAL TRANSITION CORPORATION
524 East Lamar Blvd.
Arlington, Texas  76011

ONEX OHIO ACCEPTANCE CORPORATION
524 East Lamar Blvd.
Arlington, Texas  76011

                                                                         ANNEX A
                                                                     to Security
                                                                       Agreement
                                                                          Page 3


ONEX OHIO CREDIT CORP.
524 East Lamar Blvd.
Arlington, Texas  76011

ONEX OHIO EQUITY CORP.
524 East Lamar Blvd.
Arlington, Texas  76011

ONEX OHIO FINANCE CORP.
524 East Lamar Blvd.
Arlington, Texas  76011

ONEX OHIO FINANCE CORP. II
524 East Lamar Blvd.
Arlington, Texas  76011

ONEX OHIO CAPITAL CORP.
524 East Lamar Blvd.
Arlington, Texas  76011

ONEX OHIO FISCAL CORP.
524 East Lamar Blvd.
Arlington, Texas  76011

ONEX OHIO FUNDS CORP.
524 East Lamar Blvd.
Arlington, Texas  76011

ONEX OHIO CREDIT CORP. II
524 East Lamar Blvd.
Arlington, Texas  76011

ONEX OHIO FUNDS CORP. II
524 East Lamar Blvd.
Arlington, Texas  76011

                                                                         ANNEX A
                                                                     to Security
                                                                       Agreement
                                                                          Page 4


ONEX OHIO FISCAL CORP. II
524 East Lamar Blvd.
Arlington, Texas  76011

ONEX OHIO EQUITY CORP. II
524 East Lamar Blvd.
Arlington, Texas  76011

ONEX OHIO CAPITAL CORP. II
524 East Lamar Blvd.
Arlington, Texas  76011

                                                                         ANNEX B
                                                                              to
                                                                     AMENDED AND
                                                                        RESTATED
                                                                        SECURITY
                                                                       AGREEMENT

                  SCHEDULE OF INVENTORY AND EQUIPMENT LOCATIONS

                                                   LOCATION OF PROPERTY/
                  COMPANY                              EQUIPMENT HELD
                  -------                          ---------------------

SC INTERNATIONAL SERVICES, INC.               NONE
CATERAIR INTERNATIONAL CORPORATION            SEE ATTACHED LIST FOR ENTRIES
                                              ENTITLED "CATERAIR"
SKY CHEFS, INC.                               SEE ATTACHED LIST FOR ENTRIES,
                                              ENTITLED "SKY CHEFS"
CATERAIR INTERNATIONAL, INC. (II)             NONE
SKY CHEFS INTERNATIONAL CORP.                 NONE
ARLINGTON SERVICES, INC.                      NONE
ARLINGTON SERVICES HOLDING CORPORATION        NONE
CATERAIR CONSULTING SERVICES CORPORATION      NONE
JFK CATERERS, INC.                            NONE
CATERAIR ST. THOMAS HOLDINGS CORPORATION      NONE
WESTERN AIRE CHEF, INC.                       NONE
CATERAIR AIRPORT PROPERTIES, INC.             NONE
SKY CHEFS ARGENTINE, INC.                     ADDRESS IN ARGENTINA:  TENIENTE
                                              GENERAL MORILLAS S/N Y AUTOPISTA
                                              AV. GVAL. RICCHIERI AEROPUERTO
                                              EZEIZA P. 1804 PROVINCIA DE BUENOS
                                              AIRES, ARGENTINA
BETHESDA SERVICES, INC.                       NONE
CATERAIR NEW ZEALAND LIMITED                  NONE
CATERAIR INTERNATIONAL TRANSITION             NONE
  CORPORATION
ONEX OHIO ACCEPTANCE CORPORATION              NONE
ONEX OHIO CREDIT CORP.                        NONE
ONEX OHIO EQUITY CORP.                        NONE
ONEX OHIO FINANCE CORP.                       NONE
ONEX OHIO FINANCE CORP. II                    NONE
ONEX OHIO CAPITAL CORP.                       NONE
ONEX OHIO FISCAL CORP.                        NONE
ONEX OHIO FUNDS CORP.                         NONE

                                                                         ANNEX B
                                                                          Page 2


ONEX OHIO CREDIT CORP. II                     NONE
ONEX OHIO FUNDS CORP. II                      NONE
ONEX OHIO FISCAL CORP. II                     NONE
ONEX OHIO EQUITY CORP. II                     NONE
ONEX OHIO CAPITAL CORP. II                    NONE

                                                                         ANNEX B
                                                                          Page 3


                                 SKY CHEFS, INC.

Location             Street Address                      Leased or Owned          Type of Facility
--------             --------------                      ---------------          ----------------
Headquarters         524 East Lamar Blvd.                Leased                   Corporate Offices
                     Arlington, TX  76011-3999

Austin               1924 E. 38 1/2 St.                  Leased                   Flight Kithchen
                     Austin, TX  78723

Austin               3851 Airport Blvd.                  Leased                   Office and
                     Suite 105                                                    Storage Space
                     Austin, TX  78722

Boston               Logan Int'l Airport                 Leased                   Flight Kitchen
                     30 Wellington Rd.
                     East Boston, MA  02128-2055

Chicago              511 Cargo Rd.                       Leased                   Flight Kitchen
                     O'Hare Int'l Airport
                     Chicago, IL  60666-0287

Cincinnati           Air Cargo Building                  Leased, but no           Former Flight
                     West Service Road                   longer occupied by       Kitchen
                     Greater Cincinnati Airport          Sky Chefs
                     Boone County, KY

Cleveland            Sky Chefs United Kitchen            Leased                   Flight Kitchen
                     Cleveland Hopkins Int'l Airport
                     Jackson Road
                     Cleveland, OH  44135

Cleveland            Cleveland Hopkins Int'l Airport     Leased                   Formerly a Flight
                     South Cargo Road                                             Kitchen, but
                     Cleveland, OH  44135                                         closed and used
                                                                                  as a storage
                                                                                  facility now

Dallas/Fort Worth    2120 W. 33rd Street                 Leased                   Flight Kitchen
Int'l                DFW Airport, TX  75261-9103

Dallas/Fort Worth    3000 S. 22nd Street                 Leased                   Flight Kitchen
Domestic             DFW Airport, TX  75261-0012

                                                                         ANNEX B
                                                                          Page 4


Location             Address                             Leased or Owned          Type of Facility
--------             -------                             ---------------          ----------------
Dallas/Fort Worth    1535 West 20th St.                  Leased, but not          Former Flight
(DFN)                DFW Airport, TX  75261              operated by Sky          Kitchen
                                                         Chefs

Denver (New Airport) 26210 East 100th Street             Lease under              Flight Kitchen
                     Denver, CO  80249                   negotiation

Detroit              Building #534                       Leased                   Flight Kitchen
                     Detroit Metro Airport
                     Detroit, MI  48242

El Paso              6501 Convair                        Leased                   Flight Kitchen
                     Suite G
                     El Paso, TX  79925

Fort Lauderdale      3260 S.W. 11th Avenue               Leased                   Flight Kitchen
                     Unit A
                     Ft. Lauderdale, FL  33315

Honolulu             3129 Ualena Street                  Leased                   Flight Kitchen
                     Honolulu, HI  96819

Honolulu             2635 WaiWai Loop                    Subleased by Sky         Warehouse
                     Honolulu, HI                        Chefs to American
                                                         Pacific Transport
                                                         Co., Ltd.

Los Angeles          7000 World Way West                 Leased                   Flight Kitchen
                     Los Angeles, CA  90045

Miami                3755 N.W. 21st Street               Leased                   Flight Kitchen
                     Miami, FL  33142

Miami                3601 N.W. 22nd Street               Leased                   Flight Kitchen
                     Miami, FL  33142

Milwaukee            5220 South 3rd Street               Owned                    Flight Kitchen
                     Milwaukee, WI  53207

Newark               Newark Int'l Airport                Leased                   Flight Kitchen
                     Building #95
                     Brewster Road South
                     Newark, NJ  07114

                                                                         ANNEX B
                                                                          Page 5


Location             Address                             Leased or Owned          Type of Facility
--------             -------                             ---------------          ----------------
Newark               560-590 Bercik Street               Leased                   Warehouse Space
                     Elizabeth, NJ

Nashville            815 Hangar Lane                     Leased                   Flight Kitchen
                     Nashville, TN  37217

Nashville            1504 Vultee Blvd.                   Leased                   Formerly Flight
                     Nashville, TN  37217                                         Kitchen, but
                                                                                  closed and used
                                                                                  for storage now

New Orleans          200 Crofton Road                    Leased                   Flight Kitchen
                     Kenner, LA  70062

New York             Onex Investment Corp.               Leased                   Office
                     712 Fifth Avenue
                     New York, NY  10019

New York             Building #122                       Leased                   Flight Kitchen
                     JFK Int'l Airport
                     Jamaica, NY  11430-1683

New York             American Airlines Terminal          Leased                   Restaurant
                     Building #57                                                 Facilities
                     JFK Int'l Airport
                     Jamaica, NY  11430-1683

New York             156-06 - 156-08 Rockaway Blvd.      Leased                   Former Flight
                     Queens, NY                                                   Kitchen no
                                                                                  longer operated
                                                                                  by Sky Chefs

New York             182-20 150th Road                   Leased                   Warehouse Space
                     Jamaica, NY  11413

New York             American Airlines Hangar #5         Leased                   Flight Kitchen
                     LaGuardia Airport
                     Flushing, NY  11371

Oklahoma City        4400 SW 36th Street                 Owned                    Flight Kitchen
                     Oklahoma City, OK  73119

                                                                         ANNEX B
                                                                          Page 6


Location             Address                             Leased or Owned          Type of Facility
--------             -------                             ---------------          ----------------
Omaha                5303 Lockheed Ct.                   Leased                   Flight Kitchen
                     Eppley Field
                     Omaha, NE  68110

Phoenix              1235 S. 23rd St.                    Leased                   Flight Kitchen
                     Phoenix, AZ  85034

Portland             Portland Int'l Airport              Leased                   Flight Kitchen
                     7201 N.E. Alderwood Rd.
                     Portland, OR  97218-1080

Raleigh-Durham       2700 W. Terminal Blvd.              Leased                   Flight Kitchen
                     Raleigh, NC  27623

Raleigh-Durham       Terminal C                          Leased                   Restaurant and
                     RDU Int'l Airport                                            Retail Facilities
                     Raleigh, NC  27623

San Diego            2415 Winship Lane                   Leased                   Flight Kitchen
                     San Diego, CA  92101

San Francisco        810 Malcolm Road                    Owned                    Flight Kitchen
                     Burlingame, CA  94010-1492

San Francisco        1755 Bay Shore Highway              Owned                    Parking car
                     Burlingame, CA                                               facility (leased to
                                                                                  Alamo Rent-A-
                                                                                  Car, Inc.)

Stewart Air Force    18 Governors Drive                  Leased                   Flight Kitchen
Base, Newburgh, NY   Newburgh, NY  12550

Syracuse             300 Gateway Drive                   Leased                   Flight Kitchen
                     N. Syracuse, NY  13212                                       and Storage
                                                                                  Space

Tucson               2771 E. Airport Dr.                 Leased                   Flight Kitchen
                     Tucson, AZ  85706

Tucson               TowerGrille                         Leased                   Restaurant
                     7061 South Plumber                                           Facility
                     Tucson, AZ  85706

                                                                         ANNEX B
                                                                          Page 7


Location             Address                             Leased or Owned          Type of Facility
--------             -------                             ---------------          ----------------
Tulsa                Cargo Building                      Leased                   Flight Kitchen
                     Cargo Road
                     Tulsa, OK  74115

                                                                         ANNEX B
                                                                          Page 8


                               LSG/USA CORPORATION

Location             Address                             Leased or Owned          Type of Facility
--------             -------                             ---------------          ----------------
Miami(1)             4101 N.W. 25th Street               Leased                   Flight Kitchen
                     Miami, FL  33142

New York             JFK Int'l. Airport                  Leased                   Flight Kitchen
                     Building 143
                     Jamaica, NY  11430

San Francisco(1)     370 Adrian Road                     Leased                   Flight Kitchen
                     Millbrae, CA  94030

--------
(1)  Managed by Sky Chefs.

                                                                         ANNEX B
                                                                          Page 9


                                  LSG/SKY CHEFS

                     Street
Location             Address                          Leased, Owned           Type of Facility
--------             -------                          or Managed              ----------------
                                                      ----------
Sacramento           Metropolitan Airport             Leased                  Flight Kitchen
                     6671 Lindberg Drive
                     Sacramento, CA  95837

Reno                 1085 Bible Way                   Leased                  Flight Kitchen
                     Reno, NV  89502

Dallas/Ft. Worth     2200 W. 33rd                     Leased                  Flight Kitchen
                     P.O. Box 610072
                     Dallas/Ft. Worth Airport
                     Dallas, TX  75261

Atlanta              1102 S. Central Avenue           Leased                  Flight Kitchen
                     East Point, GA  30344

Houston              4420 Wright Bros. Road           Leased                  Flight Kitchen
                     P.O. Box 60464
                     Houston, TX  77205

West Palm Beach      Building S1169 Duncan            Leased                  Flight Kitchen
                     Avenue
                     Palm Beach Int'l Airport
                     West Palm Beach, FL  33406

Seattle              18850 28th Avenue, South         Leased                  Flight Kitchen
                     Seattle, WA  98188

Anchorage            3830 International Airport       Leased                  Flight Kitchen
                     Road
                     Western Air Freight Building
                     Anchorage, AL  99519

Kansas City          P.O. Box 20546                   Leased                  Flight Kitchen
                     566 Brasilia Avenue
                     Kansas City, MI  64195

Orlando              8680 Bear Road                   Leased                  Flight Kitchen
                     Orlando, FL  32827

                                                                         ANNEX B
                                                                         Page 10


                     Street
Location             Address                          Leased, Owned           Type of Facility
--------             -------                          or Managed              ----------------
                                                      ----------
Washington, D.C.     Washington National Airport      Leased                  Flight Kitchen
                     Washington, DC  20001

Albuquerque          Albuquerque International        Leased                  Flight Kitchen
                     Airport
                     P.O. Box 9106
                     Albuquerque, NM  87119

Tampa                5401 W. Spruce Street            Leased                  Flight Kitchen
                     Tampa, FL  33607

Rochester            P.O. Box 24966                   Leased                  Flight Kitchen
                     1200 Brooks Avenue
                     Rochester, NY  14624

Hartford             Bradley International Airport    Leased                  Flight Kitchen
                     Windsor Locks, CT 06096

Palm Springs         1251 Montalvo Way, Ste. B        Leased                  Flight Kitchen
                     Palm Springs, CA  92262

New Orleans          New Orleans International        Leased                  Flight Kitchen
                     Airport
                     200 Crofton Road
                     Kenner, LA  7006

Miami                3500 N.W. 24th Street            Leased                  Flight Kitchen
                     Miami, FL  33142

San Diego            San Diego International          Leased                  Flight Kitchen
                     Airport
                     2311 Airlane Road
                     San Diego, CA  92101

Las Vegas            625 Kitty Hawk Way               Leased                  Flight Kitchen
                     Las Vegas, NV  89119

Charleston           6900 Midland Park Road           Leased                  Flight Kitchen
                     Charleston Heights, SC
                     29418

Ft. Lauderdale       220 SW 34th Street               Leased                  Flight Kitchen
                     Ft. Lauderdale, FL 33315

                                                                         ANNEX B
                                                                         Page 11


                     Street
Location             Address                          Leased, Owned           Type of Facility
--------             -------                          or Managed              ----------------
                                                      ----------
Minneapolis          3100 East 73rd Street            Leased                  Flight Kitchen
                     Minneapolis, MN  55450

Portland             9009 N.E. Airport Way            Leased                  Flight Kitchen
                     Portland International Airport
                     Portland, OR  97220

Detroit              Building 505                     Leased                  Flight Kitchen
                     Detroit Metropolitan Airport
                     Detroit, MI  48242

Washington, DC       P.O. Box 17087                   Leased                  Flight Kitchen
                     Washington, DC  20041

                     Dulles International
                     Airport
                     East Service Road
                     Chantilly, VA  22021

Ft. Myers            12420 Fuel Farm Road             Leased                  Flight Kitchen
                     Ft. Myers, FL 33913

Phoenix              1451 S. 23rd Street              Leased                  Flight Kitchen
                     Phoenix, AR  85034

Honolulu             110 Pohakulana Place             Leased                  Flight Kitchen
                     Honolulu, HI  96819


                                                                         ANNEX B
                                                                         Page 12


                                    CATERAIR

                     Street
Location             Address                          Leased, Owned           Type of Facility
--------             -------                          or Managed              ----------------
                                                      ----------
Headquarters         6550 Rock Spring Drive           Leased                  Corporate Offices
                     Bethesda, MD  20817

Charleston           6900 Midland Park Road           Owned                   Flight Kitchen
                     Charleston Heights, SC  29418

                                                                         ANNEX B
                                                                         Page 13


                        CATERAIR INTERNATIONAL, INC. (II)

Location             Address                               Leased or Owned         Type of Facility
--------             -------                               ---------------         ----------------
Austin               9101 Wallstreet                       Leased                  Flight Kitchen
                     Bldg. C, Ste. 420
                     Austin, Texas  78754

Baltimore            Baltimore/Washington Int'l            Leased                  Flight Kitchen
                       Airport
                     776 Elkridge Landing Road
                     Baltimore, Maryland  21240

Boston               #1 Wood Island Park                   Leased                  Flight Kitchen
                     Logan International Airport
                     Boston, Massachusetts  02128

Los Angeles          6901 W. Imperial Highway              Leased                  Flight Kitchen
                     Los Angeles, California  90045

New York/            JFK International Airport             Leased                  Flight Kitchen
JFK                  Building 139
                     Jamaica, New York  11430

New York/            147-35 Farmers Boulevard              Leased                  Flight Kitchen
JFK                  Jamaica, New York  11434

New York/            45-10 19th Avenue                     Leased                  Flight Kitchen
La Guardia           Astoria, New York  11434

Oakland              Oakland International Airport         Leased                  Flight Kitchen
                     Neil Armstrong Way
                     Building M-111
                     P.O. Box 14088
                     Oakland, California  94614

Ontario              1902 East Avion Street                Leased                  Flight Kitchen
                     Ontario, California  91761

Philadelphia         8401 Escort Street                    Leased                  Flight Kitchen
                     Philadelphia, Pennsylvania  19153

                                                                         ANNEX B
                                                                         Page 14


Location             Address                               Leased or Owned         Type of Facility
--------             -------                               ---------------         ----------------
Salt Lake City       AMF Box 22104                         Leased                  Flight Kitchen
                     550 North Cargo Road
                     Salt Lake International Airport
                     Salt Lake City, Utah  84122

San Francisco        50 Adrian Court                       Leased                  Flight Kitchen
                     Burlingame, California  94010

San Jose             385 Commercial Street                 Leased                  Flight Kitchen
                     San Jose, California  95212

Santa Ana            2990-B Airway Avenue                  Leased                  Flight Kitchen
                     Costa Mesa, California  92626

                                                                         ANNEX C
                                                                              to
                                                                     AMENDED AND
                                                                        RESTATED
                                                                        SECURITY
                                                                       AGREEMENT


                       LIST OF TRADE AND FICTITIOUS NAMES

SC INTERNATIONAL SERVICES, INC.             NONE

CATERAIR INTERNATIONAL CORPORATION          Marriott In-Flight Services
                                            Fort Lauderdale Catering Company
                                            [Caterair International Europe (used
                                            by Caterair France, S.A.)]

SKY CHEFS, INC.                             LSG/Sky Chefs
                                            LSG Lufthansa Service/Sky Chefs
                                            Servcater (in Brazil)
                                            Cateringpor (in Portugal)

CATERAIR INTERNATIONAL, INC. (II)           NONE

SKY CHEFS INTERNATIONAL CORP.               NONE

ARLINGTON SERVICES, INC.                    NONE

ARLINGTON SERVICES HOLDING CORPORATION      NONE

BETHESDA SERVICES, INC.                     NONE

CATERAIR NEW ZEALAND LIMITED                NONE

CATERAIR CONSULTING SERVICES CORPORATION    NONE

JFK CATERERS, INC.                          NONE

CATERAIR ST. THOMAS HOLDINGS CORPORATION    NONE

WESTERN AIRE CHEF, INC.                     NONE

CATERAIR AIRPORT PROPERTIES, INC.           NONE

SKY CHEFS ARGENTINE, INC.                   NONE

CATERAIR INTERNATIONAL TRANSITION           NONE
CORPORATION

ONEX OHIO ACCEPTANCE CORPORATION            NONE

ONEX OHIO CREDIT CORP.                      NONE

ONEX OHIO EQUITY CORP.                      NONE

                                                                         ANNEX C
                                                                          Page 2


ONEX OHIO FINANCE CORP.                     NONE

ONEX OHIO FINANCE CORP. II                  NONE

ONEX OHIO CAPITAL CORP.                     NONE

ONEX OHIO FISCAL CORP.                      NONE

ONEX OHIO FUNDS CORP.                       NONE

ONEX OHIO CREDIT CORP. II                   NONE

ONEX OHIO FUNDS CORP. II                    NONE

ONEX OHIO FISCAL CORP. II                   NONE

ONEX OHIO EQUITY CORP. II                   NONE

ONEX OHIO CAPITAL CORP. II                  NONE

                                                                         ANNEX D
                                                                              to
                                                                     AMENDED AND
                                                                        RESTATED
                                                                        SECURITY
                                                                       AGREEMENT

                                  LIST OF MARKS

SKY CHEFS, INC.

        NONE

SC INTERNATIONAL SERVICES, INC.

        NONE

CATERAIR HOLDINGS CORPORATION

        NONE

CATERAIR INTERNATIONAL CORPORATION

        NONE

CATERAIR INTERNATIONAL, INC. (II)

        NONE

SKY CHEFS INTERNATIONAL CORP.

        NONE

ARLINGTON SERVICES HOLDING CORPORATION

        NONE

                                                                         ANNEX D
                                                                          Page 2


ARLINGTON SERVICES, INC.

        Trademark                   Registration Number        Registration Date
        ---------                   -------------------        -----------------

        SKYCHEFS                            1,081,378               1/3/78

        The "Spork"                         1,081,379               1/3/78

        SKYCHEFS                            1,081,380               1/3/78

BETHESDA SERVICES, INC.

        Caterair                            1,639,399               3/26/91

        Caterair International              1,643,177               4/30/91

        stylized aircraft graphic           1,666,254              11/26/91

CATERAIR NEW ZEALAND LIMITED

        NONE

CATERAIR CONSULTING SERVICES CORPORATION

        NONE

JFK CATERERS, INC.

        NONE

CATERAIR ST. THOMAS HOLDINGS CORPORATION

        NONE

WESTERN AIRE CHEF, INC.

        NONE

                                                                         ANNEX D
                                                                          Page 3


CATERAIR AIRPORT PROPERTIES, INC.

        NONE

SKY CHEFS ARGENTINE, INC.

        NONE

CATERAIR INTERNATIONAL TRANSITION CORPORATION

        NONE

ONEX OHIO ACCEPTANCE CORPORATION

        NONE

ONEX OHIO CREDIT CORP.

        NONE

ONEX OHIO EQUITY CORP.

        NONE

ONEX OHIO FINANCE CORP.

        NONE

ONEX OHIO FINANCE CORP. II

        NONE

ONEX OHIO CAPITAL CORP.

        NONE

ONEX OHIO FISCAL CORP.

        NONE

                                                                         ANNEX D
                                                                          Page 4


ONEX OHIO FUNDS CORP.

        NONE

ONEX OHIO CREDIT CORP. II

        NONE

ONEX OHIO FUNDS CORP. II

        NONE

ONEX OHIO FISCAL CORP. II

        NONE

ONEX OHIO EQUITY CORP. II

        NONE

ONEX OHIO CAPITAL CORP. II

        NONE

                                                                         ANNEX E
                                                                              to
                                                                     AMENDED AND
                                                                        RESTATED
                                                                        SECURITY
                                                                       AGREEMENT

                        LIST OF PATENTS AND APPLICATIONS

SC INTERNATIONAL SERVICES, INC.                                   NONE

SKY CHEFS, INC.                                                   NONE

CATERAIR INTERNATIONAL CORPORATION                                NONE

CATERAIR INTERNATIONAL, INC. (II)                                 NONE

SKY CHEFS INTERNATIONAL CORP.                                     NONE

ARLINGTON SERVICES, INC.                                          NONE

ARLINGTON SERVICES HOLDING CORPORATION                            NONE

BETHESDA SERVICES, INC.                                           NONE

CATERAIR NEW ZEALAND LIMITED                                      NONE

CATERAIR CONSULTING SERVICES CORPORATION                          NONE

JFK CATERERS, INC.                                                NONE

CATERAIR ST. THOMAS HOLDINGS CORPORATION                          NONE

WESTERN AIRE CHEF, INC.                                           NONE

CATERAIR AIRPORT PROPERTIES, INC.                                 NONE

SKY CHEFS ARGENTINE, INC.                                         NONE

CATERAIR INTERNATIONAL TRANSITION                                 NONE
CORPORATION

ONEX OHIO ACCEPTANCE CORPORATION                                  NONE

ONEX OHIO CREDIT CORP.                                            NONE

ONEX OHIO EQUITY CORP.                                            NONE

                                                                         ANNEX E
                                                                          Page 2


ONEX OHIO FINANCE CORP.                                           NONE

ONEX OHIO FINANCE CORP. II                                        NONE

ONEX OHIO CAPITAL CORP.                                           NONE

ONEX OHIO FISCAL CORP.                                            NONE

ONEX OHIO FUNDS CORP.                                             NONE

ONEX OHIO CREDIT CORP. II                                         NONE

ONEX OHIO FUNDS CORP. II                                          NONE

ONEX OHIO FISCAL CORP. II                                         NONE

ONEX OHIO EQUITY CORP. II                                         NONE

ONEX OHIO CAPITAL CORP. II                                        NONE

                                                                         ANNEX F
                                                                              to
                                                                     AMENDED AND
                                                                        RESTATED
                                                                        SECURITY
                                                                       AGREEMENT

                       LIST OF COPYRIGHTS AND APPLICATIONS


SC INTERNATIONAL SERVICES, INC.

       NONE

SKY CHEFS, INC.

        Copyright                  Registration Number         Registration Date
        ---------                  -------------------         -----------------

        Fire House 5 - Model                GP 42976                6/18/64
        Fire House 5 - Design               GP 44210                6/11/64

CATERAIR INTERNATIONAL CORPORATION

        NONE

CATERAIR INTERNATIONAL, INC. (II)

        NONE

SKY CHEFS INTERNATIONAL CORP.

        NONE

ARLINGTON SERVICES, INC.

        NONE

ARLINGTON SERVICES HOLDING CORPORATION

        NONE

                                                                         ANNEX F
                                                                          Page 2


BETHESDA SERVICES, INC.

        NONE

CATERAIR NEW ZEALAND LIMITED

        NONE

CATERAIR CONSULTING SERVICES CORPORATION

        NONE

JFK CATERERS, INC.

        NONE

CATERAIR ST. THOMAS HOLDINGS CORPORATION

        NONE

WESTERN AIRE CHEF, INC.

        NONE

CATERAIR AIRPORT PROPERTIES, INC.

        NONE

SKY CHEFS ARGENTINE, INC.

        NONE

CATERAIR INTERNATIONAL TRANSITION CORPORATION

        NONE

ONEX OHIO ACCEPTANCE CORPORATION

        NONE

                                                                         ANNEX F
                                                                          Page 3


ONEX OHIO CREDIT CORP.

        NONE

ONEX OHIO EQUITY CORP.

        NONE

ONEX OHIO FINANCE CORP.

        NONE

ONEX OHIO FINANCE CORP. II

        NONE

ONEX OHIO CAPITAL CORP.

        NONE

ONEX OHIO FISCAL CORP.

        NONE

ONEX OHIO FUNDS CORP.

        NONE

ONEX OHIO CREDIT CORP. II

        NONE

ONEX OHIO FUNDS CORP. II

        NONE

ONEX OHIO FISCAL CORP. II

        NONE

                                                                         ANNEX F
                                                                          Page 4


ONEX OHIO EQUITY CORP. II

        NONE

ONEX OHIO CAPITAL CORP. II

        NONE

                                                                         ANNEX G
                                                                              to
                                                                     AMENDED AND
                                                                        RESTATED
                                                                        SECURITY
                                                                       AGREEMENT

                         ASSIGNMENT OF SECURITY INTEREST
                     IN UNITED STATES TRADEMARKS AND PATENTS

            FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which are hereby acknowledged, [Name of Grantor], a __________ corporation (the "Grantor") with principal offices at __________________________, hereby grants to Morgan Guaranty Trust Company of New York as Collateral Agent, with principal offices at 60 Wall Street, New York, New York 10260-0060 (the "Grantee"), a security interest in (i) all of the Grantor's right, title and interest in and to the United States trademarks, trademark registrations and trademark applications (the "Marks") set forth on Schedule A attached hereto, (ii) all of the Grantor's rights, title and interest in and to the United States patents (the "Patents") set forth on Schedule B attached, in each case together with
(iii) all Proceeds (as such term is defined in the Security Agreement referred to below) and products of the Marks and Patents, (iv) the goodwill of the businesses with which the Marks are associated and (v) all causes of action arising prior to or after the date hereof for infringement of any of the Marks and Patents or unfair competition regarding the same.

            THIS ASSIGNMENT is made to secure the satisfactory performance and payment of all the Obligations of the Grantor, as such term is defined in the Security Agreement among the Grantor, the other assignors from time to time party thereto and the Grantee, dated as of September 29, 1995 and amended and restated as of August 28, 1997 (as amended from time to time, the "Security Agreement"). Upon the occurrence of the

                                                                         ANNEX G
                                                                          Page 2


Termination Date (as defined in the Security Agreement), the Grantee shall, upon such satisfaction, execute, acknowledge, and deliver to the Grantor an instrument in writing releasing the security interest in the Marks and Patents acquired under this Assignment.

            This Assignment has been granted in conjunction with the security interest granted to the Grantee under the Security Agreement. The rights and remedies of the Grantee with respect to the security interest granted herein are without prejudice to, and are in addition to those set forth in the Security Agreement, all terms and provisions of which are incorporated herein by reference. In the event that any provisions of this Assignment are deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall govern.

            IN WITNESS WHEREOF, the undersigned have executed this Assignment as of the ____ day of _________, ____.

                                        [NAME OF GRANTOR], as Grantor

                                        By
                                          -----------------------------
                                          Title:

                                        MORGAN GUARANTY TRUST
                                        COMPANY OF NEW YORK,
                                        as Collateral Agent, Grantee

                                        By
                                          -----------------------------
                                          Title:

STATE OF NEW YORK   )
                    )  ss.:
COUNTY OF NEW YORK  )

            On this ____ day of _________, ____, before me personally came ________ _________________ who, being by me duly sworn, did state as follows: that [s]he is _______________ of [Name of Grantor], that [s]he is authorized to execute the foregoing Assignment on behalf of said corporation and that [s]he did so by authority of the Board of Directors of said corporation.


                                             -------------------------
                                                   Notary Public

STATE OF NEW YORK   )
                    )  ss.:
COUNTY OF NEW YORK  )

            On this ____ day of _________, ____, before me personally came ________ _____________________ who, being by me duly sworn, did state as follows: that [s]he is __________________ of Morgan Guaranty Trust Company of New York, that he is authorized to execute the foregoing Assignment on behalf of said corporation and that he did so by authority of the Board of Directors of said corporation.


                                            ----------------------------
                                                    Notary Public

                                                                      SCHEDULE A

MARK                             REG. NO.                           REG. DATE
----                             --------                           ---------

                                                                      SCHEDULE B

PATENT                             PATENT NO.                         ISSUE DATE
------                             ----------                         ----------

                                                                         ANNEX H
                                                                              to
                                                                     AMENDED AND
                                                                        RESTATED
                                                                        SECURITY
                                                                       AGREEMENT

                         ASSIGNMENT OF SECURITY INTEREST
                           IN UNITED STATES COPYRIGHTS

            WHEREAS, [Name of Assignor], a _______________ corporation (the "Assignor"), having its chief executive office at ______________________________, _____________________, is the owner of all right, title and interest in and to the United States copyrights and associated United States copyright registrations and applications for registration set forth in Schedule A attached hereto;

            WHEREAS, MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Collateral Agent, having its principal offices at 60 Wall Street, New York, New York 10260-0060 (the "Assignee"), desires to acquire a security interest in said copyrights and copyright registrations and applications therefor; and

            WHEREAS, the Assignor is willing to assign to the Assignee, and to grant to the Assignee, a security interest in and lien upon the copyrights and copyright registrations and applications therefor described above.


            NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, and subject to the terms and conditions of the Security Agreement, dated as of September 29, 1995 amended and restated as of August 28, 1997, made by the Assignor, the other assignors from time to time party thereto and the Assignee (as amended from time to time, the "Security Agreement"), the Assignor hereby assigns to the Assignee, and grants to the Assignee, a security interest in the copyrights and copyright registrations and applications therefor set forth in Schedule A attached hereto.

            This Assignment has been granted in conjunction with the security interest granted to the Assignee under the Security Agreement. The rights and remedies of the Assignee with respect to the security interest granted herein are without prejudice to, and are in addition to those set forth in the Security Agreement, all terms and provisions of which are incorporated herein by reference. In the event that any provisions of this

                                                                         ANNEX H
                                                                          Page 2


Assignment are deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall govern.


            Executed at New York, New York, the __ day of ____________, ____.


                                        [NAME OF ASSIGNOR], as Assignor


                                        By
                                          -----------------------------
                                          Title:


                                        MORGAN GUARANTY TRUST
                                        COMPANY OF NEW YORK,
                                        as Collateral Agent, Assignee


                                        By
                                          -----------------------------
                                          Title:

STATE OF NEW YORK   )
                    ) ss.:
COUNTY OF NEW YORK  )

            On this __ day of ________, ____ before me personally came _______________, who being duly sworn, did depose and say that [s]he is
___________________ of [Name of Assignor], that [s]he is authorized to execute the foregoing Assignment on behalf of said corporation and that [s]he did so by authority of the Board of Directors of said corporation.


                                            -------------------------
                                                  Notary Public

STATE OF NEW YORK   )
                    ) ss.:
COUNTY OF NEW YORK  )

            On this __ day of ________, ____ before me personally came _______________, who being duly sworn, did depose and say that [s]he is
___________________ of Morgan Guaranty Trust Company of New York that [s]he is authorized to execute the foregoing Assignment on behalf of said corporation and that [s]he did so by authority of the Board of Directors of said corporation.


                                            -------------------------
                                                  Notary Public

                                                                      SCHEDULE A

                                 U.S. COPYRIGHTS

REGISTRATION                     PUBLICATION
   NUMBERS                           DATE                       COPYRIGHT TITLE
------------                     -----------                    ---------------

                                                                         ANNEX I
                                                                              to
                                                                        SECURITY
                                                                       AGREEMENT

                                                         [Conformed as Executed]

                    LOUISIANA ADDENDUM TO SECURITY AGREEMENT

      THIS LOUISIANA ADDENDUM (the "Addendum") is made and entered into as of the 28th day of August, 1997, among each of the undersigned, with each of the undersigned having the taxpayer identification number set out in its signature block below (each an "Assignor" and, together with any other entity that becomes a party hereto pursuant to Section 11.11 of the Security Agreement (as hereinafter defined), the "Assignors"), and Morgan Guaranty Trust Company of New York, having a taxpayer identification number of 13-5123346, as the Collateral Agent (the "Collateral Agent") for the benefit of the Secured Creditors (as defined in the Security Agreement).

      1. This Addendum supplements the Security Agreement dated as of September 29, 1995 and amended and restated as of August 28, 1997 by and among the Assignors and the Collateral Agent for the benefit of the Secured Creditors (the "Security Agreement"). This Addendum shall apply to each Assignor's Collateral (as defined in the Security Agreement) and all proceeds thereof at all times during which such Collateral or the proceeds thereof are located in Louisiana or are otherwise subject to the application of Louisiana law in any respect (the term "Louisiana Collateral" as used herein shall refer to all portions of the Collateral and the proceeds thereof that are at any time located in the state of Louisiana or are otherwise subject to Louisiana law at all times during which such portions or proceeds thereof are located in Louisiana or are otherwise subject to the application of Louisiana law).

      2. The parties hereto recognize and agree that the security interest granted by each Assignor to the Collateral Agent in the Louisiana Collateral shall be subject to the provisions of Chapter 9 of the Louisiana Commercial Laws (La. R.S. ss.ss. 10:9-101, et seq.) and all other provisions of Louisiana law.

      3. Contemporaneously with the execution of this Addendum, each Assignor has completed and signed one or more appropriate Louisiana UCC-1 financing statements with regard to the Louisiana Collateral and the proceeds thereof. Each Assignor authorizes the Collateral Agent, at the Assignors' expense, to file multiple originals, or photocopies, carbon copies or facsimile copies of such Louisiana UCC-1 financing statements with the

                                                                         ANNEX I
                                                                          Page 2


appropriate filing officer or officers in the State of Louisiana, pursuant to the provisions of Chapter 9 of the Louisiana Commercial Laws (La. R.S. ss.ss. 10:9-101, et seq.).

      4. Each Assignor hereby represents and warrants to the Collateral Agent that their respective taxpayer identification numbers are correctly set out in that Assignor's signature block in this Addendum. Each Assignor shall give the Collateral Agent thirty (30) days notice prior to any change in each Assignor's taxpayer identification number. In the event of any change in any Assignor's taxpayer identification number, that Assignor will execute and file any new financing statements or any other documents that are necessary or desirable to preserve and continue the Collateral Agent's security interest in the Louisiana Collateral under the Security Agreement and this Addendum within thirty (30) days after such change.

      5. Upon the occurrence of any Event of Default (as defined in the Security Agreement), the Collateral Agent shall have the following rights and remedies with respect to the Louisiana Collateral, which rights and remedies are in addition to and are not in lieu or limitation of any other rights and remedies that may be provided in the Security Agreement, under Chapter 9 of the Louisiana Commercial Laws (La. R.S. ss.ss. 10:9-101, et seq.), under the Uniform Commercial Code of any state other than Louisiana, or at law or in equity generally:

            A. The Collateral Agent may cause the Louisiana Collateral, or any part or parts thereof, to be immediately seized wherever found, and sold, whether in term of court or in vacation, under ordinary or executory process, in accordance with applicable Louisiana law, to the highest bidder for cash, with or without appraisement, without the necessity of making additional demand, or of notifying any Assignor, or placing any Assignor in default.

            B. For purposes of foreclosure under Louisiana executory process procedures, each Assignor confesses judgment and acknowledges to be indebted unto and in favor of the Collateral Agent up to the full amount of each Assignor's Obligations, in principal, interest, costs, expenses, attorneys' fees and other fees and charges. To the extent permitted under applicable Louisiana law, each Assignor additionally waives: (a) the benefit of appraisal as provided in Articles 2332, 2336, 2723 and 2724 of the Louisiana Code of Civil Procedure and all other laws with regard to appraisal upon judicial sale; (b) the demand and three (3) days' delay as provided under Articles 2639 and 2721 of the Louisiana Code of Civil Procedure; (c) the Notice of Seizure as provided under Articles 2293 and 2721 of the Louisiana Code of Civil Procedure; (d) the three
(3) days' delay provided under Articles 2331 and 2722 of the Louisiana Code of Civil Procedure; and (e) all other benefits provided under Articles 2331, 2722 and 2723 of the Louisiana Code of Civil Procedure and all other Articles not specifically mentioned above.

                                                                         ANNEX I
                                                                          Page 3


            C. Should any of the Louisiana Collateral be seized as an incident to an action for the recognition or enforcement of the Obligations or the Security Agreement and this Addendum, by executory process, sequestration, attachment, writ of fieri facias or otherwise, each Assignor agrees that the court issuing any such order shall, if requested by the Collateral Agent, appoint the Collateral Agent or any person or entity named by the Collateral Agent at the time such seizure is requested, or at any time thereafter, as keeper of the Louisiana Collateral as provided under La. R.S. ss.ss. 9:5136, et seq. Each Assignor agrees to pay the reasonable fees of such keeper, which are hereby fixed at $50.00 per hour per location, which compensation to the keeper shall also be a part of the Obligation under the Security Agreement and this Addendum.

            D. Should it become necessary for the Collateral Agent to foreclose against the Louisiana Collateral, all declarations of fact that are made under an authentic act before a Notary Public in the presence of two witnesses, by a person declaring such facts to lie within his or her knowledge, shall constitute authentic evidence for purposes of executory process and also for purposes of La. R.S. ss. 9:3509.1, La. R.S. ss. 9:3504(D)(6) and La. R.S. ss. 10:9-508, as
applicable.

      6. ANYTHING TO THE CONTRARY CONTAINED IN THE SECURITY AGREEMENT NOTWITHSTANDING, THE SECURITY INTERESTS IN THE LOUISIANA COLLATERAL GRANTED IN THE SECURITY AGREEMENT, AND IN THIS ADDENDUM, AND THE REMEDIES OF THE SECURED CREDITORS IN THE COURTS SITTING IN AND FOR THE STATE OF LOUISIANA WITH RESPECT TO THE LOUISIANA COLLATERAL SHALL BE GOVERNED BY LOUISIANA LAW, WITH NEW YORK LAW GOVERNING THE PROVISIONS OF THE SECURITY AGREEMENT, THE APPLICATION OF THE SECURITY AGREEMENT TO THE COLLATERAL AND THE PROCEEDS THEREOF, AND ALL RIGHTS AND OBLIGATIONS OF THE PARTIES THEREUNDER IN ALL OTHER RESPECTS. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

      7. This Addendum shall form a part of the Security Agreement for all purposes, and, except as supplemented hereby, the terms of the Security Agreement are ratified and shall remain in full force and effect. All capitalized terms used herein and not otherwise defined will have the meanings assigned to them in the Security Agreement.

       IN WITNESS WHEREOF, the parties to the Security Agreement and this Addendum have caused this Addendum to be executed by their duly authorized officers as of the date first above written.

524 East Lamar Boulevard                       SC INTERNATIONAL SERVICES, INC.,
Arlington, Texas 76011                         as an Assignor


                                               By: /s/ Thomas J. Lee
                                                  ------------------------------
                                                  Title: Authorized Signatory


6550 Rock Spring Drive                         CATERAIR INTERNATIONAL
Bethesda, Maryland 20817                       CORPORATION, as an Assignor


                                               By: /s/ Thomas J. Lee
                                                  ------------------------------
                                                  Title: Authorized Signatory


524 East Lamar Boulevard                       SKY CHEFS, INC., as an Assignor
Arlington, Texas 76011


                                               By: /s/ Thomas J. Lee
                                                  ------------------------------
                                                  Title: Authorized Signatory


6550 Rock Spring Drive                         CATERAIR INTERNATIONAL,
Bethesda, Maryland 20817                       INC. (II), as an Assignor


                                               By: /s/ Thomas J. Lee
                                                  ------------------------------
                                                  Title: Authorized Signatory


524 East Lamar Boulevard                       SKY CHEFS INTERNATIONAL
Arlington, Texas 76011                         CORP., as an Assignor


                                               By: /s/ Thomas J. Lee
                                                  ------------------------------
                                                  Title: President

300 Delaware Avenue, Suite 315                 ARLINGTON SERVICES, INC.,
Wilmington, Delaware 19801-1622                as an Assignor


                                               By: /s/ Thomas J. Lee
                                                  ------------------------------
                                                  Title: President


300 Delaware Avenue, Suite 315                 ARLINGTON SERVICES HOLDING
Wilmington, Delaware 19801-1622                CORPORATION, as an Assignor


                                               By: /s/ Thomas J. Lee
                                                  ------------------------------
                                                  Title: President


300 Delaware Avenue, Suite 315                 BETHESDA SERVICES, INC.,
Wilmington, Delaware 19801-1622                as an Assignor


                                               By: /s/ Thomas J. Lee
                                                  ------------------------------
                                                  Title: Authorized Signatory


300 Delaware Avenue, Suite 315                 CATERAIR NEW ZEALAND
Wilmington, Delaware 19801-1622                LIMITED, as an Assignor


                                               By: /s/ Thomas J. Lee
                                                  ------------------------------
                                                  Title: Authorized Signatory


524 East Lamar Boulevard                       CATERAIR CONSULTING SERVICES
Arlington, Texas 76011                         CORPORATION, as an Assignor


                                               By: /s/ Thomas J. Lee
                                                  ------------------------------
                                                  Title: President

524 East Lamar Boulevard                       JFK CATERERS, INC.,
Arlington, Texas 76011                         as an Assignor


                                               By: /s/ Thomas J. Lee
                                                  ------------------------------
                                                  Title: President


524 East Lamar Boulevard                       CATERAIR ST. THOMAS
Arlington, Texas 76011                         HOLDINGS CORPORATION,
                                               as an Assignor


                                               By: /s/ Thomas J. Lee
                                                  ------------------------------
                                                  Title: President


524 East Lamar Boulevard                       WESTERN AIRE CHEF, INC.,
Arlington, Texas 76011                         as an Assignor


                                               By: /s/ Thomas J. Lee
                                                  ------------------------------
                                                  Title: President


6550 Rock Spring Drive                         CATERAIR AIRPORT PROPERTIES,
Bethesda, Maryland 20817                       INC., as an Assignor


                                               By: /s/ Thomas J. Lee
                                                  ------------------------------
                                                  Title: President


6550 Rock Spring Drive                         SKY CHEFS ARGENTINE,
Bethesda, Maryland 20817                       INC., as an Assignor


                                               By: /s/ Thomas J. Lee
                                                  ------------------------------
                                                  Title: President

524 East Lamar Boulevard                       CATERAIR INTERNATIONAL
Arlington, Texas 76011                         TRANSITION CORPORATION,
                                               as an Assignor


                                               By: /s/ Thomas J. Lee
                                                  ------------------------------
                                                  Title: Authorized Signatory


524 East Lamar Boulevard                       ONEX OHIO ACCEPTANCE
Arlington, Texas 76011                         CORP., as an Assignor


                                               By: /s/ Thomas J. Lee
                                                  ------------------------------
                                                  Title: President


524 East Lamar Boulevard                       ONEX OHIO CREDIT CORP.,
Arlington, Texas 76011                         as an Assignor


                                               By: /s/ Thomas J. Lee
                                                  ------------------------------
                                                  Title: President


524 East Lamar Boulevard                       ONEX OHIO EQUITY CORP.,
Arlington, Texas 76011                         as an Assignor


                                               By: /s/ Thomas J. Lee
                                                  ------------------------------
                                                  Title: President


524 East Lamar Boulevard                       ONEX OHIO FINANCE CORP.,
Arlington, Texas 76011                         as an Assignor


                                               By: /s/ Thomas J. Lee
                                                  ------------------------------
                                                  Title: President

524 East Lamar Boulevard                       ONEX OHIO FINANCE CORP. II,
Arlington, Texas 76011                         as an Assignor


                                               By: /s/ Thomas J. Lee
                                                  ------------------------------
                                                  Title: President


524 East Lamar Boulevard                       ONEX OHIO CAPITAL CORP.,
Arlington, Texas 76011                         as an Assignor


                                               By: /s/ Thomas J. Lee
                                                  ------------------------------
                                                  Title: President


524 East Lamar Boulevard                       ONEX OHIO FISCAL CORP.,
Arlington, Texas 76011                         as an Assignor


                                               By: /s/ Thomas J. Lee
                                                  ------------------------------
                                                  Title: President


524 East Lamar Boulevard                       ONEX OHIO FUNDS CORP.,
Arlington, Texas 76011                         as an Assignor


                                               By: /s/ Thomas J. Lee
                                                  ------------------------------
                                                  Title: President


524 East Lamar Boulevard                       ONEX OHIO CREDIT CORP. II,
Arlington, Texas 76011                         as an Assignor


                                               By: /s/ Thomas J. Lee
                                                  ------------------------------
                                                  Title: President

524 East Lamar Boulevard                       ONEX OHIO FUNDS CORP. II,
Arlington, Texas 76011                         as an Assignor


                                               By: /s/ Thomas J. Lee
                                                  ------------------------------
                                                  Title: President


524 East Lamar Boulevard                       ONEX OHIO FISCAL CORP.
Arlington, Texas 76011                         II, as an Assignor


                                               By: /s/ Thomas J. Lee
                                                  ------------------------------
                                                  Title: President


524 East Lamar Boulevard                       ONEX OHIO EQUITY CORP.
Arlington, Texas 76011                         II, as an Assignor


                                               By: /s/ Thomas J. Lee
                                                  ------------------------------
                                                  Title: President


524 East Lamar Boulevard                       ONEX OHIO CAPITAL CORP.
Arlington, Texas 76011                         II, as an Assignor


                                               By: /s/ Thomas J. Lee
                                                  ------------------------------
                                                  Title: President

in each case, with a copy to:

SC International Services, Inc.
524 East Lamar Boulevard
Arlington, Texas 76011
Attention: Patrick Tolbert

                                               MORGAN GUARANTY TRUST
                                               COMPANY OF NEW YORK,
                                               as Collateral Agent


                                               By: /s/ Laura Loffredo
                                                  ------------------------------
                                                  Title: Vice President

                                                                     EXHIBIT I-1



                   AMENDED AND RESTATED SUBSIDIARIES GUARANTY



         AMENDED AND RESTATED GUARANTY, dated as of September 29, 1995 and amended and restated as of August 28, 1997 (as amended, modified or supplemented from time to time, this "Guaranty"), made by each of the undersigned guarantors (each a "Guarantor," and together with any other entity that becomes a party hereto pursuant to Section 24 hereof, the "Guarantors"). Except as otherwise defined herein, capitalized terms used herein and defined in the SCIS Credit Agreement (as defined below) or in the Caterair Credit Agreement (as defined below), as the case may be, shall be used herein as therein defined.


                              W I T N E S S E T H:


         WHEREAS, Onex Food Services, Inc. ("OFSI"), SC International Services, Inc. ("SCIS"), Caterair Holdings Corporation ("Caterair Holdings"), Caterair International Corporation ("Caterair", and together with SCIS, the "Borrowers"), various lenders from time to time party thereto (the "SCIS Banks"), Bankers Trust Company and J.P. Morgan Securities Inc., as Co-Arrangers (the "SCIS Co-Arrangers"), Bankers Trust Company, as Syndication Agent, The Bank of New York, as Co-Agent, and Morgan Guaranty Trust Company of New York, as Administrative Agent (together with any successor administrative agent, the "SCIS Administrative Agent"), have entered into a Credit Agreement, dated as of September 29, 1995 and amended and restated as of August 28, 1997, providing for the making of loans to SCIS and the issuance of, and participation in, letters of credit for the account of SCIS, as contemplated therein (as used herein, the term "SCIS Credit Agreement" means the Credit Agreement described above in this paragraph, as the same may be amended, modified, extended, renewed, replaced or supplemented from time to time, and including any agreement extending the maturity of, or restructuring all or any portion of the Indebtedness under such agreement or any successor agreement) (the SCIS Banks, the SCIS Co-Arrangers and the SCIS Administrative Agent are herein called the "SCIS Bank Creditors");

         WHEREAS, SCIS, Caterair, various lenders from time to time party thereto (the "Caterair Banks", and together with the SCIS Banks, the "Banks"), Bankers Trust Company and J.P. Morgan Securities Inc., as Co-Arrangers (the "Caterair Co-Arrangers", and together with the SCIS Co-Arrangers, the "Co-Arrangers"), Bankers Trust Company, as Syndication Agent, and Morgan Guaranty Trust Company of New York, as Administrative Agent (together with any successor administrative agent, the "Caterair

                                                                     EXHIBIT I-1
                                                                          Page 2



Administrative Agent", and together with the SCIS Administrative Agent, the "Administrative Agents"), have entered into a Term Loan Agreement, dated as of August 28, 1997, providing for the making of loans to SCIS and Caterair as contemplated therein (as used herein, the term "Caterair Credit Agreement" means the Term Loan Agreement described above in this paragraph, as the same may be amended, modified, extended, renewed, replaced, restated or supplemented from time to time, and including any agreement extending the maturity of, or restructuring all or any portion of the Indebtedness under such agreement or any successor agreements, and the Caterair Credit Agreement, together with the SCIS Credit Agreement, are herein called the "Credit Agreements") (the Caterair Banks, the Caterair Co-Arrangers and the Caterair Administrative Agent are herein called the "Caterair Bank Creditors", and together with the SCIS Bank Creditors, are herein called the "Bank Creditors");

         WHEREAS, SCIS, Caterair or one or more of their respective Subsidiaries may at any time and from time to time enter into one or more Interest Rate Protection Agreements or Other Hedging Agreements with one or more Banks or any affiliate thereof (each such Bank or affiliate, even if the respective Bank subsequently ceases to be a Bank under the applicable Credit Agreement for any reason, together with such Bank's or affiliate's successors and assigns, if any, collectively, the "Other Creditors," and together with the Bank Creditors and the Collateral Agent, the "Secured Creditors");

         WHEREAS, each Guarantor (other than Caterair) is a direct or indirect Subsidiary of SCIS or Caterair;

         WHEREAS, the Guarantors (other than Caterair) entered into a Guaranty, dated as of September 29, 1995 (as amended, modified or supplemented to the date hereof, the "Original Subsidiaries Guaranty");

         WHEREAS, it is a condition to the making of loans and the issuance of letters of credit under the Credit Agreements that each Guarantor shall have executed and delivered this Guaranty; and

         WHEREAS, each Guarantor will obtain benefits from the incurrence of loans and the issuance of letters of credit under the Credit Agreements and the entering into of Interest Rate Protection Agreements or Other Hedging Agreements and, accordingly, desires to execute this Guaranty in order to satisfy the conditions described in the preceding paragraph and to amend and restate the Original Subsidiaries Guaranty in its entirety in the form of this Guaranty;

                                                                     EXHIBIT I-1
                                                                          Page 3



         NOW, THEREFORE, in consideration of the foregoing and other benefits accruing to each Guarantor, the receipt and sufficiency of which are hereby acknowledged, each Guarantor hereby makes the following representations and warranties to the Secured Creditors and hereby covenants and agrees with each Secured Creditor as follows:

         1. Each Guarantor, jointly and severally, irrevocably, absolutely and unconditionally guarantees: (i) to the SCIS Bank Creditors the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of (x) the principal of and interest on the notes issued by, and the loans made to, SCIS under the SCIS Credit Agreement, and all reimbursement obligations and unpaid drawings with respect to letters of credit issued under the SCIS Credit Agreement and (y) all other obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due), liabilities and indebtedness owing by SCIS to the SCIS Bank Creditors under the SCIS Credit Agreement or any other SCIS Credit Document (such term to mean the "Credit Documents" as defined in the SCIS Credit Agreement) to which SCIS is a party (including, without limitation, indemnities, fees and interest thereon), whether now existing or hereafter incurred under, arising out of or in connection with the SCIS Credit Agreement or any such other SCIS Credit Document and the due performance and compliance by any Borrower with all of the terms, conditions and agreements contained in the SCIS Credit Documents (all such principal, interest, liabilities, indebtedness and obligations being herein collectively called the "SCIS Credit Document Obligations"); (ii) to the Caterair Bank Creditors the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of (x) the principal of and interest on the notes issued by, and the loans made to, SCIS and Caterair under the Caterair Credit Agreement and (y) all other obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due), liabilities and indebtedness owing by SCIS and Caterair to the Caterair Bank Creditors under the Caterair Credit Agreement or any other Caterair Credit Document (such term to mean the "Credit Documents" as defined in the Caterair Credit Agreement, and the Caterair Credit Documents, together with the SCIS Credit Documents, are referred to herein as the "Credit Documents") to which Caterair or SCIS is a party (including, without limitation, indemnities, fees and interest thereon), whether now existing or hereafter incurred under, arising out of or in connection with the Caterair Credit Agreement or any such other Caterair Credit Document and the due performance and compliance by SCIS and Caterair with all of the terms, conditions and agreements contained in the Caterair Credit Documents (all such principal, interest, liabilities, indebtedness and obligations being herein collectively called the "Caterair Credit Document Obligations"); and (iii) to each Other Creditor the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due), liabilities and indebtedness owing by any Borrower

                                                                     EXHIBIT I-1
                                                                          Page 4



or any Subsidiary of such Borrower under any Interest Rate Protection Agreement or Other Hedging Agreement, whether now in existence or hereafter arising, and the due performance and compliance by any Borrower or such Subsidiary with all of the terms, conditions and agreements contained in the Interest Rate Protection Agreements or Other Hedging Agreements (all such obligations, liabilities and indebtedness being herein collectively called the "Other Obligations," and together with the Credit Document Obligations, the "Guaranteed Obligations"). Each Guarantor understands, agrees and confirms that the Secured Creditors may enforce this Guaranty up to the full amount of the Guaranteed Obligations against such Guarantor without proceeding against any other Guarantor, any Borrower, against any security for the Guaranteed Obligations, or under any other guaranty covering all or a portion of the Guaranteed Obligations. For purposes of this Guaranty, the term "Guarantor" as applied to Caterair shall refer to Caterair as a guarantor of indebtedness incurred by SCIS, as opposed to indebtedness directly incurred by it.

         2. Additionally, each Guarantor, jointly and severally, unconditionally, absolutely and irrevocably, guarantees the payment of any and all Guaranteed Obligations whether or not due or payable by any Borrower or any Subsidiary thereof upon the occurrence in respect of such Borrower or any such Subsidiary of any of the events of the type specified in Section 10.05 of the SCIS Credit Agreement, and unconditionally and irrevocably, jointly and severally, promises to pay such Guaranteed Obligations to the Secured Creditors, or order, on demand, in legal tender of the United States. This Guaranty shall constitute a guaranty of payment, and not of collection.

         3. The liability of each Guarantor hereunder is primary, absolute and unconditional and is exclusive and independent of any security for or other guaranty of the indebtedness of any Borrower or any Subsidiary thereof whether executed by such Guarantor, any other Guarantor, any other guarantor or by any other party, and the liability of each Guarantor hereunder shall not be affected or impaired by any circumstance or occurrence whatsoever (other than the indefeasible satisfaction in full in cash of the Guaranteed Obligations), including, without limitation: (a) any direction as to application of payment by any Borrower or any Subsidiary thereof or by any other party, (b) any other continuing or other guaranty, undertaking or maximum liability of a guarantor or of any other party as to the Guaranteed Obligations, (c) any payment on or in reduction of any such other guaranty or undertaking, (d) any dissolution, termination or increase, decrease or change in personnel by any Borrower or any Subsidiary thereof, (e) any payment made to any Secured Creditor on the indebtedness which any Secured Creditor repays any Borrower or any Subsidiary thereof pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, and each Guarantor waives any right to the deferral or modification of its obligations hereunder by

                                                                     EXHIBIT I-1
                                                                          Page 5



reason of any such proceeding, (f) any action or inaction by the Secured Creditors as contemplated in Section 6 hereof or (g) any invalidity, irregularity or unenforceability of all or any part of the Guaranteed Obligations or of any security therefor.

         4. The obligations of each Guarantor hereunder are independent of the obligations of any other Guarantor, any other guarantor, any Borrower or any Subsidiary thereof, and a separate action or actions may be brought and prosecuted against each Guarantor whether or not action is brought against any other Guarantor, any other guarantor, any Borrower or any Subsidiary thereof and whether or not any other Guarantor, any other guarantor, any Borrower or any Subsidiary thereof be joined in any such action or actions. Each Guarantor waives, to the fullest extent permitted by law, the benefits of any statute of limitations affecting its liability hereunder or the enforcement thereof. Any payment by any Borrower or any Subsidiary thereof or other circumstance which operates to toll any statute of limitations as to such Borrower or any such Subsidiary shall operate to toll the statute of limitations as to each Guarantor.

         5. Each Guarantor hereby waives notice of acceptance of this Guaranty and notice of any liability to which it may apply, and waives promptness, diligence, presentment, demand of payment, protest, notice of dishonor or nonpayment of any such liabilities, suit or taking of other action by any Administrative Agent or any other Secured Creditor against, and any other notice to, any party liable thereon (including such Guarantor, any other Guarantor, any other guarantor, any Borrower or any Subsidiary thereof).

         6. Any Secured Creditor may at any time and from time to time without the consent of, or notice to, any Guarantor, without incurring responsibility to such Guarantor, without impairing or releasing the obligations of such Guarantor hereunder, upon or without any terms or conditions and in whole or in part:

         (a) change the manner, place or terms of payment of, and/or change or extend the time of payment of, renew or alter, any of the Guaranteed Obligations (including any increase or decrease in the rate of interest thereon), any security therefor, or any liability incurred directly or indirectly in respect thereof, and the guaranty herein made shall apply to the Guaranteed Obligations as so changed, extended, renewed or altered;

         (b) take and hold security for the payment of the Guaranteed Obligations and sell, exchange, release, surrender, realize upon or otherwise deal with in any manner and in any order any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, the Guaranteed Obligations or any

                                                                     EXHIBIT I-1
                                                                          Page 6



     liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and/or any offset thereagainst;

         (c) exercise or refrain from exercising any rights against any Borrower, any other Credit Party, any Subsidiary thereof or otherwise act or refrain from acting;

         (d) release or substitute any one or more endorsers, Guarantors, other guarantors, any Borrower, any Subsidiary thereof or other obligors;

         (e) settle or compromise any of the Guaranteed Obligations, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of any Borrower or any Subsidiary thereof to creditors of such Borrower or such Subsidiary other than the Secured Creditors;

         (f) apply any sums by whomsoever paid or howsoever realized to any liability or liabilities of any Borrower or any Subsidiary thereof to the Secured Creditors regardless of what liabilities of such Borrower or such Subsidiary remain unpaid;

         (g) consent to or waive any breach of, or any act, omission or default under, any of the Interest Rate Protection Agreements or Other Hedging Agreements, the Credit Documents or any of the instruments or agreements referred to therein, or otherwise amend, modify or supplement any of the Interest Rate Protection Agreements or Other Hedging Agreements, the Credit Documents or any of such other instruments or agreements;

         (h) act or fail to act in any manner referred to in this Guaranty which may deprive such Guarantor of its right to subrogation against any Borrower or any Subsidiary thereof to recover full indemnity for any payments made pursuant to this Guaranty; and/or

         (i) take any other action which would, under otherwise applicable principles of common law, give rise to a legal or equitable discharge of such Guarantor from its liabilities under this Guaranty.

         7. This Guaranty is a continuing one and all liabilities to which it applies or may apply under the terms hereof shall be conclusively presumed to have been created in reliance hereon. No failure or delay on the part of any Secured Creditor in exercising

                                                                     EXHIBIT I-1
                                                                          Page 7



any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein expressly specified are cumulative and not exclusive of any rights or remedies which any Secured Creditor would otherwise have. No notice to or demand on any Guarantor in any case shall entitle such Guarantor to any other further notice or demand in similar or other circumstances or constitute a waiver of the rights of any Secured Creditor to any other or further action in any circumstances without notice or demand. It is not necessary for any Secured Creditor to inquire into the capacity or powers of any Borrower or any Subsidiary thereof or the officers, directors, partners or agents acting or purporting to act on its behalf, and any indebtedness made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

         8. Any indebtedness of any Borrower or any Subsidiary thereof now or hereafter held by any Guarantor is hereby subordinated to the indebtedness of such Borrower or such Subsidiary to the Secured Creditors, and such indebtedness of such Borrower or such Subsidiary to any Guarantor, if any Administrative Agent, after the occurrence and during the continuance of an Event of Default, so requests, shall be collected, enforced and received by such Guarantor as trustee for the Secured Creditors and be paid over to the Secured Creditors on account of the indebtedness of such Borrower or such Subsidiary to the Secured Creditors, but without affecting or impairing in any manner the liability of such Guarantor under the other provisions of this Guaranty. Without limiting the generality of the foregoing, each Guarantor hereby agrees with the Secured Creditors that it will not exercise any right of subrogation which it may at any time otherwise have as a result of this Guaranty (whether contractual, under Section 509 of the Bankruptcy Code or otherwise) until all Guaranteed Obligations have been irrevocably paid in full in cash.

         9. (a) Each Guarantor waives any right (except as shall be required by applicable law and cannot be waived) to require the Secured Creditors to: (i) proceed against any Borrower, any Subsidiary thereof, any other Guarantor, any other guarantor of the Guaranteed Obligations or any other party; (ii) proceed against or exhaust any security held from any Borrower, any Subsidiary thereof, any other Guarantor, any other guarantor of the Guaranteed Obligations or any other party; or (iii) pursue any other remedy in the Secured Creditors' power whatsoever. Each Guarantor waives any defense based on or arising out of any defense of any Borrower, any Subsidiary thereof, any other Guarantor, any other guarantor of the Guaranteed Obligations or any other party other than payment in full of the Guaranteed Obligations, including, without limitation, any defense based on or arising out of the disability of any Borrower, any Subsidiary thereof, any other Guarantor, any other guarantor of the Guaranteed Obligations or any other party, or the

                                                                     EXHIBIT I-1
                                                                          Page 8



unenforceability of the Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of any Borrower or any Subsidiary thereof other than payment in full of the Guaranteed Obligations. The Secured Creditors may, at their election, foreclose on any security held by the Administrative Agent, the Collateral Agent or the other Secured Creditors by one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable, or exercise any other right or remedy the Secured Creditors may have against any Borrower or any Subsidiary thereof or any other party, or any security, without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent the Guaranteed Obligations have been paid in full. Each Guarantor waives any defense arising out of any such election by the Secured Creditors, even though such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of such Guarantor against any Borrower or any Subsidiary thereof or any other party or any security.

         (b) Each Guarantor waives all presentments, demands for performance, protests and notices, including, without limitation, notices of nonperformance, notices of protest, notices of dishonor, notices of acceptance of this Guaranty, and notices of the existence, creation or incurring of new or additional indebtedness. Each Guarantor assumes all responsibility for being and keeping itself informed of each Borrower's and each of its Subsidiary's financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks which such Guarantor assumes and incurs hereunder, and agrees that the Secured Creditors shall have no duty to advise any Guarantor of information known to them regarding such circumstances or risks.

         (c) Each Guarantor hereby acknowledges and affirms that it understands that to the extent the Guaranteed Obligations are secured by Real Property located in California, such Guarantor shall be liable for the full amount of the liability hereunder notwithstanding the foreclosure on such Real Property by trustee sale or any other reason impairing such Guarantor's or any Secured Creditor's right to proceed against any Borrower or any other guarantor of the Guaranteed Obligations. In accordance with Section 2856 of the California Civil Code, each Guarantor hereby waives:

           (i) all rights of subrogation, reimbursement, indemnification, and contribution and any other rights and defenses that are or may become available to such Guarantor by reason of Sections 2787 to 2855, inclusive, 2899 and 3433 of the California Civil Code;

           (ii) all rights and defenses that such Guarantor may have because the Guaranteed Obligations are secured by Real Property located in California. This

                                                                     EXHIBIT I-1
                                                                          Page 9



     means, among other things: (A) the Secured Creditors may collect from each Guarantor without first foreclosing on any real or personal property collateral pledged by any Borrower; and (B) if the Secured Creditors foreclose on any Real Property collateral pledged by any Borrower, (1) the amount of the Guaranteed Obligations may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price, and (2) the Secured Creditors may collect from each Guarantor even if the Secured Creditors, by foreclosing on the Real Property collateral, have destroyed any right such Guarantor may have to collect from such Borrower. This is an unconditional and irrevocable waiver of any rights and defenses each Guarantor may have because the Guaranteed Obligations are secured by Real Property. These rights and defenses include, but are not limited to, any rights or defenses based upon Section 580a, 580b, 580d or 726 of the California Code of Civil Procedure; and

           (iii) all rights and defenses arising out of an election of remedies by the Secured Creditors, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for the Guaranteed Obligations, has destroyed such Guarantor's rights of subrogation and reimbursement against any Borrower by the operation of Section 580d of the Code of Civil Procedure or otherwise.

Each Guarantor warrants and agrees that each of the waivers set forth above is made with full knowledge of its significance and consequences and that if any of such waivers are determined to be contrary to any applicable law or public policy, such waivers shall be effective only to the maximum extent permitted by law.


         10. The Secured Creditors agree that this Guaranty may be enforced only by the action of any Administrative Agent or the Collateral Agent, in each case acting upon the instructions of the Required Secured Creditors (as defined in the Security Agreement) and that no other Secured Creditors shall have any right individually to seek to enforce or to enforce this Guaranty or to realize upon the security to be granted by the Security Documents, it being understood and agreed that such rights and remedies may be exercised by each Administrative Agent or the Collateral Agent for the benefit of the Secured Creditors upon the terms of this Guaranty and the Security Documents. The Secured Creditors further agree that this Guaranty may not be enforced against any director, officer, employee, or stockholder of any Guarantor (except to the extent such stockholder is also a Guarantor hereunder).

         11. In order to induce the Banks to make loans and issue or participate in letters of credit pursuant to the Credit Agreements, and in order to induce the Other

                                                                     EXHIBIT I-1
                                                                         Page 10



Creditors to execute, deliver and perform the Interest Rate Protection Agreements or Other Hedging Agreements, each Guarantor represents, warrants and covenants that:

           (a) Such Guarantor (i) is a duly organized and validly existing corporation in good standing under the laws of the jurisdiction of its organization, (ii) has the corporate power and authority to own its property and assets and to transact the business in which it is engaged and presently proposes to engage and (iii) is duly qualified and is authorized to do business and is in good standing in each jurisdiction where the conduct of its business requires such qualification except for failures to be so qualified which, individually or in the aggregate, could not reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of each Borrower and its Subsidiaries taken as a whole.

           (b) Such Guarantor has the corporate power and authority to execute, deliver and perform the terms and provisions of this Guaranty and each other Document to which it is a party and has taken all necessary corporate action to authorize the execution, delivery and performance by it of this Guaranty and each such other Document. Such Guarantor has duly executed and delivered this Guaranty and each other Document to which it is a party, and this Guaranty and each such other Document constitutes the legal, valid and binding obligation of such Guarantor enforceable in accordance with its terms, except to the extent that the enforceability hereof or thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

           (c) Neither the execution, delivery or performance by such Guarantor of this Guaranty or any other Document to which it is a party, nor compliance by it with the terms and provisions hereof and thereof, will (i) contravene any provision of any applicable law, statute, rule or regulation or any applicable order, writ, injunction or decree of any court or governmental instrumentality, (ii) conflict with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (except pursuant to the Security Documents and the Subordinated Intercompany Security Agreement) upon any of the property or assets of such Guarantor or any of its Subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, credit agreement, or any other material agreement, contract or instrument to which such Guarantor or any of its Subsidiaries is a party or by which it or any of its property or assets is bound or to

                                                                     EXHIBIT I-1
                                                                         Page 11



     which it may be subject or (iii) violate any provision of the certificate of incorporation or by-laws (or equivalent organizational documents) of such Guarantor or any of its Subsidiaries.

           (d) No order, consent, approval, license, authorization or validation of, or filing, recording or registration with (except as have been obtained or made), or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required for, (i) the execution, delivery and performance of this Guaranty by such Guarantor or any other Document to which such Guarantor is a party or (ii) the legality, validity, binding effect or enforceability of this Guaranty or any other Document to which such Guarantor is a party.

           (e) There are no actions, suits or proceedings pending or threatened
     (i) with respect to this Guaranty or any other Document to which such Guarantor is a party or (ii) with respect to such Guarantor that could reasonably be expected to materially and adversely affect (a) the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of any Borrower and its Subsidiaries taken as a whole or (b) the rights or remedies of the Secured Creditors hereunder or under the other Credit Documents to which such Guarantor is a party or the ability of such Guarantor to perform its respective obligations to the Secured Creditors hereunder and under the other Credit Documents to which it is a party.

         12. Each Guarantor covenants and agrees that on and after the Restatement Effective Date and until the Termination Date (as defined in the Security Agreement) has occurred and all Guaranteed Obligations have been paid in full, such Guarantor will comply, and will cause each of its Subsidiaries to comply, with all of the applicable provisions, covenants and agreements contained in the Credit Agreements, and will take, or will refrain from taking, as the case may be, all actions that are necessary to be taken or not taken so that it is not in violation of any provision, covenant or agreement contained in the Credit Agreements, and so that no Default or Event of Default, is caused by the actions of such Guarantor or any of its Subsidiaries.

         13. The Guarantors hereby jointly and severally agree to pay all reasonable out-of-pocket costs and expenses of the Administrative Agents and the Collateral Agent in connection with any amendment, waiver or consent relating hereto and of the Administrative Agents, the Collateral Agent and each other Secured Creditor in connection with any enforcement of this Guaranty (including in each case, without limitation, the reasonable fees and disbursements of counsel employed by each Secured Creditor).

                                                                     EXHIBIT I-1
                                                                         Page 12



         14. This Guaranty shall be binding upon each Guarantor and its successors and assigns and shall inure to the benefit of the Secured Creditors and their successors and assigns.

         15. Neither this Guaranty nor any provision hereof may be changed, waived, discharged or terminated except with the written consent of each Guarantor directly affected thereby and with the written consent of the Required Secured Creditors; provided, that any change, waiver, modification or variance affecting the rights and benefits of a single Class (as defined below) of Secured Creditors (and not all Secured Creditors in a like or similar manner) shall also require the written consent of the Requisite Creditors (as defined below) of such Class of Secured Creditors (it being understood that the addition or release of any Guarantor hereunder shall not constitute a change, waiver, discharge or termination affecting any Guarantor other than the Guarantor so added or released). For the purpose of this Guaranty the term "Class" shall mean each class of Secured Creditors, i.e., whether (i) the SCIS Bank Creditors as holders of the SCIS Credit Document Obligations, (ii) the Caterair Bank Creditors as holders of the Caterair Credit Document Obligations or (iii) the Other Creditors as the holders of the Other Obligations. For the purpose of this Guaranty, the term "Requisite Creditors" of any Class shall mean (i) with respect to the SCIS Credit Document Obligations, the Required Banks under, and as defined in, the SCIS Credit Agreement (or to the extent required by Section
13.12 of the SCIS Credit Agreement, with the written consent of each SCIS Bank),
(ii) with respect to the Caterair Credit Document Obligations the Required Banks under, and as defined in, the Caterair Credit Agreement (or to the extent required by Section 11.12 of the Caterair Credit Agreement, with the written consent of each Caterair Bank) and (iii) with respect to the Other Obligations, the holders of at least a majority of all obligations outstanding from time to time under the Interest Rate Protection or Other Hedging Agreements.

         16. Each Guarantor acknowledges that an executed (or conformed) copy of each of the Credit Documents and Interest Rate Protection Agreements or Other Hedging Agreements has been made available to its principal executive officers and such officers are familiar with the contents thereof.

         17. In addition to any rights now or hereafter granted under applicable law (including, without limitation, Section 151 of the New York Debtor and Secured Creditor Law) and not by way of limitation of any such rights, upon the occurrence and during the continuance of an Event of Default (such term to mean and include any "Event of Default" as defined in either Credit Agreement or any payment default under any Interest Rate Protection Agreement or Other Hedging Agreement continuing after any applicable grace period), each Secured Creditor is hereby authorized, at any time or from time to time, without notice to any Guarantor or to any other Person, any such notice being expressly

                                                                     EXHIBIT I-1
                                                                         Page 13



waived, to set off and to appropriate and apply any and all deposits (general or special) and any other indebtedness at any time held or owing by such Secured Creditor to or for the credit or the account of such Guarantor, against and on account of the obligations and liabilities of such Guarantor to such Secured Creditor under this Guaranty, irrespective of whether or not such Secured Creditor shall have made any demand hereunder and although said obligations, liabilities, deposits or claims, or any of them, shall be contingent or unmatured. Notwithstanding anything to the contrary contained in this Section 17, no Secured Creditor shall exercise any such right of set-off without the prior written consent of either Administrative Agent or the Required Secured Creditors so long as the Guaranteed Obligations shall be secured by any real property located in the State of California, it being understood and agreed, however, that this sentence is for the sole benefit of the Secured Creditors and may be amended, modified or waived in any respect by the Required Secured Creditors without the requirement of prior notice to or consent by any Credit Party and does not constitute a waiver of any rights against any Credit Party or against any Collateral.

         18. All notices, requests, demands or other communications pursuant hereto shall be deemed to have been duly given or made when delivered to the Person to which such notice, request, demand or other communication is required or permitted to be given or made under this Guaranty, addressed to such party at
(i) in the case of any Bank Creditor, as provided in the applicable Credit Agreement, (ii) in the case of any Guarantor, at its address set forth opposite its signature below and (iii) in the case of any Other Creditor, at such address as such Other Creditor shall have specified in writing to the Guarantors; or in any case at such other address as any of the Persons listed above may hereafter notify the others in writing.

         19. If claim is ever made upon any Secured Creditor for repayment or recovery of any amount or amounts received in payment or on account of any of the Guaranteed Obligations and any of the aforesaid payees repays all or part of said amount by reason of (i) any judgment, decree or order of any court or administrative body having jurisdiction over such payee or any of its property or (ii) any settlement or compromise of any such claim effected by such payee with any such claimant (including any Borrower), then and in such event each Guarantor agrees that any such judgment, decree, order, settlement or compromise shall be binding upon such Guarantor, notwithstanding any revocation hereof or other instrument evidencing any liability of any Borrower, and such Guarantor shall be and remain liable to the aforesaid payees hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by any such payee.

         20. (a) THIS GUARANTY AND THE RIGHTS AND OBLIGATIONS OF THE SECURED CREDITORS AND OF THE UNDERSIGNED HEREUNDER

                                                                     EXHIBIT I-1
                                                                         Page 14



SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK. Any legal action or proceeding with respect to this Guaranty or any other Credit Document to which any Guarantor is a party may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York, and, by execution and delivery of this Guaranty, each Guarantor hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Each Guarantor hereby further irrevocably waives any claim that any such court lacks personal jurisdiction over such Guarantor, and agrees not to plead or claim in any legal action or proceeding with respect to this Guaranty or any other Credit Document to which such Guarantor is a party brought in any of the aforesaid courts that any such court lacks personal jurisdiction over such Guarantor. Each Guarantor further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such Guarantor at its address set forth opposite its signature below, such service to become effective 30 days after such mailing. Each Guarantor hereby irrevocably waives any objection to such service of process and further irrevocably waives and agrees not to plead or claim in any action or proceeding commenced hereunder or under any other Credit Document to which such Guarantor is a party that such service of process was in any way invalid or ineffective. Nothing herein shall affect the right of any of the Secured Creditors to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against each Guarantor in any other jurisdiction.

         (b) Each Guarantor hereby irrevocably waives (to the fullest extent permitted by applicable law) any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Guaranty or any other Credit Document to which such Guarantor is a party brought in the courts referred to in clause (a) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that such action or proceeding brought in any such court has been brought in an inconvenient forum.

         (c) EACH GUARANTOR AND EACH SECURED CREDITOR (BY ITS ACCEPTANCE OF THE BENEFITS OF THIS GUARANTY) HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS GUARANTY, THE OTHER CREDIT DOCUMENTS TO WHICH SUCH GUARANTOR IS A PARTY OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

                                                                     EXHIBIT I-1
                                                                         Page 15



         21. In the event that all of the capital stock of one or more Guarantors is sold or otherwise disposed of or liquidated in compliance with the requirements of the Credit Agreements (or such sale or other disposition has been approved in writing by the Required Secured Creditors) and the proceeds of such sale, disposition or liquidation are applied in accordance with the provisions of the Credit Agreements, to the extent applicable, such Guarantor shall upon consummation of such sale or other disposition be released from this Guaranty automatically and without further action and this Guaranty shall, as to each such Guarantor or Guarantors, terminate, and have no further force or effect (it being understood and agreed that the sale of one or more Persons that own, directly or indirectly, all of the capital stock or partnership interests of any Guarantor shall be deemed to be a sale of such Guarantor for the purposes of this Section 21).

         22. This Guaranty may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Guarantors and the Administrative Agents.

         23. All payments made by any Guarantor hereunder will be made without setoff, counterclaim or other defense and on the same basis as payments are made by the applicable Borrower under Sections 4.03 and 4.04 of the SCIS Credit Agreement or Sections 3.03 and 3.04 of the Caterair Credit Agreement, as the case may be.

         24. It is understood and agreed that any Wholly-Owned Domestic Subsidiary of SCIS or Caterair Holdings that is required to execute a counterpart of this Guaranty after the date hereof pursuant to the Credit Agreements shall automatically become a Guarantor hereunder by executing a counterpart hereof and delivering the same to the Administrative Agents.

         25. At any time a payment in respect of the Guaranteed Obligations is made under this Guaranty, the right of contribution of each Guarantor against each other Guarantor shall be determined as provided in the immediately following sentence, with the right of contribution of each Guarantor to be revised and restated as of each date on which a payment (a "Relevant Payment") is made on the Guaranteed Obligations under this Guaranty. At any time that a Relevant Payment is made by a Guarantor that results in the aggregate payments made by such Guarantor in respect of the Guaranteed Obligations to and including the date of the Relevant Payment exceeding such Guarantor's Contribution Percentage (as defined below) of the aggregate payments made by all Guarantors in respect of the Guaranteed Obligations to and including the date of the Relevant Payment (such excess, the "Aggregate Excess Amount"), each such Guarantor shall have a right of

                                                                     EXHIBIT I-1
                                                                         Page 16



contribution against each other Guarantor who has made payments in respect of the Guaranteed Obligations to and including the date of the Relevant Payment in an aggregate amount less than such other Guarantor's Contribution Percentage of the aggregate payments made to and including the date of the Relevant Payment by all Guarantors in respect of the Guaranteed Obligations (the aggregate amount of such deficit, the "Aggregate Deficit Amount") in an amount equal to (x) a fraction the numerator of which is the Aggregate Excess Amount of such Guarantor and the denominator of which is the Aggregate Excess Amount of all Guarantors multiplied by (y) the Aggregate Deficit Amount of such other Guarantor. A Guarantor's right of contribution pursuant to the preceding sentences shall arise at the time of each computation, subject to adjustment to the time of any subsequent computation; provided, that no Guarantor may take any action to enforce such right until the Guaranteed Obligations have been paid in full and the Termination Date (as defined in the Security Agreement) has occurred, it being expressly recognized and agreed by all parties hereto that any Guarantor's right of contribution arising pursuant to this Section 25 against any other Guarantor shall be expressly junior and subordinate to such other Guarantor's obligations and liabilities in respect of the Guaranteed Obligations and any other obligations owing under this Guaranty. As used in this Section 25: (i) each Guarantor's "Contribution Percentage" shall mean the percentage obtained by dividing (x) the Adjusted Net Worth (as defined below) of such Guarantor by (y) the aggregate Adjusted Net Worth of all Guarantors; (ii) the "Adjusted Net Worth" of each Guarantor shall mean the greater of (x) the Net Worth (as defined below) of such Guarantor and (y) zero; and (iii) the "Net Worth" of each Guarantor shall mean the amount by which the fair salable value of such Guarantor's assets on the date of any Relevant Payment exceeds its existing debts and other liabilities (including contingent liabilities, but without giving effect to any Guaranteed Obligations arising under this Guaranty or under, or in respect of, the Senior Subordinated Notes or any other issue of subordinated Indebtedness) on such date. All parties hereto recognize and agree that, except for any right of contribution arising pursuant to this Section 25, each Guarantor who makes any payment in respect of the Guaranteed Obligations shall have no right of contribution or subrogation against any other Guarantor in respect of such payment until all of the Guaranteed Obligations have been irrevocably paid in full in cash. Each of the Guarantors recognizes and acknowledges that the rights to contribution arising hereunder shall constitute an asset in favor of the party entitled to such contribution. In this connection, each Guarantor has the right to waive its contribution right against any Guarantor to the extent that after giving effect to such waiver such Guarantor would remain solvent, in the determination of the Required Secured Creditors.

         26. Each Guarantor hereby confirms that it is its intention that this Guaranty not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Code, the Uniform Fraudulent Conveyance Act or any similar Federal or state law. To effectuate the foregoing intention, each Guarantor and each Secured Creditor hereby

                                                                     EXHIBIT I-1
                                                                         Page 17



irrevocably agrees that the Guaranteed Obligations guaranteed by such Guarantor shall be limited to such amount as will, after giving effect to such maximum amount and all other (contingent or otherwise) liabilities of such Guarantor that are relevant under such laws (excluding liabilities in respect of the Senior Subordinated Notes and any other issue of subordinated Indebtedness), and after giving effect to any rights to contribution pursuant to any agreement providing for an equitable contribution among such Guarantor and the other Guarantors, result in the Guaranteed Obligations of such Guarantor in respect of such maximum amount not constituting a fraudulent transfer or conveyance.


                                    *   *   *

                                                                     EXHIBIT I-1
                                                                         Page 18



         IN WITNESS WHEREOF, each Guarantor has caused this Guaranty to be executed and delivered as of the date first above written.


Addresses:


524 East Lamar Boulevard               SKY CHEFS, INC., as a Guarantor
Arlington, Texas  76011

                                       By: _____________________________________
                                         Name:
                                         Title:


6550 Rock Spring Drive                 CATERAIR INTERNATIONAL
Bethesda, Maryland  20817               CORPORATION, as a Guarantor

                                       By: _____________________________________
                                         Name:
                                         Title:


6550 Rock Spring Drive                 CATERAIR INTERNATIONAL, INC. (II),
Bethesda, Maryland  20817               as a Guarantor

                                       By: _____________________________________
                                         Name:
                                         Title:


524 East Lamar Boulevard               SKY CHEFS INTERNATIONAL CORP.,
Arlington, Texas  76011                 as a Guarantor

                                       By: _____________________________________
                                         Name:
                                         Title:

                                                                     EXHIBIT I-1
                                                                         Page 19



300 Delaware Avenue, Suite 315         ARLINGTON SERVICES, INC.,
Wilmington, Delaware  19801-1622        as a Guarantor

                                       By: _____________________________________
                                         Name:
                                         Title:




300 Delaware Avenue, Suite 315         ARLINGTON SERVICES HOLDING
Wilmington, Delaware  19801-1622        CORPORATION, as a Guarantor

                                       By: _____________________________________
                                         Name:
                                         Title:


300 Delaware Avenue, Suite 315         BETHESDA SERVICES, INC.,
Wilmington, Delaware  19801-1622        as a Guarantor

                                       By: _____________________________________
                                         Name:
                                         Title:


300 Delaware Avenue, Suite 315         CATERAIR NEW ZEALAND
Wilmington, Delaware  19801-1622       LIMITED, as a Guarantor

                                       By: _____________________________________
                                         Name:
                                         Title:

                                                                     EXHIBIT I-1
                                                                         Page 20



524 East Lamar Boulevard               CATERAIR CONSULTING SERVICES
Arlington, Texas  76011                CORPORATION,
                                       as a Guarantor

                                       By: _____________________________________
                                         Name:
                                         Title:


524 East Lamar Boulevard               JFK CATERERS, INC.,
Arlington, Texas  76011                as a Guarantor

                                       By: _____________________________________
                                         Name:
                                         Title:


524 East Lamar Boulevard               CATERAIR ST. THOMAS HOLDINGS
Arlington, Texas  76011                CORPORATION,
                                       as a Guarantor

                                       By: _____________________________________
                                         Name:
                                         Title:


524 East Lamar Boulevard               WESTERN AIRE CHEF, INC.,
Arlington, Texas  76011                as a Guarantor

                                       By: _____________________________________
                                         Name:
                                         Title:


6550 Rock Spring Drive                 CATERAIR AIRPORT PROPERTIES, INC.,
Bethesda, Maryland  20817              as a Guarantor

                                       By: _____________________________________
                                         Name:
                                         Title:

                                                                     EXHIBIT I-1
                                                                         Page 21




524 East Lamar Boulevard               SKY CHEFS ARGENTINE, INC.,
Arlington, Texas  76011                as a Guarantor

                                       By: _____________________________________
                                         Name:
                                         Title:


524 East Lamar Boulevard               CATERAIR INTERNATIONAL
Arlington, Texas  76011                TRANSITION CORPORATION

                                       By: _____________________________________
                                         Name:
                                         Title:


524 East Lamar Boulevard               ONEX OHIO ACCEPTANCE CORP.,
Arlington, Texas  76011                as a Guarantor

                                       By: _____________________________________
                                         Name:
                                         Title:


524 East Lamar Boulevard               ONEX OHIO CREDIT CORP.,
Arlington, Texas  76011                as a Guarantor

                                       By: _____________________________________
                                         Name:
                                         Title:


524 East Lamar Boulevard               ONEX OHIO EQUITY CORP.,
Arlington, Texas  76011                as a Guarantor

                                       By: _____________________________________
                                         Name:
                                         Title:

                                                                     EXHIBIT I-1
                                                                         Page 22




524 East Lamar Boulevard               ONEX OHIO FINANCE CORP.,
Arlington, Texas  76011                as a Guarantor

                                       By: _____________________________________
                                         Name:
                                         Title:


524 East Lamar Boulevard               ONEX OHIO FINANCE CORP. II,
Arlington, Texas  76011                as a Guarantor

                                       By: _____________________________________
                                         Name:
                                         Title:



524 East Lamar Boulevard               ONEX OHIO CAPITAL CORP.,
Arlington, Texas  76011                as a Guarantor

                                       By: _____________________________________
                                         Name:
                                         Title:


524 East Lamar Boulevard               ONEX OHIO FISCAL CORP.,
Arlington, Texas  76011                as a Guarantor

                                       By: _____________________________________
                                         Name:
                                         Title:


524 East Lamar Boulevard               ONEX OHIO FUNDS CORP.,
Arlington, Texas  76011                as a Guarantor

                                       By: _____________________________________
                                         Name:
                                         Title:

                                                                     EXHIBIT I-1
                                                                         Page 23



524 East Lamar Boulevard               ONEX OHIO CREDIT CORP. II,
Arlington, Texas  76011                as a Guarantor

                                       By: _____________________________________
                                         Name:
                                         Title:


524 East Lamar Boulevard               ONEX OHIO FUNDS CORP. II,
Arlington, Texas  76011                as a Guarantor

                                       By: _____________________________________
                                         Name:
                                         Title:


524 East Lamar Boulevard               ONEX OHIO FISCAL CORP. II,
Arlington, Texas  76011                as a Guarantor

                                       By: _____________________________________
                                         Name:
                                         Title:


524 East Lamar Boulevard               ONEX OHIO EQUITY CORP. II,
Arlington, Texas  76011                as a Guarantor

                                       By: _____________________________________
                                         Name:
                                         Title:

                                                                     EXHIBIT I-1
                                                                         Page 24



524 East Lamar Boulevard               ONEX OHIO CAPITAL CORP. II,
Arlington, Texas  76011                as a Guarantor

                                       By: _____________________________________
                                         Name:
                                         Title:


in each case, with a copy to:

SC International Services, Inc.
524 East Lamar Boulevard
Arlington, Texas  76011
Attention:  Patrick Tolbert
                                       Accepted and Agreed to:

                                       MORGAN GUARANTY TRUST
                                       COMPANY OF NEW YORK,
                                       as Administrative Agent and,
                                       Collateral Agent

                                       By: _____________________________________
                                         Name:
                                         Title:

                                                                     EXHIBIT I-2





                AMENDED AND RESTATED DESIGNATED ONEX SUB GUARANTY



                  AMENDED AND RESTATED GUARANTY, dated as of January 1, 1997 and amended and restated as of August 28, 1997 (as amended, modified or supplemented from time to time, this "Guaranty"), made by ONEX OFSI HOLDINGS INC., an Ontario corporation (the "Guarantor"). Except as otherwise defined herein, capitalized terms used herein and defined in the SCIS Credit Agreement (as defined below) or in the Caterair Credit Agreement (as defined below), as the case may be, shall be used herein as therein defined.


                              W I T N E S S E T H :


                  WHEREAS, Onex Food Services, Inc. ("OFSI"), SC International Services, Inc. ("SCIS"), Caterair Holdings Corporation ("Caterair Holdings"), Caterair International Corporation ("Caterair", and together with SCIS, the "Borrowers"), various lenders from time to time party thereto (the "SCIS Banks"), Bankers Trust Company and J.P. Morgan Securities Inc., as Co-Arrangers (the "SCIS Co-Arrangers"), Bankers Trust Company, as Syndication Agent, The Bank of New York, as Co-Agent, and Morgan Guaranty Trust Company of New York, as Administrative Agent (together with any successor administrative agent, the "SCIS Administrative Agent"), have entered into a Credit Agreement, dated as of September 29, 1995 and amended and restated as of August 28, 1997, providing for the making of loans to SCIS and the issuance of, and participation in, letters of credit for the account of SCIS, as contemplated therein (as used herein, the term "SCIS Credit Agreement" means the Credit Agreement described above in this paragraph, as the same may be amended, modified, extended, renewed, replaced or supplemented from time to time, and including any agreement extending the maturity of, or restructuring all or any portion of the Indebtedness under such agreement or any successor agreement) (the SCIS Banks, the SCIS Co-Arrangers and the SCIS Administrative Agent are herein called the "SCIS Bank Creditors");

                  WHEREAS, SCIS, Caterair, various lenders from time to time party thereto (the "Caterair Banks", and together with the SCIS Banks, the "Banks"), Bankers Trust Company and J.P. Morgan Securities Inc., as Co-Arrangers (the "Caterair Co-Arrangers", and together with the SCIS Co-Arrangers, the "Co-Arrangers"), Bankers Trust Company,

                                                                     EXHIBIT I-2
                                                                          Page 2




as Syndication Agent, and Morgan Guaranty Trust Company of New York, as Administrative Agent (together with any successor administrative agent, the "Caterair Administrative Agent", and together with the SCIS Administrative Agent, the "Administrative Agents"), have entered into a Term Loan Agreement, dated as of August 28, 1997 providing for the making of loans to SCIS and Caterair as contemplated therein (as used herein, the term "Caterair Credit Agreement" means the Term Loan Agreement described above in this paragraph, as the same may be amended, modified, extended, renewed, replaced, restated or supplemented from time to time, and including any agreement extending the maturity of, or restructuring all or any portion of the Indebtedness under such agreement or any successor agreements, and the Caterair Credit Agreement, together with the SCIS Credit Agreement, are herein called the "Credit Agreements") (the Caterair Banks, the Caterair Co-Arrangers and the Caterair Administrative Agent are herein called the "Caterair Bank Creditors", and together with the SCIS Bank Creditors, are herein called the "Bank Creditors");

                  WHEREAS, the Borrowers or one or more of their respective Subsidiaries may at any time and from time to time enter into one or more Interest Rate Protection Agreements or Other Hedging Agreements with one or more Banks or any affiliate thereof (each such Bank or affiliate, even if the respective Bank subsequently ceases to be a Bank under the Credit Agreement for any reason, together with such Bank's or affiliate's successors and assigns, if any, collectively, the "Other Creditors," and together with the Bank Creditors and the Collateral Agent, the "Secured Creditors");

                  WHEREAS, the Guarantor entered into the Designated Onex Sub Guaranty, dated as of January 1, 1997 (as amended, modified or supplemented to the date hereof, the "Original Designated Onex Sub Guaranty");

                  WHEREAS, the Guarantor is an Affiliate of OFSI, Caterair and SCIS;

                  WHEREAS, it is a condition to the making of loans and the issuance of letters of credit under the Credit Agreements that the Guarantor shall have executed and delivered this Guaranty; and

                  WHEREAS, the Guarantor will obtain benefits from the incurrence of loans and the issuance of letters of credit under the Credit Agreements and the entering into of Interest Rate Protection Agreements or Other Hedging Agreements and, accordingly, desires to execute this Guaranty in order to satisfy the conditions described in the preceding paragraph and to amend and restate the Original Designated Onex Sub Guaranty in its entirety in the form of this Agreement;

                                                                     EXHIBIT I-2
                                                                          Page 3





                  NOW, THEREFORE, in consideration of the foregoing and other benefits accruing to the Guarantor, the receipt and sufficiency of which are hereby acknowledged, the Guarantor hereby makes the following representations and warranties to the Secured Creditors and hereby covenants and agrees with each Secured Creditor as follows:

                  1. The Guarantor, irrevocably, absolutely and unconditionally guarantees: (i) to the SCIS Bank Creditors the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of (x) the principal of and interest on the notes issued by, and the loans made to, SCIS under the SCIS Credit Agreement, and all reimbursement obligations and unpaid drawings with respect to letters of credit issued under the SCIS Credit Agreement and (y) all other obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due), liabilities and indebtedness owing by SCIS to the SCIS Bank Creditors under the SCIS Credit Agreement or any other SCIS Credit Document (such term to mean the "Credit Documents" as defined in the SCIS Credit Agreement) to which SCIS is a party (including, without limitation, indemnities, fees and interest thereon), whether now existing or hereafter incurred under, arising out of or in connection with the SCIS Credit Agreement or any such other SCIS Credit Document and the due performance and compliance by SCIS with all of the terms, conditions and agreements contained in the SCIS Credit Documents (all such principal, interest, liabilities, indebtedness and obligations being herein collectively called the "SCIS Credit Document Obligations"); (ii) to the Caterair Bank Creditors the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of (x) the principal of and interest on the notes issued by, and the loans made to SCIS and Caterair, under the Caterair Credit Agreement, and (y) all other obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due), liabilities and indebtedness owing by SCIS and Caterair to the Caterair Bank Creditors under the Caterair Credit Agreement or any other Caterair Credit Document (such term to mean the "Credit Documents" as defined in the Caterair Credit Agreement, and the Caterair Credit Documents, together with the SCIS Credit Documents, are referred to herein as the "Credit Documents") to which SCIS or Caterair is a party (including, without limitation, indemnities, fees and interest thereon), whether now existing or hereafter incurred under, arising out of or in connection with the Caterair Credit Agreement or any such other Caterair Credit Document and the due performance and compliance by SCIS and Caterair with all of the terms, conditions and agreements contained in the Caterair Credit Documents (all such principal, interest, liabilities, indebtedness and obligations being herein collectively called the "Caterair Credit Document Obligations"); and (iii) to each Other Creditor the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due), liabilities

                                                                     EXHIBIT I-2
                                                                          Page 4




and indebtedness owing by any Borrower or any Subsidiary of such Borrower under any Interest Rate Protection Agreement or Other Hedging Agreement, whether now in existence or hereafter arising, and the due performance and compliance by any Borrower or such Subsidiary with all of the terms, conditions and agreements contained in the Interest Rate Protection Agreements or Other Hedging Agreements (all such obligations, liabilities and indebtedness being herein collectively called the "Other Obligations," and together with the Credit Document Obligations, the "Guaranteed Obligations"). The Guarantor understands, agrees and confirms that the Secured Creditors may enforce this Guaranty up to the full amount of the Guaranteed Obligations against the Guarantor without proceeding against any Borrower, against any security for the Guaranteed Obligations, or under any other guaranty covering all or a portion of the Guaranteed Obligations. Notwithstanding the foregoing or anything else contained in this Guaranty, the Secured Creditors, by their acceptance of the benefits of this Guaranty, expressly acknowledge and agree that recourse against the Guarantor in respect of the Guaranteed Obligations shall be limited to the capital stock of Caterair Holdings, the proceeds thereof and the Guarantor's right, title and interest therein.

                  2. Additionally, the Guarantor, unconditionally, absolutely and irrevocably, guarantees the payment of any and all Guaranteed Obligations whether or not due or payable by any Borrower or any Subsidiary thereof upon the occurrence in respect of such Borrower or any such Subsidiary of any of the events of the type specified in Section 10.05 of the SCIS Credit Agreement, and unconditionally and irrevocably, promises to pay such Guaranteed Obligations to the Secured Creditors, or order, on demand, in legal tender of the United States, but otherwise subject to the limitations on recourse set forth in the final sentence of Section 1 of this Agreement. This Guaranty shall constitute a guaranty of payment, and not of collection.

                  3. The liability of the Guarantor hereunder is primary, absolute and unconditional and is exclusive and independent of any security for or other guaranty of the indebtedness of any Borrower or any Subsidiary thereof whether executed by the Guarantor, any other guarantor or by any other party, and the liability of the Guarantor hereunder shall not be affected or impaired by any circumstance or occurrence whatsoever (other than the indefeasible satisfaction in full in cash of the Guaranteed Obligations), including, without limitation: (a) any direction as to application of payment by any Borrower or any Subsidiary thereof or by any other party, (b) any other continuing or other guaranty, undertaking or maximum liability of a guarantor or of any other party as to the Guaranteed Obligations, (c) any payment on or in reduction of any such other guaranty or undertaking, (d) any dissolution, termination or increase, decrease or change in personnel by any Borrower or any Subsidiary thereof, (e) any payment made to any Secured Creditor on the indebtedness which any Secured Creditor repays any Borrower or any Subsidiary thereof

                                                                     EXHIBIT I-2
                                                                          Page 5




pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, and the Guarantor waives any right to the deferral or modification of its obligations hereunder by reason of any such proceeding, (f) any action or inaction by the Secured Creditors as contemplated in Section 6 hereof or (g) any invalidity, irregularity or unenforceability of all or any part of the Guaranteed Obligations or of any security therefor.

                  4. The obligations of the Guarantor hereunder are independent of the obligations of any other guarantor, any Borrower or any Subsidiary thereof, and a separate action or actions may be brought and prosecuted against the Guarantor whether or not action is brought against any other guarantor, any Borrower or any Subsidiary thereof and whether or not any other guarantor, any Borrower or any Subsidiary thereof be joined in any such action or actions. The Guarantor waives, to the fullest extent permitted by law, the benefits of any statute of limitations affecting its liability hereunder or the enforcement thereof. Any payment by any Borrower or any Subsidiary thereof or other circumstance which operates to toll any statute of limitations as to such Borrower or any such Subsidiary shall operate to toll the statute of limitations as to the Guarantor.

                  5. The Guarantor hereby waives notice of acceptance of this Guaranty and notice of any liability to which it may apply, and waives promptness, diligence, presentment, demand of payment, protest, notice of dishonor or nonpayment of any such liabilities, suit or taking of other action by any Administrative Agent or any other Secured Creditor against, and any other notice to, any party liable thereon (including the Guarantor, any other guarantor, any Borrower or any Subsidiary thereof).

                  6. Any Secured Creditor may at any time and from time to time without the consent of, or notice to, the Guarantor, without incurring responsibility to the Guarantor, without impairing or releasing the obligations of the Guarantor hereunder, upon or without any terms or conditions and in whole or in part:

                  (a) change the manner, place or terms of payment of, and/or change or extend the time of payment of, renew or alter, any of the Guaranteed Obligations (including any increase or decrease in the rate of interest thereon), any security therefor, or any liability incurred directly or indirectly in respect thereof, and the guaranty herein made shall apply to the Guaranteed Obligations as so changed, extended, renewed or altered;

                  (b) take and hold security for the payment of the Guaranteed Obligations and sell, exchange, release, surrender, realize upon or otherwise deal with in any

                                                                     EXHIBIT I-2
                                                                          Page 6




         manner and in any order any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, the Guaranteed Obligations or any liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and/or any offset thereagainst;

                  (c) exercise or refrain from exercising any rights against any Borrower, any other Credit Party, any Subsidiary thereof or otherwise act or refrain from acting;

                  (d) release or substitute any one or more endorsers, other guarantors, any Borrower, any Subsidiary thereof or other obligors;

                  (e) settle or compromise any of the Guaranteed Obligations, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of any Borrower or any Subsidiary thereof to creditors of such Borrower or such Subsidiary other than the Secured Creditors;

                  (f) apply any sums by whomsoever paid or howsoever realized to any liability or liabilities of any Borrower or any Subsidiary thereof to the Secured Creditors regardless of what liabilities of such Borrower or such Subsidiary remain unpaid;

                  (g) consent to or waive any breach of, or any act, omission or default under, any of the Interest Rate Protection Agreements or Other Hedging Agreements, the Credit Documents or any of the instruments or agreements referred to therein, or otherwise amend, modify or supplement any of the Interest Rate Protection Agreements or Other Hedging Agreements, the Credit Documents or any of such other instruments or agreements;

                  (h) act or fail to act in any manner referred to in this Guaranty which may deprive the Guarantor of its right to subrogation against any Borrower or any Subsidiary thereof to recover full indemnity for any payments made pursuant to this Guaranty; and/or

                  (i) take any other action which would, under otherwise applicable principles of common law, give rise to a legal or equitable discharge of the Guarantor from its liabilities under this Guaranty.

                                                                     EXHIBIT I-2
                                                                          Page 7




                  7. This Guaranty is a continuing one and all liabilities to which it applies or may apply under the terms hereof shall be conclusively presumed to have been created in reliance hereon. No failure or delay on the part of any Secured Creditor in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein expressly specified are cumulative and not exclusive of any rights or remedies which any Secured Creditor would otherwise have. No notice to or demand on the Guarantor in any case shall entitle the Guarantor to any other further notice or demand in similar or other circumstances or constitute a waiver of the rights of any Secured Creditor to any other or further action in any circumstances without notice or demand. It is not necessary for any Secured Creditor to inquire into the capacity or powers of any Borrower or any Subsidiary thereof or the officers, directors, partners or agents acting or purporting to act on its behalf, and any indebtedness made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

                  8. Any indebtedness of any Borrower or any Subsidiary thereof now or hereafter held by the Guarantor is hereby subordinated to the indebtedness of such Borrower or such Subsidiary to the Secured Creditors, and such indebtedness of such Borrower or such Subsidiary to the Guarantor, if any Administrative Agent, after the occurrence and during the continuance of an Event of Default, so requests, shall be collected, enforced and received by the Guarantor as trustee for the Secured Creditors and be paid over to the Secured Creditors on account of the indebtedness of such Borrower or such Subsidiary to the Secured Creditors, but without affecting or impairing in any manner the liability of the Guarantor under the other provisions of this Guaranty. Without limiting the generality of the foregoing, the Guarantor hereby agrees with the Secured Creditors that it will not exercise any right of subrogation which it may at any time otherwise have as a result of this Guaranty (whether contractual, under Section 509 of the Bankruptcy Code or otherwise) until all Guaranteed Obligations have been irrevocably paid in full in cash.

                  9. (a) The Guarantor waives any right (except as shall be required by applicable law and cannot be waived) to require the Secured Creditors to: (i) proceed against any Borrower, any Subsidiary thereof, any other guarantor of the Guaranteed Obligations or any other party; (ii) proceed against or exhaust any security held from any Borrower, any Subsidiary thereof, any other guarantor of the Guaranteed Obligations or any other party; or (iii) pursue any other remedy in the Secured Creditors' power whatsoever. The Guarantor waives any defense based on or arising out of any defense of any Borrower, any Subsidiary thereof, any other guarantor of the Guaranteed Obligations or any other party other than payment in full of the Guaranteed Obligations, including, without

                                                                     EXHIBIT I-2
                                                                          Page 8




limitation, any defense based on or arising out of the disability of any Borrower, any Subsidiary thereof, any other Guarantor, any other guarantor of the Guaranteed Obligations or any other party, or the unenforceability of the Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of any Borrower or any Subsidiary thereof other than payment in full of the Guaranteed Obligations. The Secured Creditors may, at their election, foreclose on any security held by the Administrative Agent, the Collateral Agent or the other Secured Creditors by one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable, or exercise any other right or remedy the Secured Creditors may have against any Borrower or any Subsidiary thereof or any other party, or any security, without affecting or impairing in any way the liability of the Guarantor hereunder except to the extent the Guaranteed Obligations have been paid in full. The Guarantor waives any defense arising out of any such election by the Secured Creditors, even though such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of the Guarantor against any Borrower or any Subsidiary thereof or any other party or any security.

                  (b) The Guarantor waives all presentments, demands for performance, protests and notices, including, without limitation, notices of nonperformance, notices of protest, notices of dishonor, notices of acceptance of this Guaranty, and notices of the existence, creation or incurring of new or additional indebtedness. The Guarantor assumes all responsibility for being and keeping itself informed of any Borrower's and each of its Subsidiary's financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks which the Guarantor assumes and incurs hereunder, and agrees that the Secured Creditors shall have no duty to advise the Guarantor of information known to them regarding such circumstances or risks.

                  (c) The Guarantor hereby acknowledges and affirms that it understands that to the extent the Guaranteed Obligations are secured by Real Property located in California, the Guarantor shall be liable for the full amount of the liability hereunder notwithstanding the foreclosure on such Real Property by trustee sale or any other reason impairing the Guarantor's or any Secured Creditor's right to proceed against any Borrower or any other guarantor of the Guaranteed Obligations. In accordance with Section 2856 of the California Civil Code, the Guarantor hereby waives:

                  (i) all rights of subrogation, reimbursement, indemnification, and contribution and any other rights and defenses that are or may become available

                                                                     EXHIBIT I-2
                                                                          Page 9




         to the Guarantor by reason of Sections 2787 to 2855, inclusive, 2899 and 3433 of the California Civil Code:

                  (ii) all rights and defenses that the Guarantor may have because the Guaranteed Obligations are secured by Real Property located in California. This means, among other things: (A) the Secured Creditors may collect from the Guarantor without first foreclosing on any real or personal property collateral pledged by any Borrower; and
         (B) if the Secured Creditors foreclose on any Real Property collateral pledged by any Borrower, (1) the amount of the Guaranteed Obligations may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price, and (2) the Secured Creditors may collect from the Guarantor even if the Secured Creditors, by foreclosing on the Real Property collateral, have destroyed any right the Guarantor may have to collect from the Borrower. This is an unconditional and irrevocable waiver of any rights and defenses the Guarantor may have because the Guaranteed Obligations are secured by Real Property. These rights and defenses include, but are not limited to, any rights or defenses based upon Section 580a, 580b, 580d or 726 of the California Code of Civil Procedure and

                  (iii) all rights and defenses arising out of an election of remedies by the Secured Creditors, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for the Guaranteed Obligations, has destroyed the Guarantor's rights of subrogation and reimbursement against any Borrower by the operation of
         Section 580d of the Code of Civil Procedure or otherwise.

The Guarantor warrants and agrees that each of the waivers set forth above is made with full knowledge of its significance and consequences and that if any of such waivers are determined to be contrary to any applicable law or public policy, such waivers shall be effective only to the maximum extent permitted by law.

                  10. The Secured Creditors agree that this Guaranty may be enforced only by the action of either Administrative Agent or the Collateral Agent, in each case acting upon the instructions of the Required Secured Creditors (as defined in the Security Agreement) and that no other Secured Creditors shall have any right individually to seek to enforce or to enforce this Guaranty or to realize upon the security to be granted by the Security Documents, it being understood and agreed that such rights and remedies may be exercised by each Administrative Agent or the Collateral Agent for the benefit of the Secured Creditors upon the terms of this Guaranty and the Security Documents. The

                                                                     EXHIBIT I-2
                                                                         Page 10




Secured Creditors further agree that this Guaranty may not be enforced against any director, officer, employee, or stockholder of the Guarantor.

                  11. The Guarantor represents, warrants and covenants that:

                  (a) The Guarantor (i) is a duly organized and validly existing corporation in good standing under the laws of the jurisdiction of its organization, (ii) has the corporate power and authority to own its property and assets and to transact the business in which it is engaged and presently proposes to engage and (iii) is duly qualified and is authorized to do business and is in good standing in each jurisdiction where the conduct of its business requires such qualification except for failures to be so qualified which, individually or in the aggregate, could not reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Guarantor.

                  (b) The Guarantor has the corporate power and authority to execute, deliver and perform the terms and provisions of this Guaranty and the Designated Onex Sub Pledge Agreement and has taken all necessary corporate action to authorize the execution, delivery and performance by it of this Guaranty and the Designated Onex Sub Pledge Agreement. The Guarantor has duly executed and delivered this Guaranty and the Designated Onex Sub Pledge Agreement, and this Guaranty and the Designated Onex Sub Pledge Agreement constitute legal, valid and binding obligations of the Guarantor enforceable in accordance with their terms, except to the extent that the enforceability hereof or thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

                  (c) Neither the execution, delivery or performance by the Guarantor of this Guaranty or the Designated Onex Sub Pledge Agreement, nor compliance by it with the terms and provisions hereof and thereof, will (i) contravene any provision of any applicable law, statute, rule or regulation or any applicable order, writ, injunction or decree of any court or governmental instrumentality, (ii) conflict with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (except pursuant to the Designated Onex Sub Pledge Agreement) upon the capital stock of Caterair Holdings or the proceeds thereof pursuant to the terms of any indenture, mortgage, deed of trust, loan

                                                                     EXHIBIT I-2
                                                                         Page 11




         agreement, credit agreement, or any other material agreement, contract or instrument to which the Guarantor or any of its Subsidiaries is a party or by which it or any of its property or assets is bound or to which it may be subject or (iii) violate any provision of the certificate of incorporation or by-laws (or equivalent organizational documents) of the Guarantor.

                  (d) No order, consent, approval, license, authorization or validation of, or filing, recording or registration with (except as have been obtained or made), or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required for, (i) the execution, delivery and performance of this Guaranty by the Guarantor or the Designated Onex Sub Pledge Agreement or (ii) the legality, validity, binding effect or enforceability of this Guaranty or the Designated Onex Sub Pledge Agreement.

                  (e) There are no actions, suits or proceedings pending or threatened (i) with respect to this Guaranty or the Designated Onex Sub Pledge Agreement or (ii) with respect to the Guarantor that could reasonably be expected to materially and adversely affect (a) the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Guarantor or (b) the rights or remedies of the Secured Creditors hereunder or under the Designated Onex Sub Pledge Agreement or the ability of the Guarantor to perform its respective obligations to the Secured Creditors hereunder and under the Designated Onex Sub Pledge Agreement.

                  12. The Guarantor hereby agrees to pay all reasonable out-of-pocket costs and expenses of the Administrative Agents and the Collateral Agent in connection with any amendment, waiver or consent relating hereto and of the Administrative Agents, the Collateral Agent and each other Secured Creditor in connection with any enforcement of this Guaranty (including in each case, without limitation, the reasonable fees and disbursements of counsel employed by each Secured Creditor).

                  13. This Guaranty shall be binding upon the Guarantor and its successors and assigns and shall inure to the benefit of the Secured Creditors and their successors and assigns.

                  14. Neither this Guaranty nor any provision hereof may be changed, waived, discharged or terminated except with the written consent of the Guarantor and the Required Secured Creditors; provided, that any change, waiver, modification or variance affecting the rights and benefits of a single Class (as defined below) of Secured Creditors

                                                                     EXHIBIT I-2
                                                                         Page 12




(and not all Secured Creditors in a like or similar manner) shall also require the written consent of the Requisite Creditors (as defined below) of such Class of Secured Creditors. For the purpose of this Guaranty the term "Class" shall mean each class of Secured Creditors, i.e., whether (i) the SCIS Bank Creditors as holders of the SCIS Credit Document Obligations, (ii) the Caterair Bank Creditors as holders of the Caterair Credit Document Obligations or (iii) the Other Creditors as the holders of the Other Obligations. For the purpose of this Guaranty, the term "Requisite Creditors" of any Class shall mean (i) with respect to the SCIS Credit Document Obligations, the Required Banks under, and as defined in, the SCIS Credit Agreement (or to the extent required by Section
13.12 of the SCIS Credit Agreement, with the written consent of each Bank), (ii) with respect to the Caterair Credit Document Obligations the Required Banks under, and as defined in, the Caterair Credit Agreement (or to the extent required by Section 11.12 of the Caterair Credit Agreement, with the written consent of each Caterair Bank) and (iii) with respect to the Other Obligations, the holders of at least a majority of all obligations outstanding from time to time under the Interest Rate Protection or Other Hedging Agreements.

                  15. The Guarantor acknowledges that an executed (or conformed) copy of each of the Credit Documents and Interest Rate Protection Agreements or Other Hedging Agreements has been made available to its principal executive officers and such officers are familiar with the contents thereof.

                  16. In addition to any rights now or hereafter granted under applicable law (including, without limitation, Section 151 of the New York Debtor and Secured Creditor Law) and not by way of limitation of any such rights, upon the occurrence and during the continuance of an Event of Default (such term to mean and include any "Event of Default" as defined in either Credit Agreement or any payment default under any Interest Rate Protection Agreement or Other Hedging Agreement continuing after any applicable grace period), each Secured Creditor is hereby authorized, at any time or from time to time, without notice to the Guarantor or to any other Person, any such notice being expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other indebtedness at any time held or owing by such Secured Creditor to or for the credit or the account of the Guarantor, against and on account of the obligations and liabilities of the Guarantor to such Secured Creditor under this Guaranty, irrespective of whether or not such Secured Creditor shall have made any demand hereunder and although said obligations, liabilities, deposits or claims, or any of them, shall be contingent or unmatured. Notwithstanding anything to the contrary contained in this Section 16, no Secured Creditor shall exercise any such right of set-off without the prior written consent of either Administrative Agent or the Required Secured Creditors so long as the Guaranteed Obligations shall be secured by any real property located in the State of California, it being

                                                                     EXHIBIT I-2
                                                                         Page 13




understood and agreed, however, that this sentence is for the sole benefit of the Secured Creditors and may be amended, modified or waived in any respect by the Required Secured Creditors without the requirement of prior notice to or consent by any Credit Party and does not constitute a waiver of any rights against any Credit Party or against any Collateral.

                  17. All notices, requests, demands or other communications pursuant hereto shall be deemed to have been duly given or made when delivered to the Person to which such notice, request, demand or other communication is required or permitted to be given or made under this Guaranty, addressed to such party at (i) in the case of any Bank Creditor, as provided in the applicable Credit Agreement, (ii) in the case of the Guarantor, at its address set forth opposite its signature below and (iii) in the case of any Other Creditor, at such address as such Other Creditor shall have specified in writing to the Guarantor; or in any case at such other address as any of the Persons listed above may hereafter notify the others in writing.

                  18. If claim is ever made upon any Secured Creditor for repayment or recovery of any amount or amounts received in payment or on account of any of the Guaranteed Obligations and any of the aforesaid payees repays all or part of said amount by reason of (i) any judgment, decree or order of any court or administrative body having jurisdiction over such payee or any of its property or (ii) any settlement or compromise of any such claim effected by such payee with any such claimant (including any Borrower), then and in such event the Guarantor agrees that any such judgment, decree, order, settlement or compromise shall be binding upon the Guarantor, notwithstanding any revocation hereof or other instrument evidencing any liability of such Borrower, and the Guarantor shall be and remain liable to the aforesaid payees hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by any such payee.

                  19. (a) THIS GUARANTY AND THE RIGHTS AND OBLIGATIONS OF THE SECURED CREDITORS AND OF THE UNDERSIGNED HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK. Any legal action or proceeding with respect to this Guaranty or the Designated Onex Sub Pledge Agreement may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York, and, by execution and delivery of this Guaranty, the Guarantor hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. The Guarantor hereby further irrevocably waives any claim that any such court lacks personal jurisdiction over the Guarantor, and agrees not to plead or claim in any legal action or proceeding with respect

                                                                     EXHIBIT I-2
                                                                         Page 14




to this Guaranty or the Designated Onex Sub Pledge Agreement brought in any of the aforesaid courts that any such court lacks personal jurisdiction over the Guarantor. The Guarantor further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the Guarantor at its address set forth opposite its signature below, such service to become effective 30 days after such mailing. The Guarantor hereby irrevocably waives any objection to such service of process and further irrevocably waives and agrees not to plead or claim in any action or proceeding commenced hereunder or under the Designated Onex Sub Pledge Agreement that such service of process was in any way invalid or ineffective. Nothing herein shall affect the right of any of the Secured Creditors to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Guarantor in any other jurisdiction.

                  (b) The Guarantor hereby irrevocably waives (to the fullest extent permitted by applicable law) any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Guaranty or the Designated Onex Sub Pledge Agreement brought in the courts referred to in clause (a) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that such action or proceeding brought in any such court has been brought in an inconvenient forum.

                  (c) THE GUARANTOR AND EACH SECURED CREDITOR (BY ITS ACCEPTANCE OF THE BENEFITS OF THIS GUARANTY) HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS GUARANTY, THE DESIGNATED ONEX SUB PLEDGE AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

                  20. This Guaranty may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Guarantor and the Administrative Agent.

                  21. All payments made by the Guarantor hereunder will be made without setoff, counterclaim or other defense and on the same basis as payments are made by the applicable Borrower under Sections 4.03 and 4.04 of the SCIS Credit Agreement or Sections 3.03 and 3.04 of the Caterair Credit Agreement, as the case may be.

                                                                     EXHIBIT I-2
                                                                         Page 15






                                     *  *  *

                                                                     EXHIBIT I-2
                                                                         Page 16



                  IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be executed and delivered as of the date first above written.

Addresses:


c/o Onex Corporation                      ONEX OFSI HOLDINGS INC.,
161 Bay Street                             as Guarantor
Toronto, Ontario M5J2S1
Canada                                    By: ____________________________
Attention:                                    Name:
Telecopier No.:                               Title:


                                          Accepted and Agreed to:

                                          MORGAN GUARANTY TRUST
                                          COMPANY OF NEW YORK,
                                           as Administrative Agent and
                                            Collateral Agent

                                          By: ____________________________
                                              Name:
                                              Title:

                                                                       EXHIBIT J



                         OFFICER'S SOLVENCY CERTIFICATE



                  I, the undersigned, the _______________ of SC International Services, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Company"), do hereby certify on behalf of the Company that:

                  1. This Certificate is furnished pursuant to Section 5.14 of the Credit Agreement, dated as of September 29, 1995 and amended and restated as of August 28, 1997 (as in effect on the date hereof, the "Credit Agreement,") among Onex Food Services, Inc. ("OFSI"), Caterair Holdings Corporation, the Company, Caterair International Corporation ("Caterair"), various Banks from time to time party thereto, Bankers Trust Company and J.P. Morgan Securities Inc., as Co-Arrangers, Bankers Trust Company, as Syndication Agent, Morgan Guaranty Trust Company of New York, as Administrative Agent, and The Bank of New York, as Co-Agent. Unless otherwise defined herein, capitalized terms used in this Certificate shall have the meanings set forth in the Credit Agreement.

                  2. For purposes of this Certificate, the terms below shall have the following definitions:

         (a)      "Fair Value"

                  The amount at which the assets, in their entirety, of the Company, Caterair and their respective Subsidiaries (taken as a whole) and OFSI and its Subsidiaries (on a consolidated basis), in each case would change hands between a willing buyer and a willing seller, within a commercially reasonable period of time, each having reasonable knowledge of the relevant facts, with neither being under any compulsion to act.

         (b)      "Present Fair Salable Value"

                  The amount that could be obtained by an independent willing seller from an independent willing buyer if the assets of the Company, Caterair and their respective Subsidiaries (taken as a whole) and OFSI and its Subsidiaries (on a consolidated basis) are sold in an arm's-length transaction with reasonable

                                                                       Exhibit J
                                                                          Page 2


                  promptness under present conditions for the sale of comparable business enterprises.

         (c)      "New Financing"

                  The indebtedness incurred or to be incurred by the Credit Parties under the Credit Documents (assuming the full utilization by the Company of the Revolving Loan Commitments under the Credit Agreement) and all other financing contemplated by the Credit Documents (including the Caterair Credit Agreement and the 9 1/4% Senior Subordinated Notes) (and any guaranties of the foregoing), in each case after giving effect to the Transaction and the incurrence of all financings contemplated therewith.

         (d)      "Stated Liabilities"

                  The recorded liabilities (including Contingent Liabilities that would be recorded in accordance with generally accepted accounting principles ("GAAP") consistently applied) of the Company, Caterair and their respective Subsidiaries (taken as a whole) and OFSI and its Subsidiaries (on a consolidated basis) in each case at December 31, 1996, together with (i) the net change in long-term debt (including current maturities) between December 31, 1996 and the date hereof and
                  (ii) without duplication, the amount of all New Financing.

         (e)      "Contingent Liabilities"

                  The maximum estimated amount of liability reasonably likely to result from pending litigation, asserted claims and assessments, guaranties, uninsured risks and other contingent liabilities of the Company, Caterair and their respective Subsidiaries (taken as a whole) and OFSI and its Subsidiaries (on a consolidated basis) (exclusive of such Contingent Liabilities to the extent reflected in Stated Liabilities).

         (f) "Will be able to pay its Stated Liabilities, including Contingent Liabilities, as they mature."

                  For the period from the date hereof through the stated maturity of all New Financing, each of the Company, Caterair and their respective Subsidiaries (taken as a whole) and OFSI and its Subsidiaries (on a consolidated basis) will have sufficient assets and cash flow to pay its Stated Liabilities and Contingent Liabilities as those liabilities mature or otherwise become due.

                                                                       Exhibit J
                                                                          Page 3


         (g)      "Does not have Unreasonably Small Capital"

                  For the period from the date hereof through the stated maturity of all New Financing, each of the Company, Caterair and their respective Subsidiaries (taken as a whole) and OFSI and its Subsidiaries (on a consolidated basis) in each case after consummation of the Transaction and all Indebtedness being incurred or assumed and Liens created in connection therewith, is a going concern and has sufficient capital to ensure that it will continue to be a going concern for such period and to remain a going concern despite moderately negative deviations from the Projections discussed below.

                  3. For purposes of this Certificate, I, or officers of the Company and OFSI under my direction and supervision, have performed the following procedures as of and for the periods set forth below.

         (a) I have reviewed the consolidated statements of financial condition of each of the Company, Caterair and their respective Subsidiaries and OFSI and its Subsidiaries each at December 31, 1996 and June 31, 1997, and the related consolidated statements of income and cash flow and changes in shareholders' equity of each of the Company, Caterair and their respective Subsidiaries, OFSI and its Subsidiaries each for the fiscal year and six-month period ended on such date, as the case may be.

         (b) I have reviewed the unaudited pro forma consolidated financial statements of each of the Company, Caterair and their respective Subsidiaries and OFSI and its Subsidiaries each for the period ending June 30, 1997 prepared in accordance with GAAP after giving effect to the Transaction and the incurrence of the New Financing, and verified the mathematical accuracy of the application of the pro forma adjustments to the amounts in the audited consolidated financial statements.

         (c) I have made inquiries of certain other officials of the Company and OFSI who have responsibility for financial and accounting matters regarding:

                  1. whether the unaudited pro forma consolidated financial statements referred to in paragraph (b) above are in conformity with GAAP and applied on a basis substantially consistent with that of the unaudited financial statements as at June 30, 1997; and

                  2. whether, at December 31, 1996, there were any decreases as compared with June 30, 1997, in the consolidated net assets or the excess of consolidated current assets over consolidated current

                                                                       Exhibit J
                                                                          Page 4


                           liabilities of each of the Company, Caterair and their respective Subsidiaries (taken as a whole) and OFSI and its Subsidiaries (on a consolidated basis).

         (d)      I have read:

                  1. the Credit Documents, the Caterair Credit Documents, the Senior Subordinated Note Documents and the respective Schedules and Exhibits thereto.

         (e)      With respect to Contingent Liabilities, I:

                  1. inquired of certain officials of the Company, Caterair and OFSI who have responsibility for legal, financial and accounting matters as to the existence and estimated liability with respect to all Contingent Liabilities known to them;

                  2. confirmed with senior officers of the Company, Caterair and OFSI that, to the best of such officers' knowledge, (i) all appropriate items were included in Stated Liabilities or Contingent Liabilities made known to me in the course of my inquiry and that (ii) the amounts relating thereto were the maximum estimated amount of liability reasonably likely to result therefrom as of the date hereof;

                  3. I hereby certify that, to the best of my knowledge, all material Contingent Liabilities that may arise from any pending litigation, asserted claims and assessments, guarantees, uninsured risks and other Contingent Liabilities of the Company, Caterair and their respective Subsidiaries and OFSI and its Subsidiaries (exclusive of such Contingent Liabilities to the extent reflected in Stated Liabilities) have been considered in making the certification set forth in paragraph 4 below, and with respect to each such Contingent Liability the estimable maximum estimated amount of liability with respect thereto was used in making such certification.

         (f) I have had the Projections, which have been previously delivered to the Banks, prepared under my direction and have re-examined the Projections on the date hereof and considered the effect thereon of any changes since the date of the preparation thereof on the results projected therein.

         (g) I have made inquiries of certain officers of the Company, Caterair and OFSI which have responsibility for financial reporting and accounting matters

                                                                       Exhibit J
                                                                          Page 5


                  regarding whether they were aware of any events or conditions that, as of the date hereof, would cause either the Company, Caterair and their respective Subsidiaries (taken as a whole) or OFSI and its Subsidiaries (on a consolidated basis), in each case after giving effect to the consummation of the Transaction and the related financing transactions (including the incurrence of the New Financing), to (i) have assets with a Fair Value or Present Fair Salable Value that are less than the sum of Stated Liabilities and Contingent Liabilities; (ii) have Unreasonably Small Capital; or (iii) not be able to pay its Stated Liabilities and Contingent Liabilities as they mature or otherwise become due.

                  4. Based on and subject to the foregoing, I hereby certify on behalf of the Company that, after giving effect to the Transaction and the related financing transactions (including the New Financing), it is my informed opinion that as of the date hereof (i) the Fair Value and Present Fair Salable Value of the assets of each of the Company, Caterair and their respective Subsidiaries (taken as a whole) and OFSI and its Subsidiaries (on a consolidated basis) in each case exceed its Stated Liabilities and Contingent Liabilities;
(ii) each of the Company, Caterair and their respective Subsidiaries (taken as a whole) and OFSI and its Subsidiaries (on a consolidated basis) will not have Unreasonably Small Capital; and (iii) each of the Company, Caterair and their respective Subsidiaries (taken as a whole) and OFSI and its Subsidiaries (on a consolidated basis) will be able to pay its Stated Liabilities and Contingent Liabilities as they mature or otherwise become due.

                                                                       Exhibit J
                                                                          Page 6



                  IN WITNESS WHEREOF, the Company has caused its duly authorized _______________ to execute and deliver this Certificate this 28th day of August, 1997.

                              SC INTERNATIONAL SERVICES, INC.



                              By______________________________
                                Name:
                                Title:

                                                                       EXHIBIT K




                                INTERCOMPANY NOTE



                                                              New York, New York
                                                              ___________, _____



                  FOR VALUE RECEIVED, __________________________, a ___________
corporation (the "Payor"), hereby promises to pay on demand to the order of ______________________, or its registered assigns (the "Payee"), in lawful money of the United States of America in immediately available funds, at such location in the United States of America as the Payee shall from time to time designate, the unpaid principal amount of all loans and advances made by the Payee to the Payor (collectively, the "Loans").

                  The Payor promises also to pay interest on the Loans in like money at said office from the date hereof until paid at such rate per annum as shall be agreed upon from time to time by the Payor and Payee.

                  Upon the commencement of any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar proceeding of any jurisdiction relating to the Payor, the Loans shall become immediately due and payable without presentment, demand, protest or notice of any kind in connection with this Note.

                  This Note is one of the Intercompany Notes referred to in the Credit Agreement, dated as of September 29, 1995 and amended and restated as of August 28, 1997, among Onex Food Services, Inc., SC International Services, Inc., Caterair Holdings Corporation, Caterair International Corporation, the lenders from time to time party thereto, Bankers Trust Company and J.P. Morgan Securities Inc., as Co-Arrangers, Bankers Trust Company, as Syndication Agent, Morgan Guaranty Trust Company of New York, as Administrative Agent, and The Bank of New York, as Co-Agent (as amended, modified or supplemented from time to time, the "Credit Agreement") and is subject to the terms thereof, and shall be pledged by the Payee pursuant to the General Pledge Agreement (as defined in the Credit Agreement). The Payor hereby acknowledges and agrees that the Collateral Agent pursuant to (and as defined in) the General Pledge Agreement, as in effect from time to time, may exercise all rights provided therein with respect to this Note.

                                                                       EXHIBIT K
                                                                          Page 2





                  The Payee is hereby authorized to record all Loans made by it to the Payor (all of which shall be evidenced by this Note), and all repayments or prepayments thereof, in its books and records, such books and records constituting prima facie evidence of the accuracy of the information contained therein.

                  All payments under this Note shall be made without offset, counterclaim or deduction of any kind.

                  THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

                                          [NAME OF PAYOR]



                                          By________________________________
                                            Title:


Pay to the order of


____________________________


[NAME OF PAYEE]


By__________________________
  Title:

                                                                       EXHIBIT L

                              AMENDED AND RESTATED
                             SUBORDINATION AGREEMENT

             This Amended and Restated Subordination Agreement (the "Subordination Agreement"), dated as of August 28, 1997, entered into by and among Caterair Holdings Corporation, a Delaware corporation ("Holdings"), Renex Corporation, a corporation organized under the laws of the Cayman Islands ("Debentureholder"), Caynex, Inc., a corporation organized under the laws of the Cayman Islands ("Optionholder"), and Morgan Guaranty Trust Company of New York, as Administrative Agent (together with any successor administrative agent, the "Administrative Agent"), on behalf of the various lenders under (i) the Credit Agreement, dated as of September 29, 1995 and amended and restated as of August 28, 1997, by and among Holdings, Caterair International Corporation ("Caterair"), Onex Food Services, Inc., SC International Services, Inc. ("SCIS"), the lenders from time to time party thereto, Bankers Trust Company and J.P. Morgan Securities Inc., as Co-Arrangers, Bankers Trust Company, as Syndication Agent, Morgan Guaranty Trust Company of New York, as Administrative Agent, and The Bank of New York, as Co-Agent (the "Revolver"), and (ii) the Term Loan Agreement, dated as of August 28, 1997, by and among SCIS, Caterair, the lenders from time to time party thereto, Bankers Trust Company and J.P. Morgan Securities Inc., as Co-Arrangers, Bankers Trust Company, as Syndication Agent, and Morgan Guaranty Trust Company of New York as Administrative Agent (the "Term Loan") (each of the Revolver and the Term Loan as amended, modified, supplemented, extended, restated, refinanced, replaced or refunded from time to time, collectively, the "Credit Agreements"), amends and restates that certain Subordination Agreement dated as of December 19, 1995 by and among the parties hereto.

             WHEREAS, Holdings is the maker of that certain $43,800,000 principal amount Senior Debenture due 2001, dated September 29, 1995 (together with all Interest Debentures (as defined therein) issued or to be issued thereunder or issued prior to September 29, 1995 pursuant to the $280,000,000 principal amount Senior Debenture due 2001, dated December 15, 1989, made by Holdings, the "Holdings Unsecured Debenture");

             WHEREAS, Debentureholder is the holder of the Holdings Unsecured Debenture;

             WHEREAS, Optionholder is the holder of an option granted to it by Debentureholder to purchase the Holdings Unsecured Debenture from Debentureholder;

             NOW THEREFORE, the parties hereto, intending to be legally bound, agree as follows:

             Section 1.01. Subordination of Liabilities. Holdings, for itself, its successors and assigns, covenants and agrees, and each subsequent holder of the Holdings Unsecured Debenture, including, without limitation, Debentureholder and Optionholder, by their acceptance thereof likewise covenants and agrees, that the payment of the principal of, interest on, and all other amounts owing in respect of, the Holdings Unsecured Debenture (the "Subordinated Indebtedness") is hereby expressly subordinated, to the extent and in the manner hereinafter set forth, to the prior satisfaction and discharge in full in cash or termination of the Obligations (as defined below) under the Credit Agreements. The provisions of this Subordination Agreement shall constitute a continuing offer to all persons who, in reliance upon such provisions, become holders of, or continue to hold, the Obligations under the Credit Documents (as defined in each of the Credit Agreements) and such provisions are made for the benefit of the holders of the Obligations under the Credit Documents, and, they and/or each of them may proceed to enforce such provisions. This provision shall in no manner limit the right or obligation of Holdings to issue, in accordance with the terms of the Holdings Unsecured Debenture, to the Holder of the Holdings Unsecured Debenture, Interest Debentures. As used herein, the term "Obligation" shall mean any principal, interest (including interest accruing after the commencement of any bankruptcy, insolvency, receivership or similar proceeding, at the rate provided for in the documentation in respect thereto, whether or not such interest is an allowed claim against the debtor in any such proceeding), premium, penalties, fees, expenses, indemnities and other liabilities and obligations payable under a Credit Agreement or any other Credit Document.

             Section 1.02. Holdings Not to Make Payments with Respect to Subordinated Indebtedness in Certain Circumstances. (a) All Obligations owing in respect of the Credit Documents shall first be paid in full in cash, before any payment, whether in cash, property, securities or otherwise, is made on account of the Subordinated Indebtedness.

             (b) Holdings may not, directly or indirectly, make any payment to the holder of any Subordinated Indebtedness (other than by issuance of Interest Debentures) and may not acquire any Subordinated Indebtedness for cash or property until all Obligations owing in respect of the Credit Documents shall have been satisfied and discharged in full in cash or terminated. Notwithstanding the preceding sentence until the satisfaction and discharge in full in cash or termination of all Obligations owing in respect of the Credit Documents, the Debentureholder, Optionholder (or any subsequent holder of the Holdings Unsecured Debenture), Holdings and the Administrative Agent hereby agree that Holdings shall pay all amounts due and payable (other than Interest Debentures), at maturity or any time thereafter, in respect of the Holdings Unsecured Debenture to an escrow agent (the "Escrow Agent") to be held by such Escrow Agent under the terms and conditions contained in the form of Escrow Agreement attached hereto as Exhibit A. The Escrow Agent shall be selected by Holdings and shall be reasonably satisfactory to the Administrative Agent. Each holder of the Holdings Unsecured Debenture hereby agrees that, so long as any Obligations owing in respect of the Credit Documents remain outstanding, it will not sue for, or otherwise take any action to enforce Holdings' obligations to pay, amounts owing in respect of the Holdings Unsecured Debenture without the prior written consent of the Required Banks (as such term is defined in each of the Credit Agreements). However, the prohibition contained in the preceding sentence shall in no way be construed to limit the right of any holder of the Holdings Unsecured Debenture to sue for, or otherwise take action to enforce Holdings' obligation (pursuant to the terms of this Section 1.02(b)) to pay amounts of cash otherwise available to Holdings to the Escrow Agent in respect of the Holdings Unsecured Debenture and for Holdings to issue Interest Debentures, it being understood and agreed that (i) cash otherwise available to Holdings shall not include (w) cash or other funds held by any subsidiary or affiliate of Holdings, (x) cash that is necessary for Holdings to pay franchise taxes and other fees and expenses to maintain its corporate existence, (y) cash necessary to pay fees to its directors and (z) cash necessary to perform its accounting, legal, corporate reporting and other administrative functions and
(ii) until all Obligations under the Credit Documents have been paid in full in cash, in no event shall any holder of the Holdings Unsecured Debenture take any enforcement action whatsoever with respect to any outstanding shares of capital stock of Caterair International Corporation or any other subsidiary of Holdings.

             (c) In the event that notwithstanding the provisions of the preceding subsections (a) and (b) of this Section 1.02, Holdings shall make any payment to any holder of Subordinated Indebtedness on account of the Subordinated Indebtedness at a time when such payment is not permitted by said subsection (a) or (b), such payment shall be paid forthwith to the Administrative Agent in satisfaction of any Obligations owing in respect of the Credit Documents.

             (d) To the extent any payment of indebtedness under the Credit Documents (whether by or on behalf of Holdings, as proceeds of security or enforcement of any right of setoff or otherwise) is declared to be fraudulent or preferential, set aside or required to be paid to any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar person under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then, if such payment is recovered by, or paid over to, such receiver, trustee in bankruptcy, liquidating trustee, agent or other similar person, the indebtedness under the Credit Documents or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred.

             Section 1.03. Subordination to Prior Payment of all Senior Indebtedness on Dissolution, Liquidation or Reorganization of Holdings. Until the satisfaction and discharge in full in cash or termination of all Obligations owing in respect of the Credit Documents, upon any distribution of assets of Holdings upon dissolution, winding up, liquidation or reorganization of Holdings (whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or otherwise):

             (a) the holders of the Obligations under the Credit Documents shall first be entitled to receive payment in full in cash in respect of such Obligations (including, without limitation, post-petition interest at the rate provided in the documentation with respect to such Obligations, whether or not such post-petition interest is an allowed claim against the debtor in any bankruptcy or similar proceeding) before the holder of the Holdings Unsecured Debenture is entitled to receive any payment on account of the Subordinated Indebtedness;

             (b) any payment or distributions of assets of Holdings of any kind or character, whether in cash, property or securities to which the holder of the Holdings Unsecured Debenture would be entitled except for the provisions of this Subordination Agreement, shall be paid by the liquidating trustee or agent or other person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or other trustee or agent, directly to the holders of the Obligations under the Credit Documents or their representative or representatives, to the extent necessary to make payment in full in cash in respect of the Obligations owing in respect of the Credit Documents, after giving effect to any concurrent payment or distribution to the holders of such Obligations; and

             (c) in the event that, notwithstanding the foregoing provisions of this Section 1.03, any payment or distribution of assets of Holdings of any kind or character, whether in cash, property or securities, shall be received by the holder of the Holdings Unsecured Debenture on account of Subordinated Indebtedness before the Obligations owing in respect of the Credit Documents are paid in full in cash, such payment or distribution shall be paid forthwith to the Administrative Agent in satisfaction of any Obligations owing under the Credit Documents.

             Without in any way modifying the provisions of this Subordination Agreement or affecting the subordination effected hereby, Holdings shall give prompt written notice to the holder of the Holdings Unsecured Debenture of any dissolution, winding up, liquidation or reorganization of Holdings (whether in bankruptcy, insolvency or receivership proceedings or upon assignment for the benefit of creditors or otherwise).

             Section 1.04. Subrogation. Upon the satisfaction and discharge in full in cash or termination of all Obligations owing in respect of the Credit Documents, the holder of the Holdings Unsecured Debenture shall be subrogated to the rights of the holders of the indebtedness under the Credit Agreements to receive payments or distributions of assets of Holdings applicable to the Credit Agreements until all amounts owing on the Holdings Unsecured Debenture shall be paid in full, and for the purpose of such subrogation no payments or distributions to the holders of the indebtedness under the Credit Agreements by or on behalf of Holdings or by or on behalf of the holder of the Holdings Unsecured Debenture by virtue of this Subordination Agreement which otherwise would have been made to the holder of the Holdings Unsecured Debenture shall, as between Holdings, its creditors other than the holders of the indebtedness under the Credit Agreements, and the holder of the Holdings Unsecured Debenture, be deemed to be payment by Holdings to or on account of the Credit Agreements, it being understood that the provisions of this Subordination Agreement are and are intended solely for the purpose of defining the relative rights of the holder of the Holdings Unsecured Debenture, on the one hand, and the holders of the indebtedness under the Credit Agreements, on the other hand.

             Section 1.05. Obligation of Holdings Unconditional. Nothing contained in this Subordination Agreement is intended to or shall impair, as between Holdings and the holder of the Holdings Unsecured Debenture, the obligation of Holdings, which is absolute and unconditional, to pay to the holder of the Holdings Unsecured Debenture the principal of and interest on the Holdings Unsecured Debenture as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the holder of the Holdings Unsecured Debenture and creditors of Holdings other than the holders of the indebtedness under the Credit Agreements (it being understood that the provisions of this Subordination Agreement are and are intended solely for the purpose of defining the relative rights of the holder of the Holdings Unsecured Debenture, on the one hand, and the holders of the indebtedness under the Credit Agreements on the other hand), nor shall anything herein or therein prevent the holder of the Holdings Unsecured Debenture from exercising all remedies otherwise permitted by applicable law and this Subordination Agreement upon an event of default under the Holdings Unsecured Debenture, subject to the rights, if any, under this Subordination Agreement of the holders of the indebtedness under the Credit Agreements in respect of cash, property, or securities of Holdings received upon the exercise of any such remedy or as otherwise provided herein with respect to exercising any such remedy. Upon any distribution of assets of Holdings referred to in this Subordination Agreement, the holder of the Holdings Unsecured Debenture shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such dissolution, winding up, liquidation or reorganization proceedings are pending, or a certificate of the liquidating trustee or agent or other person making any distribution to the holder of the Holdings Unsecured Debenture, for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the indebtedness under the Credit Agreements and other indebtedness of Holdings, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Subordination Agreement.

             Section 1.06. Subordination Rights Not Impaired by Acts or Omissions of Holdings or Holders of Senior Indebtedness. No right of any present or future holders of the indebtedness under the Credit Agreements to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of Holdings or by any act or failure to act in good faith by any such holder, or by any noncompliance by Holdings with the terms and provisions of the Holdings Unsecured Debenture, regardless of any knowledge thereof which any such holder may have or be otherwise charged with. The holders of the indebtedness under the Credit Agreements may, without in any way affecting the obligations of the holder of the Holdings Unsecured Debenture with respect hereto, at any time or from time to time and in their absolute discretion, change the manner, place or terms of payment of, change or extend the time of payment of, or renew or alter, the Credit Agreements or any other Credit Document or amend, modify or supplement any agreement or instrument governing or evidencing the Credit Agreements, any other Credit Documents, or any other document referred to therein, or exercise or refrain from exercising any other of their rights under the Credit Agreements or any other Credit Document, including, without limitation, the waiver of default thereunder and the release of any collateral securing the Credit Agreements or any other Credit Document, all without notice to or assent from the holder of the Holdings Unsecured Debenture.

             Section 2. Governing Law. This Agreement and (unless otherwise provided), all amendments hereof and waivers and consents hereunder shall be governed by the internal law of the State of New York without regard to the conflicts of laws or principles thereof.

             Section 3. Submission to Jurisdiction.

                   (a) Any legal action or proceeding with respect to this Agreement or any of the transactions contemplated hereby may be brought against any of the parties in the courts of the State of New York or the United States of America for the Southern District of New York; each of the parties hereby consents to generally and unconditionally, the jurisdiction of the aforesaid courts (and the appropriate appellate courts) in any such legal action or proceedings.

                   (b) Each of the parties hereto hereby irrevocably waives, in connection with any such action or proceeding, any objection, including, without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens, which it may now or hereafter have to bringing of any such action or proceeding in such jurisdiction.

                   (c) Each of the parties hereto hereby irrevocably consents to the service of process of any of the aforementioned courts in any such action or proceeding anywhere in the world.

                   (d) Nothing herein shall affect the right of any party hereto to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against any other party hereto in any other jurisdiction.

             Section 4. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be considered an original, but all of which together shall constitute the same instrument.

             IN WITNESS WHEREOF, the undersigned have executed this Subordination Agreement as of the date first written above.


                                      CATERAIR HOLDINGS CORPORATION

                                      By: /s/ Terry Roueche
                                          --------------------------------
                                          Name: Terry Roueche
                                          Title: Assistant Secretary

ACCEPTED AND AGREED TO
this 28th day of August, 1997

MORGAN GUARANTY TRUST COMPANY OF
NEW YORK, as Administrative Agent under the Revolver on behalf of the other lenders named therein


By: /s/ Laura E. Loffredo
  -----------------------------------------
  Name: Laura E. Loffredo
  Title: Vice President


MORGAN GUARANTY TRUST COMPANY OF
NEW YORK, as Administrative Agent under the Term
Loan on behalf of the other lenders named therein


By: /s/ Laura E. Loffredo
  -----------------------------------------
  Name: Laura E. Loffredo
  Title: Vice President


RENEX CORPORATION


By: /s/ Donald F. West
  -----------------------------------------
  Name: Donald F. West
  Title:  Authorized Signer


CAYNEX, INC.


By: /s/ Donald F. West
  -----------------------------------------
  Name: Donald F. West
  Title: President

                                    EXHIBIT A

                                     to the

                 Amended and Restated Subordination Agreement

                            Form of Escrow Agreement

[Escrow Agent]
[Address]

Attention:

             Re:   Amended and Restated Escrow Agreement

Gentlemen:

             This Amended and Restated Escrow Agreement (the "Escrow Agreement") is hereby accepted as of August __, 1997, by Caterair Holdings Corporation, a Delaware corporation ("Holdings"), the maker of that certain $43,800,000 principal amount Senior Debenture due 2001, dated September 29, 1995 (together with all Interest Debentures (as defined therein) issued and to be issued thereunder or issued prior to September 29, 1995 pursuant to the $280,000,000 principal amount Senior Debenture due 2001, dated December 15, 1989, made by Holdings, the "Holdings Unsecured Debenture"), Renex Corporation, a corporation organized under the laws of the Cayman Islands, the holder of the Holdings Unsecured Debenture ("Debentureholder"), Caynex, Inc., a corporation organized under the laws of the Cayman Islands, the holder of an option (the "Option") to purchase the Holdings Unsecured Debenture from Debentureholder ("Optionholder"), and Morgan Guaranty Trust Company of New York, as Administrative Agent (together with any successor administrative agents, the "Administrative Agent"), on behalf of the various lenders under (i) the Credit Agreement, dated as of September 29, 1995 and amended and restated as of August __, 1997, by and among Holdings, Caterair International Corporation ("Caterair"), Onex Food Services, Inc., SC International Services, Inc. ("SCIS"), the lenders from time to time party thereto, Bankers Trust Company, and J.P. Morgan Securities Inc. as Co-Arrangers, Bankers Trust Company as Syndication Agent, Morgan Guaranty Trust Company of New York as Administrative Agent, and The Bank of New York as Co-Agent (the "Revolver"), and (ii) the Term Loan Agreement, dated as of August __, 1997, by and among SCIS, Caterair, the lenders from time to time party thereto, Bankers Trust Company and J.P. Morgan Securities Inc., as Co-Arrangers, Bankers Trust Company, as Syndication Agent, and Morgan Guaranty Trust Company of New York as Administrative Agent (the "Term Loan") (each of the Revolver and the Term Loan as amended, modified, supplemented, extended, restated, refinanced, replaced or refunded from time to time, collectively, the "Credit Agreements").

             The parties hereto, intending to be legally bound, hereby agree as follows:

             1. Deposit and Investments. Holdings will, from time to time, deposit with _________________, as escrow agent (the "Escrow Agent"), any and all amounts to be paid to the holder of the Holdings Unsecured Debenture in respect of all amounts due and payable (excluding any Interest Debentures) under the Holdings Unsecured Debenture, at maturity or any other time (collectively, the "Deposit"). The Deposit shall be held in a separate account maintained by the Escrow Agent (the "Escrow") pursuant to this Escrow Agreement. The Escrow Agent shall invest the Deposit in Permitted Investments in accordance with the joint written instructions of Holdings, Debentureholder and Optionholder until disbursement of amounts deposited therein. "Permitted Investments" means any of the investments identified on Schedule A hereto.

             2. Deposit. The Escrow Agent shall hold and disburse the Deposit pursuant to the terms of this Escrow Agreement.

             3. Retention of Earnings, Etc. All interest, earnings, and gains received by the Escrow Agent from the investment of the Deposit shall be reinvested and held as part of the Deposit. In connection with the investment of the Deposit, Debentureholder or Optionholder, as the case may be, shall provide the Escrow Agent with their respective taxpayer identification numbers.

             4. Disbursement.

             (a) The Escrow Agent is authorized and directed to deliver and disburse the Deposit, together with any interest, earnings or gains on the Deposit in accordance with the terms set forth below upon receipt of written notice from the Administrative Agent:

                   (i) if a written notice from the Administrative Agent states that the obligations under either of the Credit Agreements have been terminated or satisfied in full, the Escrow Agent shall disburse the Deposit to Debentureholder;

                   (ii) if a written notice from the Administrative Agent states that an Event of Default has occurred under (and as defined in) either Credit Agreement, the Escrow Agent shall disburse the Deposit to the Administrative Agent on behalf of the other lenders under the Credit Agreements; or

                   (iii) if a written notice from the Administrative Agent states that a Deposit is in violation of the Amended and Restated Subordination Agreement, dated as of August __, 1997, among Holdings, Debentureholder, Optionholder and the Administrative Agent, the Escrow Agent shall disburse the Deposit to the Administrative Agent on behalf of the other lenders under the Credit Agreements.

             (b) In the event the Escrow Agent shall be instructed to disburse the Deposit to the Administrative Agent in accordance with Section 4(a)(ii), and the amount of the Deposit, together with all other amounts received by the lenders under the Credit Agreements shall exceed the amounts owing under the Credit Agreements, the Escrow Agent shall pay such excess to the holder of the Holdings Unsecured Debenture or as a court may otherwise direct.

             5. Rights, Duties, and Liabilities of Escrow Agent.

             (a) The Escrow Agent shall have no duty to know or determine the performance or non-performance of any provision of any agreement between the parties to this Escrow Agreement, which shall not bind the Escrow Agent in any manner. The Escrow Agent assumes no responsibility for the validity or sufficiency of any document or paper or payment deposited or called for under this Escrow Agreement except as may be expressly and specifically set forth in this Escrow Agreement, and the duties and responsibilities of the Escrow Agent under this Escrow Agreement are limited to those expressly and specifically stated in this Escrow Agreement.

             (b) The Escrow Agent shall not be personally liable for any act it may do or omit to do under this Escrow Agreement as such agent while acting in good faith and in the exercise of its own best judgment, and any act done or omitted by it pursuant to the written advice of its counsel shall be conclusive evidence of such good faith. The Escrow Agent shall have the right at any time to consult with its counsel upon any question arising under this Escrow Agreement and shall incur no liability for any delay reasonably required to obtain the advice of counsel.

             (c) Other than those notices or demands expressly provided in this Escrow Agreement, the Escrow Agent is expressly authorized to disregard any and all notices or demands given by any party hereto, or by any other person, firm, or corporation, excepting only orders or process of court, and the Escrow Agent is expressly authorized to comply with and obey any and all final process, orders, judgments, or decrees of any court, and to the extent the Escrow Agent obeys or complies with any thereof of any court, it shall not be liable to any party to this Escrow Agreement or to any other person, firm, or corporation by reason of such compliance.

             (d) In consideration of the acceptance of this Escrow by the Escrow Agent (as evidenced by its signature below), Holdings, Debentureholder and Optionholder agree, for themselves and their successors and assigns, to pay the Escrow Agent its charges, fees, and expenses as contemplated by this Escrow Agreement. The escrow fees or charges shall be as written below the Escrow Agent's signature.

             (e) The Escrow Agent shall be under no duty or obligation to ascertain the identity, authority, or right of any party hereto (or their agents) to execute or deliver or purport to execute or deliver this Escrow Agreement or any documents or papers or payments deposited or called for or given under this Escrow Agreement.

             (f) The Escrow Agent shall not be liable for the outlawing of any rights under any statute of limitations or by reason of laches in respect of this Escrow Agreement or any documents or papers deposited with the Escrow Agent.

             (g) In the event of any dispute among the parties to this Escrow Agreement, including a dispute as to the validity or meaning of any provision of this Escrow Agreement, or any other fact or matter relating to this Escrow Agreement or to the transactions between Holdings, Debentureholder or Optionholder and the Administrative Agent, as the case may be, the Escrow Agent is instructed that it shall be under no obligation to act, except in accordance with this Escrow Agreement or under process or order of court or, if there by no such process or order, until it has filed or caused to be filed an appropriate action interpleading Holdings, Debentureholder or Optionholder and delivering the Deposit (or the portion of the Deposit in dispute) to such court, and the Escrow Agent shall sustain no liability for its failure to act pending such process of court or order or interpleader of action.

             6. Modification of Escrow Agreement. The provisions of this Escrow Agreement may be supplemented, altered, amended, modified, or revoked by writing only, signed by Holdings, Debentureholder, Optionholder and the Administrative Agent and approved in writing by the Escrow Agent.

             7. Assignment of Escrow Agreement. No assignment, transfer, conveyance, or hypothecation of any right, title, or interest in and to the subject matter of this Escrow Agreement shall be binding upon any party, including the Escrow Agent, unless all fees have been paid and then only upon the assent of all parties hereto in writing.

             8. Binding. The undertakings and agreements contained in this Escrow Agreement shall bind and inure to the benefit of the parties to this Escrow Agreement and their respective heirs, personal representatives, successors, and assigns.

             9. Sale or Assignment of Holdings Unsecured Debenture. It shall be a condition of the sale, assignment, hypothecation or other transfer by Debentureholder or Optionholder, as the case may be, of the Holdings Unsecured Debenture to any third party not a party to this Escrow Agreement (each a "Nonparty Debentureholder"), that such Nonparty Debentureholder become a party to, and agree to be bound by, the terms and conditions contained herein.

             10. Notices. Any notice or other communication required or permitted to be given under this Agreement shall be in writing and shall be considered given when delivered or when sent by telecopier (with receipt confirmed) provided that in each case a copy is mailed by registered mail to the appropriate parties at the addresses set forth below (or at such other address as a party may specify by notice to the other):

            If to Debentureholder, to:

                 Renex Corporation
                 c/o Caledonian Bank and Trust, Limited
                 P.O. Box 1043
                 George Town, Grand Cayman
                 Cayman Islands
                 British West Indies
                 Telecopier No.: ________________
                 Attention: _____________________

            If to Optionholder, to:

                 Caynex, Inc.
                 c/o Coopers & Lybrand
                 Butterfield House
                 Grand Cayman
                 Cayman Islands
                 British West Indies
                 Attention:  William Walmsley

                 with copies to:

                 c/o Onex Corporation
                 161 Bay Street
                 Toronto, Ontario M5J 2S1
                 Canada
                 Telecopier No.: (416) 362-5765
                 Attention:  Mr. Ewout Heersink
                             Chief Financial Officer

                 and

                 Na-Churs Plant Food Co.
                 421 Leader Street
                 Marion, Ohio 43302
                 Telecopier No. (614) 383-2615
                 Attention:     Donald F. West
                 and

                 Onex Food Services, Inc.
                 c/o Sky Chefs, Inc.
                 524 E. Lamar Blvd.
                 Arlington, Texas 76011-3999
                 Telecopier No.: (817) 792-2222
                 Attention:  Patrick Tolbert
                             Executive Vice President and Chief
                             Administrative and Financial Officer

                 and

                 Kaye, Scholer, Fierman, Hays & Handler, LLP
                 425 Park Avenue
                 New York, New York 10022
                 Telecopier No.: (212) 836-7149
                 Attention:   Joel I. Greenberg, Esq.

           If to the Administrative Agent, to:

                 c/o J.P. Morgan Services Inc.
                 500 Stanton Christiana Road
                 Newark, Delaware 19713
                 Telecopier No.: (212) 648-5336
                 Attention:   Andrew Lipsett

           If to Holdings, to:

                 [6550 Rock Spring Drive
                 Bethesda, Maryland 20817
                 Telecopier No.: (301) 897-7978]
                 Attention: _____________________
                 with a copy to:

                 Kaye, Scholer, Fierman, Hays & Handler, LLP
                 425 Park Avenue
                 New York, New York 10022
                 Telecopier No.: (212) 836-7149
                 Attention:   Joel I. Greenberg, Esq.

           If to the Escrow Agent, to:

                 [Address of Escrow Agent]
                 Telecopier No.: __________________
                 Attention: _______________________

             11. Counterparts. This Escrow Agreement may be executed in one or more counterparts, each of which will be deemed an original. Whenever pursuant to this Escrow Agreement any of the parties hereto are to deliver a jointly signed writing to Escrow Agent or jointly advise Escrow Agent in writing, such writing may in each and all cases be signed jointly or in counterparts and such counterparts shall be deemed to be one instrument.


                                   CATERAIR HOLDINGS CORPORATION


                                   By:
                                      --------------------------------------
                                      Name:
                                      Title:


                                   RENEX CORPORATION


                                   By:
                                      --------------------------------------
                                      Name:
                                      Title:



                                    CAYNEX, INC.


                                   By:
                                      --------------------------------------
                                      Name:
                                      Title:

ACCEPTED this __ day of ___________________


MORGAN GUARANTY TRUST COMPANY OF
NEW YORK, as Administrative Agent under the
Revolver on behalf of the other lenders
named therein


By:
    ----------------------------------------
    Name:
    Title:


MORGAN GUARANTY TRUST COMPANY OF
NEW YORK, as Administrative Agent under the
Term Loan on behalf of the other lenders named therein


By:
    ----------------------------------------
    Name:
    Title:


[ESCROW AGENT]

By:
    ----------------------------------------
    Name:
    Title:


Fee:

                                   Schedule A

                              Permitted Investments

            Investments permitted shall include: (a) obligations issued or guaranteed by the United States of America; (b) obligations issued or guaranteed by any person controlled or supervised by and acting as an instrumentality of the United States of America pursuant to authority granted by the Congress of the United States of Americas; (c) obligations rated at the time of purchase not less than "A" or the equivalent by Moody's Investors Service, Inc. or Standard & Poor's Ratings Group, issued or guaranteed by any state of the United States of America, or the District of Columbia; (d) commercial or finance company paper which is rated at the time of purchase in the single highest classification, "A-l+" by Standard & Poor's Ratings Group and "P-1" by Moody's Investors Service, Inc. and which matures not more than 270 days after the date of purchase; (e) United States dollar denominated deposit accounts, federal funds and banker's acceptances with domestic commercial banks which have a rating on their short term certificates of deposit on the date of purchase of "A-l" or "A-l+" by Standard & Poor's Rating Group and "P-1" by Moody's Investors Service, Inc. and maturing no more than 360 days after the date of purchase; (f) repurchase agreements fully secured by any obligation set forth in clauses (a) and (b) above; (g) shares in regulated investment companies substantially all of the assets of which are invested in investments described in clauses (a) through
(f) above and (h) investment agreements with a bank or insurance company, which has an unsecured, uninsured and unguaranteed obligation (or claims-paying ability) rated "A-3" or better by Moody's Investors Service, Inc., or is the lead bank of a parent bank holding company, or an affiliate of any such bank or insurance company with an uninsured, unsecured and unguaranteed obligation meeting such rating requirements and either (A) such affiliate meets the applicable rating requirements or (B) such bank or insurance company guarantees the obligations of such affiliate under such investment agreement, provided: (i) interest is paid at least semi-annually at a fixed rate during the entire term of the agreement, consistent with Bond payment dates; (ii) moneys invested thereunder may be withdrawn without any penalty, redemption premium, or charge upon not more than one day's notice (provided such notice may be amended or canceled at any time prior to the withdrawal date); (iii) the agreement is not subordinated to any other obligations of such insurance company or bank; (iv) the same guaranteed interest rate will be paid on any future deposits made to restore the reserve to its required amount; and (v) the borrower receives an opinion of counsel that such agreement is an enforceable obligation of such insurance company or bank.

                                                                       EXHIBIT M

                                                                         ANNEX A



                     Subordination Provisions to be attached
                     to each note evidencing an intercompany
                   loan made by a non-Wholly Owned Subsidiary
                        of SCIS to SCIS, any Wholly-Owned
                       Domestic Subsidiary thereof or IFSC


                  Section 1.01. Subordination of Liabilities. __________________ (the "Company"), for itself, its successors and assigns, covenants and agrees, and each holder of the Note to which this Annex A is attached (the "Note") by its acceptance thereof likewise covenants and agrees, that the payment of the principal of, interest on, and all other amounts owing in respect of, the Note (the "Subordinated Indebtedness") is hereby expressly subordinated, to the extent and in the manner hereinafter set forth, to the prior payment in full in cash of all Senior Indebtedness (as defined in Section 1.07 of this Annex A). The provisions of this Annex A shall constitute a continuing offer to all persons who, in reliance upon such provisions, become holders of, or continue to hold, Senior Indebtedness, and such provisions are made for the benefit of the holders of Senior Indebtedness, and such holders are hereby made obligees hereunder the same as if their names were written herein as such, and they and/or each of them may proceed to enforce such provisions.

                  Section 1.02. Company not to Make Payments with Respect to Subordinated Indebtedness in Certain Circumstances. (a) Upon the maturity of any Senior Indebtedness (including interest thereon or fees or any other amounts owing in respect thereof), whether at stated maturity, by acceleration or otherwise, all Obligations (as defined in Section 1.07 of this Annex A) owing in respect thereof, in each case to the extent due and owing, shall first be paid in full in cash, before any payment, whether in cash, property, securities or otherwise, is made on account of the Subordinated Indebtedness.

                  (b) The Company may not, directly or indirectly, make any payment of any Subordinated Indebtedness and may not acquire any Subordinated Indebtedness for cash or property until all Senior Indebtedness has been paid in full in cash if any default or event of default under the SCIS Credit Agreement (as defined in Section 1.07 of this Annex A), the Caterair Credit Agreement (as defined in Section 1.07 of this Annex A) or any other issue of Senior Indebtedness is then in existence or would result therefrom. Each holder of the Note hereby agrees that, so long as any such default or event of default in respect of any issue of Senior Indebtedness exists or any restrictions set forth in any issue of Senior Indebtedness reduces the amount permitted to be paid in respect of the Note, such holder

                                                                       EXHIBIT M
                                                                         ANNEX A
                                                                          Page 2




will not sue for, or otherwise take any action to enforce the Company's obligations to pay, amounts owing in respect of the Note.

                  (c) In the event that notwithstanding the provisions of the preceding subsections (a) and (b) of this Section 1.02, the Company shall make any payment on account of the Subordinated Indebtedness at a time when payment is not permitted by said subsection (a) or (b), such payment shall be held by the holder of the Note, in trust for the benefit of, and shall be paid forthwith over and delivered to, the holders of Senior Indebtedness or their representative or the trustee under the indenture or other agreement pursuant to which any instruments evidencing any Senior Indebtedness may have been issued, as their respective interests may appear, for application pro rata to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all Senior Indebtedness in full in accordance with the terms of such Senior Indebtedness, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness. Without in any way modifying the provisions of this Annex A or affecting the subordination effected hereby if the hereafter referenced notice is not given, the Company shall give the holder of the Note prompt written notice of any event which would prevent payments under
Section 1.02(a) or (b).

                  Section 1.03. Subordination to Prior Payment of all Senior Indebtedness on Dissolution, Liquidation or Reorganization of Company. Upon any distribution of assets of the Company upon dissolution, winding up, liquidation or reorganization of the Company (whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or otherwise):

                  (a) the holders of all Senior Indebtedness shall first be entitled to receive payment in full in cash of all Senior Indebtedness (including, without limitation, post-petition interest at the rate provided in the documentation with respect to the Senior Indebtedness, whether or not such post-petition interest is an allowed claim against the debtor in any bankruptcy or similar proceeding) before the holder of the Note is entitled to receive any payment on account of the Subordinated Indebtedness;

                  (b) any payment or distributions of assets of the Company of any kind or character, whether in cash, property or securities to which the holder of the Note would be entitled except for the provisions of this Annex A, shall be paid by the liquidating trustee or agent or other person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or other trustee or

                                                                       EXHIBIT M
                                                                         ANNEX A
                                                                          Page 3




         agent, directly to the holders of Senior Indebtedness or their representative or representatives, or to the trustee or trustees under any indenture under which any instruments evidencing any such Senior Indebtedness may have been issued, to the extent necessary to make payment in full in cash of all Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness; and

                  (c) in the event that, notwithstanding the foregoing provisions of this Section 1.03, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, shall be received by the holder of the Note on account of Subordinated Indebtedness before all Senior Indebtedness is paid in full in cash, such payment or distribution shall be received and held in trust for and shall be paid over to the holders of the Senior Indebtedness remaining unpaid or unprovided for or their representative or representatives, or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Indebtedness may have been issued, for application to the payment of such Senior Indebtedness until all such Senior Indebtedness shall have been paid in full in cash, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness.

                  Without in any way modifying the provisions of this Annex A or affecting the subordination effected hereby if the hereafter referenced notice is not given, the Company shall give prompt written notice to the holder of the Note of any dissolution, winding up, liquidation or reorganization of the Company (whether in bankruptcy, insolvency or receivership proceedings or upon assignment for the benefit of creditors or otherwise).

                  Section 1.04. Subrogation. Subject to the prior payment in full in cash of all Senior Indebtedness, the holder of the Note shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of assets of the Company applicable to the Senior Indebtedness until all amounts owing on the Note shall be paid in full, and for the purpose of such subrogation no payments or distributions to the holders of the Senior Indebtedness by or on behalf of the Company or by or on behalf of the holder of the Note by virtue of this Annex A which otherwise would have been made to the holder of the Note shall, as between the Company, its creditors other than the holders of Senior Indebtedness, and the holder of the Note, be deemed to be payment by the Company to or on account of the Senior Indebtedness, it being understood that the provisions of this Annex A are and are intended solely for the purpose of defining the

                                                                       EXHIBIT M
                                                                         ANNEX A
                                                                          Page 4




relative rights of the holder of the Note, on the one hand, and the holders of the Senior Indebtedness, on the other hand.

                  Section 1.05. Obligation of the Company Unconditional. Nothing contained in this Annex A or in the Note is intended to or shall impair, as between the Company and the holder of the Note, the obligation of the Company, which is absolute and unconditional, to pay to the holder of the Note the principal of and interest on the Note as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the holder of the Note and creditors of the Company other than the holders of the Senior Indebtedness, nor shall anything herein or therein (except to the extent set forth in this Annex A) prevent the holder of the Note from exercising all remedies otherwise permitted by applicable law and this Annex A upon an event of default under the Note, subject to the rights, if any, under this Annex A of the holders of Senior Indebtedness in respect of cash, property, or securities of the Company received upon the exercise of any such remedy. Upon any distribution of assets of the Company referred to in this Annex A, the holder of the Note shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such dissolution, winding up, liquidation or reorganization proceedings are pending, or a certificate of the liquidating trustee or agent or other person making any distribution to the holder of the Note, for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Annex A.

                  Section 1.06. Subordination Rights not Impaired by Acts or Omissions of Company or Holders of Senior Indebtedness. No right of any present or future holders of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act in good faith by any such holder, or by any noncompliance by the Company with the terms and provisions of the Note, regardless of any knowledge thereof which any such holder may have or be otherwise charged with. The holders of the Senior Indebtedness may, without in any way affecting the obligations of the holder of the Note with respect hereto, at any time or from time to time and in their absolute discretion, change the manner, place or terms of payment of, change or extend the time of payment of, or renew or alter, any Senior Indebtedness or amend, modify or supplement any agreement or instrument governing or evidencing such Senior Indebtedness or any other document referred to therein, or exercise or refrain from exercising any other of their rights under the Senior Indebtedness including, without limitation, the waiver of default

                                                                       EXHIBIT M
                                                                         ANNEX A
                                                                          Page 5




thereunder and the release of any collateral securing such Senior Indebtedness, all without notice to or assent from the holder of the Note.

                  Section 1.07. Senior Indebtedness. The term "Senior Indebtedness" shall mean all Obligations (as defined below) (i) of the Company under, or in respect of, the Credit Agreement (as amended, modified, supplemented, extended, restated, refinanced, replaced or refunded from time to time, the "SCIS Credit Agreement"), dated as of September 29, 1995 and amended and restated as of August 28, 1997, by and among Onex Food Services, Inc., SC International Services, Inc. ("SCIS"), Caterair Holdings Corporation, Caterair International Corporation ("Caterair"), the lenders from time to time party thereto, Bankers Trust Company and J.P. Morgan Securities Inc., as Co-Arrangers, Bankers Trust Company, as Syndication Agent, Morgan Guaranty Trust Company of New York, as Administrative Agent, and The Bank of New York, as Co-Agent, and any renewal, extension, restatement, refinancing or refunding thereof, (ii) of the Company under the other Credit Documents (as defined in the SCIS Credit Agreement) to which it is a party (including, under the Subsidiaries Guaranty (as defined in the SCIS Credit Agreement)), (iii) of the Company under, or in respect of, any Interest Rate Protection Agreements (as defined in the SCIS Credit Agreement) or Other Hedging Agreements (as defined in the SCIS Credit Agreement), (iv) of the Company, under, or in respect of, the Term Loan Agreement (as amended, modified, supplemented, extended, restated, refinanced, replaced or refunded from time to time, the "Caterair Credit Agreement"), dated as of August 28, 1997, by and among SCIS, Caterair, the lenders from time to time party thereto, Bankers Trust Company and J.P. Morgan Securities Inc., as Co-Arrangers, Bankers Trust Company, as Syndication Agent, and Morgan Guaranty Trust Company of New York, as Administrative Agent and (v) of the Company under the other Credit Documents (as defined in the Caterair Credit Agreement) to which it is a party (including under the Subsidiaries Guaranty (as defined in the Caterair Credit Agreement)). As used herein, the term "Obligation" shall mean any principal, interest, premium, penalties, fees, expenses, indemnities and other liabilities and obligations payable under the documentation governing any Senior Indebtedness (including interest accruing after the commencement of any bankruptcy, insolvency, receivership or similar proceeding, whether or not such interest is an allowed claim against the debtor in any such proceeding).

                                                                       EXHIBIT N

                                LETTER AGREEMENT


                            ONEX FOOD SERVICES, INC.
                            524 East Lamar Boulevard
                             Arlington, Texas 76011

                                  CAYNEX, INC.
                                Butterfield House
                                  P.O. Box 2019
                                  Grand Cayman
                                 Cayman Islands
                                 British West Indies

                                                       August 28, 1997

Morgan Guaranty Trust Company
of New York
c/o J.P. Morgan Services Inc.
500 Stanton Christiana Road
Newark, Delaware 19713


             Re: Pledge by Renex Corporation ("Reflex") of the $43,800,000 principal amount Senior Debenture due 2001, dated September 29, 1995, made by Caterair Holdings Corporation ("Holdings") (together with all Interest Debentures (as defined therein) issued or to be issued thereunder or issued prior to September 29, 1995 pursuant to the $280,000,000 principal amount Senior Debenture due 2001, dated December 25, 1989, made by Holdings, the "Holdings Unsecured Debenture") to Onex Food Services, Inc. ("OFSI") and Caynex, Inc. ("Caynex").

Ladies and Gentlemen:

             Please be advised that, (i) pursuant to a Pledge Agreement, dated December 19, 1995 (the "Pledge Agreement"), Renex has pledged to OFSI and granted to OFSI a security interest in the Collateral (as defined in the Pledge Agreement and including, without limitation, the Holdings Unsecured Debenture), and (ii) pursuant to an Option Agreement, dated December 19, 1995 (the "Option Agreement"), Renex has granted to Caynex a subordinated security interest in the Holdings Unsecured Debenture. The Holdings Unsecured Debenture has been pledged by OFSI to you and is on deposit with you in connection with (i) that certain Credit Agreement, dated as of September 29, 1995 and amended and restated as of August 28, 1997, among Holdings, Caterair International Corporation ("Caterair"), OFSI, SC International Services, Inc. ("SCIS"), the lenders from time to time party thereto, Bankers Trust Company and J.P. Morgan Securities Inc. as Co-Arrangers, Bankers Trust Company as Syndication Agent, Morgan Guaranty Trust Company of New York as Administrative Agent, and The Bank of New York as Co-Agent (the "Revolver") and (ii) that certain Term Loan Agreement, dated as of August 28, 1997, among SCIS, Caterair, the lenders from time to time party thereto, Bankers Trust Company and J.P. Morgan Securities Inc. as Co-Arrangers, Bankers Trust Company as Syndication Agent, and Morgan Guaranty Trust Company of New York as Administrative Agent (the "Term Loan") (each of the Revolver and the Term Loan as amended, modified, supplemented, extended, restated, refinanced, replaced or refunded from time to time, collectively, the "Credit Agreements").

             By your execution of this letter agreement in the space indicated below, you hereby (i) agree to hold the Collateral, as bailee for OFSI and Caynex, subject to your prior security interest, and (ii) agree that, upon payment in full of all amounts and termination of all commitments to make financial accommodations under the Credit Agreements, you will deliver the Collateral to OFSI at do Sky Chefs, Inc., 524 East Lamar Boulevard, Arlington, Texas 76011 (Attention: Patrick W. Tolbert, Executive Vice President and Chief Financial and Administrative Officer), or to OFSI's designee if so notified in a writing by OFSI.

            OFSI and Caynex each acknowledge that you are acting merely as bailee for purposes of perfecting their respective security interests and that you have undertaken no duty to either of them (and shall have no liability whatsoever to either of them in respect thereof) and are not otherwise acting as agent for either of them with respect to the Collateral.


                                        Very truly yours,


                                         ONEX FOOD SERVICES, INC.


                                         By: /s/ Terry Roueche
                                             -----------------------------
                                         Name: Terry Roueche
                                         Title: Assistant Secretary

                                      CAYNEX, INC.


                                      By: /s/ Donald F. West
                                        ---------------------------------
                                        Name: Donald F. West
                                        Title: President


Agreed to:

MORGAN GUARANTY TRUST COMPANY
  OF NEW YORK, as Administrative Agent under the Revolver on behalf of the other lenders named therein


By: /s/ Laura Loffredo
  ---------------------------------
  Name: LAURA E. LOFFREDO
  Title: VICE PRESIDENT


MORGAN GUARANTY TRUST COMPANY
  OF NEW YORK, as Administrative Agent under the Term Loan on behalf of the other lenders named therein


By: /s/ [ILLEGIBLE]
  ---------------------------------
  Name: [ILLEGIBLE]
  Title: [ILLEGIBLE]


RENEX CORPORATION


By: /s/ Donald F. West
  ---------------------------------
  Name: Donald F. West
  Title:  Authorized Signer

                                                                       EXHIBIT O


                       ASSIGNMENT AND ASSUMPTION AGREEMENT

                                                           Date __________, 19__


                  Reference is made to the Credit Agreement described in Item 2 of Annex I hereto (as such Credit Agreement may hereafter be amended, supplemented or otherwise modified from time to time, the "Credit Agreement"). Unless defined in Annex I hereto, terms defined in the Credit Agreement are used herein as therein defined. ___________ (the "Assignor") and __________ (the "Assignee") hereby agree as follows:

                  1. The Assignor hereby sells and assigns to the Assignee without recourse and without representation or warranty (other than as expressly provided herein), and the Assignee hereby purchases and assumes from the Assignor, that interest in and to all of the Assignor's rights and obligations under the Credit Agreement as of the date hereof which represents the percentage interest specified in Item 4 of Annex I hereto (the "Assigned Share") of all of the Assignor's outstanding rights and obligations under the Credit Agreement with respect to the Assigned Share of the Total Revolving Loan Commitment and of any outstanding Revolving Loans, Swingline Loans and Letters of Credit.

                  2. The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the other Credit Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or the other Credit Documents or any other instrument or document furnished pursuant thereto; and (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or any other Credit Party or the performance or observance by the Borrower or any other Credit Party of any of its obligations under the Credit Agreement or the other Credit Documents to which they are a party or any other instrument or document furnished pursuant thereto.

                  3. The Assignee (i) confirms that it has received a copy of the Credit Agreement and the other Credit Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption Agreement; (ii) agrees that it will, independently and without reliance upon the Administrative Agent, any Co-Arranger, the Assignor or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement;
(iii) confirms that it is an Eligible Transferee as required under Section 13.04(b) of the Credit Agreement; (iv) appoints and authorizes each Agent and the Collateral Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Credit Documents as are delegated to such Agent and the Collateral Agent by the

                                                                       EXHIBIT O
                                                                          Page 2


terms thereof, together with such powers as are reasonably incidental thereto; [and] (v) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement and other Credit Documents are required to be performed by it as a Bank[; and (vi) to the extent legally entitled to do so, attaches the forms described in Section 13.04(b) of the Credit Agreement].(1)

                  4. Following the execution of this Assignment and Assumption Agreement by the Assignor and the Assignee, an executed original hereof (together with all attachments) will be delivered to the Administrative Agent. This Assignment and Assumption shall be effective, unless otherwise specified in
Item 5 of Annex I hereto (the "Settlement Date"), upon the receipt of the consent of the Administrative Agent and each Issuing Bank to the extent required by Section 13.04(b) of the Credit Agreement, receipt by the Administrative Agent of the assignment fee referred to in such Section 13.04(b) and the recordation of the assignment as provided in Section 13.16 of the Credit Agreement.

                  5. Upon the delivery of a fully executed original hereof to the Administrative Agent, as of the Settlement Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Assumption Agreement, have the rights and obligations of a Bank thereunder and under the other Credit Documents and (ii) the Assignor shall, to the extent provided in this Assignment and Assumption Agreement, relinquish its rights and be released from its obligations under the Credit Agreement and the other Credit Documents.

                  6. It is agreed that the Assignee shall be entitled to (x) all interest on the Assigned Share of the Revolving Loans at the rates specified in
Item 6 of Annex I; (y) all Commitment Commission on the Assigned Share of the Total Revolving Loan Commitment (if not theretofore terminated) at the rate specified in Item 7 of Annex I hereto; and (z) all Letter of Credit Fees on the Assignee's participation in all Letters of Credit at the rate specified in Item 8 of Annex I hereto, which, in each case, accrue on and after the Settlement Date, such interest, Commitment Commission and Letter of Credit Fees to be paid by the Administrative Agent directly to the Assignee. It is further agreed that all payments of principal made on the Assigned Share of the Revolving Loans which occur on and after the Settlement Date will be paid directly by the Administrative Agent to the Assignee. Upon the Settlement Date, the Assignee shall pay to the Assignor an amount specified by the Assignor in writing which represents the Assigned Share of the principal amount of the Revolving Loans and made by the Assignor pursuant to the Credit Agreement which are outstanding on the Settlement Date. The Assignor and the Assignee shall make all appropriate adjustments in payments under the Credit Agreement for periods prior to the Settlement Date directly between themselves.


--------
(1) Include if the Assignee is organized under the laws of a jurisdiction outside of the United States.

                                                                       EXHIBIT O
                                                                          Page 3


                  7. THIS ASSIGNMENT AND ASSUMPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                  8. This Assignment and Assumption Agreement may be executed in any number of counterparts each of which so executed and delivered shall be an original, but all of which together constitute one and the same instrument.

                  IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Assignment and Assumption Agreement, as of the date first above written, such execution also being made on Annex I hereto.

Accepted this _____ day                     [NAME OF ASSIGNOR]
of _______, ____                            as Assignor


                                            By_____________________________
                                              Title:

                                            [NAME OF ASSIGNEE]
                                            as Assignee


                                            By_____________________________
                                              Title:

                                                                       EXHIBIT O
                                                                          Page 4


Consented to as of ____________ __, _____.

MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Administrative Agent

By_________________________________________
  Title:


_____________________
  as an Issuing Bank


By_________________________________________
  Title:



NAME OF EACH OTHER ISSUING BANK

By________________________
  Title:

                  ANNEX FOR ASSIGNMENT AND ASSUMPTION AGREEMENT

                                     ANNEX I

1.       Borrower:    SC International Services, Inc.

2.       Name and Date of Credit Agreement:

         Credit Agreement, dated as of September 29, 1995 and amended and restated as of August 28, 1997, among Onex Food Services, Inc., SC International Services, Inc., Caterair Holdings Corporation, Caterair International Corporation, the Banks from time to time party thereto, Bankers Trust Company and J.P. Morgan Securities Inc., as Co-Arrangers, Bankers Trust Company, as Syndication Agent, Morgan Guaranty Trust Company of New York, as Administrative Agent, and The Bank of New York, as Co-Agent, as amended to the date hereof.

3.       Date of Assignment Agreement:

4.       Amounts (as of date of item #3 above):

                                                                   Revolving
                                                                Loan Commitment
                                                                ---------------
         a.  Aggregate Amount
             for all Banks                                        $__________

         b.  Assigned Share                                       $__________

         c.  Amount of Share                                      $__________

5.       Settlement Date:

6.       Rate of Interest                  As set forth in Section 1.08 of the
                                           Credit Agreement (unless otherwise
                                           agreed to by the Assignor and the
                                           Assignee)(2)


------------
(2) The Borrower and the Administrative Agent shall direct the entire amount of the interest to the Assignee at the rate set forth in Section 1.08 of the Credit Agreement with the Assignor and Assignee effecting the agreed upon sharing of the interest through payments by the Assignee to the Assignor.

                                                                         Annex I
                                                                          Page 2





7.       Commitment Commission:            As set forth in Section 3.01(a) of
                                           the Credit Agreement (unless
                                           otherwise agreed to by the Assignor
                                           and the Assignee)

8.       Letter of Credit Fees             As set forth in Section 3.01(b) of
                                           the Credit Agreement (unless
                                           otherwise agreed to by the Assignor
                                           and the Assignee)

9.       Notice:

         ASSIGNOR:

         _______________
         _______________
         _______________
         Attention:
         Telephone:
         Telecopier:
         Reference:

         ASSIGNEE:

         _______________
         _______________
         _______________
         Attention:
         Telephone:
         Telecopier:
         Reference:

                                                                         Annex I
                                                                          Page 3



         Payment Instructions:

         ASSIGNOR:

         _______________
         _______________
         _______________
         Attention:
         Reference:

         ASSIGNEE:

         _______________
         _______________
         _______________
         Attention:
         Reference:



Accepted and Agreed:

[NAME OF ASSIGNEE]                                    [NAME OF ASSIGNOR]


By_______________________                             By______________________
  _______________________                               ______________________
  (Print Name and Title)                                (Print Name and Title)